                                                   Filed Pursuant to Rule 424B5
                                                Registration File No. 333-112636

The information in this prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

        THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT MAY BE AMENDED OR
                         COMPLETED, DATED APRIL 7, 2005
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 7, 2005)

                          $1,567,986,000 (APPROXIMATE)
                                 COMM 2005-LP5
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                      GERMAN AMERICAN CAPITAL CORPORATION
                       LASALLE BANK NATIONAL ASSOCIATION
                         PNC BANK, NATIONAL ASSOCIATION
                             MORTGAGE LOAN SELLERS

                           -------------------------

     The COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the COMM 2005-LP5 Mortgage Trust.
The mortgage pool will primarily be 137 fixed-rate mortgage loans secured by first liens on 142 commercial, multifamily and manufactured housing properties.
The COMM 2005-LP5 Commercial Mortgage Pass-Through Certificates are not
obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving
Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

     Certain characteristics of the certificates offered in this prospectus supplement include:

                            INITIAL CERTIFICATE
                                 BALANCE OR         INITIAL PASS-         ASSUMED FINAL            S&P/MOODY'S
                            NOTIONAL BALANCE(1)      THROUGH RATE     DISTRIBUTION DATE(3)     ANTICIPATED RATINGS
                            -------------------     -------------     --------------------     -------------------

 Class A-1(5) ..........        $ 60,335,000%(7)           December 10, 2009            AAA/Aaa
 Class A-2(5) ..........        $592,382,000%(7)             May 10, 2010               AAA/Aaa
 Class A-3(5) ..........        $ 71,321,000%(7)            April 10, 2012              AAA/Aaa
 Class A-SB(5) .........        $ 86,709,000%(7)           November 10, 2014            AAA/Aaa
 Class A-4(5) ..........        $304,987,000%(7)            April 10, 2015              AAA/Aaa
 Class A-1A(5) .........        $245,882,000%(7)            April 10, 2015              AAA/Aaa
 Class X-P .............        $                       %(8)                                        AAA/Aaa
 Class A-J .............        $117,014,000%(7)            April 10, 2015              AAA/Aaa
 Class B ...............        $ 46,806,000%(7)            April 10, 2015               AA/Aa2
 Class C ...............        $ 14,892,000%(7)            April 10, 2015              AA-/Aa3
 Class D ...............        $ 27,658,000%(7)            April 10, 2015                A/A2

----------
(Footnotes to table on begin on page S-5)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.

                           -------------------------

     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTING IN THE
CERTIFICATES OFFERED IN THIS PROSPECTUS SUPPLEMENT INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE S-39 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE
PROSPECTUS.

                           -------------------------

     Deutsche Bank Securities Inc. and ABN AMRO Incorporated are acting as co-lead managers and underwriters of the offering, and PNC Capital Markets,
Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and
Wachovia Capital Markets, LLC are acting as co-managers of the offering.
Deutsche Bank Securities Inc. is sole bookrunner of all the certificates offered in this prospectus supplement. The underwriters will offer the certificates offered in this prospectus supplement to the public in negotiated transactions at varying prices to be determined at the time of sale.

     Deutsche Bank Securities Inc., ABN AMRO Incorporated, PNC Capital Markets,
Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and
Wachovia Capital Markets, LLC are required to purchase the certificates offered in this prospectus supplement (in the amounts set forth in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the certificates offered in this prospectus supplement approximately  % of the initial aggregate certificate balance of the certificates offered in this prospectus supplement, plus accrued interest, before deducting expenses payable by it. The underwriters expect to deliver the certificates offered in this prospectus supplement to purchasers on or about
April   , 2005.

DEUTSCHE BANK SECURITIES                                   ABN AMRO INCORPORATED
Sole Book Running Manager and Co-Lead Manager                    Co-Lead Manager

PNC CAPITAL MARKETS, INC.  BANC OF AMERICA SECURITIES LLC   CITIGROUP    WACHOVIA SECURITIES
Co-Manager                          Co-Manager             Co-Manager         Co-Manager

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS         , 2005

                                 COMM 2005-LP5

                 Commercial Mortgage Pass-Through Certificates
                      Geographic Overview of Mortgage Pool

                                 [Map omitted]

OREGON
2 properties
$16,379,520
0.96% of total

NEVADA
3 properties
$25,382,374
1.49% of total

CALIFORNIA
24 properties
$278,920,555
16.39% of total

ARIZONA
4 properties
$35,539,377
2.09% of total

COLORADO
1 property
$9,111,000
0.54% of total

TEXAS
10 properties
$121,531,596
7.14% of total

MISSISSIPPI
1 property
$3,994,444
0.23% of total

ALABAMA
1 property
$1,963,177
0.12% of total

TENNESSEE
2 properties
$7,770,091
0.46% of total

WASHINGTON
3 properties
$21,657,025
1.27% of total

IDAHO
1 property
$1,340,000
0.10% of total

UTAH
1 property
$1,623,218
0.10% of total

KANSAS
1 property
$7,500,000
0.44% of total

MINNESOTA
2 properties
$5,594,291
0.33% of total

IOWA
1 property
$9,600,000
0.56% of total

ILLINOIS
5 properties
$89,984,460
5.29% of total

MICHIGAN
7 properties
$133,605,240
7.85% of total

OHIO
8 properties
$22,852,271
1.34% of total

INDIANA
1 property
$1,325,000
0.08% of total

PENNSYLVANIA
1 property
$1,411,472
0.08% of total

NEW YORK
13 properties
$524,471,220
30.81% of total

MAINE
1 property
$2,347,529
0.14% of total

MASSACHUSETTS
1 property
$14,000,000
0.82% of total

CONNECTICUT
1 property
$1,272,476
0.07% of total

RHODE ISLAND
1 property
$2,343,750
0.14% of total

NEW JERSEY
8 properties
$41,920,007
2.46% of total

MARYLAND
4 properties
$21,790,637
1.28% of total

WEST VIRGINIA
1 property
$1,723,406
0.10% of total

VIRGINIA
10 properties
$38,118,722
2.24% of total

NORTH CAROLINA
2 properties
$11,472,947
0.67% of total

GEORGIA
7 properties
$46,283,888
2.72% of total

FLORIDA
14 properties
$199,191,128
11.70% of total

MORTGAGED PROPERTIES BY PROPERTY TYPE

Hotel                4.32%
Industrial           3.92%
Mixed Use            2.83%
Self Storage         2.03%
Multifamily         15.27%(1)
Office              51.63%
Retail              20.01%

(1) Multifamily includes 0.59% Manufactured Housing

[ ] < 1.0% of Cut-Off Date Balance
[ ] 1.0% - 5.0% of Cut-Off Date Balance
[ ] 5.1% - 10.0% of Cut-Off Date Balance
[ ] > 10.0% of Cut-Off Date Balance

General Motors Building            General Motors Building

[Insert Graphic Omitted]           [Insert Graphic Omitted]

63 Madison Avenue                  Bank of America Tower at Las Olas City Centre

[Insert Graphic Omitted]           [Insert Graphic Omitted]

Lakeside Mall                      Continental Park Plaza

[Insert Graphic Omitted]           [Insert Graphic Omitted]

Burnham Center                 Loews Miami Beach

[Insert Graphic Omitted]       [Insert Graphic Omitted]

                               G REIT Portfolio II -  Madrona Office Building

                               [Insert Graphic Omitted]

1414 Avenue of the Americas

                               G REIT Portfolio II - North Belt Corporate Center

[Insert Graphic Omitted]       [Insert Graphic Omitted]

                               Signature Ridge Apartments

                               [Insert Graphic Omitted]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:
(a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered in this prospectus supplement;
and (b) this prospectus supplement, which describes the specific terms of the certificates offered in this prospectus supplement. If the terms of the certificates offered in this prospectus supplement vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered in this prospectus supplement. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549.
Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page S-212 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms"
beginning on page 117 in the prospectus.

                             ---------------------

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to Deutsche Mortgage & Asset Receiving Corporation.

                             ---------------------

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to

                                      S-3

investments, or (3) are persons falling within Article 49(2)(a) through (d)
("high net worth companies, unincorporated associations, etc.") of the
Financial Services and Market Act 2000 (Financial Promotion) Order 2001 (all
such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial
Services and Market Act 2000 (Promotion of Collective Investment Schemes)
(Exemptions) Order 2001 (all such persons together being referred to as "PCIS
Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the certificates offered in this prospectus supplement, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                      S-4

                               EXECUTIVE SUMMARY

     This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and the prospectus relating to the certificates offered in this prospectus supplement and the underlying mortgage loans.

                                THE CERTIFICATES

                                      INITIAL
                 ANTICIPATED        CERTIFICATE          APPROXIMATE
                   RATINGS           BALANCE OR          PERCENT OF       APPROXIMATE
                    (S&P/             NOTIONAL              TOTAL            CREDIT
     CLASS         MOODY'S)          BALANCE(1)         CERTIFICATES       SUPPORT(2)
--------------   -----------  ------------------       --------------    -------------

  CERTIFICATES OFFERED
Class A-1(5)       AAA/Aaa    $   60,335,000                3.545%           20.000%(6)
Class A-2(5)       AAA/Aaa    $  592,382,000               34.805%           20.000%(6)
Class A-3(5)       AAA/Aaa    $   71,321,000                4.190%           20.000%(6)
Class A-SB(5)      AAA/Aaa    $   86,709,000                5.094%           20.000%(6)
Class A-4(5)       AAA/Aaa    $  304,987,000               17.919%           20.000%(6)
Class A-1A(5)      AAA/Aaa    $  245,882,000               14.446%           20.000%(6)
Class X-P          AAA/Aaa    $                              N/A               N/A
Class A-J          AAA/Aaa    $  117,014,000                6.875%           13.125%
Class B             AA/Aa2    $   46,806,000                2.750%           10.375%
Class C            AA-/Aa3    $   14,892,000                0.875%            9.500%
Class D              A/A2     $   27,658,000                1.625%            7.875%
PRIVATE CERTIFICATES(9)
Class X-C          AAA/Aaa    $1,702,020,822(8)              N/A               N/A
Class E             A-/A3     $   21,275,000                1.250%            6.625%
Class F           BBB+/Baa1   $   23,403,000                1.375%            5.250%
Class G            BBB/Baa2   $   14,893,000                0.875%            4.375%
Class H           BBB-/Baa3   $   17,020,000                1.000%            3.375%
Class J            BB+/Ba1    $   12,765,000                0.750%            2.625%
Class K             BB/Ba2    $    6,383,000                0.375%            2.250%
Class L            BB-/Ba3    $    4,255,000                0.250%            2.000%
Class M             B+/B1     $    4,255,000                0.250%            1.750%
Class N              B/NR     $    6,383,000                0.375%            1.375%
Class O             B-/B3     $    4,255,000                0.250%            1.125%
Class P             NR/NR     $   19,147,822                1.125%            0.000%
Class
 GMB-1(11)                    $                                  %                 %(12)
Class
 GMB-2(11)                    $                                  %                 %(12)
Class
 GMB-3(11)                    $                                  %                 %(12)
Class
 GMB-4(11)                    $                                  %                 %(12)
Class
 GMB-5(11)                    $                                  %                 %(12)

                                                            APPROXIMATE
                                                ASSUMED       INITIAL      WEIGHTED
                        DESCRIPTION              FINAL         PASS-       AVERAGE
                      OF PASS-THROUGH        DISTRIBUTION     THROUGH        LIFE      PRINCIPAL
     CLASS                  RATE                DATE(3)        RATE       (YRS.)(4)    WINDOW(4)
--------------- -------------------------   -------------  -------------  ---------   -----------

  CERTIFICATES OFFERED
Class A-1(5)             Fixed(7)           12/10/2009%        2.53       5/05-12/09
Class A-2(5)             Fixed(7)            5/10/2010%        4.77       12/09-5/10
Class A-3(5)             Fixed(7)            4/10/2012%        6.89       1/12-4/12
Class A-SB(5)            Fixed(7)           11/10/2014%        7.68       5/10-11/14
Class A-4(5)             Fixed(7)            4/10/2015%        9.84       11/14-4/15
Class A-1A(5)            Fixed(7)            4/10/2015%        8.00       5/05-4/15
Class X-P       Variable Interest Only(8)                          %        N/A            N/A
Class A-J                Fixed(7)            4/10/2015%        9.95       4/15-4/15
Class B                  Fixed(7)            4/10/2015%        9.95       4/15-4/15
Class C                  Fixed(7)            4/10/2015%        9.95       4/15-4/15
Class D                  Fixed(7)            4/10/2015%        9.95       4/15-4/15
PRIVATE CERTIFICATES(9)
Class X-C       Variable Interest Only(8)    3/10/2024             %        N/A            N/A
Class E                  Fixed(7)            4/10/2015%        9.95       4/15-4/15
Class F                  Fixed(7)            5/10/2015%       10.02       4/15-5/15
Class G                  Fixed(7)            5/10/2015%       10.03       5/15-5/15
Class H                  Fixed(7)            5/10/2015%       10.03       5/15-5/15
Class J                 Fixed(10)            8/10/2015%       10.04       5/15-8/15
Class K                 Fixed(10)            7/10/2017%       11.25       8/15-7/17
Class L                 Fixed(10)            9/10/2018%       12.75       7/17-9/18
Class M                 Fixed(10)           12/10/2019%       14.09       9/18-12/19
Class N                 Fixed(10)           12/10/2019%       14.61      12/19-12/19
Class O                 Fixed(10)           12/10/2019%       14.61      12/19-12/19
Class P                 Fixed(10)            3/10/2024%       15.19       12/19-3/24
Class
 GMB-1(11)                   (13)                                  %
Class
 GMB-2(11)                   (13)                                  %
Class
 GMB-3(11)                   (13)                                  %
Class
 GMB-4(11)                   (13)                                  %
Class
 GMB-5(11)                   (13)                                  %

---------
(1)   Approximate; subject to a variance of plus or minus 5%.

(2)   With respect to the General Motors Building loan, representing approximately 15.28% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures a subordinate loan. For more information regarding this loan, see "Description of the Mortgage
      Pool--Split Loan Structures--The General Motors Building Loan" in this prospectus supplement. Except with respect to the Class GMB Certificates, the credit support for each class of certificates does not include the
      General Motors Building subordinate loan.

(3)   The assumed final distribution date with respect to any class of certificates offered in this prospectus supplement is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. The rated final distribution date for each class of certificates offered in this prospectus supplement is the distribution date in May 2043. See "Yield and Maturity Considerations" and "Ratings" in this prospectus supplement.

                                      S-5

(4)   The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii)
      assumptions that there are no prepayments or losses on the mortgage loans, and (iii) assumptions that there are no extensions of maturity dates and that the mortgage loans with anticipated repayment dates are paid off on their respective anticipated repayment dates.

(5)   For purposes of making distributions to the Class A-1, Class A-2, Class
      A-3, Class A-SB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups,
      Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 109 mortgage loans, representing approximately 85.55% of the outstanding pool balance.
      Loan Group 2 will consist of 28 mortgage loans, representing approximately 14.45% of the outstanding pool balance. Loan Group 2 will include approximately 97.60% of all the mortgage loans secured by multifamily properties and approximately 19.79% of all the mortgage loans secured by manufactured housing properties. The General Motors Building subordinate loan will not be included in either Loan Group 1 or Loan
      Group 2.

      So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
      Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class X-C and
      Class X-P Certificates, interest distributions on the Class A-1, Class
      A-2, Class A-3, Class A-SB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
      Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A Certificates has been reduced to zero, Loan Group 2, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2, and after the certificate principal balance of the Class A-4 Certificates has been reduced to zero,
      Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-J and Class B through Class
      P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4
      and Class A-1A Certificates, pro rata.

(6)   Represents the approximate credit support for the Class A-1, Class A-2,
      Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates in the
      aggregate.

(7)   The pass-through rates applicable to the Class A-1, Class A-2, Class A-3,
      Class A-SB, Class A-4, Class A-1A, Class A-J, Class B, Class C, Class D,
      Class E, Class F, Class G and Class H Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for that class (as described in "Executive
      Summary--The Certificates" in this prospectus supplement) and the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate. Calculation of the weighted average net mortgage pass-through rate excludes the General Motors Building subordinate loan.

(8)   The Class X-C and Class X-P Certificates will not have a certificate balance. The interest accrual amounts on each of the Class X-C and Class
      X-P Certificates will be calculated by reference to a notional amount equal to the aggregate of the class principal balances of all or some of the classes of certificates, as applicable. The pass-through rates on the
      Class X-C and Class X-P Certificates in the aggregate will be based on the weighted average of the interest strip rates of the components of the
      Class X-C and Class X-P Certificates, which will be based on the net mortgage rates applicable to the mortgage loans (other than the General
      Motors Building subordinate loan) as of the preceding distribution date minus the pass-through rates of such components. See "Description of the
      Offered Certificates--General" and "--Distributions" in this prospectus supplement. With respect to the General Motors Building loan, representing approximately 15.28% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures a subordinate loan. The Class X-C and Class X-P certificates were structured assuming that such subordinate loan absorbs any loss prior to the related mortgage loans.

(9)   Not offered hereby.

(10)  The pass-through rates on the Class J, Class K, Class L, Class M, Class
      N, Class O and Class P Certificates will, at all times, be equal to the lesser of (i) the weighted average net mortgage pass-through rate, and
      (ii) a fixed rate.

(11)  The Class GMB-1, Class GMB-2, Class GMB-3, Class GMB-4 and Class GMB-5
      Certificates will only receive distributions from and will only incur losses with respect to the General Motors Building subordinate loan.

(12)  Approximate credit support on this table with respect to such classes only reflects credit support with respect to the General Motors Building subordinate loan.

(13)  The Class GMB-1, Class GMB-2, Class GMB-3, Class GMB-4 and Class GMB-5
      Certificates will each accrue interest at a rate equal to the annualized rate at which interest would have to accrue on the General Motors
      Building subordinate loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of default interest) in respect of the
      General Motors Building subordinate loan during the related period.

     The Class Q, Class R and Class LR Certificates are not represented in this table.

                                      S-6

     The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of such date.

                              THE MORTGAGE POOL(1)

       Outstanding Pool Balance as of the Cut-off Date(2) ................   $1,702,020,823
       Number of Mortgage Loans ..........................................              137
       Number of Mortgaged Properties ....................................              142
       Average Mortgage Loan Balance .....................................   $   12,423,510
       Weighted Average Mortgage Rate(3) .................................           5.2928%
       Weighted Average Remaining Term to Maturity (in months)(4) ........               96
       Weighted Average Debt Service Coverage Ratio(5) ...................             1.73x
       Weighted Average Loan-to-Value Ratio(5) ...........................            67.09%

---------
(1)   Statistical information in this table does not include the General Motors
      Building subordinate loan.

(2)   Subject to a permitted variance of plus or minus 5%.

(3)   With respect to the Mortgage Loans known as the "General Motors Building"
      loan and the "Courtney Village" loan, the interest rate used in this calculation is 5.1469% and 4.2850%, respectively. The interest rates for the General Motors Building loan and the Courtney Village loan will vary throughout the respective loan terms. The final interest rates for the
      General Motors Building loan have not yet been determined; a schedule of assumed interest rates used in modeling this transaction is set forth on
      Annex A-5 hereto. The interest rates for the Courtney Village loan are set forth on Annex A-7 hereto.

(4)   Calculated with respect to the anticipated repayment date for 2 mortgage loans, representing 3.10% of the outstanding pool balance as of the cut-off date.

(5)   In the case of five mortgage loans, representing 32.19% of the outstanding pool balance as of the cut-off date with one or more companion loans that are not included in the trust, DSCR and LTV ratio have been calculated based on the mortgage loans included in the trust and the mortgage loans that are not included in the trust but are pari passu in right of payment with the mortgage loans included in the trust.
      One of these mortgage loans, representing 15.28% of the outstanding pool balance and 17.86% of the Loan Group 1 balance as of the cut-off date, has a subordinate mortgage loan and, unless otherwise indicated, LTV ratio and DSCR have been calculated excluding such subordinate mortgage loan. In addition, in the case of one mortgage loan, representing 0.13%
      of the outstanding pool balance and 0.16% of the Loan Group 1 balance, each as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan. LTV ratio and DSCR were calculated based on the mortgage loan principal balance as of the cut-off date, after netting out holdback reserve amounts for 6 mortgage loans with an aggregate principal balance as of the cut-off date of
      $72,691,555, representing 4.27% of the outstanding pool balance, 3.13% of the Loan Group 1 balance and 11.00% of the Loan Group 2 balance as of the cut-off date, as described in the definition of "UW NCF DSCR" and "LTV"
      in the section "Description of the Mortgage Pool--Additional Loan
      Information--Definitions" in this prospectus supplement. With respect to the mortgage loan known as "Willamette Estates," representing 0.84% of the outstanding pool balance as of the cut-off date and 5.80% of the initial Loan Group 2 Balance, the mortgage loan is full recourse to the principal until the mortgaged property achieves a minimum DSCR of 1.20x and a minimum occupancy of 95%. The DSCR for the mortgage loan is shown throughout this prospectus supplement at 1.20x, reflecting the threshold at which the full recourse guaranty will be released. The current calculated underwritten DSCR during the initial 24-month interest only period is 1.02x and during the amortizing period is 0.82x.

                                      S-7

EXECUTIVE SUMMARY .......................   S-5
SUMMARY OF THE PROSPECTUS
   SUPPLEMENT ...........................   S-10
RISK FACTORS ............................   S-39
   Risks Related to the Mortgage
      Loans .............................   S-39
   Conflicts of Interest ................   S-67
   Risks Related to the Offered
      Certificates ......................   S-73
DESCRIPTION OF THE MORTGAGE

   PNC Bank's Underwriting

   Rights of the Class GMB Directing
      Certificateholder and the Holders
      of the of the General Motors

   Rights of the Holder of the

   Certain Terms and Conditions of
      the Mortgage Loans ................   S-123
   Changes in Mortgage Pool
      Characteristics ...................   S-132
DESCRIPTION OF THE OFFERED

   Class A-SB Planned Principal
      Balance ...........................   S-150
   Prepayment Premiums and Yield

YIELD AND MATURITY

   Weighted Average Life and Yield
      Sensitivity of the Class X-P
      Certificates ......................   S-176
THE POOLING AND SERVICING
   AGREEMENT ............................   S-179
   General ..............................   S-179
   Servicing of the Mortgage Loans;

   Enforcement of "Due-On-Sale" and

   Assignment of the Mortgage
      Loans .............................   S-194
   Representations and Warranties;
      Repurchase; Substitution ..........   S-194
   Certain Matters Regarding the
      Depositor, the Servicer and the

   Realization Upon Defaulted

   The Trustee and the Bond

   Servicing Compensation and
      Payment of Expenses ...............   S-213
   Special Servicing ....................   S-214
   Servicing of the Non-Serviced
      Mortgage Loans ....................   S-223

                                      S-8

   Servicer and Special Servicer
      Permitted to Buy Certificates .....   S-223
   Reports to Certificateholders;

CERTAIN FEDERAL INCOME TAX

ANNEX A-1 CERTAIN
   CHARACTERISTICS OF THE
   MORTGAGE LOANS .......................     A-1
ANNEX A-2 CERTAIN
   CHARACTERISTICS OF THE
   MULTIFAMILY AND
   MANUFACTURED HOUSING
   LOANS ................................     A-2
ANNEX A-3 RATES USED IN
   DETERMINATION OF THE CLASS X
   PASS-THROUGH RATES ...................     A-3
ANNEX A-4 CLASS A-SB PLANNED
   PRINCIPAL BALANCE ....................     A-4
ANNEX A-5 GENERAL MOTORS
   BUILDING LOAN (A NOTE)
   INTEREST RATE SCHEDULE ...............     A-5
ANNEX A-6 GENERAL MOTORS
   BUILDING LOAN (WHOLE LOAN)
   INTEREST RATE SCHEDULE ...............     A-6
ANNEX A-7 COURTNEY VILLAGE
   LOAN INTEREST RATE
   SCHEDULE .............................     A-7
ANNEX A-8 WELLPOINT OFFICE
   TOWER LOAN AMORTIZATION
   SCHEDULE .............................     A-8
ANNEX B STRUCTURAL AND
   COLLATERAL TERM SHEET ................     B-1
ANNEX C GLOBAL CLEARANCE,
   SETTLEMENT AND TAX
   DOCUMENTATION PROCEDURES .............     C-1

                                      S-9

                     SUMMARY OF THE PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates.........   COMM 2005-LP5 Commercial Mortgage
                                 Pass-Through Certificates.

                          RELEVANT PARTIES AND DATES

Depositor.....................   Deutsche Mortgage & Asset Receiving
                                 Corporation.

Servicer......................   Midland Loan Services, Inc., a Delaware
                                 corporation, with respect to all of the
                                 mortgage loans other than the two mortgage
                                 loans known as the 63 Madison Avenue loan and
                                 the Lakeside Mall loan. Midland Loan Services,
                                 Inc. is an affiliate of PNC Bank, National
                                 Association, one of the mortgage loan sellers
                                 and PNC Capital Markets, Inc., one of the
                                 underwriters. The 63 Madison Avenue loan and
                                 the Lakeside Mall loan will be initially
                                 serviced by GEMSA Loan Services, L.P., pursuant
                                 to a separate pooling and servicing agreement.
                                 Midland Loan Services, Inc.'s principal address
                                 is 10851 Mastin Street, Building 82, Suite 700,
                                 Overland Park, Kansas 66210. GEMSA Loan
                                 Services, L.P.'s address is 1550 City West
                                 Boulevard, Suite 200, Houston, Texas 77042. See
                                 "The Pooling and Servicing Agreement--The
                                 Servicer" in this prospectus supplement.

Special Servicer..............   Lennar Partners, Inc., a Florida corporation
                                 (whose name is expected to change in April 2005
                                 to LNR Partners, Inc.), with respect to all of
                                 the mortgage loans other than the two mortgage
                                 loans known as the 63 Madison Avenue loan and
                                 the Lakeside Mall loan. The 63 Madison Avenue
                                 loan and the Lakeside Mall loan will be
                                 initially specially serviced by Lennar
                                 Partners, Inc. pursuant to a separate pooling
                                 and servicing agreement. Lennar Partners,
                                 Inc.'s address is 1601 Washington Avenue, Suite
                                 800, Miami Beach, Florida 33139. It is
                                 anticipated that Allied Capital Corporation
                                 will be the initial controlling class
                                 representative and will be a sub-servicer of
                                 the special servicer with respect to certain of
                                 the mortgage loans. See "The Pooling and
                                 Servicing Agreement--Special Servicing--The
                                 Special Servicer" in this prospectus
                                 supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. The Trustee's address is 9062 Old
                                 Annapolis Road, Columbia, Maryland 21045-1951,
                                 Attention: Corporate

                                      S-10

                                 Trust Services (COMM 2005-LP5). See "The
                                 Pooling and Servicing Agreement--The Trustee
                                 and the Bond Administrator" in this prospectus
                                 supplement.

Bond Administrator............   LaSalle Bank National Association, a national
                                 banking association. LaSalle Bank National
                                 Association is also a mortgage loan seller and
                                 an affiliate of ABN AMRO Incorporated, an
                                 underwriter. The bond administrator's address
                                 is 135 South LaSalle Street, Suite 1625,
                                 Chicago, Illinois 60603, Attention: Global
                                 Securitization Trust Services Group, COMM
                                 2005-LP5. See "The Pooling and Servicing
                                 Agreement--The Trustee and the Bond
                                 Administrator" in this prospectus supplement.

The Directing
 Certificateholder.............  With respect to each mortgage loan other than a mortgage loan that is part of a split loan
                                 structure, the directing certificateholder will
                                 be the controlling class representative. With
                                 respect to each mortgage loan that is part of a
                                 split loan structure, the directing
                                 certificateholder will be as specified in the
                                 definition of "Directing Certificateholder" as
                                 set forth in "The Pooling and Servicing
                                 Agreement--Special Servicing--The Directing
                                 Certificateholder" in this prospectus
                                 supplement.

The Controlling
 Class Representative...........  Generally, the controlling class certificateholder selected by more than 50% of
                                 the controlling class certificateholders, by
                                 certificate balance.

Mortgage Loan Sellers.........   (1) German American Capital Corporation, an
                                 affiliate of (a) Deutsche Bank Securities Inc.,
                                 an underwriter, and (b) Deutsche Mortgage &
                                 Asset Receiving Corporation, the Depositor; (2)
                                 LaSalle Bank National Association, who is the
                                 bond administrator and an affiliate of ABN AMRO
                                 Incorporated, an underwriter; and (3) PNC Bank,
                                 National Association, an affiliate of (a)
                                 Midland Loan Services, Inc., the servicer, and
                                 (b) PNC Capital Markets, Inc., an underwriter.
                                 See "Description of the Mortgage Pool--The
                                 Mortgage Loan Sellers" in this prospectus
                                 supplement.

                                 The mortgage loans were originated or
                                 purchased by the mortgage loan sellers (or an
                                 affiliate of such mortgage loan seller) as
                                 follows:

                                        NUMBER OF   % OF INITIAL   % OF INITIAL   % OF INITIAL    CUT-OFF DATE
                                         MORTGAGE    OUTSTANDING   LOAN GROUP 1   LOAN GROUP 2     PRINCIPAL
         MORTGAGE LOAN SELLER             LOANS     POOL BALANCE      BALANCE        BALANCE        BALANCE
-------------------------------------- ----------- -------------- -------------- -------------- ---------------

German American Capital
 Corporation .........................    41            58.30%         62.56%         33.07%      $992,285,263
LaSalle Bank National Association.....    62            22.17%         24.35%          9.22%      $377,293,764
PNC Bank, National Association .......    34            19.53%         13.09%         57.71%      $332,441,795

                                      S-11

Underwriters..................   Deutsche Bank Securities Inc., ABN AMRO
                                 Incorporated, PNC Capital Markets, Inc., Banc
                                 of America Securities LLC, Citigroup Global
                                 Markets Inc. and Wachovia Capital Markets, LLC.
                                 The underwriters are required to purchase the
                                 certificates offered in this prospectus
                                 supplement from the Depositor (in the amounts
                                 set forth in this prospectus supplement under
                                 "Method of Distribution"), subject to certain
                                 conditions. See "Method of Distribution" in
                                 this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the later
                                 of April 1, 2005 and the date of origination of
                                 the mortgage loan.

Closing Date..................   On or about April, 2005.

Distribution Date.............   The 10th day of each month, or if the 10th
                                 day is not a business day, the business day
                                 immediately following that 10th day, commencing
                                 in May 2005.

Record Date...................   With respect to any distribution date, the
                                 close of business on the last business day of
                                 the preceding month.

Determination Date............   The earlier of (i) the sixth day of the month
                                 in which the related distribution date occurs,
                                 or if the sixth day is not a business day, then
                                 the immediately preceding business day, and
                                 (ii) the fourth business day prior to the
                                 related distribution date.

Collection Period.............   With respect to any distribution date, the
                                 period that begins immediately following the
                                 determination date in the calendar month
                                 preceding the month in which that distribution
                                 date occurs (or, in the case of the initial
                                 distribution date, immediately following the
                                 cut-off date) and ends on the determination
                                 date in the calendar month in which that
                                 distribution date occurs, provided, that with
                                 respect to the payment by a borrower of a
                                 balloon payment on its related due date or
                                 during its related grace period, the collection
                                 period will extend up to and including the
                                 business day prior to the business day
                                 preceding the related distribution date.

Interest Accrual Period.......   With respect to any distribution date, the
                                 calendar month immediately preceding the month
                                 in which the distribution date occurs.
                                 Calculations of interest due in respect of the
                                 certificates will be made on the basis of a
                                 360-day year consisting of twelve 30-day
                                 months.

                                      S-12

                             CERTIFICATES OFFERED

General.......................   The Depositor is offering hereby the
                                 following 11 classes of commercial mortgage
                                 pass-through certificates:

                                  o Class A-1

                                  o Class A-2

                                  o Class A-3

                                  o Class A-SB

                                  o Class A-4

                                  o Class A-1A

                                  o Class X-P

                                  o Class A-J

                                  o Class B

                                  o Class C

                                  o Class D

                                 The trust created by the Depositor will
                                 consist of a total of 31 classes, the
                                 following 20 of which are not being offered
                                 through this prospectus supplement and the
                                 accompanying prospectus: Class X-C, Class E,
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class L, Class M, Class N, Class O, Class P,
                                 Class GMB-1, Class GMB-2, Class GMB-3, Class
                                 GMB-4, Class GMB-5, Class Q, Class R and Class
                                 LR.

                                 The certificates will represent beneficial
                                 ownership interests in the trust. The trust's
                                 assets will primarily consist of 137 mortgage
                                 loans secured by first liens on 142
                                 commercial, multifamily and manufactured
                                 housing properties.

                                 The trust's assets also include the General
                                 Motors Building subordinate loan. Although
                                 such mortgage loan is an asset of the trust,
                                 for the purpose of numerical and statistical
                                 information contained in this prospectus
                                 supplement, the General Motors Building
                                 subordinate loan is not reflected in this
                                 prospectus supplement and the term "mortgage
                                 loan" in that context does not include the
                                 General Motors Building subordinate loan
                                 unless otherwise indicated. The General Motors
                                 Building subordinate loan supports only the
                                 Class GMB-1, Class GMB-2, Class GMB-3, Class
                                 GMB-4 and Class GMB-5 Certificates. These
                                 certificates are not being offered pursuant to
                                 this prospectus supplement.

Certificate Balances..........   Your certificates have the approximate
                                 aggregate initial certificate balance/notional
                                 balance set forth

                                      S-13

                                 below, subject to a permitted variance of plus
                                 or minus 5%.

  Class A-1 ......... $60,335,000 principal balance
  Class A-2 ......... $592,382,000 principal balance
  Class A-3 ......... $71,321,000 principal balance
  Class A-SB ........ $86,709,000 principal balance
  Class A-4 ......... $304,987,000 principal balance
  Class A-1A ........ $245,882,000 principal balance
  Class X-P ......... $            notional balance
  Class A-J ......... $117,014,000 principal balance
  Class B ........... $46,806,000 principal balance
  Class C ........... $14,892,000 principal balance
  Class D ........... $27,658,000 principal balance

                                 The certificates that are not offered in this
                                 prospectus supplement (other than the Class Q,
                                 Class R and Class LR Certificates) will have
                                 the initial aggregate certificate balances or
                                 notional balance, as applicable, as set forth
                                 under "Executive Summary--The Certificates" in
                                 this prospectus supplement.

                                 The Class X-C and Class X-P Certificates will
                                 not have certificate balances or entitle their
                                 holders to distributions of principal. The
                                 Class X-C and Class X-P Certificates will,
                                 however, represent the right to receive
                                 distributions of interest accrued as described
                                 in this prospectus supplement on a notional
                                 balance. The notional balance of the Class X-C
                                 Certificates will be based on the aggregate of
                                 the certificate balances of all of the
                                 certificates (other than the Class X-C, Class
                                 X-P, Class Q, Class GMB-1, Class GMB-2, Class
                                 GMB-3, Class GMB-4, Class GMB-5, Class R and
                                 Class LR Certificates). The notional balance
                                 of the Class X-P Certificates, for any
                                 distribution date, will equal the sum of the
                                 principal balances of one or more classes of
                                 principal balance certificates or designated
                                 components of those classes, and those classes
                                 and components and their principal balances
                                 will vary over time. The classes of
                                 certificates and designated components of
                                 those classes that will form part of the total
                                 notional balance of the Class X-P Certificates
                                 for each distribution date are described under
                                 "Description of the Offered
                                 Certificates--General" in this prospectus
                                 supplement.

                                 See "Description of the Offered
                                 Certificates--General" and "--Distributions"
                                 in this prospectus supplement.

Pass-Through Rates............   The certificates will accrue interest at an
                                 annual rate called a pass-through rate which
                                 (other than the Class GMB-1, Class GMB-2, Class
                                 GMB-3, Class GMB-4 and Class GMB-5
                                 Certificates) is set forth below:

                                      S-14

                                  o The pass-through rates applicable to the
                                    Class A-1, Class A-2, Class A-3, Class
                                    A-SB, Class A-4, Class A-1A, Class A-J,
                                    Class B, Class C, Class D, Class E, Class
                                    F, Class G and Class H Certificates will
                                    equal one of the following rates: (i) a
                                    fixed rate, (ii) a rate equal to the lesser
                                    of the initial pass-through rate for that
                                    class (as described in "Executive
                                    Summary--The Certificates" in this
                                    prospectus supplement) and the weighted
                                    average net mortgage pass-through rate,
                                    (iii) a rate equal to the weighted average
                                    net mortgage pass-through rate less a
                                    specified percentage or (iv) a rate equal
                                    to the weighted average net mortgage
                                    pass-through rate. The weighted average net
                                    mortgage pass-through rate does not include
                                    the interest rate on, or principal balance
                                    of, the General Motors Building subordinate
                                    loan.

                                  o The pass-through rates applicable to the
                                    Class J, Class K, Class L, Class M, Class
                                    N, Class O and Class P Certificates will,
                                    at all times, be equal to a fixed rate per
                                    annum subject to a cap of the weighted
                                    average net mortgage pass-through rate. The
                                    weighted average net mortgage pass-through
                                    rate does not include the interest rate on,
                                    or principal balance of, the General Motors
                                    Building subordinate loan.

                                  o The Class Q, Class R and Class LR
                                    Certificates will not have pass-through
                                    rates. See "Description of the Offered
                                    Certificates--Distributions--Method, Timing
                                    and Amount" and "--Payment Priorities" in
                                    this prospectus supplement.

                                  o The pass-through rate applicable to the
                                    Class X-C Certificates for the initial
                                    distribution date will equal approximately
                                    % per annum. The pass-through rate for the
                                    Class X-C Certificates for each
                                    distribution date subsequent to the initial
                                    distribution date will equal the weighted
                                    average of certain strip rates applicable
                                    to the respective classes of principal
                                    balance certificates (other than the Class
                                    GMB-1, Class GMB-2, Class GMB-3, Class
                                    GMB-4 and Class GMB-5 Certificates) or to
                                    designated components of those classes,
                                    with the relevant weighting to be done
                                    based upon the relative sizes of those
                                    classes or components. In that regard,
                                    although the outstanding principal balance
                                    of each class of principal balance
                                    certificates (other than the Class GMB-1,
                                    Class GMB-2, Class GMB-3, Class GMB-4 and
                                    Class GMB-5 Certificates) is represented in
                                    the total notional amount of the Class X-C
                                    Certificates, in

                                      S-15

                                    the case of one or more classes of
                                    principal balance certificates, that
                                    principal balance is divided into two or
                                    more components for purposes of the
                                    calculation of the pass-through rate for
                                    the Class X-C Certificates from time to
                                    time.

                                 The pass-through rate applicable to the Class
                                 X-P Certificates for the initial distribution
                                 date will be % per annum. The pass-through
                                 rate for the Class X-P Certificates, for each
                                 distribution date subsequent to the initial
                                 distribution date through and including the
                                 distribution date related to the
                                 distribution date, will equal the weighted
                                 average of certain respective strip rates
                                 applicable to certain classes of principal
                                 balance certificates or designated components
                                 of those classes that in either case form a
                                 part of the total notional amount of the Class
                                 X-P Certificates outstanding immediately prior
                                 to the related distribution date, with the
                                 relevant weighting to be done based upon the
                                 relative sizes of those classes or components.
                                 The strip rates applicable to the calculation
                                 of the pass-through rates for the Class X-C
                                 and X-P Certificates are described under
                                 "Description of the Offered Certificates--
                                 Payment Priorities--Distributions" in this
                                 prospectus supplement.

Distributions.................   On each distribution date, you will be
                                 entitled to receive interest and principal
                                 distributions from available funds in an amount
                                 equal to your certificate's interest and
                                 principal entitlement, subject to:

                                 (i)        payment of the respective interest
                                            entitlement for any class of
                                            certificates bearing an earlier
                                            alphabetical designation (except in
                                            respect of the distribution of
                                            interest among the Class A-1, Class
                                            A-2, Class A-3, Class A-SB, Class
                                            A-4, Class A-1A, Class X-C and
                                            Class X-P Certificates, which will
                                            have the same senior priority and
                                            except that distributions to the
                                            Class A-J Certificates are paid
                                            after distributions to the
                                            foregoing classes), and

                                 (ii)       if applicable, payment of the
                                            respective principal entitlement
                                            for such distribution date to
                                            outstanding classes of certificates
                                            having an earlier alphanumeric
                                            designation; provided, however,
                                            that the Class A-SB Certificates
                                            have certain priority with respect
                                            to reducing the principal balance
                                            of those certificates to their
                                            planned principal balance, as
                                            described in this prospectus
                                            supplement, and provided that the
                                            Class A-J Certificates receive
                                            distributions only after
                                            distributions are made to the Class
                                            A-1, Class A-2,

                                      S-16

                                    Class A-3, Class A-SB, Class A-4 and Class
                                    A-1A Certificates.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-SB,
                                 Class A-4 and Class A-1A Certificates, the
                                 pool of mortgage loans (other than the General
                                 Motors Building subordinate loan) will be
                                 deemed to consist of two distinct groups, Loan
                                 Group 1 and Loan Group 2. Loan Group 1 will
                                 consist of 109 mortgage loans, representing
                                 approximately 85.55% of the outstanding pool
                                 balance, and Loan Group 2 will consist of 28
                                 mortgage loans, representing approximately
                                 14.45% of the outstanding pool balance. Loan
                                 Group 2 will include approximately 97.60% of
                                 all the mortgage loans secured by multifamily
                                 properties and approximately 19.79% of all the
                                 mortgage loans secured by manufactured housing
                                 properties. Annex A-1 to this prospectus
                                 supplement will set forth the Loan Group
                                 designation with respect to each of these
                                 mortgage loans.

                                 The Class A-1, Class A-2, Class A-3, Class
                                 A-SB and Class A-4 Certificates will have
                                 priority to payments received in respect of
                                 mortgage loans included in Loan Group 1. The
                                 Class A-1A Certificates will have priority to
                                 payments received in respect of mortgage loans
                                 included in Loan Group 2. A description of the
                                 principal and interest entitlement of each
                                 class of certificates offered in this
                                 prospectus supplement for each distribution
                                 date can be found in "Description of the
                                 Offered Certificates--Distributions--Method,
                                 Timing and Amount," "--Payment Priorities" and
                                 "--Distribution of Available Funds" in this
                                 prospectus supplement. The Class X-C and Class
                                 X-P certificates will not be entitled to any
                                 distributions of principal.

Prepayment Premiums;
 Yield Maintenance Charges....   Prepayment premiums and yield maintenance
                                 charges will be allocated as described in
                                 "Description of the Offered
                                 Certificates--Prepayment Premiums and Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

Prepayment and Yield
 Considerations...............   The yield to investors will be sensitive to
                                 the timing of prepayments, repurchases or
                                 purchases of mortgage loans, and the magnitude
                                 of losses on the mortgage loans due to
                                 liquidations. The yield to maturity on each
                                 class of certificates offered in this
                                 prospectus supplement will be sensitive to the
                                 rate and timing of principal payments
                                 (including both voluntary and involuntary
                                 prepayments, defaults and liquidations) on the
                                 mortgage loans and payments with respect to
                                 repurchases thereof that are applied in
                                 reduction of

                                      S-17

                                 the certificate balance of that class. See
                                 "Risk Factors--Risks Related to the Offered
                                 Certificates-- Risks Related to Prepayments
                                 and Repurchases" and "--Yield Considerations"
                                 and "Yield and Maturity Considerations" in
                                 this prospectus supplement and "Yield and
                                 Maturity Considerations" in the prospectus.

Subordination; Allocation of
 Losses and Certain Expenses...  The chart below describes the manner in which the rights of various classes will be senior to
                                 the rights of other classes. This subordination
                                 will be effected in two ways: entitlement to
                                 receive principal and interest on any
                                 distribution date is in descending order and
                                 loan losses (other than losses with respect to
                                 the General Motors Building subordinate loan)
                                 are allocated in ascending order. (However, no
                                 principal payments or principal losses will be
                                 allocated to the Class X-C or Class X-P
                                 Certificates, although mortgage loan losses
                                 (other than losses with respect to the General
                                 Motors Building subordinate loan) will reduce
                                 the notional balances of the Class X-C
                                 Certificates and may reduce the notional
                                 balance of the Class X-P Certificates and,
                                 therefore, the amount of interest those classes
                                 accrue.)

                                      S-18

                      -----------------------------------
                        Class A-1, Class A-2, Class A-3,
                            Class A-SB*, Class A-4,
                         Class A-1A**, Class X-C*** and
                                  Class X-P***
                      -----------------------------------
                                       |
                                  -----------
                                   Class A-J
                                  -----------
                                       |

                                  -----------
                                    Class B
                                  -----------
                                       |
                                  -----------
                                    Class C
                                  -----------
                                       |
                                  -----------
                                    Class D
                                  -----------
                                       |
                                  -----------
                                    Class E
                                  -----------
                                       |
                                  -----------
                                    Class F
                                  -----------
                                       |
                                  -----------
                                    Class G
                                  -----------
                                       |
                                  -----------
                                    Class H
                                  -----------
                                       |
                                  -----------
                                    Class J
                                  -----------
                                       |
                                  -----------
                                    Class K
                                  -----------
                                       |
                                  -----------
                                    Class L
                                  -----------
                                       |
                                  -----------
                                    Class M
                                  -----------
                                       |
                                  -----------
                                    Class O
                                  -----------
                                       |
                                  -----------
                                    Class P
                                  -----------

                                 *     The Class A-SB Certificates have certain
                                       priority with respect to reducing the
                                       principal balance of those certificates
                                       to their planned principal balance, as
                                       described in this prospectus supplement.

                                 **    The Class A-1A Certificates have a
                                       priority entitlement to principal
                                       payments received in respect of mortgage
                                       loans included in Loan Group 2. The
                                       Class A-1, Class A-2, Class A-3, Class
                                       A-SB and Class A-4 Certificates have a
                                       priority entitlement to principal
                                       payments received in respect of mortgage
                                       loans included in Loan Group 1. See
                                       "Description of the Offered
                                       Certificates--Distributions--Method,
                                       Timing and Amount" in this prospectus
                                       supplement.

                                 ***   The Class X-C Certificates are not
                                       offered by this prospectus supplement
                                       and the Class X-C and Class X-P
                                       Certificates are not entitled to
                                       distributions of principal.

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                 THE CERTIFICATES OFFERED IN THIS PROSPECTUS
                                 SUPPLEMENT.

                                      S-19

                                 In certain circumstances, shortfalls in
                                 mortgage loan interest that are the result of
                                 the timing of prepayments and that are in
                                 excess of the sum of (x) all or a portion of
                                 the servicing fee payable to the servicer and
                                 (y) the amount of mortgage loan interest that
                                 accrues and is collected with respect to any
                                 principal prepayment that is made after the
                                 date on which interest is due will be
                                 allocated to, and be deemed distributed to,
                                 each class of certificates (other than the
                                 Class X-C, Class X-P, Class GMB-1, Class
                                 GMB-2, Class GMB-3, Class GMB-4, Class GMB-5,
                                 Class Q, Class R and Class LR Certificates),
                                 pro rata, based upon amounts distributable in
                                 respect of interest to each class. See
                                 "Description of the Offered
                                 Certificates--Prepayment Interest Shortfalls"
                                 in this prospectus supplement.
Shortfalls in
 Available Funds...............  The following types of shortfalls in available funds will be allocated in the same manner as
                                 mortgage loan losses:

                                 o shortfalls resulting from additional
                                   servicing compensation which the servicer
                                   or special servicer is entitled to receive;

                                 o shortfalls resulting from interest on
                                   advances made by the servicer, the special
                                   servicer or the trustee (to the extent not
                                   covered by default interest and late
                                   payment fees paid by the related borrower);

                                 o shortfalls resulting from unanticipated
                                   expenses of the trust (including, but not
                                   limited to, expenses relating to
                                   environmental assessments, appraisals, any
                                   administrative or judicial proceeding,
                                   management of REO properties, maintenance
                                   of insurance policies, and permissible
                                   indemnification); and

                                 o shortfalls resulting from a reduction of a
                                   mortgage loan's interest rate by a
                                   bankruptcy court or from other
                                   unanticipated or default-related expenses
                                   of the trust.

                                      S-20

                               THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A. General....................   For a more complete description of the
                                 mortgage loans, see the following sections in
                                 this prospectus supplement:

                                 o Description of the Mortgage Pool;

                                 o Annex A-1 (Certain Characteristics of the
                                   Mortgage Loans); and

                                 o Annex A-2 (Certain Characteristics of the
                                   Multifamily and Manufactured Housing
                                   Loans).

                                 All numerical information provided in this
                                 prospectus supplement with respect to the
                                 mortgage loans is approximate. All weighted
                                 average information regarding the mortgage
                                 loans reflects weighting of the mortgage loans
                                 by their respective principal balances as of
                                 the cut-off date.

                                 When information with respect to mortgaged
                                 properties is expressed as a percentage of the
                                 outstanding pool balance, the Loan Group 1
                                 balance or the Loan Group 2 balance, the
                                 percentages are based upon the outstanding
                                 principal balance as of the cut-off date of
                                 the related mortgage loan or allocated loan
                                 amount attributed to such mortgaged property.

                                 The trust's assets also include the General
                                 Motors Building subordinate loan. Although
                                 such mortgage loan is an asset of the trust,
                                 for the purpose of numerical and statistical
                                 information contained in this prospectus
                                 supplement, the General Motors Building
                                 subordinate loan is not reflected in this
                                 prospectus supplement and the term "mortgage
                                 loan" in that context does not include the
                                 General Motors Building subordinate loan
                                 unless otherwise indicated. The General Motors
                                 Building subordinate loan supports only the
                                 Class GMB-1, Class GMB-2, Class GMB-3, Class
                                 GMB-4 and Class GMB-5 Certificates. These
                                 certificates are not being offered pursuant to
                                 this prospectus supplement. Information in the
                                 tables in this prospectus supplement excludes
                                 the General Motors Building subordinate loan.

                                 The information contained in the footnotes to
                                 the chart below is applicable throughout this
                                 prospectus supplement, unless otherwise
                                 indicated.

                                      S-21

                                                                   ALL MORTGAGE LOANS      LOAN GROUP 1       LOAN GROUP 2
                                                                  -------------------- ------------------- -----------------

Number of Mortgage Loans ........................................           137                  109                28
Number of Mortgaged Properties ..................................           142                  109                33
Number of Balloon Mortgage Loans(1) .............................            80                   63                17
Number of Hyper-Amortizing Loans ................................            2                    2                 0
Number of Fully Amortizing Mortgage Loans .......................            16                   16                0
Number of Interest-Only Mortgage Loans(2) .......................            10                   9                 1
Number of Partial Interest-Only Balloon Mortgage
 Loans(3) .......................................................            29                   19                10
Aggregate Initial Principal Balance (plus or minus 5%) ..........   $1,702,020,823        $1,456,138,148       $245,882,675
Range of Mortgage Loan Principal Balances .......................     $897,021 to           $997,636 to         $897,021 to
                                                                      $260,000,000         $260,000,000         $36,400,000
Average Mortgage Loan Principal Balance .........................      $12,423,510          $13,359,066          $8,781,524
Range of Mortgage Rates .........................................       4.2800% to           4.2800% to          4.2850% to
                                                                          7.7800%              7.4700%            7.7800%
Weighted Average Mortgage Rate(4) ...............................         5.2928%              5.2885%            5.3185%
Range of Remaining Terms to Maturity(5) .........................      56 months to         56 months to        58 months to
                                                                        227 months           227 months          215 months
Weighted Average Remaining Term to Maturity(5) ..................        96 months            95 months          103 months
Range of Remaining Amortization Term(5)(6) ......................     154 months to        154 months to       179 months to
                                                                        360 months           360 months          360 months
Weighted Average Remaining Amortization Term ....................       342 months           341 months          350 months
Weighted Average Loan-to-Value Ratio(7)(8) ......................          67.09%              65.60%              75.89%
Weighted Average Debt Service Coverage Ratio(7)(8) ..............          1.73x                1.79x              1.35x

                                 ----------
                                 (1)   Does not include interest-only mortgage
                                       loans or partial interest-only mortgage
                                       loans. Includes the Wellpoint Office
                                       Tower loan, representing 2.11% of the
                                       outstanding pool balance and 2.47% of
                                       the Loan Group 1 balance as of the
                                       cut-off date, that requires interest
                                       only payments in the 116 to 176 months
                                       following the cut-off date. For the
                                       amortization schedule relating to this
                                       mortgage loan see Annex A-8 in this
                                       prospectus supplement.

                                 (2)   10 mortgage loans, representing 33.39%
                                       of the outstanding pool balance and
                                       37.45% of the Loan Group 1 balance and
                                       9.32% of the Loan Group 2 balance as of
                                       the cut-off date, pay interest only for
                                       the entirety of their term. Annual debt
                                       service, monthly debt service and the
                                       debt service coverage ratios are
                                       calculated using the interest payments
                                       for the first twelve payment periods.

                                 (3)   The interest-only period for these
                                       mortgage loans ranges from 7 to 61
                                       months following the cut-off date.
                                       Mortgage loans that closed during the
                                       period from the cut-off date through the
                                       closing date for which the borrower's
                                       first loan payment will be made on the
                                       payment date in June 2005 are not
                                       considered partial interest-only loans
                                       for purposes of this chart. For
                                       information on these mortgage loans, see
                                       Annex A-1.

                                 (4)   With respect to the Mortgage Loans known
                                       as the "General Motors Building" loan
                                       and the "Courtney Village" loan, the
                                       interest rate used in this calculation
                                       is 5.1469% and 4.2850%, respectively.
                                       The interest rates for the General
                                       Motors Building loan and the Courtney
                                       Village loan will vary throughout the
                                       respective loan terms. The final
                                       interest rates for the General Motors
                                       Building loan have not yet been
                                       determined; a schedule of assumed
                                       interest rates used in modeling this
                                       transaction is set forth on Annex A-5
                                       hereto. The interest rates for the
                                       Courtney Village Loan are set forth on
                                       Annex A-7 hereto.

                                 (5)   Calculated with respect to the
                                       anticipated repayment date for 2
                                       mortgage loans, representing 3.10% of
                                       the

                                      S-22

                                       outstanding pool balance and 3.62% of the
                                       outstanding Loan Group 1 balance as of
                                       the cut-off date.

                                 (6)   Excludes 10 mortgage loans, each of
                                       which pays interest only for the
                                       entirety of its term.

                                 (7)   In the case of five mortgage loans,
                                       representing 32.19% of the outstanding
                                       pool balance and 37.63% of the
                                       outstanding Loan Group 1 balance as of
                                       the cut-off date, with one or more
                                       companion loans that are not included in
                                       the trust, DSCR and LTV ratio have been
                                       calculated based on the mortgage loans
                                       included in the trust and the mortgage
                                       loans that are not included in the trust
                                       but are pari passu in right of payment
                                       with the mortgage loans included in the
                                       trust. One of these mortgage loans,
                                       representing 15.28% of the outstanding
                                       pool balance and 17.86% of the Loan
                                       Group 1 balance as of the cut-off date,
                                       has a subordinate mortgage loan and,
                                       unless otherwise indicated, LTV ratio
                                       and DSCR have been calculated excluding
                                       such subordinate mortgage loan. In
                                       addition, in the case of one mortgage
                                       loan, representing 0.13% of the
                                       outstanding pool balance and 0.16% of
                                       the outstanding Loan Group 1 balance as
                                       of the cut-off date, with one
                                       subordinate companion loan that is not
                                       included in the trust, unless otherwise
                                       indicated, DSCR and LTV ratio have been
                                       calculated based on the mortgage loan
                                       included in the trust, but excluding the
                                       subordinate companion loan. With respect
                                       to the mortgage loan known as
                                       "Willamette Estates," representing 0.84%
                                       of the outstanding pool balance as of
                                       the cut-off date, the mortgage loan is
                                       full recourse to the principal of the
                                       borrower until the mortgaged property
                                       achieves a minimum DSCR of 1.20x and a
                                       minimum occupancy of 95%. The DSCR for
                                       the mortgage loan is shown throughout
                                       this prospectus supplement at 1.20x,
                                       reflecting the threshold at which the
                                       full recourse guaranty will be released.
                                       The current calculated underwritten DSCR
                                       during the initial 24-month interest
                                       only period is 1.02x and during the
                                       amortizing period is 0.82x.

                                 (8)   Calculated based on mortgage loan
                                       principal balance, as of the cut-off
                                       date, after netting out holdback reserve
                                       amounts for 6 mortgage loans aggregating
                                       $6,655,000, as described in the
                                       definition of "UW NCF DSCR" and "LTV" in
                                       the "Description of the Mortgage
                                       Pool--Additional Loan
                                       Information--Definitions" in this
                                       prospectus supplement.
B. Split Loan Structures......   The mortgaged properties securing the
                                 mortgage loans known as the General Motors
                                 Building loan, the 63 Madison Avenue loan, the
                                 Lakeside Mall loan, the Loews Miami Beach loan,
                                 the Wellpoint Office Tower loan and the
                                 FedEx-Bellingham loan also secure companion
                                 loans that are not included in the mortgage
                                 pool. The General Motors Building subordinate
                                 loan has an outstanding principal balance as of
                                 the cut-off date of $86,000,000 and is an asset
                                 of the trust. The General Motors Building
                                 subordinate loan is subordinated to the General
                                 Motors Building mortgage loan and the General
                                 Motors Building pari passu companion loans and
                                 supports only the Class GMB-1, Class GMB-2,
                                 Class GMB-3, Class GMB-4 and Class GMB-5
                                 Certificates.

                                      S-23

                                 The mortgage loan known as the "General Motors
                                 Building" loan, representing 15.28% of the
                                 outstanding pool balance and 17.86% of the
                                 Loan Group 1 balance as of the cut-off date
                                 and with an outstanding principal balance as
                                 of the cut-off date of $260,000,000, is
                                 secured by a mortgaged property that also
                                 secures several companion loans that are not
                                 included in the trust and one subordinate
                                 mortgage loan. The General Motors Building
                                 companion loans are pari passu in right of
                                 payment with the General Motors Building loan
                                 and have an aggregate outstanding principal
                                 balances as of the cut-off date of
                                 $454,000,000. The General Motors Building pari
                                 passu companion loans are currently held by
                                 German American Capital Corporation, one of
                                 the mortgage loan sellers, and may be sold or
                                 further divided at any time (subject to
                                 compliance with the terms of the related
                                 intercreditor agreement). The holder of more
                                 than 50%, by certificate balance, of the most
                                 subordinate class of Class GMB Certificates
                                 (as determined pursuant to the pooling and
                                 servicing agreement) has certain rights with
                                 respect to the General Motors Building loan
                                 and the General Motors Building pari passu
                                 companion loans as described under
                                 "Description of the Mortgage Pool--Split Loan
                                 Structures--Rights of the Class GMB Directing
                                 Certificateholder and the Holders of the
                                 General Motors Building Senior Loans." The
                                 pooling and servicing agreement will govern
                                 the servicing of the General Motors Building
                                 loan, the General Motors Building subordinate
                                 loan and the General Motors Building pari
                                 passu companion loans. For additional
                                 information regarding the General Motors
                                 Building loan, see "Description of the
                                 Mortgage Pool--Split Loan Structures--The
                                 General Motors Building Loan" in this
                                 prospectus supplement and "The General Motors
                                 Building Loan" in Annex B to this prospectus
                                 supplement.

                                 The mortgage loan known as the "63 Madison
                                 Avenue" loan, representing 6.17% of the
                                 outstanding pool balance and 7.21% of the Loan
                                 Group 1 balance as of the cut-off date and
                                 with an outstanding principal balance as of
                                 the cut-off date of $105,000,000, is secured
                                 by a mortgaged property that also secures one
                                 other companion loan that is not included in
                                 the trust. The 63 Madison Avenue companion
                                 loan is pari passu in right of payment with
                                 the 63 Madison Avenue loan and has an
                                 outstanding principal balance as of the
                                 cut-off date of $60,000,000. The 63 Madison
                                 Avenue pari passu companion loan was deposited
                                 into the commercial trust relating to the GE
                                 Commercial Mortgage Corporation Commercial
                                 Mortgage

                                      S-24

                                 Pass-Through Certificates, Series 2005-C1. The
                                 63 Madison Avenue loan and the 63 Madison
                                 Avenue pari passu companion loan are being
                                 serviced and administered by GEMSA Loan
                                 Services, L.P., as master servicer, and by
                                 Lennar Partners, Inc., as special servicer,
                                 pursuant to a separate pooling and servicing
                                 agreement entered into in connection with the
                                 issuance of the GE Commercial Mortgage
                                 Corporation, Commercial Mortgage Pass-Through
                                 Certificates, Series 2005-C1. For additional
                                 information regarding the 63 Madison Avenue
                                 loan, see "Description of the Mortgage
                                 Pool--Split Loan Structures--The 63 Madison
                                 Avenue Loan" in this prospectus supplement and
                                 "The 63 Madison Avenue Loan" in Annex B to
                                 this prospectus supplement.

                                 The mortgage loan known as the "Lakeside Mall"
                                 loan, representing 5.70% of the outstanding
                                 pool balance and 6.66% of the Loan Group 1
                                 balance as of the cut-off date and with an
                                 outstanding principal balance as of the
                                 cut-off date of $96,974,425, is secured by a
                                 mortgaged property that also secures one other
                                 companion loan that is not included in the
                                 trust. The Lakeside Mall companion loan is
                                 pari passu in right of payment with the
                                 Lakeside Mall loan and has an outstanding
                                 principal balance as of the cut-off date of
                                 $96,974,425. The Lakeside Mall pari passu
                                 companion loan was deposited into the
                                 commercial trust relating to the GE Commercial
                                 Mortgage Corporation Commercial Mortgage
                                 Pass-Through Certificates, Series 2005-C1. The
                                 Lakeside Mall loan and the Lakeside Mall pari
                                 passu companion loan are being serviced and
                                 administered by GEMSA Loan Services, L.P., as
                                 master servicer, and by Lennar Partners, Inc.,
                                 as special servicer, pursuant to a separate
                                 pooling and servicing agreement entered into
                                 in connection with the issuance of the GE
                                 Commercial Mortgage Corporation, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 2005-C1. For additional information regarding
                                 the Lakeside Mall loan, see "Description of
                                 the Mortgage Pool--Split Loan Structures--The
                                 Lakeside Mall Loan" in this prospectus
                                 supplement and "The Lakeside Mall Loan" in
                                 Annex B to this prospectus supplement.

                                 The mortgage loan known as the "Loews Miami
                                 Beach" loan, representing 2.94% of the
                                 outstanding pool balance and 3.43% of the Loan
                                 Group 1 balance as of the cut-off date and
                                 with an outstanding principal balance as of
                                 the cut-off date of $50,000,000, is secured by
                                 a mortgaged property that also secures two
                                 other companion loans that are not included in
                                 the trust. The Loews Miami Beach companion
                                 loans

                                      S-25

                                 are pari passu in right of payment with the
                                 Loews Miami Beach loan and each have
                                 outstanding principal balances as of the
                                 cut-off date of $50,000,000.

                                 The Loews Miami Beach pari passu companion
                                 loans are currently held by German American
                                 Capital Corporation, one of the mortgage loan
                                 sellers and may be sold or further divided at
                                 any time (subject to compliance with the terms
                                 of the related intercreditor agreement). The
                                 pooling and servicing agreement will govern
                                 the servicing of the Loews Miami Beach loan
                                 and the Loews Miami Beach pari passu companion
                                 loans.

                                 For additional information regarding the Loews
                                 Miami Beach loan, see "Description of the
                                 Mortgage Pool--Split Loan Structures--The
                                 Loews Miami Beach Loan" in this prospectus
                                 supplement and "The Loews Miami Beach Loan" in
                                 Annex B to this prospectus supplement.

                                 The mortgage loan known as the "Wellpoint
                                 Office Tower" loan, representing 2.11% of the
                                 outstanding pool balance and 2.47% of the Loan
                                 Group 1 balance as of the cut-off date and
                                 with an outstanding principal balance as of
                                 the cut-off date of $35,900,297, is secured by
                                 a mortgaged property that also secures two
                                 other companion loans that are not included in
                                 the trust. The Wellpoint Office Tower
                                 companion loans are pari passu in right of
                                 payment with the Wellpoint Office Tower loan
                                 and have outstanding principal balances as of
                                 the cut-off date of $23,933,531 and
                                 $24,930,762, respectively.

                                 The Wellpoint Office Tower pari passu
                                 companion loans are currently held by German
                                 American Capital Corporation, one of the
                                 mortgage loan sellers and may be sold or
                                 further divided at any time (subject to
                                 compliance with the terms of the related
                                 intercreditor agreement). The pooling and
                                 servicing agreement will govern the servicing
                                 of the Wellpoint Office Tower loan and the
                                 Wellpoint Office Tower pari passu companion
                                 loans.

                                 For additional information regarding the
                                 Wellpoint Office Tower loan, see "Description
                                 of the Mortgage Pool--Split Loan
                                 Structures--The Wellpoint Office Tower Loan"
                                 in this prospectus supplement and "The
                                 Wellpoint Office Tower Loan" in Annex B to
                                 this prospectus supplement.

                                 The mortgage loan known as the
                                 "FedEx-Bellingham" loan, representing 0.13% of
                                 the outstanding pool balance and 0.16% of the
                                 Loan Group 1 balance as of the cut-off date,
                                 and with an outstanding principal

                                      S-26

                                 balance as of the cut-off date of $2,271,970,
                                 is secured by a mortgaged property that also
                                 secures one companion loan that is not
                                 included in the trust. The FedEx-Bellingham
                                 companion loan is subordinate in right of
                                 payment to the FedEx-Bellingham loan and has
                                 an outstanding principal balance as of the
                                 cut-off date of $359,666. The FedEx-Bellingham
                                 subordinate companion loan is currently held
                                 by Capital Lease LP, an entity not affiliated
                                 with the seller of the FedEx-Bellingham loan.
                                 The pooling and servicing agreement will
                                 govern the servicing of the FedEx-Bellingham
                                 loan and the FedEx-Bellingham subordinate
                                 companion loan. For additional information
                                 regarding the FedEx-Bellingham loan, see
                                 "Description of the Mortgage Pool--Split Loan
                                 Structure--The FedEx-Bellingham Loan" in this
                                 prospectus supplement.

                                 Each of the mortgage loans described in this
                                 section "--Split Loan Structures" has one or
                                 more companion loans. None of the companion
                                 loans will be included in the mortgage pool.

C. Nonrecourse................   Substantially all of the mortgage loans are
                                 or should be considered nonrecourse
                                 obligations. No mortgage loan will be insured
                                 or guaranteed by any governmental entity or
                                 private insurer, or by any other person.

D. Fee Simple/Leasehold
 Estate........................  Each mortgage loan is secured by, among other things, a first mortgage lien on the fee simple
                                 estate in an income-producing real property (or
                                 in the case of 2 mortgaged properties, securing
                                 mortgage loans which represent 0.91% of the
                                 outstanding pool balance and 1.06% of the Loan
                                 Group 1 balance as of the cut-off date, a
                                 leasehold (or subleasehold) estate in the
                                 mortgaged property and no mortgage on the
                                 related fee estate).

E. Property Purpose...........   The number of mortgaged properties, and the
                                 approximate percentage of the outstanding pool
                                 balance (as well as the approximate percentage
                                 of the applicable Loan Group balance) as of the
                                 cut-off date of the mortgage loans secured
                                 thereby, for each indicated purpose are:

                                      S-27

                                   AGGREGATE
                                   PRINCIPAL                  PERCENTAGE OF   PERCENTAGE OF
                    NUMBER OF   BALANCE OF THE                 INITIAL LOAN   INITIAL LOAN
     PROPERTY       MORTGAGED      MORTGAGE      PERCENTAGE      GROUP 1         GROUP 2
     TYPE(1)       PROPERTIES        LOANS         OF POOL       BALANCE         BALANCE
----------------- ------------ ---------------- ------------ --------------- --------------

  Office ........       26      $  878,696,659      51.63%         60.34%          0.00%
  Retail ........       53         340,555,649      20.01          23.39           0.00
    Anchored.....       17         242,942,569      14.27          16.68           0.00
    Single
    Tenant.......       23          52,802,286       3.10           3.63           0.00
    Unanchored...       13          44,810,794       2.63           3.08           0.00
  Multifamily....       37         259,873,094      15.27           0.96         100.00
    Multifamily..       32         249,911,531      14.68           0.41          99.20
    Manufactured
    Housing......        5           9,961,563       0.59           0.55           0.80
  Hotel .........        4          73,500,000       4.32           5.05           0.00
  Industrial ....       10          66,727,535       3.92           4.58           0.00
  Mixed Use......        4          48,088,331       2.83           3.30           0.00
  Self
  Storage........        8          34,579,554       2.03           2.37           0.00
                        --      --------------     ------         ------         ------
  Total .........      142      $1,702,020,823     100.00%        100.00%        100.00%
                       ===      ==============     ======         ======         ======

                                 ----------

                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (which amounts, if
                                       not specified in the related mortgage
                                       loan documents, are based on the
                                       appraised value or square footage of each
                                       mortgaged property and/or each mortgaged
                                       property's underwritten net cash flow).

F. Property Locations.........   The tables below show the number of mortgaged
                                 properties, aggregate principal balance of the
                                 related mortgage loans, and percentage of
                                 initial pool balance, Loan Group 1 balance and
                                 Loan Group 2 balance, as applicable, secured by
                                 mortgaged properties that are located in the
                                 five jurisdictions that have concentrations of
                                 mortgaged properties that are greater than or
                                 equal to 5% of the outstanding pool balance,
                                 Loan Group 1 balance and Loan Group 2 balance,
                                 respectively, in each case, as of the cut-off
                                 date:

                          ALL MORTGAGED PROPERTIES(1)

                                    AGGREGATE
                                    PRINCIPAL
                     NUMBER OF    BALANCE OF THE
                     MORTGAGED       MORTGAGE      PERCENTAGE
       STATE        PROPERTIES        LOANS         OF POOL
------------------ ------------ ----------------- -----------

  New York .......       13      $  524,471,220       30.81%
  California .....       24         278,920,555       16.39
  Florida ........       14         199,191,128       11.70
  Michigan .......        7         133,605,240        7.85
  Texas ..........       10         121,531,596        7.14
  Other(2) .......       74         444,301,084       26.10
                         --      --------------      ------
  Total ..........      142      $1,702,020,823      100.00%
                        ===      ==============      ======

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (which amounts, if
                                       not specified in the related

                                      S-28

                                       mortgage loan documents, are based on the
                                       appraised value or square footage of each
                                       mortgaged property and/or each mortgaged
                                       property's underwritten net cash flow).

                                 (2)   This reference consists of 27 states.

                                LOAN GROUP 1(1)

                                        AGGREGATE
                                        PRINCIPAL     PERCENTAGE OF
                         NUMBER OF   BALANCE OF THE   INITIAL LOAN
                         MORTGAGED      MORTGAGE         GROUP 1
         STATE          PROPERTIES        LOANS          BALANCE
---------------------- ------------ ---------------- --------------

  New York ...........       13      $  524,471,220       36.02%
  California .........       23         277,422,087       19.05
  Florida ............       11         175,846,656       12.08
  Michigan ...........        6         132,531,117        9.10
  Illinois ...........        5          89,984,460        6.18
  Other(2) ...........       51         255,882,609       17.57
                             --      --------------      ------
  Total ..............      109      $1,456,138,148      100.00%
                            ===      ==============      ======

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (which amounts, if
                                       not specified in the related mortgage
                                       loan documents, are based on the
                                       appraised value or square footage of each
                                       mortgaged property and/or each mortgaged
                                       property's underwritten net cash flow).

                                 (2)   This reference consists of 22 states.

                                LOAN GROUP 2(1)

                                    AGGREGATE
                                    PRINCIPAL     PERCENTAGE OF
                     NUMBER OF   BALANCE OF THE   INITIAL LOAN
                     MORTGAGED      MORTGAGE         GROUP 2
       STATE        PROPERTIES        LOANS          BALANCE
------------------ ------------ ---------------- --------------

  Texas ..........       7        $107,193,885        43.60%
  Florida ........       3          23,344,472         9.49
  Arizona ........       1          22,924,215         9.32
  New Jersey .....       6          15,250,000         6.20
  Oregon .........       1          14,250,000         5.80
  Other(2) .......      15          62,920,103        25.59
                        --        ------------       ------
  Total ..........      33        $245,882,675       100.00%
                        ==        ============       ======

                                 ----------
                                 (1)   Because this table presents information
                                       relating to the mortgaged properties and
                                       not the mortgage loans, the information
                                       for mortgage loans secured by more than
                                       one mortgaged property is based on
                                       allocated loan amounts (which amounts, if
                                       not specified in the related mortgage
                                       loan documents, are based on the
                                       appraised value or square footage of each
                                       mortgaged property and/or each mortgaged
                                       property's underwritten net cash flow).

                                 (2)   This reference consists of 12 states

                                 See "Description of the Mortgage Pool--
                                 Additional Loan Information" in this prospectus
                                 supplement.

                                      S-29

G. Amortization Types.........   The mortgage loans have the amortization
                                 characteristics set forth in the following
                                 table:

                                          AGGREGATE
                                          PRINCIPAL
                           NUMBER OF   BALANCE OF THE    PERCENTAGE
                            MORTGAGE      MORTGAGE       OF INITIAL
   TYPE OF AMORTIZATION      LOANS          LOANS       POOL BALANCE
------------------------- ----------- ---------------- -------------

  Balloon Loans(1) ......      80      $  573,594,839       33.70%
  Interest Only
  Loans .................      10         568,269,215       33.39
  Partial Interest
  Only Balloon
  Loans(2) ..............      29         468,796,000       27.54
  Anticipated
  Repayment Date
  Loans .................       2          52,721,091        3.10
  Fully Amortizing
  Loans .................      16          38,639,678        2.27
                               --      --------------      ------
  Total .................     137      $1,702,020,823      100.00%
                              ===      ==============      ======

                                 ----------
                                 (1)   Does not include interest only mortgage
                                       loans or partial interest-only mortgage
                                       loans. Includes the Wellpoint Office
                                       Tower loan, representing 2.11% of the
                                       outstanding pool balance and 2.47% of the
                                       Loan Group 1 balance as of the cut-off
                                       date, mortgage loan provides for
                                       regularly scheduled payments of interest
                                       and principal based on an amortization
                                       period longer than the remaining term of
                                       the mortgage loan until the 116 month
                                       following the cut-off date, on which date
                                       the mortgage loan requires payment of
                                       interest only through the month prior to
                                       the loan maturity date. For the
                                       amortization schedule relating to this
                                       mortgage loan loan, see Annex A-8 in this
                                       prospectus supplement.

                                 (2)   Includes 29 mortgage loans representing
                                       approximately 27.54% of the outstanding
                                       pool balance, 21.10% of the Loan Group 1
                                       balance and 65.73% of the Loan Group 2
                                       balance as of the cut-off date that pay
                                       interest-only for the first 7 to 61
                                       scheduled payments from the cut-off date
                                       and thereafter provide for regularly
                                       scheduled payments of interest and
                                       principal based on an amortization
                                       period longer than the remaining term of
                                       the mortgage loan. Such mortgage loans
                                       therefore have an expected balloon
                                       balance at the maturity date. Mortgage
                                       loans that closed during the period from
                                       the cut-off date through the closing
                                       date for which the borrower's first loan
                                       payment will be made on the payment date
                                       in June 2005 are not considered partial
                                       interest only loans for purposes of this
                                       chart. For information on these mortgage
                                       loans, see Annex A-1.

H. Prepayment Provisions;
  Defeasance Loans............   As of the cut-off date, all of the mortgage
                                 loans (other than the Wellpoint Office Tower
                                 loan, the Woodfield Commons loan, the Chatham
                                 Ridge Shopping Center loan, and the Evans Towne
                                 Center) prohibit voluntary prepayment or
                                 defeasance until at least two years after the
                                 closing date. See "Description of the Mortgage
                                 Pool--Certain Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" and
                                 "--Property Releases" in this prospectus
                                 supplement.

                                      S-30

                                 109 of the mortgage loans, representing 87.95%
                                 of the outstanding pool balance, 89.83% of the
                                 Loan Group 1 balance and 76.86% of the Loan
                                 Group 2 balance as of the cut-off date, permit
                                 defeasance following a lock-out period of at
                                 least two years from the closing date.

                                 27 of the mortgage loans, representing 11.82%
                                 of the outstanding pool balance, 9.90% of the
                                 Loan Group 1 balance and 23.14% of the Loan
                                 Group 2 balance as of the cut-off date,
                                 permit, following a lock-out period,
                                 prepayment with a yield maintenance charge
                                 (which charge is at least 1.00% of the prepaid
                                 amount), but do not permit defeasance.

                                 1 of the mortgage loans, representing 0.23% of
                                 the outstanding pool balance and 0.27% of the
                                 Loan Group 1 balance as of the cut-off date,
                                 permits defeasance or prepayment with a yield
                                 maintenance charge (which charge is at least
                                 1.00% of the prepaid amount) following a
                                 lock-out period of 2 years from the closing
                                 date.

                                 The mortgage loans generally provide for a
                                 period prior to maturity (generally 1 to 24
                                 months) during which prepayments may be made
                                 without penalty or yield maintenance charge.

                                 All of the mortgage loans that permit
                                 prepayments or defeasances require that the
                                 prepayment or defeasance be made on the due
                                 date or, if on a different date, that any
                                 prepayment or defeasance be accompanied by the
                                 interest that would be due on the next due
                                 date.

I. Mortgage Loans with Related
   Borrowers..................   Several mortgage loans have related borrowers
                                 that are affiliated with one another through
                                 partial or complete direct or indirect common
                                 ownership, with the three largest of these
                                 groups representing 6.10% 4.89% and 4.58%,
                                 respectively, of the outstanding pool balance.
                                 See Annex A-1 for additional information.

ADVANCES
A. General....................   The servicer is required to advance
                                 delinquent monthly mortgage loan payments
                                 (including payments with respect to the General
                                 Motors Building subordinate loan) if it
                                 determines that the advance will be recoverable
                                 from proceeds of the related mortgage loan. A
                                 principal and interest advance will generally
                                 equal the delinquent portion of the monthly
                                 mortgage loan payment. The servicer will not be
                                 required to advance interest in excess of a
                                 mortgage loan's

                                      S-31

                                 regular interest rate (i.e., not including any
                                 default rate or excess interest accruing on an
                                 anticipated repayment date loan). The servicer
                                 also is not required to advance, among other
                                 things, prepayment premiums or yield
                                 maintenance charges, or balloon payments. If
                                 an advance is made, the servicer will defer
                                 (rather than advance) servicing fees, but will
                                 advance the trustee's and the bond
                                 administrator's fees. Neither the servicer nor
                                 the trustee will be required to make a
                                 principal and interest advance on any
                                 companion loan. In addition, neither the
                                 servicer nor the trustee will make an advance
                                 if the special servicer determines that such
                                 advance is not recoverable from proceeds of
                                 the related mortgage loan.

                                 If a borrower fails to pay amounts due on the
                                 maturity date of the related mortgage loan,
                                 the servicer will be required on and after
                                 such date and until final liquidation thereof,
                                 to advance only an amount equal to the
                                 interest (at the mortgage loan's regular
                                 interest rate, as described above) and
                                 principal portion of the constant mortgage
                                 loan payment due immediately prior to the
                                 maturity date, subject to a recoverability
                                 determination.

                                 In addition to principal and interest
                                 advances, the servicer will also be obligated
                                 (subject to the limitations described in this
                                 prospectus supplement and except with respect
                                 to the 63 Madison Avenue loan and the Lakeside
                                 Mall loan) to pay delinquent real estate
                                 taxes, assessments and hazard insurance
                                 premiums and to cover other similar costs and
                                 expenses necessary to preserve the priority of
                                 the related mortgage, enforce the terms of any
                                 mortgage loan or to protect, manage and
                                 maintain each related mortgaged property. In
                                 addition, the special servicer may under
                                 certain circumstances make property advances
                                 on an emergency basis with respect to the
                                 mortgage loans that have been transferred to
                                 special servicing. The servicer will also be
                                 required to make property advances with
                                 respect to the mortgaged properties securing
                                 the General Motors Building whole loan (which
                                 includes the General Motors Building loan, the
                                 General Motors Building subordinate loan and
                                 the General Motors Building pari passu
                                 companion loans), the Loews Miami Beach whole
                                 loan (which includes the Loews Miami Beach
                                 loan and the Loews Miami Beach pari passu
                                 companion loans), the Wellpoint Office Tower
                                 whole loan (which includes the Wellpoint
                                 Office Tower loan and the Wellpoint Office
                                 Tower pari passu companion loans) and the
                                 FedEx-Bellingham whole loan (which includes
                                 the FedEx-Bellingham loan

                                      S-32

                                 and the FedEx-Bellingham subordinate companion
                                 loan).

                                 The servicer under the GE Commercial Mortgage
                                 Corporation Commercial Mortgage Pass-Through
                                 Certificates, Series 2005-C1 commercial
                                 mortgage securitization will be obligated to
                                 make property advances with respect to the 63
                                 Madison Avenue whole loan (which includes the
                                 63 Madison Avenue loan and the 63 Madison
                                 Avenue pari passu companion loan) and the
                                 Lakeside Mall whole loan (which includes the
                                 Lakeside Mall loan and the Lakeside Mall pari
                                 passu companion loan) in accordance with the
                                 terms of the related pooling and servicing
                                 agreement.

                                 If the servicer fails to make any required
                                 advance, the trustee will be required to make
                                 the advance. The obligation of the servicer
                                 and the trustee to make an advance will also
                                 be subject to a determination of
                                 recoverability. The trustee will be entitled
                                 to conclusively rely on the determination of
                                 recoverability made by the servicer.

                                 Principal and interest advances are intended
                                 to maintain a regular flow of scheduled
                                 interest and principal payments to the
                                 certificateholders and are not intended to
                                 guarantee or insure against losses. Advances
                                 which cannot be reimbursed out of collections
                                 on, or in respect of, the related mortgage
                                 loans will be generally reimbursed directly
                                 from any other collections on the mortgage
                                 loans as provided in this prospectus
                                 supplement and thus will cause losses to be
                                 borne by certificateholders in the priority
                                 specified in this prospectus supplement. The
                                 servicer and the trustee will be entitled to
                                 interest on any advances made. This interest
                                 will accrue at the rate and is payable under
                                 the circumstances described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise available for payment on the
                                 certificates.

                                 See "The Pooling and Servicing Agreement--
                                 Advances" in this prospectus supplement.

B. Appraisal Reduction Event
   Advances...................   Certain adverse events affecting a mortgage
                                 loan (including the General Motors Building
                                 subordinate mortgage loan), called appraisal
                                 reduction events, will require the special
                                 servicer to obtain a new appraisal (or, with
                                 respect to mortgage loans having a principal
                                 balance under $2,000,000, at the special
                                 servicer's option, an estimate of value
                                 prepared by the special

                                      S-33

                                 servicer or with the consent of the directing
                                 certificateholder (which is generally (except
                                 with respect to any loan that is part of a
                                 split loan structure) the holder of the
                                 majority interest of the most subordinate
                                 class then outstanding), an appraisal on the
                                 related mortgaged property (except with
                                 respect to mortgaged properties securing the
                                 63 Madison Avenue loan and the Lakeside Mall
                                 loan). Based on the estimate of value or
                                 appraised value in such appraisal, as
                                 applicable, it may be necessary to calculate
                                 an appraisal reduction amount. The amount
                                 required to be advanced in respect of a
                                 mortgage loan (including the General Motors
                                 Building subordinate mortgage loan) that has
                                 been subject to an appraisal reduction event
                                 will be reduced so that the servicer will not
                                 be required to advance interest to the extent
                                 of the appraisal reduction amount. Due to the
                                 payment priorities described above, this will
                                 reduce the funds available to pay interest on
                                 the most subordinate class or classes of
                                 certificates then outstanding.

                                 The 63 Madison Avenue loan and the Lakeside
                                 Mall loan are subject to provisions in the
                                 pooling and servicing agreement under which
                                 they are serviced relating to appraisal
                                 reductions that are substantially similar but
                                 not identical to the provisions set forth
                                 above. The existence of an appraisal reduction
                                 in respect of the 63 Madison Avenue loan or
                                 the Lakeside Mall loan will proportionately
                                 reduce the servicer's or the trustee's, as the
                                 case may be, obligation to make principal and
                                 interest advances on such mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Appraisal Reductions" in this
                                 prospectus supplement.

                           ADDITIONAL CONSIDERATIONS

Optional Termination..........   On any distribution date on which the
                                 remaining aggregate principal balance of the
                                 mortgage loans is less than 1% of the
                                 outstanding pool balance as of the cut-off
                                 date, each of (i) the holder of the majority
                                 interest of the most subordinate class then
                                 outstanding (other than the Class GMB-1, Class
                                 GMB-2, Class GMB-3, Class GMB-4 or Class GMB-5
                                 Certificates), (ii) the servicer or (iii) the
                                 special servicer, in that order, may exercise
                                 an option to purchase all of the mortgage loans
                                 including the General Motors Building
                                 subordinate loan (and all property acquired
                                 through the exercise of remedies in respect of
                                 any mortgage loan). Exercise of this option
                                 will effect the termination of the trust and
                                 retirement of the then outstanding
                                 certificates. The trust could also be

                                      S-34

                                 terminated in connection with an exchange by a
                                 sole remaining certificateholder of all the
                                 then outstanding certificates (including the
                                 Class X-C, Class X-P, Class GMB-1, Class
                                 GMB-2, Class GMB-3, Class GMB-4 and Class
                                 GMB-5 Certificates), excluding the Class Q,
                                 Class R and Class LR Certificates (provided,
                                 however, that the Class A through Class D
                                 Certificates are no longer outstanding and
                                 that the sole remaining certificateholder
                                 compensate the bond administrator for the
                                 amount of investment income the bond
                                 administrator would have earned if the
                                 outstanding principal amount of the then
                                 outstanding certificates were on deposit with
                                 the bond administrator one business day prior
                                 to the date of the exchange), for the mortgage
                                 loans remaining in the trust.

                                 See "The Pooling and Servicing
                                 Agreement--Optional Termination" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Termination" in the prospectus.

Certain Federal Income
Tax Consequences..............   Elections will be made to treat portions of
                                 the trust as two separate REMICs, known as the
                                 Lower-Tier REMIC and the Upper-Tier REMIC, for
                                 federal income tax purposes. In the opinion of
                                 counsel, such portions of the trust will
                                 qualify for this treatment pursuant to their
                                 elections.

                                 Federal income tax consequences of an
                                 investment in the certificates offered in this
                                 prospectus supplement include:

                                 o Each class of certificates offered in this
                                   prospectus supplement will constitute a
                                   class of "regular interests" in the
                                   Upper-Tier REMIC.

                                 o The regular interests will be treated as
                                   newly originated debt instruments for
                                   federal income tax purposes.

                                 o Beneficial owners of the certificates
                                   offered in this prospectus supplement will
                                   be required to report income on those
                                   certificates in accordance with the accrual
                                   method of accounting.

                                 o It is anticipated that the certificates
                                   offered in this prospectus supplement,
                                   other than the Class X-P Certificates, will
                                   be issued [at a premium] [with a de minimis
                                   amount of original issue discount], and
                                   that the Class X-P Certificates will be
                                   issued with original issue discount.

                                 In addition, the portion of the trust
                                 consisting of the right to excess interest
                                 (above the amount of interest

                                      S-35

                                 that would have accrued on an anticipated
                                 repayment date if the interest rate did not
                                 increase as a result of the anticipated
                                 repayment date loan not paying off on its
                                 anticipated repayment date) and the related
                                 proceeds in the grantor trust distribution
                                 account will be treated as a grantor trust for
                                 federal income tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and "Federal
                                 Income Tax Consequences for REMIC
                                 Certificates" in the prospectus.

ERISA Considerations..........   A fiduciary of an employee benefit plan
                                 should review with its legal advisors whether
                                 the purchase or holding of the certificates
                                 offered in this prospectus supplement could
                                 give rise to a transaction that is prohibited
                                 or is not otherwise permitted under either
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code of 1986, as amended, or whether there
                                 exists any statutory, regulatory or
                                 administrative exemption applicable thereto.
                                 The United States Department of Labor has
                                 granted to each of Deutsche Bank Securities
                                 Inc., ABN AMRO Incorporated and PNC Capital
                                 Markets, Inc. an administrative exemption
                                 (Deutsche Bank Securities Inc., as Department
                                 Final Authorization Number 97-03E, as amended
                                 by Prohibited Transaction Exemption ("PTE")
                                 2002-41, ABN AMRO Incorporated, as Department
                                 Final Authorization Number 98-08E, as amended
                                 by PTE 2002-41 and PNC Capital Markets, Inc.,
                                 as PTE 98-08, as amended by PTE 2002-41), which
                                 generally exempts from the application of
                                 certain of the prohibited transaction
                                 provisions of Section 406 of ERISA and the
                                 excise taxes imposed on such prohibited
                                 transactions by Sections 4975(a) and (b) of the
                                 Internal Revenue Code of 1986, as amended,
                                 transactions relating to the purchase, sale and
                                 holding of pass-through certificates
                                 underwritten by the underwriters and the
                                 servicing and operation of the related asset
                                 pool, provided that certain conditions are
                                 satisfied.

                                 The Depositor expects that the exemption
                                 granted to Deutsche Bank Securities Inc., ABN
                                 AMRO Incorporated and PNC Capital Markets,
                                 Inc. will generally apply to the certificates
                                 offered in this prospectus supplement,
                                 provided that certain conditions are
                                 satisfied. See "ERISA Considerations" in this
                                 prospectus supplement and "Certain ERISA
                                 Considerations" in the prospectus.

                                      S-36

Ratings.......................   It is a condition to their issuance that the
                                 certificates offered in this prospectus
                                 supplement receive from Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc., and Moody's Investors Service,
                                 Inc., the credit ratings indicated below.

                            S&P     MOODY'S
                          ------   --------

  Class A-1 ...........     AAA       Aaa
  Class A-2 ...........     AAA       Aaa
  Class A-3 ...........     AAA       Aaa
  Class A-SB ..........     AAA       Aaa
  Class A-4 ...........     AAA       Aaa
  Class A-1A ..........     AAA       Aaa
  Class X-P ...........     AAA       Aaa
  Class A-J ...........     AAA       Aaa
  Class B .............     AA        Aa2
  Class C .............     AA-       Aa3
  Class D .............      A        A2

                                 See "Ratings" in this prospectus supplement
                                 and "Rating" in the prospectus for a
                                 discussion of the basis upon which ratings are
                                 given, the limitations of and restrictions on
                                 the ratings, and the conclusions that should
                                 not be drawn from a rating.

Legal Investment..............   None of the certificates will constitute
                                 "mortgage related securities" within the
                                 meaning of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. The
                                 appropriate characterization of the
                                 certificates offered in this prospectus
                                 supplement under various legal investment
                                 restrictions, and thus the ability of investors
                                 subject to these restrictions to purchase the
                                 certificates offered in this prospectus
                                 supplement, may be subject to significant
                                 interpretative uncertainties. Investors should
                                 consult their own legal advisors to determine
                                 whether and to what extent the certificates
                                 offered in this prospectus supplement
                                 constitute legal investments for them. See
                                 "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

Denominations; Clearance
 and Settlement...............   The certificates offered in this prospectus
                                 supplement will be issuable in registered form,
                                 in minimum denominations of certificate balance
                                 of (i) $10,000 with respect to the Class A-1,
                                 Class A-2, Class A-3, Class A-SB, Class A-4,
                                 Class A-1A and Class A-J Certificates, (ii)
                                 $25,000 with respect to the Class B, Class C
                                 and Class D Certificates and (iii) $1,000,000
                                 with respect to the Class X-P Certificates.

                                      S-37

                                 Investments in excess of the minimum
                                 denominations may be made in multiples of $1.

                                 You may hold your certificates through (i) The
                                 Depository Trust Company ("DTC") (in the
                                 United States) or (ii) Clearstream Banking
                                 Luxembourg, a division of Clearstream
                                 International, societe anonyme ("Clearstream")
                                 or The Euroclear System ("Euroclear") (in
                                 Europe). Transfers within DTC, Clearstream or
                                 Euroclear will be in accordance with the usual
                                 rules and operating procedures of the relevant
                                 system. See "Description of the Offered
                                 Certificates--Delivery, Form and
                                 Denomination," "--Book-Entry Registration" and
                                 "--Definitive Certificates" in this prospectus
                                 supplement and "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the prospectus.

                                      S-38

                                 RISK FACTORS

     You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                      RISKS RELATED TO THE MORTGAGE LOANS

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     Payments under the mortgage loans are not insured or guaranteed by any person or entity.

     Substantially all of the mortgage loans are or should be considered to be nonrecourse loans. If a default occurs, the lender's remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a mortgage loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related mortgaged property.
Payment of amounts due under the mortgage loan prior to the maturity date or the anticipated repayment dates, as applicable, is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at the maturity date or the anticipated repayment dates, as applicable, is primarily dependent upon the market value of the mortgaged property and the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

     All of the mortgage loans (except as specified below) were originated within 6 months prior to the cut-off date. Consequently, the mortgage loans generally do not have a long-standing payment history. 12 of the mortgage loans, collectively representing 1.24% of the outstanding pool balance (and
1.44% of the loan group 1 balance) were originated between February 1998 and
September 1999.

COMMERCIAL LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various types of income-producing commercial properties. Commercial mortgage loans are generally thought to expose a lender to greater risk than one-to-four family residential loans.

     The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property's cash flow (or its potential to generate cash flow).
However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

                                      S-39

     The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

     o the age, design and construction quality of the mortgaged property;

     o perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

     o the proximity and attractiveness of competing properties;

     o the adequacy of the mortgaged property's management and maintenance;

     o increases in operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

     o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o a decline in the financial condition of a major tenant;

     o an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Others factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of competing properties, space, multifamily housing or hotel rooms);

     o demographic factors;

     o decreases in consumer confidence;

     o changes in consumer tastes and preferences;

     o retroactive changes in building codes;

     o changes or continued weakness in specific industry segments; and

     o the public's perception of safety for customers and clients.

      The volatility of net operating income will be influenced by many of the fore going factors, as well as by:

     o the length of tenant leases and other lease terms, including co-tenancy provisions and early termination rights;

     o the creditworthiness of tenants;

     o tenant defaults;

     o in the case of rental properties, the rate at which new rentals occur;
       and

     o the mortgaged property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under the related mortgage loans.

                                      S-40

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Certain of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.
Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions. For instance, the mortgage loan known as "Burnham
Center," representing approximately 2.96% of the initial outstanding pool balance and 3.46% of the initial loan group 1 balance, is secured by a mortgaged property listed on the National Register of Historic Places and the mortgage loan known as "Loews Miami Beach," representing approximately 2.94% of the initial outstanding pool balance and 3.43% of the initial loan group 1 balance, is secured by a mortgaged property located within the Art Deco
Historic District of Miami, Florida.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

     o changes in governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o the availability of refinancing; and

     o changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if one or more tenants make up a significant portion of the rental income. In the event of a default by that tenant or if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. This is so because: (i) the financial effect of the absence of rental income from such tenant are typically severe; (ii) more time may be required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     In the case of the following 38 mortgaged properties, collectively representing 12.45% of the outstanding pool balance (and 14.55% of the Loan
Group 1 balance), as of the cut-off date, the related mortgage loans are secured by liens on mortgaged properties that are 100% leased to a single tenant:

     o 40 West 34th Street

     o 360 West Maple/McCann-Erickson Building

     o ADP Office

     o Albany Family Court

     o BAE Systems Building

     o Building Plastics, Inc.

                                      S-41

    o El Tapatio Market

    o Federal Express Freight Facility

    o FedEx -- Bellingham

    o Ferguson Piping

    o Galley Foods

    o Genie Industries Buildings

    o Pacific American Fish Company

    o Rite Aid Belpre

    o Rite Aid Canton

    o Rite Aid Chehalis

    o Rite Aid Delphos

    o Rite Aid Detroit

    o Rite Aid Durand

    o Rite Aid East Palestine

    o Rite Aid Erie

    o Rite Aid Marion

    o Rite Aid Milton Freewater

    o Rite Aid North Dansville

    o Rite Aid Portland

    o Rite Aid Roanoke

    o Rite Aid Wheeling

    o The Georgia Pacific Warehouse and Distribution Center

    o Walgreens -- Arlington, TN

    o Walgreens -- Berea, OH

    o Walgreens -- Detroit, MI

    o Walgreens -- Katy, TX

    o Walgreens -- Naperville, IL

    o Walgreens -- Northfield, MN

    o Walgreens -- Palm Harbor, FL

    o Walgreens -- Red Bluff, CA

    o Walgreens -- San Antonio, TX

    o Wellpoint Office Tower

For lease maturity dates with respect to the above mortgage loans see Annex
A-1.

    The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property. In addition, the loan underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt

                                      S-42

service coverage ratios than other types of mortgage loans. However, there can be no assurance that the assumptions made when underwriting such loans will be correct, that the tenant will re-let the premises or that such tenant will maintain its creditworthiness.

     Mortgaged properties also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the mortgaged properties or of tenants in a particular business or industry. For instance,
Rite Aid is the sole tenant at 14 mortgaged properties, representing security for 1.50% of the outstanding pool balance, Walgreens is the sole or a significant tenant at 9 mortgaged properties, representing security for 1.60%
of the outstanding pool balance and New York Life is a significant tenant at 2 mortgaged properties, representing security for 7.02% of the outstanding pool balance. In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. For additional information regarding significant tenants, see Annex A-1 in this prospectus supplement.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATED TO LOAN CONCENTRATION

     Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. The ten largest mortgage loans or groups of Mortgage Loans represent approximately
48.74% of the outstanding pool balance, approximately 54.47% of the Loan Group
1 balance and 14.80% of the Loan Group 2 balance as of the cut-off date. Losses on any of these loans may have a particularly adverse effect on the certificates offered in this prospectus supplement.

     The ten largest loans are described in Annex B to this prospectus supplement.

     Each of the other mortgage loans represents no more than 2.11% of the outstanding pool balance as of the cut-off date.

RISKS RELATED TO BORROWER CONCENTRATION

     Several groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 6.10%, 4.89% and 4.58%, respectively, of the outstanding pool balance, the three largest of the related loan groups in Loan Group 1 representing approximately 5.56%, 5.36% and 2.58%, respectively, of the Loan
Group 1 balance and the three largest of the related loan groups in Loan Group
2 representing approximately 33.88%, 9.31% and 5.27% of the Loan Group 2 balance as of the cut-off date. A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For instance, if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans. See Annex A-1 for Mortgage Loans with related borrowers.

                                      S-43

RISKS RELATING TO PROPERTY TYPE CONCENTRATION

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In particular, the mortgage loans in Loan Group 1 are secured primarily by properties other than multifamily properties and the mortgage loans in Loan
Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the mortgage loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class A-1A Certificates than if that class received principal distributions from loans secured by other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class A-J and Class B through Class P Certificates have been reduced to zero, the Class
A-1A Certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3,
Class A-SB and Class A-4 Certificates. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4 and Class A-1A Certificates will generally be based upon the particular loan group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date:

     o office properties securing 26 mortgage loans representing 51.63% of the outstanding pool balance and 60.34% of the Loan Group 1 balance as of the cut-off date;

     o retail properties securing 53 mortgage loans representing 20.01% of the outstanding pool balance and 23.39% of the Loan Group 1 balance as of the cut-off date;

     o multifamily and manufactured housing properties securing 32 mortgage loans representing 15.27% of the outstanding pool balance, 0.96% of the
       Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date;

     o hotel properties securing 4 mortgage loans representing 4.32% of the outstanding pool balance and 5.05% of the Loan Group 1 balance as of the cut-off date;

     o industrial properties securing 10 mortgage loans representing 3.92% of the outstanding pool balance and 4.58% of the Loan Group 1 balance as of the cut-off date;

     o mixed use properties securing 4 mortgage loans representing 2.83% of the outstanding pool balance and 3.30% of the Loan Group 1 balance as of the cut-off date; and

     o self storage properties securing 8 mortgage loans representing 2.03% of the outstanding pool balance and 2.37% of the Loan Group 1 balance as of the cut-off date.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     As of the cut-off date, the mortgaged properties are located in 32 states.
13 mortgaged properties, securing mortgage loans representing 30.81% of the outstanding pool balance, are located in New York. 24 mortgaged properties, securing mortgage loans representing 16.39% of the outstanding pool balance, are located in California. 14 mortgaged properties, securing mortgage loans representing 11.70% of the outstanding pool balance as of the cut-off date, are located in Florida. See the table entitled "Geographic Concentration of
Mortgage Loans" under "Description of the Mortgage Pool" in this prospectus supplement. Except as set forth in this paragraph, no state contains more than
7.85% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to such mortgaged property).

                                      S-44

     The economy of any state or region in which a mortgaged property is located may be adversely affected more than that of other areas of the country by:

     o certain developments particularly affecting industries concentrated in such state or region;

     o conditions in the real estate markets where the mortgaged properties are located;

     o changes in governmental rules and fiscal policies;

     o acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses); see "Risk Factors--Risks Related to the
       Mortgage Loans--Property Insurance" in this prospectus supplement; and

     o other factors which are beyond the control of the borrowers.

     For example, improvements on mortgaged properties located in California may be more susceptible to certain types of special hazards not fully covered by insurance (such as earthquakes) than properties located in other parts of the country. To the extent that general economic or other relevant conditions in states or regions in which concentrations of mortgaged properties securing significant portions of the aggregate principal balance of the mortgage loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the mortgaged properties and repayment by borrowers may be adversely affected.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     26 of the mortgaged properties, which represent security for 51.63% of the outstanding pool balance and 60.34% of the Loan Group 1 balance as of the cut-off date, are office properties.

     Various factors may adversely affect the value of office properties, including:

     o the quality of an office building's tenants;

     o an economic decline in the business operated by the tenants;

     o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

     o the desirability of the area as a business location;

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

     o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     53 of the mortgaged properties, which represent security for 20.01% of the outstanding pool balance and 23.39% of the Loan Group 1 balance as of the cut-off date, are retail properties. Of these, 17 mortgaged properties, representing security for 14.27% of the outstanding pool balance and 16.68% of the Loan Group 1 balance as of the cut-off date, are considered by the applicable mortgage loan seller to be anchored or shadow anchored properties.
13 mortgaged properties, representing security for 2.63% of the outstanding pool balance and 3.08% of the Loan Group 1 balance as of the cut-off date, are considered by the

                                      S-45

applicable mortgage loan seller to be unanchored mortgaged properties. 23 mortgaged properties, representing security for 3.10% of the outstanding pool balance and 3.63% of the Loan Group 1 balance as of the cut-off date, are single tenant properties. The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs. Certain tenants at various mortgaged properties may have rents tied to a percentage of gross sales.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.
An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o termination of an anchor tenant's or shadow anchor tenant's lease, or if the anchor tenant or shadow anchor owns its own site, a decision to vacate;

     o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     If an anchor store in a mortgaged property were to close, the related borrower may be unable to replace that anchor in a timely manner or may suffer adverse economic consequences. Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives. Certain tenants at various mortgaged properties are closed for business or otherwise not in occupancy and/or have co-tenancy clauses or other termination provisions in their leases. These and other similar situations could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer business:

     o factory outlet centers;

     o discount shopping centers and clubs;

     o catalogue retailers;

     o home shopping networks;

     o internet web sites; and

     o telemarketers.

     Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the

                                      S-46

mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.
Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

     In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     37 of the mortgaged properties (including 5 manufactured housing properties), which represent security for 15.27% of the outstanding pool balance, 0.96% of the Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date, are multifamily properties. 2 of these mortgaged properties, representing security for 0.68% of the outstanding pool balance and 4.70% of the Loan Group 2 balance as of the cut-off date, provide housing for students in all or a majority of its units.

     A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

     o the location of the property (e.g., a change in the neighborhood over time);

     o the ability of management to provide adequate maintenance and insurance;

     o the types of services the property provides;

     o the property's reputation;

     o the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

     o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o the presence of competing properties in the local market;

     o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

     o adverse local or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

     o state and local regulations;

     o government assistance/rent subsidy programs; and

     o national, state, or local politics.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents

                                      S-47

of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans may be secured by mortgaged properties that are currently eligible (or may become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal
Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of
the United States Department of Housing and Urban Development. There is no
assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

     Manufactured Housing Properties Have Special Risks. 5 of the mortgaged properties, which represent security for 0.59% of the outstanding pool balance,
0.55% of the Loan Group 1 balance and 0.80% of the Loan Group 2 balance as of the cut-off date, are manufactured housing properties. Loans secured by liens on manufactured housing properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

     The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

     o other manufactured housing properties;

     o apartment buildings; and

     o site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o the location of the manufactured housing property;

     o the ability of management to provide adequate maintenance and insurance;

     o the type of services or amenities it provides;

     o the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing properties are "special purpose" properties that could not be readily converted to general residential, retail or office use.
Thus, if the operation of any of the

                                      S-48

manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

     Certain of the manufactured housing community mortgaged properties may be recreational vehicle parks. These properties may depend on revenue from tourism, and may be visited, and generate cash flow, only during certain seasons during the year. Therefore, these properties may be subject to seasonality risk that other manufactured housing community mortgaged properties may not be subject to, or may be subject to fluctuations in tourism rates.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     There are 4 hotel properties, securing approximately 4.32% of the outstanding pool balance as of the cut-off date (or approximately 5.05% of the
Loan Group 1 balance as of the cut-off date). 2 of such hotel properties are considered full service, securing approximately 3.38% of the outstanding pool balance as of the cut-off date (or approximately 3.95% of the Loan Group 1 balance as of the cut-off date), and 2 of such hotel properties, securing approximately 0.94% of the outstanding pool balance as of the cut-off date (or approximately 1.10% of the Loan Group 1 balance as of the cut-off date), are considered limited service.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

     o the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o conversion to alternative uses which may not be readily made;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

     o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C.
       and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o management ability of property managers;

     o desirability of particular locations;

     o location, quality and hotel management company's affiliation, each of which affects the economic performance of a hotel; and

     o relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and

                                      S-49

regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     The hotel properties are affiliated with a hotel management company through management agreements or with a hotel chain through a franchise agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence, reputation, and financial strength of the franchisor or hotel management company;

     o the public perception of the franchise or management company or hotel chain service mark; and

     o the duration of the franchise licensing agreement or management agreement.

     Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.
Replacement franchises may require significantly higher fees.

     Transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

     No assurance can be given that the trust fund could renew a management agreement or obtain a new management agreement following termination of the agreement in place at the time of foreclosure.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     There are 10 industrial properties, securing approximately 3.92% of the outstanding pool balance and 4.58% of the Loan Group 1 balance as of the cut-off date. Significant factors determining the value of industrial properties are:

     o the quality of tenants;

     o building design and adaptability; and

     o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.
Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

                                      S-50

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 8 mortgage loans, representing approximately 2.03% of the outstanding pool balance and 2.37% of the loan group
1 balance, as of the cut-off date.

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses. In addition, it is difficult to assess the environmental risks posed by these facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     1 mortgage loan, representing 0.78% of the outstanding pool balance and
0.91% of the Loan Group 1 balance as of the cut-off date, is secured, in whole or in part, by the related borrower's fee simple ownership interest in one or more condominium units. The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner's ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.
Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     With respect to the mortgage loan known as "South Beach Ritz Carlton
Retail," representing 0.78% of the outstanding pool balance or 0.91% of the loan group 1 balance as of the cut-off date, the mortgaged property consists of the borrower's leasehold interest in both retail condominium units at the Ritz
Carlton Hotel. The retail units are afforded 1% of the voting rights; the hotel unit has the remaining 99%. However, the condominium association acknowledged lender (and successors and assigns) as a first mortgagee under the terms of the condominium regime and afforded lender all rights of a first mortgagee under the condominium documents, including the right to receive notice of (a) a casualty or condemnation proceedings, (b) payments delinquent by 60 days, (c)
any lapse, cancellation or material modification of any insurance policy, (d)
any proposed action which requires the

                                      S-51

consent of a specified number of mortgage holders, (e) condominium association meetings (and the right to attend such meetings).

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a mortgage loan secured by the borrower's interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

CERTAIN ADDITIONAL RISKS RELATED TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o space in the mortgaged properties could not be leased or re-leased;

     o tenants were unable to meet their lease obligations;

     o a significant tenant were to become a debtor in a bankruptcy case; or

     o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on
Annex A-1 to this prospectus supplement. Certain of the significant tenants have lease expiration dates that occur prior to the maturity date of the related mortgage loan. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults on its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants' leases were terminated.

     Certain of the mortgaged properties may be leased to tenants under leases that provide that tenant with a right of first refusal to purchase the related mortgaged property upon a sale of the mortgaged property. Such provisions, if not waived, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the

                                      S-52

affiliated tenants. Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15%
(not to exceed three years), of the remaining term of that lease.

ENVIRONMENTAL LAWS ENTAIL RISKS

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the asbestos-containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the United States Environmental Protection Agency has
identified health risks associated with elevated radon gas levels in buildings.
In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition. This lien may have priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

     Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. Contracts for the purchase and sale of an interest in residential housing constructed prior to
1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

     The owner's liability for any required remediation generally is not limited by law and could accordingly exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower's ability to repay its mortgage loan.

     In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard. See
"Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the
prospectus.

     In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

                                      S-53

     o an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

     o a responsible third party was identified as being responsible for the remedial action; or

     o the related originator of the subject mortgage loan generally required the related borrower to:

       (a)       take investigative and/or remedial action;

       (b)       carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

       (c)       monitor the environmental condition and/or to carry out
                 additional testing, in the manner and within the time frame specified by the environmental consultant;

       (d)       obtain or seek a letter from the applicable regulatory
                 authority stating that no further action was required; or

       (e)       obtain environmental insurance or provide an indemnity or
                 guaranty from an individual or an entity (which may include the sponsor).

POTENTIAL TRUST LIABILITY RELATED TO A MATERIALLY ADVERSE ENVIRONMENTAL
CONDITION

     The mortgage loan sellers have represented to the Depositor that all of the mortgaged properties within the 14 months preceding the cut-off date have had (i) an environmental site assessment or (ii) an update of a previously conducted assessment based upon information in an established database or study. In the case of 1 mortgaged property, securing 0.07% of the outstanding pool balance or 0.49% of the Loan Group 2 balance as of the cut-off date, a lenders' environmental insurance policy was obtained with respect to the related mortgaged property in lieu of obtaining an environmental site assessment or update. Subject to certain conditions and exclusions, the environmental insurance policies generally insure the trust against losses resulting from certain known and unknown environmental conditions at the related mortgaged property or properties during the applicable policy period.
See "Description of the Mortgage Pool--Certain Underwriting
Matters--Environmental Site Assessments" in this prospectus supplement. There can be no assurance that any such assessment, study or review revealed all possible environmental hazards. Each mortgage loan seller has informed the
Depositor that to its actual knowledge, without inquiry beyond the environmental assessment (or update of a previously conducted assessment) or questionnaire completed by the borrower and submitted to the mortgage loan seller in connection with obtaining an environmental insurance policy in lieu of an environmental assessment, there are no significant or material circumstances or conditions with respect to the mortgaged property not revealed in the environmental assessment (or update of a previously conducted assessment) or the borrower's environmental questionnaire. The environmental assessments relating to certain of the mortgage loans revealed the existence of friable or non-friable asbestos-containing materials, lead-based paint, radon gas, leaking underground storage tanks, polychlorinated biphenyl contamination, ground water contamination or other material environmental conditions. Each mortgage loan seller has informed the Depositor that where such conditions were identified,

     o the condition has been remediated in all material respects,

     o the borrower has escrowed funds to effect the remediation,

     o a responsible party (which may include the sponsor) is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

     o an operations and maintenance plan has been or will be implemented,

     o an environmental insurance policy with respect to such condition has been obtained,

                                      S-54

     o an indemnity or guaranty with respect to that condition was obtained from a responsible third party or the sponsor,

     o a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to that condition, or

     o upon further investigation, an environmental consultant recommended no further investigation or remediation.

     With respect to the mortgage loan known as "Village Place Apartments,"
contaminated soil was discovered on the related mortgaged property in 2001.
According to the Phase I environmental report, the impacted soils appear to be concentrated at the north end of the property and near the groundwater table.
Historical sources indicate that a gas station formerly existed on the north adjacent property. The site has been identified as a "Suspected Leak Site" and has an open status with the Minnesota Pollution Control Agency. The borrower obtained a letter from the Minnesota Pollution Control Agency stating that the borrower was not the responsible party and would at most be identified as a volunteer party and subject to a maximum liability of $100,000.

     For more information regarding environmental considerations, see "Certain
Legal Aspects of Mortgage Loans--Environmental Considerations" in the
prospectus.

     The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title thereto on behalf of the trust or assuming its operation. Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust will become liable under any environmental law.
However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability under environmental laws. See "The Pooling and Servicing
Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Environmental
Considerations" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY THE REMAINING PRINCIPAL BALANCE ON THE MATURITY
DATE OR ANTICIPATED REPAYMENT DATE

     119 mortgage loans, representing 94.63% of the outstanding pool balance,
93.73% of the Loan Group 1 balance and 100.00% of the Loan Group 2 balance as of the cut-off date, are balloon loans which provide for substantial payments of principal due at their stated maturities. 2 mortgage loans, representing
3.10% of the outstanding pool balance, 3.62% of the Loan Group 1 balance as of the cut-off date, are expected to have substantial principal balances outstanding at their anticipated repayment dates. 94 of the 119 mortgage loans identified above, representing 47.68% of the outstanding pool balance, or
46.57% of the Loan Group 1 balance and 54.30% of the Loan Group 2 balance as of the cut-off date, have a balloon payment date in the year 2015. The anticipated repayment date mortgage loans, representing 2.96% and 0.13%, respectively, of the outstanding pool balance, or 3.46% and 0.16%, respectively of the Loan
Group 1 balance, as of the cut-off date, have anticipated repayment dates in
2010 and 2015, respectively.

     Balloon loans and anticipated repayment date loans involve a greater risk to the lender than fully amortizing loans because a borrower's ability to repay a balloon loan on its maturity date or repay a mortgage loan on its anticipated repayment date, as applicable, typically will depend upon its ability either to refinance such mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                      S-55

     o the availability of, and competition for, credit for commercial real estate projects;

     o prevailing interest rates;

     o the fair market value of the related properties;

     o the borrower's equity in the related properties;

     o the borrower's financial condition;

     o the operating history and occupancy level of the property;

     o tax laws; and

     o prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     There can be no assurance that a borrower will have the ability to repay the remaining principal balance of the related mortgage loan on the pertinent date.

RISKS RELATED TO MODIFICATION OF MORTGAGE LOANS WITH BALLOON PAYMENTS

     In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than the 63 Madison Avenue loan and the Lakeside
Mall loan, which are being serviced pursuant to a separate pooling and servicing agreement) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of
Payments" in this prospectus supplement. The servicer and the special servicer may extend the maturity date of a mortgage loan under limited circumstances.
See "The Pooling and Servicing Agreement--Modifications" in this prospectus supplement. There can be no assurance, however, that any extension or modification will increase the present value of recoveries in a given case.
Neither the servicer nor the special servicer will have the ability to extend or modify the 63 Madison Avenue loan or the Lakeside Mall loan, because such mortgage loans are being serviced by another servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the related mortgage loan by the special servicer or the applicable special servicer servicing the 63
Madison Avenue loan or the Lakeside Mall loan, will likely extend the weighted average life of such class of certificates. See "Yield and Maturity
Considerations" in this prospectus supplement and in the prospectus.

RISKS RELATING TO BORROWERS' ORGANIZATION OR STRUCTURE

     Although the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single-purpose entity, in many cases the borrowers are not required to observe all covenants which typically are required in order for them to be viewed under standard rating agency criteria as "special-purpose entities." In general, the borrowers'
organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness.
These provisions are designed to mitigate the possibility that the borrowers'
financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single-purpose entity, such a borrower may have previously owned property other than the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a "single purpose entity." There can be no assurance that circumstances that arose when the borrower did not

                                      S-56

observe the required covenants will not impact the borrower or the related mortgaged property. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director of the borrower (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances. Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan. The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

     With respect to 15 mortgage loans, representing 11.21% of the outstanding pool balance, 9.95% of the Group 1 Loan Balance and 18.64% of the Group 2 Loan
Balance, two or more borrowers own the related mortgaged property as tenants-in-common. The mortgage loans are:

     o Burnham Center

     o Courtney Village

     o Town Center Business Park

     o Genie Industries Buildings

     o Satellite 1100 & 2000

     o Mission Collin Creek Apartments

     o Pacific American Fish Company

     o Lexington on Mallard Creek

     o Concourse Office Building I

     o Concourse Office Building II

     o Falcon View Plaza

     o Washington Commons

     o Walgreens -- Detroit, MI

     o Walgreens -- Katy, TX

     o Walgreens -- San Antonio, TX

Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such forced sale or action for partition of a mortgaged property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. In most cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, because the tenant-in-common structure may cause delays in the enforcement of remedies
(because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), in most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. In addition, in some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower and the guarantor if a tenant-in-common files for bankruptcy. However, there can be no assurance that a bankruptcy proceeding by a single

                                      S-57

tenant-in-common borrower will not delay enforcement of this mortgage loan.
Additionally, in some cases, subject to the terms of the related mortgage loan documents, the tenant-in-common borrowers may assign their interests to one or more tenant-in-common borrowers. Such increase in the number of tenant-in-common borrowers increases the risks related to this ownership structure. For information related to the sponsor or advisor to the sponsor of the Mortgage Loans known as "Lexington on Mallard Creek," "Mission Collin Creek
Apartments," "Town Center Business Park," "Walgreens -- San Antonio, TX" and
"Satellite 1100 & 2000," see "--Risks Related to Litigation" below.

RISKS RELATED TO ADDITIONAL DEBT

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the Depositor, the mortgage loan sellers, the underwriters, the servicer, the special servicer, the bond administrator or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Other
Financing."

     Except to the extent set forth in the last sentence of this paragraph, all of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent to incur such debt. Moreover, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt. This additional debt may be secured by other property owned by such borrower. Certain of these borrowers may have already incurred additional debt.
The mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans--Other Financing."

     Although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower. With respect to mezzanine financing, while a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are generally set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. The mortgage loan sellers have informed us that they are aware of potential mezzanine debt with respect to the mortgage loans described under "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans--Other Financing."

     Although, the terms of the mortgage loans generally prohibit additional debt of the borrowers, and debt secured by ownership interests in the borrowers, except as provided above, it has not been confirmed whether or not any of the borrowers have incurred additional secured or unsecured debt, or have permitted encumbrances on the ownership interests in such borrowers. There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

                                      S-58

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. In addition, with respect to the mezzanine financing, in most of these cases a mezzanine lender will have a right to purchase a mortgage loan in certain default situations. This may cause an early prepayment of the related mortgage loan.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
(subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o reduce monthly payments due under a mortgage loan;

     o change the rate of interest due on a mortgage loan; or

     o otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      S-59

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAIL RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure;

     o operating the property and providing building services;

     o managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building's value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     No representation or warranty can be made as to the skills or experience of any present or future managers. Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties. Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.

     With respect to 7 mortgage loans, representing 6.10% of the outstanding pool balance, 5.56% of the outstanding loan group 1 balance and 9.31% of the outstanding loan group 2 balance as of the cut-off date, Triple Net Properties
Realty, Inc. is the property manager. See "--Risks Related to Litigation"
below.

RISKS OF INSPECTIONS RELATING TO PROPERTY

     Licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and
Pennsylvania. Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for a large mortgaged property, which could adversely affect the cash flow at such mortgaged property, or (iii) impact leasing patterns or

                                      S-60

shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel properties and those mortgaged properties in tourist areas, which could reduce the ability of those mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property
Insurance" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The government of the United States has implemented full scale military operations against Iraq. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

PROPERTY INSURANCE

     Subject to certain exceptions including where the mortgage loan documents permit the borrower to rely on self-insurance provided by a tenant, the related mortgage loan documents require the related borrower to maintain, or cause to be maintained, property and casualty insurance. However, the mortgaged properties may suffer losses due to risks which were not covered by insurance or for which the insurance coverage is inadequate. Specifically, certain of the insurance policies may expressly exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

     In addition certain of the mortgaged properties are located in California,
Washington, Texas, Oregon, Utah, Nevada and along the Southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance and the related borrowers may not have adequate coverage should such an act of nature occur.

     There is no assurance that borrowers will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.
Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     Following the September 11, 2001 terrorist attacks, many reinsurance companies (which assume some of the risk of policies sold by primary insurers)
indicated an intention to eliminate acts of terrorism from their reinsurance coverage. Absent such coverage, primary insurers would have had to assume this risk themselves causing insurers to either eliminate such coverage, increase the amount of deductible for acts of terrorism or charge higher premiums. In order to redress the potential lack of terrorism insurance coverage, Congress passed the Terrorism Risk Insurance Act of 2002, thereby establishing the
Terrorism Insurance Program.

     The various forms of insurance maintained with respect to certain of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, are provided under a blanket insurance policy, covering other real properties, some of which secure properties not included in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust and the amounts available could be insufficient to cover insured risks at such mortgaged property.

                                      S-61

     The Terrorism Insurance Program is administered by the Secretary of the
Treasury and provides insurers with financial assistance from the United States government in the event a qualifying terrorist attack results in insurance claims. Pursuant to the provisions of the Terrorism Risk Insurance Act of 2002, the federal share of compensation equals 90% of the portion of insured loss that exceeds an applicable deductible paid by the insurer during each program year. The federal share in the aggregate in any program year may not exceed
$100 billion. An insurer that has paid its deductible will not be liable for the payment of any aggregate losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their standard extended coverage policies. The
Terrorism Insurance Program provides that any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. It also provides that any state approval of terrorism insurance exclusions that were in force on November 26, 2002 is also voided.
The statute does not require policy holders to purchase terrorism coverage nor does it stipulate the pricing of such coverage. There can be no assurance that each borrower under the mortgage loans has purchased terrorism coverage.

     The Terrorism Risk Insurance Act of 2002 only applies to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government, and does not cover acts of purely domestic terrorism. Further, any such act must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review.

     Under its own terms, the Terrorism Insurance Program will terminate on
December 31, 2005. There can be no assurance that this temporary program will create any long-term changes in the availability and cost of terrorism insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the trust.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

     With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage. In those cases, some borrowers obtained supplemental terrorism insurance. In other cases, the lender waived the requirement that such insurance be maintained or the mortgage loan documents do not contain such a requirement.

     Some of the mortgage loans specifically require terrorism insurance, but in many cases, this insurance may be required only to the extent it can be obtained for premiums less than or equal to the "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of

                                      S-62

terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates
(which determination, with respect to terrorism insurance, will be subject to consent of the directing certificateholder (which is generally (except with respect to the mortgage loans that are part of a split loan structure) the holder of the majority interest of the most subordinate class then outstanding and with respect to the mortgage loans that are part of a split loan structure, as described under "The Pooling and Servicing Agreement--Special Servicing--The
Directing Certificateholder" in this prospectus supplement)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, neither the servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

APPRAISALS AND MARKET STUDIES HAVE CERTAIN LIMITATIONS

     An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans. The resulting estimates of value are the bases of the cut-off date loan-to-value ratios referred to in this prospectus supplement.
Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the appraised values of mortgaged properties available to the Depositor as of the cut-off date is presented in
Appendix A to this prospectus supplement for illustrative purposes only. See
"Description of the Mortgage Pool--Additional Loan Information" in this prospectus supplement.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the mortgaged property.

     Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes

                                      S-63

imminent. Furthermore, any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.
"Rents from real property" does not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See "The Pooling and
Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties. These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF A PILOT PROGRAM OR OTHER
TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program)
or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW LIMITATIONS ENTAIL CERTAIN RISKS

     1 mortgage loan, representing 0.90% of the outstanding pool balance, 6.20%
of the Loan Group 2 balance as of the cut-off date, is secured by more than one mortgaged property. In addition there are 2 groups of crossed-collateralized and crossed-defaulted mortgage loans representing 3.26% of the outstanding pool balance, 3.81% of the Loan Group 1 balance.

     Some states (including California) have laws prohibiting more than one
"judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action"

                                      S-64

broadly. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a
"lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

LEASEHOLD INTERESTS ENTAIL CERTAIN RISKS

     2 mortgaged properties, which represent security for 0.91% of the outstanding pool balance, or 1.06% of the Loan Group 1 balance as of the cut-off date, are secured by a mortgage on the borrower's leasehold interest in the related mortgaged property and not the related fee simple interest.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold interest were to be terminated upon a lease default, the leasehold mortgagee would lose its security in such leasehold interest. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee. Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

     The ground leases securing the mortgaged properties may provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not have the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions

                                      S-65

relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

RISKS RELATED TO ZONING LAWS

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. These changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss and may adversely affect the ability of a borrower to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property was to be repaired or restored in conformity with then-current law, its value could be less than the remaining principal balance on the mortgage loan and it may produce less revenue than before the repair or restoration.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect the market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. Certain mortgaged properties may currently have a temporary certificate of occupancy related to renovations at the mortgaged property.
Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider material.

     With respect to one mortgage loan representing 0.36% of the outstanding pool balance or 0.43% of the loan group 1 balance as of the cut-off date, two of the tenants in occupancy at the mortgaged property are using their space for a use not specified in the related certificate of occupancy. Under local law, a new certificate of occupancy is required for each such tenant space. The related loan documents obligate the borrower to obtain, or cause to be obtained, new certificates of occupancy for such spaces. In the event the lender suffers any loss related to borrower's failure to obtain new certificates of occupancy, there is a recourse guaranty from the equity owner of the borrower for such loss.

RISKS RELATED TO LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates, which litigation could have a material adverse effect on your investment.

     With respect to the mortgage loans known as "Satellite 1100 & 2000,"
"Walgreens-San Antonio, TX," "Lexington on Mallard Creek," "Mission Collin
Creek Apartments" and "Town Center Business Park," Triple Net Properties, LLC
("Triple Net") is the sponsor of the mortgage loans, and with respect to the crossed group of mortgage loans known as G REIT Portfolio II, Triple Net is the advisor to G REIT, L.P., the sponsor of such mortgage loans and an affiliate of
G REIT, Inc. Triple Net Properties Realty, Inc., an affiliate of Triple Net, is the property manager at the mortgaged properties securing the mortgage loans listed above. These seven loans collectively represent approximately 6.10% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.56% of the aggregate principal balance of Loan Group 1 and approximately 9.31% of the aggregate principal of Loan Group 2 as of the cut-off date). Triple Net has advised each of the related mortgage loan sellers that the SEC has opened an investigation regarding certain of its activities.
In its filings with the SEC, G REIT, Inc. indicated that the SEC has requested information relating to disclosure in securities

                                      S-66

offerings (including offerings by G REIT, Inc., T REIT, Inc. and A REIT, Inc.)
and exemptions from the registration requirement of the Securities Act of 1933, as amended, for the private offerings in which Triple Net and its affiliated entities were involved. In addition, the SEC has requested financial information regarding these REITs as well as other companies advised by Triple
Net.

     In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple Net contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis, (iii) with respect to certain programs sponsored by Triple Net, where Triple Net invested either alongside or in other programs sponsored by Triple Net, the nature and results of these investments were not fully and accurately disclosed in the tables resulting in an overstatement of Triple Net's program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple
Net will be able to adequately address these disclosure issues or that these investigations will not have an adverse effect on the performance of G REIT,
Inc. or Triple Net. Neither the depositor nor the mortgage loan sellers are aware of any litigation currently pending. We cannot assure you that if litigation were to commence, it would not have a material adverse effect on your certificates.

RISKS RELATED TO COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

                             CONFLICTS OF INTEREST

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     The special servicer is generally given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The directing certificateholder has certain rights to advise and direct the special servicer to take or refrain from taking certain actions with respect to the mortgage loans. The directing certificateholder, with respect to the mortgage loans that are not part of a split loan structure is generally the holder of the majority in interest of the controlling class. The directing certificateholder, with respect to the 63 Madison Avenue loan and the
Lakeside Mall loan, is as described in "The Pooling and Servicing
Agreement--Special Servicing--The Directing Certificateholder" in this prospectus supplement. The directing certificateholder is also generally entitled to remove (at its own expense if such removal is not for cause) the special servicer with or without cause. See "The Pooling and Servicing
Agreement--Special Servicing--The Directing Certificateholder" in this prospectus supplement. The controlling class is the most subordinated (or, under certain circumstances, the next most subordinated) class of certificates outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in fewer proceeds to the trust than would have been realized if earlier action had been taken. The controlling class representative has no duty to act in the interests of any class other than the controlling class. It is expected that Allied Capital Corporation will be the initial controlling class representative and will be a sub-servicer of the special servicer with respect to certain of the mortgage loans.

                                      S-67

     With respect to 16 mortgage loans, collectively representing 1.80% of the outstanding pool balance and 2.11% of the Loan Group 1 balance as of the cut-off date, German American Capital Corporation, one of the mortgage loan sellers, purchased the mortgage loans from Allied Capital Corporation. In connection with this purchase and sale, Allied Capital Corporation made substantially the same representations and warranties as those being made by the mortgage loan sellers in connection with the sale of the mortgage loans into the trust. With respect to 12 of these mortgage loans, collectively representing 1.24% of the outstanding pool balance and 1.44% of the Loan Group
1 balance as of the cut-off date, German American Capital Corporation will assign the representations and warranties made by Allied Capital Corporation to the depositor. Allied Capital Corporation will have the sole obligation to repurchase these 12 mortgage loans in the event of a breach of a representation or warranty or a related document defect, that, in either case, requires a repurchase of such mortgage loan under the related mortgage loan purchase agreement. With respect to the other 4 of these mortgage loans, collectively representing 0.57% of the outstanding pool balance and 0.66% of the Loan Group
1 balance as of the cut-off date, Allied Capital Corporation will be required to repurchase such mortgage loans from German American Capital Corporation in the event that German American Capital Corporation is required to repurchase any such mortgage loan from the trust.

RELATED PARTIES MAY ACQUIRE CERTIFICATES

     Affiliates of the Depositor, the mortgage loan sellers, the servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, the directing certificateholder generally has the right to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a split loan structure under
"Description of the Mortgage Pool--Split Loan Structures" in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder.
However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the servicer, the special servicer or any of their affiliates. See "The Pooling and Servicing
Agreement--Servicing of the Mortgage Loans; Collection of Payments" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement. For instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in fewer proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

     Additionally, the servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are

                                      S-68

performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

     The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.
Conflicts of interest may arise between the trust and each of the mortgage loan sellers or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller or its affiliates as acquirors, developers, operators, financers or sellers of real estate related assets.

CONFLICTS BETWEEN MANAGERS AND THE MORTGAGE LOAN BORROWERS

     A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates)
manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

CONFLICTS BETWEEN CERTIFICATEHOLDERS AND HOLDERS OF COMPANION LOANS

     THE GENERAL MOTORS BUILDING LOAN

     With respect to the General Motors Building loan, representing 15.28% of the outstanding pool balance and 17.86% of the Loan Group 1 balance as of the cut-off date, the related mortgaged property also secures various pari passu companion loans and the General Motors Building subordinate loan. The General
Motors Building loan, the General Motors Building subordinate loan and the
General Motors Building companion loans will be serviced under the pooling and servicing agreement.

     Prior to the occurrence of a change of control event described under
"Description of the Mortgage Pool--Split Loan Structures--Rights of the Class
GMB Directing Certificateholder and the Holders of the General Motors Building
Senior Loans" in this prospectus supplement, the holder of more than 50%, by certificate balance, of the most subordinate class of Class GMB Certificates
(as determined pursuant to the pooling and servicing agreement) will have the right under certain circumstances to advise and direct the servicer or special servicer, as applicable, with respect to various servicing matters affecting the General Motors Building loan, the General Motors Building subordinate loan and the General Motors Building companion loans and to approve various decisions affecting the General Motors Building loan, the General Motors
Building subordinate loan and the General Motors Building companion loans. Such holder also generally has the right to terminate the special servicer and to appoint a successor special servicer but only with respect to the General
Motors Building loan, the General Motors Building companion loans and the
General Motors Building subordinate loan. This holder may have interests in conflict with those of the holders of the certificates offered in this prospectus supplement.

     Following the occurrence of such change of control event, any decision with respect to the General Motors Building loan which requires the approval of the directing certificateholder or

                                      S-69

otherwise requires approval under the related intercreditor agreement
(including terminating the special servicer and appointing a successor special servicer) will require the approval of (i) the holders of a majority by principal balance of the General Motors Building loan and the General Motors
Building pari passu companion loans, or (ii) if such holders (or their designees) cannot agree on a course of action within 45 days, the controlling class representative.

     No certificateholder may take any action against any holder of a companion loan (or its designee) or the holder of more than 50%, by certificate balance, of the most subordinate class of Class GMB Certificates for having acted solely in its respective interest. The holders of the various pari passu companion loans (or their respective designees) and the holder of more than 50%, by certificate balance, of the most subordinate class of Class GMB Certificates may have interests in conflict with, and their decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement.
In addition, as of the cut-off date, the General Motors Building loan represents approximately 36.41% of the aggregate principal balance of the
General Motors Building Senior Loans secured by the related mortgaged property.
As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     THE 63 MADISON AVENUE LOAN

     With respect to the 63 Madison Avenue loan, representing 6.17% of the outstanding pool balance and 7.21% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures one pari passu companion loan. The 63 Madison Avenue loan and the pari passu companion loan will be serviced under the pooling and servicing agreement related to the
GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through
Certificates, Series 2005-C1 securitization. However, any decision to be made with respect to the 63 Madison Avenue loan (other than removal of the related special servicer) that requires the approval of the majority certificateholder of the controlling class under the pooling and servicing agreement related to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through
Certificates, Series 2005-C1 securitization or otherwise requires approval under the related intercreditor agreement will require the approval of the controlling class representative. The holder of the pari passu companion loan also has consultation rights.

     No certificateholder may take any action against any holder of the companion loan (or its designee) for having acted solely in its respective interest. The interests of the holder of the pari passu companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement.

     THE LAKESIDE MALL LOAN

     With respect to the Lakeside Mall loan, representing 5.70% of the outstanding pool balance and 6.66% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures one pari passu companion loan. The Lakeside Mall loan and the pari passu companion loan will be serviced under the pooling and servicing agreement related to the GE
Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates,
Series 2005-C1 securitization. Any decision to be made with respect to the
Lakeside Mall loan (other than the removal of the related special servicer)
that requires the approval of the majority certificateholder of the controlling class under the pooling and servicing agreement related to the GE Commercial
Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series
2005-C1 securitization or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of

                                      S-70

the Lakeside Mall loan and the pari passu companion loan then holding a majority of the aggregate outstanding principal balance of the Lakeside Mall loan and the pari passu companion loan. If such holders (or their designees)
cannot agree on a course of action within 30 days, the majority certificateholder of the controlling class under the pooling and servicing agreement related to the GE Commercial Mortgage Corporation, Commercial
Mortgage Pass-Through Certificates, Series 2005-C1 securitization will be entitled to direct the master servicer or the special servicer under the pooling and servicing agreement related to the GE Commercial Mortgage
Corporation, Commercial Mortgage Pass-Through Certificates, Series 2005-C1
securitization with respect to which course of action it should follow.

     No certificateholder may take any action against any holder of the companion loan (or its designee) for having acted solely in its respective interest. The interests of the holder of the pari passu companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Lakeside Mall loan represents approximately 50.00% of the aggregate principal balance of the two loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer under the pooling and servicing agreement related to the GE Commercial Mortgage Corporation, Commercial Mortgage
Pass-Through Certificates, Series 2005-C1 securitization may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     THE LOEWS MIAMI BEACH LOAN

     With respect to the Loews Miami Beach loan, representing 2.94% of the outstanding pool balance and 3.43% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures two other pari passu companion loans. The Loews Miami Beach loan and the two pari passu companion loans will be serviced under the pooling and servicing agreement. Any decision to be made with respect to the Loews Miami Beach loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Loews Miami Beach loan and the two other pari passu companion loans then holding a majority of the aggregate outstanding principal balance of the Loews Miami Beach loan and such pari passu companion loans. If such holders
(or their designees) cannot agree on a course of action within 45 days, the controlling class representative will be entitled to direct the servicer or the special servicer with respect to which course of action it should follow.

     No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the two other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Loews Miami Beach loan represents approximately 33.33% of the aggregate principal balance of the three loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the servicer or the special servicer under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     THE WELLPOINT OFFICE TOWER LOAN

     With respect to the Wellpoint Office Tower loan, representing 2.11% of the outstanding pool balance and 2.47% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures two other pari passu companion loans. The Wellpoint Office Tower loan and the two pari passu companion loans will be serviced under the pooling

                                      S-71

and servicing agreement. Any decision to be made with respect to the Wellpoint
Office Tower loan that requires the approval of the directing certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the Wellpoint Office Tower loan and the two other pari passu companion loans then holding a majority of the aggregate outstanding principal balance of the Wellpoint Office Tower loan and such pari passu companion loans. If such holders (or their designees) cannot agree on a course of action within 45 days, the controlling class representative will be entitled to direct the servicer or the special servicer with respect to which course of action it should follow.

     No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The interests of the holders of the two other pari passu companion loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of certificates offered in this prospectus supplement. In addition, as of the cut-off date, the Wellpoint Office Tower loan represents approximately 42.35% of the aggregate principal balance of the three loans secured by the related mortgaged property. As a result, any determinations made by the controlling class representative will not necessarily be implemented and approvals to proposed actions of the servicer or the special servicer under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement.

     THE FEDEX-BELLINGHAM LOAN

     With respect to the FedEx-Bellingham loan, representing 0.13% of the outstanding pool balance and 0.16% of the Loan Group 1 balance, in each case, as of the cut-off date, the related mortgaged property also secures a subordinate companion loan. The FedEx-Bellingham loan and the subordinate companion loan will be serviced under the pooling and servicing agreement.

     The holder of the FedEx-Bellingham subordinate companion loan will initially be entitled to exercise certain rights with respect to various servicing matters affecting the FedEx-Bellingham loan and the FedEx-Bellingham subordinate companion loan. As a result, approvals to proposed actions of the servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of certificates offered in this prospectus supplement. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest. The holder of the FedEx-Bellingham subordinate companion loan (or its designee) may have interests in conflict with, and its decisions may adversely affect, holders of the classes of certificates offered in this prospectus supplement. See "Description of the Mortgage Pool--Split Loan
Structures--Rights of the Holder of the FedEx-Bellingham B Loan" in this prospectus supplement.

YOU WILL HAVE LESS CONTROL OVER THE SERVICING OF THE 63 MADISON AVENUE LOAN AND
THE LAKESIDE MALL LOAN

     The 63 Madison Avenue loan and the Lakeside Mall loan are secured by mortgaged properties that also secure mortgage loans that are not assets of the trust. The 63 Madison Avenue loan and the Lakeside Mall loan are serviced and administered by GEMSA Loan Services, L.P., the master servicer under a separate pooling and servicing agreement, and, if applicable, will be specially serviced by Lennar Partners, Inc., the special servicer under such pooling and servicing agreement. This other pooling and servicing agreement provides for servicing arrangement that is similar but not identical to that under the pooling and servicing agreement. As a result, you will have less control over the servicing of the 63 Madison Avenue loan and the Lakeside Mall loan than you would have if such mortgage loans were being serviced by the servicer and the special servicer pursuant to the terms of the pooling and servicing agreement. See "The
Pooling and Servicing Agreement--Servicing of the Non-Serviced Mortgage Loans"
in this prospectus supplement.

                                      S-72

                   RISKS RELATED TO THE OFFERED CERTIFICATES

RISKS RELATED TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases upon a mortgage loan seller's breach of representations or warranties, or the exercise of a purchase option by any holder of a Class GMB Certificate entitled to exercise a purchase option as described in this prospectus supplement, a mezzanine lender, a subordinate companion loan noteholder or other party with such option.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A
Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1,
Class A-2, Class A-3, Class A-SB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

     In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the servicer or the special servicer, as the case may be, may take action to enforce the trust's right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See "--Risks Related to the Mortgage
Loans--Borrower May Be Unable to Repay the Remaining Principal Balance on the
Maturity Date or Anticipated Repayment Date" above.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

     Voluntary prepayments under certain mortgage loans may require payment of a yield maintenance charge unless the prepayment is made within a specified number of days of the stated maturity date or the anticipated repayment date, as applicable. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" and "--Property
Releases" in this prospectus supplement. Nevertheless, there is no assurance that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o the terms of the mortgage loans;

     o the length of any prepayment lock-out period;

     o the level of prevailing interest rates;

     o the availability of mortgage credit;

     o the applicable yield maintenance charges or prepayment premiums;

     o the servicer's or special servicer's ability to enforce those charges or premiums;

                                      S-73

     o the occurrence of casualties or natural disasters; and

     o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file, a mezzanine lender exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates. Furthermore, with regard to the General Motors Building loan, which is secured by a mortgaged property that also secures the General Motors
Building subordinate loan, yield maintenance charges may not be payable if the holder of the Class GMB Certificates that is entitled to exercise the purchase option purchases the General Motors Building loan due to certain default circumstances under such mortgage loan. This circumstance generally would have the same effect on the certificates offered in this prospectus supplement as a prepayment in full of such mortgage loan. Similarly, with regard to the
FedEx-Bellingham loan, which is secured by a mortgaged property that also secures a companion loan that is not included in the trust, yield maintenance charges may not be payable if the holder of a related subordinate companion loan purchases the related mortgage loan due to certain default circumstances under that mortgage loan. This circumstance generally would have the same effect on the certificates offered in this prospectus supplement as a prepayment in full of the related mortgage loan.

RISKS RELATED TO ENFORCEABILITY OF PREPAYMENT PREMIUMS, YIELD MAINTENANCE
CHARGES AND DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

YIELD CONSIDERATIONS

     The yield on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

     o the interest rate for such certificate;

     o the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

     o the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                      S-74

     o the timing and severity of any interest shortfalls resulting from prepayments;

     o the timing and severity of any appraisal reductions; and

     o the extent to which prepayment premiums are collected and, in turn, distributed on such certificate.

     The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

RISKS RELATED TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o the aggregate amount of distributions on the certificates offered in this prospectus supplement;

     o their yield to maturity;

     o the rate of principal payments; and

     o their weighted average life.

     Unless your certificates are Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4 or Class A-1A Certificates, and with respect to interest only Class
X-P Certificates, your right to receive certain payments of principal and interest otherwise payable on your certificates will be subordinated to such rights of the holders of the more senior certificates and to such rights of the holders of the Class X-C and Class X-P Certificates. See "Description of the
Offered Certificates--Distributions" in this prospectus supplement. Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M,
Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class
C, Class B and Class A-J Certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A
Certificates, pro rata, and with respect to interest losses only, the Class X-C and Class X-P Certificates based on their respective entitlements.

     Each class of certificates (other than the Class P, Class Q, Class R and
Class LR Certificates) is senior to certain other classes of certificates in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

     If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                      S-75

RISKS RELATED TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     There is currently no secondary market for the certificates offered in this prospectus supplement. While the underwriters have advised that they currently intend to make a secondary market in the certificates offered in this prospectus supplement, they are under no obligation to do so. There is no assurance that a secondary market for the certificates offered in this prospectus supplement will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the certificates offered in this prospectus supplement. The certificates offered in this prospectus supplement will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the certificates offered in this prospectus supplement. In addition, the market value of the certificates offered in this prospectus supplement at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any certificates offered in this prospectus supplement at any time.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A or, with respect to interest only, Class X-P Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the certificates with an earlier alphabetical designation (or in the case of the Class A-J Certificates, to the rights of the holders of the foregoing specified classes) and the Class
X-C and Class X-P Certificates. See "Description of the Offered
Certificates--Distributions" and "--Subordination" in this prospectus supplement.

RISK OF LIMITED ASSETS

     The certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

RISKS RELATING TO LACK OF CERTIFICATEHOLDER CONTROL OVER TRUST

     You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning trust administration.
The pooling and servicing agreement gives the servicer, the special servicer, the bond administrator or the REMIC administrator, as applicable, certain decision-making authority concerning trust administration. These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders' interests.

                                      S-76

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of loans, the pool may be subject to more risk with respect to the decreased diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above under the heading "--Risks Related to the Mortgage Loans."
Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

OTHER RISKS

     The "Risk Factors" section in the prospectus describes other risks and special considerations that may apply to your investment in the certificates.

                                      S-77

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     A trust (the "Trust" or "Trust Fund") to be created by Deutsche Mortgage &
Asset Receiving Corporation (the "Depositor") will consist of a pool (the
"Mortgage Pool") of 137 fixed-rate mortgage loans (each, together with the
General Motors Building subordinate loan, a "Mortgage Loan," and collectively, the "Mortgage Loans") secured by first liens on 142 commercial, multifamily and manufactured housing properties (each a "Mortgaged Property," and collectively, the "Mortgaged Properties"). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,702,020,823 (the "Initial
Outstanding Pool Balance"). The principal balances of the Mortgage Loans as of the Cut-off Date (each, a "Cut-off Date Balance") (other than the General
Motors Building subordinate loan) will range from $897,021 to $260,000,000 and the average Cut-off Date Balance will be $12,423,510 subject to a variance of plus or minus 5%. The pool of Mortgage Loans (other than the General Motors
Building subordinate loan) will be deemed to consist of two Loan Groups ("Loan
Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 109 Mortgage Loans, representing 85.55% of the Initial
Outstanding Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2
will consist of 28 Mortgage Loans (or 97.60% of the aggregate principal balance of the mortgage loans secured by multifamily properties and 19.79% of the aggregate principal balance of the Mortgage Loans secured by manufactured housing properties), representing 14.45% of the Initial Pool Balance (the
"Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the Loan Group designation with respect to each Mortgage Loan. The
General Motors Building subordinate loan will not be included in either Loan
Group. All numerical information provided herein with respect to the Mortgage
Loans is provided on an approximate basis. All percentages of the Mortgage
Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Outstanding Pool
Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

     The Trust's assets will also include the General Motors Building subordinate loan (the "General Motors Building B Loan"). The General Motors
Building B Loan supports only the Class GMB-1, Class GMB-2, Class GMB-3, Class
GMB-4 and Class GMB-5 Certificates (each a "Class GMB Certificate" and collectively the "Class GMB Certificates"). Although the General Motors
Building B Loan is an asset of the Trust, for the purpose of numerical and statistical information contained in this prospectus supplement, the General
Motors Building B Loan is not reflected in this prospectus supplement and the term "Mortgage Loan" in that context does not include the General Motors
Building B Loan unless otherwise indicated.

     Each of the General Motors Building loan, the 63 Madison Avenue loan, the
Lakeside Mall loan, the Loews Miami Beach Loan, the Wellpoint Office Tower loan and the FedEx-Bellingham loan has one or more companion loans. Each companion loan is referred to in this prospectus supplement as a "Companion Loan." Each
Mortgage Loan together with its related Companion Loans (and in the case of the
General Motors Building Loan and the General Motors Building Pari Passu
Companion Loans, together with the General Motors Building B Loan) is referred to in this prospectus supplement as a "Whole Loan." None of the Companion Loans are included in the Mortgage Pool. Certain of the Companion Loans are pari passu in right of payment with the related Mortgage Loan. The General Motors
Building B Loan is subordinate to the General Motors Building Loan and the
General Motors Building Pari Passu Loans. Each pari passu Companion Loan is referred to in this prospectus supplement as a "Pari Passu Companion Loan." One of the Companion Loans is subordinate in right of payment to the related
Mortgage Loan. Each of the subordinate Companion Loan and the General Motors
Building B Loan is referred to in this prospectus supplement as a "B Loan."
Each Companion Loan that is being serviced under the Pooling and Servicing
Agreement is sometimes referred to in this

                                      S-78

prospectus supplement as a "Serviced Companion Loan" and together with the related Mortgage Loan (and in the case of the General Motors Building Loan, together with the General Motors Building B Loan), as a "Serviced Whole Loan."
Each of the 63 Madison Avenue loan and the Lakeside Mall loan is sometimes referred to as a "Non-Serviced Mortgage Loan" and collectively, as the
"Non-Serviced Mortgage Loans."

     Each Mortgage Loan is evidenced by one or more promissory notes (each, a
"Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage"). Each of the Mortgages creates a first lien on the interests of the related borrower in the related Mortgaged
Property, as set forth on the following table:

                                       % OF INITIAL
                                       OUTSTANDING        % OF INITIAL LOAN     % OF INITIAL LOAN
 INTEREST OF BORROWER ENCUMBERED     POOL BALANCE(1)     GROUP 1 BALANCE(1)     GROUP 2 BALANCE(1)
---------------------------------   -----------------   --------------------   -------------------

Fee Simple Estate(2) ............          99.09%               98.94%                100.00%
Leasehold Estate ................           0.91                 1.06                   0.00
                                          ------               ------                 ------
TOTAL ...........................         100.00%              100.00%                100.00%
                                          ======               ======                 ======

----------
(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (which amounts, if not specified in the related Mortgage Loan
      Documents, are based on the appraised values or square footage of each
      Mortgaged Property and/or each Mortgaged Property's underwritten net cash flow).

(2)   Includes Mortgage Loans secured by the borrower's leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

SECURITY FOR THE MORTGAGE LOANS

     None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any of German American Capital Corporation ("GACC"), LaSalle
Bank National Association ("LaSalle") or PNC Bank, National Association ("PNC
Bank" and together with LaSalle and GACC, the "Mortgage Loan Sellers"), Midland
Loan Services, Inc. (the "Servicer"), Lennar Partners, Inc. (the "Special
Servicer"), Wells Fargo Bank, N.A. (the "Trustee") or LaSalle Bank National
Association (the "Bond Administrator") or any of their respective affiliates.
Each Mortgage Loan is or should be considered to be nonrecourse. In the event of a default under any Mortgage Loan, the lender's remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged
Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan subject to customary nonrecourse carveouts either to the borrower or its sponsor. Even if a Mortgage Loan is recourse to the borrower (or if a nonrecourse carveout to the borrower applies), in most cases, the borrower's assets are limited primarily to its interest in the related Mortgaged Property. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, "Reserve Accounts"). Each Mortgage constitutes a first lien on a fee or leasehold interest in a Mortgaged
Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties,
(ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the related
Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on
Mortgaged Properties as are reflected in the related title insurance policies.

THE MORTGAGE LOAN SELLERS

     The Depositor will purchase the Mortgage Loans to be included in the
Mortgage Pool on or before the Closing Date from GACC, LaSalle and PNC Bank pursuant to three separate

                                      S-79

mortgage loan purchase agreements (each, a "Mortgage Loan Purchase Agreement"), to be dated the Closing Date between the related Mortgage Loan Seller and the
Depositor. In addition, with respect to 12 Mortgage Loans purchased by the
Depositor from GACC, collectively representing 1.24% of the outstanding pool balance and 1.44% of the Loan Group 1 balance as of the cut-off date (the
"Seasoned Rite Aid Loans"), GACC will assign to the Depositor the representations and warranties made by Allied Capital Corporation to GACC.

     GACC. 41 Mortgage Loans, which represent security for 58.30% of the
Initial Outstanding Pool Balance, 62.56% of the Initial Loan Group 1 Balance
and 33.07% of the Initial Loan Group 2 Balance, will be sold to the Depositor by GACC. All such Mortgage Loans, except for 16 Mortgage Loans, representing
1.80% of the Initial Outstanding Pool Balance and 2.11% of the Initial Loan
Group 1 Balance, were originated by GACC or an affiliate of GACC. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an
affiliate of the Depositor. GACC engages primarily in the business of purchasing and holding mortgage loans pending securitization, repackaging or other disposition. GACC also acts from time to time as the originator of mortgage loans. Although GACC purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of GACC are located at 60 Wall Street, New York,
New York 10005.

     LaSalle. 62 Mortgage Loans, which represent security for 22.17% of the
Initial Outstanding Pool Balance, 24.35% of the Initial Loan Group 1 Balance
and 9.22% of the Initial Loan Group 2 Balance, will be sold to the Depositor by
LaSalle. LaSalle is a national banking association whose principal offices are in Chicago, Illinois. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N.V., a bank organized under the laws of The
Netherlands. LaSalle is a commercial bank offering a wide range of banking services to customers in the United States. Its business is subject to examination and regulation by Federal banking authorities. LaSalle is an affiliate of ABN AMRO Incorporated, one of the Underwriters. LaSalle is also acting as Bond Administrator and as paying agent and certificate registrar with respect to the Certificates. The principal offices of LaSalle are located at
135 South LaSalle Street, Chicago, Illinois 60603.

     PNC Bank, National Association. 34 Mortgage Loans, which represent security for 19.53% of the Initial Outstanding Pool Balance, 13.09% of the
Initial Loan Group 1 Balance and 57.71% of the Initial Loan Group 2 Balance,
will be sold to the Depositor by PNC Bank. PNC Bank is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the
Office of the Comptroller of the Currency. PNC Bank is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc. ("PNC Financial"), a
Pennsylvania corporation, and is PNC Financial's principal bank subsidiary. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. As of
December 31, 2004, PNC Bank had total consolidated assets representing approximately 92.58% of PNC Financial's consolidated assets. PNC Bank is an affiliate of PNC Capital Markets, Inc., one of the underwriters. Midland Loan
Services, Inc., the servicer, is a wholly-owned subsidiary of PNC Bank. The principal offices of PNC Bank are located at One PNC Plaza, 249 Fifth Avenue,
Pittsburgh, Pennsylvania 15222.

     Each of the Mortgage Loan Sellers, subject to the exception below, will make certain representations and warranties with respect to the Mortgage Loans sold by it and, with respect to any breach of any representation or warranty that materially and adversely (i) affects the value of a Mortgage Loan sold by it, (ii) affects the value of the related Mortgaged Property or (iii) affects the interests of the Trustee or any holders of the Certificates therein, the related Mortgage Loan Seller will be required to cure the breach or repurchase or substitute for that Mortgage Loan. With respect to the Seasoned Rite Aid
Loans, GACC will assign the

                                      S-80

representations and warranties made by Allied Capital Corporation to the
Depositor and Allied Capital Corporation, not GACC, will have the sole obligation to cure a breach or repurchase a Mortgage Loan in connection with a breach of representations and warranties. See "The Pooling and Servicing
Agreement--Representations and Warranties; Repurchase; Substitution" in this prospectus supplement.

     The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each of the Mortgage Loan Sellers with respect to the related Mortgage Loans has been provided by the respective Mortgage Loan
Sellers, and none of the Depositor, the Underwriters or the other Mortgage Loan
Sellers make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

     Environmental Site Assessments. Except as described below, environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the
Mortgaged Properties within the 14-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that where such conditions were identified:

     o the condition has been remediated in all material respects,

     o the borrower has escrowed funds to effect the remediation,

     o a responsible party (which may include the sponsor) is currently taking or required to take actions as have been recommended by the environmental assessment or by the applicable governmental authority,

     o an operations and maintenance plan has been or will be implemented,

     o environmental insurance with respect to such condition has been obtained,

     o an indemnity or guaranty with respect to such condition was obtained from a responsible third party or the sponsor,

     o a "no further action" letter or other evidence has been obtained stating that the applicable governmental authority has no current intention of requiring any action be taken by the borrower or any other person with respect to such condition, or

     o upon further investigation, an environmental consultant recommended no further investigation or remediation.

     For more information regarding environmental conditions, see "Risk
Factors--Risks Related to the Mortgage Loans--Potential Trust Liability Related
to a Materially Adverse Environmental Condition" in this prospectus supplement.

     In the case of one Mortgaged Property, securing 0.07% of the Initial
Outstanding Pool Balance, and 0.49% of the Initial Loan Group 2 Balance, an
environmental insurance policy was obtained with respect to the related
Mortgaged Property in lieu of obtaining an environmental site assessment or update. Subject to certain conditions and exclusions, each environmental insurance policy generally insures the Trust against losses resulting from certain known and/or unknown environmental conditions at the related Mortgaged
Property during the applicable policy period. Subject to certain conditions and exclusions, the environmental insurance policies generally provide coverage against (i) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the
Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding loan balance

                                      S-81

and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged
Property; and (iii) after foreclosure, costs of clean-up of environmental conditions discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     The information contained herein regarding environmental conditions at the
Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the
Underwriters, the Servicer, the Special Servicer, the Trustee, the Bond
Administrator or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

     Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that inspections of substantially all of the Mortgaged Properties
(or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees of the related
Mortgage Loan Seller within the 10-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged
Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a
Mortgaged Property was included in the related property condition assessment.
In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

     Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that an appraisal or market analysis for all of the Mortgaged
Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 12-month period prior to the
Cut-off Date, except in the case of 12 Mortgage Loans, representing 1.24% of the Initial Outstanding Pool Balance (and 1.44% of the Initial Outstanding Loan
Group 1 Balance), for which appraisals were prepared in 1998 and 1999. Each such appraisal was conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in
order to provide an opinion as to the market value of the related Mortgaged
Property. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk Factors--Risks Related to the Mortgage Loans--Appraisals and
Market Studies Have Certain Limitations" in this prospectus supplement.

     Property, Liability and Other Insurance. The Mortgage Loan Documents
generally require that: (i) the Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related
Mortgage Loan (or Whole Loan), 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or, with respect to certain Mortgage Loans, the full insurable actual cash value of the Mortgaged
Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in

                                      S-82

insurance proceeds for depreciation. In addition, if any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the
"Federal Register" by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting the requirements of the then-current guidelines of the Federal
Insurance Administration is in effect (except where self-insurance is permitted) with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan and with respect to any Mortgage Loan related to a Serviced Companion Loan, the outstanding principal balance of the Whole Loan,
(2) the maximum amount of insurance required by the terms of the related
Mortgage and available for the related Mortgaged Property under the National
Flood Insurance Act of 1968, as amended and (3) 100% of the replacement cost of the improvements located in the special flood hazard area on the related
Mortgaged Property. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related
Mortgaged Property. Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged
Property for not less than six months. In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events. In some cases, the Mortgage Loan Documents permit the related borrower to rely on self-insurance provided by a tenant in lieu of an insurance policy. See "Risk Factors--Risks Related to the Mortgage
Loans--Property Insurance" in this prospectus supplement.

UNDERWRITING STANDARDS

GACC'S UNDERWRITING STANDARDS

     General. All of the Mortgage Loans sold to the Depositor by GACC were originated or purchased by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. 16
Mortgage Loans, representing 1.80% of the Initial Outstanding Pool Balance and
2.11% of the Initial Loan Group 1 Balance, were originated by other entities and sold to GACC by Allied Capital Corporation. GACC originates loans secured by retail, multifamily, office, hotel, self storage and industrial properties as well as manufactured housing properties located in the United States.

     Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain of its key principals is examined for financial strength and character prior to approval of the mortgage loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged

                                      S-83

property's market and the utility of the mortgaged property within the market.
Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by
GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios and maximum LTV Ratios for each of the indicated property types:

         PROPERTY TYPE                 DSCR GUIDELINE     LTV RATIO GUIDELINES
    -------------------------------   ----------------   ---------------------
    Office ........................          1.25x              75%
    Anchored Retail ...............          1.25x              75%
    Unanchored Retail .............          1.30x              70%
    Multifamily ...................          1.20x              80%
    Manufactured housing ..........          1.20x              80%
    Industrial/Warehouse ..........          1.25x              75%
    Self Storage ..................          1.30x              70%
    Hotel .........................          1.60x              70%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination and, with respect to the
Whole Loans, are calculated (unless otherwise specified) without regard to any
B Loan, if any, but including each Mortgage Loan and any related Pari Passu
Companion Loan. Therefore, the debt service coverage ratio for each Mortgage
Loan as reported elsewhere in this prospectus supplement and Annex A-1 may differ from the amount calculated at the time of origination. In addition,
GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the
Mortgage Loans originated or purchased by GACC may vary from these guidelines.
See "Description of the Mortgage Pool" in this prospectus supplement and Annex
A-1 to this prospectus supplement.

     Escrow Requirements.  GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, and in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

                                      S-84

 Office ..............................    $0.20 per square foot
  Retail ..............................   $0.20 per square foot of in-line space
  Multifamily .........................   $2.50 per unit
  Manufactured housing ................   $50 per pad
  Industrial/Warehouse ................   $0.20 per square foot
  Self storage ........................   $0.15 per square foot
  Hotel ...............................   5% of gross revenue

     o Re-tenanting--Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves for environmental remediation.

     Mortgage Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each Mortgage
Loan originated or purchased by GACC conforms in its entirety to the guidelines described above.

LASALLE'S UNDERWRITING STANDARDS

     General. LaSalle has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. All of the Mortgage
Loans were generally originated in accordance with these guidelines.

     Property Analysis. LaSalle generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged
Properties. The inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. LaSalle assesses the submarket in which the Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, LaSalle evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. LaSalle reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Loan
Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, LaSalle obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement
Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the Mortgaged Property in its current condition. LaSalle then determines the Loan-to-Value Ratio of the Mortgage Loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. LaSalle evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate

                                      S-85

properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans are nonrecourse in nature, in the case of certain
Mortgage Loans, the borrower and/or certain principals, which may be entities thereof, may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements.

     LaSalle evaluates the financial capacity of the borrower and the related principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, LaSalle either (i)
obtains or updates an environmental site assessment ("ESA") for a Mortgaged
Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, LaSalle reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, LaSalle requires the borrower to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination (or in certain limited cases, after origination), LaSalle obtains a physical assessment report ("PAR")
for each Mortgaged Property prepared by a qualified structural engineering firm. However, in certain cases a PAR is not obtained if the Mortgaged Property is determined to be a new construction. LaSalle reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. In cases in which the PAR identifies material repairs or replacements needed immediately, LaSalle generally requires the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within not more than 12 months, or to execute an indemnity agreement with respect to the condition.

     Title Insurance Policy.  The borrower is required to provide, and LaSalle reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements:

     o the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located;

     o the policy must be in an amount equal to the original principal balance of the Mortgage Loan;

     o the protection and benefits must run to the lender and its successors and assigns;

     o the policy should be written on a standard policy form of the American
       Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and

     o the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and LaSalle reviews, certificates of required insurance with respect to the Mortgaged
Properties where self-insurance is not permitted. This insurance generally may include:

     o commercial general liability insurance for bodily injury or death and property damage;

                                      S-86

     o standard extended coverage providing "special" form coverage;

     o if applicable, boiler and machinery coverage;

     o if the Mortgaged Property is located in a flood hazard area, flood insurance; and

     o other coverage as LaSalle may require based on the specific characteristics of the Mortgaged Property.

PNC BANK'S UNDERWRITING STANDARDS

     General. PNC Bank has developed guidelines establishing certain procedures with respect to underwriting the Mortgage Loans originated or purchased by it that are generally consistent with those described below. All of the Mortgage
Loans sold to the Depositor by PNC Bank were generally originated in accordance with such guidelines. In some instances, certain of such guidelines were waived or modified by PNC Bank where it was determined not to adversely affect the
Mortgage Loans originated by it in any material respect.

     Property Analysis. PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged
Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the Mortgaged Property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a DSCR. See "Description of the Mortgage Pool--Additional Loan
Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement
Act of 1989 ("FIRREA"). The appraisal is generally based on the then current use of the Mortgaged Property and must include an estimate of the then current market value of the Mortgaged Property in its then current condition although in certain cases, PNC Bank may also obtain a value on a stabilized basis. PNC
Bank then determines the Loan-to-Value Ratio of the Mortgage Loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity, obtaining and verifying credit references and/or business and trade references, and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the Mortgage Loans generally are non-recourse in nature, in the case of certain Mortgage Loans, the borrower and/or certain principals or affiliated entities, may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, PNC Bank either (i)
obtains or updates an ESA for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a
Mortgaged Property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable

                                      S-87

laws and regulations relating to environmental protection and hazardous waste.
Where the ESA identifies such violations, PNC Bank generally (a) determines that another party with adequate financial resources is responsible for taking remedial actions, (b) determines that no further investigation or remediation, other than an operations and maintenance program, is warranted based upon the further investigation and recommendation of an environmental consultant and, if applicable, requires the borrower to implement an operations and maintenance program or (c) requires the borrower to carry out satisfactory remediation activities prior to the origination of the Mortgage Loan, to establish an operations and maintenance plan, to place sufficient funds in escrow or provide other sufficient security at the time of origination of the Mortgage Loan to complete such remediation within a specified period of time, to obtain an environmental insurance policy for the Mortgaged Property, to provide a guaranty or indemnity agreement with respect to such condition or to receive adequate evidence that applicable governmental authorities have no current intention of taking any action or requiring any action with respect to such condition.

     Physical Assessment Report. Prior to origination or, if applicable, in connection with the acquisition of a mortgage loan, PNC Bank obtains a PAR for each Mortgaged Property prepared by a qualified structural engineering firm.
PNC Bank reviews the PAR to verify that the Mortgaged Property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the Mortgage Loan. Where the PAR identifies material repairs or replacements needed immediately, PNC Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the Mortgage Loan, or to place sufficient funds in escrow at the time of origination of the Mortgage Loan to complete such repairs or replacements within a specified time period, generally not more than 12 months.

     Title Insurance Policy. The borrower is required to provide, and PNC Bank reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the Mortgage Loan; (c) the protection and benefits must run to the lender and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title
Association or equivalent policy promulgated in the jurisdiction where the
Mortgaged Property is located; and (e) the legal description of the Mortgaged
Property in the title policy must conform to that shown on the survey of the
Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the Mortgaged
Properties where self-insurance is not permitted. Such insurance generally may include: (a) commercial general liability insurance for bodily injury or death and property damage; (b) a standard "extended coverage insurance policy"
providing "special" form coverage; (c) if applicable, boiler and machinery coverage; (d) if any improvements on the Mortgaged Property are located in a flood hazard area, flood insurance; and (e) such other coverage as PNC Bank may require based on the specific characteristics of the Mortgaged Property.

SPLIT LOAN STRUCTURES

THE GENERAL MOTORS BUILDING LOAN

     With respect to the Mortgage Loan known as the "General Motors Building"
loan (the "General Motors Building Loan"), representing approximately 15.28% of the Initial Outstanding Pool Balance, 17.86% of the Initial Loan Group 1
Balance, and with a Cut-off Date Balance of $260,000,000, the related Mortgaged
Property also secures various pari passu mortgage loans (the "General Motors
Building Pari Passu Loans" and, together with the General Motors

                                      S-88

Building Loan, the "General Motors Building Senior Loans") and the General
Motors Building B Loan (the General Motors Building B Loan, together with the
General Motors Building Senior Loans, is referred to as the "General Motors
Building Whole Loan"). The General Motors Building Pari Passu Loans are pari passu in right of payment with the General Motors Building Loan and have an aggregate Cut-off Date Balance of $454,000,000. The General Motors Building B
Loan is subordinate to the General Motors Building Senior Loans and has a
Cut-off Date Balance of $86,000,000. The General Motors Building Senior Loans
have the same interest rate, maturity date and amortization term. The General
Motors Building B Loan has the same maturity date and amortization term as the
General Motors Building Senior Loans, but an interest rate of   % per annum.
The General Motors Building Mortgage Loan and the General Motors Building B
Loan are both included in the trust but the General Motors Building B Loan only supports the Class GMB Certificates. The General Motors Building Pari Passu
Loans are not assets of the trust.

     The General Motors Building Pari Passu Loans are owned by GACC, one of the
Mortgage Loan Sellers. The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of a General Motors Building
Pari Passu Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the applicable General Motors Building Pari Passu Loan prior to such amendments.

     For the purpose of the information presented in this prospectus supplement with respect to the General Motors Building Loan, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the General Motors Building Senior Loans, but excludes the General Motors Building B Loan.

     General. The General Motors Building Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the
General Motors Building Whole Loan will be effected in accordance with the
Pooling and Servicing Agreement). The Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the General Motors
Building Loan and the General Motors Building B Loan unless the Servicer, the
Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the General Motors Building Loan and (ii) Property Advances with respect to the General Motors Building Whole
Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the General Motors Building Whole Loan.

     Distributions. The holders of the General Motors Building Senior Loans and the General Motors Building B Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the General
Motors Building Whole Loan and provides, in general, that:

     o if no monetary event of default or other material non-monetary event of default that results in a transfer of the General Motors Building Whole
       Loan to special servicing has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the General Motors Building
       B Loan has cured such monetary event of default or, in the case of a material non-monetary event of default has either cured such event of default or is diligently pursuing the cure thereof, in accordance with the terms of the related intercreditor agreement and the Pooling and
       Servicing Agreement), the holder of the General Motors Building B Loan will generally be entitled to receive its scheduled interest payments after the holders of the General Motors Building Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the General Motors Building Senior Loans and the General

                                      S-89

       Motors Building B Loan are repaid as and when required under the Pooling and Servicing Agreement (provided that P&I Advances generally may only be paid from funds allocable to the related loan, or to the extent of any
       Nonrecoverable Advances, from general collections of the Mortgage Pool), and the holders of the General Motors Building Senior Loans and the
       General Motors Building B Loan will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a pro rata basis; and

     o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the General Motors Building B Loan exercising its cure rights in accordance with the terms of the related intercreditor agreement and the Pooling and Servicing Agreement), the holder of the General Motors
       Building B Loan will not be entitled to receive payments of interest until the holders of the General Motors Building Senior Loans receive all accrued interest and scheduled principal payments (to the extent actually collected, after allocating payments to interest on the GM Building Whole
       Loan, or advanced) due and owing on the General Motors Building Senior
       Loans, and the holder of the General Motors Building B Loan will not be entitled to receive payments of principal until the holders of the
       General Motors Building Senior Loans receive all their respective outstanding principal in full.

     In addition, the holders of the General Motors Building Senior Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement,

     o the General Motors Building Senior Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the
       General Motors Building Senior Loans will be applied to the General
       Motors Building Senior Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Servicer, the Special Servicer and the Trustee, and any other service providers with respect to the
       General Motors Building Senior Loans, in accordance with the terms of the
       Pooling and Servicing Agreement).

RIGHTS OF THE CLASS GMB DIRECTING CERTIFICATEHOLDER AND THE HOLDERS OF THE OF
THE GENERAL MOTORS BUILDING SENIOR LOANS

     Class GMB Certificates. The Class GMB Directing Certificateholder will be entitled to exercise the rights and powers granted to the holder of the General
Motors Building B Loan under the Pooling and Servicing Agreement and the related intercreditor agreement, as described below; provided, that in no event shall such rights and powers be exercised by the Class GMB Directing
Certificateholder at any time it is an affiliate of the related borrower.

     The "Class GMB Directing Certificateholder" will be the Class GMB
Controlling Class Certificateholder or its designee selected by more than 50%
of the Class GMB Controlling Class Certificateholders, by certificate balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, (2) until a Class GMB Directing
Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Class GMB Controlling Class Certificateholders, by certificate balance, that a Class GMB Directing Certificateholder is no longer designated, the Class GMB Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Class GMB Controlling Class will be the
Class GMB Directing Certificateholder.

     A "Class GMB Controlling Class Certificateholder" is each holder of a
Certificate of the Class GMB Controlling Class as certified to the Certificate
Registrar from time to time by the holder.

                                      S-90

     The "Class GMB Controlling Class" will be as of any time of determination the most subordinate class of Class GMB Certificates then outstanding that has a certificate balance at least equal to 25% of the initial certificate balance of that Class. For purposes of determining the identity of the Class GMB
Controlling Class, the certificate balance of each Class of Class GMB
Certificates will be reduced by the amount allocated to that class of any
Appraisal Reductions. The Class GMB Controlling Class as of the Closing Date
will be the Class GMB-5 Certificates.

     Following the occurrence and during the continuance of a General Motors
Building Control Appraisal Event, the Class GMB Directing Certificateholder
will not be entitled to exercise any of these rights, and any decision to be made with respect to the General Motors Building Whole Loan which requires the approval of the Directing Certificateholder or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the General Motors Building Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the General Motors
Building Senior Loans. If the holders of the General Motors Building Senior
Loans (or their designees) then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans are not able to agree on a course of action that satisfies the Servicing Standard within 45 days after receipt of a request for consent to any action by the Servicer or the Special
Servicer, as applicable, the Directing Certificateholder will be entitled to direct the Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and
Servicing Agreement (including that such action does not violate the Servicing
Standard, the REMIC Provisions or another provision of the Pooling and
Servicing Agreement, the General Motors Building Whole Loan or any applicable
REMIC provisions), and the Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the
Servicing Standard or the REMIC Provisions.

     In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the General Motors
Building Whole Loan (as a collective whole), the Special Servicer may take any such action without waiting for the instruction of the holders of General
Motors Building Senior Loans.

     A "General Motors Building Control Appraisal Event" will be deemed to have occurred and be continuing if (i) the initial principal balance of the General
Motors Building B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the
General Motors Building B Loan and any appraisal reduction amounts and realized losses allocated to the General Motors Building B Loan, is less than 25% of the initial principal balance of the General Motors Building B Loan, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the General Motors Building B Loan) or
(ii) if the Class GMB Directing Certificateholder is an affiliate of the related borrower.

     Consultation and Consent. Unless a General Motors Building Change of
Control Event has occurred and is continuing: (i) the Servicer or the Special
Servicer, as the case may be, will be required to consult with the Class GMB
Directing Certificateholder upon the occurrence of any event of default for the
General Motors Building Whole Loan under the related Mortgage Loan Documents, to consider alternative actions recommended by the Class GMB Directing
Certificateholder and to consult with the Class GMB Directing Certificateholder with respect to certain determinations made by the Special Servicer pursuant to the Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such Whole Loan under the related Mortgage Loan Documents has occurred) the Servicer and the Special Servicer will be required to consult with the Class GMB Directing Certificateholder (1) with respect to proposals to take any significant action with respect to the General Motors Building Whole
Loan and the related Mortgaged Property and to consider alternative actions recommended by the Class GMB Directing Certificateholder and (2) to the extent that the related Mortgage Loan Documents grant the lender the right to approve budgets for the related Mortgaged Property,

                                      S-91

prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the General Motors Building Whole Loan,
Servicer and the Special Servicer will be required to notify in writing the
Class GMB Directing Certificateholder of any proposal to take any of such actions (and to provide the Class GMB Directing Certificateholder with such information reasonably requested as may be necessary in the reasonable judgment of the Class GMB Directing Certificateholder in order to make a judgment, the expense of providing such information to be an expense of the requesting party)
and to receive the written approval of the Class GMB Directing Certificateholder
(which approval may be withheld in its sole discretion and will be deemed given if notice of approval or disapproval is not delivered within ten business days of delivery to the Class GMB Directing Certificateholder of written notice of the applicable action, together with information reasonably requested by the
Class GMB Directing Certificateholder) with respect to:

    o any modification or amendment of, or waiver with respect to, the General
      Motors Building Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the General
      Motors Building Whole Loan, modification or waiver of any other monetary term of the General Motors Building Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the General
      Motors Building Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged
      Property or any transfer of direct or indirect equity interests in the borrower;

    o any modification or amendment of, or waiver with respect to the related
      Mortgage Loan Documents that would result in a discounted pay-off;

    o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
      Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

    o any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

    o any release of the related borrower, any guarantor or other obligor from liability;

    o any determination not to enforce a "due-on-sale" or "due-on-encumbrance"
      clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

    o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

    o any substitution or release of collateral or acceptance of additional collateral for such Whole Loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage
      Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

    o any adoption or approval of a plan in a bankruptcy of the related borrower;

    o consenting to any "new lease" or "lease modification" at the related
      Mortgaged Property, to the extent the lender's approval is required under the related Mortgage Loan Documents;

                                      S-92

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage
       Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

     o any consent, waiver or approval with respect to any change in the property manager at the related Mortgaged Property.

     Such rights will terminate and will be exercised by the holders of the
General Motors Building Senior Loans (as described above) at any time that a
General Motors Building Control Appraisal Event has occurred and is continuing.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special
Servicer or the Servicer by the Class GMB Directing Certificateholder or
noteholders then holding a majority of the outstanding principal balance of the
General Motors Building Senior Loans, as applicable, in no event will the
Special Servicer or the Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage Loan Documents.

     Notwithstanding anything herein to the contrary, the Controlling Class
Representative and the holders of the General Motors Building Pari Passu Loans
(or their designees) will have the right to consult with the Servicer and the
Special Servicer, at any time, regarding the General Motors Building Whole
Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the General Motors Building Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the Class GMB Directing
Certificateholder will have the right to cure such event of default (each such cure, a "General Motors Building Cure Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the Class GMB Directing Certificateholder to effect a General Motors Building
Cure Event is subject to the limitation that there be no more than three consecutive General Motors Building Cure Events and, no more than an aggregate of three General Motors Building Cure Events in any twelve calendar month period and no more than nine General Motors Building Cure Events during the term of the General Motors Building Whole Loan. So long as the Class GMB
Directing Certificateholder is exercising its cure right, neither the Servicer nor the Special Servicer will be permitted to:

     o accelerate the General Motors Building Whole Loan,

     o treat such event of default as such for purposes of transferring the
       General Motors Building Whole Loan to special servicing, or

     o commence foreclosure proceedings.

     The Class GMB Directing Certificateholder will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. So long as no General Motors Building Control Appraisal
Event exists, the Class GMB Directing Certificateholder has the option of purchasing the General Motors Building Mortgage Loan from the trust, together with the General Motors Building Pari Passu Loans, at any time after the
General Motors Building Whole Loan becomes a Specially Serviced Loan under the
Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the General Motors Building Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred and that the General Motors Building Whole Loan has not become a Corrected Mortgage
Loan.

     The purchase price required to be paid by the Class GMB Directing
Certificateholder will generally equal the aggregate outstanding principal balance of the General Motors Building

                                      S-93

Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the General Motors Building Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the Class GMB Directing Certificateholder's purchase, a 1% liquidation fee
(which will be paid to the Special Servicer).

     Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the General Motors Building Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the other General Motors Building Senior Loan and for the
General Motors Building B Loan. Each option holder specified in "--Sale of
Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the General Motors Building Loan and each holder of a General Motors
Building Pari Passu Loan (or its designees) will have an option to purchase its respective General Motors Building Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.
In addition, the Class GMB Directing Certificateholder will have the option to purchase the General Motors Building B Loan at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

     Termination of Special Servicer. So long as no General Motors Building
Control Appraisal Event exists, the Class GMB Directing Certificateholder is permitted to terminate, at its expense, the Special Servicer for the General
Motors Building Whole Loan at any time with or without cause, and to appoint a replacement special servicer for the General Motors Building Whole Loan, subject to satisfaction of the conditions contained in the Pooling and
Servicing Agreement. If a General Motors Building Control Appraisal Event
exists, or if the Class GMB Directing Certificateholder is an affiliate of the related borrower, the holders of the General Motors Building Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 45 days after receipt of notice, then the Controlling Class
Representative will be entitled to appoint a replacement special servicer. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the Rating Agencies.

THE 63 MADISON AVENUE LOAN

     With respect to the Mortgage Loan known as the "63 Madison Avenue" loan
(the "63 Madison Avenue Loan"), representing approximately 6.17% of the Initial
Outstanding Pool Balance and 7.21% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $105,000,000, the related Mortgaged Property also secures one other mortgage loan (the "63 Madison Avenue Pari Passu Loan" and, together with the 63 Madison Avenue Loan, the "63 Madison Avenue Whole Loan").
The 63 Madison Avenue Pari Passu Loan is pari passu in right of payment with the 63 Madison Avenue Loan and has a Cut-off Date Balance of $60,000,000. The
63 Madison Avenue Loan and the 63 Madison Avenue Pari Passu Loan have the same interest rate, maturity date and amortization term. Only the 63 Madison Avenue
Loan is included in the Trust. The 63 Madison Avenue Pari Passu Loan are not
assets of the Trust.

     The 63 Madison Avenue Pari Passu Loan was deposited into the GE Commercial
Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series
2005-C1 commercial securitization.

     For the purpose of the information presented in this prospectus supplement with respect to the 63 Madison Avenue Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the 63
Madison Avenue Whole Loan.

     General. The 63 Madison Avenue Whole Loan is serviced pursuant to the terms of the pooling and servicing agreement related to the GECMC Series
2005-C1 Commercial Mortgage Pass-Through Certificates commercial securitization
(the "GECMC Series 2005-C1 Pooling and Servicing Agreement") for which GEMSA
Loan Services, L.P. is the initial master servicer (in

                                      S-94

such capacity and any successor thereto, the "GECMC Series 2005-C1 Servicer")
and Lennar Partners, Inc. is the initial special servicer (in such capacity and any successor thereto, the "GECMC Series 2005-C1 Special Servicer"). However,
the Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the 63 Madison Avenue Loan unless the Servicer, the
Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the 63 Madison Avenue Loan.

     Distributions. The holders of the 63 Madison Avenue Loan and the 63
Madison Avenue Pari Passu Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the 63 Madison
Avenue Whole Loan and provides, in general, that:

     o the 63 Madison Avenue Loan and the 63 Madison Avenue Pari Passu Loan are
       of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the 63
       Madison Avenue Loan and the 63 Madison Avenue Pari Passu Loan will be applied to the 63 Madison Avenue Loan and the 63 Madison Avenue Pari
       Passu Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GECMC Series 2005-C1 Servicer, the GECMC
       Series 2005-C1 Special Servicer and the related trustee under the GECMC
       Series 2005-C1 Pooling and Servicing Agreement and the Servicer and the
       Trustee under the Pooling and Servicing Agreement) in accordance with the terms of the GECMC Series 2005-C1 Pooling and Servicing Agreement.

     Consultation and Consent. Any decision to be made with respect to the 63
Madison Avenue Whole Loan that requires the approval of the majority certificateholder of the controlling class under the GECMC Series 2005-C1
Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (excluding the termination of the GECMC Series
2005-C1 Special Servicer and the appointment of a successor special servicer)
will require the approval of the Controlling Class Representative (provided, that such action does not violate the servicing standard or any other provision of the GECMC Series 2005-C1 Pooling and Servicing Agreement, the related
Mortgage Loan Documents or the REMIC provisions of the Code), and the GECMC
Series 2005-C1 Servicer or the GECMC Series 2005-C1 Special Servicer, as
applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GECMC Series 2005-C1 Pooling and
Servicing Agreement. Pursuant to the GECMC Series 2005-C1 Pooling and Servicing
Agreement and related intercreditor agreement, the holder of the 63 Madison
Avenue Loan and the holder of the 63 Madison Avenue Pari Passu Loan may consult separately with the GECMC Series 2005-C1 Servicer or the GECMC Series 2005-C1
Special Servicer, as applicable, about a particular course of action. The
Controlling Class Representative will be entitled to approve the following:

     o any modification or amendment of, or waiver with respect to, the 63
       Madison Avenue Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the 63
       Madison Avenue Whole Loan, modification or waiver of any other monetary term of the 63 Madison Avenue Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the 63 Madison Avenue Whole
       Loan which restricts the borrower from incurring additional indebtedness or from transferring the Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

     o any modification or amendment of, or waiver with respect to the related
       Mortgage Loan Documents that would result in a discounted pay-off;

                                      S-95

    o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
      Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

    o any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option or the termination of the related trust fund pursuant to the GECMC Series 2005-C1 Pooling and
      Servicing Agreement);

    o any release of the related borrower, any guarantor or other obligor from liability;

    o any determination not to enforce a "due-on-sale" or "due-on-encumbrance"
      clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

    o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

    o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage
      Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

    o any adoption or approval of a plan in a bankruptcy of the related borrower;

    o consenting to any "new lease" or "lease modification" at the Mortgaged
      Property securing the 63 Madison Avenue Whole Loan, to the extent the lender's approval is required under the related Mortgage Loan Documents;

    o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage
      Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

    o any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the 63 Madison Avenue
      Whole Loan.

    Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the GECMC Series
2005-C1 Special Servicer or the GECMC Series 2005-C1 Servicer by the
Controlling Class Representative, in no event will the GECMC Series 2005-C1
Special Servicer or the GECMC Series 2005-C1 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the
GECMC Series 2005-C1 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the GECMC Series
2005-C1 Pooling and Servicing Agreement or the related Mortgage Loan Documents.

    Sale of Defaulted Mortgage Loan. Under the GECMC Series 2005-C1 Pooling
and Servicing Agreement, if the 63 Madison Avenue Pari Passu Loan is subject to a fair value purchase option, then the Controlling Class Representative will be entitled to purchase the 63 Madison Avenue Loan (but not the 63 Madison Avenue
Pari Passu Loan) from the Trust at the purchase price determined by the GECMC
Series 2005-C1 Special Servicer.

    Termination of the GECMC Series 2005-C1 Servicer. If an event of default has occurred with respect to the GECMC Series 2005-C1 Servicer under the GECMC
Series 2005-C1 Pooling and Servicing Agreement, which event of default relates to the 63 Madison Avenue Whole Loan or any Related Companion Loan Securities,
then the holder of the 63 Madison Avenue Loan (or its designee (which designee for the Trust will be the Controlling Class

                                      S-96

Representative)) will be entitled to direct the related trustee to direct the
GECMC Series 2005-C1 Servicer to appoint a sub-servicer, within 30 days of the related trustee's request (or, if the 63 Madison Avenue Whole Loan is currently being sub-serviced and such sub-servicer is in default under the related sub-servicing agreement, to replace, within 30 days of the related trustee's request, the then current sub-servicer with a new sub-servicer). The 63 Madison
Avenue Whole Loan is currently being sub-serviced by Midland.

     Termination of GECMC Series 2005-C1 Special Servicer. The GECMC Series
2005-C1 Special Servicer may only be terminated for cause.

THE LAKESIDE MALL LOAN

     With respect to the Mortgage Loan known as the "Lakeside Mall" loan (the
"Lakeside Mall Loan"), representing approximately 5.70% of the Initial
Outstanding Pool Balance and 6.66% of the Initial Loan Group 1 Balance and with a Cut-off Date Balance of $96,974,425, the related Mortgaged Property also secures one other mortgage loan (the "Lakeside Mall Pari Passu Loan" and, together with the Lakeside Mall Loan, the "Lakeside Mall Whole Loan"). The
Lakeside Mall Pari Passu Loan is pari passu in right of payment with the
Lakeside Mall Loan and has a Cut-off Date Balance of $96,974,425. The Lakeside
Mall Loan and the Lakeside Mall Pari Passu Loan have the same interest rate, maturity date and amortization term. Only the Lakeside Mall Loan is included in the Trust. The Lakeside Mall Pari Passu Loan are not assets of the Trust.

     The Lakeside Mall Pari Passu Loan was deposited into the GE Commercial
Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series
2005-C1 commercial securitization.

     For the purpose of the information presented in this prospectus supplement with respect to the Lakeside Mall Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the
Lakeside Mall Whole Loan.

     General. The Lakeside Mall Whole Loan is serviced pursuant to the terms of the pooling and servicing agreement related to the GECMC Series 2005-C1 Pooling and Servicing Agreement for which GEMSA Loan Services, L.P. is the initial master servicer and Lennar Partners, Inc. is the initial special servicer.
However, the Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the Lakeside Mall Loan unless the Servicer, the
Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Lakeside Mall Loan.

     Distributions. The holders of the Lakeside Mall Loan and the Lakeside Mall
Pari Passu Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Lakeside Mall Whole Loan and provides, in general, that:

     o the Lakeside Mall Loan and the Lakeside Mall Pari Passu Loan are of
       equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the
       Lakeside Mall Loan and the Lakeside Mall Pari Passu Loan will be applied to the Lakeside Mall Loan and the Lakeside Mall Pari Passu Loan on a pari passu basis according to their respective outstanding principal balances
       (subject, in each case, to the payment and reimbursement rights of the
       GECMC Series 2005-C1 Servicer, the GECMC Series 2005-C1 Special Servicer
       and the related trustee under the GECMC Series 2005-C1 Pooling and
       Servicing Agreement and the Servicer and the Trustee under the Pooling and Servicing Agreement) in accordance with the terms of the GECMC Series
       2005-C1 Pooling and Servicing Agreement.

     Consultation and Consent. Any decision to be made with respect to the
Lakeside Mall Whole Loan that requires the approval of the majority certificateholder of the controlling class

                                      S-97

under the GECMC Series 2005-C1 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (excluding the termination of the GECMC Series 2005-C1 Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Lakeside Mall Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Lakeside Mall Whole Loan are not able to agree on a course of action that satisfies the servicing standard under the
GECMC Series 2005-C1 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the GECMC Series 2005-C1 Servicer or the GECMC Series 2005-C1
Special Servicer, as applicable, the majority certificateholder of the controlling class under the GECMC Series 2005-C1 Pooling and Servicing
Agreement will be entitled to direct the GECMC Series 2005-C1 Servicer or the
GECMC Series 2005-C1 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GECMC Series 2005-C1
Pooling and Servicing Agreement (provided, that such action does not violate the servicing standard or any other provision of the GECMC Series 2005-C1
Pooling and Servicing Agreement, the related Mortgage Loan Documents or the
REMIC provisions of the Code), and the GECMC Series 2005-C1 Servicer or the
GECMC Series 2005-C1 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GECMC Series 2005-C1 Pooling and Servicing Agreement. Pursuant to
the GECMC Series 2005-C1 Pooling and Servicing Agreement and related intercreditor agreement, the holder of the Lakeside Mall Loan and the holder of the Lakeside Mall Pari Passu Loan may consult separately with the GECMC Series
2005-C1 Servicer or the GECMC Series 2005-C1 Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Lakeside Mall Whole Loan will be entitled to approve the following:

    o any modification or amendment of, or waiver with respect to, the
      Lakeside Mall Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Lakeside
      Mall Whole Loan, modification or waiver of any other monetary term of the
      Lakeside Mall Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Lakeside Mall Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring the Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

    o any modification or amendment of, or waiver with respect to the related
      Mortgage Loan Documents that would result in a discounted pay-off;

    o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
      Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

    o any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option or the termination of the related trust fund pursuant to the GECMC Series 2005-C1 Pooling and
      Servicing Agreement);

    o any release of the related borrower, any guarantor or other obligor from liability;

    o any determination not to enforce a "due-on-sale" or "due-on-encumbrance"
      clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

                                      S-98

     o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

     o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage
       Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

     o any adoption or approval of a plan in a bankruptcy of the related borrower;

     o consenting to any "new lease" or "lease modification" at the Mortgaged
       Property securing the Lakeside Mall Whole Loan, to the extent the lender's approval is required under the related Mortgage Loan Documents;

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage
       Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

     o any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the Lakeside Mall
       Whole Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the GECMC Series
2005-C1 Special Servicer or the GECMC Series 2005-C1 Servicer by the
noteholders then holding a majority of the outstanding principal balance of the
Lakeside Mall Whole Loan, in no event will the GECMC Series 2005-C1 Special
Servicer or the GECMC Series 2005-C1 Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the GECMC
Series 2005-C1 Pooling and Servicing Agreement, violate the REMIC provisions of the Code or violate any other provisions of the GECMC Series 2005-C1 Pooling and Servicing Agreement or the related Mortgage Loan Documents.

     Sale of Defaulted Mortgage Loan. Under the GECMC Series 2005-C1 Pooling
and Servicing Agreement, if the Lakeside Mall Pari Passu Loan is subject to a fair value purchase option, then the Controlling Class Representative will be entitled to purchase the Lakeside Mall Loan (but not the Lakeside Mall Pari
Passu Loan) from the Trust at the purchase price determined by the GECMC Series
2005-C1 Special Servicer.

     Termination of the GECMC Series 2005-C1 Servicer. If an event of default has occurred with respect to the GECMC Series 2005-C1 Servicer under the GECMC
Series 2005-C1 Pooling and Servicing Agreement, which event of default relates to the Lakeside Mall Whole Loan or any Related Companion Loan Securities, then the holder of the Lakeside Mall Loan (or its designee (which designee for the
Trust will be the Controlling Class Representative)) will be entitled to direct the related trustee to direct the GECMC Series 2005-C1 Servicer to appoint a sub-servicer, within 30 days of the related trustee's request (or, if the 63
Madison Avenue Whole Loan is currently being sub-serviced and such sub-servicer is in default under the related sub-servicing agreement, to replace, within 30 days of the related trustee's request, the then current sub-servicer with a new sub-servicer).

     Termination of GECMC Series 2005-C1 Special Servicer. The GECMC Series
2005-C1 Special Servicer may only be terminated for cause.

THE LOEWS MIAMI BEACH LOAN

     With respect to the Mortgage Loan known as the "Loews Miami Beach" loan
(the "Loews Miami Beach Loan"), representing approximately 2.94% of the Initial
Outstanding Pool Balance, 3.43% of the Initial Loan Group 1 Balance, and with a
Cut-off Date Balance of

                                      S-99

$50,000,000, the related Mortgaged Properties also secures two other mortgage loans (the "Loews Miami Beach Pari Passu Loans" and, together with the Loews
Miami Beach Loan, the "Loews Miami Beach Whole Loan"). The Loews Miami Beach
Pari Passu Loans are pari passu in right of payment with the Loews Miami Beach
Loan and each has a Cut-off Date Balance of $50,000,000. The Loews Miami Beach
Loan and the Loews Miami Beach Pari Passu Loans have the same interest rate, maturity date and amortization term. Only the Loews Miami Beach Loan is included in the Trust. The Loews Miami Beach Pari Passu Loans are not assets of the Trust.

     The Loews Miami Beach Pari Passu Loans are owned by GACC, one of the
Mortgage Loan Sellers. The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of a Loews Miami Beach Pari
Passu Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the applicable Loews Miami Beach Pari Passu Loan prior to such amendments.

     For the purpose of the information presented in this prospectus supplement with respect to the Loews Miami Beach Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Loews
Miami Beach Whole Loan.

     General. The Loews Miami Beach Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Loews
Miami Beach Whole Loan will be effected in accordance with the Pooling and
Servicing Agreement). The Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Loews Miami Beach Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Loews Miami Beach Loan and (ii) Property Advances with respect to Loews
Miami Beach Whole Loan unless the Servicer, the Special Servicer or the
Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Loews Miami Beach Whole Loan.

     Distributions. The holders of the Loews Miami Beach Loan and the Loews
Miami Beach Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Loews Miami
Beach Whole Loan and provides, in general, that:

     o the Loews Miami Beach Loan and the Loews Miami Beach Pari Passu Loans
       are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the
       Loews Miami Beach Loan and the Loews Miami Beach Pari Passu Loans will be applied to the Loews Miami Beach Loan and the Loews Miami Beach Pari
       Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Servicer, the Special Servicer and the
       Trustee, and any other service providers with respect to a Loews Miami
       Beach Pari Passu Loan, in accordance with the terms of the Pooling and
       Servicing Agreement).

     Consultation and Consent. Any decision to be made with respect to the
Loews Miami Beach Whole Loan that requires the approval of the Directing
Certificateholder under the Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (including the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Loews Miami
Beach Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Loews Miami Beach Whole Loan (or their designees) are not able to agree on a course of action that

                                     S-100

satisfies the servicing standard under the Pooling and Servicing Agreement within 45 days (or such shorter period as may be required by the Mortgage Loan
Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Servicer or the Special Servicer, as applicable, the Controlling Class Representative will be entitled to direct the
Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing
Agreement (provided, that such action does not violate applicable law, the servicing standard or any other provision of the Pooling and Servicing
Agreement, the related Mortgage Loan Documents or the REMIC provisions of the
Code), and the Servicer or the Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the Pooling and Servicing Agreement. Pursuant to the
Pooling and Servicing Agreement and related intercreditor agreement, each holder of the Loews Miami Beach Loan and any Loews Miami Beach Pari Passu Loan
may consult separately with the Servicer or the Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Loews Miami Beach Whole Loan will be entitled to approve the following:

    o any modification or amendment of, or waiver with respect to, the Loews
      Miami Beach Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Loews
      Miami Beach Whole Loan, modification or waiver of any other monetary term of the Loews Miami Beach Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Loews Miami Beach Whole
      Loan which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

    o any modification or amendment of, or waiver with respect to the related
      Mortgage Loan Documents that would result in a discounted pay-off;

    o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
      Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

    o any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

    o any release of the related borrower, any guarantor or other obligor from liability;

    o any determination not to enforce a "due-on-sale" or "due-on-encumbrance"
      clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

    o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

    o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage
      Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

                                     S-101

     o any adoption or approval of a plan in a bankruptcy of the related borrower;

     o consenting to any "new lease" or "lease modification" at any Mortgaged
       Property securing the Loews Miami Beach Whole Loan, to the extent the lender's approval is required under the related Mortgage Loan Documents;

     o any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related Mortgage
       Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

     o any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Properties securing the Loews Miami
       Beach Whole Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special
Servicer or the Servicer by the noteholders then holding a majority of the outstanding principal balance of the Loews Miami Beach Whole Loan, in no event will the Special Servicer or the Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and
Servicing Agreement or the related Mortgage Loan Documents.

     Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the Loews Miami Beach Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the other Loews Miami Beach Pari Passu Loans. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the Loews Miami Beach Loan and each holder of a Loews
Miami Beach Pari Passu Loan (or its designees) will have an option to purchase its respective Loews Miami Beach Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

     Termination of Special Servicer. Noteholders (or their designees) holding a majority of the outstanding principal balance of the Loews Miami Beach Whole
Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the Loews Miami Beach Whole Loan at any time, with or without cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing
Agreement. If noteholders then holding a majority of the outstanding principal balance of the Loews Miami Beach Whole Loan (or their designees) are not able to agree on the removal of the special servicer and the appointment of a successor special servicer within 45 days after receipt of a request relating thereto, then the removal and appointment will be at the direction of the
Controlling Class Representative. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the Rating Agencies.

THE WELLPOINT OFFICE TOWER LOAN

     With respect to the Mortgage Loan known as the "Wellpoint Office Tower"
loan (the "Wellpoint Office Tower Loan"), representing approximately 2.11% of the Initial Outstanding Pool Balance, 2.47% of the Initial Loan Group 1
Balance, and with a Cut-off Date Balance of $35,900,297, the related Mortgaged
Properties also secures two other mortgage loans (the "Wellpoint Office Tower
Pari Passu Loans" and, together with the Wellpoint Office Tower Loan, the
"Wellpoint Office Tower Whole Loan"). The Wellpoint Office Tower Pari Passu
Loans are pari passu in right of payment with the Wellpoint Office Tower Loan and have Cut-off Date Balances of $23,933,531 and $24,930,762, respectively.
The Wellpoint Office Tower Loan and the Wellpoint Office Tower Pari Passu Loans
have the same interest rate, maturity date and amortization term. Only the
Wellpoint Office Tower Loan is included in the Trust. The Wellpoint Office
Tower Pari Passu Loans are not assets of the Trust.

                                     S-102

     The Wellpoint Office Tower Pari Passu Loans are owned by GACC, one of the
Mortgage Loan Sellers. The related intercreditor agreement also permits GACC or an affiliate thereof, so long as it is the holder of a Wellpoint Office Tower
Pari Passu Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the applicable Wellpoint Office Tower Pari Passu Loan prior to such amendments.

     For the purpose of the information presented in this prospectus supplement with respect to the Wellpoint Office Tower Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Wellpoint Office Tower Whole Loan.

     General. The Wellpoint Office Tower Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the
Wellpoint Office Tower Whole Loan will be effected in accordance with the
Pooling and Servicing Agreement). The Servicer or the Trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Wellpoint Office
Tower Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Wellpoint Office Tower Loan and (ii) Property Advances with respect to Wellpoint Office Tower Whole Loan unless the Servicer, the Special
Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Wellpoint Office Tower Whole Loan.

     Distributions. The holders of the Wellpoint Office Tower Loan and the
Wellpoint Office Tower Pari Passu Loans have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the
Wellpoint Office Tower Whole Loan and provides, in general, that:

     o the Wellpoint Office Tower Loan and the Wellpoint Office Tower Pari
       Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the
       Wellpoint Office Tower Loan and the Wellpoint Office Tower Pari Passu
       Loans will be applied to the Wellpoint Office Tower Loan and the
       Wellpoint Office Tower Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Servicer, the
       Special Servicer and the Trustee, and any other service providers with respect to a Wellpoint Office Tower Pari Passu Loan, in accordance with the terms of the Pooling and Servicing Agreement).

     Consultation and Consent. Any decision to be made with respect to the
Wellpoint Office Tower Whole Loan that requires the approval of the Directing
Certificateholder under the Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (including the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Wellpoint Office
Tower Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Wellpoint Office Tower Whole Loan (or their designees)
are not able to agree on a course of action that satisfies the servicing standard under the Pooling and Servicing Agreement within 45 days (or such shorter period as may be required by the Mortgage Loan Documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the Servicer or the Special Servicer, as applicable, the
Controlling Class Representative will be entitled to direct the Servicer or the
Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement (provided, that such action does not violate applicable law, the servicing standard or any other provision of the Pooling and Servicing Agreement, the related Mortgage
Loan Documents or

                                     S-103

the REMIC provisions of the Code), and the Servicer or the Special Servicer, as
applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the Pooling and Servicing Agreement.
Pursuant to the Pooling and Servicing Agreement and related intercreditor agreement, each holder of the Wellpoint Office Tower Loan and any Wellpoint
Office Tower Pari Passu Loan may consult separately with the Servicer or the
Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Wellpoint Office
Tower Whole Loan will be entitled to approve the following:

    o any modification or amendment of, or waiver with respect to, the
      Wellpoint Office Tower Whole Loan or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Wellpoint Office Tower Whole Loan, modification or waiver of any other monetary term of the Wellpoint Office Tower Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the
      Wellpoint Office Tower Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring the related
      Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

    o any modification or amendment of, or waiver with respect to the related
      Mortgage Loan Documents that would result in a discounted pay-off;

    o any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
      Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

    o any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

    o any release of the related borrower, any guarantor or other obligor from liability;

    o any determination not to enforce a "due-on-sale" or "due-on-encumbrance"
      clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

    o any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO property;

    o any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Whole Loan unless required by the underlying Mortgage
      Loan Documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut");

    o any adoption or approval of a plan in a bankruptcy of the related borrower;

    o consenting to any "new lease" or "lease modification" at any Mortgaged
      Property securing the Wellpoint Office Tower Whole Loan, to the extent the lender's approval is required under the related Mortgage Loan
      Documents;

    o any renewal or replacement of the then-existing insurance policies (to the extent the

                                     S-104

       lender's approval is required under the related Mortgage Loan Documents)
       or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents; and

     o any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Properties securing the Wellpoint
       Office Tower Whole Loan.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special
Servicer or the Servicer by the noteholders then holding a majority of the outstanding principal balance of the Wellpoint Office Tower Whole Loan, in no event will the Special Servicer or the Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and
Servicing Agreement or the related Mortgage Loan Documents.

     Sale of Defaulted Mortgage Loan. Under the Pooling and Servicing
Agreement, if the Wellpoint Office Tower Loan is subject to a fair value purchase option, the Special Servicer will be required to determine the purchase price for the other Wellpoint Office Tower Pari Passu Loans. Each option holder specified in "--Sale of Defaulted Mortgage Loans" of this prospectus supplement will have an option to purchase the Wellpoint Office
Tower Loan and each holder of a Wellpoint Office Tower Pari Passu Loan (or its designees) will have an option to purchase its respective Wellpoint Office
Tower Pari Passu Loan, at the purchase price determined by the Special Servicer under the Pooling and Servicing Agreement.

     Termination of Special Servicer. Noteholders (or their designees) holding a majority of the outstanding principal balance of the Wellpoint Office Tower
Whole Loan will be entitled to terminate the Special Servicer with respect to the special servicing of the Wellpoint Office Tower Whole Loan at any time, with or without cause, and to appoint a replacement Special Servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing
Agreement. If noteholders then holding a majority of the outstanding principal balance of the Wellpoint Office Tower Whole Loan (or their designees) are not able to agree on the removal of the special servicer and the appointment of a successor special servicer within 45 days after receipt of a request relating thereto, then the removal and appointment will be at the direction of the
Controlling Class Representative. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the Rating Agencies.

THE FEDEX-BELLINGHAM LOAN

     With respect to one Mortgage Loan (the "FedEx-Bellingham Loan"), representing approximately 0.13% of the Initial Pool Balance and 0.16% of the
Initial Loan Group 1 Balance and with a Cut-off Date Balance of $2,271,970, the related Mortgaged Property also secures one other mortgage loan (the
"FedEx-Bellingham B Loan" and together with the FedEx-Bellingham Loan, the
"FedEx-Bellingham Whole Loan"). The FedEx-Bellingham B Loan is subordinate in right of payment to the FedEx-Bellingham Loan and has a Cut-off Date Balance of
approximately $359,666. The FedEx-Bellingham Loan is an ARD Loan. The
Anticipated Repayment Date of the FedEx-Bellingham Loan is March 1, 2015. This
is also the Maturity Date of the FedEx-Bellingham B Loan. Until March 1, 2015,
the FedEx-Bellingham Loan and the FedEx-Bellingham B Loan have the same interest rate. After that date the interest rate on FedEx-Bellingham Loan increases by 2.5%. The FedEx-Bellingham Loan and the FedEx-Bellingham B Loan do
not have the same amortization period. Only the FedEx-Bellingham Loan is included in the Trust. The FedEx-Bellingham B Loan is not an asset of the
Trust.

     With respect to the FedEx-Bellingham Loan, unless otherwise indicated, for purposes of calculating the loan-to-value ratios and debt service coverage ratios in this prospectus supplement, the aggregate principal balance of the
FedEx-Bellingham B is excluded.

                                     S-105

     The FedEx-Bellingham B Loan is currently held by Capital Lease LP, an entity not affiliated with the seller of the FedEx-Bellingham Loan, and may be sold at any time.

     The holders of the FedEx-Bellingham Loan and the FedEx-Bellingham B Loan
have entered into an intercreditor agreement. Pursuant to the terms of the intercreditor agreement:

     General. The FedEx-Bellingham Loan Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the
FedEx-Bellingham Loan Whole Loan will be effected in accordance with the
Pooling and Servicing Agreement). The Servicer or the Trustee, as applicable, will be obligated to make any required P&I Advances on the FedEx-Bellingham
Loan unless the Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the FedEx-Bellingham Whole Loan. Neither the Servicer nor the Trustee will be required to make P&I Advances with respect to the FedEx-Bellingham B Loan.

     Distributions. Payments received in respect of the FedEx-Bellingham Whole
Loan (other than amounts representing prepayments of rent, and the proceeds of any defaulted lease claim) will be applied (after payment of any amounts payable to the Servicer, Special Servicer, Trustee or Fiscal Agent under the
Pooling and Servicing Agreement) in the following order of priority: (i) to the holder of the FedEx-Bellingham Loan in an amount equal to accrued and unpaid interest on such loan at the non-default interest rate on such loan; (ii) to the holder of the FedEx-Bellingham Loan in an amount equal to scheduled principal payments, or upon acceleration of the FedEx-Bellingham Loan, the principal balance of the FedEx-Bellingham Loan until paid in full; (iii) to fund reserve accounts or to pay taxes and insurance proceeds to be applied to the repair of the Mortgaged Property; (iv) to the holder of the
FedEx-Bellingham B Loan in the amount equal to accrued and unpaid interest on such loan at the non-default interest rate on such loan; (v) to the holder of the FedEx-Bellingham B Loan in an amount equal to scheduled principal payments, or upon acceleration of the FedEx-Bellingham B Loan, the principal balance until paid in full; (vi) sequentially to the holder of the FedEx-Bellingham
Loan until the holder of the FedEx-Bellingham Loan is paid in full and then to the holder of the FedEx-Bellingham B Loan, any unscheduled payment, other than the proceeds of the defaulted lease claim but including lump sum payments under any lease enhancement policy, (vii) to the holder of the FedEx-Bellingham Loan and the holder of the FedEx-Bellingham B Loan pro rata, any prepayment premiums actually received; (viii) to the holder of the FedEx-Bellingham B Loan (or other party making a property advance on its behalf), reimbursements of property advances or cure payments; (ix) to the holder of the FedEx-Bellingham
Loan, default interest on the FedEx-Bellingham Loan; (x) to the holder of the
FedEx-Bellingham B Loan, default interest on FedEx-Bellingham B Loan; and (xi)
any remaining amount to the borrower to the extent required under the related
Mortgage Loan Documents and all other amounts to the FedEx-Bellingham Loan and the FedEx-Bellingham B Loan, pro rata, based on their initial principal balance.

     All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related Mortgaged Property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be paid first to the holder of the FedEx-Bellingham
B Loan in an amount equal to the amount payable to the holder of the
FedEx-Bellingham B Loan under clause (viii) above, second to the holder of the
FedEx-Bellingham B Loan in an amount equal to the amount payable under clause
(iv) above, third to the holder of the FedEx-Bellingham B Loan in an amount equal to the amount payable under clause (v) above, fourth to the holder of the
FedEx-Bellingham B Loan any prepayment premium attributable to the
FedEx-Bellingham B Loan to the extent actually paid, fifth to the holder of the
FedEx-Bellingham B Loan in an amount equal to the amount payable under clause
(x) above, sixth to the holder of the FedEx-Bellingham Loan any excess amount to be applied in the order of priority in clauses (i) through (xi) above, without giving effect to clauses (iv), (v), (viii) and (x) and, solely with respect to the holder of the FedEx-Bellingham B

                                     S-106

Loan, clause (vii) above, and seventh any remaining amount to the borrower to the extent required under the related Mortgage Loan Documents and all other amounts to the FedEx-Bellingham Loan and the FedEx-Bellingham B Loan, pro rata, based on their initial principal balance.

RIGHTS OF THE HOLDER OF THE FEDEX-BELLINGHAM B LOAN

     Certain Consent Rights of the Holder of the FedEx-Bellingham B Loan
Concerning Foreclosure on the FedEx-Bellingham Whole Loan Collateral. Pursuant
to the related intercreditor agreement, the holder of the FedEx-Bellingham Loan is not permitted to commence a foreclosure action upon a default under the related Mortgage Loan Documents without the consent of the holder of the
FedEx-Bellingham B Loan, except (i) upon the occurrence of certain events of defaults as described in the intercreditor agreement, including failure to pay scheduled interest or principal on the FedEx-Bellingham Loan, (ii) if a nonrecoverability determination is made for any Advance or (iii) if the event of default described in clause (i) above is a failure to cure a lease termination condition or other landlord default under the related credit tenant lease and the cure would require a Property Advance which would be determined to be nonrecoverable; provided, however, that the holder of the
FedEx-Bellingham Loan is not permitted to commence a foreclosure action if the holder of the FedEx-Bellingham B Loan has undertaken actions to cure the default that constitutes a lease termination condition or other event of default as described in the intercreditor agreement or has satisfactorily demonstrated its ability (with respect to clauses (ii) or (iii) above) to reimburse the holder of the FedEx-Bellingham Loan for any such nonrecoverable
Advance and has entered into an agreement to do so.

     Certain Additional Rights of the Holder of the FedEx-Bellingham B
Loan. The holder of the FedEx-Bellingham B Loan has the right (i) to direct defaulted lease claims of the related borrower against a defaulting or bankrupt tenant prior to foreclosure of the FedEx-Bellingham Whole Loan, (ii) to take certain other actions to prevent a default on the part of the landlord under the FedEx-Bellingham lease or any condition with respect to the Mortgaged
Property which would allow the tenants to either (a) offset against or abate rent due or (b) terminate the lease, (iii) to approve modifications to the terms of the FedEx-Bellingham Loan Documents and to prohibit the Servicer and the Special Servicer from waiving rights under the related Mortgage Loan
Documents that affect the rights of the holder of the FedEx-Bellingham B Loan or of the borrower under the related credit tenant lease or the assignment thereof, (iv) to require the holder of the FedEx-Bellingham Loan to foreclose upon the Mortgaged Property upon the occurrence of a default by the borrower under the credit tenant lease, subject to the right of the holder of the
FedEx-Bellingham Loan to cure such default, (v) to direct the holder of the
FedEx-Bellingham Loan to enforce the rights of the holder of the
FedEx-Bellingham B Loan under the Mortgage Loan Documents to receive proceeds of defaulted lease claims and (vi) with respect to any payment default by the tenant and any resulting default under the related Mortgage Loan Documents, to take any actions within the 60-day period following such default to cure such default before the holder of the FedEx-Bellingham Loan or the servicer can accelerate the FedEx-Bellingham Loan or commence foreclosure on the Mortgaged
Property. Capital Lease LP, an entity that is not affiliated with the mortgage loan seller of the FedEx-Bellingham Whole Loan (a) originated the
FedEx-Bellingham Whole Loan and sold it to LaSalle in its capacity as Mortgage
Loan Seller and (b) is the holder of the FedEx-Bellingham B Loan and may elect to sell the FedEx-Bellingham B Loan subject to the terms of the related intercreditor agreement.

     Purchase Option. In the event that (i) any payment of principal or interest on the FedEx-Bellingham Whole Loan becomes 90 or more days delinquent,
(ii) the respective principal balances of the FedEx-Bellingham Loan and the
FedEx-Bellingham B Loan have been accelerated, (iii) the principal balance of the FedEx-Bellingham Whole Loan is not paid at maturity, or (iv) the related borrower under the FedEx-Bellingham Whole Loan files a petition for bankruptcy, the holder of the FedEx-Bellingham B Loan will have the option to purchase

                                     S-107

the FedEx-Bellingham Loan from the Trust for a period of 90 days after the delivery of a repurchase notice by the Trust to the holder of the
FedEx-Bellingham B Loan, subject to certain conditions under the related intercreditor agreement. The purchase price of the FedEx-Bellingham Loan or the
FedEx-Bellingham B Loan, as the case may be, will generally equal the outstanding principal balance thereof, together with all accrued interest and certain other amounts due under the related Mortgage Loan Documents (including without limitation any unreimbursed Property Advances and any interest thereon, but excluding any prepayment charges or yield maintenance charges).

     Certain Obligations of the Servicer and Special Servicer Concerning the
Credit Tenant Lease. In certain circumstances described in the related intercreditor agreement, the Servicer or Special Servicer is required to take actions to prevent and cure any default by the landlord under the related credit tenant lease and prevent a termination of such lease by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease as described in the related intercreditor agreement.

ARD LOANS

     2 mortgage loans (the "ARD Loans"), representing 3.10% of the outstanding pool balance and 3.62% of the Initial Loan Group 1 Balance, as of the Cut-off
Date, provide that if, after a certain date (each, an "Anticipated Repayment
Date"), the borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate
(the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate").
With respect to the Mortgage Loan known as "Burnham Center" loan and the
"FedEx-Bellingham" loan, the Anticipated Repayment Date for each such Mortgage
Loan is approximately 60 months and 120 months, respectively, after the origination date for such Mortgage Loan. The Revised Rate for each of the ARD
Loans is equal to the Initial Rate plus 2% for the Burnham Center loan and 2.5%
for the FedEx-Bellingham loan per annum. After its Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related
Mortgaged Property, after payment of the constant periodic payment required under the terms of the related Mortgage Loan Documents and all escrows and property expenses required under the related Mortgage Loan Documents, be used to accelerate amortization of principal on that ARD Loan. While interest at the
Initial Rate continues to accrue and be payable on a current basis on each ARD
Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of that ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the respective borrower on or about its Anticipated Repayment Date. There can be no assurance that any borrower will prepay the related ARD Loan on its Anticipated Repayment Date.

ADDITIONAL LOAN INFORMATION

     General. The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the
Cut-off Date. Information with respect to a Mortgaged Property that is part of a Mortgage Loan with multiple properties is based on the allocated loan amount for such Mortgaged Property. References to Northern California properties mean properties having a zip code greater than 93600. References to Southern
California properties mean properties having a zip code less than or equal to
93600. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the applicable Mortgage Loan Seller or the Underwriters or any of their respective affiliates or any other

                                     S-108

person. The sum of the amounts in any column of any of the following tables or of Annex A-1 and Annex A-2 to this prospectus supplement may not equal the indicated total under such column due to rounding.

     Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") is not the same as the stated
Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property's operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net
Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

     Definitions. For purposes of this prospectus supplement, including the following tables and Annex A-1 and Annex A-2 to this prospectus supplement, the indicated terms have the following meanings:

          1. "Annual Debt Service" generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date for such
     Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment of principal and interest as of the date immediately following the expiration of such interest only period.

          2. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Depositor. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the appraisal date or the applicable Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

          3. "Balloon Balance" means, with respect to any Balloon Loan, the principal amount that will be due at maturity for such Balloon Loan.

          4. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off
     Date LTV," "Cut-off Date LTV Ratio," "Current LTV," or "LTV" means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage
     Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.

     For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following
Mortgage Loans, collectively representing approximately 4.27% of the Initial
Outstanding Pool Balance, 3.13% of the Initial Loan Group 1 Balance and 11.00%
of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: (i) with respect to the Mortgage Loan known as "Elizabeth
Multifamily Portfolio," by $1,250,000, (ii) with respect to the Mortgage Loan known as "Commerce Center," by $1,850,000, (iii) with respect to the Mortgage
Loan known as "4320 Broadway," by $2,000,000, (iv) with respect to the Mortgage
Loan known as "Meridian Place Apartments," by $300,000, (v) with respect to the
Mortgage Loan known as "One Tower Creek," by $1,055,000 and (vi) with respect to the Mortgage Loan known as "Centennial Court Shopping Center," by $200,000.

       In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated only with respect to the Mortgage Loan and the Pari Passu Companion Loan, if any,
   excluding the related B Loan, if any. For a

                                     S-109

     calculation of the loan-to-value ratio for each of these Mortgage Loans including any related Pari Passu Companion Loan, if any, and any related B
     Loan see footnotes 7 and 9 to Annex A-1.

          5. "GLA" means gross leasable area.

          6. "LTV Ratio at Maturity" means, with respect to any Balloon Loan,
     (a) the Balloon Balance for such Mortgage Loan or with respect to any ARD
     Loan, its outstanding principal balance as of the related Anticipated
     Repayment Date divided by (b) the Appraised Value of the related Mortgaged
     Property.

     For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following
Mortgage Loans, collectively representing approximately 4.27% of the Initial
Outstanding Pool Balance, 3.13% of the Initial Loan Group 1 Balance and 11.00%
of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: (i) with respect to the Mortgage Loan known as "Elizabeth
Multifamily Portfolio," by $1,250,000, (ii) with respect to the Mortgage Loan known as "Commerce Center," by $1,850,000, (iii) with respect to the Mortgage
Loan known as "4320 Broadway," by $2,000,000, (iv) with respect to the Mortgage
Loan known as "Meridian Place Apartments," by $300,000, (v) with respect to the
Mortgage Loan known as "One Tower Creek," by $1,055,000 and (vi) with respect to the Mortgage Loan known as "Centennial Court Shopping Center," by $200,000.

       In the case of Mortgage Loan that is part of a split loan structure, unless otherwise indicated, loan-to-value ratios were calculated only with respect to the Mortgage Loan and the Pari Passu Companion Loan, if any,
   excluding the related B Loan, if any. For a calculation of the loan-to-value ratio at maturity for each of these Mortgage Loans including any related Pari Passu Companion Loan, if any, and any related B Loan see footnotes 7 and 9 to Annex A-1.

          7. "Mortgage Rate" or "Interest Rate" means, with respect to any
     Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such
     Mortgage Loan.

          8. "NRA" means net rentable area.

          9. "Occupancy Rate" means the percentage of Square Feet or Units, as the case may be, of a Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on Annex A-1 to this prospectus supplement as the "Occupancy As-of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls, operating statements or appraisals or as determined by a site inspection of such
     Mortgaged Property. Information on Annex A-1 to this prospectus supplement concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Rate is specified.

          10. "Servicing Fee Rate" for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the
     Master Servicing Fee Rate, Trustee Fee Rate, Bond Administrator Fee Rate
     and the primary fee rate (the servicing fee rate paid to the primary servicer), if any).

          11. "Square Feet" or "Sq. Ft." means, in the case of a Mortgaged
     Property operated as a retail center, office, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

          12. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or the Anticipated Repayment Date, as applicable.
     Annex A-1 indicates which loans have an Anticipated Repayment Date.

                                     S-110

          13. "Underwritten Net Cash Flow," "Underwritten NCF" or "UW NCF," with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged
     Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments),
     (c) estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. The Underwritten Net Cash Flow for each
     Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth herein. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller or the
     Servicer have control. In some cases, the Underwritten Net Cash Flow set forth herein for any Mortgaged Property is higher, and may be materially higher, than the annual net cash flow for such Mortgaged Property based on historical operating statements.

          In determining Underwritten Net Cash Flow for a Mortgaged Property,
     the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged
     Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of "free rent" periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the applicable Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash
     Flow even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Cash Flow. For purposes of calculating the Underwritten Net Cash Flow with respect to the residential cooperative property that secures the Mortgage Loan known as "30 East 65th Street," the applicable Mortgage Loan Seller used the projected net operating income at that Mortgaged Property, as determined by the appraisal obtained in connection with the origination of that Mortgage Loan, assuming such
     Mortgaged Property was operated as a rental property with rents set at prevailing market rates, taking into account certain other income reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. No assurance can be given with

                                     S-111

     respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

          14. "Units," "Rooms" or "Pads" means: (a) in the case of a Mortgaged
     Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms and (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of manufactured home properties.

          15. "UW NCF DSCR," "Underwritten NCF DSCR," "Debt Service Coverage
     Ratio" or "DSCR" means, with respect to any Mortgage Loan, (a) the
     Underwritten Net Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

     For purposes of calculating such amounts in this prospectus supplement, in the following tables, in Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following
Mortgage Loans, collectively representing approximately 4.27% of the Initial
Outstanding Pool Balance, 3.13% of the Initial Loan Group 1 Balance and 11.00%
of the Initial Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: (i) with respect to the Mortgage Loan known as "Elizabeth
Multifamily Portfolio," by $1,250,000, (ii) with respect to the Mortgage Loan known as "Commerce Center," by $1,850,000, (iii) with respect to the Mortgage
Loan known as "4320 Broadway," by $2,000,000, (iv) with respect to the Mortgage
Loan known as "Meridian Place Apartments," by $300,000, (v) with respect to the
Mortgage Loan known as "One Tower Creek," by $1,055,000 and (vi) with respect to the Mortgage Loan known as "Centennial Court Shopping Center," by $200,000.

     For purposes of calculating such amounts in the following tables and in
Annex A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, the Cut-off Date Balance of the following Mortgage Loans, collectively representing approximately 4.27% of the Initial Outstanding Pool
Balance, 3.13% of the Initial Loan Group 1 Balance and 11.00% of the Initial
Loan Group 2 Balance, has been reduced by the following holdback reserve amounts: with respect to the Mortgage Loan known as "Centennial Court Shopping
Center," by $200,000, (ii) with respect to the Mortgage Loan known as
"Elizabeth Multifamily Portfolio," by $1,250,000, (iii) with respect to the
Mortgage Loan known as "Commerce Center," by $1,850,000, (iv) with respect to the Mortgage Loan known as "Meridian Place Apartments," by $300,000, and (v)
with respect to the Mortgage Loan known as "One Tower Creek," by $1,055,000.
For purposes of calculating such amounts in the following tables and in Annex
A-1 and Annex A-2 and in the tables in Annex B to this prospectus supplement, with respect to the mortgage loan known as "Willamette Estates," representing
0.84% of the outstanding pool balance as of the cut-off date, the DSCR for the mortgage loan is 1.20x, reflecting the threshold at which a full recourse guaranty will be released. The current calculated underwritten DSCR during the initial 24-month interest only period is 1.03x and during the amortizing period is 0.82x. In addition, with respect to the Mortgage Loans known as the "General
Motors Building" and "Courtney Village," the interest rates used in this calculation are 5.1469% and 4.2850%, respectively. The interest rates for the
General Motors Building loan and the Courtney Village loan will vary throughout the respective Mortgage Loan terms. The final interest rates for the General
Motors Building loan have not yet been determined; a schedule of assumed interest rates used in modeling this transaction is set forth on Annex A-5 hereto. The interest rates for the Courtney Village Loan are set forth on Annex
A-7 hereto.

          In the case of a Mortgage Loan that is part of a split loan structure, unless otherwise indicated, debt service coverage ratios were calculated only with respect to the Mortgage Loan and the Pari Passu Companion Loan,
     if any, excluding the related B Loan, if any. For a calculation of the debt service coverage ratio for each of these Mortgage Loans

                                     S-112

     including any related Pari Passu Companion Loan, if any, and any related B
     Loan see footnotes 7 and 9 to Annex A-1.

          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.
     However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
     The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.
     Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability.

          16. "UW Revenue" means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

                                     S-113

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGE
                                                                        ------------------------------------------------------------
                                                               % OF                  STATED
                             NUMBER OF      AGGREGATE       OUTSTANDING             REMAINING
RANGE OF CUT-OFF DATE         MORTGAGE     CUT-OFF DATE    INITIAL POOL  MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
BALANCES                       LOANS         BALANCE          BALANCE      RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
--------------------------- ----------- ----------------- ------------- ---------- ---------- ---------- -------------- ------------

$897,021 - $1,999,999......      29      $   41,880,409         2.46%      6.200%      140        1.40x       62.39%        33.84%
$2,000,000 - $2,999,999....      17          39,275,764         2.31       6.030       139        1.41        65.38         35.96
$3,000,000 - $3,999,999....      12          42,629,068         2.50       5.415       119        1.49        72.12         60.34
$4,000,000 - $5,999,999....      20          98,337,469         5.78       5.409       112        1.41        74.02         62.20
$6,000,000 - $6,999,999....       6          38,584,073         2.27       5.537       129        3.33        67.21         53.51
$7,000,000 - $9,999,999....      16         138,345,741         8.13       5.613       114        1.44        72.76         62.52
$10,000,000 - $14,999,999..      12         154,808,241         9.10       5.505       112        1.30        73.80         58.80
$15,000,000 - $29,999,999..      12         227,090,215        13.34       5.184        97        1.60        71.08         64.55
$30,000,000 - $69,999,999..       9         369,095,418        21.69       5.336       107        1.54        71.99         62.36
$70,000,000 - $260,000,000.       4         551,974,425        32.43       5.001        68        2.12        57.70         56.77
                                 --      --------------       ------
TOTAL/WEIGHTED AVERAGE ....     137      $1,702,020,823       100.00%      5.293%       96        1.73x       67.09%        58.96%
                                ===      ==============       ======

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1

                                                                                             WEIGHTED AVERAGE
                                                                       ------------------------------------------------------------
                                                                                    STATED
                              NUMBER OF      AGGREGATE      % OF LOAN              REMAINING
RANGE OF CUT-OFF DATE          MORTGAGE     CUT-OFF DATE     GROUP 1    MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
BALANCES                        LOANS         BALANCE        BALANCE      RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
---------------------------- ----------- ----------------- ----------- ---------- ---------- ---------- -------------- ------------

$997,636 - $1,999,999.......      21      $   31,353,405        2.15%     6.236%      138        1.36x       63.68%        30.18%
$2,000,000 - $2,999,999.....      16          37,102,817        2.55      6.062       141        1.41        64.83         34.41
$3,000,000 - $3,999,999.....      10          35,587,648        2.44      5.409       119        1.51        71.40         60.43
$4,000,000 - $5,999,999.....      18          87,839,488        6.03      5.418       111        1.41        73.34         61.78
$6,000,000 - $6,999,999.....       3          18,657,581        1.28      5.545       139        5.45        56.47         47.67
$7,000,000 - $9,999,999.....      12         103,753,124        7.13      5.651       116        1.49        71.55         61.15
$10,000,000 - $14,999,999...       9         115,158,241        7.91      5.508       117        1.32        72.12         54.48
$15,000,000 - $29,999,999...       8         142,016,000        9.75      5.276        96        1.69        68.05         60.78
$30,000,000 - $49,999,999...       5         177,246,297       12.17      5.557       117        1.34        77.99         65.38
$50,000,000 - $69,999,999...       3         155,449,121       10.68      5.104       100        1.82        64.43         57.24
$70,000,000 - $260,000,000..       4         551,974,425       37.91      5.001        68        2.12        57.70         56.77
                                  --      --------------      ------
TOTAL/WEIGHTED AVERAGE .....     109      $1,456,138,148      100.00%     5.289%       95        1.79x       65.60%        57.52%
                                 ===      ==============      ======

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2

                                                                                         WEIGHTED AVERAGE
                                                                   ------------------------------------------------------------
                                                                                STATED
                             NUMBER OF     AGGREGATE    % OF LOAN              REMAINING
RANGE OF CUT-OFF DATE         MORTGAGE   CUT-OFF DATE    GROUP 2    MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
BALANCES                       LOANS        BALANCE      BALANCE      RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
--------------------------- ----------- -------------- ----------- ---------- ---------- ---------- -------------- ------------

$897,021 - $1,999,999......       8      $ 10,527,004       4.28%     6.090%      146        1.55x       58.55%        44.73%
$2,000,000 - $2,999,999....       1         2,172,947       0.88      5.490       119        1.33        74.67         62.42
$3,000,000 - $3,999,999....       2         7,041,420       2.86      5.443       119        1.39        75.77         59.92
$4,000,000 - $6,999,999....       5        30,424,472      12.37      5.461       119        1.35        78.14         61.30
$7,000,000 - $9,999,999....       4        34,592,617      14.07      5.499       108        1.27        76.41         66.62
$10,000,000 - $14,999,999..       3        39,650,000      16.13      5.495        97        1.23        78.65         71.36
$15,000,000 - $29,999,999..       4        85,074,215      34.60      5.031        98        1.44        76.14         70.84
$30,000,000 - $36,400,000..       1        36,400,000      14.80      5.250        84        1.30        75.05         69.49
                                  -      ------------     ------
TOTAL/WEIGHTED AVERAGE ....      28      $245,882,675     100.00%     5.318%      103        1.35x       75.89%        67.45%
                                 ==      ============     ======

                                     S-114

                TYPE OF MORTGAGED PROPERTIES--ALL MORTGAGE LOANS

                                                                     % OF
                                   NUMBER OF      AGGREGATE       OUTSTANDING
                                   MORTGAGED     CUT-OFF DATE    INITIAL POOL     NUMBER OF
PROPERTY TYPE                     PROPERTIES       BALANCE          BALANCE     UNITS OR NRA
-------------------------------- ------------ ----------------- -------------- --------------

Office .........................       26      $  878,696,659        51.63%      6,512,888
Retail .........................       53         340,555,649        20.01       2,351,362
 Anchored ......................       17         242,442,569        14.27       1,627,197
 Single Tenant .................       23          52,802,286         3.10         289,241
 Unanchored ....................       13          44,810,794         2.63         434,924
Multifamily ....................       37         259,873,094        15.27           5,937
 Multifamily ...................       32         249,911,531        14.68           5,116
 Manufactured Housing ..........        5           9,961,563         0.59             821
                                       --      --------------       ------
Hotel ..........................        4          73,500,000         4.32           1,163
Industrial .....................       10          66,727,535         3.92         919,831
Mixed Use ......................        4          48,088,331         2.83         192,225
Self Storage ...................        8          34,579,554         2.03           5,940
TOTAL/WEIGHTED AVERAGE .........      142      $1,702,020,823       100.00%
                                      ===      ==============       ======

                                                                            WEIGHTED AVERAGE
                                                ------------------------------------------------------------------------
                                  CUT-OFF DATE               STATED
                                   BALANCE PER              REMAINING
                                   # OF UNITS    MORTGAGE     TERM                            CUT-OFF DATE    LTV RATIO
PROPERTY TYPE                        OR NRA        RATE      (MOS.)    OCCUPANCY     DSCR       LTV RATIO    AT MATURITY
-------------------------------- -------------- ---------- ---------- ----------- ---------- -------------- ------------

Office .........................  $    134.92      5.299%       86        93.69%      1.81x       64.59%        59.79%
Retail .........................       144.83      5.152       101        96.01       1.65        66.90         54.49
 Anchored ......................       149.30      4.863        88        94.75       1.77        66.32         59.13
 Single Tenant .................       182.55      6.144       147       100.00       1.34        63.19         26.52
 Unanchored ....................       103.03      5.553       119        98.12       1.40        74.42         62.30
Multifamily ....................    43,771.79      5.335       105        91.77       1.65        74.28         65.94
 Multifamily ...................    48,849.01      5.318       104        91.60       1.66        74.39         66.21
 Manufactured Housing ..........    12,133.45      5.780       112        96.06       1.45        71.52         59.26
Hotel ..........................    63,198.62      5.152       120        81.47       2.13        61.32         49.80
Industrial .....................        72.54      5.557       124       100.00       1.41        70.00         46.69
Mixed Use ......................       250.17      5.640       120        96.99       1.29        74.66         66.56
Self Storage ...................     5,821.47      5.494       119        85.23       1.51        74.43         61.94
TOTAL/WEIGHTED AVERAGE .........                   5.293%       96        93.50%      1.73x       67.09%        58.96%

                   TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 1

                                                                       % OF
                                   NUMBER OF      AGGREGATE        OUTSTANDING
                                   MORTGAGED     CUT-OFF DATE    INITIAL GROUP 1     NUMBER OF
PROPERTY TYPE                     PROPERTIES       BALANCE           BALANCE       UNITS OR NRA
-------------------------------- ------------ ----------------- ----------------- --------------

Office .........................       26      $  878,696,659          60.34%       6,512,888
Retail .........................       53         340,555,649          23.39        2,351,362
 Anchored ......................       17         242,942,569          16.68        1,627,197
 Single Tenant .................       23          52,802,286           3.63          289,241
 Unanchored ....................       13          44,810,794           3.08          434,924
Hotel ..........................        4          73,500,000           5.05            1,163
Industrial .....................       10          66,727,535           4.58          919,831
Mixed Use ......................        4          48,088,331           3.30          192,225
Self Storage ...................        8          34,579,554           2.37            5,940
Multifamily ....................        4          13,990,420           0.96              431
 Multifamily ...................        1           6,000,000           0.41               64
 Manufactured Housing ..........        3           7,990,420           0.55              367
                                       --      --------------         ------
TOTAL/WEIGHTED AVERAGE .........      109      $1,456,138,148         100.00%
                                      ===      ==============         ======

                                                                            WEIGHTED AVERAGE
                                                ------------------------------------------------------------------------
                                  CUT-OFF DATE               STATED
                                   BALANCE PER              REMAINING
                                   # OF UNITS    MORTGAGE     TERM                            CUT-OFF DATE    LTV RATIO
PROPERTY TYPE                        OR NRA        RATE      (MOS.)    OCCUPANCY     DSCR       LTV RATIO    AT MATURITY
-------------------------------- -------------- ---------- ---------- ----------- ---------- -------------- ------------

Office .........................  $    134.92      5.299%       86        93.69%      1.81x       64.59%        59.79%
Retail .........................       144.83      5.152       101        96.01       1.65        66.90         54.49
 Anchored ......................       149.30      4.863        88        94.75       1.77        66.32         59.13
 Single Tenant .................       182.55      6.144       147       100.00       1.34        63.19         26.52
 Unanchored ....................       103.03      5.553       119        98.12       1.40        74.42         62.30
Hotel ..........................    63,198.62      5.152       120        81.47       2.12        61.32         49.80
Industrial .....................        72.54      5.557       124       100.00       1.41        70.00         46.69
Mixed Use ......................       250.17      5.640       120        96.99       1.28        74.66         66.56
Self Storage ...................     5,821.47      5.494       119        85.23       1.51        74.43         61.94
Multifamily ....................    32,460.37      5.632       140        98.88       6.90        45.88         39.55
 Multifamily ...................    93,750.00      5.500       180       100.00      14.19         7.43          7.43
 Manufactured Housing ..........    21,772.26      5.731       111        98.05       1.42        74.76         63.66
TOTAL/WEIGHTED AVERAGE .........                   5.289%       95        93.86%      1.79x       65.60%        57.52%

                   TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 2

                                                                    % OF
                                   NUMBER OF     AGGREGATE      OUTSTANDING
                                   MORTGAGED   CUT-OFF DATE   INITIAL GROUP 2     NUMBER OF
PROPERTY TYPE                     PROPERTIES      BALANCE         BALANCE       UNITS OR NRA
-------------------------------- ------------ -------------- ----------------- --------------

Multifamily ....................      31      $243,911,531          99.20%         5,052
Manufactured Housing ...........       2         1,971,144           0.80            454
                                      --      ------------         ------
TOTAL/WEIGHTED AVERAGE .........      33      $245,882,675         100.00%
                                      ==      ============         ======

                                                                            WEIGHTED AVERAGE
                                                ------------------------------------------------------------------------
                                  CUT-OFF DATE               STATED
                                   BALANCE PER              REMAINING
                                   # OF UNITS    MORTGAGE     TERM                            CUT-OFF DATE    LTV RATIO
PROPERTY TYPE                        OR NRA        RATE      (MOS.)    OCCUPANCY     DSCR       LTV RATIO    AT MATURITY
-------------------------------- -------------- ---------- ---------- ----------- ---------- -------------- ------------

Multifamily ....................  $  48,280.19     5.313%  102            91.40%      1.35x       76.03%        67.66%
Manufactured Housing ...........      4,341.73     5.978   119            87.99       1.55        58.42         41.40%
TOTAL/WEIGHTED AVERAGE .........                   5.318%  103            91.37%      1.35x       75.89%        67.45%

                                     S-115

       MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--ALL MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        ------------------------------------------------------------
                                                              % OF                   STATED
                            NUMBER OF      AGGREGATE       OUTSTANDING              REMAINING
                             MORTGAGE     CUT-OFF DATE    INITIAL POOL   MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
STATE/LOCATION                LOANS         BALANCE          BALANCE       RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
-------------------------- ----------- ----------------- -------------- ---------- ---------- ---------- -------------- ------------

New York .................      13      $  524,471,220        30.81%       5.260%       71        2.16x       59.11%        56.91%
California ...............      24         278,920,555        16.39        5.443       123        1.46        70.19         55.29
Florida ..................      14         199,191,128        11.70        5.253       120        1.66        70.03         63.54
Michigan .................       7         133,605,240         7.85        4.580        74        1.78        64.40         54.64
Texas ....................      10         121,531,596         7.14        5.317       101        1.29        76.67         69.23
Illinois .................       5          89,984,460         5.29        5.132        73        1.91        66.94         62.63
Georgia ..................       7          46,283,888         2.72        5.580       115        1.46        72.64         63.69
New Jersey ...............       8          41,920,007         2.46        5.458        98        1.35        72.11         63.53
Virginia .................      10          38,118,722         2.24        5.821       124        1.33        76.56         55.14
Arizona ..................       4          35,539,377         2.09        4.667        96        1.76        73.27         68.67
Nevada ...................       3          25,382,374         1.49        5.429       119        1.46        72.33         60.24
Ohio .....................       8          22,852,271         1.34        5.810       134        1.26        73.08         45.71
Maryland .................       4          21,790,637         1.28        5.710       119        1.72        73.91         63.59
Washington ...............       3          21,657,025         1.27        5.669       121        1.42        66.05         52.49
Oregon ...................       2          16,379,520         0.96        5.428        74        1.19        77.64         66.60
Massachusetts ............       1          14,000,000         0.82        5.620       120        1.26        74.87         62.77
North Carolina ...........       2          11,472,947         0.67        5.433       117        1.31        68.28         59.15
Iowa .....................       1           9,600,000         0.56        5.884        84        1.20        78.37         70.66
Colorado .................       1           9,111,000         0.54        5.620       120        1.40        74.68         62.61
Tennessee ................       2           7,770,091         0.46        5.503        95        1.55        70.49         61.90
Kansas ...................       1           7,500,000         0.44        5.740       120        1.92        63.56         48.78
Minnesota ................       2           5,594,291         0.33        5.176       119        1.61        63.20         52.34
Mississippi ..............       1           3,994,444         0.23        5.560       119        1.37        79.89         61.03
Maine ....................       1           2,347,529         0.14        6.670       170        1.08        62.19          0.00
Rhode Island .............       1           2,343,750         0.14        5.850       120        1.24        73.24         61.84
Alabama ..................       1           1,963,177         0.12        5.460       119        1.34        68.64         52.25
West Virginia ............       1           1,723,406         0.10        7.470       172        1.19        61.55          0.00
Utah .....................       1           1,623,218         0.10        6.750       119        1.30        73.78         58.63
Pennsylvania .............       1           1,411,472         0.08        7.280       154        1.10        58.93          0.00
Idaho ....................       1           1,340,000         0.08        5.680       120        1.40        63.81         48.88
Indiana ..................       1           1,325,000         0.08        5.690       120        1.25        73.61         61.85
Connecticut ..............       1           1,272,476         0.07        6.682       117        1.20        60.59         40.41
                                --      --------------       ------
TOTAL/WEIGHTED AVERAGE ...     142      $1,702,020,823       100.00%       5.293%       96        1.73x       67.09%        58.96%
                               ===      ==============       ======

                                     S-116

          MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 1

                                                                                            WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                                                                    STATED
                              NUMBER OF      AGGREGATE      % OF LOAN              REMAINING
                               MORTGAGE     CUT-OFF DATE     GROUP 1    MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
STATE/LOCATION                  LOANS         BALANCE        BALANCE      RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
---------------------------- ----------- ----------------- ----------- ---------- ---------- ---------- -------------- ------------

New York ...................      13      $  524,471,220       36.02%     5.260%       71        2.16x       59.11%        56.91%
California .................      23         277,422,087       19.05      5.444       123        1.45        70.38         55.43
Florida ....................      11         175,846,656       12.08      5.208       120        1.71        68.85         63.36
Michigan ...................       6         132,531,117        9.10      4.568        73        1.79        64.36         54.60
Illinois ...................       5          89,984,460        6.18      5.132        73        1.91        66.94         62.63
Georgia ....................       5          43,088,360        2.96      5.527       111        1.46        73.79         65.18
New Jersey .................       2          26,670,007        1.83      5.356        86        1.38        71.42         63.47
Nevada .....................       3          25,382,374        1.74      5.429       119        1.46        72.33         60.24
Virginia ...................       8          25,158,722        1.73      5.927       126        1.33        76.16         53.09
Washington .................       3          21,657,025        1.49      5.669       121        1.42        66.05         52.49
Ohio .......................       7          16,932,271        1.16      5.989       139        1.24        70.65         37.30
Texas ......................       3          14,337,712        0.98      5.452       121        1.47        70.32         60.76
Maryland ...................       3          14,298,020        0.98      5.915       119        1.94        71.31         62.55
Massachusetts ..............       1          14,000,000        0.96      5.620       120        1.26        74.87         62.77
Arizona ....................       3          12,615,162        0.87      5.360       118        1.35        77.66         64.69
Colorado ...................       1           9,111,000        0.63      5.620       120        1.40        74.68         62.61
Tennessee ..................       2           7,770,091        0.53      5.503        95        1.55        70.49         61.90
Kansas .....................       1           7,500,000        0.52      5.740       120        1.92        63.56         48.78
Minnesota ..................       1           2,547,315        0.17      5.039       119        1.85        54.62         45.01
Maine ......................       1           2,347,529        0.16      6.670       170        1.08        62.19          0.00
Rhode Island ...............       1           2,343,750        0.16      5.850       120        1.24        73.24         61.84
Oregon .....................       1           2,129,520        0.15      6.890       178        1.13        62.27          0.00
Alabama ....................       1           1,963,177        0.13      5.460       119        1.34        68.64         52.25
West Virginia ..............       1           1,723,406        0.12      7.470       172        1.19        61.55          0.00
Utah .......................       1           1,623,218        0.11      6.750       119        1.30        73.78         58.63
Pennsylvania ...............       1           1,411,472        0.10      7.280       154        1.10        58.93          0.00
Connecticut ................       1           1,272,476        0.09      6.682       117        1.20        60.59         40.41
                                  --      --------------      ------
TOTAL/WEIGHTED AVERAGE .....     109      $1,456,138,148      100.00%     5.289%       95        1.79x       65.60%        57.52%
                                 ===      ==============      ======

                                     S-117

          MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 2

                                                                                         WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                                                                 STATED
                              NUMBER OF     AGGREGATE    % OF LOAN              REMAINING
                               MORTGAGE   CUT-OFF DATE    GROUP 2    MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
STATE/LOCATION                  LOANS        BALANCE      BALANCE      RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
---------------------------- ----------- -------------- ----------- ---------- ---------- ---------- -------------- ------------

Texas ......................       7      $107,193,885      43.60%     5.299%       99        1.26x       77.52%        70.36%
Florida ....................       3        23,344,472       9.49      5.592       119        1.33        78.90         64.86
Arizona ....................       1        22,924,215       9.32      4.285        83        1.99        70.86         70.86
New Jersey .................       6        15,250,000       6.20      5.635       120        1.28        73.30         63.63
Oregon .....................       1        14,250,000       5.80      5.210        58        1.20        79.94         76.55
Virginia ...................       2        12,960,000       5.27      5.616       120        1.33        77.34         59.11
North Carolina .............       2        11,472,947       4.67      5.433       117        1.31        68.28         59.15
Iowa .......................       1         9,600,000       3.90      5.884        84        1.20        78.37         70.66
Maryland ...................       1         7,492,617       3.05      5.320       119        1.30        78.87         65.58
Ohio .......................       1         5,920,000       2.41      5.299       119        1.31        80.00         69.75
Mississippi ................       1         3,994,444       1.62      5.560       119        1.37        79.89         61.03
Georgia ....................       2         3,195,528       1.30      6.297       173        1.50        57.24         43.66
Minnesota ..................       1         3,046,976       1.24      5.290       119        1.41        70.37         58.46
California .................       1         1,498,468       0.61      5.167       119        2.39        34.06         28.18
Idaho ......................       1         1,340,000       0.54      5.680       120        1.40        63.81         48.88
Indiana ....................       1         1,325,000       0.54      5.690       120        1.25        73.61         61.85
Michigan ...................       1         1,074,123       0.44      6.060       119        1.27        69.75         59.31
                                   -      ------------     ------      -----       ---        ----        -----         -----
TOTAL/WEIGHTED AVERAGE .....      33      $245,882,675     100.00%     5.318%      103        1.35x       75.89%        67.45%
                                  ==      ============     ======      =====       ===        =====       =====         =====

RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        ------------------------------------------------------------
                                                              % OF                   STATED
                            NUMBER OF      AGGREGATE       OUTSTANDING              REMAINING
RANGE OF DEBT SERVICE        MORTGAGE     CUT-OFF DATE    INITIAL POOL   MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
COVERAGE RATIO                LOANS         BALANCE          BALANCE       RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
-------------------------- ----------- ----------------- -------------- ---------- ---------- ---------- -------------- ------------

1.05x - 1.19x ............      14      $   24,351,487         1.43%       7.022%      168        1.09x       62.90%         2.47%
1.20x - 1.29x ............      33         401,606,588        23.60        5.503       107        1.24        75.96         64.71
1.30x - 1.39x ............      33         235,760,508        13.85        5.462       111        1.34        74.48         64.00
1.40x - 1.49x ............      25         373,189,655        21.93        5.268        89        1.47        74.37         69.90
1.50x - 1.59x ............       6          52,554,792         3.09        5.314       118        1.56        70.54         59.53
1.60x - 1.74x ............       8         109,376,001         6.43        5.558       138        1.68        66.36         50.74
1.75x - 1.99x ............       7         141,792,976         8.33        4.513        71        1.93        64.76         58.84
2.00x - 2.49x ............       7          64,888,815         3.81        4.849       115        2.29        57.40         48.47
2.50x - 14.19x ...........       4         298,500,000        17.54        5.131        63        2.91        43.40         43.40
                                --      --------------       ------
TOTAL/WEIGHTED AVERAGE ...     137      $1,702,020,823       100.00%       5.293%       96        1.73x       67.09%        58.96%
                               ===      ==============       ======

                                     S-118

   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                            WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                                                                    STATED
                              NUMBER OF      AGGREGATE      % OF LOAN              REMAINING
RANGE OF DEBT SERVICE          MORTGAGE     CUT-OFF DATE     GROUP 1    MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
COVERAGE RATIO                  LOANS         BALANCE        BALANCE      RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
---------------------------- ----------- ----------------- ----------- ---------- ---------- ---------- -------------- ------------

1.05x - 1.19x ..............      13      $   23,154,623        1.59%     6.983%      166        1.09x       62.51%         0.00%
1.20x - 1.29x ..............      23         279,607,465       19.20      5.538       110        1.24        74.86         62.01
1.30x - 1.39x ..............      24         150,554,009       10.34      5.518       115        1.36        73.87         63.48
1.40x - 1.49x ..............      21         362,828,046       24.92      5.265        88        1.47        74.39         70.24
1.50x - 1.59x ..............       5          50,755,917        3.49      5.255       115        1.56        71.36         60.50
1.60x - 1.74x ..............       8         109,376,001        7.51      5.558       138        1.68        66.36         50.74
1.75x - 1.99x ..............       5         117,971,740        8.10      4.547        68        1.92        63.73         56.80
2.00x - 2.49x ..............       6          63,390,347        4.35      4.842       115        2.28        57.95         48.95
2.50x - 14.19x .............       4         298,500,000       20.50      5.131        63        2.91        43.40         43.40
                                  --      --------------      ------
TOTAL/WEIGHTED AVERAGE .....     109      $1,456,138,148      100.00%     5.289%       95        1.79x       65.60%        57.52%
                                 ===      ==============      ======      =====       ===        =====       =====         =====

   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                         WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                                                                 STATED
                              NUMBER OF     AGGREGATE    % OF LOAN              REMAINING
RANGE OF DEBT                  MORTGAGE   CUT-OFF DATE    GROUP 2    MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
SERVICE COVERAGE RATIO          LOANS        BALANCE      BALANCE      RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
---------------------------- ----------- -------------- ----------- ---------- ---------- ---------- -------------- ------------

1.15x - 1.24x ..............       5      $ 64,846,864      26.37%     5.386%       87        1.21x       78.74%        72.58%
1.25x - 1.34x ..............      13       132,594,687      53.93      5.424       109        1.29        76.44         66.97
1.35x - 1.49x ..............       6        21,322,546       8.67      5.415       118        1.39        75.88         58.85
1.50x - 1.74x ..............       1         1,798,875       0.73      7.000       215        1.54        47.46         32.32
1.75x - 1.99x ..............       2        23,821,236       9.69      4.345        84        1.99        69.88         68.94
2.00x - 2.39x ..............       1         1,498,468       0.61      5.167       119        2.39        34.06         28.18
                                  --      ------------     ------
TOTAL/WEIGHTED AVERAGE .....      28      $245,882,675     100.00%     5.318%      103        1.35x       75.89%        67.45%
                                  ==      ============     ======

        RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                                              % OF                   STATED
                             NUMBER OF      AGGREGATE      OUTSTANDING              REMAINING
RANGE OF LTV RATIOS           MORTGAGE     CUT-OFF DATE   INITIAL POOL   MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE         LOANS         BALANCE         BALANCE       RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
--------------------------- ----------- ---------------- -------------- ---------- ---------- ---------- -------------- ------------

7.43% - 49.99% ............       8      $  275,389,710       16.18%       5.173%       64        2.90x       42.42%        41.88%
50.00% - 59.99% ...........      11         157,421,888        9.25        5.107       112        2.10        56.88         49.11
60.00% - 69.99% ...........      41         285,989,385       16.80        5.173        99        1.58        65.22         51.77
70.00% - 74.99% ...........      31         335,816,263       19.73        5.362       110        1.45        73.00         66.50
75.00% - 79.99% ...........      38         594,143,575       34.91        5.390        96        1.36        77.58         67.80
80.00% - 82.79% ...........       8          53,260,000        3.13        5.586       119        1.35        80.43         68.69
                                 --      --------------      ------
TOTAL/WEIGHTED AVERAGE ....     137      $1,702,020,823      100.00%       5.293%       96        1.73x       67.09%        58.96%
                                ===      ==============      ======

                                     S-119

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                            WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                                                                    STATED
                              NUMBER OF      AGGREGATE      % OF LOAN              REMAINING
RANGE OF LTV RATIOS            MORTGAGE     CUT-OFF DATE     GROUP 1    MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE          LOANS         BALANCE        BALANCE      RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
---------------------------- ----------- ----------------- ----------- ---------- ---------- ---------- -------------- ------------

7.43% - 49.99% .............       5      $  271,195,347       18.62%     5.158%       62        2.91x       42.43%        42.09%
50.00% - 59.99% ............      11         157,421,888       10.81      5.107       112        2.10        56.88         49.11
60.00% - 69.99% ............      37         272,878,609       18.74      5.158        98        1.59        65.13         51.50
70.00% - 74.99% ............      25         289,900,262       19.91      5.421       111        1.42        73.17         66.51
75.00% - 77.49% ............       8         186,791,521       12.83      5.195        72        1.45        75.51         68.31
77.50% - 80.00% ............      23         277,950,521       19.09      5.572       115        1.35        79.04         66.64
                                  --      --------------      ------
TOTAL/WEIGHTED AVERAGE .....     109      $1,456,138,148      100.00%     5.289%       95        1.79x       65.60%        57.52%
                                 ===      ==============      ======

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                         WEIGHTED AVERAGES
                                                                    ------------------------------------------------------------
                                                                                 STATED
                              NUMBER OF     AGGREGATE    % OF LOAN              REMAINING
RANGE OF LTV RATIOS            MORTGAGE   CUT-OFF DATE    GROUP 2    MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE          LOANS        BALANCE      BALANCE      RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
---------------------------- ----------- -------------- ----------- ---------- ---------- ---------- -------------- ------------

34.06% - 59.99% ............       3      $  4,194,363       1.71%     6.106%      160        1.92x       42.11%        28.20%
60.00% - 69.99% ............       4        13,110,777       5.33      5.496       118        1.33        67.05         57.48
70.00% - 74.99% ............       6        45,916,001      18.67      4.989       104        1.64        71.89         66.44
75.00% - 79.99% ............      13       168,541,534      68.55      5.377        98        1.27        78.03         69.16
80.00% - 82.79% ............       2        14,120,000       5.74      5.300       118        1.28        81.62         71.16
                                  --      ------------     ------
TOTAL/WEIGHTED AVERAGE .....      28      $245,882,675     100.00%     5.318%      103        1.35x       75.89%        67.45%
                                  ==      ============     ======

         RANGE OF LTV RATIOS AS OF MATURITY DATES--ALL MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                                              % OF                   STATED
                             NUMBER OF     AGGREGATE       OUTSTANDING              REMAINING
RANGE OF LTV RATIOS           MORTGAGE    CUT-OFF DATE    INITIAL POOL   MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE         LOANS        BALANCE          BALANCE       RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
--------------------------- ---------- ----------------- -------------- ---------- ---------- ---------- -------------- ------------

0.00% - 29.99% ............      19     $   47,035,166         2.76%       6.321%      172        2.91x       55.86%         2.46%
30.00% - 39.99% ...........       4         16,044,222         0.94        5.522       127        1.44        56.13         32.16
40.00% - 49.99% ...........      10        384,170,058        22.57        5.221        83        2.40        50.74         44.44
50.00% - 59.99% ...........      38        338,057,711        19.86        5.001        96        1.76        64.03         56.39
60.00% - 69.99% ...........      49        428,492,329        25.18        5.513       113        1.34        75.27         64.93
70.00% - 78.75% ...........      17        488,221,336        28.68        5.252        84        1.42        76.32         73.24
                                 --     --------------       ------
TOTAL/WEIGHTED AVERAGE ....     137     $1,702,020,823       100.00%       5.293%       96        1.73x       67.09%        58.96%
                                ===     ==============       ======

             RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 1

                                                                                               WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                                                % OF                   STATED
                               NUMBER OF     AGGREGATE      OUTSTANDING               REMAINING
RANGE OF LTV RATIOS             MORTGAGE    CUT-OFF DATE  INITIAL GROUP 1  MORTGAGE     TERM             CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE           LOANS        BALANCE         BALANCE        RATE      (MOS.)     DSCR     LTV RATIO    AT MATURITY
----------------------------- ---------- --------------- ---------------- ----------- --------- -------- -------------- ------------

0.00% - 29.99% ..............      17     $   44,639,678         3.07%       6.368%      175       2.95x     56.81%         1.25%
30.00% - 39.99% .............       3         14,245,347         0.98        5.335       116       1.43      57.22         32.14
40.00% - 49.99% .............       9        382,830,058        26.29        5.219        83       2.41      50.70         44.42
50.00% - 59.99% .............      31        308,676,602        21.20        4.950        94       1.80      63.26         56.23
60.00% - 69.99% .............      39        331,199,341        22.75        5.541       115       1.35      75.00         64.53
70.00% - 78.75% .............      10        374,547,121        25.72        5.285        82       1.43      75.80         73.46
                                   --     --------------       ------
TOTAL/WEIGHTED AVERAGE ......     109     $1,456,138,148       100.00%       5.289%       95       1.79x     65.60%        57.52%
                                  ===     ==============       ======

                                     S-120

             RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 2

                                                                                              WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                                              % OF                    STATED
                             NUMBER OF     AGGREGATE      OUTSTANDING                REMAINING
RANGE OF LTV RATIOS           MORTGAGE   CUT-OFF DATE   INITIAL GROUP 2   MORTGAGE     TERM               CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE         LOANS        BALANCE         BALANCE         RATE      (MOS.)      DSCR      LTV RATIO    AT MATURITY
--------------------------- ----------- -------------- ----------------- ---------- ---------- --------- -------------- ------------

19.96% - 39.99% ...........       3      $  4,194,363          1.71%        6.106%      160        1.92x      42.11%        28.20%
40.00% - 49.99% ...........       1         1,340,000          0.54         5.680       120        1.40       63.81         48.88
50.00% - 59.99% ...........       7        29,381,108         11.95         5.532       122        1.34       72.07         58.09
60.00% - 69.99% ...........      10        97,292,988         39.57         5.418       106        1.30       76.17         66.27
70.00% - 76.55% ...........       7       113,674,215         46.23         5.145        92        1.38       78.03         72.54
                                 --      ------------        ------
TOTAL/WEIGHTED AVERAGE ....      28      $245,882,675        100.00%        5.318%      103        1.35x      75.89%        67.45%
                                 ==      ============        ======

      RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                                              % OF                   STATED
                             NUMBER OF      AGGREGATE      OUTSTANDING              REMAINING
RANGE OF MORTGAGE RATES       MORTGAGE     CUT-OFF DATE   INITIAL POOL   MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE         LOANS         BALANCE         BALANCE       RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
--------------------------- ----------- ---------------- -------------- ---------- ---------- ---------- -------------- ------------

4.280% - 4.999% ...........       7      $  223,903,640       13.16%       4.542%       82        2.11x       61.64%        56.21%
5.000% - 5.249% ...........      10         490,142,616       28.80        5.134        61        2.09        58.24         56.91
5.250% - 5.449% ...........      35         402,799,309       23.67        5.316       114        1.42        71.59         63.59
5.450% - 5.749% ...........      54         462,173,252       27.15        5.571       113        1.51        73.81         62.42
5.750% - 5.999% ...........      10          74,496,772        4.38        5.843       141        1.47        77.39         56.06
6.000% - 6.449% ...........       5          19,758,375        1.16        6.113       126        1.66        67.67         48.51
6.450% - 7.780% ...........      16          28,746,859        1.69        7.060%      171        1.16        61.90          9.21
                                 --      --------------      ------
TOTAL/WEIGHTED AVERAGE ....     137      $1,702,020,823      100.00%       5.293%       96        1.73x       67.09%        58.96%
                                ===      ==============      ======

         RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                              WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                                               % OF                   STATED
                               NUMBER OF    AGGREGATE      OUTSTANDING               REMAINING
RANGE OF MORTGAGE RATES         MORTGAGE   CUT-OFF DATE  INITIAL GROUP 1  MORTGAGE     TERM               CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE           LOANS       BALANCE         BALANCE        RATE      (MOS.)      DSCR      LTV RATIO    AT MATURITY
----------------------------- ---------- -------------- ---------------- ---------- ---------- --------- -------------- ------------

4.280% - 4.999% .............       6    $  200,979,425        13.80%       4.572%       82        2.13x      60.59%        54.54%
5.000% - 5.249% .............       7       448,194,148        30.78        5.132        59        2.17       56.37         55.32
5.250% - 5.449% .............      25       298,798,591        20.52        5.321       117        1.46       69.89         62.37
5.450% - 5.749% .............      46       411,530,861        28.26        5.569       112        1.54       73.60         62.39
5.750% - 5.999% .............       7        52,199,751         3.58        5.842       157        1.56       77.24         50.81
6.000% - 6.449% .............       4        18,684,252         1.28        6.116       126        1.68       67.55         47.89
6.450% - 7.470% .............      14        25,751,121         1.77        7.030       167        1.14       62.52          5.69
                                   --    --------------       ------
TOTAL/WEIGHTED AVERAGE ......     109    $1,456,138,148       100.00%       5.289%       95        1.79x      65.60%        57.52%
                                  ===    ==============       ======

                                     S-121

         RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                              WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                                              % OF                   STATED
                             NUMBER OF     AGGREGATE      OUTSTANDING               REMAINING
RANGE OF MORTGAGE RATES       MORTGAGE   CUT-OFF DATE   INITIAL GROUP 2   MORTGAGE    TERM                CUT-OFF DATE    LTV RATIO
AS OF THE CUT-OFF DATE         LOANS        BALANCE         BALANCE         RATE     (MOS.)      DSCR       LTV RATIO    AT MATURITY
--------------------------- ----------- -------------- ----------------- --------- ---------- ---------- -------------- ------------

4.285% - 4.999% ...........       1      $ 22,924,215          9.32%        4.285%      83        1.99x       70.86%        70.86%
5.000% - 5.249% ...........       3        41,948,468         17.06         5.152       75        1.24        78.22         73.90
5.250% - 5.449% ...........      10       104,000,719         42.30         5.303      106        1.31        76.48         67.11
5.450% - 5.749% ...........       8        50,642,391         20.60         5.590      119        1.29        75.50         62.67
5.750% - 5.999% ...........       3        22,297,021          9.07         5.845      104        1.26        77.73         68.37
6.000% - 7.780% ...........       3         4,069,862          1.66         6.981      189        1.35        60.09         44.71
                                 --      ------------        ------
TOTAL/WEIGHTED AVERAGE ....      28      $245,882,675        100.00%        5.318%     103        1.35x       75.89%        67.45%
                                 ==      ============        ======

      RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--ALL MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                                             % OF                   STATED
                             NUMBER OF      AGGREGATE     OUTSTANDING              REMAINING
RANGE OF LTV RATIOS AS OF     MORTGAGE     CUT-OFF DATE  INITIAL POOL   MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
THE CUT-OFF DATE               LOANS         BALANCE        BALANCE       RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
--------------------------- ----------- --------------- -------------- ---------- ---------- ---------- -------------- ------------

56 - 84 ...................      20      $  776,635,852      45.63%       5.049%       63        1.96x       62.06%        59.99%
85 - 119 ..................      59         358,812,508      21.08        5.428       118        1.38        73.81         62.07
120 - 227 .................      58         566,572,463      33.29        5.542       129        1.64        69.72         55.57
                                 --      --------------     ------
TOTAL/WEIGHTED AVERAGE ....     137      $1,702,020,823     100.00%       5.293%       96        1.73x       67.09%        58.96%
                                ===      ==============     ======

         RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--LOAN GROUP 1

                                                                                               WEIGHTED AVERAGES
                                                                           ---------------------------------------------------------
                                                                 % OF                  STATED
                                NUMBER OF     AGGREGATE      OUTSTANDING              REMAINING
RANGE OF LTV RATIOS AS OF        MORTGAGE    CUT-OFF DATE  INITIAL GROUP 1  MORTGAGE    TERM             CUT-OFF DATE    LTV RATIO
THE CUT-OFF DATE                  LOANS        BALANCE         BALANCE        RATE     (MOS.)     DSCR     LTV RATIO    AT MATURITY
------------------------------ ---------- --------------- ---------------- ---------- --------- -------- -------------- ------------

56 - 84 ......................      15     $  667,261,637        45.82%       5.046%      60       2.05x     59.73%        58.00%
85 - 119 .....................      44        267,974,787        18.40        5.443      117       1.40      73.05         61.22
120 - 227 ....................      50        520,901,725        35.77        5.520      129       1.67      69.28         55.00
                                    --     --------------       ------
TOTAL/WEIGHTED AVERAGE .......     109     $1,456,138,148       100.00%       5.289%      95       1.79x     65.60%        57.52%
                                   ===     ==============       ======

         RANGE OF REMAINING TERMS TO MATURITY IN MONTHS--LOAN GROUP 2

                                                                                           WEIGHTED AVERAGES
                                                                      ------------------------------------------------------------
                                                            % OF                   STATED
                             NUMBER OF     AGGREGATE     OUTSTANDING              REMAINING
RANGE OF LTV RATIOS AS OF     MORTGAGE   CUT-OFF DATE   INITIAL POOL   MORTGAGE     TERM                CUT-OFF DATE    LTV RATIO
THE CUT-OFF DATE               LOANS        BALANCE        BALANCE       RATE      (MOS.)      DSCR       LTV RATIO    AT MATURITY
--------------------------- ----------- -------------- -------------- ---------- ---------- ---------- -------------- ------------

58 - 84 ...................       5      $109,374,215       44.48%       5.067%       80        1.40x       76.24%        72.14%
85 - 119 ..................      15        90,837,721       36.94        5.385       118        1.33        76.05         64.55
120 - 215 .................       8        45,670,739       18.57        5.788       126        1.30        74.74         61.97
                                 --      ------------      ------
TOTAL/WEIGHTED AVERAGE ....      28      $245,882,675      100.00%       5.318%      103      1.35X         75.89%        67.45%
                                 ==      ============      ======

                                     S-122

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Calculation of Interest. 18.98% of the Mortgage Loans, based on the
Initial Outstanding Pool Balance or 22.19% based on Initial Loan Group 1
Balance, accrue interest on the basis of a 360-day year consisting of twelve
30-day months. 81.02% of the Mortgage Loans, based on the Initial Outstanding
Pool Balance or 77.81% based on Initial Loan Group 1 Balance and 100.00% based on Initial Loan Group 2 Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

     Amortization of Principal. The Mortgage Loans provide for one or more of the following:

     80 Mortgage Loans (excluding interest-only and partial interest-only
Mortgage Loans), representing 33.70% of the Initial Outstanding Pool Balance,
35.18% of the Initial Loan Group 1 Balance and 24.95% of the Initial Loan Group
2 Balance, provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

     10 Mortgage Loans, representing 33.39% of the Initial Outstanding Pool
Balance, 37.45% of the Initial Loan Group 1 Balance and 9.32% of the Initial
Loan Group 2 Balance, are interest only for the entire term of the Mortgage
Loans.

     29 Mortgage Loans, representing 27.54% of the Initial Outstanding Pool
Balance, 21.10% of the Initial Loan Group 1 Balance and 65.73% of the Initial
Loan Group 2 Balance, provide for payments of interest only for the first 7 to
61 months following the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

     2 Mortgage Loans, representing 3.10% of the Initial Outstanding Pool
Balance and 3.62% of the Initial Loan Group 1 Balance, provide for payments of interest and principal and then have an expected Balloon Balance on the
Anticipated Repayment Date and an increase in the related interest rate after the Anticipated Repayment Date. The Excess Interest will be deferred and will not be paid until the principal balance and all other amounts related thereto of the related Mortgage Loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class Q
Certificates.

     16 Mortgage Loans, representing 2.27% of the Initial Outstanding Pool
Balance and 2.65% of the Initial Loan Group 1 Balance are fully amortizing.

     1 Mortgage Loan, representing 2.11% of the Initial Outstanding Pool
Balance and 2.47% of the Initial Loan Group 1 Balance, provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan until the 116 payment date after the Cut-off Date, on which date, through the 176 payment date after the Cut-off Date, payments of interest only, and then on the related maturity date, an expected Balloon Balance.

     Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last one to twenty-four scheduled payment dates (including the maturity date or anticipated repayment date, as applicable). All of the Yield Maintenance Mortgage Loans prohibit voluntary prepayment for a specified period (the "Yield Maintenance Lock-Out
Period") and all of the Defeasance Loans prohibit Defeasance (as defined below)
for at least two years from the Closing Date (the "Defeasance Lock-Out Period"
and collectively with the Yield Maintenance Lock-Out Period the "Lock-Out
Period"). The weighted average Yield Maintenance Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 32 months. Each
Mortgage Loan with a Lock-Out Period restricts voluntary prepayments in one of the following ways:

       (1) 109 of the Mortgage Loans (the "Defeasance Loans"), representing approximately 87.95% of the Initial Outstanding Pool Balance, 89.83% of the
   Initial Loan Group 1 Balance and 76.86% of the Initial Loan Group 2
   Balance, permit only defeasance after the expiration of a Defeasance
   Lock-Out Period. The Defeasance Loans permit defeasance

                                     S-123

   during the "Defeasance Period" as set forth on Annex A-1 under the heading
   "Prepayment Provisions Payments (# of payments)". In the case of certain
   Mortgage Loans that are secured by multiple properties or separate parcels on the same Mortgaged Property, partial defeasance is permitted, subject to certain conditions specified in the related Mortgage Loan Documents;

       (2) 27 of the Mortgage Loans (the "Yield Maintenance Loans"),
   representing approximately 11.82% of the Initial Outstanding Pool Balance,
   9.90% of the Initial Loan Group 1 Balance and 23.14% of the Initial Loan
   Group 2 Balance, permit voluntary prepayment of the Mortgage Loan accompanied by a Yield Maintenance Charge or a Prepayment Premium following the expiration of a Lock-Out Period until the commencement of the open period for such Mortgage Loan (such period, the "Yield Maintenance
   Period"). With respect to the Yield Maintenance Loans, the expiration of the Yield Maintenance Lock-Out Period is identified on Annex A-1 under the heading "Prepayment Provisions (# of Payments)"; or

       (3) 1 of the Mortgage Loans, representing 0.23% of the outstanding pool balance and 0.27% of the Loan Group 1 balance as of the cut-off date, permits defeasance or prepayment with a Yield Maintenance Charge (which charge is at least 1.00% of the prepaid amount) following a Defeasance
   Lock-Out Period.

   "Yield Maintenance Charge" means:

   o  with respect to the Mortgage Loans known as (1) "The Bridges of Eldridge
      Apartments," representing approximately 1.22% of the Initial Outstanding
      Pool Balance and 8.42% of the Initial Loan Group 2 Balance, (2) "Citadel
      Terrace Office Building," representing approximately 0.54% of the Initial
      Outstanding Pool Balance and 0.63% of the Initial Loan Group 1 Balance,
      (3) "Falcon View Plaza," representing approximately 0.26% of the Initial
      Outstanding Pool Balance and 0.31% of the Initial Loan Group 1 Balance,
      (4) "Hunters Chase Apartments," representing approximately 0.11% of the
      Initial Outstanding Pool Balance and 0.73% of the Initial Loan Group 2
      Balance, (5) "The Las Ventanas Apartments," representing approximately
      1.54% of the Initial Outstanding Pool Balance and 10.66% of the Initial
      Loan Group 2 Balance, (6) "Lemon Grove Square," representing approximately 0.30% of the Initial Outstanding Pool Balance and 0.35% of
      the Initial Loan Group 1 Balance, (7) "Newport Apartments," representing approximately 0.48% of the Initial Outstanding Pool Balance and 3.33% of
      the Initial Loan Group 2 Balance. (8) "Evans Towne Center," representing approximately 0.29% of the Initial Outstanding Pool Balance and 0.34% of
      the Initial Loan Group 1 Balance, (9) "Woodfield Commons," representing approximately 1.03% of the Initial Outstanding Pool Balance and 1.20% of
      the Initial Loan Group 1 Balance, and (10) "Chatham Ridge Shopping
      Center," representing approximately 0.88% of the Initial Outstanding Pool
      Balance and 1.03% of the Initial Loan Group 1 Balance, an amount equal to the greater of (i) 1% of the principal amount being prepaid (or repurchased, as applicable) or (ii) the present value, as of the prepayment (or repurchase, as applicable) date, of the remaining scheduled payments of principal and interest from the prepayment (or repurchase, as applicable) date through the maturity date (including any
      Balloon Payment) determined by discounting such payments at the Discount
      Rate, less the amount of principal being prepaid. The term "Discount
      Rate" in connection with these Mortgage Loans generally means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" in connection with these Mortgage Loans means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates ("Release H.15") under the heading
      U.S. Government Securities/ Treasury Constant Maturities for the week ending prior to the prepayment (or repurchase, as applicable) date, of
      Securities/Treasury Constant Maturities for the week ending prior to the prepayment (or repurchase, as applicable) date, of U.S. Treasury Constant
      Maturities with maturity

                                     S-124

      dates (one longer and one shorter) most nearly approximating the maturity date of the respective Mortgage Loan. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Treasury Rate;

    o with respect to the Mortgage Loan known as the "Wellpoint Office Tower"
      loan, representing approximately 2.11% of the Initial Outstanding Pool
      Balance and 2.47% of the Initial Loan Group 1 Balance, an amount equal to the greater of (i) 1% of the principal amount being prepaid (or repurchased, as applicable) or (ii) the present value, as of the prepayment (or repurchase, as applicable) date, of the remaining scheduled payments of principal and interest from the prepayment (or repurchase, as applicable) date through the maturity date (including any
      Balloon Payment) determined by discounting such payments at the Discount
      Rate, less the amount of principal being prepaid. The term "Discount
      Rate" in connection with this Mortgage Loan means the rate, which, when compounded monthly, is equivalent to the Treasury Rate (as such term is defined in the bullet above) plus 100 basis points, when compounded semi-annually;

    o with respect to the Mortgage Loans known as (1) "Crosswinds Mall,"
      representing approximately 0.97% of the Initial Outstanding Pool Balance and 1.13% of the Initial Loan Group 1 Balance, (2)
      "StorAmerica-Oceanside," representing approximately 0.38% of the Initial
      Outstanding Pool Balance and 0.44% of the Initial Loan Group 1 Balance,
      (3) "StorAmerica-Scottsdale," representing approximately 0.28% of the
      Initial Outstanding Pool Balance and 0.32% of the Initial Loan Group 1
      Balance, (4) "Knollwood Plaza," representing approximately 0.23% of the
      Initial Outstanding Pool Balance and 0.27% of the Initial Loan Group 1
      Balance, and (5) "StorAmerica-Phoenix," representing approximately 0.20%
      of the Initial Outstanding Pool Balance and 0.24% of the Initial Loan
      Group 1 Balance, an amount equal to the greater of (i) 1% of the principal amount being prepaid or (ii) the present value, as of the prepayment date, of a series of Monthly Payments assumed to be paid at the end of each month remaining from the prepayment date through the maturity date discounted at the Securities Rate. "Monthly Payments" means the product of (a) the (x) mortgage interest rate less the Securities
      Rate divided by (y) twelve and (b) the amount being prepaid. The term
      "Securities Rate" in connection with these Mortgage Loans means the rate as of the prepayment date reported in Federal Reserve Statistical Release
      H.15(519), Selected Interest Rates ("Release H.15") under the heading
      U.S. Government Securities/ Treasury Constant Maturities for U.S.
      Government Security with a term equal to that remaining on the note on the prepayment date (which may be an interpolated yield); and

    o with respect to the Seasoned Rite Aid Loans, collectively representing approximately 1.24% of the Initial Outstanding Pool Balance and 1.44% of
      the Initial Group 1 Balance, an amount equal to the greater of (i) 1% of the principal amount prepaid or (ii) an amount calculated in accordance with the following formula:

                               Y[1+(r/12)]n
                              --------------- - Y
                                  (1+i)n

      Where:

      "Y" equals the principal amount being prepaid;
      "i" equals the monthly yield on the United States Treasury security (not inflation-indexed) issued most recently prior to the date of prepayment and maturing close to, but not beyond, the original maturity date for such mortgage loan;
      "n" equals the number of months remaining until maturity of such mortgage loan;
      "r" equals the related Note interest rate.

     "Prepayment Premium" means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the

                                     S-125

context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.

     Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Offered
Certificates--Prepayment Premiums and Yield Maintenance Charges."

     All of the Mortgage Loans that permit prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a
Mortgage Loan. Provided no event of default exists, the Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Certain of the Mortgage Loans may require the payment of
Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance
Charges. See "Risk Factors--Risks Related to the Offered Certificates--Risks
Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus.

     In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the lender (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the related Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In all other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield
Maintenance Charge.

     Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium or Yield Maintenance
Charge would be required to be paid.

     Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or
of the collectability of any Prepayment Premium or Yield Maintenance Charge.
See "Risk Factors--Risks Related to the Offered Certificates--Risk Related to
Prepayments and Repurchases" and "--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and
Limitations on Prepayments" in the prospectus.

     Property Releases. Certain of the Mortgage Loans contain provisions which permit the related borrower to release all or a portion of the Mortgaged
Property or Mortgaged Properties securing such Mortgage Loan.

     All of the Defeasance Loans permit the applicable borrower, at any time after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged
Property from the lien of the related Mortgage ("Defeasance" or, the option to cause a Defeasance, the "Defeasance Option"), provided that, among other conditions, (a) no event of default exists, (b) the borrower pays on any Due
Date (the "Release Date") (i) all interest accrued and unpaid on the

                                     S-126

principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents, and (c) the borrower delivers
"government securities" (within the meaning of Section 2(a)(16) of the
Investment Company Act of 1940, as amended), that are acceptable to the Rating
Agencies (the "Defeasance Collateral") in an amount sufficient to make payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or Anticipated
Repayment Date, if applicable), or in certain cases, through the date on which the mortgage loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a
Defeasance, the related borrower is generally required to (i) pay any costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the Trust a first priority lien on the Defeasance Collateral and an opinion of counsel to such effect. With respect to all of the Defeasance
Loans, the Defeasance Lock-Out Period is at least two years from the Closing
Date.

     In many cases, a successor borrower will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a
Mortgage Loan is partially defeased and the successor borrower will be assuming the borrower's obligations, the related Note will generally be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     In addition, in the case of the cross collateralilzed and cross defaulted
Mortgage Loans known as the "Stafford Commerce Building IV" loan, "Stafford
Commerce Building III" loan, and "Stafford Station" loan, collectively representing 0.75% of the Initial Outstanding Pool Balance and 0.87% of the
Initial Loan Group 1 Balance, if one of the related borrowers, pursuant to the terms of the related loan documents, defeases its Mortgaged Property, the
Mortgage Loan Documents generally permit the borrower under the defeased
Mortgage Loan to obtain a release of the related individual property securing the defeased Mortgage Loan from the related cross, provided the remaining
Mortgage Properties meet certain debt service coverage ratio and loan-to-value ratio tests.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Risks Related to
the Offered Certificates--Risks Related to Prepayments and Repurchases" and
"--Yield Considerations" in this prospectus supplement.

     In addition to the release by substitution of a Mortgaged Property securing a Mortgage Loan for Defeasance Collateral, certain of the Mortgage
Loans permit the release of a Mortgaged Property or portion thereof as follows:

     o the release of a Mortgaged Property or a portion of a Mortgaged Property where such property is vacant and non-income producing or was given no material value or little value in connection with loan origination and underwriting criteria;

     o with respect to the Mortgage Loan known as "BAE Systems," the release, without payment of a release fee, of (i) any vacant portion of the
       Mortgaged Property ("Parcel 1") at any time in connection with the development of a second building for BAE Systems and (ii) approximately
       0.973 acres of land ("Parcel 2") at any time on or after the end of the
       30th month of the BAE lease in connection with the development of a restaurant on such parcel, in each case subject to satisfaction of certain conditions including delivery of a REMIC opinion and "no downgrade" letter from the Rating Agencies. In addition, in connection with the release of Parcel 2, the borrower must provide evidence that the
       BAE lease has been extended to expire no earlier than the maturity date of the Mortgage Loan. The tenant has the option to bar the release of
       Parcel 2 and the development of the restaurant by making an annual payment of

                                     S-127

       $35,000 (increasing 3% annually), which fee will be waived if the building on Parcel 1 (at least 50,000 square feet) is developed.

     Escrows. Certain of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this prospectus supplement.

     Other Financing. The applicable Mortgage Loan Sellers have informed the
Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

     o with respect to the General Motors Building Loan, the 63 Madison Avenue
       Loan, the Lakeside Mall Loan, the Loews Miami Beach Loan, the Wellpoint
       Office Tower Loan, and the FedEx-Bellingham Loan, collectively representing approximately 32.32% of the Initial Outstanding Pool
       Balance, the related mortgaged property or properties also secure one or more Pari Passu Loans and/or B Loans. See "Description of the Mortgage
       Pool--Split Loan Structures--The General Motors Building Loan," "--The 63
       Madison Avenue Loan," "--The Lakeside Mall Loan," "--The Loews Miami
       Beach Loan," "--The Wellpoint Office Tower Loan" and "--The
       FedEx-Bellingham Loan" above;

     o with respect to the Mortgage Loans known as "StorAmerica-Oceanside,"
       "StorAmerica-Scottsdale" and "StorAmerica-Phoenix" representing approximately 0.38%, 0.28% and 0.20% respectively of the Initial
       Outstanding Pool Balance 0.44%, 0.32% and 0.24% respectively of the
       Initial Loan Group 1 Balance, the related borrowers are permitted to incur additional secured debt, provided, among other things, the debt is fully subordinate to the related Mortgage Loan pursuant to a subordination and standstill agreement, the mortgaged property satisfies a debt service coverage ratio for both the related Mortgage Loan and the subordinate loan of 1.25x, the combined loan-to-value ratio does not exceed 80%, the related mortgaged property is at least 90% occupied and a
       Rating Agency "no downgrade" confirmation is received;

     o with respect to the Mortgage Loan known as "Galley Foods," representing approximately 0.07% of the Initial Outstanding Pool Balance and 0.09% of
       the Initial Loan Group 1 Balance, the Mortgaged Property is subject to a second mortgage securing a $220,000 note from the borrower under the
       Mortgage Loan to Allied Capital Corporation, the lender for the subordinate loan; and

     o with respect to the Mortgage Loan known as "South Beach Ritz Carlton
       Retail," representing approximately 0.78% of the Initial Outstanding Pool
       Balance and 0.91% of the Initial Loan Group 1 Balance, the borrower is permitted to incur debt, up to $1,000,000, from one or more of the limited partners of the borrower, provided, among other things, such debt is fully subordinate to the Mortgage Loan and payable only from excess cash flow after Monthly Payments are satisfied under the Mortgage Loan and the subordinate lender is restricted from taking any enforcement action until at least 91 days after the Mortgage Loan has been paid in full.

     The Mortgage Loans generally prohibit the related borrower from incurring unsecured indebtedness other than in the ordinary course of business. Certain exceptions include:

     o with respect to the Mortgage Loan known as the "Signature Ridge
       Apartments" loan, representing 2.14% of the Initial Outstanding Pool
       Balance and 14.80% of the Initial Loan Group 2 Balance, the borrower was permitted to incur $938,394 of unsecured subordinated debt;

     o with respect to the Mortgage Loan known as "30 East 65th Street"
       representing approximately 0.35% of the Initial Outstanding Pool Balance and 0.41% of the Initial Loan Group 1 Balance, the borrower is permitted to obtain an unsecured line of credit

                                     S-128

      up to $2,000,000 from an institutional lender, provided that the amount of the Mortgage Loan plus the maximum credit line does not result in a loan-to-value ratio greater than 20%, and subject to the satisfaction of certain other conditions;

    o with respect to the Mortgage Loan known as the "Newport Apartments"
      loan, representing 0.48% of the Initial Outstanding Pool Balance and
      3.33% of the Initial Loan Group 2 Balance, the borrower is permitted to incur additional unsecured debt subject to a subordination and standstill agreement; and

    o with respect to the Mortgage Loan known as "Crosswinds Mall,"
      representing approximately 0.97% of the Initial Outstanding Pool Balance and 1.13% of the Initial Loan Group 1 Balance, the related borrower is permitted to incur up to $200,000 in additional unsecured debt, provided, among other things, the debt is fully subordinate to the related Mortgage
      Loan pursuant to a subordination and standstill agreement, the proceeds of the subordinate debt are used only for improvements to the Mortgaged
      Property and the combined debt service coverage ratio for the Mortgage
      Loan and the new debt is at least 1.10x.

    The Mortgage Loan Documents generally prohibit the pledge or transfer of controlling ownership interests in the related borrower above certain percentage thresholds without lender consent, other than certain specified transfers pursuant to the terms of the related mortgage loan documents, such as estate planning transfers or transfer of publicly traded entities, or transfers to parties related to the borrower. Certain exceptions include:

    o with respect to the Mortgage Loan known as "Lakeside Mall," representing approximately 5.70% of the Initial Outstanding Pool Balance and 6.66% of
      the Initial Loan Group 1 Balance, the loan documents do not restrict transfers of interests in General Growth Properties Inc. ("GGP"), the ultimate parent of borrower, or in certain other intervening entities
      (including the operating partnership), provided that the borrower remains owned by a person that meets certain tests specified in the related
      Mortgage Loan Documents;

    o with respect to the Mortgage Loan known as "Loews Miami Beach"
      representing approximately 2.94% of the Initial Outstanding Pool Balance and 3.43% of the Initial Loan Group 1 Balance, transfers of any legal or beneficial ownership interest in borrower are permitted without the consent of the lender, provided that any such transfer is to a (i)
      "Permitted Owner" as defined in the related Mortgage Loan Documents, (ii)
      "Pre-Approved Transferee" as defined in the related Mortgage Loan
      Documents, or (iii) person or entity controlling or controlled by Loews
      Hotel Holding Corporation ("Loews Holding") or a person or entity under common control with Loews Holding, provided that with respect to clause
      (iii), the borrower will be required to deliver a non-consolidation opinion in a form satisfactory to lender and a Rating Agency "no downgrade" confirmation;

    o with respect to the Mortgage Loan known as "Wellpoint Office Tower,"
      representing approximately 2.11% of the Initial Outstanding Pool Balance and 2.47% of the Initial Loan Group 1 Balance, transfers of the direct or indirect interest in the borrower from Apollo Real Estate Investment
      Fund, LP ("Apollo") to another real estate investment fund controlled by the same persons or entities that control Apollo and are at least the same size and have the same credit worthiness as Apollo ("Apollo Funds")
      do not require consent of the lender;

    o with respect to the Mortgage Loan known as "Courtney Village,"
      representing approximately 1.35% of the Initial Outstanding Pool Balance and 9.32% of the Initial Loan Group 2 Balance, transfers of interests in
      Passco Real Estate Enterprises, Inc. ("Passco RE"), the sole member of each of the initial tenant-in-common borrowers, are permitted to any current officer, director or employee of Passco RE without obtaining lender consent; and

                                     S-129

    o with respect to the Mortgage Loan known as "South Beach Ritz Carlton
      Retail," representing approximately 0.78% of the Initial Outstanding Pool
      Balance and 0.91% of the Initial Loan Group 1 Balance, the transfer of more than 49% of the limited partnership interest in the borrower (or the general partnership interest in the borrower of one, but not both, of the general partners of the borrower, subject to the satisfaction of certain conditions) to either of the current limited partners is permitted, provided either current limited partner remains responsible for the management of the borrower and the persons responsible for the management of the Mortgaged Property remain unchanged.

    In addition, the Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing or potential mezzanine debt:

    o with respect to the Mortgage Loan known as "General Motors Building,"
      representing approximately 15.28% of the Initial Outstanding Pool Balance and 17.86% of the Initial Loan Group 1 Balance, equity owners of the borrower incurred mezzanine debt with an aggregate balance of
      $300,000,000. The mezzanine lenders each entered into an intercreditor agreement;

    o with respect to the Mortgage Loan known as "Lakeside Mall," representing approximately 5.70% of the Initial Outstanding Pool Balance and 6.66% of
      the Initial Loan Group 1 Balance, future mezzanine debt is permitted subject to the satisfaction of certain conditions including (i) receipt of "no downgrade" letter from the Rating Agencies, (ii) delivery of an acceptable intercreditor agreement and (iii) based on a combined Mortgage
      Loan balance and mezzanine loan balance, a DSCR of not less than 1.25x and an aggregate LTV of not greater than 75%;

    o with respect to the Mortgage Loan known as "Wellpoint Office Tower,"
      representing approximately 2.11% of the Initial Outstanding Pool Balance and 2.47% of the Initial Loan Group 1 Balance, the sole member of the borrower is permitted to incur mezzanine debt, subject to the satisfaction of certain conditions, including (i) receipt of "no downgrade" letter from the Rating Agencies, (ii) delivery of an acceptable intercreditor agreement and (iii) based on a combined Mortgage
      Loan balance and mezzanine loan balance, a DSCR of not less than 1.10x and an aggregate LTV ratio not greater than 80%;

    o with respect to the Mortgage Loan known as "1156 Avenue of the
      Americas," representing approximately 2.06% of the Initial Outstanding
      Pool Balance and 2.40% of the Initial Loan Group 1 Balance, future mezzanine debt is permitted, subject to the satisfaction of certain conditions including, (i) delivery of an acceptable intercreditor agreement and (ii) based on a combined Mortgage Loan balance and mezzanine loan balance, a DSCR of not less than 1.10x and an aggregate
      LTV ratio of not greater than 90%;

    o with respect to the Mortgage Loan known as "40 West 34th Street,"
      representing approximately 1.18% of the Initial Outstanding Pool Balance and 1.37% of the Initial Loan Group 1 Balance, an equity owner of the borrower incurred debt in the amount of $2,500,000 secured by a pledge of equity interests in the mezzanine borrower. The mezzanine lender has entered into an intercreditor agreement;

    o with respect to the Mortgage Loan known as "Meridian Place Apartments,"
      representing approximately 0.69% of the Initial Outstanding Pool Balance and 4.80% of the Initial Loan Group 2 Balance, mezzanine debt is permitted, subject to the satisfaction of certain conditions, including
      (i) delivery of an acceptable intercreditor agreement, (ii) such debt is provided by an institutional lender and (iii) based on a combined
      Mortgage Loan balance and mezzanine loan balance, a DSCR of not less than
      1.20x and an aggregate LTV ratio not greater than 80%;

                                     S-130

    o with respect to the Mortgage Loan known as "360 West
      Maple/McCann-Erickson Building," representing approximately 0.65% of the
      Initial Outstanding Pool Balance and 0.76% of the Initial Loan Group 1
      Balance, the holders of membership interests in the related Borrower are permitted to incur mezzanine financing, provided, among other things, payments due under the mezzanine loan are subordinate to payments on the mortgage loan and are payable only out of excess cash flow, the mortgage loan lender and the mezzanine lender have entered into intercreditor agreement approved by the Rating Agencies, the combined loan-to-value ratio for the mortgage loan and mezzanine loan does not exceed 85% and the combined debt service coverage ratio for the mortgage loan and mezzanine loan is at least 1.10x; and

    o with respect to the Mortgage Loan known as "Residence Inn--Overland
      Park" representing approximately 0.44% of the Initial Outstanding Pool
      Balance and 0.52% of the Initial Loan Group 1 Balance, the equity owners of the borrower were allowed to maintain pledges of their respective ownership interests in the borrower to secure certain indebtedness, with an aggregate balance of $3,200,000,000, owed by an affiliate of the borrower. The lender of such other indebtedness has entered into an intercreditor agreement.

    Certain risks relating to additional debt are described in "Risk
Factors--Risks Related to the Mortgage Loans--Risks Related to Additional Debt"
in this prospectus supplement.

    "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans
generally contain "due-on-sale" and "due-on-encumbrance" clauses that, in each case, permit the holder of the Mortgage Loan to accelerate the maturity of the
Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the lender. With respect to
12 Mortgaged Properties, representing approximately 1.24% of the Initial
Outstanding Pool Balance and 1.44% of the Initial Loan Group 1 Balance, each of which Mortgaged Property is leased to a Rite Aid entity and each of which related Mortgage Loan was originated in 1998 or 1999 (collectively the
"Seasoned Rite Aid Loans", 5 of the Seasoned Rite Aide Loans do not contain a
"due-on sale" provision and the remaining 7 Seasoned Rite Aid Loans contain a limited "due-on-sale" provision. The Pooling and Servicing Agreement requires the Servicer or the Special Servicer (except with respect to the Non-Serviced
Mortgage Loans and subject to the rights of the Directing Certificateholder), as applicable, to determine, in a manner consistent with the Servicing
Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged
Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases up to one percent of the then unpaid principal balance of the applicable
Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgage Loans permit either:
(i) a transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender; or (ii) transfers to parties related to the borrower.
See "Description of the Pooling Agreements--Due-on-Sale and Due-on-Encumbrance
Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

    Loans Subject to Government Assistance. Certain of the Mortgage Loans may
be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the
Internal Revenue Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate
Program of the United States Department of Housing and Urban Development. The
Depositor gives no assurance that such programs will be continued in their present form or

                                     S-131

that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related
Mortgage Loan.

     Delinquency. As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

     Borrower Concentrations. Several groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest of these groups representing 6.10%, 4.89%, and 4.58%, respectively, of the Initial Outstanding
Pool Balance, the three largest of the related loan groups in Loan Group 1 representing approximately 5.56%, 5.36% and 2.58%, respectively, of the Initial
Loan Group 1 Balance and the three largest of the related loan groups in Loan
Group 2 representing approximately 33.88%, 9.31% and 5.27%, respectively, of the Initial Loan Group 2 Balance. See Annex A-1 for Mortgage Loans with related borrowers.

     Single-Tenant Mortgage Loans. In the case of 38 Mortgaged Properties, representing 12.45% of the Initial Outstanding Pool Balance and 14.55% of the
Initial Loan Group 1 Balance, one or more of the related Mortgaged Properties are 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant
Mortgage Loan"). The Mortgaged Property securing each Single-Tenant Mortgage
Loan is generally subject to a single space lease, which generally, but not in all cases, has a primary lease term that expires on or after the scheduled maturity date of the related Mortgage Loan. See Annex A-1 for loan maturity dates and lease expiration dates. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon
Payment) due each month on the related Mortgage Loan.

     Geographic Location. The Mortgaged Properties are located throughout 32 states, with the largest concentrations by Initial Outstanding Pool Balance located in New York, California and Florida. See "Summary of the Prospectus
Supplement--The Mortgage Pool--Characteristics of the Mortgage Pool--Property
Locations" in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged
Properties.

     Cross-Collateralization and Cross-Default. 2 groups of the Mortgage Loans, collectively representing approximately 3.26% of the Initial Outstanding Pool
Balance, are cross-defaulted and cross-collateralized, although in each case, the borrowers are different entities. The Mortgage Loans known as the "Madrona
Office Building" and "North Belt Corporate Center" loans, collectively representing 2.51% of the Initial Outstanding Pool Balance and 2.94% of the
Initial Loan Group 1 Balance, are cross-defaulted and cross-collateralized with each other; and the Mortgage Loans known as the "Stafford Commerce Building
IV," "Stafford Commerce Building III," and "Stafford Station" loan, collectively representing 0.75% of the Initial Outstanding Pool Balance and
0.87% of the Initial Loan Group 1 Balance are cross-defaulted and cross-collateralized with each other. There can be no assurance that the cross-collateralization and cross-default provisions in the related Mortgage
Loan Documents will be enforceable. In addition, under certain circumstances, including upon the assumption or defeasance of the cross-collateralized and cross-defaulted Mortgage Loan(s), the related loan documents permit the
Mortgage Loans to be uncrossed. See "--Property Releases" above.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement, including Annex A-1 and
Annex A-2, of the Mortgage Pool and the Mortgaged Properties is based upon the
Mortgage Pool as expected to be constituted at the close of business on the
Cut-off Date, as adjusted for the scheduled principal payments due on the
Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the
Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid.
This

                                     S-132

may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the Securities and
Exchange Commission within 15 days after the initial issuance of the Offered
Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form
8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                                     S-133

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement and will consist of 31 classes (each, a "Class") to be designated as the Class X-C Certificates, Class X-P Certificates, Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-SB Certificates, Class
A-4 Certificates, Class A-1A Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates, Class M Certificates,
Class N Certificates, Class O Certificates, Class P Certificates, Class GMB-1
Certificates, Class GMB-2 Certificates, Class GMB-3 Certificates, Class GMB-4
Certificates, Class GMB-5 Certificates, Class Q Certificates, Class R
Certificates and Class LR Certificates (collectively, the "Certificates"). Only the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class
X-P, Class A-J, Class B, Class C and Class D Certificates (the "Offered
Certificates") are offered hereby. The Class X-C, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
GMB-1, Class GMB-2, Class GMB-3, Class GMB-4, Class GMB-5, Class Q, Class R and
Class LR Certificates (the "Private Certificates") are not offered hereby.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting of, among other things: (i) the
Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date; (ii) any Mortgaged Property (other than the Mortgaged
Property securing the Non-Serviced Mortgage Loans) acquired on behalf of the
Trust through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the
Excess Liquidation Proceeds Account, the Interest Reserve Account and any
account established in connection with REO Properties (an "REO Account"); (iv)
the rights of the lender under all insurance policies with respect to the
Mortgage Loans and the Mortgaged Properties, to the extent of the Trust's interests therein; (v) the Depositor's rights and remedies under the Mortgage
Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender's right, title and interest in the Reserve Accounts and Lock Box
Accounts, in each case, to the extent of the Trust's interests therein.

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and
Class P Certificates (collectively, the "Principal Balance Certificates" and each a "Principal Balance Certificate") will have the following aggregate principal balances (each, a "Certificate Balance"), in each case, subject to a variance of plus or minus 5%:

                                     S-134

                                                     APPROXIMATE PERCENT
                            INITIAL AGGREGATE      OF INITIAL OUTSTANDING     APPROXIMATE PERCENT
         CLASS             CERTIFICATE BALANCE          POOL BALANCE           OF CREDIT SUPPORT
-----------------------   ---------------------   ------------------------   --------------------

Offered Certificates
Class A-1 .............        $ 60,335,000                 3.545%                  20.000%(1)
Class A-2 .............        $592,382,000                34.805%                  20.000%(1)
Class A-3 .............        $ 71,321,000                 4.190%                  20.000%(1)
Class A-SB ............        $ 86,709,000                 5.094%                  20.000%(1)
Class A-4 .............        $304,987,000                17.919%                  20.000%(1)
Class A-1A ............        $245,882,000                14.446%                  20.000%(1)
Class A-J .............        $117,014,000                 6.875%                  13.125%
Class B ...............        $ 46,806,000                 2.750%                  10.375%
Class C ...............        $ 14,892,000                 0.875%                   9.500%
Class D ...............        $ 27,658,000                 1.625%                   7.875%
Private Certificates(2)
Class E ...............        $ 21,275,000                 1.250%                   6.625%
Class F ...............        $ 23,403,000                 1.375%                   5.250%
Class G ...............        $ 14,893,000                 0.875%                   4.375%
Class H ...............        $ 17,020,000                 1.000%                   3.375%
Class J ...............        $ 12,765,000                 0.750%                   2.625%
Class K ...............        $  6,383,000                 0.375%                   2.250%
Class L ...............        $  4,255,000                 0.250%                   2.000%
Class M ...............        $  4,255,000                 0.250%                   1.750%
Class N ...............        $  6,383,000                 0.375%                   1.375%
Class O ...............        $  4,255,000                 0.250%                   1.125%
Class P ...............        $ 19,147,822                 1.125%                   0.000%

----------
(1)   Represents the approximate credit support for the Class A-1, Class A-2,
      Class A-3, Class A-SB, Class A-4 and Class A-1A Certificates in the
      aggregate.
(2)   This table does not include the Class GMB Certificates, which have an aggregate certificate balance of $86,000,000.

     The Class X-C and Class X-P Certificates will each have a notional balance
(the "Notional Balance"), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates. The Class X-C
Certificates will have a Notional Balance equal to the aggregate Certificate
Balance of the Principal Balance Certificates from time to time. The initial
Notional Balance of the Class X-C Certificates will be $1,702,020,822. The
Notional Balance of the Class X-C Certificates will not include the certificate balance of the Class GMB Certificates. The initial Notional Balance of the
Class X-P Certificates will be [   ].

     The Notional Balance of the Class X-P Certificates will equal:

     o [during the period from the Closing Date through and including the
       Distribution Date occurring in [   ], the sum of (a) the lesser of $[   ]
       and the Certificate Balance of the Class [   ] Certificates outstanding
       from time to time, (b) the lesser of $[   ] and the Certificate Balance
       of the Class [   ] Certificates outstanding from time to time and (c) the
       aggregate of the Certificate Balances of the Class [   ], Class [   ],
       Class [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class
       [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class [   ]
       Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [   ]
       through and including the Distribution Date occurring in [   ], the sum
       of (a) the lesser of $[   ] and the Certificate Balance of the Class
       [   ] Certificates outstanding from time to time, (b) the lesser of
       $[   ] and the Certificate Balance of the Class [   ] Certificates
       outstanding from time to time and (c) the aggregate of the Certificate
       Balances of the Class [   ], Class [   ], Class [   ], Class [   ], Class
       [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ],
       Class [   ], Class [   ], Class [   ] and Class [   ] Certificates
       outstanding from time to time;

                                     S-135

    o during the period following the Distribution Date occurring in [   ]
      through and including the Distribution Date occurring in [   ], the sum
      of (a) the lesser of $[   ] and the Certificate Balance of the Class
      [   ] Certificates outstanding from time to time, (b) the lesser of
      $[   ] and the Certificate Balance of the Class [   ] Certificates
      outstanding from time to time and (c) the aggregate of the Certificate
      Balances of the Class [   ], Class [   ], Class [   ], Class [   ], Class
      [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ],
      Class [   ], Class [   ] and Class [   ] Certificates outstanding from
      time to time;

    o during the period following the Distribution Date occurring in [   ]
      through and including the Distribution Date occurring in [   ], the sum
      of (a) the lesser of $[   ] and the Certificate Balance of the Class
      [   ] Certificates outstanding from time to time, (b) the lesser of
      $[   ] and the Certificate Balance of the Class [   ] Certificates
      outstanding from time to time, (c) the lesser of $[   ] and the
      Certificate Balance of the Class [   ] Certificates outstanding from time
      to time and (d) the aggregate of the Certificate Balances of the Class
      [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ],
      Class [   ], Class [   ], Class [   ], Class [   ], Class [   ] and Class
      [   ] Certificates outstanding from time to time;

    o during the period following the Distribution Date occurring in [   ]
      through and including the Distribution Date occurring in [   ], the sum
      of (a) the lesser of $[   ] and the Certificate Balance of the Class
      [   ] Certificates outstanding from time to time, (b) the lesser of
      $[   ] and the Certificate Balance of the Class [   ] Certificates
      outstanding from time to time, (c) the lesser of $[   ] and the
      Certificate Balance of the Class [   ] Certificates outstanding from time
      to time and (d) the aggregate of the Certificate Balances of the Class
      [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ],
      Class [   ], Class [   ], Class [   ] and Class [   ] Certificates
      outstanding from time to time;

    o during the period following the Distribution Date occurring in [   ]
      through and including the Distribution Date occurring in [   ], the sum
      of (a) the lesser of $[   ] and the Certificate Balance of the Class
      [   ] Certificates outstanding from time to time, (b) the lesser of
      $[   ] and the Certificate Balance of the Class [   ] Certificates
      outstanding from time to time, (c) the lesser of $[   ] and the
      Certificate Balance of the Class [   ] Certificates outstanding from time
      to time and (d) the aggregate of the Certificate Balances of the Class
      [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ],
      Class [   ], Class [   ] and Class [   ] Certificates outstanding from
      time to time;

    o during the period following the Distribution Date occurring in [   ]
      through and including the Distribution Date occurring in [   ], the sum
      of (a) the lesser of $[   ] and the Certificate Balance of the Class
      [   ] Certificates outstanding from time to time, (b) the lesser of
      $[   ] and the Certificate Balance of the Class [   ] Certificates
      outstanding from time to time, (c) the lesser of $[   ] and the
      Certificate Balance of the Class [   ] Certificates outstanding from time
      to time, and (d) the aggregate of the Certificate Balances of the Class
      [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ],
      Class [   ] and Class [   ] Certificates outstanding from time to time;

    o during the period following the Distribution Date occurring in [   ]
      through and including the Distribution Date occurring in [   ], the sum
      of (a) the lesser of $[   ] and the Certificate Balance of the Class
      [   ] Certificates outstanding from time to time, (b) the lesser of
      $[   ] and the Certificate Balance of the Class [   ] Certificates
      outstanding from time to time, (c) the lesser of $[   ] and the
      Certificate Balance of the Class [   ] Certificates outstanding from time
      to time and (d) the aggregate of the Certificate Balances of the Class
      [   ], Class [   ], Class [   ], Class [   ], Class [   ], Class [   ]
      and Class [   ] Certificates outstanding from time to time;

                                     S-136

     o during the period following the Distribution Date occurring in [   ]
       through and including the Distribution Date occurring in [   ], the sum
       of (a) the lesser of $[   ] and the Certificate Balance of the Class
       [   ] Certificates outstanding from time to time, (b) the lesser of
       $[   ] and the Certificate Balance of the Class [   ] Certificates
       outstanding from time to time, (c) the lesser of $[   ] and the
       Certificate Balance of the Class [   ] Certificates outstanding from time
       to time and (d) the aggregate of the Certificate Balances of the Class
       [   ], Class [   ], Class [   ], Class [   ] and Class [   ] Certificates
       outstanding from time to time;

     o during the period following the Distribution Date occurring in [   ]
       through and including the Distribution Date occurring in [   ], the sum
       of (a) the lesser of $[   ] and the Certificate Balance of the Class
       [   ] Certificates outstanding from time to time, (b) the lesser of
       $[   ] and the Certificate Balance of the Class [   ] Certificates
       outstanding from time to time, (c) the lesser of $[   ] and the
       Certificate Balance of the Class [   ] Certificates outstanding from time
       to time and (d) the aggregate of the Certificate Balances of the Class
       [   ] and Class [   ] Certificates outstanding from time to time;

     o during the period following the Distribution Date occurring in [   ]
       through and including the Distribution Date occurring in [   ], the sum
       of (a) the lesser of $[   ] and the Certificate Balance of the Class
       [   ] Certificates outstanding from time to time, (b) the lesser of
       $[   ] and the Certificate Balance of the Class [   ] Certificates
       outstanding from time to time, (c) the lesser of $[   ] and the
       Certificate Balance of the Class [   ] Certificates outstanding from time
       to time and (d) the aggregate of the Certificate Balances of the Class
       [   ] and Class [   ] Certificates outstanding from time to time;

     o following the Distribution Date occurring in [   ], $0.]

     It is anticipated that Holders of the Class X-P Certificates will not be entitled to distributions of interest at any time following the Distribution
Date occurring in [   ]. Upon initial issuance, the aggregate initial Notional
Balance of the Class X-C Certificates and Class X-P Certificates will be
$1,702,020,822 and $[   ], respectively, subject in each case to a permitted
variance of plus or minus 5%. The Notional Balance of the Class X-C and Class
X-P Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

     The Class Q, Class R and Class LR Certificates will not have Certificate
Balances or Notional Balances.

     The Certificate Balance of any Class of Certificates (other than the Class
GMB Certificates) outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans (other than the General
Motors Building B Loan) and the other assets in the Trust; provided, however, that in the event that Realized Losses previously allocated to a Class of
Certificates (other than the Class GMB Certificates) in reduction of the
Certificate Balance thereof are recovered subsequent to the reduction of the
Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under
"--Distributions--Payment Priorities" in this prospectus supplement.

     The respective Certificate Balance of each Class of Principal Balance
Certificates will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Class X-C and Class X-P Certificates represent a right to receive interest accrued as described below on a Notional Balance.
The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Principal
Balance Certificates. The Notional Balance of the Class X-P Certificates will be reduced to the extent of all reductions in

                                     S-137

the Certificate Balance (or any portion thereof) of any Class of Certificates included in the calculation of the Notional Balance of the Class X-P
Certificates on the related Distribution Date.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates will be made on the 10th day of each month or, if such 10th day is not a business day, then on the next succeeding business day, commencing in May 2005 (each, a
"Distribution Date"). All distributions (other than the final distribution on any Certificate) will be made by the Bond Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs or, if such day is not a business day, the preceding business day (the "Record Date"). Such distributions will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Bond Administrator with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance has been reduced to zero) of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial principal balance thereof as of the Closing Date divided by the initial Certificate Balance of the related
Class.

     The aggregate distribution to be made with respect to the Certificates
(other than the holders of the Class GMB Certificates) on any Distribution Date
will equal the Available Funds. The "Available Funds" for any Distribution Date
will be the sum of the following amounts (not including any amounts allocable to the General Motors Building B Loan pursuant to the related intercreditor agreement) (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans
(including Unscheduled Payments and Net REO Proceeds, if any, but excluding
Excess Interest and Excess Liquidation Proceeds) received by or on behalf of the Servicer in the Collection Period relating to such Distribution Date, (ii)
all P&I Advances made by the Servicer or the Trustee, as applicable, in respect of such Distribution Date, (iii) all other amounts received by the Servicer in such Collection Period and required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans for the applicable Collection Period, (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution
Date but prior to the close of business on the business day prior to the related Servicer Remittance Date, (v) any amounts representing Prepayment
Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls" below), and (vi) for the
Distribution Date occurring in each March of each calendar year, the Withheld
Amounts then on deposit in the Interest Reserve Account as described under "The
Pooling and Servicing Agreement--Accounts--Interest Reserve Account" below, but excluding the following:

     (a)  all amounts permitted to be used to reimburse the Servicer, the
          Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts
          interest thereon as described in this prospectus supplement under "The
          Pooling and Servicing Agreement--Advances";

     (b)  the aggregate amount of the Servicing Fee (which includes the fees for the Servicer, the Trustee, the Bond Administrator and fees for primary servicing functions), and the other Servicing Compensation (e.g., Net
          Prepayment Interest Excess, Net Default

                                     S-138

          Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), assumption fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees) payable to the Servicer, the Trustee and the Bond Administrator, and the
          Special Servicing Fee (and other amounts payable to the Special
          Servicer described in this prospectus supplement under "The Pooling and Servicing Agreement--Special Servicing--Special Servicing
          Compensation"), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution
          Date;

     (c)  all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d)  to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation as described in this prospectus supplement, to which the Servicer, the
          Special Servicer, any subservicer, the Bond Administrator and the
          Trustee are entitled;

     (e)  all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Bond
          Administrator and other amounts permitted to be retained by the
          Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

     (f)  Prepayment Premiums and Yield Maintenance Charges;

     (g)  any interest or investment income on funds on deposit in the
          Collection Account or any interest on Permitted Investments in which such funds may be invested;

     (h)  all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Trust Fund pursuant to the
          Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement
          during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

     (i)  the amount reasonably determined by the Bond Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the
          circumstances and to the extent described in the Pooling and Servicing
          Agreement; and

     (j)  with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement.

     The "Monthly Payment" with respect to any Mortgage Loan (other than any
REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note. The Monthly
Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and
Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any

                                     S-139

Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional
Termination" and "--Realization Upon Defaulted Mortgage Loans," and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Servicer (but excluding
Prepayment Premiums and Yield Maintenance Charges, if any) during such
Collection Period. See "Yield and Maturity Considerations--Yield
Considerations--Certain Relevant Factors" in this prospectus supplement.

     "Net REO Proceeds" with respect to any REO Property and any related REO
Loan are all revenues received by the Special Servicer with respect to such REO
Property or REO Loan, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

     "Principal Prepayments" are payments of principal made by a borrower on a
Mortgage Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     The "Collection Period" with respect to any Distribution Date and each
Mortgage Loan, is the period that begins immediately following the
Determination Date in the calendar month preceding the month in which such
Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs, provided, that with respect to the payment by a borrower of a Balloon Payment on its related Due
Date or during its related grace period, the Collection Period will extend up to and including the business day prior to the business day preceding the related Distribution Date.

     If, in connection with any Distribution Date, the Bond Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Servicer or the Special Servicer, or any other monthly payment, Balloon
Payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make such payments at such time or the Servicer revises its final report and as a result the Bond Administrator revises its report to DTC after the DTC deadline, the Bond Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Servicer, the
Special Servicer and the Bond Administrator will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Bond
Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Bond Administrator will be entitled to reimbursement from the Trust Fund. Any such reimbursement will constitute an expense of the Trust
Fund.

     The "Determination Date" is the earlier of (i) the sixth day of the month in which the related Distribution Date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related Distribution Date.

     "Net Default Interest" with respect to any Mortgage Loan is any Default
Interest accrued on such Mortgage Loan less amounts required to pay the
Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances at the Advance Rate and to reimburse the Trust for certain related expenses.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii)
the related Mortgage Rate.

                                     S-140

     The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment or a Balloon Payment.

     Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class Q, Class R and Class LR
Certificates), is an amount equal to interest for the related Interest Accrual
Period at the Pass-Through Rate for such Class on the related Certificate
Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest
Shortfall allocated to such Class with respect to such Distribution Date.
Calculations of interest due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Appraisal Reduction Amount" is the amount described under "--Appraisal
Reductions" below.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

     An "Interest Shortfall" with respect to any Distribution Date for any
Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

     The "Pass-Through Rate" for any Class of Offered Certificates is the per
annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate of the Class A-1, Class A-2,
Class A-3, Class A-SB, Class A-4, Class A-1A, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial Pass-Through Rate for such Class (as described in "Executive
Summary--The Certificates" in this prospectus supplement) and the Weighted
Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the Weighted
Average Net Mortgage Pass-Through Rate less a specified percentage or (iv) a rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The
Pass-Through Rates applicable to the Class J, Class K, Class L, Class M, Class
N, Class O and Class P Certificates will, at all times, be equal to a fixed rate per annum subject to a cap of the Weighted Average Net Mortgage
Pass-Through Rate. The Pass-Through Rate applicable the Class X-C Certificates
for the initial Distribution Date is equal to approximately [   ]% per annum.

     The Pass-Through Rate applicable to the Class X-C Certificates for the
initial Distribution Date will equal approximately [   ]% per annum. The
Pass-Through Rate applicable to the Class X-C Certificates for each
Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-C Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal
Balance Certificates (but excluding the Class GMB Certificates). In general, the Certificate Balance of each class of Principal Balance Certificates (other than the Class GMB Certificates) will constitute a separate component of the total Notional Balance of the Class X-C Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of
Principal Balance Certificates is identified under the definition of Notional
Balance, as described above, as being part of the total Notional Balance of the
Class X-P Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent a separate component of the total Notional Balance of the Class X-C Certificates for purposes of calculating the accrual of interest for the related Distribution

                                     S-141

Date, and the remaining portion of such Certificate Balance will represent a separate component of the Class X-C Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution
Date occurring in or before [   ], on any particular component of the total
Notional Balance of the Class X-C Certificates immediately prior to the related
Distribution Date, the applicable Class X-C Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate
       Balance also constitutes, in its entirety, a component of the total
       Notional Balance of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
       Pass-Through Rate for such Distribution Date, over (b) the greater of (i)
       the rate per annum corresponding to such Distribution Date as set forth on Annex A-3 attached hereto and (ii) the Pass-Through Rate for such
       Distribution Date for such class of Principal Balance Certificates;

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance
       Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Balance of the Class
       X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a)
       the Weighted Average Net Mortgage Pass-Through Rate for such Distribution
       Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-3 attached hereto and (ii)
       the Pass-Through Rate for such Distribution Date for such class of
       Principal Balance Certificates;

     o if such particular component consists of the entire Certificate Balance of any class of Principal Balance Certificates, and if such Certificate
       Balance does not, in whole or in part, also constitute a component of the total Notional Balance of the Class X-P Certificates immediately prior to the related Distribution Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage
       Pass-Through Rate for such Distribution Date, over (b) the Pass-Through
       Rate for such Distribution Date for such class of Principal Balance
       Certificates; and

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of Principal Balance
       Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Balance of the
       Class X-P Certificates immediately prior to the related Distribution
       Date, then the applicable Class X-C Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such
       Distribution Date, over (b) the Pass-Through Rate for such Distribution
       Date for such class of Principal Balance Certificates.

     For any Distribution Date occurring after [   ], the Certificate Balance
of each class of Principal Balance Certificates will constitute a separate component of the total Notional Balance of the Class X-C Certificates, and the
applicable Class X-C Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the
Pass-Through Rate for such Distribution Date for such class of Principal
Balance Certificates. Under no circumstances will the Class X-C Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-P Certificates for the
initial Distribution Date will equal approximately [   ]% per annum. The
Pass-Through Rate applicable to the Class X-P Certificates for each
Distribution Date subsequent to the initial Distribution Date and on or before
the Distribution Date in [   ] will equal the weighted average of the
respective strip rates (the "Class X-P Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-P Certificates outstanding

                                     S-142

immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal
Balance Certificates (but excluding the Class GMB Certificates). If all or a designated portion of the Certificate Balance of any class of Principal Balance
Certificates is identified under the definition of Notional Balance, as described above, as being part of the total Notional Balance of the Class X-P
Certificates immediately prior to any Distribution Date, then that Certificate
Balance (or designated portion thereof) will represent one or more components of the total Notional Balance of the Class X-P Certificate for purposes of calculating the accrual of interest for the related Distribution Date. For any
Distribution Date occurring in or before [   ], on any particular component of
the total Notional Balance of the Class X-P Certificates immediately prior to the related Distribution Date, the applicable Class X-P Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution
       Date as set forth on Annex A-3 attached hereto and (b) the Weighted
       Average Net Mortgage Pass-Through Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for the class of
       Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-P Strip Rate be less than zero.
Each of the Class Q, Class R and Class LR Certificates will not have a
Pass-Through Rate. The Class Q Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

     The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution
Date is a per annum rate equal to a fraction (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans (other than the General
Motors Building B Loan) of the product of (i) the Net Mortgage Pass-Through
Rate of each such Mortgage Loan as of the immediately preceding Distribution
Date and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (other than the
General Motors Building B Loan) as of the immediately preceding Distribution
Date.

     The "Due Date" with respect to any Mortgage Loan and any month, is the first day of such month in the related collection period as specified in the related Note for that Mortgage Loan.

     The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Distribution Date is the Mortgage Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. For purposes of calculating the Pass-Through Rates on the Certificates, the Net Mortgage
Pass-Through Rate of each Mortgage Loan which accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the
Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related
Net Mortgage Pass-Through Rate; provided, however, that the Net Mortgage
Pass-Through Rate for the one month period (1) prior to the Due Dates in
January and February in any year which is not a leap year or in February in any year which is a leap year will be determined exclusive of the amounts withheld from that month, and (2) prior to the Due Date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     The "Mortgage Rate" with respect to each Mortgage Loan, Serviced Companion
Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time
(the initial rate is set forth on Annex A-1 to this prospectus supplement);
provided, however, that for purposes of calculating Pass-Through Rates, the

                                     S-143

Mortgage Rate for any Mortgage Loan or Serviced Companion Loan will be determined without regard to any modification, waiver or amendment of the terms of that Mortgage Loan or Serviced Companion Loan, whether agreed to by the
Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower and without regard to any excess interest.

     So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A
Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups.

     The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of the following items without duplication (but excluding any amounts received or advanced with respect to the General Motors Building B
Loan):

          (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related
     Due Date (if received or advanced);

          (ii) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

          (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Trust as described in this prospectus supplement under "The Pooling and Servicing
     Agreement--Sale of Defaulted Mortgage Loans" and "--Optional Termination";

          (iv) the portion of Unscheduled Payments allocable to principal of any
     Mortgage Loan that was liquidated during the related Collection Period;

          (v) the principal component of all Balloon Payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

          (vi) all other Principal Prepayments received in the related
     Collection Period; and

          (vii) any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal;

as reduced by any (1) Nonrecoverable Advances plus interest on such
Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to any Property Advances that are
Nonrecoverable Advances, the Serviced Whole Loans, in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (2) Workout-Delayed
Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances that are part of a
Workout-Delayed Reimbursement Amount, the Serviced Whole Loans, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans or, with respect to
Property Advances (that are Nonrecoverable Advances or part of a
Workout-Delayed Reimbursement Amount), the Serviced Whole Loans, are
subsequently recovered on the related Mortgage Loan or, with respect to
Property Advances, the Serviced Whole Loans, such recovery will increase the
Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

                                     S-144

     The "Group 1 Principal Distribution Amount" is the sum of clauses (i)
through (vii) above allocable to Mortgage Loans in Loan Group 1.

     The "Group 2 Principal Distribution Amount" is the sum of clauses (i)
through (vii) above allocable to Mortgage Loans in Loan Group 2.

     Neither the Group 1 Principal Distribution Amount nor the Group 2
Principal Distribution Amount will include amounts received or advanced with respect to the General Motors Building B Loan.

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof
(as calculated with interest at the related Mortgage Rate), if any, assuming such Balloon Payment has not become due after giving effect to any prior modification, and (b) interest at the applicable Net Mortgage Pass-Through
Rate.

     An "REO Loan" is any Mortgage Loan (other than the Non-Serviced Mortgage
Loans) as to which the related Mortgaged Property has become an REO Property.

     Distribution of Available Funds. On each Distribution Date, prior to the
Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

     First, to pay interest, pro rata,

     o on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
       Certificates from the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate Interest Accrual Amount for those Classes, in each case in accordance with their respective interest entitlements,

     o on the Class A-1A Certificates from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the Interest Accrual Amount for each such Class,
       and

     o on the Class X-C and Class X-P Certificates from the Available Funds for such Distribution Date up to an amount equal to the Interest Accrual
       Amount for each such Class;

provided, however, if on any Distribution Date, the Available Funds (or
applicable portion thereof) are insufficient to pay in full the total amount of interest to be paid to any of the Classes described in this clause First, the
Available Funds for such Distribution Date will be allocated among all those
Classes pro rata, in accordance with their respective interest entitlements;

     Second, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-SB,
Class A-4, Class A-1A and Class X-C and Class X-P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

     Third, in reduction of the Certificate Balances thereof,

          (A)  to the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4
               Certificates:

          (i)  first, to the Class A-SB Certificates, in an amount equal to the
               Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution
               Date, until the Certificate Balance of the Class A-SB
               Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-4 for such Distribution Date,

                                     S-145

          (ii) then, to the Class A-1 Certificates, in an amount equal to the
               Group 1 Principal Distribution Amount for such Distribution Date
               (or the portion remaining after distributions on the Class A-SB
               Certificates pursuant to clause (i) above) and, after the Class
               A-1A Certificates have been reduced to zero, the Group 2
               Principal Distribution Amount remaining after payments to the
               Class A-1A Certificates and payments to the Class A-SB
               Certificates pursuant to clause (i) above have been made on such
               Distribution Date, until the Class A-1 Certificates are reduced to zero,

         (iii) then, to the Class A-2 Certificates, in an amount equal to the
               Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates and distributions to the Class A-SB Certificates pursuant to clause
               (i) above) for such Distribution Date and, after the Class A-1A
               Certificates have been reduced to zero, the Group 2 Principal
               Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates and payments to the Class A-SB
               Certificates pursuant to clause (i) above have been made on such
               Distribution Date, until the Class A-2 Certificates are reduced to zero,

          (iv) then, to the Class A-3 Certificates, in an amount equal to the
               Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2
               Certificates and distributions to the Class A-SB Certificates pursuant to clause (i) above) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the
               Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates and payments to the Class A-SB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-3
               Certificates have been reduced to zero,

          (v)  then, to the Class A-SB Certificates, in an amount equal to the
               Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and
               Class A-3 Certificates and distributions to the Class A-SB
               Certificates pursuant to clause (i) above) for such Distribution
               Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3
               Certificates and payments to the Class A-SB Certificates pursuant to clause (i) above have been made on such Distribution Date, until the Class A-SB Certificates have been reduced to zero,

          (vi) then, to the Class A-4 Certificates, in an amount equal to the
               Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class
               A-3 and Class A-SB Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the
               Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-SB
               Certificates have been made on such Distribution Date, until the
               Class A-4 Certificates have been reduced to zero, and

          (B) to the Class A-1A Certificates, in an amount equal to the Group 2
     Principal Distribution Amount for such Distribution Date and, after the
     Class A-4 Certificates have been reduced to zero, the Group 1 Principal
     Distribution Amount remaining after payments to the Class A-1, Class A-2,
     Class A-3, Class A-SB and Class A-4 Certificates have been made on such
     Distribution Date, until the Class A-1A Certificates are reduced to zero;

     Fourth, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and
Class A-1A Certificates, pro rata, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                                     S-146

     Fifth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Sixth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Seventh, to the Class A-J Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Eighth, to the Class A-J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Ninth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Eleventh, to the Class B Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Twelfth, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Fourteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Fifteenth, to the Class C Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Sixteenth, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Nineteenth, to the Class D Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

                                     S-147

     Twenty-third, to the Class E Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Twenty-seventh, to the Class F Certificates, in reduction of the
Certificate Balance thereof, an amount equal to the Principal Distribution
Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Thirty-first, to the Class G Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Thirty-third, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Thirty-fourth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Thirty-fifth, to the Class H Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Thirty-sixth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Thirty-seventh, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Thirty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Thirty-ninth, to the Class J Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

                                     S-148

     Fortieth, to the Class J Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Forty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Forty-second, to the Class K Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Forty-third, to the Class K Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Forty-fourth, to the Class K Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Forty-fifth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Forty-sixth, to the Class L Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Forty-seventh, to the Class L Certificates, in reduction of the
Certificate Balance thereof, an amount equal to the Principal Distribution
Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Forty-eighth, to the Class L Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Forty-ninth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Fiftieth, to the Class M Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Fifty-first, to the Class M Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Fifty-second, to the Class M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

     Fifty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Fifty-fourth, to the Class N Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Fifty-fifth, to the Class N Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

     Fifty-sixth, to the Class N Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

                                     S-149

     Fifty-seventh, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Fifty-eighth, to the Class O Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Fifty-ninth, to the Class O Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

     Sixtieth, to the Class O Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

     Sixty-first, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

     Sixty-second, to the Class P Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

     Sixty-third, to the Class P Certificates, in reduction of the Certificate
Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses until the Certificate Balance of such Class is reduced to zero;

     Sixty-fourth, to the Class P Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

     Sixty-fifth, to the Class R and Class LR Certificates as specified in the
Pooling and Servicing Agreement.

     All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

     Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A
Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate
Balance of each such Class is reduced to zero, and any unreimbursed amounts of
Realized Losses previously allocated to such Classes, if available, will be distributed pro rata based on the amount of unreimbursed Realized Losses previously allocated to such Classes. The "Crossover Date" is the Distribution
Date on which the Certificate Balance of each Class of Principal Balance
Certificates, other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class
A-4 and Class A-1A Certificates, have been reduced to zero. The Class X-C and
Class X-P Certificates will not be entitled to any distribution of principal.

CLASS A-SB PLANNED PRINCIPAL BALANCE

     On each Distribution Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB
Certificate Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Distributions of Available Funds" above. The
"Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-4 to the prospectus supplement. These balances were calculated using, among other things, the
Modeling Assumptions. Based on the Modeling Assumptions, the Certificate
Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex
A-4. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate

                                     S-150

Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-4. In general, once the Certificate Balances of the Class A-1, Class A-2 and Class A-3
Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Group 1 Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the
Class A-SB Certificates is reduced to zero.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES.

     On any Distribution Date, Prepayment Premiums and Yield Maintenance
Charges collected in respect of Mortgage Loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Bond
Administrator to the holders of the Class A-1 through Class H Certificates
(other than the Class A-1A Certificates) in the following manner: Such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such
Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class H Certificates (other than the Class A-1A Certificates), (b) the Base Interest Fraction for the
related principal prepayment and such Class of Certificates and (c) Prepayment
Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

     Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X-C Certificates and Class X-P
Certificates based on an --/-- ratio through and including the Distribution
Date in      , 20  and for any Distribution Date thereafter to the Class X-C
Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

     On any Distribution Date, Prepayment Premiums and Yield Maintenance
Charges collected in respect of Mortgage Loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Bond
Administrator to the holders of the Class A-1A Certificates in the following manner: the holders of the Class A-1A Certificates will receive the product of
(a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the Class
A-1A Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the
Prepayment Premiums or Yield Maintenance Changes, as applicable, collected on such principal prepayment during the related Collection Period.

     Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X-C Certificates and Class X-P
Certificates based on an --/-- ratio through and including the Distribution
Date in      , 20  and for any Distribution Date thereafter to the Class X-C
Certificates. No Yield Maintenance Charges or Prepayment Premiums in respect of the Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     The "Base Interest Fraction" for any principal prepayment on any Mortgage
Loan (other than the General Motors Building B Loan) and for any of the Class
A-1 through Class H Certificates, will be a fraction (not greater than one) (a)
whose numerator is the greater of zero and the amount, if any, by which (i) the
Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the Servicer) used in calculating the Prepayment Premium or Yield
Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Servicer)
used in calculating the Prepayment Premium or Yield Maintenance Charge, as
applicable, with respect

                                     S-151

to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage
Loan and (y) the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be zero.

     The General Motors Building B Loan will not be included in either Loan
Group 1 or Loan Group 2.

     In the case of the Serviced Whole Loans, Prepayment Premiums or Yield
Maintenance Charges actually collected in respect of such Whole Loan will be allocated ratably in proportion based on the amount prepaid to the Mortgage
Loan and the related Companion Loans (and in the case of the General Motors
Building Whole Loan, the General Motors Building B Loan).

REALIZED LOSSES

     The Certificate Balance of the Certificates (other than the Class GMB
Certificates) will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class of
Certificates on such Distribution Date. As referred to herein, "Realized Loss"
with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Regular Certificates (other than the Class
X-C, Class X-P and Class GMB Certificates) after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (other than the General Motors Building B Loan) (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage
Loans that were used to reimburse the Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed
Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Principal Balance Certificates in the following order, until the
Certificate Balance of each is reduced to zero: first, to the Class P
Certificates, second, to the Class O Certificates, third, to the Class N
Certificates, fourth, to the Class M Certificates, fifth, to the Class L
Certificates, sixth, to the Class K Certificates, seventh, to the Class J
Certificates, eighth, to the Class H Certificates, ninth, to the Class G
Certificates, tenth, to the Class F Certificates, eleventh, to the Class E
Certificates, twelfth, to the Class D Certificates, thirteenth, to the Class C
Certificates, fourteenth, to the Class B Certificates, fifteenth, to the Class
A-J Certificates and finally, pro rata, to the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4 and Class A-1A Certificates based on their respective
Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of
Principal Balance Certificates in reverse order of allocation of such Realized
Losses thereto. Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

     o interest on Advances (to the extent not covered by Default Interest and late payment fees);

     o additional servicing compensation (including the special servicing fee);

     o extraordinary expenses of the Trust and other additional expenses of the
       Trust;

     o a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

     o a reduction in interest rate or a forgiveness of principal of a Mortgage
       Loan as described under "The Pooling and Servicing
       Agreement--Modifications," in this prospectus supplement or otherwise.

     Net Prepayment Interest Shortfalls, as described under "--Prepayment
Interest Shortfalls" in this prospectus supplement, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class GMB
Certificates), pro rata, based upon amounts

                                     S-152

distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall) and with respect to the Class GMB Certificates Net Prepayment Interest Shortfalls will be allocated as described under "--Prepayment Interest Shortfalls" in this prospectus supplement. The Notional Balances of the Class X-C and Class X-P
Certificates will be reduced to reflect reductions in the Certificate Balances of the Classes of Principal Balance Certificates that are included in the calculation of such Notional Balances, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage
Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan that have been distributed on the Certificates on such
Distribution Date or applied to any other payments required under the Pooling and Servicing Agreement on or prior to such date of determination and (ii) any principal forgiven by the Special Servicer (or with respect to a Non-Serviced
Mortgage Loan, by the applicable other special servicer) and other principal losses realized in respect of such Mortgage Loan during the related Collection
Period (or with respect to a Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related
Collection Period as determined in accordance with the terms of the related other pooling and servicing agreement).

     With respect to each Non-Serviced Mortgage Loan, any additional trust expenses under the pooling and servicing agreement governing such Non-Serviced
Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to a Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, the related Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the
Trust.

PREPAYMENT INTEREST SHORTFALLS

     For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any Mortgage Loan if (i) a borrower makes a full Principal
Prepayment or a Balloon Payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a Balloon Payment, the date through which interest thereon accrues) occurred prior to the Due Date for such Mortgage Loan in the related Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a Balloon Payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the
Certificates and fees payable to the Trustee, the Bond Administrator and the
Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest which would have accrued on the Stated Principal Balance of such Mortgage Loan for the one month period ending on such Due Date if such Principal Prepayment, Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest that did so accrue through the date such payment was made.

     In any case in which a Principal Prepayment in full or in part, a Balloon
Payment or prepayment due to receipt of insurance proceeds, Liquidation
Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan in the related Collection Period, a
"Prepayment Interest Excess" will arise since the amount of interest which accrues on the amount of such Principal Prepayment, the principal portion of a

                                     S-153

Balloon Payment or prepayment due to receipt of insurance proceeds, Liquidation
Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Trustee and the
Servicer.

     With respect to any Mortgage Loan (other than a Specially Serviced
Mortgage Loan and a Non-Serviced Mortgage Loan) that has been subject to a
Principal Prepayment and a Prepayment Interest Shortfall (other than at the request of or with the consent of the Directing Certificateholder), the
Servicer will be required to deliver to the Bond Administrator for deposit in the Distribution Account, without any right of reimbursement therefor, a cash payment (the "Servicer Prepayment Interest Shortfall"), in an amount equal to the lesser of (x) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the
Mortgage Loans (other than a Specially Serviced Mortgage Loan and a
Non-Serviced Mortgage Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Servicing Fees that is being paid in such
Collection Period with respect to the Mortgage Loans (other than a Specially
Serviced Mortgage Loan and a Non-Serviced Mortgage Loan) and (B) all Prepayment
Interest Excess received during the related Collection Period on the Mortgage
Loans (other than a Specially Serviced Mortgage Loan and a Non-Serviced
Mortgage Loan) serviced by the Servicer; provided, however, that the rights of the Certificateholders to offset of the aggregate Prepayment Interest
Shortfalls will not be cumulative. Notwithstanding the previous sentence, if any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a
Non-Serviced Mortgage Loan) has been subject to a Principal Prepayment and a
Prepayment Interest Shortfall as a result of (i) the payment of insurance proceeds or condemnation proceeds, (ii) subsequent to a default under the related Mortgage Loan Documents (provided, that the Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing
Standard), (iii) pursuant to applicable law or a court order, the portion of the Servicing Fee described in clause (A) of the preceding sentence shall be limited to that portion of its Servicing Fees computed at a rate of 0.02% per annum and paid in such Collection Period with respect to the Mortgage Loans
(other than Specially Serviced Mortgage Loans and Non-Serviced Mortgage Loans).

     "Net Prepayment Interest Shortfall" means with respect to the Mortgage
Loans, the aggregate Prepayment Interest Shortfalls in excess of the Servicer
Prepayment Interest Shortfall. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Certificates (other than the Class GMB
Certificates), pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class. Notwithstanding the foregoing, with respect to the General
Motors Building Whole Loan, the excess of any Prepayment Interest Shortfall over the portion of the Servicing Fee for such Mortgage Loan being paid in the applicable period (subject to the 0.02% per annum limitation described above, to the extent applicable to the related prepayment) will be allocated first to the General Motors Building B Loan up to its Stated Principal Balance and then to the General Motors Building Senior Loans and the amount allocated to the
General Motors Building Senior Loans will be allocated pro rata among these loans (based on each loan's Stated Principal Balance); the pro rata portion of such excess allocated to the General Motors Building Loan shall be included in the Net Prepayment Interest Shortfall allocated to the Certificates (other than the Class GMB Certificates) and the portion of such excess allocated to the
General Motors Building B Loan shall be allocated to the Class GMB
Certificates, pro rata.

     To the extent that the Prepayment Interest Excess for all Mortgage Loans exceeds such Prepayment Interest Shortfalls for all Mortgage Loans as of any
Distribution Date, such excess amount (the "Net Prepayment Interest Excess")
will be payable to the Servicer as additional compensation.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class
X-C and Class X-P Certificates

                                     S-154

(except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates (collectively, the
"Subordinate Certificates") to receive distributions of interest and principal
(if applicable) with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4, Class A-1A, Class X-C and Class X-P Certificates.
The Class A-J Certificates will be likewise protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O and Class P Certificates. The Class
B Certificates will be likewise protected by the subordination of the Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O and Class P Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a
Class of Regular Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Regular Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate thereto, and (ii) by the allocation of Realized Losses, first, to the Class P Certificates, second, to the Class O Certificates, third, to the Class N Certificates, fourth, to the
Class M Certificates, fifth, to the Class L Certificates, sixth, to the Class K
Certificates, seventh, to the Class J Certificates, eighth, to the Class H
Certificates, ninth, to the Class G Certificates, tenth, to the Class F
Certificates, eleventh, to the Class E Certificates, twelfth, to the Class D
Certificates, thirteenth, to the Class C Certificates, fourteenth, to the Class
B Certificates, fifteenth, to the Class A-J Certificates, and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class
A-1A Certificates based on their respective Certificate Balances for Realized
Losses. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

     Allocation of principal distributions to the Class A-1, Class A-2, Class
A-3, Class A-SB, Class A-4 and Class A-1A Certificates (collectively, the
"Class A Certificates") will have the effect of reducing the aggregate
Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the
Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the Trust Fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate
Certificates), thereby increasing, relative to their respective Certificate
Balances, the subordination afforded the Class A Certificates by the
Subordinate Certificates.

     Each Class of Class GMB Certificates will represent interests in, and will be payable only out of payments, advances and other collections on, the General
Motors Building B Loan. The rights of the holders of the Class GMB Certificates to receive distributions of amounts collected or advanced on the General Motors
Building Whole Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates and the Subordinate Certificates. See "Description of the Mortgage Pool--Split
Loan Structures--The General Motors Building Loan" in this prospectus supplement.

APPRAISAL REDUCTIONS

     With respect to any Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan, on the first Distribution Date following the earliest of (i) the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan, (iii) receipt of

                                     S-155

notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of the Mortgaged
Property securing such Mortgage Loan or Serviced Whole Loan, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, (v) the 60th day after the third anniversary of any extension of a Mortgage Loan or Serviced Whole Loan and (vi) with respect to a
Balloon Loan, a payment default shall have occurred with respect to the related
Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer, who shall promptly deliver a copy to the Special Servicer and the
Controlling Class Representative, within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other
Servicing Transfer Event has occurred with respect to that Mortgage Loan or
Serviced Whole Loan and (D) the Controlling Class Representative consents, an
Appraisal Reduction Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the
Special Servicer and the Controlling Class Representative, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing
Transfer Event has occurred with respect to that Mortgage), an Appraisal
Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the termination of the refinancing commitment;
(any of clauses (i), (ii), (iii), (iv), (v) and (vi), an "Appraisal Reduction
Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal
Reduction Amount" for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or the Serviced Whole Loan as to which any
Appraisal Reduction Event has occurred will be an amount equal to the excess, if any, of (a) the outstanding Stated Principal Balance of such Mortgage Loan or the applicable Serviced Whole Loan over (b) the excess of (i) 90% of the sum of the appraised values (net of any prior mortgage liens but including all escrows and reserves (other than escrows and reserves for taxes and insurance))
of the related Mortgaged Properties securing such Mortgage Loan or the applicable Serviced Whole Loan as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Servicer as
Property Advance) minus any downward adjustments the Special Servicer deems appropriate (without implying any duty to do so) based upon its review of the
Appraisal and any other information it may deem appropriate or, in the case of
Mortgage Loans or Serviced Whole Loans having a principal balance under
$2,000,000, 90% of the sum of the estimated values of the related Mortgaged
Properties, as described below over (ii) the sum of (A) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on such
Mortgage Loan or the applicable Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Whole Loan, the weighted average of its Mortgage Rates), (B) all unreimbursed Property
Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage
Loan or the applicable Serviced Whole Loan, (C) any other unpaid additional
Trust expenses in respect of such Mortgage Loan or the applicable Serviced
Whole Loan and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid with respect to such Mortgage Loan or the applicable Serviced Whole Loan (which taxes, premiums (net of any escrows or reserves therefor) and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer or the Trustee, as applicable); provided, however, that in the event that the
Special Servicer has not received an Updated Appraisal or Small Loan Appraisal
Estimate within the time frame described below, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal
Balance of the related Mortgage Loan or the applicable Serviced Whole Loan until an Updated Appraisal or Small Loan Appraisal Estimate is received and the
Appraisal Reduction Amount is calculated. Notwithstanding the

                                     S-156

foregoing, within 60 days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, 30 days) (i) with respect to Mortgage Loans (other than the
Non-Serviced Mortgage Loans) or an applicable Serviced Whole Loan having a principal balance of $2,000,000 or higher, the Special Servicer will be required to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than the Non-Serviced Mortgage Loans) or an applicable Serviced Whole Loan having a principal balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a "Small Loan
Appraisal Estimate") of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan
Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an
Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Whole
Loans, or (B) to obtain, with the consent of the Directing Certificateholder, an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal
(regardless of whether the Updated Appraisal is higher or lower than the Small
Loan Appraisal Estimate). To the extent required in the Pooling and Servicing
Agreement, Appraisal Reduction Amounts will be recalculated on each
Distribution Date and an Updated Appraisal will be obtained annually.

     At any time that an Appraisal Reduction Amount exists with respect to any
Mortgage Loan (other than a Non-Serviced Mortgage Loan), the Directing
Certificateholder may, at its own expense, obtain and deliver to the Servicer, the Special Servicer and the Trustee an appraisal that satisfies the requirements of an Updated Appraisal (as defined below), and upon the written request of the Directing Certificateholder, the Special Servicer must recalculate the Appraisal Reduction Amount in respect of such Mortgage Loan or the applicable Serviced Whole Loan based on such appraisal (but subject to any downward adjustments by the Special Servicer as provided in the preceding paragraph) and will be required to notify the Trustee, the Servicer and such
Directing Certificateholder of such recalculated Appraisal Reduction Amount.

     Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan, any extension of the maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or
Serviced Whole Loan, (ii) the occurrence of an Appraisal Reduction Event, (iii)
a default in the payment of a Balloon Payment for which an extension has not been granted or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to obtain an appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO
Property, as the case may be, from an independent appraiser who is a member of the Appraiser Institute (an "Updated Appraisal") or a Small Loan Appraisal
Estimate, as applicable, provided, that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any
Mortgaged Property with respect to which there exists an appraisal or Small
Loan Appraisal Estimate which is less than 12 months old. The Special Servicer will be required to update, on an annual basis, each Small Loan Appraisal
Estimate or Updated Appraisal for so long as the related Mortgage Loan or
Serviced Whole Loan remains specially serviced.

     Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Whole Loan. Any Appraisal Reduction on a
Serviced Whole Loan will generally be allocated, first, to the holder of the related B Loan (up to the full principal balance thereof) if any, and, then, to the holders of the related Mortgage Loan and the related Pari Passu Companion
Loan, if any, pro rata, based on each such loan's outstanding principal balance.

                                     S-157

     In the event that an Appraisal Reduction Event occurs with respect to a
Mortgage Loan, the amount advanced by the Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under
"The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

     Each Non-Serviced Mortgage Loan is subject to provisions in the pooling and servicing agreement governing such loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced
Mortgage Loan will proportionately reduce the Servicer's or the Trustee's, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage
Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate
Class or Classes of Certificates. Any such appraisal reduction on a
Non-Serviced Mortgage Loan will generally be allocated, first, to the holder of the related B Loan (up to the full principal balance thereof) if any, and, then, to the holders of the related Mortgage Loan and related Pari Passu
Companion Loans, if any, pro rata, based on each such loan's outstanding principal balance.

     A "Modified Mortgage Loan" is any Specially Serviced Mortgage Loan which has been modified by the Special Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such
Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced
Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance of (i) $10,000 with respect to the Class
A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A and Class A-J
Certificates and multiples of $1 in excess thereof; (ii) $25,000 with respect to Classes B, C and D Certificates and multiples of $1 in excess thereof; and
(iii) $1,000,000 with respect to the Class X-P Certificates and multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede
& Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive
Certificate") representing its interest in such Class, except under the limited circumstances described in the prospectus under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, societe anonyme ("Clearstream") and
Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to holders of Offered Certificates through its
Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a
Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

                                     S-158

     Until Definitive Certificates are issued in respect of the Offered
Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Bond Administrator will initially serve as certificate registrar (in such capacity, the "Certificate
Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its
individual capacity), the Bond Administrator, a manager of a Mortgaged
Property, a borrower or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, the Bond Administrator, such manager or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and
Servicing Agreement, any Certificates beneficially owned by the Servicer or
Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special
Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special
Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates
beneficially owned by the Special Servicer or an affiliate will be deemed not to be outstanding, provided, further, however, that such restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to a confidentiality agreement (in the form attached to the Pooling and Servicing Agreement), a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the prospectus.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC
(in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect
Participants").

                                     S-159

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.
For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.
If the transaction complies with all relevant requirements, Euroclear or
Clearstream, as the case may be, will then deliver instructions to the
Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream or
Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant
Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC
Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Bond Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Bond Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its
Participants, which thereafter will forward them to Indirect Participants,
Clearstream, Euroclear or holders of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered
Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are

                                     S-160

credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations
("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the
Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear
and the related Operating Procedures of the Euroclear System and applicable
Belgian law (collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Bond Administrator, the Servicer, the Special Servicer or the Underwriters
will have any responsibility for the performance by DTC, Euroclear or
Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

     The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of the
Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate
Owners representing a majority in principal amount of the book-entry certificates then outstanding advise the Bond Administrator and DTC through DTC
Participants in writing that the continuation of a book-entry system through
DTC (or a successor thereto) is no longer in the best interest of Certificate
Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Bond Administrator is required to notify all affected Certificateholders (through DTC and related DTC
Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Bond Administrator, the
Certificate Registrar and the Servicer will recognize the holders of such
Definitive Certificates as holders under the Pooling and Servicing Agreement
("Holders"). Distributions of principal and interest on the Definitive
Certificates will be made by the Bond Administrator directly to Holders of
Definitive Certificates in accordance with the procedures set forth in the
Prospectus and the Pooling and Servicing Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive
Certificates will be required to

                                     S-161

be submitted directly to the Certificate Registrar in a form acceptable to the
Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive
Certificate or Certificates for which transfer is being requested. The Bond
Administrator will be appointed as the initial Certificate Registrar.

                                     S-162

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (i) the
Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of
Offered Certificates for any Distribution Date will be the rate specified in the definition of the "Pass-Through Rate" in the "Description of the Offered
Certificates--Distributions" in this prospectus supplement. The yield on the
Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the
Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered
Certificates.

     See "Yield and Maturity Considerations" in the prospectus, "Description of the Offered Certificates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Offered
Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments or payments with respect to ARD
Loans are due and the rate and timing of Principal Prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage
Loans out of the Trust). Prepayments and, assuming the respective stated
maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the
Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while workouts are negotiated or foreclosures are completed. See "The Pooling and Servicing
Agreement--Amendment" and "--Modifications" in this prospectus supplement and
"Description of the Pooling Agreements-- Realization upon Defaulted Mortgage
Loans" and "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the
prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, the
Depositor makes no assurance that the borrowers will be able to prepay the ARD
Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the related ARD Loan, and, pursuant to the terms of the
Pooling and Servicing Agreement, neither the Servicer nor the

                                     S-163

Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust's right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See "Risk
Factors--Risks Related to the Mortgage Loans--Borrower May Be Unable to Repay
the Remaining Principal Balance on the Maturity Date or Anticipated Repayment
Date" in this prospectus supplement.

     The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such
Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such
Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an
Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Offered
Certificates. Further, any Net Prepayment Interest Shortfall for each
Distribution Date will be allocated on such Distribution Date among each Class of Certificates, pro rata, in accordance with the respective Interest Accrual
Amounts for each such Class of Certificates for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged
Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and
"Description of the Mortgage Pool" in this prospectus supplement and "Risk
Factors" and "Yield and Maturity Considerations--
Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or
Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans" in this prospectus supplement.

                                     S-164

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Interest. As described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of
Offered Certificates on any Distribution Date is less than the respective
Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of
Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing
Date to the related Distribution Date, (ii) summing the results and (iii)
dividing the sum by the aggregate amount of the reductions in the Certificate
Balance of such Certificate. Accordingly, the weighted average life of any such
Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of
Certificates to which such Certificate belongs. If the Balloon Payment on a
Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Monthly Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Principal Balance Certificates may be extended.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment
Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loans, the respective related
Anticipated Repayment Date. The columns headed "25%," "50%," "75%," and "100%"
assume that no prepayments are made on any Mortgage Loan during such Mortgage
Loan's Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or a
Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or a Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth herein

                                     S-165

under "Description of the Mortgage Pool--Additional Loan Information" and on
Annex A-1 to this prospectus supplement and the following assumptions
(collectively, the "Modeling Assumptions"):

          (i) the initial Certificate Balance and the Pass-Through Rate for each
     Class of Certificates are as set forth herein;

          (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

          (iii) all scheduled Monthly Payments (including Balloon Payments) are assumed to be timely received on the first day of each month commencing in
     May 2005;

          (iv) there are no delinquencies or losses in respect of the Mortgage
     Loans, there are no extensions of maturity in respect of the Mortgage
     Loans, there are no Appraisal Reduction Amounts applied to the Mortgage
     Loans and there are no casualties or condemnations affecting the Mortgaged
     Properties;

          (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption numbered
     (xii);

          (vi) all Mortgage Loans accrue interest under the method specified in
     Annex A-1;

          (vii) no party exercises its right of optional termination described herein;

          (viii) no Mortgage Loan will be repurchased by the related Mortgage
     Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase optionholder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, the GECMC Series 2005-C1 Pooling and Servicing
     Agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan; no party that is entitled to under the
     Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Trust
     Fund; and the holder of the General Motors Building B Loan will not exercise its option to purchase the General Motors Building Loan;

          (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment
     Premiums or Yield Maintenance Charges are collected;

          (x) there are no additional Trust expenses;

          (xi) distributions on the Certificates are made on the 10th day of each month, commencing in May 2005;

          (xii) no prepayments are received as to any Mortgage Loan during such
     Mortgage Loan's Lock-Out Period, if any, Defeasance Period, if any, or
     Yield Maintenance Period, if any;

          (xiii) the Closing Date is April 29, 2005;

          (xiv) each ARD Loan in the Trust is paid in full on its Anticipated
     Repayment Date;

          (xv) with respect to each Mortgage Loan, the Master Servicing Fee, the
     Trustee Fee and the Bond Administrator Fee accrue on the same basis as interest accrues on such Mortgage Loan. With respect to the Non-Serviced
     Mortgage Loans, separate servicing fees as set forth in the GECMC 2005-C1
     Pooling and Servicing Agreement are each calculated on a 30/360 basis;

          (xvi) the General Motors Building Loan was modeled based on the principal balance of the related Whole Loan but only the portions of such cash flow due with respect to the Cut-off Date Balance of the related
     General Motors Building Loan (and not the General Motors Building B Loan or
     General Motors Building Pari Passu Loans) were included in the tables presented herein. For the interest rates used to model this mortgage loan
     and

                                     S-166

     the related whole loan see Annex A-5 and Annex A-6, respectively. The final interest rates for the General Motors Building Mortgage Loan and General
     Mortgage Building Whole Loan have not been determined; accordingly the final interest rates are expected to vary from those set forth in Annex A-5 and Annex A-6. The final interest rates will be set forth in the final prospectus supplement for this transaction.

          (xvii) the FedEx-Bellingham Loan was modeled without taking into account the FedEx-Bellingham B Loan; and

          (xviii) the Mortgage Loan known as "Knollwood Plaza" permits the related borrower following the Lock-Out Period, to either defease the
     Mortgage Loan or prepay the Mortgage Loan with a Yield Maintenance Charge.
     For purposes of the Modeling Assumptions it was assumed that if the
     Mortgage Loan is prepaid following the Lock-Out Period, the borrower will be required to pay the Yield Maintenance Charge.

     To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
Class X-P, Class A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the
Mortgage Loans will prepay or perform in accordance with the Modeling
Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial
Principal Prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions
(including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

     Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     Based on the Modeling Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class
A-SB, Class A-4, Class A-1A, Class A-J, Class B, Class C Class D Certificates
and set forth the percentage of the initial Certificate Balance of each such
Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................       84          84          84          84          84
April 2007 ................................       65          65          65          65          65
April 2008 ................................       42          42          42          42          42
April 2009 ................................       16          16          16          16          16
April 2010 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     2.53        2.51        2.50        2.50        2.50

                                     S-167

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................      100         100         100         100         100
April 2007 ................................      100         100         100         100         100
April 2008 ................................      100         100         100         100         100
April 2009 ................................      100         100         100         100         100
April 2010 ................................        7           7           6           5           0
April 2011 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     4.77        4.75        4.73        4.69        4.45

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................      100         100         100         100         100
April 2007 ................................      100         100         100         100         100
April 2008 ................................      100         100         100         100         100
April 2009 ................................      100         100         100         100         100
April 2010 ................................      100         100         100         100          82
April 2011 ................................      100          94          89          84          81
April 2012 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     6.89        6.79        6.70        6.61        6.35

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-SB CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................      100         100         100         100         100
April 2007 ................................      100         100         100         100         100
April 2008 ................................      100         100         100         100         100
April 2009 ................................      100         100         100         100         100
April 2010 ................................      100         100         100         100         100
April 2011 ................................       84          84          84          84          84
April 2012 ................................       70          70          70          70          70
April 2013 ................................       50          50          50          50          50
April 2014 ................................       11          11          11          11           8
April 2015 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     7.68        7.67        7.67        7.66        7.62

                                     S-168

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................      100         100         100         100         100
April 2007 ................................      100         100         100         100         100
April 2008 ................................      100         100         100         100         100
April 2009 ................................      100         100         100         100         100
April 2010 ................................      100         100         100         100         100
April 2011 ................................      100         100         100         100         100
April 2012 ................................      100         100         100         100         100
April 2013 ................................      100         100         100         100         100
April 2014 ................................      100         100         100         100         100
April 2015 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.84        9.82        9.79        9.76        9.60

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................      100         100         100         100         100
April 2007 ................................       99          99          99          99          99
April 2008 ................................       98          98          98          98          98
April 2009 ................................       97          97          97          97          97
April 2010 ................................       90          90          90          90          90
April 2011 ................................       88          88          88          88          88
April 2012 ................................       50          50          50          50          50
April 2013 ................................       49          49          49          49          49
April 2014 ................................       48          48          48          48          48
April 2015 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     8.00        7.99        7.98        7.96        7.79

                                     S-169

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................      100         100         100         100         100
April 2007 ................................      100         100         100         100         100
April 2008 ................................      100         100         100         100         100
April 2009 ................................      100         100         100         100         100
April 2010 ................................      100         100         100         100         100
April 2011 ................................      100         100         100         100         100
April 2012 ................................      100         100         100         100         100
April 2013 ................................      100         100         100         100         100
April 2014 ................................      100         100         100         100         100
April 2015 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.95        9.95        9.95        9.95        9.70

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................      100         100         100         100         100
April 2007 ................................      100         100         100         100         100
April 2008 ................................      100         100         100         100         100
April 2009 ................................      100         100         100         100         100
April 2010 ................................      100         100         100         100         100
April 2011 ................................      100         100         100         100         100
April 2012 ................................      100         100         100         100         100
April 2013 ................................      100         100         100         100         100
April 2014 ................................      100         100         100         100         100
April 2015 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.95        9.95        9.95        9.95        9.70

                                     S-170

                PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................      100         100         100         100         100
April 2007 ................................      100         100         100         100         100
April 2008 ................................      100         100         100         100         100
April 2009 ................................      100         100         100         100         100
April 2010 ................................      100         100         100         100         100
April 2011 ................................      100         100         100         100         100
April 2012 ................................      100         100         100         100         100
April 2013 ................................      100         100         100         100         100
April 2014 ................................      100         100         100         100         100
April 2015 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.95        9.95        9.95        9.95        9.74

                 PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR

                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial ...................................      100%        100%        100%        100%        100%
April 2006 ................................      100         100         100         100         100
April 2007 ................................      100         100         100         100         100
April 2008 ................................      100         100         100         100         100
April 2009 ................................      100         100         100         100         100
April 2010 ................................      100         100         100         100         100
April 2011 ................................      100         100         100         100         100
April 2012 ................................      100         100         100         100         100
April 2013 ................................      100         100         100         100         100
April 2014 ................................      100         100         100         100         100
April 2015 and thereafter .................        0           0           0           0           0
Weighted Average Life (in years) ..........     9.95        9.95        9.95        9.95        9.78

CERTAIN PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE")
yield, weighted average life in years, first principal payment date and last principal payment date with respect to each Class of Offered Certificates under the Modeling Assumptions.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of
April 29, 2005 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including April 1, 2005 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered
Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial
Certificate Balance of the specified Class and are exclusive of accrued interest.

                                     S-171

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

                                     S-172

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-SB CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

                                     S-173

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-4 CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1A CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

                                     S-174

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
   DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-J CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

                                     S-175

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE AND LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE
                                 SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

          ASSUMED PRICE (IN %)             0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs) ...........
First Principal Payment Date ..........
Last Principal Payment Date ...........

WEIGHTED AVERAGE LIFE AND YIELD SENSITIVITY OF THE CLASS X-P CERTIFICATES

     The yield to maturity of the Class X-P Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the
Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X-P
Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X-P Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

     The following table indicates the sensitivity of the pre-tax yield to maturity on the Class X-P Certificates to various CPR percentages on the
Mortgage Loans by projecting the monthly aggregate payments of interest on the
Class X-P Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling
Assumptions. It was further assumed that the purchase price of the Class X-P
Certificates is as specified below interpreted as a percentage of the initial
Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and

                                     S-176

performance of the Mortgage Loans and of the Class X-P Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

     The pre-tax yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-P Certificates, would cause the discounted present value of such assumed stream of cash flows as of April 29,
2005 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rates for the Class X-P Certificates from and including
April 1, 2005 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments
(or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-P Certificates (and accordingly does not purport to reflect the return on any investment in the Class X-P Certificates when such reinvestment rates are considered).

     Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the
Class X-P Certificates is likely to differ from those shown in the following table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the
Certificates.

     There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield on the Class X-P Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X-P Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     In addition, holders of the Class X-P Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X-P Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage
Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

                                     S-177

 PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PAYMENT DATE AND
     LAST PAYMENT DATE FOR THE CLASS X-P CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCK-OUT, DEFEASANCE AND YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                       CPR

                  DATE                     0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
---------------------------------------   --------   ---------   ---------   ---------   ---------

   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
   ....................................
Weighted Average Life (yrs)* ..........
First Payment Date ....................
Last Payment Date .....................

----------
*Based on reduction in the Notional Balance of the X-P Certificates.

                                     S-178

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing
Agreement, to be dated as of April 1, 2005 (the "Pooling and Servicing
Agreement"), entered into by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond Administrator.

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the
Pooling and Servicing Agreement and the terms and conditions of the Offered
Certificates. The Bond Administrator has informed the Depositor that it will provide to a prospective or actual holder of an Offered Certificate at the expense of the requesting party, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to LaSalle Bank National Association, 135 South LaSalle Street, Chicago,
Illinois 60603, Attention: Global Securitization Trust Services Group--COMM
2005-LP5.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the Servicer and Special
Servicer to diligently service and administer the Mortgage Loans (other than the 63 Madison Avenue Loan and the Lakeside Mall Loan, which will be serviced pursuant to the GECMC Series 2005-C1 Pooling and Servicing Agreement) and the
Serviced Whole Loans for which each is responsible in the best interests of and for the benefit of the Certificateholders and, with respect to each Serviced
Whole Loan, for the benefit of the holders of the related Serviced Companion
Loans (as a collective whole, as determined by the Servicer or the Special
Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing
Agreement, the terms of the related intercreditor agreement, if applicable, and the terms of the Mortgage Loans or Serviced Whole Loans, as applicable, and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

     o the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced
       Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Whole Loan, the holders of the related Serviced Companion Loans and any related B Loan
       (as a collective whole, but giving due consideration to the subordinate nature of any B Loan as determined by the Servicer or the Special
       Servicer, as the case may be, in its reasonable judgment); and

     o the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Servicer or the
       Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders and, with respect to any Serviced Whole Loan, the holders of the related Serviced
       Companion Loans and any related B Loan (as a collective whole but giving due consideration to the subordinate nature of any B Loan, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment) but without regard to:

                                     S-179

     (A)        any relationship that the Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

     (B)        the ownership of any Certificate, any Non-Serviced Mortgage
                Loan or any Serviced Companion Loan by the Servicer or the
                Special Servicer, as the case may be, or any affiliate of
                either;

     (C)        the Servicer's obligation to make Advances;

     (D)        the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the
                Pooling and Servicing Agreement or with respect to any
                particular transaction;

     (E)        the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or the
                Special Servicer or any affiliate of the Servicer or Special
                Servicer, as applicable; and

     (F)        any debt that the Servicer or the Special Servicer or any
                affiliate of the Servicer or the Special Servicer, as
                applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the
                "Servicing Standard").

     For a description of the servicing of the 63 Madison Avenue Loan and the
Lakeside Mall Loan see "--Servicing of the Non-Serviced Mortgage Loans" below and "Description of the Mortgage Pool--Split Loan Structures--The 63 Madison
Avenue Loan" and "--The Lakeside Mall Loan" in this prospectus supplement.

     The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the
Special Servicer nor any of their respective directors, officers, employees members, managers or agents will have any liability to the Trust or the
Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the Servicer or the Special
Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than with respect to the Non-Serviced Mortgage Loans) and Serviced Whole Loans, to
the extent such procedures are consistent with the Servicing Standard.
Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment fee in connection with any delinquent
Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

ADVANCES

     The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment or Assumed Monthly Payment (with interest at the Net
Mortgage Pass-Through Rate plus the Trustee Fee Rate) on a Mortgage Loan
(including the General Motors Building B Loan) that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent

                                     S-180

payment has not been received as of the Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a
Mortgage Loan, the amount equal to the Monthly Payment or portion thereof or the Assumed Monthly Payment not received that was due prior to the maturity date; provided, however, the Servicer will not be required to make an Advance to the extent it determines that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan as described below.
In addition, the Servicer will not make an Advance to the extent that it has received written notice that the Special Servicer determines that such Advance would not be ultimately recoverable from collections on the related Mortgage
Loan. P&I Advances made in respect of Mortgage Loans which have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period;
provided that if such P&I Advance is not reimbursed from collections received by the related borrower by the end of the applicable grace period, interest on such Advance will accrue from the date such Advance is made.

     P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. Neither the Servicer nor the
Trustee will be required or permitted to make a P&I Advance for Default
Interest or Balloon Payments. The Special Servicer will not be required or permitted to make any P&I Advance. The amount required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a
Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the
Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the
Mortgage Loan (as of the last day of the related Collection Period) less any
Appraisal Reduction Amounts thereof and the denominator of which is the Stated
Principal Balance (as of the last day of the related Collection Period).

     With respect to the General Motors Building Loan, the 63 Madison Avenue
Loan, the Lakeside Mall Loan, the Loews Miami Beach Loan and the Wellpoint
Office Tower Loan, the Servicer will be required (subject to the second succeeding sentence below) to make its determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I
Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer with respect to a commercial mortgage securitization holding one of the related Pari
Passu Companion Loans. If the Servicer determines that a proposed P&I Advance with respect to the General Motors Building Loan, the 63 Madison Avenue Loan,
the Lakeside Mall Loan, the Loews Miami Beach Loan or the Wellpoint Office
Tower Loan, if made, or any outstanding P&I Advance with respect to such
Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Servicer will be required to provide the servicer of each securitization that holds a related Pari Passu Companion Loan written notice of such determination within one business day of the date of such determination.
If the Servicer receives written notice from any such servicer that it has determined, with respect to the related Pari Passu Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, then such determination will generally be binding on the Certificateholders and neither the Servicer nor the Trustee will be permitted to make any additional P&I
Advances with respect to the related Mortgage Loan unless the Servicer has consulted with the other servicers of the related securitizations and they agree that circumstances with respect to such Whole Loan have changed such that a proposed P&I Advance in respect of the related Mortgage Loan would be recoverable; provided, however, that such determination will not be so binding on the Certificateholders, the Servicer or the Trustee in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Notwithstanding the foregoing, if the servicer of a Pari Passu Companion Loan related to a Mortgage Loan discussed in this paragraph determines that any advance of

                                     S-181

principal and/or interest with respect to such related Pari Passu Companion
Loan would be recoverable, then the Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I
Advance would be, or is, as applicable, a nonrecoverable P&I Advance. Once such a nonrecoverability determination is made by the Servicer or the Servicer receives written notice of such nonrecoverability determination by any of the other servicers, neither the Servicer nor the Trustee will be permitted to make any additional P&I Advances with respect to the related Mortgage Loan except as set forth in this paragraph.

     With respect to each Mortgage Loan that is part of a Whole Loan, the
Servicer will only be entitled to reimbursement for a P&I Advance that becomes nonrecoverable first, from the proceeds of the related Mortgage Loan, and then, from general collections of the Trust either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement;
provided that in the case of a Mortgage Loan with a related B Loan, reimbursement for a P&I Advance on the Mortgage Loan may also be made first from amounts collected on the B Loan.

     Neither the Servicer nor the Trustee will be required to make P&I Advances with respect to any Companion Loan.

     In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein and except with respect to the Non-Serviced
Mortgage Loans) to make advances ("Property Advances," and together with P&I
Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to protect, manage and maintain each related Mortgaged
Property (other than with respect to the Mortgaged Properties securing the
Non-Serviced Mortgage Loans). With respect to the FedEx-Bellingham Whole Loan,
Property Advances will also include advances to prevent a default by the borrower under the lease with its tenant as provided in the Mortgage Loan
Documents, subject to customary standards of recoverability. In addition if the
Special Servicer requests that the Servicer make a Property Advance and the
Servicer fails to make such advance within two business days, then the Special
Servicer may make such Property Advance on an emergency basis with respect to the Specially Serviced Mortgage Loans or REO Loans. The Servicer will also be obligated to make Property Advances with respect to the Serviced Whole Loans.

     With respect to a nonrecoverable Property Advance on each of the Serviced
Whole Loan, the Servicer will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan, if any, second, from collections on, and proceeds of, the related Mortgage Loan and any related Pari
Passu Companion Loan, on a pro rata basis (based on each such loan's outstanding principal balance), and then from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan's outstanding principal balance).

     The GECMC Series 2005-C1 Servicer is obligated to make property advances with respect to the 63 Madison Avenue Whole Loan and the Lakeside Mall Whole
Loan.

     With respect to a nonrecoverable property advance on each of the 63
Madison Avenue Whole Loan and the Lakeside Mall Whole Loan, the applicable servicer under the related pooling and servicing agreement governing such
Non-Serviced Mortgage Loan will be entitled to reimbursement first from collections on, and proceeds of, the related B Loan, if any, second, from collections on, and proceeds of, the related Mortgage Loan and any related Pari
Passu Companion Loan, on a pro rata basis (based on each such loan's outstanding principal balance), and then from general collections of the Trust and with respect to any related Pari Passu Companion Loan, from general collections of each trust into which such Pari Passu Companion Loan has been deposited, on a pro rata basis (based on each such loan's outstanding principal balance).

                                     S-182

     To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Servicer or
Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

     The Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that
Advance, (i) from late payments on the related Mortgage Loan by the borrower,
(ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Mortgage Loan or the related
Mortgaged Property or other collections relating to the Mortgage Loan or (iii)
upon determining in its reasonable judgment that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account (except as provided in this section with respect to Whole Loans).

     The Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate
(the "Advance Rate") (i) from the amount of Default Interest on the related
Mortgage Loan paid by the borrower, (ii) from late payment fees on the related
Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that such interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the
Collection Account (except as provided in this section with respect to Whole
Loans). The Servicer will be authorized to pay itself, the Special Servicer or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates, provided that no interest shall accrue and be payable on any P&I Advances until the grace period for a late payment by the underlying borrower has expired. To the extent that the payment of such interest at the
Advance Rate results in a shortfall in amounts otherwise payable on one or more
Classes of Certificates on the next Distribution Date, the Servicer or the
Trustee, as applicable, will be obligated to make an Advance to cover such shortfall, but only to the extent the Servicer or the Trustee, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from
Default Interest and late payment fees on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The
Wall Street Journal, Eastern Edition.

     The obligation of the Servicer or the Trustee, as applicable, to make
Advances with respect to any Mortgage Loan pursuant to the Pooling and
Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO
Properties.

     With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Servicer determines that a Property Advance of such amounts would not be recoverable, the Servicer will be required to notify the Trustee and the Special Servicer of such determination. Upon receipt of such notice, the Special Servicer will be required to determine (with the reasonable assistance of the Servicer) whether or not payment of such amount
(i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced
Whole Loan, the holders of the related Serviced Companion Loans). If the
Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the
Certificateholders (and in the case of a Serviced Whole Loan, the holders of the related Serviced Companion Loans), the Special Servicer will be required to direct the Servicer to

                                     S-183

make such payment, who will then be required to make such payment from the
Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

     Recovery of Advances. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Servicer, the Trustee or the
Special Servicer, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan
(or, with respect to any Property Advance made with respect to a Serviced Whole
Loan, from any amounts collected in respect of such Serviced Whole Loan) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property
Advance made with respect to a Serviced Whole Loan, from any amounts collected in respect of such Serviced Whole Loan) ("Related Proceeds") prior to distributions on the Certificates. Notwithstanding the foregoing, none of the
Servicer, the Special Servicer or the Trustee will be obligated to make any
Advance that it or the Special Servicer determines in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the
Advance at the Advance Rate) out of Related Proceeds (a "Nonrecoverable
Advance"). Any such determination with respect to the recoverability of
Advances by either the Servicer or the Special Servicer must be evidenced by an officer's certificate delivered to the other and to the Depositor, the Bond
Administrator and the Trustee and, in the case of the Trustee, delivered to the
Depositor, the Bond Administrator, the Servicer and the Special Servicer,
setting forth such nonrecoverability determination and the considerations of the Servicer, the Special Servicer or the Trustee, as the case may be, forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by the Servicer, the Trustee or the Special Servicer, as applicable, to make such determination, together with any existing Appraisal or Updated Appraisal); provided, however, that the
Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Servicer, the Special Servicer and the Trustee.

     Subject to the discussion in this section relating to Whole Loans, each of the Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance (including P&I Advances with respect to the General Motors Building
B Loan) made by it that it subsequently determines to be a Nonrecoverable
Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Whole Loan, first, out of general funds on deposit in the custodial account related to such
Serviced Whole Loan and then, out of general funds on deposit in the Collection
Account) in each case, first, from principal collections and then, from interest collections. If the funds in the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (provided, however, that any deferment over six months will require the consent of the Controlling Class
Representative). In addition, the Servicer, the Special Servicer or the
Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or a Serviced Whole
Loan, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement
Amount"), first, only out of principal collections in the Collection Account
(or, with respect to a

                                     S-184

Serviced Whole Loan, first out of the related custodial account) and second, only upon a determination by the Servicer, the Special Servicer or the Trustee,
as applicable, that such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan, from general collections in the
Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the recovery of which are being deferred or delayed by the Servicer, the Special Servicer or the Trustee, as
applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such
Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed and (ii) consider (among other things) only the obligations of the borrower under the terms of the related Mortgage Loan
(or the Serviced Whole Loan, as applicable) as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is"
or then current conditions and occupancies, as modified by such party's assumptions (consistent with the applicable Servicing Standard in the case of the Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (consistent with the applicable Servicing Standard in the case of the Servicer or the Special Servicer) (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain, at the expense of the Trust, any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and the holders of the
Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Servicer or the Special Servicer, as applicable, and the Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable
Advances allocated to the Mortgage Loans (with respect to any Mortgage Loan that is part of a Whole Loan, as described above) will represent a portion of the losses to be borne by the Certificateholders.

     In addition, the Servicer, the Special Servicer and the Trustee, as
applicable, shall consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated
Advances were unreimbursed Advances. None of the Servicer, the Special Servicer
or Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the
Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

     "Unliquidated Advance" means any Advance previously made by a party to the
Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed
Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the
Mortgage Loan or the applicable Serviced Whole Loan or REO Property in respect of which the Advance was made.

     To the extent a P&I Advance in respect of the General Motors Building B
Loan is determined to be a Nonrecoverable Advance and is required to be reimbursed from the principal portion or interest portion of general collections on the Mortgage Loans as described above, such reimbursement will be made first from the applicable collections in Loan Group 1

                                     S-185

and, if the applicable collections in Loan Group 1 are not sufficient to make such reimbursement in full, then from the applicable collections in Loan Group
2 (after giving effect to any reimbursements of Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts that are related to Loan Group 2).

ACCOUNTS

     Collection Account. The Servicer will establish and maintain one or more segregated accounts (the "Collection Account") pursuant to the Pooling and
Servicing Agreement, and will be required to deposit into the Collection
Account (or, with respect to each Serviced Whole Loan, a separate custodial account) all payments in respect of the Mortgage Loans, other than amounts permitted to be withheld by the Servicer or amounts to be deposited into any
Reserve Account. Payments and collections received in respect of each Serviced
Whole Loan will not be deposited into the Collection Account, but will be deposited into a separate custodial account. Payments and collections on each related Mortgage Loan will be transferred from such custodial account to the
Collection Account no later than the business day preceding the related
Distribution Date.

     Distribution Accounts. The Bond Administrator will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the
Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date, the Servicer will remit on or before each Servicer
Remittance Date to the Bond Administrator, and the Bond Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the
Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds
(including all P&I Advances) and (ii) the Trustee Fee (which includes the Bond
Administrator Fee). To the extent the Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described herein. See
"Description of the Offered Certificates--Distributions" in this prospectus supplement.

     Interest Reserve Account. The Bond Administrator will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution
Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date there shall be deposited, in respect of each
Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of 12 months of 30 days each, an amount equal to one day's interest at the related Mortgage Rate (net of any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the immediately preceding Due
Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof
(all amounts so deposited in any consecutive January (if applicable) and
February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve
Account in respect of each such Mortgage Loan equal to the related Withheld
Amounts from the preceding January (if applicable) and February, if any, and deposited into the Distribution Account.

     Excess Interest. The Bond Administrator is required to establish and maintain the "Grantor Trust Distribution Account" in the name of the Trustee.
The Excess Interest in such account will be for the benefit of the Class Q
Certificateholders. On each Distribution Date, the Bond Administrator is required to distribute from the Grantor Trust Distribution Account any Excess
Interest received with respect to the Mortgage Loans during the related
Collection Period to the holders of the Class Q Certificates.

     "Excess Interest" with respect to the ARD Loans is the interest accrued at an increased interest rate in respect of each ARD Loan after the Anticipated
Repayment Date in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     The Bond Administrator will also establish and maintain one or more segregated accounts or sub-accounts for the "Lower-Tier Distribution Account,"
the "Upper-Tier Distribution

                                     S-186

Account," the "Grantor Trust Distribution Account" and the "Excess Liquidation
Proceeds Account," each in the name of the Trustee for the benefit of the holders of the Certificates.

     The Collection Account, the separate custodial account for each Serviced
Whole Loan, the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Grantor Trust Distribution Account and the Excess Liquidation
Proceeds Account will be held in the name of the Trustee (or the Servicer or
Bond Administrator on behalf of the Trustee) on behalf of the holders of
Certificates, and, in the case of the Serviced Whole Loans, the holders of the related Serviced Companion Loans and, with respect to the Lower-Tier
Distribution Account, for the benefit of the Trustee as the holder of the
Lower-Tier Regular Interests. Each of the Collection Account, the separate custodial account for each Serviced Whole Loan, any REO Account, the Lower-Tier
Distribution Account, the Upper-Tier Distribution Account, the Grantor Trust
Distribution Account and the Excess Liquidation Proceeds Account will be (or will be a sub-account of) either (i) (A) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least (x) "A-1" by S&P and "P-1" by Moody's Investors Service, Inc. ("Moody's") and (y) "F1" by Fitch,
with respect to any custodial account related to a Serviced Whole Loan as to which commercial mortgage pass-through certificates backed by a Serviced
Companion Loan have been issued ("Companion Loan Securities") rated by Fitch, in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least (x)
"AA-" by S&P and "Aa3" by Moody's and (y) "AA-" by Fitch, with respect to any custodial account related to a Serviced Whole Loan that has Companion Loan
Securities rated by Fitch or (B) as to which the Bond Administrator has received written confirmation from each rating agency then rating any
Certificates or Companion Loan Securities that holding funds in such account would not cause any rating agency to qualify, withdraw or downgrade any of its then-current ratings on the Certificates or Companion Loan Securities or (ii) a
segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or (iii)
any other account that, as evidenced by a written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or
Companion Loan Securities, which may be an account maintained with the Trustee, the Bond Administrator or the Servicer, or (iv) with PNC Bank so long as PNC
Bank's long-term unsecured debt rating is at least "A" from S&P and "A1" from
Moody's (if the deposits are to be held in the account for more than 30 days)
or PNC Bank's short-term deposit or short-term unsecured debt rating is at least "A-1" from S&P or "P-1" from Moody's (if the deposits to be held in accounts for 30 days or less).

     Amounts on deposit in the Collection Account, the separate custodial account for each Serviced Whole Loan and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments").
Interest or other income earned on funds in the Collection Account and the separate custodial account for each Serviced Whole Loan will be paid to the
Servicer (except to the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. The Servicer or the
Special Servicer, as applicable, will be required to bear any losses resulting from the investment of such funds in accounts maintained by the Servicer, other than losses resulting from investments directed by or on behalf of a borrower or which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

                                     S-187

     Amounts on deposit in the Distribution Account, the Interest Reserve
Account, the Grantor Trust Distribution Account and the Excess Liquidation
Proceeds Account will remain uninvested.

     The Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Whole Loan), to the extent permitted and in the priorities provided in the Pooling and Servicing
Agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     In general, the Mortgage Loans and Serviced Whole Loans contain provisions in the nature of "due-on-sale" clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms (a) provide that the Mortgage Loans or Serviced
Whole Loans will (or may at the lender's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property,
(b) provide that the Mortgage Loans or Serviced Whole Loans may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans or Serviced Whole Loans may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. The Servicer or the Special Servicer, as applicable, will not be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or
(ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y)
the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special
Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and (b) the
Servicer or the Special Servicer, as applicable, has received written confirmation that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates or Companion Loan Securities from (i) S&P with respect to Mortgage Loans (other than the Non-Serviced Mortgage Loans) that (A)
represent more than 5% of the then-current aggregate Stated Principal Balance of the Mortgage Loans (taking into account for the purposes of this calculation, in the case of any such Mortgage Loan with respect to which the related borrower or its affiliate is a borrower with respect to one or more other Mortgage Loans, such other Mortgage Loans), (B) have a Stated Principal
Balance that is more than $35,000,000 or (C) are among the ten largest Mortgage
Loans in the Trust (based on its Stated Principal Balance), or (ii) Moody's
(and Fitch, with respect to any Companion Loan Securities rated by Fitch) with respect to any Mortgage Loan that (together with any Mortgage Loans cross-collateralized with such Mortgage Loan) represent one of the ten largest
Mortgage Loans in the Trust (based on its Stated Principal Balance). However, with respect to each Serviced Companion Loan that is pari passu in right of payment, neither the Servicer nor the Special Servicer, as applicable, will waive any rights under a due-on-sale clause unless it first obtains a written confirmation that such waiver would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of any class of related
Companion Loan Securities from rating agencies rating such Companion Loan
Securities. Subject to the terms of the Mortgage Loan Documents, the Servicer or Special Servicer may not approve an assumption or substitution without requiring

                                     S-188

the related borrower to pay any fees owed to the rating agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Whole Loan, such expense will be allocated (i) first to the related B Loan, if any (up to the full Stated Principal Balance thereof), and, then, (ii) on a pro rata basis, to the holders of the Mortgage Loan and the related Pari Passu Companion
Loans, based on each loan's Stated Principal Balance. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization
Upon Defaulted Mortgage Loans" and "--Modifications" in this prospectus supplement. The Special Servicer will have the right to consent to any assumption of a Mortgage Loan or Serviced Whole Loan that is not a Specially
Serviced Mortgage Loan and to any determination by the Servicer that in the case of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph, that the conditions to transfer or assumption of such Mortgage Loan or Serviced Whole Loan have been satisfied; and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such assumption or substitution, in each case, to the extent described in this prospectus supplement under "--Special Servicing." In addition, the Special
Servicer will also be required to obtain the consent of the Directing
Certificateholder with respect to any assumption with respect to a Specially
Serviced Mortgage Loan, to the extent described in this prospectus supplement under "--Special Servicing."

     In general, the Mortgage Loans and Serviced Whole Loans contain provisions in the nature of a "due-on-encumbrance" clause (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) which by their terms (a) provide that the Mortgage Loans or Serviced Whole Loans will (or may at the lender's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender, provided certain conditions are satisfied. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the
Special Servicer, as applicable, (A) determines, in accordance with the
Servicing Standard, that such enforcement would not be in the best interests of the Trust or that in the case of a Mortgage Loan or Serviced Whole Loan described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives prior written confirmation from S&P and Moody's that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates or Companion Loan Securities; provided, that in the case of S&P, such confirmation will only be required with respect to any Mortgage Loan that (1) represents 2% or more of the Stated Principal
Balance of all of the Mortgage Loans held by the Trust Fund (or 5% if the aggregate Stated Principal Balance of all of the Mortgage Loans held by the
Trust Fund is less than $100 million), (2) has a Stated Principal Balance greater than $20,000,000, (3) is one of the ten largest mortgage loans based on
Stated Principal Balance, (4) has a loan-to-value ratio (which includes additional debt of the related borrower, if any) that is greater than or equal to 85% or (5) has a Debt Service Coverage Ratio (which includes additional debt of the related borrower, if any) that is less than 1.20x or, in the case of
Moody's (and Fitch, with respect to any Companion Loan Securities rated by
Fitch), such confirmation will only be required with respect to any Mortgage
Loan which (together with any Mortgage Loans cross-collateralized with such
Mortgage Loans) represent one of the ten largest Mortgage Loans in the Trust
(based on its then Stated Principal Balance). However, with respect to each
Serviced Companion Loan that is pari passu in right of payment, neither the
Servicer nor the Special Servicer, as applicable, will waive any rights under a due-on-encumbrance clause unless it first obtains a written confirmation that such waiver

                                     S-189

would not cause the downgrade, qualification or withdrawal of the then current rating assigned to any of any class of related Companion Loan Securities from rating agencies rating such Companion Loan Securities. Subject to the terms of the Mortgage Loan Documents, the Servicer or Special Servicer may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the rating agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Trust Fund and, in the case of a Serviced Whole Loan, such expense will be allocated (i) first to the related B Loan, if any (up to the full Stated
Principal Balance thereof), and, then, (ii) on a pro rata basis, to the holders of the Mortgage Loan and the related Pari Passu Companion Loans, based on each loan's Stated Principal Balance. The Special Servicer will have the right to consent to the waiver of any due-on-encumbrance clauses with regard to any
Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Mortgage
Loan and to any determination by the Servicer that the conditions to further encumbrance of a Mortgage Loan or Serviced Whole Loan described in clause (c)
of this paragraph have been satisfied, and the Special Servicer will also be required to obtain the consent of the Directing Certificateholder to any such waiver of a due-on-encumbrance clause, to the extent described in this prospectus supplement under "--Special Servicing." See "Certain Legal Aspects of Mortgage Loans-- Due-on-Sale and Due-on-Encumbrance Provisions" in the
prospectus. If the Special Servicer, in accordance with the Servicing Standard,
(a) notifies the Servicer of its determination with respect to any Mortgage
Loan or Serviced Whole Loan, (which by its terms permits transfer, assumption or further encumbrance without lender consent, provided certain conditions are satisfied) that the conditions required under the related Mortgage Loan
Documents have not been satisfied or (b) the Special Servicer objects in writing to the Servicer's determination that such conditions have been satisfied, then the Servicer shall not permit transfer, assumption or further encumbrance of such Mortgage Loan or Serviced Whole Loan.

     Neither the Servicer nor the Special Servicer will be responsible for enforcing a "due-on-sale" or a "due-on-encumbrance" clause with respect to any
Non-Serviced Mortgage Loan.

INSPECTIONS

     The Servicer (or with respect to any Specially Serviced Mortgage Loan and
REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than the Mortgaged Properties securing the Non-Serviced Mortgage Loans) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an allocated loan amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2005; provided, however, that if any Mortgage Loan becomes a
Specially Serviced Mortgage Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable but in no event more than 60 days after the Mortgage Loan becomes a Specially
Serviced Mortgage Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Mortgage Loan. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Servicer as a
Property Advance or if such Property Advance would not be recoverable, as an expense of the Trust Fund. The Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged
Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the
Mortgaged Property, or any visible material waste committed on the Mortgaged
Property. Inspection of the Mortgaged Properties securing the Non-Serviced
Mortgage Loans will be in accordance with the terms of the related pooling and servicing agreement governing such Non-Serviced Mortgage Loans.

                                     S-190

INSURANCE POLICIES

     In the case of each Mortgage Loan (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and the
Non-Serviced Mortgage Loans), the Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Servicer will be required to itself cause to be maintained) for the related
Mortgaged Property:

          (i) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan or the Serviced Whole
     Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

       (ii) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents,

provided, however, that:

          (1) the Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of such
     Mortgage Loan or Serviced Whole Loan, as applicable, or was required by the related Mortgage Loan Documents and is available at commercially reasonable rates (and if the Servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any
     Mortgaged Property, the Special Servicer will have the right, but not the duty, to obtain (in accordance with the Servicing Standard), at the Trust's expense, earthquake or environmental insurance on any REO Property so long as such insurance is available at commercially reasonable rates);

          (ii) if and to the extent that any Mortgage Loan or Serviced Whole
     Loan grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Servicer must
     (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing
     Agreement;

          (iii) the Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, however, that this will not limit the Servicer's obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

          (iv) except as provided below (including under clause (vii)), in no event will the Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Servicer has determined is either (A) not available at any rate or (B) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located (in each case, as determined by the Servicer in accordance with the Servicing Standard, not less frequently than annually, and such
     Servicer will be entitled to rely on insurance consultants, retained at its own expense, in making such determination);

          (v) the reasonable efforts of the Servicer to cause a borrower to maintain insurance must be conducted in a manner that takes into account the insurance that would then be available to the Servicer on a force-placed basis;

                                     S-191

          (vi) to the extent the Servicer itself is required to maintain insurance that the borrower does not maintain, the Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Trustee as lender has an insurable interest thereon; and

          (vii) any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Servicer in accordance with the Servicing Standard (unless the Special Servicer and the Directing Certificateholder have consented to a waiver (including a waiver to permit the Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

provided, however, that any determination by the Servicer that a particular type of insurance is not available at commercially reasonable rates will be subject to the approval of the Special Servicer and the Directing
Certificateholder; provided, further, that the Servicer will not be permitted to obtain insurance on a force-placed basis with respect to terrorism insurance without the consent of the Special Servicer and the Directing
Certificateholder; and, provided, further, that while approval is pending, the
Servicer will not be in default or liable for any loss.

     Notwithstanding the provision described in clause (iv) above, the
Servicer, prior to availing itself of any limitation described in that clause with respect to any Mortgage Loan or Serviced Whole Loan, will be required to obtain the approval or disapproval of the Special Servicer and the Directing
Certificateholder (and, in connection therewith, the Special Servicer will be required to comply with any applicable provisions of the Pooling and Servicing
Agreement described herein under "--Modifications" and "--Special Servicing").
The Servicer will be entitled to conclusively rely on the determination of the
Special Servicer.

     In addition, you should assume that the Pooling and Servicing Agreement will prohibit the Servicer from making various determinations that it is otherwise authorized to make in connection with its efforts to maintain insurance or cause insurance to be maintained unless it obtains the consent of the Special Servicer and that the Special Servicer will not be permitted to consent to those determinations unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described herein under "--Modifications" and "--Special Servicing." The Pooling and
Servicing Agreement may also provide for the Special Servicer to fulfill the duties otherwise imposed on the Servicer as described above with respect to a particular Mortgage Loan if the Special Servicer has a consent right described above and disapproves the proposed determination, or if certain other circumstances occur in connection with an insurance-related determination by the Servicer, with respect to that Mortgage Loan.

     With respect to each REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and
Servicing Agreement (subject to the right of the Special Servicer to direct the
Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under
"--Advances" in this prospectus supplement) (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of
the Mortgage Loan or the Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or the Directing Certificateholder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a

                                     S-192

business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain (or direct the Servicer to maintain or obtain) insurance coverage described in this paragraph beyond what is reasonably available at a cost customarily acceptable and consistent with the
Servicing Standard. With respect to each Specially Serviced Mortgage Loan, the
Special Servicer will be required to use commercially reasonable efforts to cause the related borrower to maintain the insurance set forth in clauses (a),
(b) and/or (c) of this paragraph, as applicable, provided that if such borrower fails to maintain such insurance, the Special Servicer will be required to direct the Servicer to cause that coverage to be maintained under the
Servicer's force-placed insurance policy. In such case, the Servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the Servicer's existing force-placed policy.

     If either (x) the Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans
(other than the Non-Serviced Mortgage Loans) or the Serviced Whole Loans or REO
Properties, as applicable, as to which it is the Servicer or the Special
Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing
Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Servicer (or its corporate parent) or Special
Servicer has long-term unsecured debt obligations that are rated not lower than
"A" by S&P and "A2" by Moody's and "A" by Fitch if any Companion Loan Security
is rated by Fitch and the Servicer or Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the
Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Servicer or the Special
Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced
Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the
Servicing Standard).

     The costs of the insurance premiums incurred by the Servicer or the
Special Servicer may be recovered by the Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or Serviced Whole Loan, nor will any
Mortgage Loan be subject to FHA insurance.

                                     S-193

ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will purchase the Mortgage Loans to be included in the
Mortgage Pool on or before the Closing Date from GACC, LaSalle and PNC Bank pursuant to three separate mortgage loan purchase agreements (the "Mortgage
Loan Purchase Agreements"). See "Description of the Mortgage Pool--The Mortgage
Loan Sellers" in this prospectus supplement.

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor's rights and remedies against the Mortgage Loan
Sellers in respect of breaches of representations and warranties regarding the
Mortgage Loans, to the Trustee for the benefit of the holders of the
Certificates. On or prior to the Closing Date, the Depositor will deliver to the custodian designated by the Trustee (the "Custodian"), the Note and certain other documents and instruments (the "Mortgage Loan Documents") with respect to each Mortgage Loan. The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days after the later of the Closing Date or actual receipt (but not later than 120 days after the
Closing Date) and report any missing documents or certain types of defects therein to the Depositor, the Servicer, the Special Servicer, the Controlling
Class Representative and the related Mortgage Loan Seller. Each of the Mortgage
Loan Sellers will retain a third party vendor (which may be the Trustee or the
Custodian) to complete the assignment and recording of the related Mortgage
Loan Documents to the Custodian. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation of the related Mortgage
Loan Documents until the assignment and recordation of all Mortgage Loan
Documents has been completed.

REPRESENTATIONS AND WARRANTIES; REPURCHASE; SUBSTITUTION

     In the Pooling and Servicing Agreement, the Depositor will assign to the
Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers, or with respect to the Seasoned
Rite Aid Loans, Allied Capital Corporation, to the Depositor in the Mortgage
Loan Purchase Agreements. With respect to the Seasoned Rite Aid Loans, references in this section to the Mortgage Loan Seller refer to Allied Capital
Corporation.

     Each of the Mortgage Loan Sellers will in its respective Mortgage Loan
Purchase Agreement represent and warrant with respect to its respective
Mortgage Loans, subject to certain exceptions set forth in its Mortgage Loan
Purchase Agreement, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information pertaining to each Mortgage Loan set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan
     Purchase Agreement was true and correct in all material respects as of the
     Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the
     Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than certain rights of the holder of a companion loan, if applicable, or certain servicing rights);

          3) the proceeds of each Mortgage Loan have been fully disbursed
     (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto;

                                     S-194

          (4) each Note, Mortgage and the assignment of leases (if it is a document separate from the Mortgage) executed in connection with such
     Mortgage Loan are legal, valid and binding obligations of the related borrower or guarantor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except (i) that certain provisions contained in such Mortgage Loan Documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan Documents invalid as a whole and such Mortgage Loan Documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby and (ii)
     as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) each assignment of leases creates a valid collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights under the leases, subject to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases and subject to the limitations on enforceability set forth in (4) above;

          (6) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the Note,
     Mortgage(s) or other agreements executed in connection with the Mortgage
     Loan, subject to limitations on enforceability set forth in (4) above, and as of the Closing Date, to the Mortgage Loan Seller's actual knowledge, no such rights have been asserted;

          (7) each related assignment of Mortgage and assignment of assignment of leases will constitute the legal, valid, binding and enforceable assignment from the Mortgage Loan Seller, subject to the limitations on enforceability set forth in (4) above;

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject to the limitations on enforceability set forth in (4) above and subject to the title exceptions;

          (9) all real estate taxes and governmental assessments or charges or water or sewer bills that if left unpaid, would be, or might become, a lien on the related Mortgaged Property and that prior to the Cut-off Date became delinquent have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

          (10) except as set forth in engineering reports, to the Mortgage Loan
     Seller's knowledge as of the Closing Date, each Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan;

          (11) each Mortgaged Property is covered by a title insurance policy
     (or a "pro forma" title policy or a "marked up" commitment) insuring that the related Mortgage is a valid first lien subject only to title exceptions. No claims have been made under such title insurance policy.
     Such title insurance policy is in full force and effect;

          (12) as of the date of the origination of each Mortgage Loan, the related Mortgaged Property was insured by all insurance coverage required under the related Mortgage and such insurance was in full force and effect at origination;

          (13) other than payments due but not yet 30 days or more delinquent, there exists no material default, breach, violation or event of acceleration under the related Mortgage Note or each related Mortgage, provided, however, that this representation and warranty

                                     S-195

     does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation and warranty made by the Mortgage Loan Seller elsewhere in the related Mortgage Loan Purchase Agreement or any exception to any representation and warranty made in the Mortgage Loan Purchase
     Agreement;

          (14) each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment without giving effect to any applicable grace or cure period;

          (15) the Mortgaged Property, or any material portion thereof, is not the subject of, and no borrower is a debtor in, any state or federal bankruptcy or insolvency or similar proceeding;

          (16) the Mortgage Loan Documents provide for the acceleration of the related Mortgage Loan if, without the prior written consent of the holder of the Mortgage, either the Mortgaged Property or any direct equity interest in the borrower is directly or indirectly pledged, transferred or sold, other than by reason of certain exceptions which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions making loans secured by property that is comparable to the related Mortgaged Property or transfers that are subject to the approval of the holder of the Mortgage Loan; and

          (17) since origination, no portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value, use or operation of the
     Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage.

     The Pooling and Servicing Agreement requires that the Custodian, the
Servicer, the Special Servicer, the Trustee or the Bond Administrator notify the Depositor, the Bond Administrator, the affected Mortgage Loan Seller, the
Controlling Class Representative, the Custodian, the Servicer, the Special
Servicer and the Trustee, as applicable, upon its becoming aware of any failure to deliver Mortgage Loan Documents in a timely manner, any defect in the
Mortgage Loan Documents (as described in the Pooling and Servicing Agreement)
or any breach of any representation or warranty contained in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any holders of the Certificates. Each of the
Mortgage Loan Purchase Agreements provides that, with respect to any such
Mortgage Loan, within 90 days following its receipt of such notice from the
Servicer, the Special Servicer, the Trustee, the Custodian or the Bond
Administrator or, in the case of a breach or defect that would cause the
Mortgage Loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code, if earlier, its discovery of such breach or defect, the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan as well as, if such affected Mortgage Loan is a cross-collateralized Mortgage Loan and not otherwise un-crossed as set forth below, the other Mortgage Loan or Mortgage
Loans in such cross-collateralized group (and such other Mortgage Loan or
Mortgage Loans so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected Mortgage Loan) at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan or Mortgage Loans as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or
Mortgage Loans at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related
Advances at the Advance Rate and unpaid Special Servicing Fees and Workout Fees allocable to the Mortgage Loan or Mortgage Loans, (4) any payable Liquidation
Fee, as specified below in "--Special Servicing--Special Servicing
Compensation" and (5) all reasonable out-of-pocket expenses

                                     S-196

reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price, the "Repurchase Price")
or (c) substitute, within two years of the Closing Date, a Qualified Substitute
Mortgage Loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan
(including any other Mortgage Loans which are cross-collateralized with such
Mortgage Loan and are not otherwise un-crossed as described in clause (b) above and the immediately succeeding paragraph) (collectively, the "Removed Mortgage
Loan") and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the
Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the
date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and
Servicing Agreement) to cure the material defect or material breach if such material defect or material breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such material defect or material breach is not related to the
Mortgage Loan not being a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code. In addition, the applicable Mortgage Loan Seller will have an additional 90 days to cure the material breach or material defect if the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such material breach or material defect and the failure to cure such material breach or material defect is solely the result of a delay in the return of documents from the local filing or recording authorities. See "The
Pooling and Servicing Agreement--Servicing Compensation and Payment of
Expenses" in this prospectus supplement.

     If one or more (but not all) of a group of cross-collateralized Mortgage
Loans is to be repurchased or substituted for by the related Mortgage Loan
Seller as contemplated above, then, prior to such repurchase or substitution, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such Mortgage Loans; provided, that such Mortgage Loan Seller cannot effect such termination unless the
Controlling Class Representative has consented in its sole discretion and the
Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC nor result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC or the
Trust Fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the Certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage
Loan Seller may, at its option and within the 90-day cure period described above (as the same may be extended), purchase or substitute for all such cross-collateralized Mortgage Loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Repurchase Price for the Mortgage Loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, the related cross-collateralized Mortgage Loans are required to be treated as a single
Mortgage Loan.

     Notwithstanding the foregoing, if there is a material breach or material defect with respect to one or more Mortgaged Properties with respect to a
Mortgage Loan or cross-collateralized group of Mortgage Loans, the Mortgage
Loan Seller will not be obligated to repurchase the Mortgage Loan or cross-collateralized group of Mortgage Loans if (i) the affected Mortgaged
Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the Mortgage
Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each Rating

                                     S-197

Agency then rating the Certificates shall have provided written confirmation that such release would not cause the then-current ratings of the Certificates rated by it to be qualified, withdrawn or downgraded.

     A "Qualifying Substitute Mortgage Loan" is a Mortgage Loan that, among other things: (i) has a Stated Principal Balance of not more than the Stated
Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage
Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan and (iv) is approved by the Controlling Class
Representative.

     The obligations of the Mortgage Loan Sellers to repurchase, substitute or cure described in the second and third preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by a Mortgage Loan Seller with respect to an affected Mortgage Loan. None of the Servicer, the Special Servicer, the Trustee or the Bond Administrator will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan
Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations. If such obligation is not met as to a Mortgage Loan that is not a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the
Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a
REMIC for federal income tax purposes.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

     Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied, including obtaining written confirmation of each rating agency then rating any Certificates or Companion Loan Securities that such assignment or delegation in and of itself will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the
Certificates or Companion Loan Securities. The Pooling and Servicing Agreement
provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Bond
Administrator or (b) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each rating agency then rating any Certificates or Companion Loan Securities that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the then-current rating assigned by such rating agency to any Class of Certificates or Companion Loan Securities. No such resignation may become effective until the Trustee or a successor Servicer or
Special Servicer has assumed the obligations of the Servicer or Special
Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as
Realized Losses.

     The Pooling and Servicing Agreement also provides that none of the
Depositor, the Servicer or the Special Servicer, or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing
Agreement (including actions taken at the direction of the Directing
Certificateholder), or for errors in judgment;

                                     S-198

provided, however, that none of the Depositor, the Servicer or the Special
Servicer or any director, officer, employee, member, manager or agent
(including subservicers) of the Depositor, the Servicer and the Special
Servicer will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer or Special Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer and the Special Servicer and any
director, officer, employee, member, manager or agent (including subservicers)
of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust for any loss, liability or expense incurred in connection with any claim or legal action relating to the Pooling and Servicing
Agreement or the Certificates, other than any loss, liability or expense
(including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Whole Loan, the expenses, costs and liabilities described in the preceding sentence that relate to the applicable Whole Loan will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Whole Loan (with respect to a Serviced Whole Loan, such expenses will first be allocated to the related B Loan, if any, and then will be allocated to the related Mortgage Loan and any related Pari Passu Companion
Loans, on a pro rata basis (based on each such loan's outstanding principal balance). If funds in the applicable custodial account relating to a Serviced
Whole Loan are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account.

     The Pooling and Servicing Agreement will also provide that the servicer, special servicer and trustee of the Non-Serviced Mortgage Loans, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Trust Fund and held harmless against the Trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the applicable Whole Loan under the related pooling and servicing agreement or the Pooling and Servicing Agreement;
provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable pooling and servicing agreement.

     In addition, the Pooling and Servicing Agreement provides that none of the
Depositor, the Servicer or the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the
Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the
Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates and Companion Loan
Securities, if applicable, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Depositor, the Servicer and the
Special Servicer will be entitled to be reimbursed therefor and to charge the
Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account, as described in the second preceding paragraph).

     The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer, the Trustee or the Bond Administrator under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the
Pooling and Servicing Agreement and may, but is not

                                     S-199

obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust from the Collection Account (or with respect to a Serviced Whole Loan, to the extent such reimbursement is allocable to such Serviced Whole Loan, from the related custodial account) to the extent not recoverable from the Servicer or
Special Servicer, as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the
Pooling and Servicing Agreement.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a
party, or any person succeeding to the business of the Servicer, the Special
Servicer or the Depositor, will be the successor of the Servicer, the Special
Servicer or the Depositor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the
Servicer, the Special Servicer or the Depositor under the Pooling and Servicing
Agreement if each of the rating agencies then rating any Certificates or
Companion Loan Securities has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then-current ratings assigned by such rating agency for any Class of Certificates or Companion Loan
Securities.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Servicer to make a required deposit to the
     Collection Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Bond Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the
     Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied (with interest) by 11:00 a.m. (New York City time)
     on the relevant Distribution Date or any failure by the Servicer to remit to any holder of a Serviced Companion Loan, as and when required by the
     Pooling and Servicing Agreement or any related intercreditor agreement, any amount required to be so remitted;

          (b) any failure by the Special Servicer to deposit into the REO
     Account on the day such deposit is required to be made, or to remit to the
     Servicer for deposit in the Collection Account (or, in the case of a
     Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Servicer will not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the
     Servicer for any loss of income on such amount suffered by the Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Trust for any resulting advance interest due to the Servicer;

          (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Servicer's failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force-placed by the
     Servicer pursuant to the Pooling and Servicing Agreement and 5 days in the case of a failure to provide reports and items specified under "Description of the Pooling Agreements-- Evidence as to Compliance" in the prospectus, but solely with respect to the first time such reports and items are required to be provided) after written notice of the failure has

                                     S-200

     been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer
     or the Special Servicer, as the case may be, with a copy to each other party to the Pooling and Servicing Agreement, by the Certificateholders of
     any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected;
     provided, however, if that failure (other than the failure to provide reports and items specified under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30 or 45-day period, as applicable, will be extended an additional 30 days;

          (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of
     Certificateholders or holders of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and
     the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25% or by a holder of a Serviced Companion Loan, if affected; provided, however, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) receipt by the Trustee of notice from either Fitch or DBRS to the effect that the continuation of the Servicer or Special Servicer, as applicable, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS to any Companion
     Loan Securities;

          (g) receipt by the Trustee of written notice from S&P to the effect that the Servicer or the Special Servicer has been removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned to the Certificates or any Companion Loan
     Securities have been qualified, downgraded or withdrawn in connection with such removal; and

          (h) Moody's has placed the rating of any Certificates or Companion
     Loan Securities on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any
     Certificates or Companion Loan Securities) citing servicing concerns with respect to the servicing of the Certificates or the related Serviced
     Companion Loan by the Servicer or Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, and, in the case of watch list status, such watch is not withdrawn by Moody's within 60 days.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Servicer or the Special
Servicer, as applicable, occurs, then the Trustee may, and at the written direction of the holders of Certificates evidencing at least 51% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification and compensation as provided in the Pooling and Servicing Agreement) and obligations of the Servicer as servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Trust.
Notwithstanding the foregoing, upon any termination of

                                     S-201

the Servicer or the Special Servicer, as applicable, under the Pooling and
Servicing Agreement, the Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all
Advances and interest thereon as provided in the Pooling and Servicing
Agreement. In the event that the Servicer is also the Special Servicer and the
Servicer is terminated, the Servicer will also be terminated as Special
Servicer. Except for the Directing Certificateholder's right to terminate the
Special Servicer, as described in this prospectus supplement, a
Certificateholder may not terminate the Servicer or Special Servicer if an
Event of Default with respect to the Servicer or Special Servicer only affects a holder of a Serviced Companion Loan but does not affect a Certificateholder.

     On and after the date of termination following an Event of Default by the
Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Servicer or the
Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Trustee is not an "approved" servicer by any of the Rating Agencies for mortgage pools similar to the one held by the Trust, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates or Companion Loan Securities, as
evidenced in writing by each rating agency then rating such Certificates or
Companion Loan Securities, to act as successor to the Servicer or the Special
Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

     No Certificateholder or Companion Loan Noteholder, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage
Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or Companion Loan Noteholder, as applicable, previously has given to the
Trustee a written notice of a default under the Pooling and Servicing
Agreement, and of the continuance thereof, and unless also the Companion Loan
Noteholder or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, neglected or refused to institute such proceeding.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default"
section, if an Event of Default on the part of the Servicer affects a pari passu Serviced Companion Loan and the Servicer is not otherwise terminated, the
Trustee, at the direction of the Directing Certificateholder will be required to appoint a sub-servicer (or, if such Serviced Whole Loan is currently being sub-serviced then the Trustee may replace such sub-servicer with a new sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement) that will be responsible for servicing such
Serviced Whole Loan.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of
Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                                     S-202

AMENDMENT

     The Pooling and Servicing Agreement may be amended at any time by the
Depositor, the Servicer, the Special Servicer, the Trustee and the Bond
Administrator without the consent of any of the holders of Certificates or holders of any Serviced Companion Loans (i) to cure any ambiguity or to correct any error; (ii) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the
Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities, if applicable
(provided, that such amendment does not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced
Companion Loan not consenting thereto) and (iv) to amend or supplement a provision, or to supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, confirmation in writing from each rating agency then rating any Certificates or
Companion Loan Securities that such amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates or any Companion Loan Securities, if applicable. The
Pooling and Servicing Agreement requires that no such amendment shall cause the
Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or the
Grantor Trust to qualify as a grantor trust.

     The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Bond
Administrator with the consent of the holders of Certificates evidencing at least 66 % of the Percentage Interests of each Class of Certificates affected thereby (including without limitation the holders of the Class GMB
Certificates, if affected thereby) and each holder of a Serviced Companion Loan affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing
Agreement or modifying in any manner the rights of the holders of Certificates;
provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate, without the consent of the holder of such Certificate, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Servicer or the
Trustee to make a P&I Advance or a Property Advance or alter the Servicing
Standard set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and
Servicing Agreement; or (iv) amend the section in the Pooling and Servicing
Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby
(including without limitation the holders of the Class GMB Certificates, if affected thereby) and the consent of the holder of any affected Serviced
Companion Loans.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98%
of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Regular Certificates
(other than the Class X-C, Class X-P and Class GMB Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights shall be allocated pro rata, based on their respective Notional Balances at the time of

                                     S-203

determination, among the holders of the Class X-C and Class X-P Certificates.
Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such
Class evidenced by their respective Certificates. No Voting Rights will be allocated to the Class GMB Certificates.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within
60 days after a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan (or, in the case of a Balloon Loan, if a payment default has occurred with respect to the related Balloon Payment, then after a
Servicing Transfer Event has occurred with respect to such Balloon Payment default), the Special Servicer to determine the fair value of such Mortgage
Loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (other than a Non-Serviced Mortgage Loan) which is delinquent at least 60 days in respect of its Monthly Payments or more than 30 days delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or the Serviced Whole Loan.
The Special Servicer will be required to recalculate, if necessary, from time to time, but not less often than every 90 days, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The
Special Servicer will be permitted to retain, at the expense of the Trust Fund, an independent third party to assist the Special Servicer in determining such fair value and will be permitted to conclusively rely, to the extent it is reasonable to do so in accordance with the Servicing Standard, on the opinion of such third party in making such determination.

     In the event a Mortgage Loan (other than the Non-Serviced Mortgage Loan and, with respect to a Whole Loan, subject to the purchase option of the holder of the related B Loan, if any, and with respect to any Mortgage Loan whose borrower may have or may in the future incur mezzanine debt, subject to the purchase option of the holder of such mezzanine debt, if any) or a Serviced
Whole Loan becomes a Defaulted Mortgage Loan, the Controlling Class
Representative and the Special Servicer, in that order (only if the Controlling
Class Representative or the Special Servicer, as applicable, is not an affiliate of the related Mortgage Loan Seller), will each have an assignable option to purchase the Defaulted Mortgage Loan from the Trust Fund (a "Purchase
Option") at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related unreimbursed
Property Advances and accrued and unpaid interest on such Advances, plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the
Defaulted Mortgage Loan as determined by the Special Servicer, if the Special
Servicer has made such fair value determination.

     The Controlling Class Representative will also have a purchase option with respect to the 63 Madison Avenue Loan and the Lakeside Mall Loan. For a
description of the purchase option relating to the 63 Madison Avenue Loan and the Lakeside Mall Loan, see "Description of the Mortgage Pool--Split Loan
Structures--The 63 Madison Avenue Loan--Sale of Defaulted Mortgage Loan" and
"--The Lakeside Mall Loan--Sale of Defaulted Mortgage Loan" in this prospectus supplement.

     With respect to the General Motors Building Loan, the 63 Madison Avenue
Loan, the Lakeside Mall Loan, the Loews Miami Beach Loan, the Wellpoint Office
Tower Loan and the FedEx-Bellingham Loan (subject to the rights of Class GMB
Directing Certificateholder as described under "Description of the Mortgage
Pool--Split Loan Structures--Rights of the Class GMB Directing
Certificateholder and the Holders of the General Motors Building Senior
Loans--Purchase Option" and the rights of the holder of the FedEx-Bellingham B
Loan as described under "Description of the Mortgage Pool--Split Loan
Structures--Rights of the

                                     S-204

Holder of the FedEx-Bellingham B Loan--Purchase Option" in this prospectus supplement), the party that exercises the foregoing Purchase Option will only be entitled to purchase the related Mortgage Loan (but not the General Motors
Building B Loan) and not any related Companion Loans. With respect to the
General Motors Building B Loan, the Class GMB Directing Certificateholder will have the option to purchase the General Motors Building B Loan at the Option
Price determined by the Special Servicer for such loan.

     There can be no assurance that the Special Servicer's fair market value determination for any Defaulted Mortgage Loan will equal the amount that could have actually been realized in an open bid or will be equal to or greater than the amount that could have been realized through foreclosure or a workout of such Defaulted Mortgage Loan.

     Except with respect to a Non-Serviced Mortgage Loan, unless and until the
Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, with respect to the FedEx-Bellingham Whole Loan, a purchase option is exercised by the holder of the related B Loan), the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and
Servicing Agreement, including workout and foreclosure, as are consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase
Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition by, or on behalf of, the Trust Fund of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the Defaulted Mortgage Loan in connection with a workout, (iv) a repurchase of a Defaulted Mortgage Loan by the applicable
Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or warranty with respect to such Defaulted Mortgage Loan or a document defect in the related mortgage file and (v) with respect to a Mortgage
Loan that has a related B Loan, a purchase option is exercised by the holder of the related B Loan, if any, or with respect to any Mortgage Loan whose borrower has incurred mezzanine debt, a purchase option is exercised by the holder of the related mezzanine loan, if any. With respect to clause (v) of the preceding sentence, see "Description of the Mortgage Pool--Split Loan Structures--Rights
of the Class GMB Directing Certificateholder and the Holders of the General
Motors Building Senior Loans--Purchase Option" and "--Rights of the Holder of
the FedEx-Bellingham B Loan--Purchase Option." The purchase option for the
Non-Serviced Mortgage Loans will terminate under similar circumstances described in clause (i) through (iv) of the second preceding sentence applicable to the pooling and servicing agreement that governs such
Non-Serviced Mortgage Loan. In addition, the Purchase Option with respect to a
Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Special Servicer or, if the Controlling Class
Representative is affiliated with the Special Servicer, the Controlling Class
Representative, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to an unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, the Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Servicer will be required to retain, at the expense of the
Trust Fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of Defaulted Mortgage Loans in accordance with the Pooling and Servicing Agreement, to assist the Servicer to determine if the Option
Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Servicer will be entitled to conclusively rely on the opinion of such person in accordance with the terms of the Pooling and Servicing Agreement.

                                     S-205

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a payment default or material non-monetary default on a Mortgage Loan
(other than a Non-Serviced Mortgage Loan) has occurred or, in the Special
Servicer's judgment with the consent of the Directing Certificateholder, a payment default or material non-monetary default is imminent, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the
Trustee, may, in accordance with the terms and provisions of the Pooling and
Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the
Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i) above, would be in the best economic interest of the Trust.

     Such requirement precludes enforcement of the security for the related
Mortgage Loan until a satisfactory environmental site assessment is obtained
(or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property.

     If title to any Mortgaged Property is acquired by the Trust, the Special
Servicer, on behalf of the Trust, will be required to sell the Mortgaged
Property prior to the close of the third calendar year following the year in which the Trust acquires such Mortgaged Property, unless (i) the Internal
Revenue Service grants an extension of time to sell such property or (ii) the
Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust beyond such period will not result in the imposition of a tax on the Trust or cause the Trust (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any
Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the
Special Servicer on behalf of the Trust, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section
860G(a)(8) at all times and that the sale of such property does not result in the receipt by the Trust of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Trust acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust, generally will be required to retain an independent contractor

                                     S-206

to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing
Agreement.

     In general, the Special Servicer will be obligated to cause any Mortgaged
Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Bond Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations (such tax referred to herein as the "REO
Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently
35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by
REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Trust within the time period and in the manner described above.

     Under the Pooling and Servicing Agreement, the Special Servicer is
required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holders of the related Serviced
Companion Loans and any related B Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the Servicer is required to make a Property
Advance, unless it determines such Property Advance would be nonrecoverable.
Within one business day following the end of each Collection Period, the
Special Servicer is required to deposit all amounts received in respect of each
REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account (or with respect to a Serviced Whole Loan, the related separate custodial account), provided that the Special Servicer may retain in the REO Account permitted reserves.

     Under the Pooling and Servicing Agreement, the Bond Administrator is
required to establish and maintain an Excess Liquidation Proceeds Account, to be held on behalf of the Trustee for the benefit of the Certificateholders and with respect to each Serviced Whole Loan, the holders of the related Serviced
Companion Loans. Upon the disposition of any REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Whole Loan or related REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced
Companion Loans have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being "Excess Liquidation
Proceeds"), such amount will be deposited in the Excess Liquidation Proceeds
Account for distribution as provided in the Pooling and Servicing Agreement.

                                     S-207

MODIFICATIONS

     The Servicer or the Special Servicer, as applicable, may agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing any Mortgage Loan (other than the
Non-Serviced Mortgage Loans) or Serviced Whole Loan, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan and/or permit any change in the management company or franchise with respect to any Mortgaged
Property (each of the foregoing, a "Modification") without the consent of the
Trustee or any Certificateholder (other than the Directing Certificateholder), subject, however, to each of the following limitations, conditions and restrictions:

          (i) other than with respect to the waiver of late payment charges or waivers in connection with "due-on-sale" or "due-on-encumbrance" clauses in the Mortgage Loans or Serviced Whole Loans, as described under the heading
     "--Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses" above, neither the Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan or Serviced
     Whole Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, as applicable, in the Servicer's or the Special Servicer's, as applicable, good faith and reasonable judgment, would materially impair the security for such Mortgage
     Loan or Serviced Whole Loan or reduce the likelihood of timely payment of amounts due thereon or materially alter, substitute or increase the security for such Mortgage Loan (other than the alteration or construction of improvements thereon) or Serviced Whole Loan or any guarantee or other credit enhancement with respect thereto (other than the substitution of a similar commercially available credit enhancement contract), unless, with respect to a Specially Serviced Mortgage Loan, in the Special Servicer's
     judgment, a material default on such Mortgage Loan or Serviced Whole Loan has occurred or a default in respect of payment on such Mortgage Loan or
     Serviced Whole Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders and if a Serviced Companion Loan is
     involved, the holders of the related Serviced Companion Loans, on a present value basis than would liquidation;

       (ii) the Special Servicer may not extend the maturity of any Specially
     Serviced Mortgage Loan or Serviced Whole Loan to a date occurring later than the earlier of (A) (i) two years prior to the Rated Final
     Distribution Date and (ii) with respect to a Serviced Whole Loan the date that is the earlier of two years from the Rated Final Distribution Date or the "rated final distribution date" of the related Companion Loan
     Securities unless 100% of the holders of the related Companion Loan
     Securities have consented to such extension and (B) if the Specially
     Serviced Mortgage Loan is secured by a ground lease, the date 20 years prior to the expiration of the term of such ground lease (or 10 years prior to the expiration of such ground lease with the consent of the
     Directing Certificateholder if the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if the Serviced Whole loan is involved, the holders of the Serviced Companion Loan (as a collective whole));

          (iii) neither the Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of any Mortgage Loan or
     Serviced Whole Loan that is not in default or with respect to which default is not reasonably foreseeable that would (A) be a "significant modification" of such Mortgage Loan within the meaning of Treasury
     Regulations Section 1.860G-2(b) or (B) cause any Mortgage Loan or Serviced
     Whole Loan to cease to be a "qualified mortgage" within the meaning of
     Section 860G(a)(3) of the Code (provided that neither the Servicer nor the
     Special Servicer will be liable for judgments as regards decisions made under this subsection that were made in

                                     S-208

     good faith and, unless it would constitute bad faith or negligence to do so, the Servicer or the Special Servicer, as applicable, may rely on opinions of counsel in making such decisions);

          (iv) neither the Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage
     Loan or Serviced Whole Loan, which collateral constitutes real property, unless (i) the Servicer or the Special Servicer, as applicable, has first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the
     Servicer or the Special Servicer, as applicable, deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (ii) such addition/and or substitution would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of
     Certificates or the ratings assigned to the Companion Loan Securities, if applicable; and

          (v) with limited exceptions, neither the Servicer nor the Special
     Servicer shall release any collateral securing an outstanding Mortgage Loan or Serviced Whole Loan;

provided that notwithstanding clauses (i) through (v) above, neither the
Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     The Special Servicer will have the right to consent to any Modification with regard to any Mortgage Loan or Serviced Whole Loan that is not a Specially
Serviced Mortgage Loan (other than certain non-material Modifications, to which the Servicer may agree without consent of any other party), and the Special
Servicer will also be required to obtain the consent of the Directing
Certificateholder to any such Modification, to the extent described in this prospectus supplement under "--Special Servicing." The Special Servicer is also required to obtain the consent of the Directing Certificateholder to any
Modification with regard to any Specially Serviced Mortgage Loan to the extent described under "--Special Servicing--The Special Servicer" below.

     Subject to the provisions of the Pooling and Servicing Agreement, the
Servicer, with the consent of the Directing Certificateholder, may extend the maturity of any Mortgage Loan or Serviced Whole Loan with an original term to maturity of 5 years or less for up to two six-month extensions; provided, however, that the related borrower is in default with respect to the Mortgage
Loan or Serviced Whole Loan or, in the judgment of the Servicer, such default is reasonably foreseeable. In addition, the Special Servicer may, subject to the Servicing Standard and with the consent of the Directing Certificateholder, extend the maturity of any Mortgage Loan or Serviced Whole Loan that is not, at the time of such extension, a Specially Serviced Mortgage Loan, in each case for up to two years (subject to a limit of a total of four years of extensions); provided that a default on a Balloon Payment with respect to the subject Mortgage Loan or Serviced Whole Loan has occurred.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan
Documents and intercreditor agreement, if any, such that neither the Trust as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

                                     S-209

     See also "--Special Servicing--The Special Servicer" below for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

     In addition, with respect to the FedEx-Bellingham Whole Loan, the Special
Servicer is required to obtain the consent of the holder of the
FedEx-Bellingham B Loan in connection with a modification, waiver or amendment of the terms of the related Mortgage Loan Documents that affects the rights of such holder of the FedEx-Bellingham B Loan in certain circumstances pursuant to the terms of the related intercreditor agreement. See "Description of the
Mortgage Pool--Split Loan Structures--Rights of the Holder of the
FedEx-Bellingham B Loan."

OPTIONAL TERMINATION

     Any holder of Certificates representing greater than 50% of the Percentage
Interest of the then Controlling Class, and, if such holder does not exercise its option, the Servicer, and if the Servicer does not exercise its option, the
Special Servicer, will have the option to purchase all of the Mortgage Loans
(including the General Motors Building B Loan) and all property acquired in respect of any Mortgage Loan remaining in the Trust, and thereby effect termination of the Trust and early retirement of the then outstanding
Certificates, on any Distribution Date on which the aggregate Stated Principal
Balance of the Mortgage Loans remaining in the Trust is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution
Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust as of the last day of the month preceding such Distribution Date (less any P&I
Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the
Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and Trustee Fees and unpaid Trust expenses, and
(ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The Trust may also be terminated in connection with an exchange by a sole remaining Certificateholder of all the then outstanding Certificates (excluding the Class Q, Class R and Class LR
Certificates), including the Class X-C and Class X-P Certificates (provided, however, that the Class A through Class D Certificates are no longer outstanding and that the sole remaining Certificateholder compensate the Bond
Administrator for the amount of investment income the Bond Administrator would have earned if the outstanding principal amount of the then outstanding
Certificates were on deposit with the Bond Administrator one Business Day prior to the date of the exchange), for the Mortgage Loans remaining in the Trust.

THE TRUSTEE AND THE BOND ADMINISTRATOR

     Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as Trustee pursuant to the Pooling and Servicing Agreement. Wells Fargo Bank maintains an office at
Wells Fargo Center, Sixth and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank also conducts trustee administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis
Road, Columbia, Maryland 21045-1951. In addition, Wells Fargo Bank maintains a customer service help desk at (301) 815-6600.

                                     S-210

     LaSalle Bank National Association will serve as Bond Administrator. In addition, LaSalle Bank National Association will serve as paying agent and registrar for the Certificates. The office of LaSalle Bank National Association responsible for performing its duties under the Pooling and Servicing Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securitization Trust Services Group, COMM 2005-LP5. LaSalle
Bank National Association is a Mortgage Loan Seller and an affiliate of ABN
AMRO Incorporated, one of the Underwriters.

     The Trustee and the Bond Administrator may resign at any time by giving written notice to the Depositor, the Bond Administrator (in the case of the
Trustee), the Servicer, the Special Servicer, the Trustee (in the case of the
Bond Administrator) and the Rating Agencies, provided that no such resignation will be effective until a successor has been appointed. Upon such notice, the
Servicer will appoint a successor trustee and the Trustee will appoint a successor bond administrator (which may be the Trustee). If no successor trustee or successor bond administrator is appointed within 30 days after the giving of such notice of resignation, the resigning Trustee or Bond
Administrator may petition the court for appointment of a successor trustee or successor bond administrator.

     The Servicer or the Depositor may remove the Trustee or the Bond
Administrator if, among other things, the Trustee or the Bond Administrator ceases to be eligible to continue as such under the Pooling and Servicing
Agreement or if at any time the Trustee or the Bond Administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the
Trustee or the Bond Administrator or of either of their property is appointed or any public officer takes charge or control of the Trustee or the Bond
Administrator or of either of their property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee or the Bond Administrator upon written notice to the
Depositor, the Servicer, the Trustee and the Bond Administrator. Any
resignation or removal of the Trustee or the Bond Administrator and appointment of a successor trustee or successor bond administrator will not become effective until acceptance of the appointment by the successor trustee or successor bond administrator. Notwithstanding the foregoing, upon any termination of the Trustee or the Bond Administrator under the Pooling and
Servicing Agreement, the Trustee or Bond Administrator, as applicable, will continue to be entitled to receive from the Trust all accrued and unpaid compensation and expenses through the date of termination plus, in the case of the Trustee, the reimbursement of all Advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the
Trustee or the Bond Administrator is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee or the Bond
Administrator, as applicable, necessary to effect the transfer of its responsibilities to the successor trustee or successor bond administrator, as applicable. Any successor trustee or bond administrator must have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be paid a monthly fee equal to a portion of the fee calculated at the "Trustee Fee
Rate" as described in the Pooling and Servicing Agreement (the "Trustee Fee"),
which constitutes a portion of the Servicing Fee. Pursuant to the Pooling and
Servicing Agreement, the Bond Administrator will be paid a monthly fee calculated at the "Bond Administrator Fee Rate" as described in the Pooling and
Servicing Agreement (the "Bond Administrator Fee"), which constitutes a portion of the Trustee Fee.

     The Trust will indemnify the Trustee and the Bond Administrator against any and all losses, liabilities, damages, claims or unanticipated expenses
(including reasonable attorneys' fees) arising in respect of the Pooling and
Servicing Agreement or the Certificates other than those resulting from the fraud, negligence, bad faith or willful misconduct of the Trustee or the Bond
Administrator, as applicable, or to the extent such party is indemnified pursuant to the second succeeding sentence. Neither the Trustee nor the Bond
Administrator will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any

                                     S-211

of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or Bond Administrator's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the
Servicer, the Special Servicer, the Depositor, the Paying Agent, the
Certificate Registrar and the Custodian will indemnify the Trustee, the Bond
Administrator and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and
Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth therein.

     The Bond Administrator will be the REMIC Administrator, as described in the prospectus. See "Description of the Pooling Agreements--Certain Matters
Regarding the Master Servicer, the Special Servicer, the REMIC Administrator
and the Depositor" in the prospectus.

DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of
"--The Trustee and the Bond Administrator" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the
Certificates or the Mortgage Loans, this prospectus supplement or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in
respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the lock box accounts, Reserve Accounts,
Collection Account, Distribution Account, Interest Reserve Account or any other account maintained by or on behalf of the Servicer, the Special Servicer or the
Bond Administrator, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the
Servicer or the Special Servicer under the Pooling and Servicing Agreement
(unless the Trustee has assumed the duties of the Servicer or the Special
Servicer as described above under "--Rights Upon Event of Default").

     If no Event of Default has occurred, and after the curing of all Events of
Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement to the extent set forth therein.

THE SERVICER

     Midland Loan Services, Inc. ("Midland") will be responsible for servicing the Mortgage Loans and Serviced Whole Loans (other than the Non-Serviced
Mortgage Loans) pursuant to the Pooling and Servicing Agreement (in such capacity, the "Servicer"). The 63 Madison Avenue Loan and the Lakeside Mall
Loan will be serviced by the GECMC Series 2005-C1 Servicer, which initially is
GEMSA Loan Services, L.P., pursuant to a separate pooling and servicing agreement.

     Midland, a subsidiary of PNC Bank, National Association, is a real estate financial services company that provides loan servicing and asset management for large pools of commercial

                                     S-212

and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 10851 Mastin Street, Building 82, Suite 700,
Overland Park, Kansas 66210. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as
"1" for each category. Midland is also a HUD/FHA-approved mortgagee and a
Fannie Mae-approved multifamily loan servicer.

     As of December 31, 2004, Midland was servicing approximately 14,452 commercial and multifamily loans with a principal balance of approximately
$98.4 billion. The collateral for such loans is located in all 50 states, the
District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,711 of such loans, with a total principal balance of approximately $72.3 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

     The Servicer may elect to subservice some or all of its servicing duties with respect to each of the Mortgage Loans.

     The Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

     The information set forth herein concerning Midland, as Servicer, has been provided by it. Accordingly, neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw the Master Servicing Fee from the Collection Account. The
"Master Servicing Fee" will be payable monthly and will accrue at a rate per annum (the "Master Servicing Fee Rate") that is a component of the Servicing
Fee Rate. In addition to the Master Servicing Fee, a separate primary servicing fee at a rate per annum of 0.02% calculated based on a 360-day year consisting of twelve 30-day months will be charged by the GECMC Series 2005-C1 Servicer with respect to each of the 63 Madison Avenue Loan and the Lakeside Mall Loan.
The "Servicing Fee" will be payable monthly on a loan-by-loan basis and will accrue at a percentage rate per annum (the "Servicing Fee Rate") set forth on
Annex A-1 to this prospectus supplement (under the heading "Administrative Fee
Rate") for each Mortgage Loan (including the General Motors Building B Loan)
and will include the Master Servicing Fee, the Trustee Fee, the Bond
Administrator Fee, and any fee for primary servicing functions (which varies with each Mortgage Loan) including amounts paid to the GECMC Series 2005-C1
Servicer. The Master Servicing Fee will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Master Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain
Reserve Accounts (to the extent consistent with the related Mortgage Loan
Documents), (ii) to the extent permitted by applicable law and the related
Mortgage Loans Documents, 50% of any loan modification, extension and assumption fees (for as long as the Mortgage Loan is not a Specially Serviced
Mortgage Loan at which point the Special Servicer will receive 100% of such fees), 100% of loan service transaction fees, beneficiary statement charges, or similar items (but not including Prepayment Premiums or Yield Maintenance
Charges), (iii) Net Prepayment Interest Excess, if any, and (iv) Net Default
Interest and any late payment fees collected by the Servicer during a
Collection Period on any non-Specially Serviced Mortgage

                                     S-213

Loan remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust relating to such Mortgage Loan; provided, however, that with respect to any Serviced Whole Loan the related Net Default Interest and late payments fees shall be allocated pro rata between the Mortgage Loan and the related Companion Loans (after netting out Property Advances and certain other
Trust expenses) in accordance with the related intercreditor agreement and the
Pooling and Servicing Agreement. In addition, provided that a Non-Serviced
Mortgage Loan is not in special servicing, the Servicer will be entitled to any net default interest and any late payment fees collected by the servicer servicing the related Non-Serviced Mortgage Loan that are allocated to such
Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related pooling and servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I
Advances and to reimburse the Trust for certain expenses of the Trust, if applicable, as provided in the Pooling and Servicing Agreement. The Servicer
will not be entitled to the amounts specified in clause (ii) and (iii) of this paragraph with respect to the Non-Serviced Mortgage Loans. If a Mortgage Loan
is a Specially Serviced Mortgage Loan, the Special Servicer will be entitled to the full amount of any modification, extension or assumption fees, as described below under "--Special Servicing." The Master Servicing Fee, the Trustee Fee
and the Bond Administrator Fee will accrue on the same basis as the Mortgage
Loans except that with respect to each of the 63 Madison Avenue Loan and the
Lakeside Mall Loan, the servicing fee of the GECMC Series 2005-C1 Servicer will be calculated on an a 360-day year consisting of twelve 30-day months.

     In connection with any Servicer Prepayment Interest Shortfall, the
Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under "Description of the Offered
Certificates--Prepayment Interest Shortfalls."

     The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing
Agreement). The Bond Administrator will withdraw monthly from the Distribution
Account the portion of the Servicing Fee payable to the Trustee and the Bond
Administrator.

SPECIAL SERVICING

     The Special Servicer. Lennar Partners, Inc., a Florida corporation (whose name is expected to change in April 2005 to LNR Property, Inc.) ("Lennar") and a subsidiary of LNR Property Holdings Ltd. ("LNR"), will initially be appointed under the Pooling and Servicing Agreement as special servicer of all of the
Mortgage Loans other than the Non-Serviced Mortgage Loans (in such capacity, the "Special Servicer"). Each of the 63 Madison Avenue Loan and the Lakeside
Mall Loan will be specially serviced by the GECMC Series 2005-C1 Special
Servicer, which initially is Lennar, pursuant to a separate pooling and servicing agreement.

     The principal executive offices of Lennar are located at 1601 Washington
Avenue, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600.
LNR, through its subsidiaries, affiliates and joint ventures are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties, (ii) investing in high-yield real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     LNR and its affiliates have regional offices located across the country in
Florida, Georgia, Oregon, Texas, Massachusetts, North Carolina and California
and in Europe in London, England, Paris, France and Munich, Germany.

     As of November 30, 2004, Lennar and its affiliates were managing a portfolio which included an original count of 18,200 assets in all 50 states and in Europe with an original face

                                     S-214

value of over $146 billion, most of which are commercial real estate assets.
Included in this managed portfolio are $140 billion of commercial real estate assets representing 140 securitization transactions, for which Lennar acts as special servicer.

     The Special Servicer may elect to subservice some or all of its special servicing duties with respect to each of the Mortgage Loans.

     The Pooling and Servicing Agreement will provide that more than one special servicer may be appointed, but only one special servicer may specially service any Mortgage Loan.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

     The information set forth herein concerning Lennar, as Special Servicer, has been provided by it. Accordingly, neither the Depositor nor the
Underwriters make any representation or warranty as to the accuracy or completeness of this information.

     It is expected that Allied Capital Corporation will be the initial
Controlling Class Representative and will be a sub-servicer of the Special
Servicer with respect to certain of the Mortgage Loans.

     The Directing Certificateholder. The Directing Certificateholder may at
any time with or without cause terminate substantially all of the rights and duties of the Special Servicer (other than with respect to the Non-Serviced
Mortgage Loans) and appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Special
Servicer, provided that in the event that the Directing Certificateholder is not the Controlling Class Representative, such Directing Certificateholder may only terminate and appoint a replacement Special Servicer with respect to the applicable Serviced Whole Loan. The Directing Certificateholder will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will be required to, promptly after receiving any such notice, notify the Rating Agencies. The designated replacement will become the replacement Special Servicer as of the date the
Trustee has received: (i) written confirmation from each rating agency stating that if the designated replacement were to serve as Special Servicer under the
Pooling and Servicing Agreement, none of the then-current ratings of any of the outstanding Classes of the Certificates or Companion Loan Securities, as
applicable, would be qualified, downgraded or withdrawn as a result thereof;
(ii) a written acceptance of all obligations of such replacement Special
Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as
Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and
Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms.
The existing Special Servicer will be deemed to have resigned from its duties under the Pooling and Servicing Agreement in respect of Specially Serviced
Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Special Servicer under the Pooling and Servicing
Agreement. Any replacement Special Servicer may be similarly so replaced by the
Directing Certificateholder.

     With respect to each of the 63 Madison Avenue Loan and the Lakeside Mall
Loan, the GECMC Series 2005-C1 Special Servicer may not be terminated and replaced without cause. See "Description of the Mortgage Pool--Split Loan
Structures--The 63 Madison Avenue Loan--Termination of GECMC Series 2005-C1
Special Servicer" and "--The Lakeside Mall Loan--Termination of GECMC Series
2005-C1 Special Servicer" in this prospectus supplement.

     The Directing Certificateholder will have no liability whatsoever to the
Trust Fund or any Certificateholder (except that if the Directing
Certificateholder is the Controlling Class

                                     S-215

Representative, other than to a Controlling Class Certificateholder and will have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the
Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties). By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Directing
Certificateholder may take actions that favor the interests of one or more
Classes of the Certificates over other Classes of the Certificates or one or more Companion Loan or B Loan holders over Certificateholders or other holders of the related Whole Loan, and that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of some
Classes of the Certificates or other holders of the related Whole Loan, that the Directing Certificateholder may act solely in its own interest (and if the
Directing Certificateholder is the Controlling Class Representative, the
interests of the holders of the Controlling Class), that the Directing
Certificateholder does not have any duties to the holders of any Class of
Certificates or other holders of the related Whole Loan (and if the Directing
Certificateholder is the Controlling Class Representative, other than the
Controlling Class), that the Directing Certificateholder that is not the
Controlling Class Representative may take actions that favor its own interest over the interests of Certificateholders or other holders of the related Whole
Loan (and if the Directing Certificateholder is the Controlling Class
Representative, such Directing Certificateholder may favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of Certificates), that the Directing Certificateholder that is not the Controlling Class Representative, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in its own interests (and if the Directing
Certificateholder is the Controlling Class Representative, in the interests of the holders of the Controlling Class), and that the Directing Certificateholder will have no liability whatsoever for having so acted, and no Certificateholder or Companion Loan Noteholder may take any action whatsoever against the
Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

     The "Controlling Class" will be, as of any date of determination, the
Class of Principal Balance Certificates with the latest alphabetical Class designation that has a then aggregate Certificate Balance at least equal to 25%
of the initial aggregate Certificate Balance of such Class of Principal Balance
Certificates as of the Closing Date. As of the Closing Date, the Controlling
Class will be the Class P Certificates. For purposes of determining the
Controlling Class, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4
and Class A-1A Certificates collectively will be treated as one Class.

     The "Directing Certificateholder" means:

     o with respect to any Mortgage Loan, other than any Whole Loan, the
       Controlling Class Representative;

     o with respect to the General Motors Building Whole Loan, (a) prior to a
       General Motors Building Change of Control Event, the Class GMB Directing
       Certificateholder and (b) so long as a General Motors Building Change of
       Control Event exists, the noteholders then holding a majority of the outstanding principal balance of the General Motors Building Senior
       Loans;

     o with respect to the Loews Miami Beach Loan and the Wellpoint Office
       Tower Loan, the noteholders then holding a majority of the outstanding principal balance of the related Whole Loan;

     o with respect to the FedEx-Bellingham Loan, the Controlling Class
       Representative, except that the holder of the FedEx-Bellingham B Loan will have certain rights as

                                     S-216

      described under the "Description of the Mortgage Pool--Split Loan
      Structures--Rights of the Holder of the FedEx-Bellingham B Loan" in this prospectus supplement.

provided, however, that if noteholders then holding a majority of the outstanding principal balance of the General Motors Building Senior Loans, the
Loews Miami Beach Whole Loan or the Wellpoint Office Tower Whole Loan are not
able to agree on a course of action that satisfies the Servicing Standard within 45 days after receipt of a request for consent to any action by the
Servicer or the Special Servicer, as applicable, the Controlling Class
Representative will be entitled to direct the Servicer or the Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the Pooling and Servicing Agreement.

     The "Controlling Class Representative" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Bond
Administrator from time to time; provided, however, that (i) absent such selection, or (ii) until a Controlling Class Representative is so selected or
(iii) upon receipt of a notice from a majority of the Controlling Class
Certificateholders, by Certificate Balance, that a Controlling Class
Representative is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Bond Administrator from time to time by such holder (or Certificate Owner).

     Servicing Transfer Event. The duties of the Special Servicer relate to
Specially Serviced Mortgage Loans and to any REO Property. The Pooling and
Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan (other than the Non-Serviced Mortgage Loans) and any Serviced
Whole Loan with respect to which: (i) either (x) with respect to any Mortgage
Loan or Serviced Whole Loan other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Whole Loan at its maturity date or, if the maturity date of such Mortgage has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage
Loan or Serviced Whole Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Servicer, who shall promptly deliver a copy to the Special
Servicer and the Controlling Class Representative within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled
Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan and (D) the Controlling Class
Representative consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the Servicer, who shall have promptly delivered a copy to the Special Servicer and the Controlling Class Representative, on or
before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer and the Controlling Class
Representative, and the borrower continues to make its Assumed Scheduled
Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date and
(2) the termination of the refinancing commitment; (ii) any Monthly Payment
(other than a Balloon Payment) is 60 days or more delinquent; (iii) the date upon which the Servicer or Special Servicer (with the Controlling Class
Representative's consent) determines that a payment default or any other default under the applicable Mortgage Loan Documents that (with respect to such other default) would materially impair the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Whole Loan or otherwise would materially adversely affect the interests of Certificateholders and, if applicable, the holders of the related Serviced Companion Loans or related B Loan and would continue unremedied beyond the applicable

                                     S-217

grace period under the terms of the Mortgage Loan or Serviced Whole Loan (or, if no grace period is specified, for 60 days and provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a Balloon Payment, for at least 30 days,
(iv) the date upon which the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that if such decree or order has been dismissed, discharged or stayed within 60 days thereafter, the
Mortgage Loan or Serviced Whole Loan will no longer be a Specially Serviced
Mortgage Loan and no Special Servicing Fees will be payable with respect thereto; (v) the date on which the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property; (vi) the date on which the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; (vii) a default, of which the Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and which in the opinion of the Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Controlling Class
Representative) materially and adversely affects the interests of the
Certificateholders or any holder of a Serviced Companion Loan or related B
Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or
Serviced Whole Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or (viii) the date on which the Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each, a "Servicing Transfer
Event"); provided, however, that a Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Mortgage Loan (each, a "Corrected Mortgage
Loan") (A) with respect to the circumstances described in clauses (i) and (ii), above, when the borrower thereunder has brought the Mortgage Loan or Serviced
Whole Loan current and thereafter made three consecutive full and timely
Monthly Payments, including pursuant to any workout of the Mortgage Loan or
Serviced Whole Loan, (B) with respect to the circumstances described in clause
(iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured;
provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Whole Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     If a Servicing Transfer Event exists with respect to the Mortgage Loan included in a Serviced Whole Loan, then it will also be deemed to exist with respect to the related Serviced Companion Loans. If a servicing transfer event under GECMC Series 2005-C1 Pooling and Servicing Agreement, as applicable, exists with respect to a Companion Loan related to a Non-Serviced Mortgage
Loan, then it will also be deemed to exist with respect to the related
Non-Serviced Mortgage Loan. The Whole Loans are intended to always be serviced or specially serviced, as the case may be, together. If any Mortgage Loan in a group of cross-collateralized Mortgage Loans becomes a Specially Serviced Loan, subject to approval by the Controlling Class Representative, each other
Mortgage Loan in such group of cross-collateralized Mortgage Loans shall also become a Specially Serviced Loan.

     The right of the Class GMB Directing Certificateholder to effect a General
Motors Building Cure Event is subject to the limitation that there be no more than three consecutive General

                                     S-218

Motors Building Cure Events, no more than an aggregate of three General Motors
Building Cure Events in any twelve calendar month period and no more than nine
General Motors Building Cure Events during the term of the General Motors
Building Whole Loan.

     In addition, so long as the Class GMB Directing Certificateholder is exercising its right to cure a monetary event of default under the General
Motors Building Whole Loan pursuant to the related intercreditor agreement, neither the Servicer nor the Special Servicer may treat such event of default as such for purposes of accelerating the General Motors Building Whole Loan, commencing foreclosure proceedings or making a determination to transfer the
General Motors Building Whole Loan to special servicing. See also "Description of the Mortgage Pool--Split Loan Structures--Rights of the Class GMB Directing
Certificateholder and the Holders of the General Motors Building Senior
Loans--Cure Rights" in this prospectus supplement.

     A servicing transfer event under the Pooling and Servicing Agreement with respect to the FedEx-Bellingham Whole Loan, will generally be delayed if the holder of the related B Loan is making all cure payments required by the related intercreditor agreement.

     Asset Status Report. The Special Servicer will prepare a report (an "Asset
Status Report") for each Mortgage Loan (other than the Non-Serviced Mortgage
Loans) and each Serviced Whole Loan which becomes a Specially Serviced Mortgage
Loan not later than 30 days after the servicing of such Mortgage Loan or such
Serviced Whole Loan is transferred to the Special Servicer. Each Asset Status
Report will be delivered to the Servicer, the Controlling Class Representative
and the Rating Agencies. If the Controlling Class Representative does not disapprove an Asset Status Report within 10 business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report;
provided, however, that the Special Servicer may not take any actions that are contrary to applicable law or the terms of the applicable Mortgage Loan
Documents. The Controlling Class Representative may object to any Asset Status
Report within 10 business days of receipt; provided, however, that the Special
Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the
Servicing Standard that the objection is not in the best interests of all the
Certificateholders (and with respect to a Serviced Whole Loan, the holders of the related Serviced Companion Loans). If the Controlling Class Representative
disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. In any event, if the
Controlling Class Representative does not approve an Asset Status Report within
60 business days from the first submission of an Asset Status Report, the
Special Servicer may act upon the most recently submitted form of Asset Status
Report and in compliance with the Servicing Standard. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing
Standard, that such objection is not in the best interests of all the
Certificateholders and the holders of the related Serviced Companion Loans, if applicable. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Controlling Class Representative may have. Notwithstanding the foregoing, with respect to any Serviced Whole
Loan, the Directing Certificateholder shall be entitled to a comparable Asset
Status Report, but the procedure and timing for approval by the Directing
Certificateholder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing
Agreement.

     Certain Rights of the Controlling Class Representative. In addition to its rights and obligations with respect to Specially Serviced Mortgage Loans, the
Special Servicer has the right to approve any modification, whether or not the applicable Mortgage Loan or Serviced Companion Loan is a Specially Serviced
Mortgage Loan, to the extent described above under "--Modifications" and to approve any waivers of due-on-sale or due-on-encumbrance clauses

                                     S-219

as described above under "--Enforcement of "Due-on-Sale" and "Due-on
Encumbrance" Clauses," whether or not the applicable Mortgage Loan or Serviced
Companion Loan is a Specially Serviced Mortgage Loan. With respect to non-Specially Serviced Mortgage Loans, the Servicer must notify the Special
Servicer of any request for approval (a "Request for Approval") received relating to the Special Servicer's above-referenced approval rights and forward to the Special Servicer its written recommendation, analysis and any other information or documents reasonably requested by the Special Servicer (to the extent such information or documents are in the Servicer's possession). The
Special Servicer will have 10 business days (from the date that the Special
Servicer receives the information it requested from the Servicer) to analyze and make a recommendation with respect to a Request for Approval with respect to a non-Specially Serviced Mortgage Loan and, immediately following such 10 business day period, is required to notify the Controlling Class Representative of such Request for Approval and its recommendation with respect thereto.
Following such notice, the Controlling Class Representative will have five business days from the date it receives the Special Servicer recommendation and any other information it may reasonably request to approve any recommendation of the Special Servicer relating to any Request for Approval. In any event, if the Controlling Class Representative does not respond to a Request for Approval within the required 5 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative. With respect to a Specially Serviced Mortgage Loan, the Special Servicer must notify the
Controlling Class Representative of any Request for Approval received relating to the Controlling Class Representative's above-referenced approval rights and its recommendation with respect thereto. The Controlling Class Representative will have 10 business days to approve any recommendation of the Special
Servicer relating to any such Request for Approval. In any event, if the
Controlling Class Representative does not respond to any such Request for
Approval within the required 10 business days, the Special Servicer may deem its recommendation approved by the Controlling Class Representative.
Notwithstanding the foregoing, with respect to any Serviced Whole Loan, the
Directing Certificateholder shall be entitled to a comparable Request for
Approval, but the procedure and timing for approval by the Directing
Certificateholder of the related Request for Approval will be governed by the terms of the related intercreditor agreement and the Pooling and Servicing
Agreement.

     The Controlling Class may have conflicts of interest with other Classes of
Certificates or with the Trust. The Controlling Class Representative has no duty to act in the interests of any Class other than the Controlling Class.

     Neither the Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the Controlling
Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC
Regulations.

     The Servicer and the Special Servicer, as applicable, will be required to discuss with the Controlling Class Representative, on a monthly basis, the performance of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or
Serviced Whole Loan that (i) is a Specially Serviced Mortgage Loan, (ii) is delinquent, (iii) has been placed on a "Watch List" or (iv) has been identified by the Servicer or Special Servicer, as exhibiting deteriorating performance.

     With respect to the 63 Madison Avenue Loan, any decision to be made with respect to the 63 Madison Avenue Whole Loan that requires the approval of the majority certificateholder of the controlling class under the GECMC Series
2005-C1 Pooling and Servicing Agreement (other than removal of the GECMC Series
2005-C1 Special Servicer) will require the approval of the Controlling Class
Representative.

     With respect to the Lakeside Mall Loan, any decision to be made with respect to the Lakeside Mall Whole Loan that requires the approval of the majority certificateholder of the controlling class under the GECMC Series
2005-C1 Pooling and Servicing Agreement (other than removal of the GECMC Series
2005-C1 Special Servicer) will require the approval of

                                     S-220

noteholders (or their designees) then holding a majority of the outstanding principal balance of the Lakeside Mall Whole Loan (including the Controlling
Class Representative). If noteholders (or their designees) then holding a majority of the outstanding principal balance of the Lakeside Mall Whole Loan are not able to agree on a course of action that satisfies the servicing standard set forth under the GECMC Series 2005-C1 Pooling and Servicing
Agreement within 30 days after receipt of a request for consent to any action by the GECMC Series 2005-C1 Servicer or the GECMC Series 2005-C1 Special
Servicer, as applicable, the majority certificateholder of the controlling class under the GECMC Series 2005-C1 Pooling and Servicing Agreement will be entitled to direct the GECMC Series 2005-C1 Servicer or the GECMC Series
2005-C1 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GECMC Series 2005-C1 Pooling and
Servicing Agreement. The Controlling Class Representative will be designated in the Pooling and Servicing Agreement to be the party entitled exercise the rights of the holder of the Lakeside Mall Loan.

     Special Servicing Compensation. Pursuant to the Pooling and Servicing
Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Collection Period, equal to
0.25% per annum of the Stated Principal Balance of each related Specially
Serviced Mortgage Loan and REO Loan (the "Special Servicing Fee") other than the Non-Serviced Mortgage Loans. The GECMC Series 2005-C1 Special Servicer will accrue a comparable special servicing fee with respect to each of the 63
Madison Avenue Whole Loan and the Lakeside Mall Whole Loan under the GECMC
Series 2005-C1 Pooling and Servicing Agreement.

     The Special Servicer will not be entitled to retain any portion of the
Excess Interest paid on the ARD Loans.

     A "Workout Fee" will in general be payable to the Special Servicer with respect to each Mortgage Loan (other than the Non-Serviced Mortgage Loans) or
Serviced Whole Loan that ceases to be a Specially Serviced Mortgage Loan pursuant to the definition thereof. As to each such Mortgage Loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, the Workout Fee will be payable out of, and will be calculated by application of, a "Workout Fee
Rate" of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan or Serviced Whole Loan for so long as it remains a Corrected
Mortgage Loan. The Workout Fee with respect to any such Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage
Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or
Serviced Whole Loan again ceases to be a Specially Serviced Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans or
Serviced Whole Loans that cease to be Specially Serviced Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage
Loans and that had ceased being Specially Serviced Mortgage Loans (or for any
Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage
Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage
Loan) at the time of such termination or resignation (and the successor Special
Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. The GECMC Series 2005-C1 Special Servicer will accrue a comparable workout fee with respect to each of the 63 Madison Avenue
Whole Loan and the Lakeside Mall Whole Loan, in each case, under the GECMC
Series 2005-C1 Pooling and Servicing Agreement.

     A "Liquidation Fee" will be payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Loan or Mortgage Loan
repurchased by a Mortgage Loan

                                     S-221

Seller outside of the applicable cure period, in each case, as to which the
Special Servicer obtains a full, partial or discounted payoff from the related borrower or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO
Property as to which the Special Servicer recovered any proceeds ("Liquidation
Proceeds"). As to each such Specially Serviced Mortgage Loan and REO Property or Mortgage Loan repurchased by a Mortgage Loan Seller outside of the applicable cure period, the Liquidation Fee will be payable from, and will be calculated by application of, a "Liquidation Fee Rate" of 1.0% to the related payment or proceeds. The GECMC Series 2005-C1 Special Servicer will accrue a comparable liquidation fee with respect to each of the 63 Madison Avenue Whole
Loan and the Lakeside Mall Whole Loan, in each case, under the GECMC Series
2005-C1 Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

     o the purchase of any Specially Serviced Mortgage Loan or REO Property by
       the Servicer, the Special Servicer or the Controlling Class
       Representative,

     o the purchase of all of the Mortgage Loans and REO Properties by the
       Servicer, the Special Servicer or the Controlling Class Representative in
       connection with the termination of the Trust,

     o a repurchase of a Mortgage Loan by a Mortgage Loan Seller due to a
       breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain time periods (including any applicable extension thereof) set forth in the Pooling and Servicing
       Agreement,

     o the purchase of the General Motors Building Loan by the holder of the related Class GMB Directing Certificateholder, unless the General Motors
       Building Loan is purchased more than 90 days after the Class GMB
       Directing Certificateholder received notice of the default giving rise to the right of such holder to purchase the Mortgage Loan;

     o the purchase of the FedEx-Bellingham Loan by the holder of the related B
       Loan, and

     o the purchase of a Mortgage Loan by the holder of any related mezzanine debt unless the related mezzanine documents require the purchaser to pay such fees.

     If, however, Liquidation Proceeds are received with respect to any
Specially Serviced Mortgage Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a
Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation
Proceeds received on any Mortgage Loan or Specially Serviced Mortgage Loan.

     In addition, the Special Servicer will be entitled to receive:

     o any loan modification, extension and assumption fees related to the
       Specially Serviced Mortgage Loans (which will not include the
       Non-Serviced Mortgage Loans),

     o any income earned on deposits in the REO Accounts,

     o 50% of any extension fees, modification and assumption fees of non-Specially Serviced Mortgage Loans (other than the Non-Serviced
       Mortgage Loans), and

     o any late payment fees collected by the Servicer during a Collection
       Period on any Specially Serviced Mortgage Loan remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Trust for certain expenses of the Trust with respect to such Mortgage Loan;
       provided, however, that with respect to any Mortgage Loan that has a related Serviced Companion Loan, late payment fees will be allocated as provided in the related intercreditor agreement and the Pooling and
       Servicing Agreement.

     The GECMC Series 2005-C1 Special Servicer will be entitled to comparable fees with respect to each of the 63 Madison Avenue Loan and the Lakeside Mall
Loan.

                                      S-222

SERVICING OF THE NON-SERVICED MORTGAGE LOANS

     The 63 Madison Avenue Loan and the Lakeside Mall Loan

     Pursuant to the terms of the related intercreditor agreement, all of the mortgage loans comprising the 63 Madison Avenue Whole Loan and the Lakeside
Mall Whole Loan are being serviced under the provisions of the GECMC Series
2005-C1 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing
Agreement. In that regard,

     o LaSalle Bank National Association, which is the trustee under the GECMC
       Series 2005-C1 Pooling and Servicing Agreement (the "GECMC Series 2005-C1
       Trustee"), is, in that capacity, the lender of record with respect to the mortgaged property securing each of the 63 Madison Avenue Whole Loan and the Lakeside Mall Whole Loan;

     o GEMSA Loan Services, L.P., which is the master servicer under the GECMC
       Series 2005-C1 Pooling and Servicing Agreement (the "GECMC Series 2005-C1
       Servicer"), is, in that capacity, the master servicer for each of the 63
       Madison Avenue Whole Loan and the Lakeside Mall Whole Loan under the
       GECMC Series 2005-C1 Pooling and Servicing Agreement. However, P&I
       Advances with respect to each of the 63 Madison Avenue Loan and the
       Lakeside Mall Loan will be made by the Servicer or the Trustee, as applicable, as described in "The Pooling and Servicing
       Agreement--Advances" in the prospectus supplement; and

     o Lennar Partners, Inc., which is the special servicer of each of the 63
       Madison Avenue Whole Loan and the Lakeside Mall Whole Loan under the
       GECMC Series 2005-C1 Pooling and Servicing Agreement (the "GECMC Series
       2005-C1 Special Servicer"), is, in that capacity, the special servicer with respect to each of the 63 Madison Avenue Whole Loan and the Lakeside
       Mall Whole Loan under the GECMC Series 2005-C1 Pooling and Servicing
       Agreement.

      The Controlling Class Representative will not have any rights with respect to the servicing and administration of each of the 63 Madison Avenue Loan and the Lakeside Mall Loan under the GECMC Series 2005-C1 Pooling and Servicing
Agreement except as set forth under "Description of the Mortgage Pool--Split
Loan Structures--The 63 Madison Avenue Loan" and "--The Lakeside Mall Loan" in
this prospectus supplement.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     Midland, the initial Servicer, and Lennar, the initial Special Servicer, are permitted to purchase any Class of Certificates. Such a purchase by the
Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing
Agreement provides that the Servicer or Special Servicer will administer the
Mortgage Loans or Serviced Whole Loans in accordance with the Servicing
Standard, without regard to ownership of any Certificate by the Servicer or
Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Bond Administrator Reports

     Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Bond Administrator, the Bond
Administrator will prepare and make available on each Distribution Date to each
Certificateholder, the Depositor, the Servicer, the Special Servicer, the
Trustee, each Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates (i) a statement (a "Distribution Date Statement")
and (ii) a report containing information regarding the Mortgage Loans as of the

                                     S-223

end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans." The Bond
Administrator will also be required to prepare a reconciliation of funds report, as specified in the Pooling and Servicing Agreement.

     Certain information regarding the Mortgage Loans will be made accessible at the website maintained by LaSalle Bank National Association at
www.etrustee.net or such other mechanism as the Bond Administrator may have in place from time to time.

     After all of the Certificates have been sold by the Underwriters, certain information will be made accessible on the website maintained by the Servicer as the Servicer may have in place from time to time.

     Servicer Reports

     The Servicer is required to deliver to the Bond Administrator prior to each Distribution Date, and the Bond Administrator is to make available to each
Certificateholder, each holder of a Serviced Companion Loan, the Depositor, each Underwriter, each Rating Agency, the Special Servicer, the Controlling
Class Representative and, if requested, any potential investor in the
Certificates, on each Distribution Date, the following CMSA reports:

     o A "comparative financial status report."

     o A "delinquent loan status report."

     o A "historical loan modification and corrected mortgage loan report."

     o A "historical liquidation report."

     o An "REO status report."

     o A "Servicer watch list."

     o A loan level reserve/LOC report.

     In addition, the Servicer will deliver to the Bond Administrator an additional monthly report regarding recoveries and reimbursements, if applicable, relating to, among other things, Workout Delayed Reimbursement
Amounts.

     Subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CMSA Reports; provided, however, the Bond Administrator will provide
Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO
Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer no later than four business days prior to the related Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer, the Bond Administrator or the Trustee
will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the
Special Servicer, the Bond Administrator or the Trustee, as applicable.

     The Trustee, the Bond Administrator, the Servicer and the Special Servicer
will be indemnified by the Trust against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Whole Loan and reasonably relied upon by such party.

     The Servicer is also required to deliver to the Bond Administrator and the
Rating Agencies the following materials, which Operation Statement Analysis
Report and NOI Adjustment Worksheet shall be delivered in electronic format and any items relating thereto may be delivered in electronic or paper format:

                                     S-224

          (a) Annually, on or before June 30 of each year, commencing with June
     30, 2006, with respect to each Mortgaged Property and REO Property, an
     "Operating Statement Analysis Report" together with copies of the related operating statements and rent rolls (but only if the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information) for such Mortgaged Property or REO Property for the preceding calendar year-end, if available. The Servicer (or the Special
     Servicer in the case of Specially Serviced Mortgage Loans and REO
     Properties) is required to use its best reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and promptly update the Operating Statement Analysis Report.

          (b) Within 60 days of receipt by the Servicer (or within 45 days of receipt by the Special Servicer with respect to any Specially Serviced
     Mortgage Loan or REO Property) of annual year-end operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI
     Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the
     Pooling and Servicing Agreement to "normalize" the full year-end net operating income or net cash flow and debt service coverage numbers used by the Servicer or Special Servicer in the other reports referenced above.

     The Bond Administrator is to make available a copy of each Operating
Statement Analysis Report and NOI Adjustment Worksheet that it receives from the Servicer upon request to the Depositor, each Underwriter, the Controlling
Class Representative, each Rating Agency, the Certificateholders and the
Special Servicer promptly after its receipt thereof. Any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a
Mortgaged Property or REO Property in the possession of the Bond Administrator upon request.

     In addition, within a reasonable period of time after the end of each calendar year, the Bond Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to
Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Bond Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust.

OTHER INFORMATION

     The Pooling and Servicing Agreement will require that the Bond
Administrator make available at its offices, during normal business hours, for review by any Certificateholder, any holder of a Serviced Companion Loan (with respect to items (iv)-(vii) below, only to the extent such information relates to the related Serviced Companion Loan), the Depositor, the Servicer, the
Special Servicer, any Rating Agency or any potential investor in the
Certificates, originals or copies of, among other things, the following items
(except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents): (i) the Pooling and Servicing Agreement and
any amendments thereto, (ii) all Distribution Date Statements made available to holders of the relevant Class of Offered Certificates since the Closing Date,
(iii) all annual officers' certificates and accountants' reports delivered by the Servicer and the Special Servicer to the Bond Administrator since the
Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property and delivered to the Bond Administrator, (v) the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail
"sales information," if any, collected by or on behalf of the Servicer or the
Special Servicer with respect to each Mortgaged Property and

                                     S-225

delivered to the Bond Administrator, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Whole Loan entered into by the Servicer and/or the Special Servicer and delivered to the Bond
Administrator, and (vii) any and all officers' certificates and other evidence delivered to or by the Bond Administrator to support the Servicer's, the
Special Servicer's or the Trustee's, as the case may be, determination that any
Advance, if made, would not be recoverable. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Bond Administrator to the extent such documents are in the Bond
Administrator's possession.

                                     S-226

                                USE OF PROCEEDS

     The net proceeds from the sale of Offered Certificates will be used by the
Depositor to pay part of the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary and the discussion in the prospectus under the heading "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and constitute the opinion of
Cadwalader, Wickersham & Taft LLP as to the accuracy of matters discussed herein and therein. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion are based on the applicable provisions of the Code, as well as regulations (the "REMIC Regulations")
promulgated by the U.S. Department of the Treasury as of the date hereof.
Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

     Elections will be made to treat designated portions of the Trust
(exclusive of Excess Interest and related amounts in the Grantor Trust
Distribution Account) and proceeds thereof (such non-excluded portion of the
Trust, the "Trust REMICs"), as two separate REMICs within the meaning of Code
Section 860D (the "Lower-Tier REMIC" and the "Upper-Tier REMIC"). The
Lower-Tier REMIC will hold the Mortgage Loans, proceeds thereof held in the
Collection Account, the Interest Reserve Account, the Lower-Tier Distribution
Account, the Excess Liquidation Proceeds Account and any related REO Property, and will issue several uncertificated classes of regular interests (the
"Lower-Tier Regular Interests") to the Upper-Tier REMIC and the Class LR
Certificates, which will represent the sole class of residual interests in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular
Interests and the Upper-Tier Distribution Account in which distributions on the
Lower-Tier Regular Interests will be deposited, and will issue the Class X-C,
Class X-P, Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates (the
"Regular Certificates") and the Class GMB Certificates as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii)
compliance with the Pooling and Servicing Agreement, (iii) compliance with the
GECMC Series 2005-C1 Pooling and Servicing Agreement and the continuing qualification of the REMICs governed thereby and (iv) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury
("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham &
Taft LLP, the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a
REMIC. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier
REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portions of the Trust Fund consisting of the Excess Interest, which is beneficially owned by the Class Q Certificates, and related amounts in the
Grantor Trust Distribution Account, will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the
Code.

                                     S-227

     The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C) of the Code, for domestic building and loan associations to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and manufactured housing properties (other than recreational vehicle resorts). As of the Cut-off Date, Mortgage Loans secured by multifamily properties and manufactured housing properties represented approximately 15.27% of the Mortgage Loans (other than the General
Motors Building B Loan) by Initial Outstanding Pool Balance.

     The Offered Certificates will be treated as "real estate assets," within the meaning of Section 856(c)(5)(B) of the Code, for real estate investment trusts and interest thereon will be treated as "interest on mortgages on real property," within the meaning of Section 856(c)(3)(B) of the Code, to the extent described in the prospectus under the heading "Federal Income Tax
Consequences for REMIC Certificates--Status of REMIC Certificates." Mortgage
Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

     The Offered Certificates will be treated as "regular interests" in the
Upper-Tier REMIC and therefore generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the
Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The IRS has issued Treasury Regulations under Sections 1271 to 1275 of the
Code generally addressing the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Purchasers of the Offered
Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. The OID
Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Certificates may be able to select a method for recognizing any original issue discount that differs from that used by the Bond Administrator in preparing reports to Certificateholders and the IRS. Prospective purchasers of Certificates are advised to consult their tax advisors concerning the treatment of any original issue discount with respect to purchased Certificates. See "Federal Income Tax Consequences for
REMIC Certificates-- Taxation of Regular Certificates--Original Issue Discount"
in the prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-P Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Class (assuming the weighted average Net
Mortgage Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over its issue price (including accrued interest from April 1, 2005). Any "negative" amounts of original issue discount on the Class X-P Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals or original issue discount, if any.
Finally, a holder of any Class X-P Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Whether any holder of any Class of Offered Certificates, other than the
Class X-P Certificates, will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. It is anticipated that the Offered
Certificates, other than the Class X-P Certificates, will be issued [at a premium] for federal income tax purposes. Holders of each such Class of
Certificates should consult their

                                     S-228

tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Premium" in the prospectus.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, provided that it is assumed that each
ARD Loan will prepay in full on its Anticipated Repayment Date. See "Yield and
Maturity Considerations" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be distributed to the holders of each Class of
Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or a Yield Maintenance
Charge should be taxed to the holder of a Class of Certificates entitled to a
Prepayment Premium or a Yield Maintenance Charge. For federal income tax reporting purposes, Prepayment Premiums and Yield Maintenance Charges will be treated as income to the holders of a Class of Certificates entitled to
Prepayment Premiums and Yield Maintenance Charges only after the Servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge as to
which such Class of Certificates is entitled under the terms of the Pooling and
Servicing Agreement. It appears that Prepayment Premiums and Yield Maintenance
Charges are to be treated as ordinary income rather than capital gain.

     For a discussion of the tax consequences of the acquisition ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia or is a foreign estate or trust, see
"Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain
Foreign Investors--Regular Certificates" in the prospectus.

                             ERISA CONSIDERATIONS

     The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security
Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or
Similar Law. There are certain exemptions issued by the United States
Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted an administrative exemption to Deutsche Bank Securities Inc. as Department Final
Authorization Number 97-03E, as amended by Prohibited Transaction Exemption
("PTE") 2002-41 (the "DBS Exemption"), ABN AMRO Incorporated as Department
Final Authorization Number 98-08E, as amended by PTE 2002-41 (the "ABN
Exemption"), and PNC Capital Markets, Inc. as PTE 98-08, as amended by PTE
2002-41 (the "PNC Exemption" and collectively with the DBS Exemption and the
ABN Exemption, the "Exemption"), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriters. The
Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered
Certificates, underwritten by the co-lead managers, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include

                                     S-229

mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

          (1) The acquisition of Offered Certificates by a Plan is on terms
     (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from any of S&P, Moody's or Fitch;

          (3) The Trustee must not be an affiliate of any other member of the
     Restricted Group (as defined below) other than an Underwriter;

          (4) The sum of all payments made to and retained by the co-lead managers in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the
     Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          (5) The Plan investing in the Certificates is an "accredited investor"
     as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
     Commission under the Securities Act of 1933.

     The Trust must also meet the following requirements:

          (i) the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Offered
     Certificates pursuant to the Exemption; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

     If all of the conditions of the Exemption are met, then whether or not a
Plan's assets would be deemed to include an ownership interest in the Mortgage
Loans in the Mortgage Pool, the acquisition, holding and resale by Plans of the
Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

     Moreover, the Exemption can provide relief from certain self-dealing/
conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the
Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust; (c) the Plan's investment in certificates of any class does not

                                     S-230

exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Exemption does not apply to the purchasing or holding of Offered
Certificates by Plans sponsored by the Depositor, the Underwriters, the
Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, any party considered a "sponsor"
within the meaning of the Exemption, or any affiliate of such parties (the
"Restricted Group").

     The co-lead managers believe that the conditions to the applicability of their respective Exemption will generally be met with respect to the Offered
Certificates, other than possibly those conditions which are dependent on facts unknown to the co-lead managers or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the
Exemption or the availability of any other prohibited transaction exemptions or similar exemption under Similar Law, and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as some of the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

     Any fiduciary of a Plan considering whether to purchase an Offered
Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of
ERISA and the Code to such investment. See "Certain ERISA Considerations" in the prospectus.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     No representation is made as to the proper characterization of the Offered
Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. These uncertainties may adversely affect the liquidity of the
Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered
Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                                     S-231

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting
Agreement, dated April   , 2005 (the "Underwriting Agreement"), Deutsche Bank
Securities Inc. ("DBS"), ABN AMRO Incorporated ("ABN"), PNC Capital Markets,
Inc. ("PNC Capital"), Banc of America Securities LLC ("Banc of America"),
Citigroup Global Markets Inc. ("Citigroup") and Wachovia Capital Markets, LLC
("Wachovia") (collectively, the "Underwriters") have agreed to purchase and the
Depositor has agreed to sell to the Underwriters the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about
[   ], 2005, against payment therefor in immediately available funds. DBS and
ABN will act as co-lead managers of the offering of the Offered Certificates and PNC Capital, Banc of America, Citigroup and Wachovia are acting as co-managers and underwriters of the offering of Offered Certificates. DBS is acting as sole bookrunner of the offering.

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate
Balances or Notional Balance, as applicable, of each class of Offered
Certificates set forth below, subject in each case to a variance of 5%:

                       DEUTSCHE BANK      ABN AMRO      PNC CAPITAL    BANC OF
        CLASS         SECURITIES INC.   INCORPORATED   MARKETS, INC.   AMERICA   CITIGROUP   WACHOVIA
-------------------- ----------------- -------------- --------------- --------- ----------- ---------

Class A-1 ..........      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class A-2 ..........      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class A-3 ..........      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class A-SB .........      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class A-4 ..........      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class A-1A .........      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class X-P ..........      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class A-J ..........      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class B ............      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class C ............      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]
Class D ............      $[   ]           $[   ]         $[   ]        $[   ]    $[   ]      $[   ]

     The Underwriting Agreement provides that the obligation of each
Underwriter to pay for and accept delivery of its Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the
Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriters may be
effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting
expenses payable by the Depositor, will be approximately    % of the aggregate
Certificate Balance of the Offered Certificates, plus accrued interest. Each
Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered
Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the
Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

                                     S-232

     DBS is an affiliate of GACC, one of the Mortgage Loan Sellers and an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the Depositor;
ABN is an affiliate of LaSalle, one of the Mortgage Loan Sellers and the Bond
Administrator; and PNC Capital is an affiliate of PNC Bank, one of the Mortgage
Loan Sellers.

     The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the
Underwriters against certain civil liabilities under the Securities Act of
1933, as amended, or contribute to payments to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered
Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the
Offered Certificates will be the reports distributed by the Bond Administrator discussed in this prospectus supplement under "The Pooling and Servicing
Agreement--Reports to Certificateholders; Available Information." Except as
described in this prospectus supplement under "The Pooling and Servicing
Agreement--Reports to Certificateholders; Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered
Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.
Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Cadwalader, Wickersham & Taft LLP, New York, New
York.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investor's
Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"):

                         CLASS             S&P     MOODY'S
                  ---------------------   -----   --------
                  Class A-1 ...........    AAA       Aaa
                  Class A-2 ...........    AAA       Aaa
                  Class A-3 ...........    AAA       Aaa
                  Class A-SB ..........    AAA       Aaa
                  Class A-4 ...........    AAA       Aaa
                  Class A-1A ..........    AAA       Aaa
                  Class X-P ...........    AAA       Aaa
                  Class A-J ...........    AAA       Aaa
                  Class B .............     AA       Aa2
                  Class C .............    AA-       Aa3
                  Class D .............     A        A2

     The "Rated Final Distribution Date" of each Class of Certificates is the
Distribution Date in May 2043.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final

                                     S-233

Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the
Mortgage Pool is adequate to make payments required under the Certificates.
Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments
(both voluntary and involuntary) by borrowers, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums,
Default Interest or the timing or frequency of the receipt thereof. In general, the ratings address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience. The ratings do not address the fact that the
Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                     S-234

                            INDEX OF PRINCIPAL TERMS

                                              PAGE
                                            ------
63 Madison Avenue Loan .................      S-94
63 Madison Avenue Pari Passu
   Loan ................................      S-94
63 Madison Avenue Whole Loan ...........      S-94
ABN ....................................     S-232
ABN Exemption ..........................     S-229
Advance Rate ...........................     S-183
Advances ...............................     S-182
Annual Debt Service ....................     S-109
Anticipated Repayment Date .............     S-108
Apollo .................................     S-129
Apollo Funds ...........................     S-129
Appraisal Reduction Amount .............    S-141,
                                             S-156
Appraisal Reduction Event ..............     S-156
Appraised Value ........................     S-109
ARD Loans ..............................     S-108
Asset Status Report ....................     S-219
Assumed Scheduled Payment ..............     S-145
Available Funds ........................     S-138
B Loan .................................      S-78
Balloon Balance ........................     S-109
Banc of America ........................     S-232
Base Interest Fraction .................     S-151
Bond Administrator .....................      S-79
Bond Administrator Fee .................     S-211
Bond Administrator Fee Rate ............     S-211
Certificate Balance ....................     S-134
Certificate Owners .....................     S-161
Certificate Registrar ..................     S-159
Certificateholder ......................     S-159
Certificates ...........................     S-134
Citigroup ..............................     S-232
Class ..................................     S-134
Class A Certificates ...................     S-155
Class GMB Certificate ..................      S-78
Class GMB Certificates .................      S-78
Class GMB Controlling Class ............      S-91
Class GMB Controlling Class
   Certificateholder ...................      S-90
Class GMB Directing

Clearstream ............................     S-38,
                                             S-158
Clearstream Participants ...............     S-161
Collection Account .....................     S-186
Collection Period ......................     S-140
Companion Loan .........................      S-78
Companion Loan Securities ..............     S-187
Controlling Class ......................     S-216
Controlling Class Certificateholder.....     S-217
Controlling Class Representative .......     S-217
Corrected Mortgage Loan ................     S-218
CPR ....................................     S-165
Crossover Date .........................     S-150
Current LTV ............................     S-109
Custodian ..............................     S-194
Cut-off Date Balance ...................      S-78
Cut-off Date Loan-to-Value Ratio .......     S-109
Cut-off Date LTV .......................     S-109
Cut-off Date LTV Ratio .................     S-109
DBS ....................................     S-232
DBS Exemption ..........................     S-229
Debt Service Coverage Ratio ............     S-112
Default Interest .......................     S-140
Default Rate ...........................     S-141
Defaulted Mortgage Loan ................     S-204
Defeasance .............................     S-126
Defeasance Collateral ..................     S-127
Defeasance Loans .......................     S-123
Defeasance Lock-Out Period .............     S-123
Defeasance Option ......................     S-126
Defeasance Period ......................     S-124
Deferred Maintenance/
   Environmental Remediation ...........      S-85
Definitive Certificate .................     S-158
Department .............................     S-229
Depositaries ...........................     S-159
Depositor ..............................      S-78
Determination Date .....................     S-140
Directing Certificateholder ............     S-216
Discount Rate ..........................    S-124,
                                             S-125
Distribution Account ...................     S-186
Distribution Date ......................     S-138
Distribution Date Statement ............     S-223
DSCR ...................................     S-112
DTC ....................................      S-38
Due Date ...............................     S-143
ERISA ..................................     S-229
ESA ....................................      S-86
Euroclear ..............................      S-38
Euroclear Participants .................     S-161
Events of Default ......................     S-200
Excess Interest ........................     S-186

                                     S-235

                                             PAGE
                                            -----
Excess Liquidation Proceeds ...........     S-207
Exemption .............................     S-229
FedEx-Bellingham B Loan ...............     S-105
FedEx-Bellingham Loan .................     S-105
FedEx-Bellingham Whole Loan ...........     S-105
FIRREA ................................     S-85,
                                             S-87
Form 8-K ..............................     S-133
FPO Persons ...........................       S-4
FSMA ..................................       S-3
GAAP ..................................     S-109
GACC ..................................      S-79
GECMC Series 2005-C1 Pooling
   and Servicing Agreement ............      S-94
GECMC Series 2005-C1 Servicer .........     S-95,
                                            S-223
GECMC Series 2005-C1 Special                S-95,
   Servicer ...........................     S-223
GECMC Series 2005-C1 Trustee ..........     S-223
General Motors Building B Loan ........      S-78
General Motors Building Control
   Appraisal Event ....................      S-91
General Motors Building Cure
   Event ..............................      S-93
General Motors Building Loan ..........      S-88
General Motors Building Pari
   Passu Loans ........................      S-88
General Motors Building Senior
   Loans ..............................      S-89
General Motors Building Whole
   Loan ...............................      S-89
GGP ...................................     S-129
GLA ...................................     S-110
Grantor Trust Distribution Account.....     S-186
Group 2 Principal Distribution
   Amount .............................     S-145
Holders ...............................     S-161
Indirect Participants .................     S-159
Initial Loan Group 1 Balance ..........      S-78
Initial Loan Group 2 Balance ..........      S-78
Initial Outstanding Pool Balance ......      S-78
Initial Rate ..........................     S-108
Interest Accrual Amount ...............     S-141
Interest Accrual Period ...............     S-141
Interest Rate .........................     S-110
Interest Reserve Account ..............     S-186
Interest Shortfall ....................     S-141
Lakeside Mall Loan ....................      S-97
Lakeside Mall Pari Passu Loan .........      S-97
Lakeside Mall Whole Loan ..............      S-97
LaSalle ...............................      S-79
Lennar ................................     S-214
Liquidation Fee .......................     S-221
Liquidation Fee Rate ..................     S-222
Liquidation Proceeds ..................     S-222
LNR ...................................     S-214
Loan Group 1 ..........................      S-78
Loan Group 2 ..........................      S-78
Loan Groups ...........................      S-78
Loan-to-Value Ratio ...................     S-109
Lock-Out Period .......................     S-123
Loews Holding .........................     S-129
Loews Miami Beach Loan ................      S-99
Loews Miami Beach Pari Passu
   Loans ..............................     S-100
Loews Miami Beach Whole Loan ..........     S-100
Lower-Tier Regular Interests ..........     S-227
Lower-Tier REMIC ......................     S-227
LTV ...................................     S-109
LTV Ratio at Maturity .................     S-110
MAI ...................................      S-82
Master Servicing Fee ..................     S-213
Master Servicing Fee Rate .............     S-213
Midland ...............................     S-212
Modeling Assumptions ..................     S-166
Modification ..........................     S-208
Modified Mortgage Loan ................     S-158
Monthly Payment .......................     S-139
Monthly Payments ......................     S-125
Moody's ...............................    S-187,
                                            S-233
Mortgage ..............................      S-79
Mortgage Loan Documents ...............     S-194
Mortgage Loan Purchase
   Agreement ..........................      S-80
Mortgage Loan Purchase
   Agreements .........................     S-194
Mortgage Loan Sellers .................      S-79
Mortgage Loans ........................      S-78
Mortgage Pool .........................      S-78
Mortgage Rate .........................    S-110,
                                            S-143
Mortgaged Properties ..................      S-78
Mortgaged Property ....................      S-78
Net Default Interest ..................     S-140
Net Mortgage Pass-Through Rate ........     S-143
Net Prepayment Interest Excess ........     S-154
Net Prepayment Interest Shortfall .....     S-154
Net REO Proceeds ......................     S-140
Nonrecoverable Advance ................     S-184

                                     S-236

                                           PAGE
                                          -----
Non-Serviced Mortgage Loan ..........      S-79
Non-Serviced Mortgage Loans .........      S-79
Note ................................      S-79
Notional Balance ....................     S-135
NRA .................................     S-110
Occupancy Rate ......................     S-110
Offered Certificates ................     S-134
OID Regulations .....................     S-228
Option Price ........................     S-204
Pads ................................     S-112
PAR .................................      S-86
Parcel 1 ............................     S-127
Parcel 2 ............................     S-127
Pari Passu Companion Loan. ..........      S-78
Participants ........................     S-158
Passco RE ...........................     S-129
Pass-Through Rate ...................     S-141
PCIS Persons ........................       S-4
Percentage Interest .................     S-138
Permitted Investments ...............     S-187
Plan ................................     S-229
Planned Principal Balance ...........     S-150
PNC Bank ............................      S-79
PNC Capital .........................     S-232
PNC Exemption .......................     S-229
PNC Financial .......................      S-80
Pooling and Servicing Agreement......     S-179
Prepayment Interest Excess ..........     S-153
Prepayment Interest Shortfall .......     S-153
Prepayment Premium ..................     S-125
Prime Rate ..........................     S-183
Principal Balance Certificate .......     S-134
Principal Balance Certificates ......     S-134
Principal Distribution Amount .......     S-144
Principal Prepayments ...............     S-140
Private Certificates ................     S-134
Property Advances ...................     S-182
PTE .................................     S-36,
                                          S-229
Purchase Option .....................     S-204
P&I Advance .........................     S-180
Qualifying Substitute Mortgage
   Loan .............................     S-198
Rated Final Distribution Date .......     S-233
Rating Agencies .....................     S-233
Realized Loss .......................     S-152
Record Date .........................     S-138
Regular Certificates ................     S-227
Related Proceeds ....................     S-184
Release Date ........................     S-126
Release H.15 ........................    S-124,
                                          S-125
Relevant Persons ....................       S-4
REMIC ...............................     S-227
REMIC Regulations ...................     S-227
Removed Mortgage Loan ...............     S-197
REO Account .........................     S-134
REO Loan ............................     S-145
REO Property ........................     S-134
REO Tax .............................     S-207
Replacement Mortgage Loan ...........     S-197
Replacement Reserves ................      S-84
Repurchase Price ....................     S-197
Request for Approval ................     S-220
Reserve Accounts ....................      S-79
Restricted Group ....................     S-231
Re-tenanting ........................      S-85
Revised Rate ........................     S-108
Rooms ...............................     S-112
Rules ...............................     S-160
Seasoned Rite Aid Loans .............     S-80,
                                          S-131
Securities Rate .....................     S-125
Serviced Companion Loan .............      S-79
Serviced Whole Loan .................      S-79
Servicer ............................     S-79,
                                          S-212
Servicer Prepayment Interest

Servicing Fee Rate ..................    S-110,
                                          S-213
Servicing Standard ..................     S-180
Servicing Transfer Event ............     S-218
Similar Law .........................     S-229
Single-Tenant Mortgage Loan .........     S-132
Small Loan Appraisal Estimate .......     S-157
Special Servicer ....................     S-79,
                                          S-214
Special Servicing Fee ...............     S-221
Specially Serviced Mortgage Loan.....     S-217
Sq. Ft. .............................     S-110
Square Feet .........................     S-110
Stated Principal Balance ............     S-153
Subordinate Certificates ............     S-155
S&P .................................     S-233
Taxes and Insurance .................      S-84
Term to Maturity ....................     S-110

                                     S-237

                                          PAGE
                                        ------
Terms and Conditions ................    S-161
Treasury Rate .......................    S-124
Treasury Regulations ................    S-227
Triple Net ..........................     S-66
Trust ...............................     S-78
Trust Fund ..........................     S-78
Trust REMICs ........................    S-227
Trustee .............................     S-79
Trustee Fee .........................    S-211
Trustee Fee Rate ....................    S-211
Underwriters ........................    S-232
Underwriting Agreement ..............    S-232
Underwritten NCF ....................    S-111
Underwritten NCF DSCR ...............    S-112
Underwritten Net Cash Flow ..........    S-111
Units ...............................    S-112
Unliquidated Advance ................    S-185
Unscheduled Payments ................    S-139
Updated Appraisal ...................    S-157
Upper-Tier REMIC ....................    S-227
UW NCF ..............................    S-111
UW NCF DSCR .........................    S-112
UW Revenue ..........................    S-113
Voting Rights .......................    S-203
Wachovia ............................    S-232
Weighted Average Net Mortgage
   Pass-Through Rate ................    S-143
Wellpoint Office Tower Loan .........    S-102
Wellpoint Office Tower Pari Passu
   Loans ............................    S-102
Wellpoint Office Tower Whole
   Loan .............................    S-102
Wells Fargo Bank ....................    S-210
Whole Loan ..........................     S-78
Withheld Amounts ....................    S-186
Workout Fee .........................    S-221
Workout Fee Rate ....................    S-221
Workout-Delayed Reimbursement
   Amount ...........................    S-184
Yield Maintenance Charge ............    S-124
Yield Maintenance Loans .............    S-124
Yield Maintenance Lock-Out
   Period ...........................    S-123
Yield Maintenance Period ............    S-124

                                     S-238

COMM 2005-LP5

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

                                                                   % OF                   % OF APPLICABLE
                                                                INITIAL POOL  LOAN GROUP     LOAN GROUP       # OF
    ID                        PROPERTY NAME                       BALANCE     ONE OR TWO      BALANCE      PROPERTIES
-----------------------------------------------------------------------------------------------------------------------

    1      General Motors Building                                 15.28%         1            17.86%           1
    2      63 Madison Avenue                                       6.17%          1            7.21%            1
    3      Lakeside Mall                                           5.70%          1            6.66%            1
    4      Bank of America Tower at Las Olas City Centre           5.29%          1            6.18%            1
    5      Continental Park Plaza                                  3.23%          1            3.78%            1
-----------------------------------------------------------------------------------------------------------------------
    6      Burnham Center                                          2.96%          1            3.46%            1
    7      Loews Miami Beach                                       2.94%          1            3.43%            1
    8      1414 Avenue of the Americas                             2.53%          1            2.95%            1
    9      Madrona Office Building                                 1.94%          1            2.27%            1
    10     North Belt Corporate Center                             0.57%          1            0.67%            1
-----------------------------------------------------------------------------------------------------------------------
    11     Signature Ridge Apartments                              2.14%          2            14.80%           1
    12     Wellpoint Office Tower                                  2.11%          1            2.47%            1
    13     1156 Avenue of the Americas                             2.06%          1            2.40%            1
    14     Hillcrest Promenade                                     1.78%          1            2.08%            1
    15     The Las Ventanas Apartments                             1.54%          2            10.66%           1
-----------------------------------------------------------------------------------------------------------------------
    16     Courtney Village                                        1.35%          2            9.32%            1
    17     Town Center Business Park                               1.29%          1            1.51%            1
    18     The Bridges of Eldridge Apartments                      1.22%          2            8.42%            1
    19     40 West 34th Street                                     1.18%          1            1.37%            1
    20     Albany Family Court                                     1.04%          1            1.21%            1
-----------------------------------------------------------------------------------------------------------------------
    21     Woodfield Commons                                       1.03%          1            1.20%            1
    22     Genie Industries Buildings                              1.00%          1            1.17%            1
    23     Crosswinds Mall                                         0.97%          1            1.13%            1
    24     Federal Express Freight Facility                        0.96%          1            1.12%            1
    25     Elizabeth Multifamily Portfolio                         0.90%          2            6.20%            6
-----------------------------------------------------------------------------------------------------------------------
   25.1    610 Salem Avenue                                        0.25%                       1.74%            1
   25.2    470 Jefferson Avenue                                    0.16%                       1.14%            1
   25.3    1108 Anna Street                                        0.14%                       0.94%            1
   25.4    1013 North Broad Street                                 0.13%                       0.91%            1
   25.5    541 & 567 Walnut Street                                 0.11%                       0.76%            1
-----------------------------------------------------------------------------------------------------------------------
   25.6    471 Madison Avenue                                      0.10%                       0.71%            1
    26     Chatham Ridge Shopping Center                           0.88%          1            1.03%            1
    27     Commerce Center                                         0.85%          1            0.99%            1
    28     Willamette Estates                                      0.84%          2            5.80%            1
    29     Sherman Plaza                                           0.82%          1            0.96%            1
-----------------------------------------------------------------------------------------------------------------------
    30     Satellite 1100 & 2000                                   0.82%          1            0.95%            1
    31     Mission Collin Creek Apartments                         0.80%          2            5.53%            1
    32     4320 Broadway                                           0.78%          1            0.91%            1
    33     South Beach Ritz Carlton Retail                         0.78%          1            0.91%            1
    34     Stafford Commerce Building IV                           0.32%          1            0.37%            1
-----------------------------------------------------------------------------------------------------------------------
    35     Stafford Commerce Building III                          0.31%          1            0.36%            1
    36     Stafford Station                                        0.12%          1            0.14%            1
    37     River Drive Center 1                                    0.72%          1            0.84%            1
    38     5 East 59th Street                                      0.70%          1            0.82%            1
    39     Meridian Place Apartments                               0.69%          2            4.80%            1
-----------------------------------------------------------------------------------------------------------------------
    40     Pacific American Fish Company                           0.66%          1            0.77%            1
    41     360 West Maple/McCann-Erickson Building                 0.65%          1            0.76%            1
    42     Emigrant Storage-Sparks                                 0.57%          1            0.67%            1
    43     Shamrock Apartments                                     0.56%          2            3.90%            1
    44     One Tower Creek                                         0.55%          1            0.65%            1
-----------------------------------------------------------------------------------------------------------------------
    45     Plaza Square North                                      0.55%          1            0.65%            1
    46     Lexington on Mallard Creek                              0.55%          2            3.78%            1
    47     Citadel Terrace Office Building                         0.54%          1            0.63%            1
    48     Sleep Inn BWI Airport                                   0.53%          1            0.62%            1
    49     Concourse Office Building I                             0.52%          1            0.61%            1
-----------------------------------------------------------------------------------------------------------------------
    50     Centennial Court Shopping Center                        0.50%          1            0.59%            1
    51     Merchants Centre                                        0.49%          1            0.58%            1
    52     Newport Apartments                                      0.48%          2            3.33%            1
    53     Residence Inn - Overland Park                           0.44%          1            0.52%            1
    54     Edgewood Hill Apartments                                0.44%          2            3.05%            1
-----------------------------------------------------------------------------------------------------------------------
    55     Emigrant Storage-Reno                                   0.42%          1            0.49%            1
    56     Hampton Inn - Ft. Lauderdale                            0.41%          1            0.48%            1
    57     Piccadilly Apartments                                   0.41%          2            2.83%            1
    58     Berkley West Apartments                                 0.39%          2            2.67%            1
    59     StorAmerica - Oceanside                                 0.38%          1            0.44%            1
-----------------------------------------------------------------------------------------------------------------------
    60     Paula Marie Village Apartments                          0.38%          2            2.60%            1
    61     1 Remsen Avenue                                         0.36%          1            0.43%            1
    62     30 East 65th Street                                     0.35%          1            0.41%            1
    63     Granite Hills Shopping Center                           0.35%          1            0.41%            1
    64     Summit View Apartments                                  0.35%          2            2.41%            1
-----------------------------------------------------------------------------------------------------------------------
    65     Village at Park Bridge                                  0.32%          1            0.37%            1
    66     El Tapatio Market                                       0.31%          1            0.36%            1
    67     Building Plastics, Inc.                                 0.31%          1            0.36%            1
    68     Lemon Grove Square                                      0.30%          1            0.35%            1
    69     Concourse Office Building II                            0.30%          1            0.35%            1
-----------------------------------------------------------------------------------------------------------------------
    70     LaVerne Center                                          0.30%          1            0.35%            1
    71     Evans Towne Center                                      0.29%          1            0.34%            1
    72     Elm Farm MHP                                            0.29%          1            0.34%            1
    73     StorAmerica - Scottsdale                                0.28%          1            0.32%            1
    74     Point West Apartments                                   0.27%          2            1.86%            1
-----------------------------------------------------------------------------------------------------------------------
    75     Falcon View Plaza                                       0.26%          1            0.31%            1
    76     The Georgia Pacific Warehouse and Distribution Center   0.26%          1            0.30%            1
    77     Walgreens - Berea, OH                                   0.25%          1            0.29%            1
    78     Sycamore Crossing                                       0.25%          1            0.29%            1
    79     Walgreens - Detroit, MI                                 0.25%          1            0.29%            1
-----------------------------------------------------------------------------------------------------------------------
    80     Dale Street Storage                                     0.24%          1            0.27%            1
    81     Ferguson Piping                                         0.23%          1            0.27%            1
    82     Chesterville Gardens Apartments                         0.23%          2            1.62%            1
    83     Knollwood Plaza                                         0.23%          1            0.27%            1
    84     BAE Systems Building                                    0.23%          1            0.26%            1
-----------------------------------------------------------------------------------------------------------------------
    85     ADP Office                                              0.22%          1            0.26%            1
    86     Walgreens - Naperville,IL                               0.22%          1            0.26%            1
    87     StorAmerica - Phoenix                                   0.20%          1            0.24%            1
    88     Walgreens - Palm Harbor, FL                             0.20%          1            0.23%            1
    89     Washington Commons                                      0.19%          1            0.22%            1
-----------------------------------------------------------------------------------------------------------------------
    90     Baywood & McBean Plaza                                  0.18%          1            0.22%            1
    91     Village Place Apartments                                0.18%          2            1.24%            1
    92     Menifee Self Storage                                    0.18%          1            0.21%            1
    93     Larchmont Boulevard Building                            0.15%          1            0.18%            1
    94     Walgreens - Arlington, TN                               0.15%          1            0.18%            1
-----------------------------------------------------------------------------------------------------------------------
    95     Walgreens - Northfield, MN                              0.15%          1            0.17%            1
    96     Town Center Shopping Center                             0.15%          1            0.17%            1
    97     Putnam County Centre                                    0.14%          1            0.16%            1
    98     Rite Aid Chehalis                                       0.14%          1            0.16%            1
    99     Walgreens - San Antonio, TX                             0.14%          1            0.16%            1
-----------------------------------------------------------------------------------------------------------------------
   100     Rite Aid Portland                                       0.14%          1            0.16%            1
   101     Diamond Hill Road                                       0.14%          1            0.16%            1
   102     FedEx - Bellingham                                      0.13%          1            0.16%            1
   103     Walgreens - Katy, TX                                    0.13%          1            0.15%            1
   104     Rite Aid Belpre                                         0.13%          1            0.15%            1
-----------------------------------------------------------------------------------------------------------------------
   105     Rite Aid Detroit                                        0.13%          1            0.15%            1
   106     Sterling Pointe Apartments                              0.13%          2            0.88%            1
   107     Rite Aid Milton Freewater                               0.13%          1            0.15%            1
   108     Rite Aid Roanoke                                        0.12%          1            0.14%            1
   109     Huntsville Commons                                      0.12%          1            0.13%            1
-----------------------------------------------------------------------------------------------------------------------
   110     Walgreens - Red Bluff, CA                               0.11%          1            0.13%            1
   111     The Fountains MHP                                       0.11%          1            0.13%            1
   112     Hunters Chase Apartments                                0.11%          2            0.73%            1
   113     Rite Aid Canton                                         0.11%          1            0.12%            1
   114     Rite Aid Wheeling                                       0.10%          1            0.12%            1
-----------------------------------------------------------------------------------------------------------------------
   115     Havandale Square                                        0.10%          1            0.12%            1
   116     Rite Aid Durand                                         0.10%          1            0.11%            1
   117     Holladay Self Storage                                   0.10%          1            0.11%            1
   118     Rite Aid Marion                                         0.09%          1            0.11%            1
   119     Summer Place Apartments                                 0.09%          2            0.61%            1
-----------------------------------------------------------------------------------------------------------------------
   120     Denton Plaza                                            0.09%          1            0.10%            1
   121     Rite Aid East Palestine                                 0.09%          1            0.10%            1
   122     Rite Aid Erie                                           0.08%          1            0.10%            1
   123     Hardaway Square Apartments                              0.08%          2            0.57%            1
   124     Rite Aid North Dansville                                0.08%          1            0.10%            1
-----------------------------------------------------------------------------------------------------------------------
   125     Smithfield Marketplace                                  0.08%          1            0.09%            1
   126     Post Falls Chateau Apartments                           0.08%          2            0.54%            1
   127     Hickory Grove Apartments                                0.08%          2            0.54%            1
   128     Dunbar I                                                0.08%          1            0.09%            1
   129     Galley Foods                                            0.07%          1            0.09%            1
-----------------------------------------------------------------------------------------------------------------------
   130     Showcase Plaza                                          0.07%          1            0.09%            1
   131     Rite Aid Delphos                                        0.07%          1            0.08%            1
   132     Powers & Toledo Plaza                                   0.07%          1            0.08%            1
   133     Williams Trace Apartment Community                      0.07%          2            0.49%            1
   134     Rolling Hills MHC                                       0.07%          1            0.08%            1
-----------------------------------------------------------------------------------------------------------------------
   135     Butternut Creek MHC                                     0.06%          2            0.44%            1
   136     AAA Self Storage of Indio                               0.06%          1            0.07%            1
   137     Casa Del Sol Mobile Home & RV                           0.05%          2            0.36%            1

            MORTGAGE                 CUT-OFF       GENERAL                DETAILED
              LOAN      ORIGINAL       DATE        PROPERTY               PROPERTY                INTEREST  ADMINISTRATIVE
    ID     SELLER (1)   BALANCE      BALANCE       TYPE                   TYPE                    RATE (2)   FEE RATE (3)
----------------------------------------------------------------------------------------------------------------------------

    1         GACC     260,000,000  260,000,000    Office                 CBD                      5.1469%      0.0314%
    2         GACC     105,000,000  105,000,000    Office                 CBD                      5.0600%      0.0314%
    3         GACC      97,500,000   96,974,425    Retail                 Anchored                 4.2800%      0.0314%
    4         GACC      90,000,000   90,000,000    Office                 CBD                      5.2850%      0.0314%
    5         GACC      55,000,000   55,000,000    Office                 CBD                      5.3000%      0.0914%
----------------------------------------------------------------------------------------------------------------------------
    6       LaSalle     50,500,000   50,449,121    Office                 CBD                      5.2240%      0.0214%
    7         GACC      50,000,000   50,000,000    Hotel                  Full Service             4.7660%      0.0314%
    8         GACC      43,000,000   43,000,000    Office                 CBD                      5.5050%      0.0314%
    9       LaSalle     33,000,000   33,000,000    Office                 Suburban                 5.4800%      0.0214%
    10      LaSalle      9,740,000    9,740,000    Office                 Suburban                 5.4800%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    11        PNC       36,400,000   36,400,000    Multifamily            Conventional             5.2500%      0.0614%
    12        GACC      36,000,000   35,900,297    Office                 CBD                      5.8400%      0.0514%
    13        GACC      35,000,000   35,000,000    Office                 CBD                      5.5650%      0.0314%
    14        PNC       30,346,000   30,346,000    Retail                 Anchored                 5.3700%      0.0714%
    15        PNC       26,200,000   26,200,000    Multifamily            Conventional             5.1200%      0.0514%
----------------------------------------------------------------------------------------------------------------------------
    16        GACC      22,924,215   22,924,215    Multifamily            Conventional             4.2850%      0.0614%
    17        PNC       22,000,000   22,000,000    Office                 Suburban                 5.0700%      0.1014%
    18        PNC       20,700,000   20,700,000    Multifamily            Conventional             5.3000%      0.0714%
    19        GACC      20,000,000   20,000,000    Mixed Use              Office / Retail          5.7100%      0.0314%
    20      LaSalle     17,678,000   17,678,000    Office                 CBD                      5.4700%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    21      LaSalle     17,500,000   17,500,000    Retail                 Anchored                 4.9400%      0.0214%
    22        PNC       17,000,000   17,000,000    Industrial             Warehouse / Distribution 5.4600%      0.0814%
    23      LaSalle     16,500,000   16,500,000    Retail                 Anchored                 4.9400%      0.0214%
    24        PNC       16,338,000   16,338,000    Industrial             Warehouse / Distribution 5.6300%      0.0814%
    25        GACC      15,250,000   15,250,000    Multifamily            Conventional             5.6350%      0.0314%
----------------------------------------------------------------------------------------------------------------------------
   25.1       GACC       4,271,597    4,271,597    Multifamily            Conventional
   25.2       GACC       2,794,503    2,794,503    Multifamily            Conventional
   25.3       GACC       2,315,445    2,315,445    Multifamily            Conventional
   25.4       GACC       2,235,602    2,235,602    Multifamily            Conventional
   25.5       GACC       1,876,309    1,876,309    Multifamily            Conventional
----------------------------------------------------------------------------------------------------------------------------
   25.6       GACC       1,756,545    1,756,545    Multifamily            Conventional
    26      LaSalle     15,000,000   15,000,000    Retail                 Anchored                 4.9400%      0.0214%
    27        GACC      14,400,000   14,400,000    Office                 Suburban                 5.4300%      0.0314%
    28        GACC      14,250,000   14,250,000    Multifamily            Conventional             5.2100%      0.0314%
    29      LaSalle     14,000,000   14,000,000    Retail                 Anchored                 5.6200%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    30      LaSalle     13,900,000   13,900,000    Office                 Suburban                 5.5800%      0.0214%
    31        PNC       13,600,000   13,600,000    Multifamily            Conventional             5.5200%      0.0514%
    32        GACC      13,250,000   13,250,000    Mixed Use              Retail / Parking Garage  5.7000%      0.0314%
    33        GACC      13,200,000   13,200,000    Retail                 Unanchored               5.6500%      0.0314%
    34      LaSalle      5,440,000    5,440,000    Office                 Suburban                 5.7300%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    35      LaSalle      5,280,000    5,280,000    Office                 Suburban                 5.7300%      0.0214%
    36      LaSalle      2,000,000    2,000,000    Office                 Suburban                 5.7300%      0.0214%
    37        PNC       12,300,000   12,270,007    Office                 Suburban                 5.2700%      0.0514%
    38      LaSalle     12,000,000   11,988,234    Office                 CBD                      5.3360%      0.0214%
    39        GACC      11,800,000   11,800,000    Multifamily            Conventional             5.8100%      0.0314%
----------------------------------------------------------------------------------------------------------------------------
    40        PNC       11,150,000   11,150,000    Industrial             Warehouse / Distribution 5.5800%      0.0814%
    41      LaSalle     11,000,000   11,000,000    Office                 Suburban                 5.3550%      0.0214%
    42      LaSalle      9,700,000    9,690,819    Self Storage           Self Storage             5.4800%      0.0214%
    43        GACC       9,600,000    9,600,000    Multifamily            Conventional             5.8840%      0.0614%
    44        GACC       9,400,000    9,400,000    Office                 Suburban                 5.7300%      0.0314%
----------------------------------------------------------------------------------------------------------------------------
    45        GACC       9,400,000    9,400,000    Office                 Suburban                 5.7300%      0.0314%
    46        PNC        9,300,000    9,300,000    Multifamily            Conventional             5.4200%      0.0514%
    47        PNC        9,111,000    9,111,000    Office                 Suburban                 5.6200%      0.1014%
    48        GACC       9,000,000    9,000,000    Hotel                  Limited Service          6.1100%      0.0314%
    49      LaSalle      8,839,000    8,839,000    Office                 Suburban                 5.4880%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    50        GACC       8,600,000    8,591,555    Retail                 Shadow Anchored          5.3300%      0.0314%
    51        PNC        8,400,000    8,380,750    Mixed Use              Office / Retail          5.6500%      0.0514%
    52        PNC        8,200,000    8,200,000    Multifamily            Conventional             5.3000%      0.0714%
    53        PNC        7,500,000    7,500,000    Hotel                  Full Service             5.7400%      0.1014%
    54        GACC       7,500,000    7,492,617    Multifamily            Conventional             5.3200%      0.0314%
----------------------------------------------------------------------------------------------------------------------------
    55      LaSalle      7,100,000    7,100,000    Self Storage           Self Storage             5.4800%      0.0214%
    56      LaSalle      7,000,000    7,000,000    Hotel                  Limited Service          6.0500%      0.0814%
    57        PNC        7,000,000    6,966,492    Multifamily            Student Housing          5.3700%      0.1014%
    58        PNC        6,560,000    6,560,000    Multifamily            Section 8                5.7200%      0.0814%
    59      LaSalle      6,464,000    6,457,581    Mixed Use              Self Storage / Retail    5.2840%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    60        PNC        6,400,000    6,400,000    Multifamily            Section 8                5.5100%      0.0814%
    61        GACC       6,200,000    6,200,000    Retail                 Anchored                 5.8600%      0.0314%
    62        GACC       6,000,000    6,000,000    Multifamily            Co-op                    5.5000%      0.0314%
    63        PNC        5,950,000    5,950,000    Retail                 Anchored                 5.2300%      0.0814%
    64      LaSalle      5,920,000    5,920,000    Multifamily            Conventional             5.2990%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    65      LaSalle      5,383,360    5,383,360    Retail                 Unanchored               5.4780%      0.0214%
    66        PNC        5,275,000    5,262,200    Retail                 Anchored                 5.3000%      0.0514%
    67        PNC        5,200,000    5,195,091    Industrial             Warehouse / Distribution 5.4900%      0.1014%
    68        PNC        5,100,000    5,100,000    Retail                 Anchored                 5.3300%      0.0564%
    69      LaSalle      5,081,000    5,081,000    Office                 Suburban                 5.4880%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    70        PNC        5,029,000    5,029,000    Retail                 Anchored                 5.4000%      0.0514%
    71      LaSalle      5,005,000    5,005,000    Retail                 Anchored                 4.6700%      0.0214%
    72      LaSalle      5,000,000    4,995,420    Manufactured Housing   Manufactured Housing     5.6110%      0.0214%
    73      LaSalle      4,720,000    4,715,313    Self Storage           Self Storage             5.2840%      0.0214%
    74        PNC        4,600,000    4,577,980    Multifamily            Student Housing          5.3700%      0.1014%
----------------------------------------------------------------------------------------------------------------------------
    75        PNC        4,462,000    4,447,281    Retail                 Shadow Anchored          5.5000%      0.0914%
    76        PNC        4,368,000    4,363,794    Industrial             Warehouse / Distribution 5.4100%      0.0514%
    77      LaSalle      4,200,000    4,200,000    Retail                 Single Tenant            5.3500%      0.0214%
    78        PNC        4,200,000    4,196,045    Retail                 Unanchored               5.5000%      0.0514%
    79      LaSalle      4,200,000    4,195,985    Retail                 Single Tenant            5.4400%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    80        PNC        4,000,000    4,000,000    Self Storage           Self Storage             5.6300%      0.1014%
    81        PNC        4,000,000    3,996,205    Industrial             Industrial               5.4700%      0.0814%
    82      LaSalle      4,000,000    3,994,444    Multifamily            Conventional             5.5600%      0.0614%
    83      LaSalle      3,900,000    3,900,000    Retail                 Unanchored               5.4820%      0.0214%
    84        GACC       3,840,000    3,840,000    Industrial             Office / Warehouse       5.5450%      0.0314%
----------------------------------------------------------------------------------------------------------------------------
    85        PNC        3,820,000    3,820,000    Office                 Suburban                 5.5900%      0.1014%
    86      LaSalle      3,800,000    3,800,000    Retail                 Single Tenant            5.3600%      0.0214%
    87      LaSalle      3,456,000    3,452,568    Self Storage           Self Storage             5.2840%      0.0214%
    88      LaSalle      3,400,000    3,396,596    Retail                 Single Tenant            5.2500%      0.0214%
    89      LaSalle      3,240,000    3,235,338    Retail                 Shadow Anchored          5.3720%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    90      LaSalle      3,150,000    3,146,941    Retail                 Unanchored               5.3750%      0.0214%
    91      LaSalle      3,050,000    3,046,976    Multifamily            Conventional             5.2900%      0.0214%
    92      LaSalle      3,000,000    3,000,000    Self Storage           Self Storage             5.2900%      0.0214%
    93        PNC        2,600,000    2,597,478    Retail                 Unanchored               5.3800%      0.1014%
    94      LaSalle      2,575,000    2,575,000    Retail                 Single Tenant            5.5300%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
    95      LaSalle      2,550,000    2,547,315    Retail                 Single Tenant            5.0390%      0.0214%
    96        PNC        2,500,000    2,488,735    Retail                 Unanchored               5.7700%      0.0514%
    97      LaSalle      2,391,800    2,388,415    Retail                 Unanchored               5.4600%      0.0714%
    98        GACC       2,400,000    2,385,055    Retail                 Single Tenant            7.0500%      0.0314%
    99      LaSalle      2,350,000    2,350,000    Retail                 Single Tenant            5.5900%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
   100        GACC       2,824,000    2,347,529    Retail                 Single Tenant            6.6700%      0.0314%
   101      LaSalle      2,343,750    2,343,750    Retail                 Shadow Anchored          5.8500%      0.0214%
   102      LaSalle      2,275,000    2,271,970    Industrial             Warehouse / Distribution 5.7800%      0.0214%
   103      LaSalle      2,250,000    2,247,712    Retail                 Single Tenant            5.1850%      0.0214%
   104        GACC       2,580,000    2,198,921    Retail                 Single Tenant            7.2500%      0.0314%
----------------------------------------------------------------------------------------------------------------------------
   105        GACC       2,772,000    2,192,046    Retail                 Single Tenant            7.0700%      0.0314%
   106      LaSalle      2,175,000    2,172,947    Multifamily            Conventional             5.4900%      0.0214%
   107        GACC       2,150,000    2,129,520    Retail                 Single Tenant            6.8900%      0.0314%
   108        GACC       2,475,000    2,039,372    Retail                 Single Tenant            7.2500%      0.0314%
   109      LaSalle      1,965,960    1,963,177    Retail                 Unanchored               5.4600%      0.0714%
----------------------------------------------------------------------------------------------------------------------------
   110      LaSalle      1,950,000    1,950,000    Retail                 Single Tenant            5.4100%      0.0214%
   111      LaSalle      1,855,000    1,855,000    Manufactured Housing   Manufactured Housing     5.9300%      0.0214%
   112        PNC        1,800,000    1,798,875    Multifamily            Section 42               7.0000%      0.0514%
   113        GACC       2,190,000    1,798,054    Retail                 Single Tenant            6.6700%      0.0314%
   114        GACC       2,027,000    1,723,406    Retail                 Single Tenant            7.4700%      0.0314%
----------------------------------------------------------------------------------------------------------------------------
   115      LaSalle      1,715,900    1,713,471    Retail                 Unanchored               5.4600%      0.0714%
   116        GACC       2,075,000    1,668,660    Retail                 Single Tenant            6.9500%      0.0314%
   117      LaSalle      1,625,000    1,623,218    Self Storage           Self Storage             6.7500%      0.0214%
   118        GACC       1,901,000    1,566,403    Retail                 Single Tenant            7.2500%      0.0314%
   119      LaSalle      1,500,000    1,498,468    Multifamily            Conventional             5.1670%      0.0214%
----------------------------------------------------------------------------------------------------------------------------
   120      LaSalle      1,460,000    1,458,020    Retail                 Shadow Anchored          5.6860%      0.0214%
   121        GACC       1,800,000    1,453,922    Retail                 Single Tenant            6.4300%      0.0314%
   122        GACC       1,777,000    1,411,472    Retail                 Single Tenant            7.2800%      0.0314%
   123      LaSalle      1,400,000    1,396,654    Multifamily            Conventional             5.3920%      0.0214%
   124        GACC       1,699,000    1,394,987    Retail                 Single Tenant            7.2500%      0.0314%
----------------------------------------------------------------------------------------------------------------------------
   125      LaSalle      1,350,000    1,348,792    Retail                 Unanchored               5.7050%      0.0214%
   126      LaSalle      1,340,000    1,340,000    Multifamily            Conventional             5.6800%      0.0214%
   127      LaSalle      1,325,000    1,325,000    Multifamily            Conventional             5.6900%      0.0214%
   128      LaSalle      1,300,000    1,300,000    Industrial             Office / Warehouse       5.2700%      0.0214%
   129        GACC       1,280,400    1,272,476    Industrial             Office / Warehouse       6.6820%      0.0314%
----------------------------------------------------------------------------------------------------------------------------
   130      LaSalle      1,260,000    1,257,156    Retail                 Unanchored               5.7430%      0.0214%
   131        GACC       1,520,000    1,230,330    Retail                 Single Tenant            6.1600%      0.0314%
   132      LaSalle      1,230,000    1,227,224    Retail                 Unanchored               5.7430%      0.0214%
   133        PNC        1,200,000    1,196,864    Multifamily            Section 42               7.7800%      0.0514%
   134      LaSalle      1,140,000    1,140,000    Manufactured Housing   Manufactured Housing     5.9300%      0.1214%
----------------------------------------------------------------------------------------------------------------------------
   135      LaSalle      1,075,000    1,074,123    Manufactured Housing   Manufactured Housing     6.0600%      0.1214%
   136      LaSalle      1,000,000      997,636    Self Storage           Self Storage             5.4590%      0.0914%
   137      LaSalle        900,000      897,021    Manufactured Housing   Manufactured Housing     5.8800%      0.0214%

            INTEREST       ORIGINAL       STATED REMAINING    ORIGINAL      REMAINING      FIRST    MATURITY      ANNUAL
            ACCRUAL    TERM TO MATURITY   TERM TO MATURITY  AMORTIZATION   AMORTIZATION   PAYMENT     DATE         DEBT
    ID       BASIS     OR ARD (MOS.)(4)   OR ARD (MOS.)(4)   TERM (MOS.)   TERM (MOS.)   DATE (4)    OR ARD   SERVICE (5)(16)
------------------------------------------------------------------------------------------------------------------------------

    1        30/360           60                 58               0             0        3/1/2005   2/1/2010    13,381,993
    2      Actual/360         60                 57               0             0        2/1/2005   1/1/2010     5,386,792
    3      Actual/360         60                 56              360           356       1/1/2005  12/1/2009     5,776,264
    4      Actual/360        120                120               0             0        5/1/2005   4/1/2015     4,822,563
    5      Actual/360        120                120              360           360       5/1/2005   4/1/2015     3,665,011
------------------------------------------------------------------------------------------------------------------------------
    6      Actual/360         60                 59              360           359       4/1/2005   3/1/2010     3,336,602
    7      Actual/360        120                120              360           360       5/1/2005   4/1/2015     3,135,673
    8      Actual/360         61                 61               0             0        5/1/2005   5/1/2010     2,400,027
    9      Actual/360        121                121              360           360       5/1/2005   5/1/2015     2,243,478
    10     Actual/360        121                121              360           360       5/1/2005   5/1/2015      662,166
------------------------------------------------------------------------------------------------------------------------------
    11     Actual/360         84                 84              360           360       5/1/2005   4/1/2012     2,412,026
    12     Actual/360        180                176              297           293       1/1/2005  12/1/2019     2,473,885
    13     Actual/360        120                120              360           360       5/1/2005   4/1/2015     2,401,870
    14     Actual/360        120                118              360           360       3/1/2005   2/1/2015     2,038,011
    15     Actual/360         84                 82              360           360       3/1/2005   2/1/2012     1,710,900
------------------------------------------------------------------------------------------------------------------------------
    16     Actual/360         84                 83               0             0        4/1/2005   3/1/2012      995,946
    17     Actual/360         60                 58              360           360       3/1/2005   2/1/2010     1,428,525
    18     Actual/360        120                118              360           360       3/1/2005   2/1/2015     1,379,377
    19     Actual/360        120                120              360           360       5/1/2005   4/1/2015     1,394,482
    20     Actual/360         84                 84              360           360       5/1/2005   4/1/2012     1,200,495
------------------------------------------------------------------------------------------------------------------------------
    21       30/360           84                 84               0             0        5/1/2005   4/1/2012      864,500
    22     Actual/360        108                107              360           360       4/1/2005   3/1/2014     1,153,175
    23     Actual/360        120                117              324           324       2/1/2005   1/1/2015     1,107,769
    24     Actual/360        120                120              240           240       5/1/2005   4/1/2015     1,363,080
    25     Actual/360        120                120              360           360       5/1/2005   4/1/2015     1,054,607
------------------------------------------------------------------------------------------------------------------------------
   25.1
   25.2
   25.3
   25.4
   25.5
------------------------------------------------------------------------------------------------------------------------------
   25.6
    26       30/360           84                 84               0             0        5/1/2005   4/1/2012      741,000
    27     Actual/360         60                 59              360           360       4/1/2005   3/1/2010      973,564
    28     Actual/360         60                 58              360           360       3/1/2005   2/1/2010      940,036
    29     Actual/360        120                120              360           360       5/1/2005   4/1/2015      966,572
------------------------------------------------------------------------------------------------------------------------------
    30     Actual/360        120                119              360           360       4/1/2005   3/1/2015      955,461
    31     Actual/360        120                118              360           360       3/1/2005   2/1/2015      928,681
    32     Actual/360        121                121              360           360       5/1/2005   5/1/2015      922,837
    33     Actual/360        120                119              360           360       4/1/2005   3/1/2015      914,341
    34     Actual/360        121                121              300           300       5/1/2005   5/1/2015      409,892
------------------------------------------------------------------------------------------------------------------------------
    35     Actual/360        121                121              300           300       5/1/2005   5/1/2015      397,836
    36     Actual/360        121                121              300           300       5/1/2005   5/1/2015      150,696
    37     Actual/360        120                118              360           358       3/1/2005   2/1/2015      816,882
    38     Actual/360        120                119              360           359       4/1/2005   3/1/2015      802,861
    39     Actual/360        120                120              336           336       5/1/2005   4/1/2015      854,125
------------------------------------------------------------------------------------------------------------------------------
    40     Actual/360        180                180              180           180       5/1/2005   4/1/2020     1,098,946
    41     Actual/360        120                115              180           180       12/1/2004 11/1/2014     1,068,420
    42     Actual/360        120                119              360           359       4/1/2005   3/1/2015      659,447
    43     Actual/360         84                 84              360           360       5/1/2005   4/1/2012      682,114
    44     Actual/360        120                117              360           360       2/1/2005   1/1/2015      656,838
------------------------------------------------------------------------------------------------------------------------------
    45     Actual/360        120                117              360           360       2/1/2005   1/1/2015      656,838
    46     Actual/360        120                117              360           360       2/1/2005   1/1/2015      628,062
    47     Actual/360        120                120              360           360       5/1/2005   4/1/2015      629,032
    48     Actual/360        120                120              360           360       5/1/2005   4/1/2015      655,172
    49     Actual/360         84                 81              360           360       2/1/2005   1/1/2012      601,444
------------------------------------------------------------------------------------------------------------------------------
    50     Actual/360        120                119              360           359       4/1/2005   3/1/2015      574,998
    51     Actual/360        120                118              360           358       3/1/2005   2/1/2015      581,854
    52     Actual/360        120                117              360           360       2/1/2005   1/1/2015      546,420
    53     Actual/360        120                120              300           300       5/1/2005   4/1/2015      565,652
    54     Actual/360        120                119              360           359       4/1/2005   3/1/2015      500,892
------------------------------------------------------------------------------------------------------------------------------
    55     Actual/360        120                120              360           360       5/1/2005   4/1/2015      482,688
    56     Actual/360        120                120              300           300       5/1/2005   4/1/2015      543,783
    57     Actual/360        120                117              300           297       2/1/2005   1/1/2015      509,333
    58     Actual/360        120                120              300           300       5/1/2005   4/1/2015      493,806
    59     Actual/360        120                119              360           359       4/1/2005   3/1/2015      429,968
------------------------------------------------------------------------------------------------------------------------------
    60     Actual/360        120                120              300           300       5/1/2005   4/1/2015      472,078
    61     Actual/360        120                120              360           360       5/1/2005   4/1/2015      439,391
    62     Actual/360        180                180               0             0        5/1/2005   4/1/2020      334,583
    63     Actual/360        120                120              360           360       5/1/2005   4/1/2015      393,389
    64     Actual/360        120                119              360           360       4/1/2005   3/1/2015      394,444
------------------------------------------------------------------------------------------------------------------------------
    65     Actual/360        117                117              357           357       5/1/2005   1/1/2015      367,118
    66     Actual/360        120                118              360           358       3/1/2005   2/1/2015      351,508
    67     Actual/360         84                 83              360           359       4/1/2005   3/1/2012      353,909
    68     Actual/360        121                121              360           360       5/1/2005   5/1/2015      340,987
    69     Actual/360         84                 81              360           360       2/1/2005   1/1/2012      345,733
------------------------------------------------------------------------------------------------------------------------------
    70     Actual/360        120                120              360           360       5/1/2005   4/1/2015      338,873
    71       30/360           60                 58               0             0        3/1/2005   2/1/2010      233,734
    72     Actual/360        120                119              360           359       4/1/2005   3/1/2015      344,864
    73     Actual/360        120                119              360           359       4/1/2005   3/1/2015      313,962
    74     Actual/360        120                117              300           297       2/1/2005   1/1/2015      334,704
------------------------------------------------------------------------------------------------------------------------------
    75     Actual/360        120                117              360           357       2/1/2005   1/1/2015      304,017
    76     Actual/360        120                119              360           359       4/1/2005   3/1/2015      294,659
    77     Actual/360        120                120              360           360       5/1/2005   4/1/2015      281,441
    78     Actual/360        120                119              360           359       4/1/2005   3/1/2015      286,166
    79     Actual/360        120                119              360           359       4/1/2005   3/1/2015      284,271
------------------------------------------------------------------------------------------------------------------------------
    80     Actual/360        120                120              360           360       5/1/2005   4/1/2015      276,467
    81     Actual/360        120                119              360           359       4/1/2005   3/1/2015      271,636
    82     Actual/360        120                119              300           299       4/1/2005   3/1/2015      296,484
    83     Actual/360        120                120              360           360       5/1/2005   4/1/2015      265,197
    84     Actual/360        120                118               0             0        3/1/2005   2/1/2015      215,885
------------------------------------------------------------------------------------------------------------------------------
    85     Actual/360        120                117              360           360       2/1/2005   1/1/2015      262,869
    86     Actual/360        120                120              360           360       5/1/2005   4/1/2015      254,921
    87     Actual/360        120                119              360           359       4/1/2005   3/1/2015      229,884
    88     Actual/360        120                119              360           359       4/1/2005   3/1/2015      225,299
    89     Actual/360        120                119              300           299       4/1/2005   3/1/2015      235,794
------------------------------------------------------------------------------------------------------------------------------
    90     Actual/360        120                119              360           359       4/1/2005   3/1/2015      211,669
    91     Actual/360        120                119              360           359       4/1/2005   3/1/2015      203,014
    92     Actual/360        120                120              360           360       5/1/2005   4/1/2015      199,686
    93     Actual/360        120                119              360           359       4/1/2005   3/1/2015      174,808
    94     Actual/360        120                120              360           360       5/1/2005   4/1/2015      176,029
------------------------------------------------------------------------------------------------------------------------------
    95     Actual/360        120                119              360           359       4/1/2005   3/1/2015      164,998
    96     Actual/360        120                117              300           297       2/1/2005   1/1/2015      189,095
    97     Actual/360        120                119              300           299       4/1/2005   3/1/2015      175,568
    98       30/360          230                227              230           227       2/1/2005   3/1/2024      228,631
    99     Actual/360        120                120              360           360       5/1/2005   4/1/2015      161,712
------------------------------------------------------------------------------------------------------------------------------
   100       30/360          239                170              239           170       8/1/1999   6/1/2019      256,575
   101     Actual/360        120                120              360           360       5/1/2005   4/1/2015      165,921
   102     Actual/360        120                119              300           299       4/1/2005   3/1/2015      172,241
   103     Actual/360        120                119              360           359       4/1/2005   3/1/2015      148,010
   104       30/360          240                175              240           175       12/1/1999 11/1/2019      244,700
------------------------------------------------------------------------------------------------------------------------------
   105       30/360          240                155              240           155       4/1/1998   3/1/2018      259,295
   106     Actual/360        120                119              360           359       4/1/2005   3/1/2015      148,029
   107       30/360          181                178              181           178       2/1/2005   2/1/2020      229,587
   108       30/360          240                165              240           165       2/1/1999   1/2/2019      234,742
   109     Actual/360        120                119              300           299       4/1/2005   3/1/2015      144,310
------------------------------------------------------------------------------------------------------------------------------
   110     Actual/360        180                180              180           180       5/1/2005   4/1/2020      190,082
   111     Actual/360        120                120              360           360       5/1/2005   4/1/2015      132,460
   112     Actual/360        216                215              360           359       4/1/2005   3/1/2023      143,705
   113       30/360          238                166              238           166       5/1/1999   2/1/2019      199,374
   114       30/360          238                172              238           172       11/1/1999  8/1/2019      196,220
------------------------------------------------------------------------------------------------------------------------------
   115     Actual/360        120                119              300           299       4/1/2005   3/1/2015      125,954
   116       30/360          240                160              240           160       9/1/1998   8/1/2018      192,303
   117     Actual/360        120                119              300           299       4/1/2005   3/1/2015      134,728
   118       30/360          240                165              240           165       2/1/1999   1/2/2019      180,301
   119     Actual/360        120                119              360           359       4/1/2005   3/1/2015      98,473
------------------------------------------------------------------------------------------------------------------------------
   120     Actual/360        120                119              300           299       4/1/2005   3/1/2015      109,543
   121       30/360          240                164              240           164       1/1/1999  12/1/2018      160,155
   122       30/360          238                154              238           154       5/1/1998   2/1/2018      169,559
   123     Actual/360        120                118              360           358       3/1/2005   2/1/2015      94,253
   124       30/360          240                164              240           164       1/1/1999  12/1/2018      161,142
------------------------------------------------------------------------------------------------------------------------------
   125     Actual/360        120                119              360           359       4/1/2005   3/1/2015      94,076
   126     Actual/360        120                120              300           300       5/1/2005   4/1/2015      100,481
   127     Actual/360        120                120              360           360       5/1/2005   4/1/2015      92,183
   128     Actual/360        120                120              360           360       5/1/2005   4/1/2015      86,337
   129     Actual/360        120                117              240           237       2/1/2005   1/1/2015      117,074
------------------------------------------------------------------------------------------------------------------------------
   130     Actual/360        120                118              360           358       3/1/2005   2/1/2015      88,169
   131       30/360          240                166              240           166       3/1/1999   2/1/2019      132,366
   132     Actual/360        120                118              360           358       3/1/2005   2/1/2015      86,070
   133     Actual/360        216                212              360           356       1/1/2005  12/1/2022      103,462
   134     Actual/360         60                 60              360           360       5/1/2005   4/1/2010      81,404
------------------------------------------------------------------------------------------------------------------------------
   135     Actual/360        120                119              360           359       4/1/2005   3/1/2015      77,840
   136     Actual/360        120                118              360           358       3/1/2005   2/1/2015      67,826
   137     Actual/360        120                119              180           179       4/1/2005   3/1/2015      90,438

               MONTHLY         REMAINING                                                   CROSSED
                DEBT         INTEREST ONLY                                       ARD        WITH        RELATED     DSCR(5)(7)(8)
    ID     SERVICE (5)(16) PERIOD (MOS.)(4)             LOCKBOX (6)           (YES/NO)   OTHER LOANS    BORROWER     (9)(10)(11)
-----------------------------------------------------------------------------------------------------------------------------------

    1        1,115,166            58         Hard                                No          No                         2.67
    2          448,899            57         Hard                                No          No                         1.49
    3          481,355                       Hard                                No          No                         1.93
    4          401,880            120        Hard                                No          No                         1.49
    5          305,418            48         Soft                                No          No                         1.73
-----------------------------------------------------------------------------------------------------------------------------------
    6          278,050                       Hard                                Yes         No                         1.46
    7          261,306                       None at closing, Springing Hard     No          No                         2.27
    8          200,002            61         Soft                                No          No         Yes - 1         1.23
    9          186,956            25         Hard                                No        Yes - A      Yes - 2         1.36
    10         55,180             25         Hard                                No        Yes - A      Yes - 2         1.36
-----------------------------------------------------------------------------------------------------------------------------------
    11         201,002            24         None                                No          No         Yes - 3         1.30
    12         206,157                       Hard                                No          No                         1.63
    13         200,156                       Soft                                No          No         Yes - 1         1.27
    14         169,834            22         Hard                                No          No                         1.20
    15         142,575            34         None                                No          No         Yes - 3         1.20
-----------------------------------------------------------------------------------------------------------------------------------
    16         82,995             83         Soft                                No          No                         1.99
    17         119,044            22         Hard                                No          No         Yes - 2         1.42
    18         114,948            34         None                                No          No         Yes - 3         1.27
    19         116,207            48         Soft                                No          No         Yes - 4         1.20
    20         100,041                       None                                No          No                         1.48
-----------------------------------------------------------------------------------------------------------------------------------
    21         72,042             84         None                                No          No         Yes - 5         2.58
    22         96,098             23         Hard                                No          No                         1.39
    23         92,314             33         None                                No          No                         1.59
    24         113,590                       Hard                                No          No                         1.20
    25         87,884             24         None                                No          No                         1.28
-----------------------------------------------------------------------------------------------------------------------------------
   25.1
   25.2
   25.3
   25.4
   25.5
-----------------------------------------------------------------------------------------------------------------------------------
   25.6
    26         61,750             84         None                                No          No         Yes - 5         2.89
    27         81,130             11         Soft                                No          No                         1.25
    28         78,336             22         Soft                                No          No                         1.20
    29         80,548                        None                                No          No                         1.26
-----------------------------------------------------------------------------------------------------------------------------------
    30         79,622             11         None                                No          No         Yes - 2         1.26
    31         77,390             22         None                                No          No         Yes - 2         1.24
    32         76,903             61         Hard                                No          No                         1.29
    33         76,195             23         None                                No          No                         1.37
    34         34,158              1         None                                No        Yes - B      Yes - 6         1.32
-----------------------------------------------------------------------------------------------------------------------------------
    35         33,153              1         None                                No        Yes - B      Yes - 6         1.32
    36         12,558              1         None                                No        Yes - B      Yes - 6         1.32
    37         68,074                        None at closing, Springing Hard     No          No                         1.54
    38         66,905                        None                                No          No                         1.44
    39         71,177             36         None                                No          No                         1.27
-----------------------------------------------------------------------------------------------------------------------------------
    40         91,579                        Hard                                No          No                         1.29
    41         89,035              7         None                                No          No                         1.21
    42         54,954                        None                                No          No         Yes - 7         1.58
    43         56,843                        None                                No          No                         1.20
    44         54,736             33         None                                No          No         Yes - 8         1.25
-----------------------------------------------------------------------------------------------------------------------------------
    45         54,736             33         None                                No          No         Yes - 8         1.43
    46         52,339             21         None                                No          No         Yes - 2         1.31
    47         52,419                        None                                No          No                         1.40
    48         54,598                        None                                No          No                         1.87
    49         50,120             57         None                                No          No         Yes - 9         1.39
-----------------------------------------------------------------------------------------------------------------------------------
    50         47,917                        None                                No          No                         1.27
    51         48,488                        None                                No          No                         1.40
    52         45,535             21         None                                No          No                         1.26
    53         47,138                        None                                No          No                         1.92
    54         41,741                        None                                No          No                         1.30
-----------------------------------------------------------------------------------------------------------------------------------
    55         40,224                        None                                No          No         Yes - 7         1.51
    56         45,315                        None                                No          No                         1.64
    57         42,444                        None                                No          No         Yes - 10        1.37
    58         41,151                        None                                No          No         Yes - 11        1.33
    59         35,831                        None                                No          No         Yes - 12        1.38
-----------------------------------------------------------------------------------------------------------------------------------
    60         39,340                        None                                No          No         Yes - 11        1.34
    61         36,616                        None                                No          No         Yes - 4         1.22
    62         27,882             180        None                                No          No                         14.19
    63         32,782                        None                                No          No         Yes - 13        1.28
    64         32,870             23         None                                No          No                         1.31
-----------------------------------------------------------------------------------------------------------------------------------
    65         30,593                        None                                No          No                         1.44
    66         29,292                        Hard                                No          No                         1.38
    67         29,492                        Hard                                No          No                         1.52
    68         28,416              1         None                                No          No         Yes - 13        1.29
    69         28,811             57         None                                No          No         Yes - 9         1.35
-----------------------------------------------------------------------------------------------------------------------------------
    70         28,239                        None at closing, Springing Hard     No          No                         1.25
    71         19,478             58         None                                No          No         Yes - 5         2.47
    72         28,739                        None                                No          No                         1.38
    73         26,164                        None                                No          No         Yes - 12        1.45
    74         27,892                        None                                No          No         Yes - 10        1.40
-----------------------------------------------------------------------------------------------------------------------------------
    75         25,335                        None                                No          No                         1.25
    76         24,555                        Hard                                No          No                         1.38
    77         23,453                        None                                No          No                         1.41
    78         23,847                        None at closing, Springing Hard     No          No                         1.25
    79         23,689                        None                                No          No                         1.34
-----------------------------------------------------------------------------------------------------------------------------------
    80         23,039                        None                                No          No                         1.33
    81         22,636                        Hard                                No          No                         1.32
    82         24,707                        None                                No          No                         1.37
    83         22,100                        None                                No          No                         1.41
    84         17,990             118        Hard                                No          No                         2.35
-----------------------------------------------------------------------------------------------------------------------------------
    85         21,906             21         Hard                                No          No                         1.40
    86         21,243                        None                                No          No                         1.48
    87         19,157                        None                                No          No         Yes - 12        1.36
    88         18,775                        None                                No          No         Yes - 14        1.37
    89         19,650                        None                                No          No                         1.23
-----------------------------------------------------------------------------------------------------------------------------------
    90         17,639                        None                                No          No                         1.46
    91         16,918                        None                                No          No                         1.41
    92         16,641                        None                                No          No                         1.71
    93         14,567                        None                                No          No                         1.44
    94         14,669                        None                                No          No                         1.60
-----------------------------------------------------------------------------------------------------------------------------------
    95         13,750                        None                                No          No         Yes - 14        1.85
    96         15,758                        None                                No          No                         1.66
    97         14,631                        None                                No          No         Yes - 15        1.46
    98         19,053                        Hard                                No          No         Yes - 16        1.42
    99         13,476                        None                                No          No         Yes - 2         1.31
-----------------------------------------------------------------------------------------------------------------------------------
   100         21,381                        Hard                                No          No                         1.08
   101         13,827                        None                                No          No                         1.24
   102         14,353                        Hard                                Yes         No                         1.60
   103         12,334                        None                                No          No                         2.13
   104         20,392                        Hard                                No          No       Yes - 17, 19      1.07
-----------------------------------------------------------------------------------------------------------------------------------
   105         21,608                        Hard                                No          No                         1.05
   106         12,336                        None                                No          No                         1.33
   107         19,132                        Hard                                No          No         Yes - 16        1.13
   108         19,562                        Hard                                No          No         Yes - 18        1.05
   109         12,026                        None at closing, springing hard     No          No         Yes - 15        1.34
-----------------------------------------------------------------------------------------------------------------------------------
   110         15,840                        None                                No          No                         1.83
   111         11,038                        None                                No          No                         1.35
   112         11,975                        None                                No          No                         1.54
   113         16,615                        Hard                                No          No                         1.10
   114         16,352                        Hard                                No          No         Yes - 19        1.19
-----------------------------------------------------------------------------------------------------------------------------------
   115         10,496                        None at closing, springing hard     No          No         Yes - 15        1.32
   116         16,025                        Hard                                No          No                         1.06
   117         11,227                        Hard                                No          No                         1.30
   118         15,025                        Hard                                No          No         Yes - 18        1.05
   119          8,206                        None                                No          No                         2.39
-----------------------------------------------------------------------------------------------------------------------------------
   120          9,129                        None                                No          No                         1.29
   121         13,346                        Hard                                No          No         Yes - 17        1.14
   122         14,130                        Hard                                No          No         Yes - 17        1.10
   123          7,854                        None                                No          No                         1.45
   124         13,428                        Hard                                No          No                         1.06
-----------------------------------------------------------------------------------------------------------------------------------
   125          7,840                        None                                No          No                         1.36
   126          8,373                        None                                No          No                         1.40
   127          7,682                        None                                No          No                         1.25
   128          7,195             60         None                                No          No                         2.24
   129          9,756                        Hard                                No          No                         1.20
-----------------------------------------------------------------------------------------------------------------------------------
   130          7,347                        None                                No          No         Yes - 20        1.40
   131         11,031                        Hard                                No          No         Yes - 19        1.15
   132          7,172                        None                                No          No         Yes - 20        1.44
   133          8,622                        None                                No          No                         1.15
   134          6,784                        None                                No          No                         1.71
-----------------------------------------------------------------------------------------------------------------------------------
   135          6,487                        None                                No          No                         1.27
   136          5,652                        None                                No          No                         2.24
   137          7,536                        None                                No          No                         1.89

                                             CUT-OFF
        GRACE   PAYMENT    APPRAISED         DATE LTV               LTV RATIO AT
   ID  PERIOD    DATE      VALUE(13)    RATIO(7)(9)(10)(11)   MATURITY/ARD(7)(10)(11)                    ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1      6        1      1,650,000,000       43.27%                   43.27%          767 Fifth Avenue
   2      0        1        220,000,000       75.00%                   75.00%          63 Madison Avenue
   3      5        1        305,000,000       63.59%                   58.29%          14000 Lakeside Circle
   4      5        1        123,500,000       72.87%                   72.87%          401 East Las Olas Boulevard
   5      5        1         94,000,000       58.51%                   53.19%          2101-2141 Rosecrans Avenue
------------------------------------------------------------------------------------------------------------------------------------
   6      5        1         66,000,000       76.44%                   70.81%          111 West Washington Street
   7      5        1        255,000,000       58.82%                   47.99%          1601 Collins Avenue
   8      5        1         54,600,000       78.75%                   78.75%          1414 Avenue of the Americas
   9      5        1         44,000,000       74.79%                   65.49%          20770 Madrona Avenue
   10    10        1         13,150,000       74.79%                   65.49%          2350 North Sam Houston Parkway East
------------------------------------------------------------------------------------------------------------------------------------
   11     5        1         48,500,000       75.05%                   69.49%          3711 Medical Drive
   12     5        1        107,300,000       79.00%                   46.24%          21555 Oxnard Street
   13     5        1         44,200,000       79.19%                   66.28%          1156 Avenue of the Americas
   14     5        1         39,000,000       77.81%                   67.94%          9618 W. Pico Blvd
   15     5        1         32,830,000       79.81%                   75.08%          13333 West Road
------------------------------------------------------------------------------------------------------------------------------------
   16     5        1         32,350,000       70.86%                   70.86%          4848 East Roosevelt Street
   17     5        1         30,000,000       73.33%                   70.13%          10100 & 10330 Pioneer Boulevard
   18     5        1         26,060,000       79.43%                   70.77%          2250 Eldridge Parkway
   19     5        1         25,300,000       79.05%                   72.38%          40 West 34th Street
   20     5        1         22,200,000       79.63%                   71.20%          32 Clinton Avenue
------------------------------------------------------------------------------------------------------------------------------------
   21     5        1         34,100,000       51.32%                   51.32%          1025 - 1255 East Golf Road
   22     5        1         25,210,000       67.43%                   60.29%          18340 & 18460 NE 76th Street
   23     5        1         24,000,000       68.75%                   58.96%          4301 Orchard Lake Road
   24     5        1         23,810,000       68.62%                   44.34%          NEC Redondo Beach Blvd & Main St
   25     5        1         19,100,000       73.30%                   63.63%          Various
------------------------------------------------------------------------------------------------------------------------------------
  25.1                        5,350,000                                                610 Salem Avenue
  25.2                        3,500,000                                                470 Jefferson Avenue
  25.3                        2,900,000                                                1108 Anna Street
  25.4                        2,800,000                                                1013 North Broad Street
  25.5                        2,350,000                                                541 & 567 Walnut Street
------------------------------------------------------------------------------------------------------------------------------------
  25.6                        2,200,000                                                471 Madison Avenue
   26     5        1         29,500,000       50.85%                   50.85%          110-160 West 87th Street
   27     5        1         17,300,000       72.54%                   67.90%          1800-1820 Chapel Avenue
   28     5        1         17,825,000       79.94%                   76.55%          3900 Santiam Pass Way
   29     5        1         18,700,000       74.87%                   62.77%          1160-1170 Broadway (Rt. 1)
------------------------------------------------------------------------------------------------------------------------------------
   30     5        1         18,300,000       75.96%                   65.19%          2400 & 2405 Commerce Avenue
   31     5        1         17,800,000       76.40%                   66.95%          2301 Pebble Vale Drive
   32     5        1         17,000,000       66.18%                   60.85%          4320 Broadway
   33     5        1         16,500,000       80.00%                   70.34%          1669 Collins Avenue
   34     5        1          6,800,000       80.00%                   61.39%          10 Center Street
------------------------------------------------------------------------------------------------------------------------------------
   35     5        1          6,600,000       80.00%                   61.39%          16 Center Street
   36     5        1          2,500,000       80.00%                   61.39%          9 Center
   37     5        1         17,500,000       70.11%                   58.27%          619 River Drive
   38     5        1         16,800,000       71.36%                   59.37%          5 East 59th Street
   39     5        1         14,430,000       79.70%                   70.19%          2000 North Meridian Road
------------------------------------------------------------------------------------------------------------------------------------
   40     0        1         14,867,000       75.00%                   0.92%           5525 S. Santa Fe Avenue
   41     5        1         18,000,000       61.11%                   30.83%          360 West Maple Road
   42     5        1         12,450,000       77.84%                   65.05%          450 Howard Drive
   43     5        1         12,250,000       78.37%                   70.66%          5150 16th Avenue SW
   44     5        1         11,600,000       71.94%                   63.75%          3101 Towercreek Parkway
------------------------------------------------------------------------------------------------------------------------------------
   45     5        1         11,750,000       80.00%                   71.91%          4360 Chamblee Dunwoody Road
   46     5        1         13,925,000       66.79%                   58.39%          6001 Bennettsville Lane
   47     5        1         12,200,000       74.68%                   62.61%          685 East Citadel Drive
   48     5        1         12,150,000       74.07%                   63.02%          6055 Belle Grove Road
   49     5        1         13,750,000       64.28%                   62.60%          18605 & 18645 East Gale Avenue
------------------------------------------------------------------------------------------------------------------------------------
   50     5        1         12,080,000       69.47%                   57.50%          6510, 6525 & 6530 North Buffalo Drive
   51     5        1         11,400,000       73.52%                   61.82%          1132 E. Katella Avenue
   52     5        1          9,905,000       82.79%                   72.17%          6100 SW 45th Avenue
   53     5        1         11,800,000       63.56%                   48.78%          12010 Blue Valley Parkway
   54     5        1          9,500,000       78.87%                   65.58%          1730 Edgewood Hill Circle
------------------------------------------------------------------------------------------------------------------------------------
   55     5        1         10,400,000       68.27%                   56.99%          2500 Longley Lane
   56     5        1         11,600,000       60.34%                   46.81%          2301 SW 12th Avenue
   57     5        1          9,030,000       77.15%                   58.72%          2220 Southwest 34th
   58     5        1          8,360,000       78.47%                   60.19%          800 Daphia Circle
   59     5        1          8,080,000       79.92%                   66.38%          3510-3650 Mission Avenue
------------------------------------------------------------------------------------------------------------------------------------
   60     5        1          8,400,000       76.19%                   58.01%          100 Martha Lee Drive
   61     5        1          7,800,000       79.49%                   67.13%          1 Remsen Avenue
   62     5        1         80,800,000       7.43%                    7.43%           30 East 65th Street
   63     5        1          8,200,000       72.56%                   60.10%          722-790 Jamacha Rd
   64     5        1          7,400,000       80.00%                   69.75%          2670 Lehman Road
------------------------------------------------------------------------------------------------------------------------------------
   65     5        1          6,900,000       78.02%                   65.33%          4180 & 4190 Old Milton Parkway
   66     5        1          7,400,000       71.11%                   59.16%          1212 Magnolia Avenue
   67     5        1          6,950,000       74.75%                   66.93%          3263 Sharpe Ave & 1720-1730 Cherokee Blvd
   68     0        1          7,220,000       70.64%                   58.70%          7103-7155 Broadway
   69     5        1          8,750,000       58.07%                   56.55%          18725 East Gale Avenue
------------------------------------------------------------------------------------------------------------------------------------
   70     5        1          7,300,000       68.89%                   57.37%          1400-1480 Foothill Boulevard
   71     5        1          9,100,000       55.00%                   55.00%          4274 Washington Road
   72     5        1          6,300,000       79.29%                   66.53%          3625 Elm Farm Road
   73     5        1          5,900,000       79.92%                   66.38%          6933 East Thomas Road
   74     5        1          5,760,000       79.48%                   60.49%          500 Southwest 34th Street
------------------------------------------------------------------------------------------------------------------------------------
   75     5        1          6,050,000       73.51%                   61.59%          5901 East McKellips Road
   76     5        1          5,460,000       79.92%                   66.65%          110-340 Stevens St.
   77     5        1          6,075,000       69.14%                   57.48%          6 East Bagley Road
   78     5        1          5,300,000       79.17%                   66.20%          7788 Montgomery Road
   79     5        1          5,400,000       77.70%                   64.85%          20001 Seven Mile Road
------------------------------------------------------------------------------------------------------------------------------------
   80     5        1          5,410,000       73.94%                   62.01%          6000 Dale Street
   81     5        1          5,450,000       73.32%                   61.26%          2600 Marine Avenue
   82     5        1          5,000,000       79.89%                   61.03%          573 Chesterville Road
   83     5        1          6,200,000       62.90%                   52.52%          11862 Balboa Boulevard
   84     5        1          6,100,000       62.95%                   62.95%          22810 Three Notch Road
------------------------------------------------------------------------------------------------------------------------------------
   85     5        1          4,775,000       80.00%                   70.23%          305 Spindrift
   86     5        1          5,720,000       66.43%                   55.25%          688 Amersale Drive
   87     5        1          4,320,000       79.92%                   66.38%          3114 North 24th Street
   88     5        1          4,920,000       69.04%                   57.28%          35543 US Highway 19 North
   89     5        1          4,125,000       78.43%                   59.52%          101 North Veterans Parkway
------------------------------------------------------------------------------------------------------------------------------------
   90     5        1          4,600,000       68.41%                   56.98%          24121-24133 Baywood Lane
   91     5        1          4,330,000       70.37%                   58.46%          119 1st Avenue NE
   92     5        1          4,030,000       74.44%                   61.77%          27887 Holland Road
   93     5        1          3,770,000       68.90%                   57.40%          215-219 N. Larchmont Boulevard
   94     5        1          4,160,000       61.90%                   51.75%          9085 US Highway 64
------------------------------------------------------------------------------------------------------------------------------------
   95     5        1          4,664,000       54.62%                   45.01%          401 Fifth Street West
   96     5        1          3,350,000       74.29%                   57.32%          182 Neff Avenue
   97     5        1          3,500,000       68.24%                   51.95%          109 North Highway 19
   98     5        1          4,100,000       58.17%                   0.00%           551 South Market Boulevard
   99     5        1          3,070,000       76.55%                   64.12%          5760 Walzem Road
------------------------------------------------------------------------------------------------------------------------------------
  100    30        1          3,775,000       62.19%                   0.00%           930 Brighton Avenue
  101     5        1          3,200,000       73.24%                   61.84%          1517-1551 Diamond Hill Road
  102     0        1          3,550,000       64.00%                   49.26%          4373 Mitchell Way
  103     5        1          5,060,000       44.42%                   36.78%          5161 Franz Road
  104    30        1          3,225,000       68.18%                   0.00%           201 Washington Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  105    30        1          3,696,000       59.31%                   0.00%           10950 Gratiot Avenue
  106     5        1          2,910,000       74.67%                   62.42%          191 Piedmont Airline Road
  107     5        1          3,420,000       62.27%                   0.00%           105 SW 2nd Avenue
  108    30        1          3,300,000       61.80%                   0.00%           3206 Electric Road
  109     5        1          2,860,000       68.64%                   52.25%          3240 Memorial Parkway NW
------------------------------------------------------------------------------------------------------------------------------------
  110     5        1          5,520,000       35.33%                   0.41%           1145 South Main Street
  111     5        1          2,590,000       71.62%                   60.61%          100 Morningside Drive
  112     5        1          3,790,000       47.46%                   32.32%          805 Old Albany Road
  113    30        1          2,745,000       65.50%                   0.00%           3010 Whipple Avenue N.W.
  114    30        1          2,800,000       61.55%                   0.00%           2102 Warwood Avenue
------------------------------------------------------------------------------------------------------------------------------------
  115     5        1          2,460,000       69.65%                   53.02%          422 Havendale Square
  116    30        1          2,780,000       60.02%                   0.00%           8531 Lansing Road
  117     5        1          2,200,000       73.78%                   58.63%          4700 South Highland Drive
  118    30        1          2,535,000       61.79%                   0.00%           795 North Main Street
  119     5        1          4,400,000       34.06%                   28.18%          5121 Garfield Avenue
------------------------------------------------------------------------------------------------------------------------------------
  120     5        1          1,910,000       76.34%                   58.57%          860-868 South 5th Avenue
  121    30        1          2,260,000       64.33%                   0.00%           25 West Main Street
  122    30        1          2,395,000       58.93%                   0.00%           163 West 26th Street
  123     5        1          2,000,000       69.83%                   58.26%          3711 Armour Avenue
  124    30        1          2,270,000       61.45%                   0.00%           9519 Foster Wheeler Road
------------------------------------------------------------------------------------------------------------------------------------
  125     5        1          1,920,000       70.25%                   59.11%          1201-1211 Benns Church Boulevard
  126     5        1          2,100,000       63.81%                   48.88%          3517-3539 E. Second Avenue
  127     5        1          1,800,000       73.61%                   61.85%          4300 West Gifford Road
  128     5        1          2,320,000       56.03%                   51.89%          146, 148, 150 Dunbar Avenue
  129     0        1          2,100,000       60.59%                   40.41%          140 Turnpike Drive
------------------------------------------------------------------------------------------------------------------------------------
  130     5        1          1,640,000       76.66%                   64.64%          2151 Lane Avenue South
  131    30        1          1,900,000       64.75%                   0.00%           1001 Elida Avenue
  132     5        1          1,600,000       76.70%                   64.67%          6680 Powers Avenue
  133     5        1          1,700,000       70.40%                   50.23%          100 East 22nd Street
  134     5        1          1,900,000       60.00%                   56.08%          1173 Route 5
------------------------------------------------------------------------------------------------------------------------------------
  135     5        1          1,540,000       69.75%                   59.31%          801 Packard Highway
  136     5        1          2,310,000       43.19%                   36.10%          82521 Market Street
  137    10        1          2,000,000       44.85%                   19.96%          400 North Val Verde Road

                                                                                                   NET
                                                                       YEAR         YEAR      RENTABLE AREA
    ID     CITY                   COUNTY        STATE   ZIP CODE      BUILT       RENOVATED    SF/UNITS(12)
--------------------------------------------------------------------------------------------------------------

    1      New York            New York         NY     10153           1968         2005        1,905,103
    2      New York            New York         NY     10016           1963         1999         797,377
    3      Sterling Heights    Macomb           MI     48313        1976-1978       2001         643,375
    4      Fort Lauderdale     Broward          FL     33301           2002         2005         409,075
    5      El Segundo          Los Angeles      CA     90245           1983         1994         476,852
--------------------------------------------------------------------------------------------------------------
    6      Chicago             Cook             IL     60602           1914         2004         579,778
    7      Miami Beach         Miami-Dade       FL     33139           1998                        790
    8      New York            New York         NY     10019           1923         1967         121,608
    9      Torrance            Los Angeles      CA     90503        1989-1990                    190,318
    10     Houston             Harris           TX     77032           1982         2003         157,728
--------------------------------------------------------------------------------------------------------------
    11     San Antonio         Bexar            TX     78229      2000 and 2003                    612
    12     Los Angeles         Los Angeles      CA     91367           1977                      448,072
    13     New York            New York         NY     10036           1911         2002          75,416
    14     Los Angeles         Los Angeles      CA     90035           1996                       71,228
    15     Houston             Harris           TX     77041           2003                        376
--------------------------------------------------------------------------------------------------------------
    16     Phoenix             Maricopa         AZ     85008           2002                        368
    17     Santa Fe Springs    Los Angeles      CA     90670      1983 and 1989     2004         177,402
    18     Houston             Harris           TX     77077           2003                        270
    19     New York            New York         NY     10001           1930         2004          20,000
    20     Albany              Albany           NY     12207           2005                       78,534
--------------------------------------------------------------------------------------------------------------
    21     Schaumburg          Cook             IL     60173           1971         1997         207,583
    22     Redmond             King             WA     98052           1986         1996         196,100
    23     West Bloomfield     Oakland          MI     48323           1979         1996         134,685
    24     Gardena             Los Angeles      CA     90248           2004                       52,566
    25     Elizabeth           Union            NJ     Various       Various        2004           287
--------------------------------------------------------------------------------------------------------------
   25.1    Elizabeth           Union            NJ     07208           1920         2004            77
   25.2    Elizabeth           Union            NJ     07201           1925         2004            51
   25.3    Elizabeth           Union            NJ     07201           1925         2004            44
   25.4    Elizabeth           Union            NJ     07208           1920         2004            46
   25.5    Elizabeth           Union            NJ     07201           1965         2004            37
--------------------------------------------------------------------------------------------------------------
   25.6    Elizabeth           Union            NJ     07201           1906         2004            32
    26     Chicago             Cook             IL     60620           1989                      175,774
    27     Cherry Hill         Camden           NJ     08002       1982 & 1984      2005         148,147
    28     Salem               Marion           OR     97305           2004                        178
    29     Saugus              Essex            MA     01906           1994                       75,441
--------------------------------------------------------------------------------------------------------------
    30     Duluth              Gwinnett         GA     30096           1998                      177,914
    31     Plano               Collin           TX     75075           1989                        314
    32     New York            New York         NY     10033           2004                      108,000
    33     Miami               Miami-Dade       FL     33139        1936, 2004      2004          17,039
    34     Stafford            Stafford         VA     22556           2003                       37,955
--------------------------------------------------------------------------------------------------------------
    35     Stafford            Stafford         VA     22556           2003                       37,266
    36     Stafford            Stafford         VA     22556           2003                       13,220
    37     Elmwood Park        Bergen           NJ     07407           1991                       95,966
    38     New York            New York         NY     10022           1960         1984          39,974
    39     Tallahassee         Leon             FL     32303        1970-1973       2004           232
--------------------------------------------------------------------------------------------------------------
    40     Vernon              Los Angeles      CA     90058           2004                      106,135
    41     Birmingham          Oakland          MI     48009           1972         2004          93,079
    42     Sparks              Washoe           NV     89431        1978-1983       1996          1,735
    43     Cedar Rapids        Linn             IA     52404       1999 - 2002                     390
    44     Atlanta             Cobb             GA     30339           1986                       98,543
--------------------------------------------------------------------------------------------------------------
    45     Chamblee            DeKalb           GA     30341           1985                      100,326
    46     Charlotte           Mecklenburg      NC     28262           1999                        240
    47     Colorado Springs    El Paso          CO     80909           1983         2004         102,306
    48     Baltimore           Anne Arundel     MD     21225           2000                        145
    49     City of Industry    Los Angeles      CA     91748           1989         2004          75,500
--------------------------------------------------------------------------------------------------------------
    50     Las Vegas           Clark            NV     89131           2003                       24,420
    51     Orange              Orange           CA     92867           1978                       63,635
    52     Amarillo            Randall          TX     79109           1983                        216
    53     Overland Park       Johnson          KS     66213           2000                        120
    54     Hagerstown          Washington       MD     21740           1968                        110
--------------------------------------------------------------------------------------------------------------
    55     Reno                Washoe           NV     89502           1990                       1,691
    56     Fort Lauderdale     Broward          FL     33315           2001                        108
    57     Gainesville         Alachua          FL     32608           1972                        234
    58     Newport News        Isle of Wight    VA     23601           1981         1996           175
    59     Oceanside           San Diego        CA     92054           1984                        590
--------------------------------------------------------------------------------------------------------------
    60     Hampton             Hampton          VA     23666           1980                        198
    61     Brooklyn            Kings            NY     11212           1963         1988          21,650
    62     New York            New York         NY     10021           1962                         64
    63     El Cajon            San Diego        CA     92019           1979                       32,270
    64     Cincinnati          Hamilton         OH     45204           1972         2004           176
--------------------------------------------------------------------------------------------------------------
    65     Alpharetta          Fulton           GA     30005           2004                       28,718
    66     Corona              Riverside        CA     92881           1990         1998          46,283
    67     Memphis             Shelby           TN     38111      1994 and 2000                  183,774
    68     Lemon Grove         San Diego        CA     91945           1971         1990          33,035
    69     City of Industry    Los Angeles      CA     91748           1989         2004          45,949
--------------------------------------------------------------------------------------------------------------
    70     LaVerne             Los Angeles      CA     91750           1999                       19,568
    71     Augusta             Columbia         GA     30904           1995                       75,695
    72     Woodbridge          Prince William   VA     22192           1958                        122
    73     Scottsdale          Maricopa         AZ     85251           1997                        622
    74     Gainesville         Alachua          FL     32608           1969         2000           145
--------------------------------------------------------------------------------------------------------------
    75     Mesa                Maricopa         AZ     85205      1988 and 1996     2004          24,693
    76     Jacksonville        Duval            FL     32203           1960         1995         182,901
    77     Berea               Cuyahoga         OH     44017           2004                       13,650
    78     Cincinnati          Hamilton         OH     45236           1994         2004          22,709
    79     Detroit             Wayne            MI     48219           1999                       11,180
--------------------------------------------------------------------------------------------------------------
    80     Buena Park          Orange           CA     90621           2003                        465
    81     Redondo Beach       Los Angeles      CA     90278           1972         2004          43,000
    82     Tupelo              Lee              MS     38801           2000                         89
    83     Granada Hills       Los Angeles      CA     91344           1974                       23,739
    84     California          St. Mary's       MD     20619           1989         2002          52,000
--------------------------------------------------------------------------------------------------------------
    85     Amherst             Erie             NY     14221           1998                       29,480
    86     Naperville          DuPage           IL     60563           2004                       14,490
    87     Phoenix             Maricopa         AZ     85016        1996, 1999                     554
    88     Palm Harbor         Pinellas         FL     34683           2004                       14,820
    89     Bloomington         McClean          IL     61701           2004                       13,147
--------------------------------------------------------------------------------------------------------------
    90     Santa Clarita       Los Angeles      CA     91355           2004                       8,652
    91     Buffalo             Wright           MN     55313           2001                         48
    92     Menifee             Riverside        CA     92584           2000                        428
    93     Los Angeles         Los Angeles      CA     90004           1925         1998          7,396
    94     Arlington           Shelby           TN     38002           2000                       15,120
--------------------------------------------------------------------------------------------------------------
    95     Northfield          Rice             MN     55057           2004                       14,550
    96     Harrisonburg        Rockingham       VA     22801           1992                       44,019
    97     Palatka             Putnam           FL     32177           1984         2003          96,157
    98     Chehalis            Lewis            WA     98532           2004                       13,328
    99     San Antonio         Bexar            TX     78218           1999                       13,905
--------------------------------------------------------------------------------------------------------------
   100     Portland            Cumberland       ME     04102           1999                       11,180
   101     Woonsocket          Providence       RI     02895        2004, 2005                    10,350
   102     Bellingham          Whatcom          WA     98226           2003                       30,313
   103     Katy                Harris           TX     77493           2004                       14,560
   104     Belpre              Washington       OH     45714           1999                       11,180
--------------------------------------------------------------------------------------------------------------
   105     Detriot             Wayne            MI     48213           1998                       11,180
   106     Goldsboro           Wayne            NC     27534        1999-2000                       40
   107     Milton-Freewater    Umatilla         OR     97862           1999                       13,328
   108     Roanoke             Roanoke          VA     24018           1998                       11,060
   109     Huntsville          Madison          AL     35810           1990         2004          82,612
--------------------------------------------------------------------------------------------------------------
   110     Red Bluff           Tehama           CA     96080           2004                       13,545
   111     Port Clinton        Ottawa           OH     43452           1974                        147
   112     Thomasville         Thomas           GA     31792           2003                        112
   113     Canton              Stark            OH     44718           1999                       13,804
   114     Wheeling            Ohio             WV     26003           1999                       11,180
--------------------------------------------------------------------------------------------------------------
   115     Auburndale          Polk             FL     33823           1984         2004          58,483
   116     Durand              Shiawassee       MI     48429           1998                       11,060
   117     Salt Lake City      Salt Lake        UT     84117           1997                        164
   118     Marion              Smyth            VA     24354           1998                       11,088
   119     Sacramento          Sacramento       CA     95841           1988                         46
--------------------------------------------------------------------------------------------------------------
   120     Denton              Caroline         MD     21629           2002                       18,000
   121     East Palestine      Columbiana       OH     44413           1999                       11,180
   122     Erie                Erie             PA     16508           1998                       11,325
   123     Columbus            Muscogee         GA     31908           1972                         44
   124     North Dansville     Livingston       NY     14437           1998                       11,348
--------------------------------------------------------------------------------------------------------------
   125     Smithfield          Wight            VA     23430           2004                       13,620
   126     Post Falls          Kootenai         ID     83854        1994-1995       2004            42
   127     Bloomington         Monroe           IN     47403           1991                         42
   128     Oldsmar             Pinnellas        FL     34677           1999                       47,337
   129     Middlebury          New Haven        CT     06762           1987                       25,705
--------------------------------------------------------------------------------------------------------------
   130     Jacksonville        Duval            FL     32210           1990         2003          16,080
   131     Delphos             Allen            OH     45833           1999                       11,180
   132     Jacksonville        Duval            FL     32217           1990                       15,700
   133     Cameron             Milam            TX     76520           2003                         68
   134     Elbridge            Onodaga          NY     13060           1961                         98
--------------------------------------------------------------------------------------------------------------
   135     Charlotte           Eaton            MI     48813           2000                         40
   136     Indio               Riverside        CA     92201           1988                        281
   137     Donna               Hidalgo          TX     78537           1973         2002           414

             UNITS    LOAN PER NET                                                 FOURTH         FOURTH          THIRD
              OF      RENTABLE AREA          PREPAYMENT PROVISIONS              MOST RECENT     RECENT NOI     MOST RECENT
    ID      MEASURE   SF/UNITS(7)(10)      (# OF PAYMENTS)(4)(14)(15)(17)           NOI            DATE            NOI
---------------------------------------------------------------------------------------------------------------------------

    1      Sq. Ft.            374.78       L(26),D(29),O(5)                      67,618,129     12/31/2002      63,266,487
    2      Sq. Ft.            206.93       L(27),D(29),O(4)                      12,221,648     12/31/2002      14,530,441
    3      Sq. Ft.            301.46       L(28),D(25),O(7)                      18,794,284     12/31/2002      20,056,895
    4      Sq. Ft.            220.01       L(24),D(92),O(4)                                                      1,808,914
    5      Sq. Ft.            115.34       L(24),D(92),O(4)                       7,449,665     10/31/2002       6,594,510
---------------------------------------------------------------------------------------------------------------------------
    6      Sq. Ft.             87.01       L(25),D(32),O(3)                       5,422,432     12/31/2002       5,530,549
    7      Rooms          189,873.42       L(24),D(92),O(4)                      15,434,164     12/31/2002      17,646,679
    8      Sq. Ft.            353.60       L(24),D(33),O(4)                       2,571,290     12/31/2002       2,432,822
    9      Sq. Ft.            122.80       L(24),D(94),O(3)
    10     Sq. Ft.            122.80       L(24),D(94),O(3)                       1,068,036     12/31/2002         767,908
---------------------------------------------------------------------------------------------------------------------------
    11     Units           59,477.12       L(36),D(44),O(4)
    12     Sq. Ft.            189.18       L(24),YM1(152),O(4)                    7,266,812     12/31/2002       6,181,496
    13     Sq. Ft.            464.09       L(24),D(92),O(4)                       2,327,869     12/31/2002       2,283,670
    14     Sq. Ft.            426.04       L(36),D(80),O(4)                       2,279,858     12/31/2002       2,263,635
    15     Units           69,680.85       L(35),YM1(45),O(4)
---------------------------------------------------------------------------------------------------------------------------
    16     Units           62,294.06       L(25),D(55),O(4)                                                      1,459,169
    17     Sq. Ft.            124.01       L(36),D(20),O(4)                       1,278,913     12/31/2002       1,629,150
    18     Units           76,666.67       L(35),YM1(81),O(4)                                                       67,489
    19     Sq. Ft.          1,000.00       L(24),D(92),O(4)
    20     Sq. Ft.            225.10       L(24),D(57),O(3)
---------------------------------------------------------------------------------------------------------------------------
    21     Sq. Ft.             84.30       L(23),YM1(57),O(4)                     4,082,358     12/31/2002       2,899,079
    22     Sq. Ft.             86.69       L(36),D(68),O(4)
    23     Sq. Ft.            122.51       L(35),YM1(82),O(3)                     2,422,723     12/31/2002       1,593,503
    24     Sq. Ft.            310.81       L(36),D(80),O(4)
    25     Units           53,135.89       L(24),D(92),O(4)
---------------------------------------------------------------------------------------------------------------------------
   25.1    Units
   25.2    Units
   25.3    Units
   25.4    Units
   25.5    Units
---------------------------------------------------------------------------------------------------------------------------
   25.6    Units
    26     Sq. Ft.             85.34       L(23),YM1(57),O(4)                     2,111,882     12/31/2002       2,523,324
    27     Sq. Ft.             97.20       L(25),D(30),O(5)                         816,115     12/31/2002         888,295
    28     Units           80,056.18       L(26),D(30),O(4)
    29     Sq. Ft.            185.58       L(24),D(93),O(3)                       1,518,409     12/31/2002       1,264,618
---------------------------------------------------------------------------------------------------------------------------
    30     Sq. Ft.             78.13       L(25),D(92),O(3)                       1,717,269     12/31/2002       1,737,529
    31     Units           43,312.10       L(36),D(80),O(4)                       1,428,154     12/31/2002       1,320,208
    32     Sq. Ft.            122.69       L(24),D(93),O(4)
    33     Sq. Ft.            774.69       L(25),D(91),O(4)
    34     Sq. Ft.            143.82       L(24),D(94),O(3)
---------------------------------------------------------------------------------------------------------------------------
    35     Sq. Ft.            143.82       L(24),D(94),O(3)                                                        304,066
    36     Sq. Ft.            143.82       L(24),D(94),O(3)                                                        199,082
    37     Sq. Ft.            127.86       L(36),D(80),O(4)                       1,545,589     12/31/2002       1,637,248
    38     Sq. Ft.            299.90       L(25),D(93),O(2)                         461,641     12/31/2002         471,766
    39     Units           50,862.07       L(24),D(92),O(4)                       1,095,519     12/31/2002       1,094,711
---------------------------------------------------------------------------------------------------------------------------
    40     Sq. Ft.            105.05       L(36),D(140),O(4)
    41     Sq. Ft.            118.18       L(29),D(88),O(3)
    42     Units            5,585.49       L(25),D(92),O(3)                         919,504     12/31/2002         974,544
    43     Units           24,615.38       L(24),D(56),O(4)                         800,537     12/31/2002       1,035,681
    44     Sq. Ft.             95.39       L(27),D(89),O(4)                         867,484     12/31/2002          92,277
---------------------------------------------------------------------------------------------------------------------------
    45     Sq. Ft.             93.69       L(27),D(89),O(4)                       1,194,079     12/31/2002         940,060
    46     Units           38,750.00       L(36),D(80),O(4)                         998,917     12/31/2002         784,419
    47     Sq. Ft.             89.06       L(35),YM1(81),O(4)                     1,206,872     12/31/2002       1,197,538
    48     Rooms           62,068.97       L(24),D(92),O(4)                       1,546,428     10/31/2002       1,153,012
    49     Sq. Ft.            117.07       L(27),D(33),O(24)                        830,302     12/31/2002         696,082
---------------------------------------------------------------------------------------------------------------------------
    50     Sq. Ft.            351.82       L(25),D(91),O(4)                                                        176,532
    51     Sq. Ft.            131.70       L(36),D(80),O(4)                         773,719     12/31/2002         794,955
    52     Units           37,962.96       L(59),YM1(57),O(4)                                                      760,694
    53     Rooms           62,500.00       L(24),D(92),O(4)                       1,249,717     12/31/2002         985,826
    54     Units           68,114.70       L(25),D(91),O(4)                         744,866     12/31/2002         778,822
---------------------------------------------------------------------------------------------------------------------------
    55     Units            4,198.70       L(24),D(93),O(3)                         734,491     12/31/2002         690,750
    56     Rooms           64,814.81       L(24),D(93),O(3)                         722,239     12/31/2002         668,632
    57     Units           29,771.33       L(36),D(80),O(4)                         680,473     12/31/2002         654,832
    58     Units           37,485.71       L(36),D(80),O(4)                         591,738     12/31/2002         589,497
    59     Units           10,945.05       L(35),YM1(79),O(6)                       376,797     12/31/2002         412,606
---------------------------------------------------------------------------------------------------------------------------
    60     Units           32,323.23       L(36),D(80),O(4)                         532,687     12/31/2002         558,132
    61     Sq. Ft.            286.37       L(24),D(92),O(4)                         479,026     12/31/2002         555,160
    62     Units           93,750.00       L(24),D(152),O(4)
    63     Sq. Ft.            184.38       L(36),D(80),O(4)                         483,808     12/31/2002         523,894
    64     Units           33,636.36       L(25),D(92),O(3)
---------------------------------------------------------------------------------------------------------------------------
    65     Sq. Ft.            187.46       L(24),D(90),O(3)
    66     Sq. Ft.            113.70       L(36),D(77),O(7)
    67     Sq. Ft.             28.27       L(36),D(43),O(5)
    68     Sq. Ft.            154.38       L(36),YM1(81),O(4)                       467,846     12/31/2002         480,446
    69     Sq. Ft.            110.58       L(27),D(33),O(24)                        467,673     12/31/2002         513,177
---------------------------------------------------------------------------------------------------------------------------
    70     Sq. Ft.            257.00       L(36),D(80),O(4)                         475,996     12/31/2002         457,691
    71     Sq. Ft.             66.12       L(24),YM1(32),O(4)                       503,897     12/31/2002         537,194
    72     Pads            40,946.06       L(25),D(92),O(3)                                                        408,813
    73     Units            7,580.89       L(35),YM1(79),O(6)                       363,657     12/31/2002         441,028
    74     Units           31,572.28       L(36),D(80),O(4)                         440,145     12/31/2002         446,952
---------------------------------------------------------------------------------------------------------------------------
    75     Sq. Ft.            180.10       L(59),YM1(57),O(4)                       227,972     12/25/2002         211,889
    76     Sq. Ft.             23.86       L(36),D(80),O(4)
    77     Sq. Ft.            307.69       L(24),D(93),O(3)
    78     Sq. Ft.            184.77       L(36),D(80),O(4)
    79     Sq. Ft.            375.31       L(25),D(92),O(3)
---------------------------------------------------------------------------------------------------------------------------
    80     Units            8,602.15       L(36),D(80),O(4)
    81     Sq. Ft.             92.93       L(25),D(90),O(5)
    82     Units           44,881.39       L(25),D(92),O(3)                         305,439     12/31/2002         499,269
    83     Sq. Ft.            164.29       L(24),YM1(92),O(4)                                                      325,148
    84     Sq. Ft.             73.85       L(26),D(93),O(1)
---------------------------------------------------------------------------------------------------------------------------
    85     Sq. Ft.            129.58       L(36),D(80),O(4)                         376,871     12/31/2002         387,915
    86     Sq. Ft.            262.25       L(24),D(93),O(3)
    87     Units            6,232.07       L(35),YM1(79),O(6)                       223,938     12/31/2002         271,499
    88     Sq. Ft.            229.19       L(25),D(92),O(3)
    89     Sq. Ft.            246.09       L(25),D(92),O(3)
---------------------------------------------------------------------------------------------------------------------------
    90     Sq. Ft.            363.72       L(25),D(83),O(12)
    91     Units           63,478.66       L(25),D(92),O(3)                          42,028     12/31/2002         191,829
    92     Units            7,009.35       L(24),D(93),O(3)                         284,043     12/31/2002         302,638
    93     Sq. Ft.            351.20       L(36),D(80),O(4)                         231,173     12/31/2002         262,134
    94     Sq. Ft.            170.30       L(24),D(93),O(3)
---------------------------------------------------------------------------------------------------------------------------
    95     Sq. Ft.            175.07       L(25),D(92),O(3)
    96     Sq. Ft.             56.54       L(36),D(80),O(4)                         297,837     12/31/2002         339,955
    97     Sq. Ft.             24.84       L(25),D(92),O(3)
    98     Sq. Ft.            178.95       L(63),D(163),O(4)
    99     Sq. Ft.            169.00       L(24),D(93),O(3)
---------------------------------------------------------------------------------------------------------------------------
   100     Sq. Ft.            209.98       L(119),YM1(116),O(4)
   101     Sq. Ft.            226.45       L(24),D(93),O(3)
   102     Sq. Ft.             74.95       L(25),D(94),O(1)
   103     Sq. Ft.            154.38       L(25),D(92),O(3)
   104     Sq. Ft.            196.68       L(118),YM1(118),O(4)
---------------------------------------------------------------------------------------------------------------------------
   105     Sq. Ft.            196.07       L(119),YM1(120),O(1)
   106     Units           54,323.66       L(25),D(92),O(3)                         257,843     12/31/2002         233,815
   107     Sq. Ft.            159.78       L(63),D(114),O(4)
   108     Sq. Ft.            184.39       L(119),YM1(117),O(4)
   109     Sq. Ft.             23.76       L(25),D(92),O(3)
---------------------------------------------------------------------------------------------------------------------------
   110     Sq. Ft.            143.96       L(24),D(153),O(3)
   111     Pads            12,619.05       L(24),D(93),O(3)                         102,691     12/31/2002         142,532
   112     Units           16,061.38       L(119),YM1(93),O(4)
   113     Sq. Ft.            130.26       L(119),YM1(115),O(4)
   114     Sq. Ft.            154.15       L(119),YM1(115),O(4)
---------------------------------------------------------------------------------------------------------------------------
   115     Sq. Ft.             29.30       L(25),D(92),O(3)
   116     Sq. Ft.            150.87       L(119),YM1(117),O(4)
   117     Units            9,897.67       L(25),D(92),O(3)                         139,776     12/31/2002         172,019
   118     Sq. Ft.            141.27       L(119),YM1(117),O(4)
   119     Units           32,575.39       L(25),D(92),O(3)                                                        249,973
---------------------------------------------------------------------------------------------------------------------------
   120     Sq. Ft.             81.00       L(25),D(92),O(3)                          53,642     12/31/2002         108,023
   121     Sq. Ft.            130.05       L(119),YM1(117),O(4)
   122     Sq. Ft.            124.63       L(119),YM1(115),O(4)
   123     Units           31,742.13       L(26),D(91),O(3)                         155,933     12/31/2002         162,128
   124     Sq. Ft.            122.93       L(119),YM1(117),O(4)
---------------------------------------------------------------------------------------------------------------------------
   125     Sq. Ft.             99.03       L(25),D(92),O(3)
   126     Units           31,904.76       L(24),D(93),O(3)                         130,390     12/31/2002         153,722
   127     Units           31,547.62       L(24),D(93),O(3)                         133,343     12/31/2002          94,862
   128     Sq. Ft.             27.46       L(24),D(93),O(3)                         238,944     12/31/2002         221,608
   129     Sq. Ft.             49.50       L(59),D(57),O(4)
---------------------------------------------------------------------------------------------------------------------------
   130     Sq. Ft.             78.18       L(26),D(91),O(3)
   131     Sq. Ft.            110.05       L(118),YM1(118),O(4)
   132     Sq. Ft.             78.17       L(26),D(91),O(3)
   133     Units           17,600.94       L(36),D(176),O(4)
   134     Pads            11,632.65       L(24),D(33),O(3)                         114,437     12/31/2002         123,823
---------------------------------------------------------------------------------------------------------------------------
   135     Pads            26,853.08       L(25),D(92),O(3)                          39,679     12/31/2002          34,804
   136     Units            3,550.30       L(26),D(91),O(3)                         188,879     12/31/2002         138,614
   137     Pads             2,166.72       L(25),D(92),O(3)                         199,975     12/31/2002         176,579

                                                                      THIRD MOST            SECOND             SECOND MOST
                                                                      RECENT NOI         MOST RECENT            RECENT NOI
    ID                        PROPERTY NAME                              DATE                NOI                   DATE
------------------------------------------------------------------------------------------------------------------------------------

    1      General Motors Building                                    12/31/2003
    2      63 Madison Avenue                                          12/31/2003
    3      Lakeside Mall                                              12/31/2003            19,985,528          9/30/2004
    4      Bank of America Tower at Las Olas City Centre              12/31/2003             3,348,127          12/31/2004
    5      Continental Park Plaza                                     10/31/2003             7,043,555          12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
    6      Burnham Center                                             12/31/2003             5,923,989       T-12 12/31/2004
    7      Loews Miami Beach                                          12/31/2003            16,088,759          12/31/2004
    8      1414 Avenue of the Americas                                12/31/2003             2,790,114          12/31/2004
    9      Madrona Office Building                                                             980,286          12/31/2004
    10     North Belt Corporate Center                                12/31/2003               891,133          12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
    11     Signature Ridge Apartments                                                        3,142,776          12/31/2004
    12     Wellpoint Office Tower                                     12/31/2003             6,504,481   YTD 10/31/04 Annualized
    13     1156 Avenue of the Americas                                12/31/2003             2,048,473          12/31/2004
    14     Hillcrest Promenade                                        12/31/2003             2,403,046          9/30/2004
    15     The Las Ventanas Apartments                                                       2,871,864          9/30/2004
------------------------------------------------------------------------------------------------------------------------------------
    16     Courtney Village                                           12/31/2003
    17     Town Center Business Park                                  12/31/2003             1,200,274          10/31/2004
    18     The Bridges of Eldridge Apartments                         12/31/2003             1,345,887          10/25/2004
    19     40 West 34th Street
    20     Albany Family Court
------------------------------------------------------------------------------------------------------------------------------------
    21     Woodfield Commons                                          12/31/2003
    22     Genie Industries Buildings                                                        1,766,355          9/30/2004
    23     Crosswinds Mall                                            12/31/2003
    24     Federal Express Freight Facility
    25     Elizabeth Multifamily Portfolio
------------------------------------------------------------------------------------------------------------------------------------
   25.1    610 Salem Avenue
   25.2    470 Jefferson Avenue
   25.3    1108 Anna Street
   25.4    1013 North Broad Street
   25.5    541 & 567 Walnut Street
------------------------------------------------------------------------------------------------------------------------------------
   25.6    471 Madison Avenue
    26     Chatham Ridge Shopping Center                              12/31/2003
    27     Commerce Center                                            12/31/2003             1,280,514 4 Mos 11/30/2004 Annualized
    28     Willamette Estates                                                                  181,891          11/30/2004
    29     Sherman Plaza                                              12/31/2003             1,323,435          12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
    30     Satellite 1100 & 2000                                      12/31/2003               462,650        T-12 8/31/2004
    31     Mission Collin Creek Apartments                            12/31/2003             1,163,794          12/31/2004
    32     4320 Broadway
    33     South Beach Ritz Carlton Retail                                                     502,090          11/30/2004
    34     Stafford Commerce Building IV                                                       541,369       T-12 12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
    35     Stafford Commerce Building III                             12/31/2003               568,162       T-12 12/31/2004
    36     Stafford Station                                           12/31/2003               222,472       T-12 12/31/2004
    37     River Drive Center 1                                       12/31/2003             1,596,070          10/31/2004
    38     5 East 59th Street                                         12/31/2003               921,434       T-12 12/31/2004
    39     Meridian Place Apartments                                  12/31/2003             1,135,949          12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
    40     Pacific American Fish Company
    41     360 West Maple/McCann-Erickson Building
    42     Emigrant Storage-Sparks                                    12/31/2003               988,371       T-12 11/30/2004
    43     Shamrock Apartments                                        12/31/2003             1,332,324          12/31/2004
    44     One Tower Creek                                            12/31/2003               515,056          12/23/2004
------------------------------------------------------------------------------------------------------------------------------------
    45     Plaza Square North                                         12/31/2003               999,679          12/23/2004
    46     Lexington on Mallard Creek                                 12/31/2003               832,422          10/31/2004
    47     Citadel Terrace Office Building                            12/31/2003             1,005,618          12/31/2004
    48     Sleep Inn BWI Airport                                      10/31/2003             1,405,422          10/31/2004
    49     Concourse Office Building I                                12/31/2003               772,166        T-12 8/31/2004
------------------------------------------------------------------------------------------------------------------------------------
    50     Centennial Court Shopping Center                           12/31/2003               416,864          12/31/2004
    51     Merchants Centre                                           12/31/2003               831,393          11/30/2004
    52     Newport Apartments                                         12/31/2003               768,798          9/30/2004
    53     Residence Inn - Overland Park                              12/31/2003             1,261,560          11/30/2004
    54     Edgewood Hill Apartments                                   12/31/2003               764,479          12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
    55     Emigrant Storage-Reno                                      12/31/2003               790,929       T-12 12/31/2004
    56     Hampton Inn - Ft. Lauderdale                               12/31/2003             1,024,885          12/31/2004
    57     Piccadilly Apartments                                      12/31/2003               673,551          11/30/2004
    58     Berkley West Apartments                                    12/31/2003               634,521          11/30/2004
    59     StorAmerica - Oceanside                                    12/31/2003               504,823       T-12 12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
    60     Paula Marie Village Apartments                             12/31/2003               713,000          11/30/2004
    61     1 Remsen Avenue                                            12/31/2003               544,246          8/31/2004
    62     30 East 65th Street
    63     Granite Hills Shopping Center                              12/31/2003               549,884          11/30/2004
    64     Summit View Apartments
------------------------------------------------------------------------------------------------------------------------------------
    65     Village at Park Bridge                                                              140,710        YTD 12/31/2004
    66     El Tapatio Market
    67     Building Plastics, Inc.
    68     Lemon Grove Square                                         12/31/2003               475,946          9/30/2004
    69     Concourse Office Building II                               12/31/2003               563,530        T-12 8/31/2004
------------------------------------------------------------------------------------------------------------------------------------
    70     LaVerne Center                                             12/31/2003               476,919          7/31/2004
    71     Evans Towne Center                                         12/31/2003               599,125        T-12 9/30/2004
    72     Elm Farm MHP                                         Feb-Dec '03 Annualized         498,041          12/31/2004
    73     StorAmerica - Scottsdale                                   12/31/2003
    74     Point West Apartments                                      12/31/2003               482,129          11/30/2004
------------------------------------------------------------------------------------------------------------------------------------
    75     Falcon View Plaza                                          12/25/2003               383,022          10/25/2004
    76     The Georgia Pacific Warehouse and Distribution Center
    77     Walgreens - Berea, OH
    78     Sycamore Crossing
    79     Walgreens - Detroit, MI
------------------------------------------------------------------------------------------------------------------------------------
    80     Dale Street Storage                                                                 182,918          10/31/2004
    81     Ferguson Piping
    82     Chesterville Gardens Apartments                            12/31/2003               553,290       T-12 12/31/2004
    83     Knollwood Plaza                                            12/31/2003               434,868       T-12 12/31/2004
    84     BAE Systems Building
------------------------------------------------------------------------------------------------------------------------------------
    85     ADP Office                                                 12/31/2003               507,990          9/30/2004
    86     Walgreens - Naperville,IL
    87     StorAmerica - Phoenix                                      12/31/2003
    88     Walgreens - Palm Harbor, FL
    89     Washington Commons
------------------------------------------------------------------------------------------------------------------------------------
    90     Baywood & McBean Plaza
    91     Village Place Apartments                                   12/31/2003               241,309       T-12 12/31/2004
    92     Menifee Self Storage                                       12/31/2003               351,267       T-12 12/31/2004
    93     Larchmont Boulevard Building                               12/31/2003               259,312          12/31/2004
    94     Walgreens - Arlington, TN
------------------------------------------------------------------------------------------------------------------------------------
    95     Walgreens - Northfield, MN
    96     Town Center Shopping Center                                12/31/2003               304,963          10/31/2004
    97     Putnam County Centre                                                                320,690       T-12 12/31/2004
    98     Rite Aid Chehalis                                                                   353,712          11/10/2004
    99     Walgreens - San Antonio, TX
------------------------------------------------------------------------------------------------------------------------------------
   100     Rite Aid Portland
   101     Diamond Hill Road
   102     FedEx - Bellingham                                                                  287,003       T-12 12/31/2004
   103     Walgreens - Katy, TX
   104     Rite Aid Belpre
------------------------------------------------------------------------------------------------------------------------------------
   105     Rite Aid Detroit
   106     Sterling Pointe Apartments                                 12/31/2003
   107     Rite Aid Milton Freewater
   108     Rite Aid Roanoke
   109     Huntsville Commons
------------------------------------------------------------------------------------------------------------------------------------
   110     Walgreens - Red Bluff, CA
   111     The Fountains MHP                                          12/31/2003               129,339       T-12 12/31/2004
   112     Hunters Chase Apartments                                                            130,572          10/31/2004
   113     Rite Aid Canton
   114     Rite Aid Wheeling
------------------------------------------------------------------------------------------------------------------------------------
   115     Havandale Square
   116     Rite Aid Durand
   117     Holladay Self Storage                                      12/31/2003               162,174        T-12 6/30/2004
   118     Rite Aid Marion
   119     Summer Place Apartments                                    12/31/2003               280,268       T-12 12/31/2004
------------------------------------------------------------------------------------------------------------------------------------
   120     Denton Plaza                                               12/31/2003               142,101       T-12 10/31/2004
   121     Rite Aid East Palestine
   122     Rite Aid Erie
   123     Hardaway Square Apartments                                 12/31/2003               149,482       T-12 12/31/2004
   124     Rite Aid North Dansville
------------------------------------------------------------------------------------------------------------------------------------
   125     Smithfield Marketplace
   126     Post Falls Chateau Apartments                              12/31/2003               119,486          12/31/2004
   127     Hickory Grove Apartments                                   12/31/2003               112,907          12/31/2004
   128     Dunbar I                                                   12/31/2003               236,982       T-12 11/30/2004
   129     Galley Foods
------------------------------------------------------------------------------------------------------------------------------------
   130     Showcase Plaza                                                                      130,265       T-12 12/31/2004
   131     Rite Aid Delphos
   132     Powers & Toledo Plaza                                                               131,876       T-12 12/31/2004
   133     Williams Trace Apartment Community                                                   79,404          12/31/2004
   134     Rolling Hills MHC                                          12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
   135     Butternut Creek MHC                                        12/31/2003               101,220       T-12 12/31/2004
   136     AAA Self Storage of Indio                                  12/31/2003               169,234       T-12 12/31/2004
   137     Casa Del Sol Mobile Home & RV                              12/31/2003               227,937        T-12 9/30/2004

                              MOST RECENT
            MOST RECENT           NOI          UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN    UNDERWRITTEN
    ID          NOI              DATE               NOI          REVENUE           EGI         EXPENSES        RESERVES
-------------------------------------------------------------------------------------------------------------------------

    1                                           98,492,732     143,828,879    153,729,989     55,237,257         247,663
    2                                           14,177,034      21,232,129     26,014,392     11,837,358         279,082
    3                                           22,912,536      18,613,486     31,479,045      8,566,509         157,542
    4                                            7,268,107       8,741,938     12,285,648      5,017,541          81,815
    5                                            7,088,543       8,476,835     10,873,432      3,784,889          95,339
-------------------------------------------------------------------------------------------------------------------------
    6                                            5,471,503      11,898,446     12,108,930      6,637,427          87,124
    7         18,544,468    T-12 2/28/2005      24,894,095      89,021,386     89,021,386     64,127,291       3,560,855
    8                                            3,119,854       4,687,606      5,508,363      2,388,509          24,348
    9                                            3,234,991       4,563,412      4,917,869      1,682,878          31,711
    10                                           1,063,548       2,282,563      2,362,243      1,298,695          28,778
-------------------------------------------------------------------------------------------------------------------------
    11                                           3,284,228       5,362,257      5,853,761      2,569,533         153,000
    12                                           9,959,440      10,094,170     10,094,170        134,730
    13                                           3,158,057       4,060,329      4,358,113      1,200,056          14,982
    14                                           2,545,228       2,616,190      3,801,437      1,256,211          10,684
    15                                           2,153,556       3,710,919      3,931,815      1,778,260          94,000
-------------------------------------------------------------------------------------------------------------------------
    16         1,999,944    T-12 1/31/2005       2,076,770       3,198,559      3,511,966      1,435,196          92,000
    17                                           2,269,648       3,542,205      3,720,130      1,450,483          37,461
    18                                           1,822,747       2,835,977      3,074,973      1,252,226          67,500
    19           807,507    T-12 1/13/2005       1,704,585       1,780,074      2,041,092        336,507           4,000
    20                                           1,806,967       1,890,200      1,890,200         83,233          36,000
-------------------------------------------------------------------------------------------------------------------------
    21         2,773,300    T-12 2/28/2005       2,367,608       2,819,067      3,949,938      1,582,330          31,137
    22                                           1,672,083       1,573,542      1,738,075         65,992          19,610
    23         1,598,655    T-12 1/31/2005       1,806,562       1,869,436      2,655,686        849,123          20,203
    24                                           1,647,086       1,672,000      1,680,700         33,614           8,700
    25                                           1,315,555       2,186,248      2,186,248        870,693          71,750
-------------------------------------------------------------------------------------------------------------------------
   25.1                                            404,220         643,079        643,079        238,859          19,250
   25.2                                            175,584         327,490        327,490        151,906          12,750
   25.3                                            203,534         324,345        324,345        120,811          11,000
   25.4                                            200,156         352,697        352,697        152,541          11,500
   25.5                                            171,121         281,111        281,111        109,990           9,250
-------------------------------------------------------------------------------------------------------------------------
   25.6                                            160,940         257,526        257,526         96,586           8,000
    26         2,109,753    T-12 1/31/2005       2,257,599       2,322,606      3,953,860      1,696,261          26,362
    27                                           1,244,263       2,465,243      2,523,103      1,278,840          29,629
    28                                             802,827       1,084,903      1,240,547        437,720          35,600
    29                                           1,255,693       1,442,458      1,648,178        392,485          12,068
-------------------------------------------------------------------------------------------------------------------------
    30                                           1,383,401       1,873,731      2,091,884        708,482          34,960
    31                                           1,227,186       2,240,447      2,416,306      1,189,120          78,500
    32                                           1,049,802       1,140,000      1,173,288        123,486          16,200
    33         1,215,356    Ann. 1/31/2005       1,279,420       1,242,940      1,659,753        380,333           3,408
    34                                             594,867         813,068        826,151        231,284           5,693
-------------------------------------------------------------------------------------------------------------------------
    35                                             564,514         800,573        800,573        236,059           5,590
    36                                             207,541         207,549        272,792         65,251           1,983
    37                                           1,380,392       2,117,414      2,330,403        950,011          19,193
    38                                           1,228,091       1,948,964      2,160,211        932,120           8,150
    39                                           1,125,228       1,810,741      1,942,973        817,746          68,904
-------------------------------------------------------------------------------------------------------------------------
    40                                           1,476,832       1,512,424      1,522,507         45,675          10,614
    41                                           1,385,999       2,023,305      2,023,305        637,306          13,962
    42                                           1,080,358       1,265,855      1,364,839        284,482          37,517
    43                                             898,721       1,637,808      1,731,524        832,802          78,000
    44                                             847,246       1,529,952      1,567,410        720,165          19,709
-------------------------------------------------------------------------------------------------------------------------
    45                                           1,088,290       1,790,077      1,800,673        712,383          20,065
    46                                             883,861       1,576,150      1,624,857        740,996          60,000
    47                                             975,083       1,028,557      1,759,561        784,478          23,470
    48         1,347,790    T-12 1/31/2005       1,354,877       3,230,489      3,230,489      1,875,612         129,220
    49                                             936,621       1,277,573      1,574,652        638,032          15,095
-------------------------------------------------------------------------------------------------------------------------
    50                                             746,042         760,484        908,256        162,214           4,895
    51                                             873,963       1,040,844      1,182,102        308,139          12,727
    52                                             744,023       1,259,919      1,336,948        592,925          54,000
    53                                           1,220,990       3,345,479      3,345,479      2,124,488         133,819
    54                                             693,359         945,705      1,100,922        407,563          29,370
-------------------------------------------------------------------------------------------------------------------------
    55                                             757,664       1,066,463      1,133,146        375,482          27,858
    56         1,029,005    T-12 1/31/2005       1,023,323       2,979,541      3,022,075      1,998,753         133,333
    57                                             766,217       1,398,876      1,453,176        686,959          70,200
    58                                             702,374       1,087,036      1,092,736        390,362          43,750
    59                                             634,469         780,303      1,530,291        223,432           9,541
-------------------------------------------------------------------------------------------------------------------------
    60                                             682,960       1,298,437      1,309,837        626,877          49,500
    61                                             554,129         620,453        718,636        164,507           4,330
    62                                           4,768,262       5,301,903      7,470,354      2,702,092          19,200
    63                                             536,500         448,065        701,452        164,952          11,393
    64           447,182    T-12 2/28/2005         560,880       1,059,139      1,103,761        542,881          44,000
-------------------------------------------------------------------------------------------------------------------------
    65                                             553,694         579,912        710,486        156,792           4,308
    66                                             511,164         527,626        703,331        192,168           6,942
    67                                             597,050         593,598        615,516         18,465          23,071
    68                                             463,172         420,433        683,780        220,608           6,375
    69                                             528,175         781,275        946,225        418,050           9,190
-------------------------------------------------------------------------------------------------------------------------
    70                                             438,055         392,196        601,912        163,857           2,935
    71                                             629,977         664,590        854,245        224,267          11,354
    72                                             482,761         579,972        639,908        157,147           6,200
    73           471,609    T-12 1/31/2005         461,788         632,721        653,551        191,763           6,743
    74                                             513,402         955,720        965,322        451,919          43,800
-------------------------------------------------------------------------------------------------------------------------
    75                                             404,382         402,737        581,563        177,181           4,458
    76                                             444,802         431,263        449,295          4,493          18,400
    77                                             397,700         410,000        410,000         12,300           2,048
    78                                             375,750         399,666        490,113        114,363           3,406
    79                                             383,683         395,549        395,549         11,866           1,677
-------------------------------------------------------------------------------------------------------------------------
    80                                             378,090         562,088        633,118        255,028           9,313
    81                                             379,898         399,000        461,711         81,813           4,476
    82                                             427,724         638,788        648,833        221,108          22,250
    83                                             394,509         399,052        523,511        129,002           3,561
    84                                             537,691         554,320        554,320         16,630           9,360
-------------------------------------------------------------------------------------------------------------------------
    85                                             397,416         421,785        472,658         75,241           5,983
    86                                             378,300         390,000        390,000         11,700           2,174
    87           230,411    T-12 1/31/2005         318,462         511,913        529,701        211,239           6,750
    88                                             310,400         320,000        320,000          9,600           2,223
    89                                             302,560         321,861        393,911         91,351           1,973
-------------------------------------------------------------------------------------------------------------------------
    90                                             321,587         323,722        403,825         82,238           1,298
    91                                             297,253         392,602        412,595        115,342          12,000
    92                                             349,428         488,905        513,261        163,833           8,715
    93                                             262,496         282,552        325,698         63,202           1,331
    94                                             283,725         292,500        292,500          8,775           2,268
-------------------------------------------------------------------------------------------------------------------------
    95                                             307,490         317,000        317,000          9,510           2,183
    96                                             351,359         415,075        446,385         95,025           6,655
    97                                             319,877         369,916        455,903        136,026          14,424
    98                                             325,945         336,026        336,026         10,081           2,399
    99                                             214,606         222,480        222,480          7,874           2,086
-------------------------------------------------------------------------------------------------------------------------
   100                                             277,711         277,711        277,711                          1,677
   101                                             215,316         225,857        299,589         84,273           1,553
   102                                             278,393         287,003        287,003          8,610           3,031
   103                                             317,930         329,000        329,000         11,070           2,184
   104                                             262,792         262,792        262,792                          1,677
-------------------------------------------------------------------------------------------------------------------------
   105                                             275,000         275,000        275,000                          1,677
   106                                             206,968         289,465        289,465         82,497          10,000
   107                                             262,431         270,547        270,547          8,116           1,999
   108                                             248,162         248,162        248,162                          1,659
   109                                             246,435         294,881        365,433        118,998          12,392
-------------------------------------------------------------------------------------------------------------------------
   110                                             349,200         360,000        360,000         10,800           2,032
   111                                             186,016         305,620        310,156        124,140           7,350
   112                                             249,139         558,949        574,759        325,620          28,344
   113                                             220,680         220,680        220,680                          2,071
   114                                             235,257         235,257        235,257                          1,677
-------------------------------------------------------------------------------------------------------------------------
   115                                             204,942         257,836        322,339        117,398           8,772
   116                                             204,610         204,610        204,610                          1,659
   117                                             181,904         215,376        229,008         47,104           3,707
   118                                             191,000         191,000        191,000                          1,663
   119                                             246,425         429,749        429,749        183,324          11,500
-------------------------------------------------------------------------------------------------------------------------
   120                                             156,456         163,507        201,821         45,364           2,700
   121                                             184,917         184,917        184,917                          1,677
   122                                             188,655         188,655        188,655                          1,699
   123                                             148,949         316,178        321,027        172,078          12,093
   124                                             171,865         171,865        171,865                          1,702
-------------------------------------------------------------------------------------------------------------------------
   125                                             137,599         156,000        165,786         28,186           2,016
   126           124,778    T-12 1/31/2005         150,799         265,428        274,666        123,868          10,500
   127           118,069    T-12 1/31/2005         127,040         241,860        252,988        125,958          12,079
   128                                             222,124         315,826        319,507         97,382           7,101
   129                                             153,719         153,716        238,650         84,931           8,997
-------------------------------------------------------------------------------------------------------------------------
   130                                             138,138         139,905        205,730         67,592           2,412
   131                                             154,282         154,282        154,282                          1,677
   132                                             138,263         135,907        188,433         15,678           2,355
   133           104,026    T-12 1/31/2005         136,497         365,750        383,846        247,349          17,000
   134           140,493    T-12 1/31/2005         143,827         269,676        269,979        126,152           4,900
-------------------------------------------------------------------------------------------------------------------------
   135                                             100,749         134,136        145,192         44,443           2,000
   136                                             158,254         263,534        275,305        117,052           6,437
   137                                             192,098         480,258        533,389        341,291          20,800

             UNDERWRITTEN   UNDERWRITTEN NET                                                              LEASE
    ID           TI/LC          CASH FLOW                    LARGEST TENANT                  SF         EXPIRATION
-------------------------------------------------------------------------------------------------------------------

    1                           98,245,069    Weil Gotshal & Manges                       539,438       8/31/2019
    2          1,303,222        12,594,730    Ziff-Davis, Inc.                            399,773       6/30/2019
    3            442,258        22,312,736    Marshall Fields Men & Home                  115,300       1/31/2006
    4                            7,186,292    Bank of America                              81,461       11/30/2012
    5            667,199         6,326,005    Accenture                                    88,222       9/30/2005
-------------------------------------------------------------------------------------------------------------------
    6            524,341         4,860,038    The County of Cook                           86,252       6/30/2009
    7                           21,333,240
    8            155,382         2,940,124    Royce & Associates, LLC                      26,727       10/31/2010
    9            169,534         3,033,746    American Honda Finance Corp                  87,206       3/31/2015
    10           125,913           908,857    Southwestern Energy Production Company       56,904       12/31/2010
-------------------------------------------------------------------------------------------------------------------
    11                           3,131,228
    12           447,026         9,512,414    Wellpoint Health Networks, Inc.             448,072       12/31/2019
    13           101,465         3,041,610    Intellispace, Inc.                           16,844       10/31/2010
    14            79,284         2,455,258    Ralphs                                       45,000       11/30/2011
    15                           2,059,556
-------------------------------------------------------------------------------------------------------------------
    16                           1,984,770
    17           199,161         2,033,027    LA County Office of Education                73,370       1/31/2015
    18                           1,755,247
    19            20,834         1,679,751    AE Outfitters Retail Co.                     20,000       2/28/2014
    20                           1,770,967    Albany County                                78,534       4/30/2025
-------------------------------------------------------------------------------------------------------------------
    21           104,343         2,232,127    Toys "R" Us                                  47,223       11/30/2006
    22            51,913         1,600,560    Genie Industries, Inc.                      196,100       9/30/2015
    23            24,015         1,762,344    The Kroger Co.                               56,170       8/31/2017
    24                           1,638,386    FedEx Freight West                           52,566       1/31/2020
    25                           1,243,805
-------------------------------------------------------------------------------------------------------------------
   25.1                            384,970
   25.2                            162,834
   25.3                            192,534
   25.4                            188,656
   25.5                            161,871
-------------------------------------------------------------------------------------------------------------------
   25.6                            152,940
    26            90,779         2,140,458    Cub Foods                                    54,456       7/31/2019
    27           155,227         1,059,407    Flaster Greenberg, PC                        32,787        4/1/2010
    28                             767,227
    29            26,777         1,216,848    Michael's Stores, Inc.                       27,941       1/31/2008
-------------------------------------------------------------------------------------------------------------------
    30           140,219         1,208,222    American Insurance Security Co.              52,244       1/31/2009
    31                           1,148,686
    32            21,600         1,012,002    Universal Parking                            89,900        1/1/2023
    33            20,360         1,255,652    Camper & Nicholsons USA, Inc.                 2,500        1/7/2014
    34            37,939           551,235    Titan Corporation                            19,828       9/17/2008
-------------------------------------------------------------------------------------------------------------------
    35            37,330           521,594    BAE Systems                                  10,444       3/16/2008
    36            13,240           192,318    Paddy's L.C.                                  4,982       11/9/2012
    37            99,606         1,261,593    Langan Engineering                           50,929       12/31/2013
    38            60,000         1,159,941    Bistate Oil Management                       10,640       3/31/2009
    39                           1,056,324
-------------------------------------------------------------------------------------------------------------------
    40            52,262         1,413,956    Pacific American Fish Company               106,135       3/31/2019
    41            75,795         1,296,242    McCann-Erickson USA, Inc                     93,079        7/1/2011
    42                           1,042,841
    43                             820,721
    44           100,873           726,665    Consolidated Container Company               21,205       3/31/2011
-------------------------------------------------------------------------------------------------------------------
    45           129,756           938,469    Summitt National Bank                        26,497       12/31/2007
    46                             823,861
    47            73,095           878,518    Lockheed Martin Corp                         73,200       11/30/2008
    48                           1,225,657
    49            85,932           835,594    FENB Securities, Inc.                         5,604       6/30/2009
-------------------------------------------------------------------------------------------------------------------
    50            27,009           714,138    Leslie's Pools                                3,000       12/31/2008
    51            46,565           814,671    Tandoor-Restaurant                            5,400       12/31/2008
    52                             690,023
    53                           1,087,171
    54            10,402           653,587
-------------------------------------------------------------------------------------------------------------------
    55                             729,806
    56                             889,990
    57                             696,017
    58                             658,624
    59            31,802           593,126
-------------------------------------------------------------------------------------------------------------------
    60                             633,460
    61            15,371           534,428    Duane Reade                                  11,000       1/31/2022
    62                           4,749,062
    63            22,521           502,586    Outback Steakhouse                            6,286       11/30/2009
    64                             516,880
-------------------------------------------------------------------------------------------------------------------
    65            21,879           527,507    Pepperoni's                                   5,338       4/30/2014
    66            17,985           486,238    El Tapatio Markets, Inc.                     46,283       11/2/2024
    67            35,659           538,321    Building Plastics, Inc.                     183,774       1/31/2017
    68            18,546           438,251    Smart & Final                                14,500       11/30/2010
    69            52,304           466,681    Yamato Corporation                            5,623       4/30/2012
-------------------------------------------------------------------------------------------------------------------
    70            11,883           423,238    Rite Aid                                     16,708       5/31/2019
    71            41,509           577,114    Publix Super Markets, Inc                    47,955        7/1/2015
    72                             476,561
    73                             455,045
    74                             469,602
-------------------------------------------------------------------------------------------------------------------
    75            18,493           381,431    Sleep Gallery                                 3,800       11/30/2006
    76            19,437           406,964    Unisource/Georgia Pacific                   182,901       6/30/2018
    77                             395,652    Walgreen Co.                                 13,650       2/28/2028
    78            14,459           357,886    Trader Joe's                                 11,939       1/31/2015
    79                             382,006    Walgreen Co.                                 11,180       1/31/2021
-------------------------------------------------------------------------------------------------------------------
    80             2,101           366,676
    81            16,288           359,134    Ferguson Enterprises                         43,000       8/31/2014
    82                             405,474
    83            17,811           373,137    Blockbuster Video                             4,562       1/31/2007
    84            20,033           508,298    BAE Systems Applied Technologies Inc.        52,000       7/31/2012
-------------------------------------------------------------------------------------------------------------------
    85            23,970           367,463    ADP                                          29,480       8/31/2014
    86                             376,126    Walgreen Co.                                 14,490       3/31/2028
    87                             311,712
    88                             308,177    Walgreen Co.                                 14,820       6/30/2029
    89             9,784           290,803    All About Eye-Care                            3,088       12/31/2009
-------------------------------------------------------------------------------------------------------------------
    90            10,828           309,461    Panera Bread                                  4,910       12/17/2014
    91                             285,253
    92                             340,713
    93             9,623           251,542    Blue Windows                                  2,098       7/31/2006
    94                             281,457    Walgreen Co.                                 15,120       3/31/2025
-------------------------------------------------------------------------------------------------------------------
    95                             305,307    Walgreen Co.                                 14,550       11/1/2029
    96            31,454           313,250    American Home Patient                         5,603       6/30/2009
    97            48,426           257,027    Big Lots                                     31,714       1/31/2009
    98                             323,546    Thrifty Payless, Inc.                        13,328       3/31/2024
    99                             212,520    Walgreen Co.                                 13,905       2/28/2029
-------------------------------------------------------------------------------------------------------------------
   100                             276,034    Rite Aid of Maine, Inc.                      11,180       6/28/2019
   101             7,754           206,009    Hollywood Video                               5,950       2/15/2018
   102                             275,362    Federal Express Corporation                  30,313       10/31/2018
   103                             315,746    Walgreen Co.                                 14,560       12/31/2029
   104                             261,115    Rite Aid of Ohio, Inc.                       11,180       11/30/2019
-------------------------------------------------------------------------------------------------------------------
   105                             273,323    Rite Aid of Michigan, Inc.                   11,180       12/7/2017
   106                             196,968
   107                             260,432    Thrifty Payless, Inc.                        13,328       2/29/2020
   108                             246,503    Rite Aid of Virginia, Inc.                   11,060       12/31/2018
   109            41,097           192,946    Big Lots                                     35,112       7/31/2009
-------------------------------------------------------------------------------------------------------------------
   110                             347,168    Walgreen Co.                                 13,545       3/31/2030
   111                             178,666
   112                             220,795
   113                             218,609    Rite Aid of Ohio, Inc.                       13,804       2/28/2019
   114                             233,580    Rite Aid of West Virginia, Inc.              11,180       8/31/2019
-------------------------------------------------------------------------------------------------------------------
   115            30,189           165,981    Beall's Outlet                               21,012       4/30/2015
   116                             202,951    Rite Aid of Michigan, Inc.                   11,060       8/31/2018
   117             3,354           174,843
   118                             189,337    Rite Aid of Virginia, Inc.                   11,088       12/31/2018
   119                             234,925
-------------------------------------------------------------------------------------------------------------------
   120            12,695           141,061    Dollar General                                7,200       2/28/2011
   121                             183,240    Rite Aid of Ohio, Inc.                       11,180       11/30/2018
   122                             186,956    Rite Aid of Pennsylvania, Inc.               11,325       2/22/2018
   123                             136,856
   124                             170,163    Rite Aid of New York, Inc.                   11,348       12/31/2018
-------------------------------------------------------------------------------------------------------------------
   125             7,523           128,060    Family Dollar                                 9,120       12/31/2015
   126                             140,299
   127                             114,961
   128            21,935           193,088    Hardware Suppliers of America                10,000       6/30/2009
   129             3,856           140,866    Galley Food Service, LLC                     25,705       12/31/2014
-------------------------------------------------------------------------------------------------------------------
   130            12,310           123,416    Village Wash House                            2,640       2/28/2008
   131                             152,605    Rite Aid of Ohio, Inc.                       11,180        1/4/2019
   132            11,976           123,932    G Produce Market                              3,420       4/30/2005
   133                             119,497
   134                             138,927
-------------------------------------------------------------------------------------------------------------------
   135                              98,749
   136                             151,817
   137                             171,298

                                                                                  LEASE
 ID                         2ND LARGEST TENANT                          SF      EXPIRATION        3RD LARGEST TENANT          SF
------------------------------------------------------------------------------------------------------------------------------------

 1    Estee Lauder                                                    327,562   3/31/2020    General Motors Corporation     100,348
 2    New York Life                                                   397,604   12/30/2010
 3    FYE (For Your Entertainment)                                     26,790   1/31/2009    Express                         14,522
 4    Greenburg, Traurig                                               41,646   1/31/2016    City Center Business Office     24,395
 5    Union Oil Company                                                87,205   12/31/2010   Vendare                         67,150
------------------------------------------------------------------------------------------------------------------------------------
 6    O'Donnell Wicklund Pigozzi and Peterson Architects Incorporated  78,748   9/30/2015    Cole Taylor Bank                40,662
 7
 8    4Kids Entertainment Licensing, Inc.                              21,980   9/30/2010    Deer Stags, Inc.                13,960
 9    NavCom Technology, Inc.                                          53,391   7/31/2010    Kaiser Foundation Health Plan   38,511
 10   GSA                                                              35,086   8/31/2011    Home Loan Corp                  18,903
------------------------------------------------------------------------------------------------------------------------------------
 11
 12
 13   The Atlantic Group                                               10,287   10/31/2007   Kahan Jewelry Corp.              8,596
 14   Longs                                                            12,006   2/28/2017    Blockbuster                      4,500
 15
------------------------------------------------------------------------------------------------------------------------------------
 16
 17   Xerox                                                            30,641   2/11/2006    State of California EDD         16,661
 18
 19
 20
------------------------------------------------------------------------------------------------------------------------------------
 21   Comp USA Inc.                                                    25,600   9/30/2012    Tower Records                   23,150
 22
 23   CVS Pharmacy                                                     10,832   10/31/2016   Evenson Card Shops, Inc.         6,355
 24
 25
------------------------------------------------------------------------------------------------------------------------------------
25.1
25.2
25.3
25.4
25.5
------------------------------------------------------------------------------------------------------------------------------------
25.6
 26   Marshall's                                                       30,857   11/30/2007   Dollar Tree Store                8,646
 27   Actelion Clinical Resources                                      24,585   7/31/2009    New York Life Insurance Co.     15,605
 28
 29   DSW                                                              25,000   2/26/2014    Party City                      11,328
------------------------------------------------------------------------------------------------------------------------------------
 30   Sarcom, Inc.                                                     25,120   1/31/2006    Rioch Corporation               24,337
 31
 32   Staples                                                          13,000    7/1/2019
 33   The Peerless Group                                                2,437   10/30/2014   Miami tre, LLC                   1,905
 34   State Farm Mutual Auto Insurance                                  6,421   11/27/2008   Uster Technology                 4,416
------------------------------------------------------------------------------------------------------------------------------------
 35   Anteon Corporation                                                8,106   8/31/2009    New Hampshire Indemnity          6,246
 36   Garrison Urgent Care                                              3,101   1/31/2007    Horizon Mortgage                 2,707
 37   Phillips Eye Center                                              11,766   12/31/2012   All State Insurance             11,760
 38   Caffe Central                                                     8,400   9/30/2018    Farland Inc.                     4,165
 39
------------------------------------------------------------------------------------------------------------------------------------
 40
 41
 42
 43
 44   Strayer University Inc.                                          15,681   7/31/2012    The Shopping Center Group       13,994
------------------------------------------------------------------------------------------------------------------------------------
 45   GSA                                                              14,052   12/12/2011   Atlantax Systems, Inc.          12,438
 46
 47   Premier Dental Care                                               4,367   11/30/2011   Traveling Nurses                 3,923
 48
 49   East West Bank                                                    5,409   3/31/2006    China Trust Bank                 5,121
------------------------------------------------------------------------------------------------------------------------------------
 50   Dr. Bazemore                                                      2,850   6/13/2009    Verizon                          2,585
 51   Bushire Salon                                                     4,500   7/31/2008    WMA                              3,914
 52
 53
 54
------------------------------------------------------------------------------------------------------------------------------------
 55
 56
 57
 58
 59
------------------------------------------------------------------------------------------------------------------------------------
 60
 61   OTB                                                               3,650   3/31/2006    Funeral Parlor                   3,500
 62
 63   Family Christian Stores                                           4,646   4/30/2005    Heritage Escrow                  3,768
 64
------------------------------------------------------------------------------------------------------------------------------------
 65   Robert Woods, DDS, PC                                             2,400   6/30/2014    Butterfly Life                   2,050
 66
 67
 68   CDC Beauty Supply                                                 2,464   8/31/2006    Coin Laundry                     1,800
 69   Vision Institute of Calif                                         4,120   8/31/2005    FCB Taiwan California Bank       4,107
------------------------------------------------------------------------------------------------------------------------------------
 70   Carl's Jr.                                                        2,860   7/15/2019
 71   The Augusta Chronicle                                             4,000   2/28/2008    Sun Rayz Tanning                 3,200
 72
 73
 74
------------------------------------------------------------------------------------------------------------------------------------
 75   Desert Peaks Pizza                                                3,196   12/31/2008   The Painter's Place              3,159
 76
 77
 78   David's Bridal, Inc.                                             10,770   11/30/2014
 79
------------------------------------------------------------------------------------------------------------------------------------
 80
 81
 82
 83   Nagayami Martial Arts                                             3,400   8/31/2005    Billy's Shoes                    1,804
 84
------------------------------------------------------------------------------------------------------------------------------------
 85
 86
 87
 88
 89   Potbelly                                                          2,552   6/30/2014    Starbucks                        1,933
------------------------------------------------------------------------------------------------------------------------------------
 90   Movassaghi/Safa                                                   2,691   11/15/2011   Red Persimmon                    1,051
 91
 92
 93   Avocado Grill                                                     2,098   2/12/2009    Studio B Pilates                 1,600
 94
------------------------------------------------------------------------------------------------------------------------------------
 95
 96   Party Supplies of HBURG                                           3,500   9/30/2008    Rockingham National              3,050
 97   Scratch & Dent World                                             26,300   11/30/2008   Tractor Supply Co.              21,809
 98
 99
------------------------------------------------------------------------------------------------------------------------------------
100
101   Mattress Discounters                                              2,900   3/31/2010    Starbucks                        1,500
102
103
104
------------------------------------------------------------------------------------------------------------------------------------
105
106
107
108
109   Tractor Supply Co.                                               27,500   11/30/2014   Fred's                          20,000
------------------------------------------------------------------------------------------------------------------------------------
110
111
112
113
114
------------------------------------------------------------------------------------------------------------------------------------
115   Fred's                                                           20,000   9/30/2009    Save-A-Lot                      17,471
116
117
118
119
------------------------------------------------------------------------------------------------------------------------------------
120   Rent-A-Center                                                     4,800   7/31/2007    Movie Gallery                    4,000
121
122
123
124
------------------------------------------------------------------------------------------------------------------------------------
125   Subway                                                            1,500   10/31/2014   Contours                         1,500
126
127
128   Gulf Fiberoptics, Inc.                                           10,000   2/28/2007    Date America                     6,300
129
------------------------------------------------------------------------------------------------------------------------------------
130   Heels and Lace                                                    1,880   8/31/2007    Wimberly Christian Daycare       1,800
131
132   Dollar Store                                                      3,000   11/30/2009   Crystal Coin Laundry             2,100
133
134
------------------------------------------------------------------------------------------------------------------------------------
135
136
137

                                                             UPFRONT                ONGOING
            LEASE      OCCUPANCY  OCCUPANCY          ACTUAL REPLACEMENT    ACTUAL REPLACEMENT   UPFRONT     MONTHLY    MONTHLY TAX
  ID     EXPIRATION      RATE     AS-OF DATE               RESERVES              RESERVES         TI/LC       TI/LC       ESCROW
-----------------------------------------------------------------------------------------------------------------------------------

  1       3/31/2010     96.33%     1/1/2005                                        31,590      70,529,451                2,400,817
  2                    100.00%     9/7/2004                 23,257                 23,257         104,166     104,166      374,870
  3       1/31/2014     92.42%    10/31/2004
  4       4/30/2013     80.18%    1/26/2005                                                     1,597,995                  155,317
  5       6/30/2012     87.80%     3/2/2005                                         7,945       6,854,000                   63,500
-----------------------------------------------------------------------------------------------------------------------------------
  6      12/31/2007     82.62%    12/16/2004                                       87,124       3,743,489                  250,883
  7                     80.76%    2/28/2005
  8       3/31/2010     98.18%    1/27/2005                                         2,007                      12,539       71,647
  9       9/30/2013     94.11%     2/1/2005                                         2,643                      14,128       49,126
  10      3/31/2006     98.25%     2/1/2005                                         2,398                      10,493       14,682
-----------------------------------------------------------------------------------------------------------------------------------
  11                    92.42%    1/31/2005                                        12,750                                   83,842
  12                   100.00%    12/15/2004
  13      9/30/2014     97.35%    3/28/2005                                         1,176                       6,292       45,467
  14      9/30/2008    100.00%    1/11/2005                 22,969                    890                       3,000       30,088
  15                    86.17%    11/16/2004                                        7,833                                   69,046
-----------------------------------------------------------------------------------------------------------------------------------
  16                    94.57%    2/23/2005                276,000                                                          26,990
  17      6/30/2007     94.36%     9/1/2004                                         3,122                      12,500       33,727
  18                    85.93%    12/7/2004                                         5,625                                   39,954
  19                   100.00%     1/6/2005                                           334                       1,459       21,752
  20                   100.00%     4/1/2005                                           982
-----------------------------------------------------------------------------------------------------------------------------------
  21      4/30/2009     94.32%     2/4/2005
  22                   100.00%     2/7/2005                                         1,634                       4,167
  23      2/28/2010     86.60%    10/1/2004                                                                                 25,155
  24                   100.00%    12/1/2004                                           725
  25                    91.32%     3/1/2005                143,520                                                          22,781
-----------------------------------------------------------------------------------------------------------------------------------
 25.1                   97.40%     3/1/2005
 25.2                   74.51%     3/1/2005
 25.3                   79.55%     3/1/2005
 25.4                   97.83%     3/1/2005
 25.5                  100.00%     3/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
 25.6                  100.00%     3/1/2005
  26     11/30/2007     94.88%    3/10/2005
  27      3/31/2010     82.85%    2/11/2005                                         2,470                      13,000       31,863
  28                    69.10%    1/31/2005                                         2,967                                   10,525
  29      1/31/2009    100.00%    12/1/2004                                         1,006                       2,231       14,074
-----------------------------------------------------------------------------------------------------------------------------------
  30      8/31/2007     88.49%     1/1/2005                                         2,913         522,322      11,653       16,087
  31                    96.18%    12/15/2004                                        6,542                                   28,077
  32                    95.28%    1/14/2005                                         1,350                       1,800        3,559
  33      3/31/2014    100.00%    2/10/2005                                           284                       1,697       16,147
  34      8/31/2009    100.00%     4/1/2005                                           477          64,151       3,166        4,713
-----------------------------------------------------------------------------------------------------------------------------------
  35      4/9/2008     100.00%     4/1/2005                                           466          62,264       3,111        3,928
  36      9/7/2007     100.00%     4/1/2005                                           165          23,585       1,103        1,680
  37      7/31/2006    100.00%    1/14/2005                                         1,599                                   21,936
  38      9/30/2010     94.37%    12/30/2004                                          680                       5,000       27,571
  39                    92.67%    2/24/2005                                         5,742                                   11,941
-----------------------------------------------------------------------------------------------------------------------------------
  40                   100.00%     1/6/2005
  41                   100.00%     4/1/2005                                                                                 11,728
  42                    91.41%    11/8/2004                                        37,517                                    5,702
  43                    99.74%     3/1/2005                                         6,500                                   36,296
  44      4/30/2008     80.62%    12/23/2004                                        1,642                       8,406       13,370
-----------------------------------------------------------------------------------------------------------------------------------
  45      7/31/2005     97.88%    12/23/2004                                        1,672         250,000       8,361       12,333
  46                    89.17%    12/7/2004                                         5,000                                   13,145
  47      9/30/2008    100.00%     2/9/2005                                         1,956         735,482                   13,026
  48                    84.60%    9/30/2004                                         5,000                                   10,879
  49     12/31/2006     94.08%    9/30/2004                250,000                  1,258         228,600       6,290       11,098
-----------------------------------------------------------------------------------------------------------------------------------
  50      3/28/2009     94.69%    2/18/2005                                           408                       2,251        6,779
  51      7/14/2005     98.54%    1/14/2005                                         1,061         125,000       6,250        7,690
  52                    92.59%    11/30/2004                                        4,500                                   11,244
  53                    84.00%    11/30/2004                11,205       4% gross revenue                                   16,244
  54                   100.00%     2/1/2005                                         2,448                         867        9,089
-----------------------------------------------------------------------------------------------------------------------------------
  55                    78.06%    11/8/2004                                         2,322                                    5,605
  56                    79.80%    12/31/2004
  57                   100.00%    10/31/2004                                        5,850                                    9,215
  58                    96.00%    11/14/2004                                        5,473                                    7,258
  59                    89.20%    12/1/2004                                           795                                    3,681
-----------------------------------------------------------------------------------------------------------------------------------
  60                    96.47%    2/25/2005                                         4,125                                    8,348
  61     10/31/2013    100.00%     3/4/2005                                           361                       1,281        8,893
  62                   100.00%    1/14/2005
  63      4/28/2007    100.00%     1/1/2005                 34,179                    949          45,000       1,000        5,570
  64                    98.30%    12/1/2004                                         3,667                                    8,092
-----------------------------------------------------------------------------------------------------------------------------------
  65      8/30/2009     85.86%    9/27/2004                                           375                       1,820        4,217
  66                   100.00%    12/8/2004                                           579                       3,000        5,556
  67                   100.00%     1/1/2005                                         1,923                       2,083
  68     11/30/2005    100.00%    11/9/2004                                           531          37,000       3,083        8,367
  69      4/30/2008     96.04%    9/30/2004                150,000                    766         131,400                    8,600
-----------------------------------------------------------------------------------------------------------------------------------
  70                   100.00%     1/1/2000                                           245                                    7,073
  71      1/31/2009     96.83%    8/31/2004
  72                   100.00%     9/1/2004                                           517                                    2,207
  73                    89.23%    11/30/2004                                          562                                    4,379
  74                   100.00%    10/31/2004                                        3,650                                    6,195
-----------------------------------------------------------------------------------------------------------------------------------
  75     12/31/2008     90.75%    10/1/2004                                           372                       1,250        3,006
  76                   100.00%     2/9/2005
  77                   100.00%     4/1/2005
  78                   100.00%     1/1/2005                                           284                                    6,003
  79                   100.00%     4/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
  80                    69.02%    12/11/2004                                          786                                    3,762
  81                   100.00%     2/2/2005                                           373
  82                    95.51%     1/3/2005                                         1,854                                    5,080
  83      3/31/2006    100.00%    3/10/2005                                           297                                    3,779
  84                   100.00%    1/27/2005
-----------------------------------------------------------------------------------------------------------------------------------
  85                   100.00%    12/24/2004                                          499                       2,083        3,123
  86                   100.00%     4/1/2005
  87                    87.00%    11/30/2004                                          563                                    5,407
  88                   100.00%     4/1/2005
  89      8/31/2014     90.00%    1/11/2005                                           164                         811        4,444
-----------------------------------------------------------------------------------------------------------------------------------
  90      6/1/2014     100.00%     3/1/2005                                                                       902        1,195
  91                    88.89%    11/1/2004                                         1,000                                    3,242
  92                    88.32%    2/25/2005                                           726                                    2,641
  93      7/31/2006    100.00%    1/28/2005                                           111                       1,250        1,226
  94                   100.00%     4/1/2005                                           189
-----------------------------------------------------------------------------------------------------------------------------------
  95                   100.00%     4/1/2005
  96      1/24/2007     96.82%    12/22/2004                                          550                       1,250        1,394
  97      4/30/2013    100.00%     1/7/2005                                         1,202                       4,036        4,951
  98                   100.00%     4/1/2005
  99                   100.00%     4/1/2005
-----------------------------------------------------------------------------------------------------------------------------------
 100                   100.00%     4/1/2005                                           140
 101      2/28/2010    100.00%    3/11/2005                                           119                         646        1,403
 102                   100.00%     4/1/2005                                           253
 103                   100.00%     4/1/2005
 104                   100.00%     4/1/2005                                           140
-----------------------------------------------------------------------------------------------------------------------------------
 105                   100.00%     4/1/2005                                           140
 106                   100.00%     2/1/2005                                           833                                    2,457
 107                   100.00%     4/1/2005                                           167
 108                   100.00%     4/1/2005                                           138
 109     11/30/2009    100.00%     1/7/2005                                         1,033                       3,425        4,377
-----------------------------------------------------------------------------------------------------------------------------------
 110                   100.00%     4/1/2005
 111                    96.60%     1/1/2005                  7,400                    613                                    2,148
 112                    93.75%    10/31/2004                                        2,333                                    3,155
 113                   100.00%     4/1/2005                                           173
 114                   100.00%     4/1/2005                                           140
-----------------------------------------------------------------------------------------------------------------------------------
 115      1/20/2010    100.00%    1/11/2005                                           731                       2,516        4,900
 116                   100.00%     4/1/2005                                           138
 117                    96.34%    5/28/2004                                           309                         280        1,284
 118                   100.00%     4/1/2005                                           138
 119                    91.30%    12/1/2004                                           958                                    2,812
-----------------------------------------------------------------------------------------------------------------------------------
 120      3/31/2008     94.44%    12/2/2004                                           225                       1,058        1,457
 121                   100.00%     4/1/2005                                           140
 122                   100.00%     4/1/2005                                           142
 123                    95.45%    12/31/2004                                                                                 2,100
 124                   100.00%     4/1/2005                                           142
-----------------------------------------------------------------------------------------------------------------------------------
 125     11/30/2009    100.00%     1/6/2005                                           168                         626          811
 126                    97.60%    1/30/2005                                           875                                    3,024
 127                    88.10%    12/1/2004                                           875                                    1,984
 128     11/14/2009    100.00%    12/29/2004                                          592                                    4,359
 129                   100.00%    12/14/2004                                          750                                    3,266
-----------------------------------------------------------------------------------------------------------------------------------
 130      9/30/2007    100.00%     1/4/2005                                           201                       1,026        1,819
 131                   100.00%     4/1/2005                                           140
 132      8/31/2009    100.00%    12/1/2004                                           196                         998        1,876
 133                    94.12%    2/24/2005                                         1,417                                    4,650
 134                    91.84%    12/1/2004                                           408                                    3,117
-----------------------------------------------------------------------------------------------------------------------------------
 135                    92.50%    1/25/2005                                           167                                      877
 136                    88.97%     1/6/2005                                                                                  1,425
 137                    82.58%     1/1/2005                                         1,733                                    4,226

                                   UPFRONT     ENVIRONMENTAL
            MONTHLY INSURANCE    ENGINEERING       REPORT      ENGINEERING       APPRAISAL
    ID           ESCROW            RESERVE          DATE       REPORT DATE    AS-OF DATE (13)
----------------------------------------------------------------------------------------------

    1           163,403           4,800,000        1/4/2005      1/5/2005        1/1/2005
    2            16,146                           10/8/2004      10/6/2004      11/1/2004
    3                                             10/11/2004    10/14/2004      10/18/2004
    4            42,145                           3/15/2005      3/15/2005      2/22/2005
    5                               486,000        1/6/2005      1/5/2005       1/23/2005
----------------------------------------------------------------------------------------------
    6            15,985                           12/13/2004    12/10/2004      12/1/2004
    7                                              3/4/2005      3/4/2005        3/1/2005
    8             6,659              31,875       3/18/2005      3/18/2005      3/14/2005
    9             4,717                           1/18/2005      1/18/2005       1/7/2005
    10            1,410              95,875        2/1/2005      2/1/2005       1/20/2005
----------------------------------------------------------------------------------------------
    11           12,685              75,225       1/11/2005      1/24/2005      12/20/2004
    12                                            11/4/2004      11/4/2004      11/5/2004
    13            3,191                           3/17/2005      3/17/2005       3/9/2005
    14            1,556              22,969        1/4/2005     12/29/2004      12/15/2004
    15            7,925             300,000       12/6/2004      12/2/2004      11/16/2004
----------------------------------------------------------------------------------------------
    16            6,358              15,000       11/10/2004    11/12/2004      12/17/2004
    17            4,082                           10/29/2004    10/29/2004      11/30/2004
    18            5,687             500,000       12/28/2004    12/21/2004      12/7/2004
    19              824              10,375       1/17/2005      1/18/2005      12/21/2004
    20                                            2/17/2005      2/21/2005       5/1/2005
----------------------------------------------------------------------------------------------
    21                                             3/4/2005      3/4/2005       2/11/2005
    22            3,861                           1/17/2005      1/18/2005      11/19/2004
    23                                            11/17/2004    11/17/2004      11/10/2004
    24                                            11/22/2004    12/16/2004      1/15/2005
    25            7,280              72,500       12/1/2004      12/1/2004       Various
----------------------------------------------------------------------------------------------
   25.1                                           12/1/2004      12/1/2004       3/1/2005
   25.2                                           12/1/2004      12/1/2004       3/1/2005
   25.3                                           12/1/2004      12/1/2004       3/1/2005
   25.4                                           12/1/2004      12/1/2004       1/1/2005
   25.5                                           12/1/2004      12/1/2004      11/16/2004
----------------------------------------------------------------------------------------------
   25.6                                           12/1/2004      12/1/2004      11/16/2004
    26                                             3/4/2005      3/4/2005       11/7/2004
    27            2,129              92,188       9/22/2004      9/21/2004      9/10/2004
    28            1,272                           12/15/2004    12/15/2004       5/1/2005
    29            1,793                           2/27/2004      2/25/2005      2/24/2005
----------------------------------------------------------------------------------------------
    30            1,488                           10/14/2004    10/14/2004      10/28/2004
    31            3,400             150,625       1/11/2005      1/3/2005       12/28/2004
    32            3,533                           1/28/2005      1/28/2005      1/14/2005
    33              804                           11/24/2004    11/24/2004      12/1/2004
    34              325                            2/2/2005      2/1/2005        2/7/2005
----------------------------------------------------------------------------------------------
    35              307                            2/2/2005      2/1/2005        2/7/2005
    36              306                            2/2/2005      2/1/2005        2/7/2005
    37            1,355                           10/7/2004      10/4/2004      10/1/2004
    38            3,340                           7/19/2004      7/14/2004      7/29/2004
    39            3,158             250,000       1/14/2005      1/14/2005       1/5/2005
----------------------------------------------------------------------------------------------
    40                                            12/3/2004     11/23/2004      10/20/2004
    41            1,520             368,750       9/21/2004      9/21/2004       7/1/2005
    42              790              51,563        9/8/2004      9/7/2004       8/26/2004
    43            4,887                           1/20/2005      1/20/2005      1/24/2005
    44              856                           12/7/2004      12/7/2004      12/2/2004
----------------------------------------------------------------------------------------------
    45              928                           12/7/2004      12/7/2004      12/2/2004
    46            2,268              24,375       12/27/2004    12/22/2004      12/16/2004
    47            1,238                           2/18/2005      2/10/2005      2/10/2005
    48            2,648                           1/25/2005      1/25/2005      1/27/2005
    49            1,434                           10/7/2004      10/7/2004      10/1/2004
----------------------------------------------------------------------------------------------
    50            1,250                            1/6/2005      1/6/2005       1/15/2005
    51            1,070              83,781       12/10/2004    12/13/2004      11/15/2004
    52            2,878             600,000       12/30/2004    12/22/2004      6/13/2005
    53                                            1/10/2005     12/31/2004       1/4/2005
    54            1,721                           12/27/2004    12/27/2004      12/28/2004
----------------------------------------------------------------------------------------------
    55            2,750                            9/8/2004      9/7/2004        9/9/2004
    56                                            2/16/2005      2/16/2005       2/8/2005
    57            1,847              38,875       12/21/2004    12/17/2004      12/7/2004
    58            3,178                           12/22/2004    12/10/2004      12/7/2004
    59                                            11/19/2004    11/19/2004      11/29/2004
----------------------------------------------------------------------------------------------
    60            2,185                           12/22/2004    12/10/2004      12/7/2004
    61              931              45,000       9/30/2004      9/30/2004      9/29/2004
    62                                            1/28/2005      1/28/2005      1/14/2005
    63            1,775                           1/28/2005      1/20/2005      1/18/2005
    64            5,850              73,371        1/3/2005      2/1/2005       12/17/2004
----------------------------------------------------------------------------------------------
    65              610                           10/22/2004    10/22/2004      10/19/2004
    66            1,014                           9/29/2004      11/2/2004       1/1/2005
    67                               31,250       12/17/2004     1/6/2005        1/1/2005
    68            1,093                           1/28/2005      1/20/2005      1/18/2005
    69              934                           10/7/2004      11/5/2004      10/1/2004
----------------------------------------------------------------------------------------------
    70                                            1/14/2005      1/12/2005      12/16/2004
    71                                            11/12/2004     8/28/2004      10/29/2004
    72              511               6,250       11/24/2004    11/23/2004      11/18/2004
    73                                            11/24/2004    11/24/2004      11/30/2004
    74            2,122             117,563       12/13/2004    12/17/2004      12/7/2004
----------------------------------------------------------------------------------------------
    75              501                           11/29/2004    11/13/2004      11/16/2004
    76                                            12/13/2004    11/24/2004      10/28/2004
    77                                             2/1/2005      1/27/2005       2/2/2005
    78              598                           12/27/2004    12/14/2004      12/15/2004
    79                                            12/27/2004    12/27/2004      12/7/2004
----------------------------------------------------------------------------------------------
    80              592                           12/21/2004    12/16/2004      12/30/2004
    81              521                           11/15/2004     1/25/2005      12/21/2004
    82            2,317                            1/5/2005      1/5/2005        1/5/2005
    83              647                           2/11/2005      2/10/2005      1/20/2005
    84                                            12/16/2004    12/16/2004      12/20/2004
----------------------------------------------------------------------------------------------
    85              264                           5/17/2004      7/21/2004      4/29/2004
    86                                             1/6/2005      1/6/2005       12/27/2004
    87                                            11/24/2004    11/24/2004      11/30/2004
    88                                            1/18/2005      1/18/2005      1/14/2005
    89              647                           1/14/2005      1/14/2005       1/7/2005
----------------------------------------------------------------------------------------------
    90              783                           11/14/2004    11/14/2004      10/28/2004
    91              747                           1/19/2005      1/7/2005       1/11/2005
    92              319                           12/3/2004      12/3/2004      12/31/2004
    93            1,480                            9/8/2004      9/22/2004      9/27/2004
    94                                            2/10/2005      2/10/2005       2/9/2005
----------------------------------------------------------------------------------------------
    95                                            1/24/2005      1/24/2005      12/13/2004
    96              653              39,313       10/4/2004      9/28/2004      10/22/2004
    97            1,266                           1/13/2005      1/13/2005      1/17/2005
    98                                            10/19/2004    10/21/2004      10/14/2004
    99                                             2/1/2005      2/1/2005       6/14/2004
----------------------------------------------------------------------------------------------
   100                                            3/17/2005      3/17/2005       5/1/1999
   101              445                           1/26/2005      1/26/2005       3/1/2005
   102                                            1/27/2005      1/27/2005      1/20/2005
   103                                            11/18/2004    11/18/2004      11/22/2004
   104                                            3/17/2005      3/17/2005       2/3/1999
----------------------------------------------------------------------------------------------
   105                                            3/18/2005      3/17/2005      3/15/1998
   106              682                           10/12/2004    10/12/2004      10/11/2004
   107                                            11/1/2004      11/2/2004      11/9/2004
   108                                            3/17/2005      3/17/2005      11/21/1998
   109            1,159                           1/12/2005      1/12/2005      1/18/2005
----------------------------------------------------------------------------------------------
   110                                            12/20/2004    12/20/2004       1/5/2005
   111              229                            3/1/2005      3/1/2005       1/25/2005
   112            2,687                            1/4/2005      1/7/2005       12/28/2004
   113                                            3/17/2005      3/17/2005      2/22/1999
   114                                            3/17/2005      3/17/2005      7/29/1999
----------------------------------------------------------------------------------------------
   115            1,190                           1/13/2005      1/13/2005      1/17/2005
   116                                            3/18/2005      3/17/2005       9/2/1998
   117              221                           6/18/2004      6/18/2004      6/30/2004
   118                                            3/17/2005      3/17/2005      11/22/1998
   119            1,734                            1/6/2005      1/6/2005        1/6/2005
----------------------------------------------------------------------------------------------
   120              300                            1/3/2005      1/3/2005        1/5/2005
   121                                            3/17/2005      3/17/2005      7/29/1998
   122                                            3/17/2005      3/17/2005       3/6/1998
   123              809                            1/3/2005      1/3/2005        1/3/2005
   124                                            3/17/2005      3/17/2005      4/27/1999
----------------------------------------------------------------------------------------------
   125              193                            1/3/2005      1/3/2005        1/5/2005
   126              592                           1/20/2005      1/20/2005      1/31/2005
   127            1,285                           12/10/2004    12/10/2004      12/9/2004
   128              564                           1/20/2005      1/20/2005      1/15/2005
   129            4,448               3,000       12/16/2004    12/16/2004      11/11/2004
----------------------------------------------------------------------------------------------
   130            1,083                           12/16/2004    12/16/2004      12/7/2004
   131                                            3/17/2005      3/17/2005      9/29/1998
   132            1,113                           12/15/2004    12/15/2004      12/2/2004
   133            2,066                                          11/5/2004      10/12/2004
   134            3,023                           1/14/2005      1/14/2005       1/4/2005
----------------------------------------------------------------------------------------------
   135              124                            2/1/2005      2/1/2005        2/3/2005
   136              211                           1/20/2005      1/21/2005      1/18/2005
   137            1,840                           11/19/2004    11/19/2004      11/13/2004

  ID     SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

  1      Jamestown Corporation and Harry Macklowe
  2      George Comfort & Sons, Inc. and Loeb Partners Realty and Development Corp.
  3      GGPLP, LLC
  4      Shorenstein and Stiles Capital Group
  5      Richard Lundquist, Charles Lundquist
------------------------------------------------------------------------------------------------------------------------------------
  6      John W. Boyd
  7      Loews Hotel Holding Corporation
  8      Berndt Perl and Kenneth S. Aschendorf
  9      Triple Net Properties, LLC
  10     Triple Net Properties, LLC
------------------------------------------------------------------------------------------------------------------------------------
  11     Michael B. Smuck, U.S. Advisor, LLC
  12     Abraham I. Lerner and Christoper J.B. Ellis
  13     Berndt Perl and Kenneth S. Aschendorf
  14     Brian M Good, Scott Silver
  15     Michael B. Smuck
------------------------------------------------------------------------------------------------------------------------------------
  16     William O. Passo, Passco Real Estate Enterprises, Inc.
  17     Triple Net Properties, LLC
  18     Michael B. Smuck, Edwin A. White
  19     Jeff Sutton
  20     Joseph R. Nicolla, Donald Led Duke
------------------------------------------------------------------------------------------------------------------------------------
  21     Inland Real Estate Corporation
  22     Michael W. Palmer, Luke V. McCarthy
  23     Spencer M. Partrich, Micky Shapiro
  24     Mark L. Pender, William F. Reid III
  25     Binyomin Rabinowitz and Joe Ehrman
------------------------------------------------------------------------------------------------------------------------------------
 25.1
 25.2
 25.3
 25.4
 25.5
------------------------------------------------------------------------------------------------------------------------------------
 25.6
  26     Inland Real Estate Corporation
  27     Sterling Equities LP
  28     Robert G. Johnson
  29     Wilfred M. Sherman
------------------------------------------------------------------------------------------------------------------------------------
  30     Anthony W. Thompson, Triple Net Properties, LLC
  31     Triple Net Properties, LLC
  32     Jose Espinal
  33     Alfredo Lowenstein, Paul Kanavos
  34     Andrew S. Garrett
------------------------------------------------------------------------------------------------------------------------------------
  35     Andrew S. Garrett
  36     Andrew S. Garrett
  37     Bernard F. Langan, George P. Kelley, Dennis J. Leary, George E. Derrick
  38     Alexandros Demetriades
  39     Charles Thompson
------------------------------------------------------------------------------------------------------------------------------------
  40     Peter Y. Huh, Paul N. Huh
  41     Edward A. Fuller
  42     William A. Manke, Lavon Manke
  43     Barry S. Smith; Toni L. Smith
  44     IBC Fifth Avenue Partnership
------------------------------------------------------------------------------------------------------------------------------------
  45     IBC Fifth Avenue Partnership
  46     Triple Net Properties, LLC
  47     Cathy H. Gallagher, William Gallagher, Peter Gacs
  48     Louis Zagarino; James Heatwole; Nathan Miller
  49     Robert L. Wish
------------------------------------------------------------------------------------------------------------------------------------
  50     Philip H. Davis
  51     Annie Ko, Allen H. Ko
  52     Case-Newport Limited Partnership
  53     Lewis H. Wiens
  54     Ben Shaool
------------------------------------------------------------------------------------------------------------------------------------
  55     William A. Manke, Lavon Manke
  56     Michael V. Harrell
  57     Jack C. May
  58     Daniel E. Smith, Chris A. Bowden
  59     John M. Minar
------------------------------------------------------------------------------------------------------------------------------------
  60     Daniel E. Smith, Chris A. Bowden
  61     Jeff Sutton
  62     30 East 65th Street Corporation
  63     Israel Feurzeig
  64     Allen G. Zaring IV, Daniel A. Schimberg
------------------------------------------------------------------------------------------------------------------------------------
  65     R Kent Rose, Richard Dippolitto
  66     Michael M. Rue
  67     Kevin P. Kaseff, Derek Graham
  68     Israel Feurzeig
  69     Robert L. Wish
------------------------------------------------------------------------------------------------------------------------------------
  70     Watt Family Properties, Inc.
  71     Inland Real Estate Corporation
  72     Bradley P. Dressler
  73     John M. Minar
  74     Jack C. May
------------------------------------------------------------------------------------------------------------------------------------
  75     Craig Eisenberg Family Trust Atrium SPE LLC et al
  76     Douglas M. Christensen
  77     Neil C. Weinberger
  78     John I. Silverman
  79     Carl M. Renadier
------------------------------------------------------------------------------------------------------------------------------------
  80     Scott S. Barnard
  81     Scott C. Looney, Peter T. Chapman
  82     Donald W. Coleman, D. Wilson Coleman, Jr.
  83     Randy Banchik, Tim Siegel
  84     Richard A. Reiman
------------------------------------------------------------------------------------------------------------------------------------
  85     John R. Yurtchuk, Anthony J. Colucci, Jr.
  86     James W. Calvo
  87     John M. Minar
  88     Patricia H. Ketchum and Scott M. Ketchum
  89     Philip L. Goldberg, Mitchell H. Simborg, Douglas J. Reichl
------------------------------------------------------------------------------------------------------------------------------------
  90     Dale R. Donohoe
  91     Michael J. Swenson
  92     Paul U. Strauss, M.D.
  93     Frank O. Fox
  94     Robert Guy
------------------------------------------------------------------------------------------------------------------------------------
  95     Patricia H. Ketchum, Scott M. Ketchum
  96     John L. Hopkins, III, Nathan H. Miller
  97     Timothy J. O'Neill, Jr.
  98     Harold B. Hummelt, Judith P. Hummelt, Jon B. Hummelt, Brenda J. Hummelt, Fritz K. Hummelt, and Hummelt Development Company
  99     Anthony W. Thompson, Triple Net Properties, LLC
------------------------------------------------------------------------------------------------------------------------------------
 100     David M. Gendron
 101     William D. Pane
 102     Ronald D. McMahon
 103     Edward C. Stark, Douglas J. McClement
 104     Franklin K. Neely and Thomas Banketas
------------------------------------------------------------------------------------------------------------------------------------
 105     Stephen K. Easton
 106     Mark C. Beddingfield, Patrick A. Jones
 107     Harold B. Hummelt, Judith P. Hummelt, Jon B. Hummelt, Brenda J. Hummelt, Fritz K. Hummelt, and Hummelt Development Company
 108     Donald Zucker and Barbara Hrbek Zucker
 109     Timothy J. O'Neill, Jr.
------------------------------------------------------------------------------------------------------------------------------------
 110     David K. Ninomiya
 111     Willis Birch, Joseph Paluzzi, Michael Andoniades
 112     Jonathan Wolf, Todd Borck, Patrick Law
 113     David Thompson & Leslie Mohler
 114     Franklin K. Neely
------------------------------------------------------------------------------------------------------------------------------------
 115     Timothy J. O'Neill, Jr.
 116     Scott Pederson, Jeffrey Pedersen and Curtis Pedersen
 117     Tyler Theobald
 118     Donald Zucker
 119     Harry Boyajian Jr.
------------------------------------------------------------------------------------------------------------------------------------
 120     John P. Walsh, Philip W. Young, Jr.
 121     Thomas N. Banketas
 122     Thomas N. Banketas
 123     George C. Woodruff, Jr.
 124     Fred Rainaldi and Richard Rainaldi
------------------------------------------------------------------------------------------------------------------------------------
 125     Warren E. Sachs, Theodore A. Levin, William K. Woodard
 126     William P. Ho, David L. Mayfield, Yen Lee, Judy Mayfield
 127     John W. Jacobs
 128     Thomas F. Taft, Sr.
 129     Raymond S. Termini; Barry O'Doherty
------------------------------------------------------------------------------------------------------------------------------------
 130     Robert M. Worgan
 131     Franklin K. Neely
 132     Robert M. Worgan
 133     Michael G. Lankford
 134     Julio C. Jaramillo
------------------------------------------------------------------------------------------------------------------------------------
 135     Angelo Constantine
 136     Shiraz Malad
 137     Bruce M. Simon and Randy S. Elofson

COMM 2005-LP5

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

                                                                    % OF                   MORTGAGE       CUT-OFF
                                                                 INITIAL POOL   # OF         LOAN          DATE
     ID                   PROPERTY NAME              LOAN GROUP    BALANCE   PROPERTIES   SELLER (1)      BALANCE
----------------------------------------------------------------------------------------------------------------------

     11       Signature Ridge Apartments                 2          2.14%         1          PNC          $36,400,000
     15       The Las Ventanas Apartments                2          1.54%         1          PNC          $26,200,000
     16       Courtney Village                           2          1.35%         1          GACC         $22,924,215
     18       The Bridges of Eldridge Apartments         2          1.22%         1          PNC          $20,700,000
     25       Elizabeth Multifamily Portfolio            2          0.90%         6          GACC         $15,250,000
----------------------------------------------------------------------------------------------------------------------
    25.1      610 Salem Avenue                           2          0.25%         1          GACC          $4,271,597
    25.2      470 Jefferson Avenue                       2          0.16%         1          GACC          $2,794,503
    25.3      1108 Anna Street                           2          0.14%         1          GACC          $2,315,445
    25.4      1013 North Broad Street                    2          0.13%         1          GACC          $2,235,602
    25.5      541 & 567 Walnut Street                    2          0.11%         1          GACC          $1,876,309
----------------------------------------------------------------------------------------------------------------------
    25.6      471 Madison Avenue                         2          0.10%         1          GACC          $1,756,545
     28       Willamette Estates                         2          0.84%         1          GACC         $14,250,000
     31       Mission Collin Creek Apartments            2          0.80%         1          PNC          $13,600,000
     39       Meridian Place Apartments                  2          0.69%         1          GACC         $11,800,000
     43       Shamrock Apartments                        2          0.56%         1          GACC          $9,600,000
----------------------------------------------------------------------------------------------------------------------
     46       Lexington on Mallard Creek                 2          0.55%         1          PNC           $9,300,000
     52       Newport Apartments                         2          0.48%         1          PNC           $8,200,000
     54       Edgewood Hill Apartments                   2          0.44%         1          GACC          $7,492,617
     57       Piccadilly Apartments                      2          0.41%         1          PNC           $6,966,492
     58       Berkley West Apartments                    2          0.39%         1          PNC           $6,560,000
----------------------------------------------------------------------------------------------------------------------
     60       Paula Marie Village Apartments             2          0.38%         1          PNC           $6,400,000
     62       30 East 65th Street                        1          0.35%         1          GACC          $6,000,000
     64       Summit View Apartments                     2          0.35%         1        LaSalle         $5,920,000
     72       Elm Farm MHP                               1          0.29%         1        LaSalle         $4,995,420
     74       Point West Apartments                      2          0.27%         1          PNC           $4,577,980
----------------------------------------------------------------------------------------------------------------------
     82       Chesterville Gardens Apartments            2          0.23%         1        LaSalle         $3,994,444
     91       Village Place Apartments                   2          0.18%         1        LaSalle         $3,046,976
     106      Sterling Pointe Apartments                 2          0.13%         1        LaSalle         $2,172,947
     111      The Fountains MHP                          1          0.11%         1        LaSalle         $1,855,000
     112      Hunters Chase Apartments                   2          0.11%         1          PNC           $1,798,875
----------------------------------------------------------------------------------------------------------------------
     119      Summer Place Apartments                    2          0.09%         1        LaSalle         $1,498,468
     123      Hardaway Square Apartments                 2          0.08%         1        LaSalle         $1,396,654
     126      Post Falls Chateau Apartments              2          0.08%         1        LaSalle         $1,340,000
     127      Hickory Grove Apartments                   2          0.08%         1        LaSalle         $1,325,000
     133      Williams Trace Apartment Community         2          0.07%         1          PNC           $1,196,864
----------------------------------------------------------------------------------------------------------------------
     134      Rolling Hills MHC                          1          0.07%         1        LaSalle         $1,140,000
     135      Butternut Creek MHC                        2          0.06%         1        LaSalle         $1,074,123
     137      Casa Del Sol Mobile Home & RV              2          0.05%         1        LaSalle           $897,021

           GENERAL                      DETAILED
           PROPERTY                     PROPERTY
  ID       TYPE                         TYPE                     ADDRESS                          CITY                    COUNTY
------------------------------------------------------------------------------------------------------------------------------------

  11       Multifamily                  Conventional             3711 Medical Drive               San Antonio        Bexar
  15       Multifamily                  Conventional             13333 West Road                  Houston            Harris
  16       Multifamily                  Conventional             4848 East Roosevelt Street       Phoenix            Maricopa
  18       Multifamily                  Conventional             2250 Eldridge Parkway            Houston            Harris
  25       Multifamily                  Conventional             Various                          Elizabeth          Union
------------------------------------------------------------------------------------------------------------------------------------
 25.1      Multifamily                  Conventional             610 Salem Avenue                 Elizabeth          Union
 25.2      Multifamily                  Conventional             470 Jefferson Avenue             Elizabeth          Union
 25.3      Multifamily                  Conventional             1108 Anna Street                 Elizabeth          Union
 25.4      Multifamily                  Conventional             1013 North Broad Street          Elizabeth          Union
 25.5      Multifamily                  Conventional             541 & 567 Walnut Street          Elizabeth          Union
------------------------------------------------------------------------------------------------------------------------------------
 25.6      Multifamily                  Conventional             471 Madison Avenue               Elizabeth          Union
  28       Multifamily                  Conventional             3900 Santiam Pass Way            Salem              Marion
  31       Multifamily                  Conventional             2301 Pebble Vale Drive           Plano              Collin
  39       Multifamily                  Conventional             2000 North Meridian Road         Tallahassee        Leon
  43       Multifamily                  Conventional             5150 16th Avenue SW              Cedar Rapids       Linn
------------------------------------------------------------------------------------------------------------------------------------
  46       Multifamily                  Conventional             6001 Bennettsville Lane          Charlotte          Mecklenburg
  52       Multifamily                  Conventional             6100 SW 45th Avenue              Amarillo           Randall
  54       Multifamily                  Conventional             1730 Edgewood Hill Circle        Hagerstown         Washington
  57       Multifamily                  Student Housing          2220 Southwest 34th              Gainesville        Alachua
  58       Multifamily                  Section 8                800 Daphia Circle                Newport News       Isle of Wight
------------------------------------------------------------------------------------------------------------------------------------
  60       Multifamily                  Section 8                100 Martha Lee Drive             Hampton            Hampton
  62       Multifamily                  Co-op                    30 East 65th Street              New York           New York
  64       Multifamily                  Conventional             2670 Lehman Road                 Cincinnati         Hamilton
  72       Manufactured Housing         Manufactured Housing     3625 Elm Farm Road               Woodbridge         Prince William
  74       Multifamily                  Student Housing          500 Southwest 34th Street        Gainesville        Alachua
------------------------------------------------------------------------------------------------------------------------------------
  82       Multifamily                  Conventional             573 Chesterville Road            Tupelo             Lee
  91       Multifamily                  Conventional             119 1st Avenue NE                Buffalo            Wright
  106      Multifamily                  Conventional             191 Piedmont Airline Road        Goldsboro          Wayne
  111      Manufactured Housing         Manufactured Housing     100 Morningside Drive            Port Clinton       Ottawa
  112      Multifamily                  Section 42               805 Old Albany Road              Thomasville        Thomas
------------------------------------------------------------------------------------------------------------------------------------
  119      Multifamily                  Conventional             5121 Garfield Avenue             Sacramento         Sacramento
  123      Multifamily                  Conventional             3711 Armour Avenue               Columbus           Muscogee
  126      Multifamily                  Conventional             3517-3539 E. Second Avenue       Post Falls         Kootenai
  127      Multifamily                  Conventional             4300 West Gifford Road           Bloomington        Monroe
  133      Multifamily                  Section 42               100 East 22nd Street             Cameron            Milam
------------------------------------------------------------------------------------------------------------------------------------
  134      Manufactured Housing         Manufactured Housing     1173 Route 5                     Elbridge           Onodaga
  135      Manufactured Housing         Manufactured Housing     801 Packard Highway              Charlotte          Eaton
  137      Manufactured Housing         Manufactured Housing     400 North Val Verde Road         Donna              Hidalgo

                                     NET      LOAN PER NET
                                  RENTABLE    RENTABLE AREA   OCCUPANCY    OCCUPANCY   ELEVATOR(S)
     ID       STATE     ZIP CODE UNITS/PADS    UNITS/PADS        RATE      AS-OF DATE    (YES/NO)
----------------------------------------------------------------------------------------------------

     11       TX        78229        612        59,477.12       92.42%     1/31/2005        No
     15       TX        77041        376        69,680.85       86.17%     11/16/2004       No
     16       AZ        85008        368        62,294.06       94.57%     2/23/2005        No
     18       TX        77077        270        76,666.67       85.93%     12/7/2004        No
     25       NJ       Various       287        53,135.89       91.32%      3/1/2005       Yes
----------------------------------------------------------------------------------------------------
    25.1      NJ        07208        77                         97.40%      3/1/2005       Yes
    25.2      NJ        07201        51                         74.51%      3/1/2005       Yes
    25.3      NJ        07201        44                         79.55%      3/1/2005       Yes
    25.4      NJ        07208        46                         97.83%      3/1/2005       Yes
    25.5      NJ        07201        37                        100.00%      3/1/2005        No
----------------------------------------------------------------------------------------------------
    25.6      NJ        07201        32                        100.00%      3/1/2005       Yes
     28       OR        97305        178        80,056.18       69.10%     1/31/2005        No
     31       TX        75075        314        43,312.10       96.18%     12/15/2004       No
     39       FL        32303        232        50,862.07       92.67%     2/24/2005        No
     43       IA        52404        390        24,615.38       99.74%      3/1/2005        No
----------------------------------------------------------------------------------------------------
     46       NC        28262        240        38,750.00       89.17%     12/7/2004        No
     52       TX        79109        216        37,962.96       92.59%     11/30/2004       No
     54       MD        21740        110        68,114.70      100.00%      2/1/2005        No
     57       FL        32608        234        29,771.33      100.00%     10/31/2004       No
     58       VA        23601        175        37,485.71       96.00%     11/14/2004       No
----------------------------------------------------------------------------------------------------
     60       VA        23666        198        32,323.23       96.47%     2/25/2005        No
     62       NY        10021        64         93,750.00      100.00%     1/14/2005       Yes
     64       OH        45204        176        33,636.36       98.30%     12/1/2004       Yes
     72       VA        22192        122        40,946.06      100.00%      9/1/2004       NAP
     74       FL        32608        145        31,572.28      100.00%     10/31/2004       No
----------------------------------------------------------------------------------------------------
     82       MS        38801        89         44,881.39       95.51%      1/3/2005        No
     91       MN        55313        48         63,478.66       88.89%     11/1/2004       Yes
     106      NC        27534        40         54,323.66      100.00%      2/1/2005        No
     111      OH        43452        147        12,619.05       96.60%      1/1/2005       NAP
     112      GA        31792        112        16,061.38       93.75%     10/31/2004       No
----------------------------------------------------------------------------------------------------
     119      CA        95841        46         32,575.39       91.30%     12/1/2004        No
     123      GA        31908        44         31,742.13       95.45%     12/31/2004       No
     126      ID        83854        42         31,904.76       97.60%     1/30/2005        No
     127      IN        47403        42         31,547.62       88.10%     12/1/2004        No
     133      TX        76520        68         17,600.94       94.12%     2/24/2005        No
----------------------------------------------------------------------------------------------------
     134      NY        13060        98         11,632.65       91.84%     12/1/2004       NAP
     135      MI        48813        40         26,853.08       92.50%     1/25/2005       NAP
     137      TX        78537        414        2,166.72        82.58%      1/1/2005       NAP

                                                                 STUDIOS                                1 BEDROOM
                                                   -------------------------------------   -------------------------------------
                           UTILITIES                    #      AVG RENT PER    MAX              #      AVG RENT PER     MAX
     ID                  PAID BY TENANT               UNITS      MO. ($)     RENT ($)         UNITS      MO. ($)     RENT ($)
--------------------------------------------------------------------------------------------------------------------------------

     11                Electricity, Water                                                      348         710          815
     15            Electricity, Water, Sewer                                                   180         751          854
     16          Electricity, Gas, Water, Sewer                                                116         761          900
     18                Electricity, Water                                                      96          895          990
     25                 Electricity, Gas               51          582         774             169         664          775
--------------------------------------------------------------------------------------------------------------------------------
    25.1                Electricity, Gas               12          579         650             45          679          775
    25.2                Electricity, Gas                5          404         505             23          696          750
    25.3                Electricity, Gas                                                       41          643          750
    25.4                Electricity, Gas               20          610         750             24          644          774
    25.5                Electricity, Gas               13          597         665             21          676          774
--------------------------------------------------------------------------------------------------------------------------------
    25.6                Electricity, Gas                1          774         774             15          647          750
     28                Electricity, Water              56          577         595             74          666          699
     31          Electricity, Water, Sewer, Gas                                                224         669          748
     39                Electricity, Water                                                      56          623          635
     43                Electricity, Water                                                      364         347          347
--------------------------------------------------------------------------------------------------------------------------------
     46                   Electricity                                                          120         542          700
     52                 Electricity, Gas                                                       144         486          515
     54                 Electricity, Gas
     57            Electricity, Water, Sewer            1          275         275             161         480          525
     58                       None                                                             131         522          625
--------------------------------------------------------------------------------------------------------------------------------
     60                       None                                                             148         559          559
     62                 Electricity, Gas                                                       11
     64                   Electricity                                                          112         500          525
     72                   Water, Sewer                 124         412         450
     74                   Electricity                                                          48          528          530
--------------------------------------------------------------------------------------------------------------------------------
     82                       None
     91                   Electricity                                                          20          701          725
     106           Electricity, Water, Sewer
     111                      None                     147         184         190
     112           Electricity, Water, Sewer                                                   32          475          475
--------------------------------------------------------------------------------------------------------------------------------
     119                Electricity, Gas                                                       22          773          800
     123                  Electricity
     126                Electricity, Gas
     127                      None                                                              8          395          395
     133                  Electricity                                                           8          405          405
--------------------------------------------------------------------------------------------------------------------------------
     134                      None                     98          262         295
     135         Electricity, Water, Sewer, Gas        40          311         330
     137                  Electricity                  144         180         180

                         2 BEDROOM                                3 BEDROOM                                4 BEDROOM
            -------------------------------------    -------------------------------------    -------------------------------------
                 #       AVG RENT PER    MAX              #      AVG RENT PER     MAX              #      AVG RENT PER    MAX
     ID        UNITS       MO. ($)    RENT ($)          UNITS      MO. ($)     RENT ($)          UNITS      MO. ($)     RENT ($)
-----------------------------------------------------------------------------------------------------------------------------------

     11         216          951         970             48         1,163        1,200
     15         160          965        1,080            36         1,294        1,370
     16         216          868         875             36         1,090        1,090
     18         150         1,158       1,210            24         1,450        1,450
     25          57          778         975             10          781          975
-----------------------------------------------------------------------------------------------------------------------------------
    25.1         20          838         975
    25.2         19          683         930              4          794          975
    25.3         1           826         826              2          907          907
    25.4         2           900         900
    25.5         3           840         926
-----------------------------------------------------------------------------------------------------------------------------------
    25.6         12          790         929              4          706          975
     28          32          923         979             16         1,059        1,079
     31          62          846         853             28         1,009        1,048
     39         104          695         740             72          834          860
     43          26          398         398
-----------------------------------------------------------------------------------------------------------------------------------
     46          72          696         825             48          813          960
     52          72          625         650
     54          92          753         753             18          818          818
     57          72          643         680
     58          44          613         725
-----------------------------------------------------------------------------------------------------------------------------------
     60          50          626         626
     62          51                                       1                                        1
     64          64          658         658
     72
     74          85          581         650             12          795          825
-----------------------------------------------------------------------------------------------------------------------------------
     82          89          682        1,400
     91          28          832         850
     106         40          630         650
     111
     112         56          575         575             24          650          650
-----------------------------------------------------------------------------------------------------------------------------------
     119         24          882         950
     123         28          605         605             16          705          705
     126         42          600         600
     127         8           475         475             26          595          595
     133         36          485         485             24          545          545
-----------------------------------------------------------------------------------------------------------------------------------
     134
     135
     137                                                 272         339          690

FOOTNOTES FOR THE ANNEX A-1

1  GACC -- German American Capital Corporation, LaSalle -- LaSalle Bank
   National Association, PNC -- PNC Bank, National Association

2  With respect to the mortgage loan known as General Motors Building, the
   Interest Rate changes throughout the term of the loan. The Interest Rate shown is the average of the first 12 months after the Cut-off Date. The final interest rates for this loan have not yet been determined. Please refer to Annex A-5 for a schedule of the assumed interest rates used in modeling this transaction.

   With respect to the mortgage loan known as Courtney Village, the Interest
   Rate changes throughout the term of the loan. The Interest Rate shown is the first month after the Cut-off Date. Please refer to Annex A-7 for the complete interest rate schedule.

3  The Administrative Fee Rate includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan and with respect to each Non-Serviced
   Mortgage Loan, the primary fee paid to the GECMC Series 2005-C1 Servicer.

4  With respect to the mortgage loans known as:

   i.    1414 Avenue of the Americas,

   ii.   Madrona Office Building,

   iii.  North Belt Corporate Center,

   iv.   4320 Broadway,

   v.    Stafford Commerce Building IV,

   vi.   Stafford Commerce Building III,

   vii.  Stafford Station and

   viii. Lemon Grove Square

   the first payment date under the loan documents is June 1, 2005. The
   Original Term to Maturity or ARD (mos.), Stated Remaining Term to Maturity
   or ARD (mos.), First Payment Date, Remaining Interest Only Period (mos.)
   and Prepayment Provisions (# of payments) are adjusted to reflect an interest only payment the trust will receive from the related Mortgage Loan
   Seller on the Closing Date.

5  Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest only period.

6  "Hard" means each tenant transfers its rent directly to the lockbox account;
   "Soft" means each tenant transfers its rent directly to the related borrower or property manager who then is required to transfer the funds into the lockbox account; "None at Closing, Springing Hard" means that a no lockbox exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the lockbox account.

7  For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at
   Maturity/ARD, Loan per Net Rentable Area SF/Units and DSCR, the loan amounts used for the mortgage loans known as:

   i.    General Motors Building,

   ii.   63 Madison Avenue,

   iii.  Lakeside Mall,

   iv.   Loews Miami Beach and

   v.    Wellpoint Office Tower

   is the aggregate balance of (a) such mortgage loans and (b) the other mortgage loans or portions thereof in the split loan structure that are pari passu in right of payment with such

   mortgage loans. With respect to the General Motors Building mortgage loan, which has a subordinate companion loan included in the trust, the Cut-off
   Date LTV Ratio and DSCR figures if calculated including the subordinate companion loan are 48.48% and 2.36x (based on "As-Stabilized" cash flow), respectively.

8  With respect to the mortgage loan known as Willamette Estates, the mortgage loan is full recourse to the principal until the property achieves a minimum DSCR of 1.20x and a minimum occupancy of 95%. The DSCR for the loan is shown at 1.20x, reflecting the threshold at which the full recourse provision will be released. The current calculated underwritten DSCR during the initial 24-month interest only period is 1.02x and during the amortizing period is 0.82x.

9  With respect to the mortgage loan known as FedEx -- Bellingham, which has a subordinate companion loan not included in the trust, the Cut-off Date LTV
   Ratio and DSCR figures if calculated including the subordinate companion loan are 74.13% and 1.26x, respectively.

10 With respect to mortgage loans that are cross-collateralized and cross-defaulted, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per
   Net Rentable Area SF/Units and DSCR were calculated in the aggregate.

11 With respect to the mortgage loans known as:

   i.    Elizabeth Multifamily Portfolio,

   ii.   Commerce Center,

   iii.  4320 Broadway,

   iv.   Meridian Place Apartments,

   v.    One Tower Creek and

   vi.   Centennial Court Shopping Center

   Cut-off Date LTV Ratio, LTV Ratio at Maturity and DSCR were calculated after netting out holdback reserve amounts for the applicable mortgage loan.

12 With respect to the mortgage loan known as Lakeside Mall, Net Rentable Area
   SF/Units includes square footage for ground lease tenants; for other mortgage loans Net Rentable Area SF/Units does not include square footage for ground lease tenants.

13 For those mortgaged properties indicating as Appraisal As-of Date beyond the
   Cut-off Date, the Appraised Value and the corresponding Appraisal As-of
   Date are based on stabilization.

14 With respect to the mortgage loan known as Knollwood Plaza, the borrower has the right under the loan documents to defease the loan or payoff the loan with a yield maintenance penalty (which in no event may be less than 1% of the amount prepaid) after the initial lockout period. For purposes of this characteristic, only the yield maintenance penalty is shown.

15 With respect to the mortgage loans known as General Motors Building and
   Loews Miami Beach, the applicable borrower has the right to defease the loan after the earlier of (a) two years from the date of the last securitization involving the pari passu loans and (b) three years after the closing date of the applicable loan. For purposes of the Prepayment
   Provision (# of payments) characteristic, it was assumed this will be the last securitization of the related mortgage loan.

16 With respect to the mortgage loan known as "Wellpoint Office Tower," the amortization of the loan is based on a fixed schedule of principal and interest as shown on Annex A-8. The Monthly Debt Service and Annual Debt
   Service for this mortgage loan is based on the first 12 debt service payments after the Cut-off Date.

17 Shown from the respective mortgage loan origination date.

FOOTNOTES FOR THE ANNEX A-2

1  GACC -- German American Capital Corporation, LaSalle -- LaSalle Bank
   National Association, PNC -- PNC Bank, National Association

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

    ANNEX A-3 RATES USED IN DETERMINATION OF THE CLASS X PASS-THROUGH RATES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                 ANNEX A-4 CLASS A-SB PLANNED PRINCIPAL BALANCE

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

    ANNEX A-5 GENERAL MOTORS BUILDING LOAN (A NOTE) INTEREST RATE SCHEDULE*

      DATE         PERIOD      INTEREST RATE
---------------   --------     -------------

    5/1/2005         1           5.0328936%
    6/1/2005         2           5.3065584%
    7/1/2005         3           5.0328936%
    8/1/2005         4           5.3065584%
    9/1/2005         5           5.3065584%
   10/1/2005         6           5.0328936%
   11/1/2005         7           5.3065584%
   12/1/2005         8           5.0328936%
    1/1/2006         9           5.3065584%
    2/1/2006        10           5.3065584%
    3/1/2006        11           4.4855640%
    4/1/2006        12           5.3065584%
    5/1/2006        13           5.0328936%
    6/1/2006        14           5.3065584%
    7/1/2006        15           5.0328936%
    8/1/2006        16           5.3065584%
    9/1/2006        17           5.3065584%
   10/1/2006        18           5.0328936%
   11/1/2006        19           5.3065584%
   12/1/2006        20           5.0328936%
    1/1/2007        21           5.3065584%
    2/1/2007        22           5.3065584%
    3/1/2007        23           4.4855640%
    4/1/2007        24           5.3065584%
    5/1/2007        25           5.0328936%
    6/1/2007        26           5.3065584%
    7/1/2007        27           5.0328936%
    8/1/2007        28           5.3065584%
    9/1/2007        29           5.3065584%
   10/1/2007        30           5.0328936%
   11/1/2007        31           5.3065584%
   12/1/2007        32           5.0328936%
    1/1/2008        33           5.3065584%
    2/1/2008        34           5.3065584%
    3/1/2008        35           4.7592288%
    4/1/2008        36           5.3065584%
    5/1/2008        37           5.0328936%
    6/1/2008        38           5.3065584%
    7/1/2008        39           5.0328936%
    8/1/2008        40           5.3065584%
    9/1/2008        41           5.3065584%
   10/1/2008        42           5.0328936%
   11/1/2008        43           5.3065584%
   12/1/2008        44           5.0328936%
    1/1/2009        45           5.3065584%
    2/1/2009        46           5.3065584%
    3/1/2009        47           4.4855640%
    4/1/2009        48           5.3065584%

     *The final interest rates for the General Motors Building Mortgage Loan have not been determined; accordingly the final interest rates are expected to vary from those set forth in this Annex A-5. The final interest rates will be set forth in the final Prospectus Supplement for this transaction.

      DATE         PERIOD     INTEREST RATE
---------------   --------   ---------------

    5/1/2009        49          5.0328936%
    6/1/2009        50          5.3065584%
    7/1/2009        51          5.0328936%
    8/1/2009        52          5.3065584%
    9/1/2009        53          5.3065584%
   10/1/2009        54          5.0328936%
   11/1/2009        55          5.3065584%
   12/1/2009        56          5.0328936%
    1/1/2010        57          5.3065584%
    2/1/2010        58          5.3065584%

  ANNEX A-6 GENERAL MOTORS BUILDING LOAN (WHOLE LOAN) INTEREST RATE SCHEDULE*

      DATE         PERIOD       INTEREST RATE
---------------   --------      -------------

    5/1/2005         1           5.1018750%
    6/1/2005         2           5.3461208%
    7/1/2005         3           5.1018750%
    8/1/2005         4           5.3461208%
    9/1/2005         5           5.3461208%
   10/1/2005         6           5.1018750%
   11/1/2005         7           5.3461208%
   12/1/2005         8           5.1018750%
    1/1/2006         9           5.3461208%
    2/1/2006        10           5.3461208%
    3/1/2006        11           4.6133833%
    4/1/2006        12           5.3461208%
    5/1/2006        13           5.1018750%
    6/1/2006        14           5.3461208%
    7/1/2006        15           5.1018750%
    8/1/2006        16           5.3461208%
    9/1/2006        17           5.3461208%
   10/1/2006        18           5.1018750%
   11/1/2006        19           5.3461208%
   12/1/2006        20           5.1018750%
    1/1/2007        21           5.3461208%
    2/1/2007        22           5.3461208%
    3/1/2007        23           4.6133833%
    4/1/2007        24           5.3461208%
    5/1/2007        25           5.1018750%
    6/1/2007        26           5.3461208%
    7/1/2007        27           5.1018750%
    8/1/2007        28           5.3461208%
    9/1/2007        29           5.3461208%
   10/1/2007        30           5.1018750%
   11/1/2007        31           5.3461208%
   12/1/2007        32           5.1018750%
    1/1/2008        33           5.3461208%
    2/1/2008        34           5.3461208%
    3/1/2008        35           4.8576292%
    4/1/2008        36           5.3461208%
    5/1/2008        37           5.1018750%
    6/1/2008        38           5.3461208%
    7/1/2008        39           5.1018750%
    8/1/2008        40           5.3461208%
    9/1/2008        41           5.3461208%
   10/1/2008        42           5.1018750%
   11/1/2008        43           5.3461208%
   12/1/2008        44           5.1018750%
    1/1/2009        45           5.3461208%
    2/1/2009        46           5.3461208%

----------
     *The final interest rates for the General Motors Building Whole Loan have not been determined; accordingly the final interest rates are expected to vary from those set forth in this Annex A-6. The final interest rates will be set forth in the final Prospectus Supplement for this transaction.

      DATE         PERIOD     INTEREST RATE
---------------   --------   --------------

    3/1/2009        47          4.6133833%
    4/1/2009        48          5.3461208%
    5/1/2009        49          5.1018750%
    6/1/2009        50          5.3461208%
    7/1/2009        51          5.1018750%
    8/1/2009        52          5.3461208%
    9/1/2009        53          5.3461208%
   10/1/2009        54          5.1018750%
   11/1/2009        55          5.3461208%
   12/1/2009        56          5.1018750%
    1/1/2010        57          5.3461208%
    2/1/2010        58          5.3461208%

             ANNEX A-7 COURTNEY VILLAGE LOAN INTEREST RATE SCHEDULE

      DATE         PERIOD     INTEREST RATE
---------------   --------   --------------

    5/1/2005         1          4.2850%
    6/1/2005         2          4.2850%
    7/1/2005         3          4.2850%
    8/1/2005         4          4.2850%
    9/1/2005         5          4.2850%
   10/1/2005         6          4.2850%
   11/1/2005         7          4.2850%
   12/1/2005         8          4.2850%
    1/1/2006         9          4.2850%
    2/1/2006        10          4.2850%
    3/1/2006        11          4.2850%
    4/1/2006        12          4.4100%
    5/1/2006        13          4.4100%
    6/1/2006        14          4.4100%
    7/1/2006        15          4.4100%
    8/1/2006        16          4.4100%
    9/1/2006        17          4.4100%
   10/1/2006        18          4.4100%
   11/1/2006        19          4.4100%
   12/1/2006        20          4.4100%
    1/1/2007        21          4.4100%
    2/1/2007        22          4.4100%
    3/1/2007        23          4.4100%
    4/1/2007        24          4.5350%
    5/1/2007        25          4.5350%
    6/1/2007        26          4.5350%
    7/1/2007        27          4.5350%
    8/1/2007        28          4.5350%
    9/1/2007        29          4.5350%
   10/1/2007        30          4.5350%
   11/1/2007        31          4.5350%
   12/1/2007        32          4.5350%
    1/1/2008        33          4.5350%
    2/1/2008        34          4.5350%
    3/1/2008        35          4.5350%
    4/1/2008        36          4.6600%
    5/1/2008        37          4.6600%
    6/1/2008        38          4.6600%
    7/1/2008        39          4.6600%
    8/1/2008        40          4.6600%
    9/1/2008        41          4.6600%
   10/1/2008        42          4.6600%
   11/1/2008        43          4.6600%
   12/1/2008        44          4.6600%
    1/1/2009        45          4.6600%
    2/1/2009        46          4.6600%
    3/1/2009        47          4.6600%
    4/1/2009        48          4.9150%

      DATE         PERIOD     INTEREST RATE
---------------   --------   --------------

    5/1/2009        49          4.9150%
    6/1/2009        50          4.9150%
    7/1/2009        51          4.9150%
    8/1/2009        52          4.9150%
    9/1/2009        53          4.9150%
   10/1/2009        54          4.9150%
   11/1/2009        55          4.9150%
   12/1/2009        56          4.9150%
    1/1/2010        57          4.9150%
    2/1/2010        58          4.9150%
    3/1/2010        59          4.9150%
    4/1/2010        60          5.0350%
    5/1/2010        61          5.0350%
    6/1/2010        62          5.0350%
    7/1/2010        63          5.0350%
    8/1/2010        64          5.0350%
    9/1/2010        65          5.0350%
   10/1/2010        66          5.0350%
   11/1/2010        67          5.0350%
   12/1/2010        68          5.0350%
    1/1/2011        69          5.0350%
    2/1/2011        70          5.0350%
    3/1/2011        71          5.0350%
    4/1/2011        72          5.0350%
    5/1/2011        73          5.0350%
    6/1/2011        74          5.0350%
    7/1/2011        75          5.0350%
    8/1/2011        76          5.0350%
    9/1/2011        77          5.0350%
   10/1/2011        78          5.0350%
   11/1/2011        79          5.0350%
   12/1/2011        80          5.0350%
    1/1/2012        81          5.0350%
    2/1/2012        82          5.0350%
    3/1/2012        83          5.0350%

          ANNEX A-8 WELLPOINT OFFICE TOWER LOAN AMORTIZATION SCHEDULE

     DATE        PERIOD          BALANCE            PRINCIPAL
-------------   --------   -------------------   ---------------

   4/1/2005                $ 35,900,296.59
   5/1/2005         1      $ 35,874,753.39       $  25,543.20
   6/1/2005         2      $ 35,851,041.81       $  23,711.57
   7/1/2005         3      $ 35,825,421.52       $  25,620.29
   8/1/2005         4      $ 35,801,630.16       $  23,791.36
   9/1/2005         5      $ 35,777,800.33       $  23,829.83
  10/1/2005         6      $ 35,752,065.40       $  25,734.93
  11/1/2005         7      $ 35,728,155.41       $  23,910.00
  12/1/2005         8      $ 35,702,342.78       $  25,812.63
   1/1/2006         9      $ 35,664,577.86       $  37,764.92
   2/1/2006        10      $ 35,626,734.77       $  37,843.09
   3/1/2006        11      $ 35,581,676.89       $  45,057.88
   4/1/2006        12      $ 35,543,662.20       $  38,014.69
   5/1/2006        13      $ 35,503,195.55       $  40,466.65
   6/1/2006        14      $ 35,465,018.42       $  38,177.13
   7/1/2006        15      $ 35,424,394.24       $  40,624.18
   8/1/2006        16      $ 35,386,054.00       $  38,340.24
   9/1/2006        17      $ 35,347,634.39       $  38,419.60
  10/1/2006        18      $ 35,306,775.08       $  40,859.31
  11/1/2006        19      $ 35,268,191.37       $  38,583.70
  12/1/2006        20      $ 35,227,172.93       $  41,018.45
   1/1/2007        21      $ 35,171,890.80       $  55,282.13
   2/1/2007        22      $ 35,116,472.00       $  55,418.80
   3/1/2007        23      $ 35,052,514.75       $  63,957.25
   4/1/2007        24      $ 34,996,800.83       $  55,713.92
   5/1/2007        25      $ 34,938,158.24       $  58,642.59
   6/1/2007        26      $ 34,882,161.61       $  55,996.63
   7/1/2007        27      $ 34,823,244.74       $  58,916.86
   8/1/2007        28      $ 34,766,964.02       $  56,280.72
   9/1/2007        29      $ 34,710,544.17       $  56,419.86
  10/1/2007        30      $ 34,651,216.72       $  59,327.45
  11/1/2007        31      $ 34,594,510.71       $  56,706.01
  12/1/2007        32      $ 34,534,905.66       $  59,605.05
   1/1/2008        33      $ 34,460,173.09       $  74,732.57
   2/1/2008        34      $ 34,385,233.21       $  74,939.87
   3/1/2008        35      $ 34,303,931.76       $  81,301.46
   4/1/2008        36      $ 34,228,558.48       $  75,373.28
   5/1/2008        37      $ 34,149,913.29       $  78,645.19
   6/1/2008        38      $ 34,074,112.78       $  75,800.51
   7/1/2008        39      $ 33,995,052.98       $  79,059.79
   8/1/2008        40      $ 33,918,822.90       $  76,230.09
   9/1/2008        41      $ 33,842,381.35       $  76,441.54
  10/1/2008        42      $ 33,762,699.49       $  79,681.86
  11/1/2008        43      $ 33,685,824.87       $  76,874.62
  12/1/2008        44      $ 33,605,722.74       $  80,102.13
   1/1/2009        45      $ 33,510,460.92       $  95,261.81
   2/1/2009        46      $ 33,414,915.70       $  95,545.23
   3/1/2009        47      $ 33,309,465.66       $ 105,450.04

     DATE        PERIOD          BALANCE           PRINCIPAL
-------------   --------   -------------------  ---------------

   4/1/2009       48       $ 33,213,322.46       $  96,143.20
   5/1/2009       49       $ 33,113,705.71       $  99,616.74
   6/1/2009       50       $ 33,016,980.10       $  96,725.61
   7/1/2009       51       $ 32,916,798.07       $ 100,182.04
   8/1/2009       52       $ 32,819,486.64       $  97,311.43
   9/1/2009       53       $ 32,721,885.70       $  97,600.94
  10/1/2009       54       $ 32,620,854.05       $ 101,031.65
  11/1/2009       55       $ 32,522,662.17       $  98,191.89
  12/1/2009       56       $ 32,421,056.93       $ 101,605.24
   1/1/2010       57       $ 32,299,628.89       $ 121,428.04
   2/1/2010       58       $ 32,177,809.06       $ 121,819.83
   3/1/2010       59       $ 32,045,548.80       $ 132,260.26
   4/1/2010       60       $ 31,922,909.17       $ 122,639.63
   5/1/2010       61       $ 31,796,551.25       $ 126,357.92
   6/1/2010       62       $ 31,673,108.22       $ 123,443.03
   7/1/2010       63       $ 31,545,970.30       $ 127,137.92
   8/1/2010       64       $ 31,421,718.77       $ 124,251.54
   9/1/2010       65       $ 31,297,066.33       $ 124,652.44
  10/1/2010       66       $ 31,168,754.24       $ 128,312.09
  11/1/2010       67       $ 31,043,285.60       $ 125,468.64
  12/1/2010       68       $ 30,914,181.09       $ 129,104.51
   1/1/2011       69       $ 30,768,221.33       $ 145,959.77
   2/1/2011       70       $ 30,621,775.93       $ 146,445.39
   3/1/2011       71       $ 30,464,983.74       $ 156,792.19
   4/1/2011       72       $ 30,317,529.44       $ 147,454.30
   5/1/2011       73       $ 30,166,330.68       $ 151,198.76
   6/1/2011       74       $ 30,017,882.73       $ 148,447.95
   7/1/2011       75       $ 29,865,719.17       $ 152,163.56
   8/1/2011       76       $ 29,716,271.05       $ 149,448.12
   9/1/2011       77       $ 29,566,325.70       $ 149,945.35
  10/1/2011       78       $ 29,412,708.23       $ 153,617.48
  11/1/2011       79       $ 29,261,752.89       $ 150,955.34
  12/1/2011       80       $ 29,107,154.75       $ 154,598.14
   1/1/2012       81       $ 28,930,735.15       $ 176,419.60
   2/1/2012       82       $ 28,753,701.97       $ 177,033.18
   3/1/2012       83       $ 28,569,601.14       $ 184,100.82
   4/1/2012       84       $ 28,391,311.94       $ 178,289.20
   5/1/2012       85       $ 28,209,217.35       $ 182,094.59
   6/1/2012       86       $ 28,029,674.74       $ 179,542.61
   7/1/2012       87       $ 27,846,362.96       $ 183,311.78
   8/1/2012       88       $ 27,665,558.35       $ 180,804.61
   9/1/2012       89       $ 27,484,124.90       $ 181,433.44
  10/1/2012       90       $ 27,298,976.91       $ 185,147.99
  11/1/2012       91       $ 27,116,268.51       $ 182,708.41
  12/1/2012       92       $ 26,929,882.39       $ 186,386.12
   1/1/2013       93       $ 26,700,766.31       $ 229,116.08
   2/1/2013       94       $ 26,470,749.67       $ 230,016.64
   3/1/2013       95       $ 26,229,760.02       $ 240,989.65
   4/1/2013       96       $ 25,997,892.05       $ 231,867.97

     DATE        PERIOD        BALANCE             PRINCIPAL
-------------   --------   ----------------    ----------------

   5/1/2013         97     $ 25,761,816.36       $ 236,075.69
   6/1/2013         98     $ 25,528,109.10       $ 233,707.26
   7/1/2013         99     $ 25,290,246.45       $ 237,862.65
   8/1/2013        100     $ 25,054,685.65       $ 235,560.80
   9/1/2013        101     $ 24,818,198.95       $ 236,486.69
  10/1/2013        102     $ 24,577,635.96       $ 240,562.99
  11/1/2013        103     $ 24,339,274.18       $ 238,361.77
  12/1/2013        104     $ 24,096,889.46       $ 242,384.72
   1/1/2014        105     $ 23,823,938.58       $ 272,950.88
   2/1/2014        106     $ 23,549,873.66       $ 274,064.92
   3/1/2014        107     $ 23,265,388.47       $ 284,485.20
   4/1/2014        108     $ 22,989,043.86       $ 276,344.61
   5/1/2014        109     $ 22,708,544.63       $ 280,499.22
   6/1/2014        110     $ 22,429,927.29       $ 278,617.34
   7/1/2014        111     $ 22,147,219.68       $ 282,707.61
   8/1/2014        112     $ 21,866,311.32       $ 280,908.36
   9/1/2014        113     $ 21,584,256.46       $ 282,054.87
  10/1/2014        114     $ 21,298,208.62       $ 286,047.83
  11/1/2014        115     $ 21,013,835.07       $ 284,373.55
  12/1/2014        116     $ 21,013,835.07       $       0.00
   1/1/2015        117     $ 21,013,835.07       $       0.00
   2/1/2015        118     $ 21,013,835.07       $       0.00
   3/1/2015        119     $ 21,013,835.07       $       0.00
   4/1/2015        120     $ 21,013,835.07       $       0.00
   5/1/2015        121     $ 21,013,835.07       $       0.00
   6/1/2015        122     $ 21,013,835.07       $       0.00
   7/1/2015        123     $ 21,013,835.07       $       0.00
   8/1/2015        124     $ 21,013,835.07       $       0.00
   9/1/2015        125     $ 21,013,835.07       $       0.00
  10/1/2015        126     $ 21,013,835.07       $       0.00
  11/1/2015        127     $ 21,013,835.07       $       0.00
  12/1/2015        128     $ 21,013,835.07       $       0.00
   1/1/2016        129     $ 21,013,835.07       $       0.00
   2/1/2016        130     $ 21,013,835.07       $       0.00
   3/1/2016        131     $ 21,013,835.07       $       0.00
   4/1/2016        132     $ 21,013,835.07       $       0.00
   5/1/2016        133     $ 21,013,835.07       $       0.00
   6/1/2016        134     $ 21,013,835.07       $       0.00
   7/1/2016        135     $ 21,013,835.07       $       0.00
   8/1/2016        136     $ 21,013,835.07       $       0.00
   9/1/2016        137     $ 21,013,835.07       $       0.00
  10/1/2016        138     $ 21,013,835.07       $       0.00
  11/1/2016        139     $ 21,013,835.07       $       0.00
  12/1/2016        140     $ 21,013,835.07       $       0.00
   1/1/2017        141     $ 21,013,835.07       $       0.00
   2/1/2017        142     $ 21,013,835.07       $       0.00
   3/1/2017        143     $ 21,013,835.07       $       0.00
   4/1/2017        144     $ 21,013,835.07       $       0.00
   5/1/2017        145     $ 21,013,835.07       $       0.00

     DATE        PERIOD        BALANCE              PRINCIPAL
-------------   --------   ----------------     ------------------

   6/1/2017       146      $ 21,013,835.07       $          0.00
   7/1/2017       147      $ 21,013,835.07       $          0.00
   8/1/2017       148      $ 21,013,835.07       $          0.00
   9/1/2017       149      $ 21,013,835.07       $          0.00
  10/1/2017       150      $ 21,013,835.07       $          0.00
  11/1/2017       151      $ 21,013,835.07       $          0.00
  12/1/2017       152      $ 21,013,835.07       $          0.00
   1/1/2018       153      $ 21,013,835.07       $          0.00
   2/1/2018       154      $ 21,013,835.07       $          0.00
   3/1/2018       155      $ 21,013,835.07       $          0.00
   4/1/2018       156      $ 21,013,835.07       $          0.00
   5/1/2018       157      $ 21,013,835.07       $          0.00
   6/1/2018       158      $ 21,013,835.07       $          0.00
   7/1/2018       159      $ 21,013,835.07       $          0.00
   8/1/2018       160      $ 21,013,835.07       $          0.00
   9/1/2018       161      $ 21,013,835.07       $          0.00
  10/1/2018       162      $ 21,013,835.07       $          0.00
  11/1/2018       163      $ 21,013,835.07       $          0.00
  12/1/2018       164      $ 21,013,835.07       $          0.00
   1/1/2019       165      $ 21,013,835.07       $          0.00
   2/1/2019       166      $ 21,013,835.07       $          0.00
   3/1/2019       167      $ 21,013,835.07       $          0.00
   4/1/2019       168      $ 21,013,835.07       $          0.00
   5/1/2019       169      $ 21,013,835.07       $          0.00
   6/1/2019       170      $ 21,013,835.07       $          0.00
   7/1/2019       171      $ 21,013,835.07       $          0.00
   8/1/2019       172      $ 21,013,835.07       $          0.00
   9/1/2019       173      $ 21,013,835.07       $          0.00
  10/1/2019       174      $ 21,013,835.07       $          0.00
  11/1/2019       175      $ 21,013,835.07       $          0.00
  12/1/2019       176      $          0.00       $ 21,013,835.07

                                                                         Annex B

                                 CMBS NEW ISSUE
                      STRUCTURAL AND COLLATERAL TERM SHEET

                            ------------------------

                                 $1,567,986,000
                       (APPROXIMATE OFFERED CERTIFICATES)

                                 $1,702,020,823
                     (APPROXIMATE TOTAL COLLATERAL BALANCE)

                                  COMM 2005-LP5

                            ------------------------

                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES

                       GERMAN AMERICAN CAPITAL CORPORATION
                        LASALLE BANK NATIONAL ASSOCIATION
                         PNC BANK, NATIONAL ASSOCIATION

                              MORTGAGE LOAN SELLERS
                            ------------------------

---------------------------------------------------------------------------------------------------------------------
                           INITIAL PASS-                                              PRINCIPAL
           APPROX. SIZE       THROUGH         RATINGS       SUBORDINATION     WAL      WINDOW        ASSUMED FINAL
  CLASS       (FACE)           RATE        (S&P/MOODY'S)        LEVELS       (YRS.)     (MO.)      DISTRIBUTION DATE
---------------------------------------------------------------------------------------------------------------------

    A-1    $ 60,335,000           %           AAA/Aaa           20.000%       2.53     5/05-12/09       12/10/2009
---------------------------------------------------------------------------------------------------------------------
    A-2    $592,382,000           %           AAA/Aaa           20.000%       4.77     12/09-5/10        5/10/2010
---------------------------------------------------------------------------------------------------------------------
    A-3    $ 71,321,000           %           AAA/Aaa           20.000%       6.89      1/12-4/12        4/10/2012
---------------------------------------------------------------------------------------------------------------------
    A-SB   $ 86,709,000           %           AAA/Aaa           20.000%       7.68     5/10-11/14       11/10/2014
---------------------------------------------------------------------------------------------------------------------
    A-4    $304,987,000           %           AAA/Aaa           20.000%       9.84     11/14-4/15        4/10/2015
---------------------------------------------------------------------------------------------------------------------
    A-1A   $245,882,000           %           AAA/Aaa           20.000%       8.00      5/05-4/15        4/10/2015
---------------------------------------------------------------------------------------------------------------------
    X-P    $                      %           AAA/Aaa             N/A          N/A         N/A
---------------------------------------------------------------------------------------------------------------------
    A-J    $117,014,000           %           AAA/Aaa           13.125%       9.95      4/15-4/15        4/10/2015
---------------------------------------------------------------------------------------------------------------------
     B     $ 46,806,000           %            AA/Aa2           10.375%       9.95      4/15-4/15        4/10/2015
 --------------------------------------------------------------------------------------------------------------------
     C     $ 14,892,000           %           AA-/Aa3            9.500%       9.95      4/15-4/15        4/10/2015
 --------------------------------------------------------------------------------------------------------------------
     D     $ 27,658,000           %             A/A2             7.875%       9.95      4/15-4/15        4/10/2015
---------------------------------------------------------------------------------------------------------------------

DEUTSCHE BANK SECURITIES                                   ABN AMRO INCORPORATED

Sole Book Running Manager and Co-Lead Manager                    Co-Lead Manager

PNC CAPITAL MARKETS, INC.       BANC OF AMERICA SECURITIES LLC            CITIGROUP                 WACHOVIA SECURITIES
Co-Manager                                Co-Manager                      Co-Manager                     Co-Manager

                                  April 7, 2005

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-1

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

TRANSACTION FEATURES
--------------------

o    Sellers:

--------------------------------------------------------------------------------
                                         NO. OF       CUT-OFF DATE
           SELLERS                        LOANS       BALANCE ($)      % OF POOL
--------------------------------------------------------------------------------
German American Capital Corporation         41      $  992,285,263       58.30%
LaSalle Bank National Association           62         377,293,764       22.17
PNC Bank, National Association              34         332,441,795       19.53
--------------------------------------------------------------------------------
TOTAL:                                     137      $1,702,020,823      100.00%
--------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $12,423,510

     o    Largest Mortgage Loan by Cut-off Date Balance: $260,000,000 (Shadow
          Rated AA / A3 by S&P and Moody's, respectively)

     o    Five largest and ten largest loans or cross-collateralized loan groups: 35.66% and 48.74% of pool, respectively

o    Credit Statistics:

     o    Weighted average underwritten DSCR of 1.73x

     o    Weighted average cut-off date LTV ratio of 67.09%; weighted average balloon LTV ratio of 58.96%

o    Property Types:

                               [PIECHART OMITTED]

                        Retail                 20.01%
                        Multifamily(1)         15.27%
                        Hotel                   4.32%
                        Industrial              3.92%
                        Mixed Use(2)            2.83%
                        Self Storage            2.03%
                        Office                 51.63%

     (1)  Consists of Multifamily (14.68%) and Manufactured Housing (0.59%)

     (2)  Consists of Office, Retail, Self Storage and Parking Garage
          components.

o    Call Protection: (as applicable)

     o    100.00% of the pool (current balance) has a remaining lockout period ranging from 20 to 118 payments, then defeasance or yield maintenance charge (which in no event may be less than 1% of the amount prepaid).

o    Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-2

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

OFFERED CERTIFICATES
--------------------

-----------------------------------------------------------------------------------------------------------------------------------
              INITIAL CERTIFICATE                                                                  ASSUMED FINAL      INITIAL
                   BALANCE OR        SUBORDINATION      RATINGS        AVERAGE        PRINCIPAL     DISTRIBUTION   PASS-THROUGH
    CLASS     NOTIONAL BALANCE(1)      LEVELS(2)     (S&P/MOODY'S) LIFE (YRS.)(3)  WINDOW (MO.)(3)    DATE(3)     RATE (APPROX.)(4)
-----------------------------------------------------------------------------------------------------------------------------------

    A-1(5)        $ 60,335,000        20.000%(7)         AAA/Aaa         2.53        5/05-12/09      12/10/09%
-----------------------------------------------------------------------------------------------------------------------------------
    A-2(5)        $592,382,000        20.000%(7)         AAA/Aaa         4.77        12/09-5/10       5/10/10%
-----------------------------------------------------------------------------------------------------------------------------------
    A-3(5)        $ 71,321,000        20.000%(7)         AAA/Aaa         6.89        1/12-4/12        4/10/12%
-----------------------------------------------------------------------------------------------------------------------------------
    A-SB(5)       $ 86,709,000        20.000%(7)         AAA/Aaa         7.68        5/10-11/14      11/10/14%
-----------------------------------------------------------------------------------------------------------------------------------
    A-4(5)        $304,987,000        20.000%(7)         AAA/Aaa         9.84        11/14-4/15       4/10/15%
-----------------------------------------------------------------------------------------------------------------------------------
    A-1A(5)       $245,882,000        20.000%(7)         AAA/Aaa         8.00        5/05-4/15        4/10/15%
-----------------------------------------------------------------------------------------------------------------------------------
    X-P(6)        $                     N/A              AAA/Aaa         N/A            N/A                              %
-----------------------------------------------------------------------------------------------------------------------------------
      A-J         $117,014,000        13.125%            AAA/Aaa         9.95        4/15-4/15        4/10/15%
-----------------------------------------------------------------------------------------------------------------------------------
       B          $ 46,806,000        10.375%             AA/Aa2         9.95        4/15-4/15        4/10/15%
-----------------------------------------------------------------------------------------------------------------------------------
       C          $ 14,892,000         9.500%            AA-/Aa3         9.95        4/15-4/15        4/10/15%
-----------------------------------------------------------------------------------------------------------------------------------
       D          $ 27,658,000         7.875%              A/A2          9.95        4/15-4/15        4/10/15%
-----------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (8)
------------------------

------------------------------------------------------------------------------------------------------------------------------------
           INITIAL CERTIFICATE
                 BALANCE                                                                            ASSUMED FINAL       INITIAL
               OR NOTIONAL      SUBORDINATION      RATINGS          AVERAGE         PRINCIPAL       DISTRIBUTION   PASS-THROUGH RATE
 CLASS         BALANCE(1)         LEVELS(2)     (S&P/MOODY'S)   LIFE (YRS.)(3)   WINDOW (MO.) (3)      DATE(3)        (APPROX.)(4)
------------------------------------------------------------------------------------------------------------------------------------

 X-C(6)      $1,702,020,822         N/A            AAA/Aaa            N/A              N/A             3/10/24%
------------------------------------------------------------------------------------------------------------------------------------
    E        $   21,275,000        6.625%           A-/A3             9.95          4/15-4/15          4/10/15%
------------------------------------------------------------------------------------------------------------------------------------
    F        $   23,403,000        5.250%         BBB+/Baa1          10.02          4/15-5/15          5/10/15%
------------------------------------------------------------------------------------------------------------------------------------
    G        $   14,893,000        4.375%          BBB/Baa2          10.03          5/15-5/15          5/10/15%
------------------------------------------------------------------------------------------------------------------------------------
    H        $   17,020,000        3.375%         BBB-/Baa3          10.03          5/15-5/15          5/10/15%
------------------------------------------------------------------------------------------------------------------------------------
    J        $   12,765,000        2.625%          BB+/Ba1           10.04          5/15-8/15          8/10/15%
------------------------------------------------------------------------------------------------------------------------------------
    K        $    6,383,000        2.250%           BB/Ba2           11.25          8/15-7/17          7/10/17%
------------------------------------------------------------------------------------------------------------------------------------
    L        $    4,255,000        2.000%          BB-/Ba3           12.75          7/17-9/18          9/10/18%
------------------------------------------------------------------------------------------------------------------------------------
    M        $    4,255,000        1.750%           B+/B1            14.09         9/18-12/19         12/10/19%
------------------------------------------------------------------------------------------------------------------------------------
    N        $    6,383,000        1.375%            B/NR            14.61         12/19-12/19        12/10/19%
------------------------------------------------------------------------------------------------------------------------------------
    O        $    4,255,000        1.125%           B-/B3            14.61         12/19-12/19        12/10/19%
------------------------------------------------------------------------------------------------------------------------------------
    P        $   19,147,822        0.000%           NR/NR            15.19         12/19-3/24          3/10/24%
------------------------------------------------------------------------------------------------------------------------------------
 GMB-1(9)    $                      (10)
------------------------------------------------------------------------------------------------------------------------------------
 GMB-2(9)    $                      (10)
------------------------------------------------------------------------------------------------------------------------------------
 GMB-3(9)    $                      (10)
------------------------------------------------------------------------------------------------------------------------------------
 GMB-4(9)    $                      (10)
------------------------------------------------------------------------------------------------------------------------------------
 GMB-5(9)    $                      (10)
------------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1)  Subject to a permitted variance of plus or minus 5%.

(2)  With respect to the General Motors Building Loan representing approximately
     15.28% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property also secures a subordinate loan (the "General Motors Building B Loan"). For more information regarding the General Motors Building B Loan (as well as information regarding other mortgaged properties which secure subordinate notes that are held outside of the trust). see " Description of the
     Mortgage Trust Pool - Split Loan Structures" in the Prospectus Supplement.
     Except with respect to the Class GMB Certificates, the credit support for each class of certificates does not include the General Motors Building B
     Loan.

(3)  Based on the structuring assumptions, assuming 0% CPR, described in the
     Prospectus Supplement.

(4)  The Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A,
     Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
     Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage pass-through rate, (iii) a rate equal to the weighted average net mortgage pass-through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate. The Class J, Class K,
     Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at a rate equal to the lesser of the weighted average net mortgage pass-through rate and a specified fixed rate. Calculation of the weighted average net mortgage pass-through rate excludes the General Motors Building
     B Loan.

(5)  For purposes of making distributions to the Class A-1, Class A-2, Class
     A-3, Class A-SB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan
     Group 1 and Loan Group 2. Loan Group 1 will consist of 109 mortgage loans, representing approximately 85.55% of the outstanding pool balance. Loan
     Group 2 will consist of 28 mortgage loans, representing approximately
     14.45% of the outstanding pool balance. Loan Group 2 will include approximately 97.60% of all the mortgage loans secured by multifamily properties and approximately 19.79% of all the mortgage loans secured by manufactured housing properties. The General Motors Building B Loan will not be included in either Loan Group 1 or Loan Group 2.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1,
     Class A-2, Class A-3, Class A-SB, Class A-4, Class A-1A, Class X-C and
     Class X-P Certificates, interest distributions on the Class A-1, Class A-2,
     Class A-3, Class A-SB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in Loan

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-3

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

     Group 1 and interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, the Class A-1, Class A-2, Class A-3, Class A-SB and
     Class A-4 Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group
     1, and after the certificate principal balance of the Class A-1A
     Certificates has been reduced to zero, Loan Group 2, and the Class A-1A
     Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2, and after the certificate principal balance of the Class A-4 Certificates has been reduced to zero, Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class A-J and the
     Class B through Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3,
     Class A-SB, Class A-4 and Class A-1A Certificates, pro rata.

(6)  The interest accrual amounts on each of the Class X-C and Class X-P
     Certificates will be calculated by reference to a notional amount equal to the aggregate of the class principal balances of all or some of the classes of certificates, as applicable. The pass-through rates on the Class X-C and
     Class X-P Certificates in the aggregate will be based on the weighted average of the interest strip rates of the components of the Class X-C and
     Class X-P Certificates, which will be based on the net mortgage rates applicable to the mortgage loans (other than the General Motors Building B
     Loan) as of the preceding distribution date minus the pass-through rates of such components. The Class X-C and Class X-P Certificates were structured assuming that the General Motors Building B Loan absorbs any loss prior to the General Motors Building loan.

(7)  Represents the approximate subordination level for the Class A-1, Class
     A-2, Class A-3, Class A-SB, Class A-4, and Class A-1A Certificates in the
     aggregate.

(8)  Certificates to be offered privately pursuant to Rule 144A and Regulation
     S.

(9)  The Class GMB-1, Class GMB-2, Class GMB-3, Class GMB-4 and Class GMB-5
     Certificates will only receive distributions from and will only incur losses with respect to the General Motors Building B Loan.

(10) Approximate credit support on this table with respect to such classes only reflects credit support with respect to the General Motors Building B Loan.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-4

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

I. ISSUE CHARACTERISTICS
   ---------------------

    ISSUE TYPE:              Public: Classes A-1, A-2, A-3, A-SB, A-4, A-1A,
                             X-P, A-J, B, C and D (the "Offered Certificates").
                             Private (Rule 144A, Regulation S): Classes X-C, E,
                             F, G, H, J, K, L, M, N, O, P, GMB-1, GMB-2, GMB-3,
                             GMB-4 and GMB-5.

    SECURITIES OFFERED:      $1,567,986,000 monthly pay, multi-class, sequential
                             pay commercial mortgage REMIC Pass-Through
                             Certificates, consisting of ten principal and
                             interest classes (Classes A-1, A-2, A-3, A-SB, A-4,
                             A-1A, A-J, B, C and D) and one interest-only class
                             (Class X-P).

    MORTGAGE POOL:           The Mortgage Pool consists of 137 Mortgage Loans
                             with an aggregate balance as of the Cut-Off Date of
                             $1,702,020,823. The Mortgage Loans are secured by
                             142 properties located throughout 32 states.

    SELLERS:                 German American Capital Corporation (GACC), LaSalle
                             Bank National Association (LaSalle) and PNC Bank,
                             National Association (PNC)

    BOOKRUNNER:              Deutsche Bank Securities Inc.

    CO-LEAD MANAGERS:        Deutsche Bank Securities Inc. and ABN AMRO
                             Incorporated.

    CO-MANAGERS:             PNC Capital Markets, Inc., Banc of America
                             Securities LLC, Citigroup Global Markets Inc. and
                             Wachovia Securities, LLC.

    SERVICER:                Midland Loan Services, Inc., a Delaware
                             corporation, with respect to all of the mortgage
                             loans other than two mortgage loans known as the 63
                             Madison Avenue loan and the Lakeside Mall loan
                             (together, the "Non-Serviced Mortgage Loans").

    SPECIAL SERVICER:        LNR Partners, Inc., a Florida corporation, with
                             respect to all of the mortgage loans, other than
                             the Non-Serviced Mortgage Loans.

    TRUSTEE:                 Wells Fargo Bank, N.A.

    BOND ADMINISTRATOR:      LaSalle Bank National Association.

    CUT-OFF DATE:            With respect to each mortgage loan, the later of
                             April 1, 2005 and the date of origination of such
                             mortgage loan.

    EXPECTED CLOSING DATE:   On or about April 29, 2005.

    DISTRIBUTION DATES:      The 10th day of each month or, if such 10th day is
                             not a business day, the business day immediately
                             following such 10th day, beginning in May, 2005.

    MINIMUM DENOMINATIONS:   (i) $10,000 with respect to the Class A-1, Class
                             A-2, Class A-3, Class A-SB, Class A-4, Class A1-A
                             and Class A-J Certificates, (ii) $25,000 with
                             respect to the Class B, Class C and Class D
                             Certificates and (iii) $1,000,000 with respect to
                             the Class X-P Certificates, and in each case in
                             multiples of $1 thereafter.

    SETTLEMENT TERMS:        DTC, Euroclear and Clearstream, same day funds,
                             with accrued interest.

    ERISA/SMMEA STATUS:      The Offered Certificates are expected to be ERISA
                             eligible. No Class of Certificates is SMMEA
                             eligible.

    RATING AGENCIES:         The Offered Certificates will be rated by Standard
                             & Poor's Rating Services, a division of the
                             McGraw-Hill Companies Inc. ("S&P") and Moody's
                             Investors Service, Inc. ("Moody's").

    RISK FACTORS:            THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT
                             BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                             FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                             THE "RISK FACTORS" SECTION OF THE PROSPECTUS.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-5

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

II. STRUCTURE CHARACTERISTICS
    -------------------------

On each Distribution Date, holders of each Class of the Offered Certificates will be entitled to receive interest and principal distributions from available funds in an amount equal to that Class' interest and principal entitlement, subject to:

(i)  payment of the respective interest entitlement for any class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3,
     Class A-SB, Class A-4, Class A-1A, Class X-C and Class X-P Certificates,
     which will have the same senior priority, and except that distributions to the Class A-J Certificates are paid after distributions to the foregoing classes), and

(ii) if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having an earlier alphanumeric designation; provided, however, that the Class A-SB
     Certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance and provided that the Class A-J Certificates receive distributions only after distributions are made to the Class A-1, Class A-2, Class A-3, Class A-SB,
     Class A-4, and Class A-1A Certificates.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4 and Class A-1A Certificates, the pool of mortgage loans
(other than the General Motors Building B Loan) will be deemed to consist of two distinct groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 109 mortgage loans, representing approximately 85.55% of the outstanding pool balance, and Loan Group 2 will consist of 28 mortgage loans, representing approximately 14.45% of the outstanding pool balance. Loan Group 2 will include approximately 97.60% of all the mortgage loans secured by multifamily properties and approximately 19.79% of all the mortgage loans secured by manufactured housing properties.

The Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates will have priority to payments received in respect of mortgage loans included in Loan
Group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in Loan Group 2.

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-6

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

III. FULL COLLATERAL CHARACTERISTICS
     -------------------------------

CUT-OFF DATE BALANCE ($)
----------------------------------------------------------------
                               NO. OF        AGGREGATE
                             MORTGAGE     CUT-OFF DATE      % OF
                                LOANS      BALANCE ($)      POOL
----------------------------------------------------------------
 897,021 - 1,999,999            29       41,880,409        2.46
 2,000,000 - 2,999,999          17       39,275,764        2.31
 3,000,000 - 3,999,999          12       42,629,068        2.50
 4,000,000 - 5,999,999          20       98,337,469        5.78
 6,000,000 - 6,999,999           6       38,584,073        2.27
 7,000,000 - 9,999,999          16      138,345,741        8.13
 10,000,000 - 14,999,999        12      154,808,241        9.10
 15,000,000 - 29,999,999        12      227,090,215       13.34
 30,000,000 - 49,999,999         6      213,646,297       12.55
 50,000,000 - 69,999,999         3      155,449,121        9.13
 70,000,000 - 260,000,000        4      551,974,425       32.43
----------------------------------------------------------------
 TOTAL:                        137    1,702,020,823      100.00
----------------------------------------------------------------
 Min: 897,021     Max: 260,000,000     Average: 12,423,510
----------------------------------------------------------------

STATE
---------------------------------------------------------------
                           NO. OF        AGGREGATE
                        MORTGAGED     CUT-OFF DATE       % OF
                       PROPERTIES      BALANCE ($)       POOL
---------------------------------------------------------------
 New York                  13        524,471,220       30.81
 California                24        278,920,555       16.39
 Florida                   14        199,191,128       11.70
 Michigan                   7        133,605,240        7.85
 Texas                     10        121,531,596        7.14
 Illinois                   5         89,984,460        5.29
 Georgia                    7         46,283,888        2.72
 New Jersey                 8         41,920,007        2.46
 Virginia                  10         38,118,722        2.24
 Arizona                    4         35,539,377        2.09
 Nevada                     3         25,382,374        1.49
 Ohio                       8         22,852,271        1.34
 Maryland                   4         21,790,637        1.28
 Other States (a)          25        122,429,347        7.19
---------------------------------------------------------------
 TOTAL:                   142      1,702,020,823      100.00
---------------------------------------------------------------
(a)  Includes 19 states.

PROPERTY TYPE
-------------------------------------------------------------------
                              NO. OF        AGGREGATE
                           MORTGAGED     CUT-OFF DATE       % OF
                          PROPERTIES      BALANCE ($)       POOL
-------------------------------------------------------------------
 Office                         26       878,696,659        51.63
 Retail                         53       340,555,649        20.01
   Anchored                     17       242,942,569        14.27
   Single Tenant                23        52,802,286         3.10
   Unanchored                   13        44,810,794         2.63
 Multifamily                    37       259,873,094        15.27
   Multifamily                  32       249,911,531        14.68
   Manufactured Housing          5         9,961,563         0.59
 Hotel                           4        73,500,000         4.32
 Industrial                     10        66,727,535         3.92
 Mixed Use                       4        48,088,331         2.83
 Self Storage                    8        34,579,554         2.03
-------------------------------------------------------------------
 TOTAL:                        142     1,702,020,823       100.00
-------------------------------------------------------------------

MORTGAGE RATE (%)
----------------------------------------------------------
                     NO. OF       AGGREGATE
                   MORTGAGE    CUT-OFF DATE       % OF
                      LOANS     BALANCE ($)       POOL
----------------------------------------------------------
 4.280% - 4.999%        7      223,903,640        13.16
 5.000% - 5.249%       10      490,142,616        28.80
 5.250% - 5.449%       35      402,799,309        23.67
 5.450% - 5.749%       54      462,173,252        27.15
 5.750% - 5.999%       10       74,496,772         4.38
 6.000% - 6.449%        5       19,758,375         1.16
 6.450% - 7.780%       16       28,746,859         1.69
----------------------------------------------------------
TOTAL:                137    1,702,020,823       100.00
----------------------------------------------------------
Min: 4.280%         Max: 7.780%        Wtd Avg: 5.293%
----------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)(a)
---------------------------------------------------
              NO. OF        AGGREGATE
            MORTGAGE     CUT-OFF DATE       % OF
               LOANS      BALANCE ($)       POOL
---------------------------------------------------
 60 - 80         10      612,218,546        35.97
 81 - 100        10      164,417,306         9.66
 101 - 120       90      768,039,258        45.13
 121 - 240       27      157,345,713         9.24
---------------------------------------------------
 TOTAL:         137    1,702,020,823       100.00
---------------------------------------------------
 Min: 60       Max: 240       Wtd Avg: 99
---------------------------------------------------
(a)  Calculated with respect to the anticipated repayment date for 2 mortgage loans, representing 3.10% of the outstanding pool balance as of the cut-off date.

REMAINING TERM TO STATED MATURITY (MOS)(a)
----------------------------------------------------
              NO. OF        AGGREGATE
            MORTGAGE     CUT-OFF DATE       % OF
               LOANS      BALANCE ($)       POOL
----------------------------------------------------
 56 - 84         20      776,635,852        45.63
 85 - 119        59      358,812,508        21.08
 120 - 227       58      566,572,463        33.29
----------------------------------------------------
 TOTAL:         137    1,702,020,823       100.00
----------------------------------------------------
 Min: 56       Max: 227       Wtd Avg: 96
----------------------------------------------------
(a)  Calculated with respect to the anticipated repayment date for 2 mortgage loans, representing 3.10% of the outstanding pool balance as of the cut-off date.

LOANS WITH RESERVE REQUIREMENTS(a)
------------------------------------------------------------
                    NO. OF         AGGREGATE
                  MORTGAGE      CUT-OFF DATE         % OF
                     LOANS       BALANCE ($)         POOL
------------------------------------------------------------
 Taxes                98       1,341,005,756        78.79
 Replacement         111       1,299,173,414        76.33
 Insurance            92       1,256,347,498        73.82
 TI/LC (b)            49         989,323,088        74.16
------------------------------------------------------------
(a)  Includes upfront or on-going reserves.

(b)  Based only on portion of pool secured by retail, office, industrial and mixed use properties.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)
------------------------------------------------------------

                    NO. OF        AGGREGATE
                  MORTGAGE     CUT-OFF DATE       % OF
                     LOANS      BALANCE ($)       POOL
------------------------------------------------------------
 7.43% - 49.99%         8      275,389,710        16.18
 50.00% - 59.99%       11      157,421,888         9.25
 60.00% - 69.99%       41      285,989,385        16.80
 70.00% - 74.99%       31      335,816,263        19.73
 75.00% - 79.99%       38      594,143,575        34.91
 80.00% - 82.79%        8       53,260,000         3.13
------------------------------------------------------------
 TOTAL:               137    1,702,020,823       100.00
------------------------------------------------------------
Min: 7.43        Max: 82.79         Wtd Avg: 67.09
------------------------------------------------------------
(a)  Calculated on loan balances after netting out holdback amounts for 6 mortgage loans, representing 4.27% of the outstanding pool balance as of the cut-off date.

(b)  In the case of five mortgage loans, representing 32.19% of the outstanding pool balance as of the cut-off date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust. One of these mortgage loans, representing 15.28% of the outstanding pool balance has a subordinate mortgage loan and, unless otherwise indicated, LTV ratio and DSCR have been calculated excluding such subordinate mortgage loan. In addition, in the case of one mortgage loan, representing 0.13% of the outstanding pool balance as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)(c)
---------------------------------------------------------
                   NO. OF        AGGREGATE
                 MORTGAGE     CUT-OFF DATE      % OF
                    LOANS      BALANCE ($)      POOL
---------------------------------------------------------
 0.00% - 29.99%        19       47,035,166      2.76
 30.00% - 39.99%        4       16,044,222      0.94
 40.00% - 49.99%       10      384,170,058     22.57
 50.00% - 59.99%       38      338,057,711     19.86
 60.00% - 69.99%       49      428,492,329     25.18
 70.00% - 78.75%       17      488,221,336     28.68
---------------------------------------------------------
 TOTAL:               137    1,702,020,823    100.00
---------------------------------------------------------
 Min: 0.00          Max: 78.75          Wtd Avg: 58.96
---------------------------------------------------------
(a)  Calculated on loan balances after netting out holdback amounts for 6 mortgage loans, representing 4.27% of the outstanding pool balance as of the cut-off date.

(b)  In the case of five mortgage loans, representing 32.19% of the outstanding pool balance as of the cut-off date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust. One of these mortgage loans, representing 15.28% of the outstanding pool balance has a subordinate mortgage loan and, unless otherwise indicated, LTV ratio and DSCR have been calculated excluding such subordinate mortgage loan. In addition, in the case of one mortgage loan, representing 0.13% of the outstanding pool balance as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan.

(c)  Calculated with respect to the anticipated repayment date for 2 mortgage loans, representing 3.10% of the outstanding pool balance as of the cut-off date.

DEBT SERVICE COVERAGE RATIOS (X) (a)(b)
------------------------------------------------------
                NO. OF        AGGREGATE
              MORTGAGE     CUT-OFF DATE      % OF
                 LOANS      BALANCE ($)      POOL
------------------------------------------------------
 1.05 - 1.19        14       24,351,487      1.43
 1.20 - 1.29        33      401,606,588     23.60
 1.30 - 1.39        33      235,760,508     13.85
 1.40 - 1.49        25      373,189,655     21.93
 1.50 - 1.59         6       52,554,792      3.09
 1.60 - 1.74         8      109,376,001      6.43
 1.75 - 1.99         7      141,792,976      8.33
 2.00 - 2.49         7       64,888,815      3.81
 2.50 - 14.19        4      298,500,000     17.54
------------------------------------------------------
 TOTAL:            137    1,702,020,823    100.00
------------------------------------------------------
 Min: 1.05         Max: 14.19          Wtd Avg: 1.73
------------------------------------------------------
(a)  Calculated on loan balances after netting out holdback amounts for 6 mortgage loans, representing 4.27% of the outstanding pool balance as of the cut-off date.

(b)  In the case of five mortgage loans, representing 32.19% of the outstanding pool balance as of the cut-off date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust. One of these mortgage loans, representing 15.28% of the outstanding pool balance has a subordinate mortgage loan and, unless otherwise indicated, LTV ratio and DSCR have been calculated excluding such subordinate mortgage loan. In addition, in the case of one mortgage loan, representing 0.13% of the outstanding pool balance as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan.

All numerical information concerning the mortgage loans is approximate but does not include the General Motors Building B Loan. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date but does not include the
General Motors Building B Loan. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-7

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

IV. LOAN GROUP 1
    ------------

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------------
                            NO. OF        AGGREGATE
                          MORTGAGE     CUT-OFF DATE         % OF
                             LOANS       BALANCE($)      GROUP 1
------------------------------------------------------------------
 997,636 - 1,999,999            21       31,353,405         2.15
 2,000,000 - 2,999,999          16       37,102,817         2.55
 3,000,000 - 3,999,999          10       35,587,648         2.44
 4,000,000 - 5,999,999          18       87,839,488         6.03
 6,000,000 - 6,999,999           3       18,657,581         1.28
 7,000,000 - 9,999,999          12      103,753,124         7.13
 10,000,000 - 14,999,999         9      115,158,241         7.91
 15,000,000 - 29,999,999         8      142,016,000         9.75
 30,000,000 - 49,999,999         5      177,246,297        12.17
 50,000,000 - 69,999,999         3      155,449,121        10.68
 70,000,000 - 260,000,000        4      551,974,425        37.91
------------------------------------------------------------------
 TOTAL:                        109    1,456,138,148       100.00
------------------------------------------------------------------
 Min: 997,636         Max: 260,000,000         Average: 13,359,066
------------------------------------------------------------------

STATE
----------------------------------------------------------------
                       NO. OF          AGGREGATE
                    MORTGAGED       CUT-OFF DATE       % OF
                   PROPERTIES        BALANCE ($)    GROUP 1
----------------------------------------------------------------
 New York                 13        524,471,220       36.02
 California               23        277,422,087       19.05
 Florida                  11        175,846,656       12.08
 Michigan                  6        132,531,117        9.10
 Illinois                  5         89,984,460        6.18
 Georgia                   5         43,088,360        2.96
 New Jersey                2         26,670,007        1.83
 Nevada                    3         25,382,374        1.74
 Virginia                  8         25,158,722        1.73
 Washington                3         21,657,025        1.49
 Ohio                      7         16,932,271        1.16
 Texas                     3         14,337,712        0.98
 Maryland                  3         14,298,020        0.98
 Other States(a)          17         68,358,118        4.69
----------------------------------------------------------------
 TOTAL:                  109      1,456,138,148      100.00
----------------------------------------------------------------
(a)  Includes 14 states.

PROPERTY TYPE
-------------------------------------------------------------------
                              NO. OF        AGGREGATE
                           MORTGAGED     CUT-OFF DATE        % OF
                          PROPERTIES      BALANCE ($)     GROUP 1
-------------------------------------------------------------------
 Office                         26       878,696,659        60.34
 Retail                         53       340,555,649        23.39
   Anchored                     17       242,942,569        16.68
   Single Tenant                23        52,802,286         3.63
   Unanchored                   13        44,810,794         3.08
 Hotel                           4        73,500,000         5.05
 Industrial                     10        66,727,535         4.58
 Mixed Use                       4        48,088,331         3.30
 Self Storage                    8        34,579,554         2.37
 Multifamily                     4        13,990,420         0.96
   Manufactured Housing          3         7,990,420         0.55
   Multifamily                   1         6,000,000         0.41
-------------------------------------------------------------------
 TOTAL:                        109     1,456,138,148       100.00
-------------------------------------------------------------------

MORTGAGE RATE (%)
---------------------------------------------------------
                    NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE         % OF
                     LOANS     BALANCE ($)      GROUP 1
---------------------------------------------------------
 4.280% - 4.999%        6      200,979,425        13.80
 5.000% - 5.249%        7      448,194,148        30.78
 5.250% - 5.449%       25      298,798,591        20.52
 5.450% - 5.749%       46      411,530,861        28.26
 5.750% - 5.999%        7       52,199,751         3.58
 6.000% - 6.449%        4       18,684,252         1.28
 6.450% - 7.470%       14       25,751,121         1.77
---------------------------------------------------------
 TOTAL:               109    1,456,138,148       100.00
---------------------------------------------------------
 Min: 4.280%        Max: 7.470%          Wtd Avg: 5.289%
---------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)(a)
-----------------------------------------------------
             NO. OF         AGGREGATE
           MORTGAGE      CUT-OFF DATE        % OF
              LOANS       BALANCE ($)     GROUP 1
-----------------------------------------------------
 60 - 80          9      597,968,546        41.07
 81 - 100         6       69,293,091         4.76
 101 - 120       69      634,526,537        43.58
 121 - 240       25      154,349,975        10.60
-----------------------------------------------------
 TOTAL:         109    1,456,138,148       100.00
-----------------------------------------------------
 Min: 60            Max: 240           Wtd Avg:  98
-----------------------------------------------------
(a)  Calculated with respect to the anticipated repayment date for 2 mortgage loans, representing 3.62% of the initial loan group 1 balance as of the cut-off date.

REMAINING TERM TO STATED MATURITY (MOS)(a)
----------------------------------------------------
                NO. OF        AGGREGATE
              MORTGAGE     CUT-OFF DATE       % OF
                 LOANS      BALANCE ($)    GROUP 1
----------------------------------------------------
 56 - 84           15       667,261,637      45.82
 85 - 119          44       267,974,787      18.40
 120 - 227         50       520,901,725      35.77
----------------------------------------------------
 TOTAL:           109     1,456,138,148     100.00
----------------------------------------------------
 Min: 56            Max: 227            Wtd Avg: 95
----------------------------------------------------
(a)  Calculated with respect to the anticipated repayment date for 2 mortgage loans, representing 3.62% of the initial loan group 1 balance as of the cut-off date.

LOANS WITH RESERVE REQUIREMENTS(a)
------------------------------------------------------
                    NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE       % OF
                     LOANS     BALANCE ($)    GROUP 1
------------------------------------------------------
 Taxes                 70    1,095,123,081      75.21
 Replacement           84    1,054,687,393      72.43
 Insurance             64    1,010,464,824      69.39
 TI/LC (b)             49      989,323,088      74.16
------------------------------------------------------
(a)  Includes upfront or on-going reserves.

(b)  Based only on portion of pool secured by retail, office, industrial and mixed use properties.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)(b)
----------------------------------------------------------
                    NO. OF        AGGREGATE
                  MORTGAGE     CUT-OFF DATE        % OF
                     LOANS      BALANCE ($)     GROUP 1
----------------------------------------------------------
 7.43% - 49.99%         5      271,195,347        18.62
 50.00% - 59.99%       11      157,421,888        10.81
 60.00% - 69.99%       37      272,878,609        18.74
 70.00% - 74.99%       25      289,900,262        19.91
 75.00% - 80.00%       31      464,742,041        31.92
----------------------------------------------------------
 TOTAL:               109    1,456,138,148       100.00
----------------------------------------------------------
 Min: 7.43          Max: 80.00           Wtd Avg: 65.60
----------------------------------------------------------
(a)  Calculated on loan balances after netting out holdback amounts for 4 mortgage loans, representing 3.13% of the initial loan group 1 balance as of the cut-off date.

(b)  In the case of five mortgage loans, representing 37.63% of the initial loan group 1 balance as of the cut-off date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust. One of these mortgage loans, representing 17.86% of the initial loan group 1 balance as of the cut-off date, has a subordinate mortgage loan and, unless otherwise indicated, LTV ratio and DSCR have been calculated excluding such subordinate mortgage loan. In addition, in the case of one mortgage loan, representing 0.16% of the initial loan group 1 balance as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)(b)(c)
-----------------------------------------------------------
                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE      % OF
                      LOANS      BALANCE ($)      POOL
-----------------------------------------------------------
 0.00% - 29.99%         17       44,639,678      3.07
 30.00% - 39.99%         3       14,245,347      0.98
 40.00% - 49.99%         9      382,830,058     26.29
 50.00% - 59.99%        31      308,676,602     21.20
 60.00% - 69.99%        39      331,199,341     22.75
 70.00% - 78.75%        10      374,547,121     25.72
-----------------------------------------------------------
                       109    1,456,138,148    100.00
-----------------------------------------------------------
 Min: 0.00          Max: 78.75           Wtd Avg: 57.52
-----------------------------------------------------------
(a)  Calculated on loan balances after netting out holdback amounts for 4 mortgage loans, representing 3.13% of the initial loan group 1 balance as of the cut-off date.

(b)  In the case of five mortgage loans, representing 37.63% of the initial loan group 1 balance as of the cut-off date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust. One of these mortgage loans, representing 17.86% of the initial loan group 1 balance as of the cut-off date, has a subordinate mortgage loan and, unless otherwise indicated, LTV ratio and DSCR have been calculated excluding such subordinate mortgage loan. In addition, in the case of one mortgage loan, representing 0.16% of the initial loan group 1 balance as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan.

(c)  Calculated with respect to the anticipated repayment date for 2 mortgage loans, representing 3.62% of the initial loan group 1 balance as of the cut-off date.

DEBT SERVICE COVERAGE RATIOS (X) (a)(b)
---------------------------------------------------------
                  NO. OF       AGGREGATE
                MORTGAGE    CUT-OFF DATE        % OF
                   LOANS     BALANCE ($)     GROUP 1
---------------------------------------------------------
 1.05 - 1.19        13       23,154,623         1.59
 1.20 - 1.29        23      279,607,465        19.20
 1.30 - 1.39        24      150,554,009        10.34
 1.40 - 1.49        21      362,828,046        24.92
 1.50 - 1.59         5       50,755,917         3.49
 1.60 - 1.74         8      109,376,001         7.51
 1.75 - 1.99         5      117,971,740         8.10
 2.00 - 2.49         6       63,390,347         4.35
 2.50 - 14.19        4      298,500,000        20.50
---------------------------------------------------------
 TOTAL:            109    1,456,138,148       100.00
---------------------------------------------------------
 Min: 1.05          Max: 14.19           Wtd Avg: 1.79
---------------------------------------------------------
(a)  Calculated on loan balances after netting out holdback amounts for 4 mortgage loans, representing 3.13% of the initial loan group 1 balance as of the cut-off date.

(b)  In the case of five mortgage loans, representing 37.63% of the initial loan group 1 balance as of the cut-off date, with one or more companion loans that are not included in the Trust, calculated only with respect to the mortgage loans that are included in the Trust and the companion loans that are not included in the Trust but are pari passu in right of payment with the mortgage loans included in the Trust. One of these mortgage loans, representing 17.86% of the initial loan group 1 balance as of the cut-off date, has a subordinate mortgage loan and, unless otherwise indicated, LTV ratio and DSCR have been calculated excluding such subordinate mortgage loan. In addition, in the case of one mortgage loan, representing 0.16% of the initial loan group 1 balance as of the cut-off date, with one subordinate companion loan that is not included in the trust, unless otherwise indicated, DSCR and LTV ratio have been calculated based on the mortgage loan included in the trust, but excluding the subordinate companion loan.

All numerical information concerning the mortgage loans is approximate but does not include the General Motors Building B Loan. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date but does not include the
General Motors Building B Loan. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-8

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

V. LOAN GROUP 2
   ------------

CUT-OFF DATE BALANCE ($)
---------------------------------------------------------------
                            NO. OF      AGGREGATE
                          MORTGAGE   CUT-OFF DATE        % OF
                             LOANS    BALANCE ($)     GROUP 2
---------------------------------------------------------------
 897,021 - 1,999,999           8      10,527,004         4.28
 2,000,000 - 2,999,999         1       2,172,947         0.88
 3,000,000 - 3,999,999         2       7,041,420         2.86
 4,000,000 - 6,999,999         5      30,424,472        12.37
 7,000,000 - 9,999,999         4      34,592,617        14.07
 10,000,000 - 14,999,999       3      39,650,000        16.13
 15,000,000 - 29,999,999       4      85,074,215        34.60
 30,000,000 - 36,400,000       1      36,400,000        14.80
---------------------------------------------------------------
 TOTAL:                       28     245,882,675       100.00
---------------------------------------------------------------
 Min: 897,021         Max: 36,400,000      Average: 8,781,524
---------------------------------------------------------------

STATE
-------------------------------------------------------------
                          NO. OF      AGGREGATE
                       MORTGAGED   CUT-OFF DATE       % OF
                      PROPERTIES    BALANCE ($)    GROUP 2
-------------------------------------------------------------
 Texas                       7     107,193,885       43.60
 Florida                     3      23,344,472        9.49
 Arizona                     1      22,924,215        9.32
 New Jersey                  6      15,250,000        6.20
 Oregon                      1      14,250,000        5.80
 Virginia                    2      12,960,000        5.27
 North Carolina              2      11,472,947        4.67
 Iowa                        1       9,600,000        3.90
 Maryland                    1       7,492,617        3.05
 Ohio                        1       5,920,000        2.41
 Mississippi                 1       3,994,444        1.62
 Georgia                     2       3,195,528        1.30
 Minnesota                   1       3,046,976        1.24
 Other States(a)             4       5,237,591        2.13
-------------------------------------------------------------
 TOTAL:                     33     245,882,675      100.00
-------------------------------------------------------------
(a)  Includes 4 states.

PROPERTY TYPE
---------------------------------------------------------------
                              NO. OF      AGGREGATE
                           MORTGAGED   CUT-OFF DATE       % OF
                          PROPERTIES    BALANCE ($)    GROUP 2
---------------------------------------------------------------
 Multifamily                   31       243,911,531      99.20
 Manufactured Housing           2         1,971,144       0.80
---------------------------------------------------------------
 TOTAL:                        33       245,882,675     100.00
---------------------------------------------------------------

MORTGAGE RATE (%)
-----------------------------------------------------------
                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE       % OF
                       LOANS      BALANCE ($)    GROUP 2
-----------------------------------------------------------
 4.285% - 4.999%          1       22,924,215        9.32
 5.000% - 5.249%          3       41,948,468       17.06
 5.250% - 5.449%         10      104,000,719       42.30
 5.450% - 5.749%          8       50,642,391       20.60
 5.750% - 5.999%          3       22,297,021        9.07
 6.000% - 7.780%          3        4,069,862        1.66
-----------------------------------------------------------
 TOTAL:                  28      245,882,675      100.00
-----------------------------------------------------------
 Min: 4.285%          Max: 7.780%           Wtd Avg: 5.318%
-----------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
---------------------------------------------------
                NO. OF      AGGREGATE
              MORTGAGE   CUT-OFF DATE       % OF
                 LOANS    BALANCE ($)    GROUP 2
---------------------------------------------------
 60 - 80           1      14,250,000        5.80
 81 - 100          4      95,124,215       38.69
 101 - 120        21     133,512,721       54.30
 121 - 216         2       2,995,739        1.22
---------------------------------------------------
 TOTAL:           28     245,882,675      100.00
---------------------------------------------------
 Min: 60            Max: 216           Wtd Avg: 104
---------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
---------------------------------------------------
                NO. OF      AGGREGATE
              MORTGAGE   CUT-OFF DATE       % OF
                 LOANS    BALANCE ($)    GROUP 2
---------------------------------------------------
 58 - 84           5      109,374,215      44.48
 85 - 119         15       90,837,721      36.94
 120 - 215         8       45,670,739      18.57
---------------------------------------------------
 TOTAL:           28      245,882,675     100.00
---------------------------------------------------
 Min: 58            Max: 215          Wtd Avg: 103
---------------------------------------------------

LOANS WITH RESERVE REQUIREMENTS(a)
-----------------------------------------------------------
                     NO. OF        AGGREGATE
                   MORTGAGE     CUT-OFF DATE          % OF
                      LOANS      BALANCE ($)       GROUP 2
-----------------------------------------------------------
 Taxes                  28      245,882,675         100.00
 Insurance              28      245,882,675         100.00
 Replacement            27      244,486,021          99.43
-----------------------------------------------------------
(a)  Includes upfront or on-going reserves.

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)
----------------------------------------------------------
                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE        % OF
                       LOANS    BALANCE ($)     GROUP 2
----------------------------------------------------------
 34.06% - 59.99%         3       4,194,363         1.71
 60.00% - 69.99%         4      13,110,777         5.33
 70.00% - 74.99%         6      45,916,001        18.67
 75.00% - 82.79%        15     182,661,534        74.29
----------------------------------------------------------
 TOTAL:                 28     245,882,675       100.00
----------------------------------------------------------
 Min: 34.06         Max: 82.79          Wtd Avg: 75.89
----------------------------------------------------------
(a)  Calculated on loan balances after netting out holdback amounts for 2 mortgage loans, representing 11.00% of the initial loan group 2 balance as of the cut-off date.

LOAN-TO-VALUE RATIO AT MATURITY (%)(a)
--------------------------------------------------------
                      NO. OF      AGGREGATE
                    MORTGAGE   CUT-OFF DATE       % OF
                       LOANS    BALANCE ($)    GROUP 2
--------------------------------------------------------
 19.96% - 39.99%         3       4,194,363        1.71
 40.00% - 49.99%         1       1,340,000        0.54
 50.00% - 59.99%         7      29,381,108       11.95
 60.00% - 69.99%        10      97,292,988       39.57
 70.00% - 76.55%         7     113,674,215       46.23
--------------------------------------------------------
                        28     245,882,675      100.00
--------------------------------------------------------
 Min: 19.96         Max: 76.55          Wtd Avg: 67.45
--------------------------------------------------------
(a)  Calculated on loan balances after netting out holdback amounts for 2 mortgage loans, representing 11.00% of the initial loan group 2 balance as of the cut-off date.

DEBT SERVICE COVERAGE RATIOS (X)(a)
-----------------------------------------------------
                  NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE       % OF
                   LOANS    BALANCE ($)    GROUP 2
-----------------------------------------------------
 1.15 - 1.24         5       64,846,864      26.37
 1.25 - 1.34        13      132,594,687      53.93
 1.35 - 1.49         6       21,322,546       8.67
 1.50 - 1.74         1        1,798,875       0.73
 1.75 - 1.99         2       23,821,236       9.69
 2.00 - 2.39         1        1,498,468       0.61
-----------------------------------------------------
 TOTAL:             28      245,882,675     100.00
-----------------------------------------------------
 Min: 1.15          Max: 2.39          Wtd Avg: 1.35
-----------------------------------------------------
(a)  Calculated on loan balances after netting out a holdback amount for 2 mortgage loans, representing 11.00% of the initial loan group 2 balance as of the cut-off date.

All numerical information concerning the mortgage loans is approximate but does not include the General Motors Building B Loan. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the Cut-off Date but does not include the
General Motors Building B Loan. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. Sum of Columns may not match "Total" due to rounding.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-9

VI. LARGE LOAN DESCRIPTION
--------------------------

                          $1,567,986,000 (APPROXIMATE)
                                 COMM 2005-LP5

                    TEN LARGEST LOANS OR CROSSED LOAN GROUP

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             LOAN PER
                                                        CUT-OFF DATE            UNITS/SF/    UNITS/SF/          CUT-OFF    BALLOON
NO.      PROPERTY NAME               CITY        STATE    BALANCE    % OF POOL   ROOMS        ROOM(1)  DSCR(1) DATE LTV(1)  LTV(1)
------------------------------------------------------------------------------------------------------------------------------------

1.  General Motors Building      New York          NY   $260,000,000   15.28%  1,905,103      $374.78   2.67x     43.27%    43.27%
------------------------------------------------------------------------------------------------------------------------------------
2.  63 Madison Avenue            New York          NY    105,000,000    6.17     797,377      $206.93   1.49      75.00     75.00
------------------------------------------------------------------------------------------------------------------------------------
3.  Lakeside Mall                Sterling Heights  MI     96,974,425    5.70     643,375      $301.46   1.93      63.59     58.29
------------------------------------------------------------------------------------------------------------------------------------
4.  Bank of America Tower at     Fort Lauderdale   FL     90,000,000    5.29     409,075      $220.01   1.49      72.87     72.87
    Las Olas City Centre
------------------------------------------------------------------------------------------------------------------------------------
5.  Continental Park Plaza       El Segundo        CA     55,000,000    3.23     476,852      $115.34   1.73      58.51     53.19
------------------------------------------------------------------------------------------------------------------------------------
6.  Burnham Center               Chicago           IL     50,449,121    2.96     579,778       $87.01   1.46      76.44     70.81
------------------------------------------------------------------------------------------------------------------------------------
7.  Loews Miami Beach            Miami Beach       FL     50,000,000    2.94         790  $189,873.42   2.27      58.82     47.99
------------------------------------------------------------------------------------------------------------------------------------
8.  1414 Avenue of the Americas  New York          NY     43,000,000    2.53     121,608      $353.60   1.23      78.75     78.75
------------------------------------------------------------------------------------------------------------------------------------
9.  G REIT Portfolio II          Various         Various  42,740,000    2.51     348,046      $122.80   1.36      74.79     65.49
------------------------------------------------------------------------------------------------------------------------------------
10. Signature Ridge Apartments   San Antonio       TX     36,400,000    2.14         612   $59,477.12   1.30      75.05     69.49
------------------------------------------------------------------------------------------------------------------------------------
    TOTAL / WEIGHTED AVERAGES                           $829,563,546   48.74%                           1.94X     61.70%    59.00
------------------------------------------------------------------------------------------------------------------------------------

(1)  For purposes of calculating Loan per Unit/SF/Room, Cut-Off Date LTV,
     Balloon LTV and DSCR the loan amount used for the General Motors Building loan, 63 Madison Avenue loan, Lakeside Mall loan and Loews Miami Beach loan is the principal balance of the Mortgage Loan included in the trust and the aggregate principal balances of their respective companion loans that are pari passu in right of payment to the subject Mortgage Loans that are not included in the Trust. Of these mortgage loans only the General Motors
     Building loan has a subordinate loan and such subordinate loan, unless otherwise indicated, was not included in calculating Loan per Unit/SF/Room,
     Cut-Off Date LTV, Balloon LTV or DSCR.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-10

VII. COLLATERAL DESCRIPTION
     ----------------------

                          $1,567,986,000 (APPROXIMATE)
                                 COMM 2005-LP5

                        PARI PASSU AND COMPANION LOANS(a)

-----------------------------------------------------------------------------------------------------------------------------------
                             A-NOTE BALANCES                                                                         B-NOTE BALANCE
                                AS OF THE                                                                               AS OF THE
NO.      PROPERTY NAME        CUT-OFF DATE    TRANSACTION               SERVICER                  SPECIAL SERVICER    CUT-OFF DATE
-----------------------------------------------------------------------------------------------------------------------------------

1  General Motors Building(b)$260,000,000     COMM 2005-LP5  Midland Loan Services, Inc.          LNR Partners, Inc. $86,000,000(d)
                             $454,000,000(e)       TBD
-----------------------------------------------------------------------------------------------------------------------------------
2  63 Madison Avenue         $60,000,000       GE 2005-C1    GEMSA Loan Services, L.P.(c)         LNR Partners, Inc.          $0
                             $105,000,000     COMM 2005-LP5
-----------------------------------------------------------------------------------------------------------------------------------
3  Lakeside Mall             $96,974,425       GE 2005-C1    Primary: Midland Loan Services, Inc. LNR Partners, Inc.          $0
                             $96,974,425      COMM 2005-LP5  Master: GEMSA Loan Services, L.P.(c)
-----------------------------------------------------------------------------------------------------------------------------------
                             $50,000,000      COMM 2005-LP5
7  Loews Miami Beach         $50,000,000           TBD       Midland Loan Services, Inc.          LNR Partners, Inc.          $0
                             $50,000,000           TBD
-----------------------------------------------------------------------------------------------------------------------------------
                             $35,900,297      COMM 2005-LP5
12 Wellpoint Office Tower    $23,933,531           TBD       Midland Loan Services, Inc.          LNR Partners, Inc.          $0
                             $24,930,762           TBD
-----------------------------------------------------------------------------------------------------------------------------------

(a)  Does not include one mortgage loan with only a subordinate companion loan:
     FedEx - Bellingham ($2,271,970 mortgage loan and $359,666 subordinate loan).

(b)  The equity owners of the borrower incurred mezzanine debt with an aggregate balance of $300,000,000.

(c)  Being serviced pursuant to a separate pooling and servicing agreement.

(d)  B-Note deposited into the COMM 2005-LP5 securitization and sold as non-pooled certificates.

(e)  The aggregate amount of the pari passu notes.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-11

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                          COLLATERAL TERM SHEET     TMA BALANCE: $260,000,000
                                                    TMA DSCR:    2.42x ("As Is")
                         GENERAL MOTORS BUILDING    TMA LTV:     43.27%
--------------------------------------------------------------------------------

                   [GENERAL MOTORS BUILDING PICTURES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-12

                         $1,567,986,000 (APPROXIMATE)
                                 COMM 2005-LP5
                             COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                        COLLATERAL TERM SHEET       TMA BALANCE: $260,000,000
                                                    TMA DSCR:    2.42x ("As Is")
                       GENERAL MOTORS BUILDING      TMA LTV:     43.27%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               GACC

LOAN PURPOSE:              Acquisition/Refinance

ORIGINAL SENIOR COMPONENT
  BALANCE:                 $260,000,000(1)

CUT-OFF SENIOR COMPONENT
  BALANCE:                 $260,000,000(1)

% BY INITIAL UPB:          15.28%

INTEREST RATE:             5.1469%(2)

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        March 1, 2005

MATURITY DATE:             February 1, 2010

AMORTIZATION:              Interest Only

CALL PROTECTION:           Lockout until the earlier of (i) 24 months from the
                           securitization of the last pari passu note and (ii)
                           three years after the loan closing date, then
                           defeasance is permitted. On and after October 1,
                           2009, prepayment permitted without penalty.

SPONSOR:                   Jamestown Corporation and Macklowe
                           Properties

BORROWER:                  Fifth Avenue 58/59 Acquisition Co. L.P.

PARI PASSU DEBT:           $454,000,000(1)

B NOTE BALANCE:            $86,000,000(1)

MEZZANINE DEBT:            $300,000,000(1)

LOCKBOX:                   Hard

INITIAL RESERVES:          Tax:                    $2,400,817
                           Insurance:              $817,014
                           TI/LC:                  $70,529,451
                           NOI Support:            $16,153,835
                           Engineering:            $4,800,000

MONTHLY RESERVES:          Tax:                    $2,400,817
                           Insurance:              $163,403
                           Replacement:            $31,590
--------------------------------------------------------------------------------

(1)  The $260,000,000 senior component (the "Senior Component") and the
     $454,000,000 Pari Passu Debt (not included in the trust) comprise the total senior debt balance of $714,000,000 (the "Senior Loan"). The $86,000,000
     B-Note and the Senior Loan comprise the total first mortgage balance of
     $800,000,000 (the "First Mortgage"). Additionally, there is $300,000,000 of mezzanine debt ("Mezzanine"). DSCR calculations in the chart are based on
     "As-Is" cash flow. DSCR based on "As-Stabilized" cash flow is 2.67x for the
     Senior Loan, 2.36x for the First Mortgage and 1.65x for the First Mortgage
     plus the Mezzanine. The B note is included in the trust but does not back any certificates other than the Class GMB Certificates. For additional information regarding the capitalization structure, see "The General Motors
     Building Capitalization" herein.

(2)  Represents the average interest rate for first 12 payment periods after the cut-off date. The interest rate will vary throughout the loan term. The final interest rates for the General Motors Building loan have not yet been determined. Refer to Annex A-5 for a schedule of assumed interest rates.

(3)  Occupancy figure excludes the Madison Avenue and Fifth Avenue retail expansion. Occupancy is 96.34% including the Madison Avenue and Fifth
     Avenue retail expansion.

(4)  Increase in cash flow from the "As-Is" cash flow to the "As-Stabilized"
     cash flow is based on the anticipated lease up of 21,000 sq. ft. to Apple
     (Fifth Avenue expansion) and anticipated lease up of 13,713 sq. ft. of
     Madison Avenue expansion retail space. See "Madison Avenue and Fifth Avenue
     Retail Expansion" herein.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
                                              FIRST         FIRST MORTGAGE
                         SENIOR LOAN        MORTGAGE        PLUS MEZZANINE
--------------------------------------------------------------------------------
LOAN BALANCE:           $714,000,000      $800,000,000      $1,100,000,000

LOAN BALANCE/SQ. FT.:      $374.78          $419.92             $577.40

LTV:                        43.27%           48.48%              66.67%

BALLOON LTV:                43.27%           48.48%              66.67%

DSCR ("AS IS"):              2.42x            2.14x               1.50x

SHADOW RATING (S/M):        AA/A3             Baa3                 --
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Office with retail component

COLLATERAL:(3)                     Fee simple

LOCATION:                          New York, NY

YEAR BUILT/RENOVATED:              1968/2005

COLLATERAL SQ. FT.:                1,905,103 sq. ft.

PROPERTY MANAGEMENT:               Macklowe Management Co. Inc.
                                   (a borrower affiliate)

OCCUPANCY (AS OF 1/1/05):(3)       96.27%

UNDERWRITTEN NET CASH FLOW:(4)     "As-Is": $88,947,170
                                   "As-Stabilized": $98,245,069

APPRAISED VALUE:                   $1,650,000,000

APPRAISAL DATE:                    January 1, 2005
--------------------------------------------------------------------------------

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-13

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                          COLLATERAL TERM SHEET     TMA BALANCE: $260,000,000
                                                    TMA DSCR:    2.42x ("As Is")
                         GENERAL MOTORS BUILDING    TMA LTV:     43.27%
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                  MAJOR OFFICE TENANTS
---------------------------------------------------------------------------------------------------------------------------
                                                          % BELOW        WEIGHTED AVG       LEASE
            TENANT                NRSF        % NRSF(1)   MARKET           RENT PSF       EXPIRATION      RATINGS (S/M/F)
---------------------------------------------------------------------------------------------------------------------------

 Weil, Gotshal & Manges LLP     539,438         32.8%     45.20%            $47.75        8/31/2019          - / - / -
---------------------------------------------------------------------------------------------------------------------------
 Estee Lauder                   327,562         19.9      14.60              84.18        3/31/2020         A+ / A1 / -
---------------------------------------------------------------------------------------------------------------------------
 General Motors Corporation     100,348          6.1      15.82              68.26        3/31/2010     BBB- / Baa3 / BBB-
---------------------------------------------------------------------------------------------------------------------------
 SUB TOTAL/WA:                  967,348         58.8%                       $62.21
---------------------------------------------------------------------------------------------------------------------------

(1)  % NRSF based on "As-Is" Office space only.

----------------------------------------------------------------------------------------------------------
                                          MAJOR RETAIL TENANTS
----------------------------------------------------------------------------------------------------------
                                              % BELOW     WEIGHTED AVG        LEASE
     TENANT           NRSF      % NRSF(2)      MARKET       RENT PSF       EXPIRATION     RATINGS (S/M/F)
----------------------------------------------------------------------------------------------------------

 FAO Schwarz         74,794        49.8%       63.1%         $68.10         1/31/2012        - / - / -
----------------------------------------------------------------------------------------------------------
 CBS                 31,997        21.3        76.3%          47.19         3/31/2010     A- / A3 / A-(3)
----------------------------------------------------------------------------------------------------------
 SUB TOTAL/WA:      106,791        71.1%                     $61.83
----------------------------------------------------------------------------------------------------------

(2)  % NRSF based on "As-Is" Retail space only.
(3)  Credit ratings are of the parent company whether or not the parent guarantees the lease.

GENERAL MOTORS BUILDING LOAN

THE LOAN. The General Motors Building Loan is secured by a first mortgage on the borrower's fee simple interest in a modern 50-story 1,905,103 sq. ft. Class "A"
office/retail building located at the southeast corner of Central Park, occupying the entire city block bounded by Fifth Avenue, Madison Avenue, 58th
Street, and 59th Street. The General Motors Building Loan is a five-year interest only loan. The $260 million Senior Component (shadow rated "AA"/"A3"
(S/M)) has been contributed to the trust.

     GM BUILDING RECAPITALIZATION. In January, 2005, in connection with a recapitalization of the entire GM Building capital structure, Deutsche Bank provided a $1.1 billion capitalization package to the sponsors, JAMESTOWN
     CORPORATION ("Jamestown") and MACKLOWE PROPERTIES ("Macklowe"). See "The
     General Motors Building Capitalization" below, on page 20.

     Jamestown and Macklowe contributed $385 million of new cash equity, bringing the total cash equity to $520 million.

          o    Jamestown contributed $300 million of cash equity; and

          o    Macklowe contributed $85 million of cash equity above its
               existing $135 million cash contribution, resulting in a $220 million cash contribution.

     Deutsche Bank provided the sponsors with a $1.1 billion capitalization package. This package, together with the equity contributions from the sponsors, extinguished prior floating rate debt of $1.4 billion. The
     Deutsche Bank package consists of a First Mortgage loan with an original principal balance of $800 million and a Mezzanine loan with an original principal balance of $300 million, as follows:

          o    A $260 million Senior Component (contributed to the trust) of a
               $714 million parri passu senior mortgage loan;

          o    An $86 million subordinate portion of the $800 million First
               Mortgage loan, which subordinate portion will be contributed to the trust, certificated and sold as investment grade rated non-pooled securities. The non-pooled junior securities will not back any certificates other than the class GMB certificates; and

          o    A $300 million mezzanine loan that Deutsche Bank anticipates privately placing with one or more institutional investors.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity with two independent directors, for which a non-consolidation opinion was obtained at closing. The borrower is sponsored by Jamestown and Macklowe.

Jamestown is a real estate investment company based in Atlanta, Georgia and
Cologne, Germany. Since 1983, Jamestown has been investing in income-producing high quality commercial real estate in the United States. In 26 partnerships,
Jamestown and its affiliates have acquired over $5 billion of assets. In addition to the GM Building, Jamestown currently owns

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-14

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                          COLLATERAL TERM SHEET     TMA BALANCE: $260,000,000
                                                    TMA DSCR:    2.42x ("As Is")
                         GENERAL MOTORS BUILDING    TMA LTV:     43.27%
--------------------------------------------------------------------------------

all or a portion of New York assets including One Times Square, 589 Fifth
Avenue, 1211 Sixth Avenue, 1290 Sixth Avenue, 620 6th Avenue, 111 Eighth Avenue,
and Chelsea Market. Jamestown also owns all or a portion of 125 High Street and
One Federal Street in Boston, Massachusetts, 4501 N. Fairfax in Arlington,
Virginia, and 400 Post Street in San Francisco, California. In Atlanta and
Cologne, Jamestown employs over 90 individuals who specialize in acquisitions, asset and property management, accounting, taxes, marketing and sales. Jamestown is a repeat client of Deutsche Bank.

Macklowe has over 30 years of commercial real estate investment & development experience, predominantly in New York City. Macklowe's investments include office & apartment properties, land assemblages, and conversion of industrial properties and loft buildings in Manhattan. Macklowe's substantial real estate portfolio includes interests in such prestigious residential properties as 777
Sixth Avenue, 305 West 50th Street (Longacre House), 515 East 72nd Street
(RiverTerrace) and 420 East 54th Street (RiverTower) as well as interests in 12 commercial properties leased to many high quality tenants at well known addresses such as the GM Building, 540 Madison Avenue, 400 Madison Avenue, and
610 Broadway. In 2003, Deutsche Bank financed $1.15 billion of Macklowe's $1.45 billion acquisition of the GM Building. Macklowe is a repeat sponsor of a
Deutsche Bank borrower.

THE PROPERTY. The GM Building occupies a full city block bounded by Fifth and
Madison Avenues and 58th and 59th Streets in Midtown Manhattan's Plaza District.
The property consists of a central 50-story tower with north and south flanking two-story wings containing approximately 1,709,037 sq. ft. of Class "A" office space and 152,143 sq. ft. of prime retail/television studio space. The property also contains a 35,657 sq. ft. underground parking garage with over 135 spaces.
The property has an average rent psf of $71.78 (with current asking rents of $75
-- $125 psf), well above prevailing market averages. Several of the more seasoned leases are significantly below the building average. The building has exhibited an excellent tenant retention rate well above the market average, with more than 50.0% of the building occupied by tenants that have been in occupancy since the building's completion in 1968. Historically, the GM Building has maintained an occupancy rate of 98+%. The GM Building benefits from zoning restrictions that restrict building height for buildings north of 58th Street.
As a result, the property has views of Central Park and the Upper Manhattan skyline.

The property offers tenants design flexibility through its center core floor plates and generous column bays. The distinctive "hips" on the north and south sides of the property allow for eight corner offices per floor and the large bay windows provide maximum light and Central Park views from two sides of the building. The use of the finest materials through out the property's common areas, such as the expansive lobby's Greek marble walls, highlighted brass trim,
Vermont marble flooring and decorative ceiling provide an environment consistent with the nature of the property and its location.

The property was built in 1968 to serve as General Motors' worldwide headquarters and today houses the company's treasury office. The previous owners of the property, Trump Organization and Conseco Insurance, purchased the building in August 1998 from a joint venture that included The Simon Property
Group. Over the past five years, the previous building owners invested $65 million to: (i) create a new landscaped plaza on Fifth Avenue; (ii) complete a new marble lobby area with expanded concierge facilities for tenants; (iii)
install fiber optics in the building; (iv) develop ground floor broadcast facilities and (v) the install a new state of the art security system.

The extensive improvements to the plaza area have added to the already considerable pedestrian traffic off of Fifth Avenue and around Central Park. The borrower has begun the expansion of the retail space at the property by building a glass cube which will expand onto the promenade on the Fifth Avenue side of the property and a two-story glass expansion of approximately 14,000 sq. ft. on the Madison Avenue side of the building. See "Madison Avenue and Fifth Avenue
Retail Expansion" below.

The building's tenants benefit from efficient access to the property via
Manhattan's vast web of public transportation. Subway stops within close proximity to the building include the N/R (Fifth Avenue at 59th Street), E/F
(Fifth Avenue at 53rd Street), 4/5/6 (Lexington and 59th Street) and the B/D/F/V
(Rockefeller Center). In addition, bus service runs along Fifth, Madison and
Sixth Avenues and 57th Street.

SIGNIFICANT TENANTS. The property is currently 96.3% occupied (excluding the
Madison Avenue and Fifth Avenue expansion spaces) by 33 office tenants and 6 retail tenants, with floor plates averaging 37,000 sq. ft. Below is a description of the building's three largest office tenants and two largest retail tenants.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-15

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                           COLLATERAL TERM SHEET    TMA BALANCE: $260,000,000
                                                    TMA DSCR:    2.42x ("As Is")
                          GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

OFFICE:

     WEIL, GOTSHAL & MANGES LLP (32.8% of NRA-Office; $47.75/sq. ft.; majority of leases expire in 2019), is the property's largest tenant and has been in the building since its construction in 1968. Founded in 1931 in New York,
     Weil, Gotshal & Manges LLP ("Weil") is widely considered to be one of the premier law firms in the world. Weil was awarded the "2004 Law Firm of the
     Year in Western Europe: France" and the "2004 Law Firm of the Year in the
     United States for Private Equity". The Weil space at the property was custom designed and was most recently renovated in 1990, though it is meticulously maintained. The GM Building serves as Weil's worldwide headquarters, and its space includes an executive conference and banquet level which features high ceilings, a kitchen and separate environmental systems (this space was originally General Motors' executive floor). Weil's current average space utilization of 170 employees per floor is well above the building average of 117 and its rental rates are 45.21% below market.

     ESTEE LAUDER (19.9% of NRA-Office; $84.18/sq. ft.; (S/M/F) A+ / A1 / -; a
     majority of leases expire in 2020) (NYSE: EL) the second largest tenant at the property, has maintained a worldwide reputation for innovation while purveying stability in the production of high quality beauty products.
     Estee Lauder ("Lauder") has maintained its global headquarters at the property since completion in 1968. Lauder products are sold in over 130 countries and territories under brand names, such as Estee Lauder,
     Clinique, Aramis, Prescriptives, Origins, M.A.C, Bobbi Brown, La Mer,
     Aveda, Stila, Jo Malone, Bumble and Bumble, Darphin, Rodan & Fields, and
     American Beauty and account for nearly half of the world's upscale cosmetics sold. Lauder, which was founded in New York in 1946 and employs
     22,000 people worldwide, reported 2004 earnings from continuing operations of $376 million and sales of $5.79 billion -- the 47th consecutive year annual sales have increased. In the 1990's, Lauder contributed significant capital to the refurbishment of its space, including the 40th floor, which houses the executive management offices, which was extravagantly decorated by Ms. Estee Lauder. In October 2012 there is a $10.00 psf rent step for the Estee Lauder space. After renewing its lease in July 2003, Estee
     Lauder's rent averages $91.29 over the life of its lease term.

     GENERAL MOTORS CORPORATION (6.1% of NRA-Office; $68.26/sq. ft.; (S/M/F)
     BBB- / Baa3 / BBB-; lease expires in 2010) (NYSE: GM) the third largest tenant at the property is one of the world's leading industrial firms, manufacturing and selling vehicles world-wide under the Chevrolet, Buick,
     Cadillac, Pontiac, Saab, Saturn and GMC brands. The property was originally built in 1968 as General Motors Corporation's worldwide headquarters and
     General Motors Corporation currently occupies three full floors of office space for their treasury office, legal, tax and operations, human resources and asset management . The world's largest automotive manufacturer with a
     15% global market share, General Motors Corporation also produces products and provides services ranging from satellite and wireless communication to financial services. In 2003, General Motors Corporation sold nearly 8.6 million cars and trucks. The space was renovated in the mid-1990's with stained wood and glass accents. For the nine months ended September 20,
     2004, revenues rose 4% to approximately $141.69 billion. Net income from continuing operations rose 7% to $3.06 billion and General Motors
     Corporation had a recent equity market capitalization of $20.97 billion.

     Other prominent tenants at the property include Baron Capital ($105.20/sq.
     ft.), Forstmann Little & Co. ($115.00/sq. ft.), Icahn Associates
     ($103.20/sq. ft.), Thomas Lee Capital ($80.00/sq. ft.) and Perry Capital
     ($93.00/sq. ft.).

RETAIL:

     F.A.O. SCHWARZ (49.8% of NRA-Retail; $68.10/sq. ft.; lease expires in 2012)
     is one of the premier retail toy stores in the world. The F.A.O. Schwarz
     ("FAO") space benefits significantly from both tourism and its prime location within one of the world's prime retail shopping corridors. FAO, the building's fifth-largest tenant, is a specialty retailer of developmental, educational and fun products for infants and children via its FAO Schwarz and Right Start retail stores as well as through catalogs and the internet. FAO filed for Chapter 11 bankruptcy protection in January
     2003 and re-emerged in April 2003. In December of 2003, FAO filed for bankruptcy again and in January 2004, D.E. Shaw & Co. agreed to pay $41 million in cash for the long-term lease in FAO's Las Vegas and New York stores, among other things. FAO's flagship retail store has been located at the property since November 1986 and reopened on Thanksgiving Day 2004.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-16

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                           COLLATERAL TERM SHEET    TMA BALANCE: $260,000,000
                                                    TMA DSCR:    2.42x ("As Is")
                          GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

     CBS TELEVISION STUDIOS (21.3% of NRA-Retail; $47.19/sq. ft. (S/M/F) A- / A3
     / A-, lease expires in 2010) broadcasts "The Early Show" from the property.
     The CBS facilities include viewing areas along 59th Street and the plaza, as well as extensive TV production studios and a gourmet kitchen. The high profile nature of The Early Show brings additional pedestrian traffic to the already highly trafficked area. The studios are equipped with cutting edge technological equipment housed beneath the 30 foot ceilings. In addition to The Early Show, CBS, a wholly owned subsidiary of Viacom Inc., utilizes their space as television studios for its NFL studio broadcasts, talk shows and various soap opera productions. The estimated cost paid by the tenant for the build out of the space was between $35 and $40 million.

THE MARKET: The GM Building is one of the centerpieces within the heart of midtown Manhattan's prestigious Plaza District, occupying the entire city block bounded by Madison and Fifth Avenues and 58th and 59th Streets. This location is between many of New York's top residential and retail addresses and its midtown office district. The location of the GM Building places the property at a competitive advantage, both for the ground floor retail space and above ground office space. The amenities surrounding the property, which include top restaurants, hotels and retail such as The Four Seasons Hotel, The Plaza Hotel,
Tiffany & Co., Bergdorf Goodman, and Saks Fifth Avenue are an attractive draw for prospective tenants. The building's ground floor retail space benefits from the high volume of pedestrian traffic which visits the building due to the property's location adjacent to Central Park and the CBS Morning Show's
"window-watching" capacity, and it's frontage along the retail Madison Avenue corridor.

The Plaza District has historically been one of the strongest subdistricts in
Manhattan, consistently maintaining lower vacancy rates and higher rents than its competitive locales due to its premier location and high quality buildings.
This combination of quality construction, tenant prestige, Central Park views, and location allow rents at the GM Building to receive a premium to its competition. According to REIS, the 54.8-million sq. ft. Plaza submarket, at the southern edge of Central Park, is the most expensive area in Manhattan, with an average asking rent of $57.28 psf per third quarter 2004. Reis reports concessions in the Plaza District average 3.4 months of free rent over the average lease term of 8.9 years and vacancy rates at 9.2%. Additionally, rents at the property have outpaced the general market by as much as $40.00 to $60.00 psf, as recently exhibited by Perry Capital's execution of a lease for 74,061 square feet on floors 19 and 20 with a term of 14-years and 5-months at an initial rate of $93.00 psf. In addition, York Capital executed a lease for
35,537 sq. ft. at an initial rate of $95.00 psf. Here is a schedule of recent leases signed at the property:

--------------------------------------------------------------------------------
                           RECENTLY EXECUTED LEASES
                                                           LEASE
     TENANT       LEASE DATE       FLOORS        SF      EXPIRATION    RENT/SF
--------------------------------------------------------------------------------
PERRY CAPITAL      8/1/2005        19 & 20     74,061    1/31/2020     $93.00
--------------------------------------------------------------------------------
BANK OF AMERICA   10/22/2004         15        36,137    3/31/2007     $84.00
--------------------------------------------------------------------------------
YORK CAPITAL       2/1/2005          17        35,537    1/31/2020     $95.00
--------------------------------------------------------------------------------
ESTEE LAUDER       1/1/2005          45        14,251    4/30/2006    $120.00
--------------------------------------------------------------------------------
ICAHN              1/1/2005          46         9,184    5/31/2012    $100.00
--------------------------------------------------------------------------------
RUANE CUNIFF       6/1/2004          47         6,150    5/31/2014    $110.00
--------------------------------------------------------------------------------
HOVANANIAN         6/2/2004          46         2,788   12/31/2011    $115.00
--------------------------------------------------------------------------------

MADISON AVENUE AND FIFTH AVENUE RETAIL EXPANSION

On the Fifth Avenue side of the building, in the plaza area, the sponsors are building a modern glass cube that houses a spiral walkway and a circular platform elevator leading down to approximately 21,000 sq. ft. of sub-grade retail space. Apple Computer Inc. ("Apple") (NASD: "AAPL") has signed a letter of intent to occupy, for 10 years, this retail space with an initial base rent of $2.8 million per annum ($132.29 psf). Additionally, the letter of intent provides that Apple will pay percentage rent which is expected to generate approximately $2.0 million of additional income per year.

On the Madison Avenue side, the GM Building is set back from Madison Avenue significantly farther than zoning regulations require. The sponsors are developing 13,713 sq. ft. (inclusive of 2,885 sq. ft. of mezzanine space) of prime Madison Avenue retail space in this extra area. The average ground floor
Madison Avenue retail market rate is expected to be approximately $700 psf and the mezzanine retail space is expected to command at least $100 psf.
Construction has commenced on the Madison Avenue retail space.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-17

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                           COLLATERAL TERM SHEET    TMA BALANCE: $260,000,000
                                                    TMA DSCR:    2.42x ("As Is")
                          GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

$42.5 million of the TI/LC Reserve (as defined herein) is specifically allocated towards the Madison Avenue and Fifth Avenue retail expansion.

PROPERTY MANAGEMENT. Macklowe Management Co. Inc., an affiliate of the borrower.

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

RESERVES. At closing, the borrower deposited $70.5 million in a tenant improvement and leasing commissions reserve ("TI/LC Reserve"). $42.5 million of the TI/LC Reserve is specifically allocated to the Madison and Fifth Avenue retail expansion. The remaining $28 million is for additional tenant improvements and leasing commissions. Additionally, the borrower deposited $16.2 million ("NOI Support Reserve") to provide credit enhancement for the Perry
Capital free rent period and rent associated with three vacant spaces with leases either out for signature or in various stages of negotiation. Each month, provided that there is no event of default (as such term is defined in the loan documents), a monthly increment (as specified in the loan documents) of the NOI
Support Reserve, will be used to satisfy monthly payments due under the loan, with any excess amounts released to the borrower. Each year, the borrower is required to deposit $7,000,000 into the NOI Support Reserve, until such time that the termination conditions (including termination of the Perry Capital free rent period and lease up of the vacant spaces above specified rent thresholds)
have been satisfied, at which time any remaining funds in the NOI Support
Reserve will be remitted to the borrower and no future deposits will be required.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. Equity owners of the borrower incurred mezzanine debt from a Deutsche Bank affiliate, with an aggregate balance of $300,000,000, secured by pledges of equity interests in the borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-18

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                           COLLATERAL TERM SHEET    TMA BALANCE: $260,000,000
                                                    TMA DSCR:    2.42x ("As Is")
                          GENERAL MOTORS BUILDING   TMA LTV:     43.27%
--------------------------------------------------------------------------------

                      [GENERAL MOTORS BUILDING MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-19

                         $1,567,986,000 (APPROXIMATE)
                                 COMM 2005-LP5

--------------------------------------------------------------------------------
                        COLLATERAL TERM SHEET       TMA BALANCE: $260,000,000
                                                    TMA DSCR:    2.42x ("As Is")
                       GENERAL MOTORS BUILDING      TMA LTV:     43.27%
--------------------------------------------------------------------------------

                   THE GENERAL MOTORS BUILDING CAPITALIZATION
                   ------------------------------------------

                $260 MILLION          $454 MILLION
                   SENIOR              PARI PASSU
                 COMPONENT                DEBT
                 LTV 43.37%            LTV 43.27%
                   RATED                 RATED            To be sold in
                  (AA/A3)               (AA/A3)           conduit/fusion
                   (S/M)                 (S/M)            securitizations

                           $86 MILLION
                             "LEGS"
                           LTV 48.48%
                       (Baa1 to Baa3) (M)

                          $300 MILLION
                         MEZZANINE DEBT                   To be privately
                           LTV 66.7%                      placed

                          $520 MILLION
                             EQUITY

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-20

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

                       THIS PAGE INTENTIONALLY LEFT BLANK

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-21

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE: $105,000,000
                                                       TMA DSCR:    1.49x
                              63 MADISON AVENUE        TMA LTV:     75.00%
--------------------------------------------------------------------------------

                      [63 MADISON AVENUE PICTURES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-22

                         $1,567,986,000 (APPROXIMATE)
                                 COMM 2005-LP5

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET     TMA BALANCE: $105,000,000
                                                       TMA DSCR:    1.49x
                               63 MADISON AVENUE       TMA LTV:     75.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               GACC

LOAN PURPOSE:              Refinance

ORIGINAL TMA BALANCE:      $105,000,000(1)

CUT-OFF TMA BALANCE:       $105,000,000(1)

% BY INITIAL UPB:          6.17%

INTEREST RATE:             5.0600%

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        February 1, 2005

MATURITY DATE:             January 1, 2010

AMORTIZATION:              Interest Only

CALL PROTECTION:           Lockout for 24 months from securitization
                           date, then defeasance is permitted. On
                           and after October 1, 2009, prepayment
                           permitted without penalty.

SPONSOR:                   George Comfort & Sons, Inc. and Loeb
                           Partners Realty & Development Corp.

BORROWER:                  63 Madison Owner LLC

PARI PASSU DEBT:           $60,000,000(1)

ADDITIONAL FINANCING:      None

LOCKBOX:                   Hard

INITIAL RESERVES:          Tax:                   $374,870

                           Insurance:             $123,743

                           TI/LC:                 $104,166

                           Replacement:           $23,257

MONTHLY RESERVES:          Tax:                   $374,870

                           Insurance:             $16,146

                           TI/LC:                 $104,166

                           Replacement:           $23,257
--------------------------------------------------------------------------------
(1)  The Trust Mortgage Asset ("TMA") amount of $105,000,000 represents the A-2
     Note and A-3 Note, each in the original amount of $52,500,000, from a first mortgage loan in the original amount of $165,000,000 (evidenced by pari passu A-1, A-2 and A-3 Notes). The A-1 Note is not included in the trust.
     Calculations are based on the whole first mortgage loan balance as of the cut-off date.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:        $206.93

BALLOON BALANCE/SQ. FT.:     $206.93

LTV:                         75.00%

BALLOON LTV:                 75.00%

DSCR:                        1.49x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

COLLATERAL:                     Fee simple

LOCATION:                       New York, NY

YEAR BUILT/RENOVATED:           1963/1999

COLLATERAL SQ. FT.:             797,377 sq. ft.

PROPERTY MANAGEMENT:            George Comfort & Sons, Inc.
                                (a borrower affiliate)

OCCUPANCY (AS OF 9/7/04):       100.00%

UNDERWRITTEN NET CASH FLOW:     $12,594,730

APPRAISED VALUE:                $220,000,000

APPRAISAL DATE:                 November 1, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                            MAJOR OFFICE TENANTS
--------------------------------------------------------------------------------------------------------------
                                                                WEIGHTED AVG          LEASE        RATINGS
          TENANT              NRSF      % NRSF        % GPR       RENT PSF         EXPIRATION      (S/M/F)
--------------------------------------------------------------------------------------------------------------

 Ziff-Davis, Inc.(1)(2)     399,773      50.1%        56.0%        $29.72            6/30/2019          -
--------------------------------------------------------------------------------------------------------------
 New York Life              397,604      49.9         44.0          23.51           12/31/2010     AA+/Aa1/AA
--------------------------------------------------------------------------------------------------------------
 TOTAL/WA:                  797,377     100.0%       100.0%        $26.63
--------------------------------------------------------------------------------------------------------------

(1)  Ziff-Davis, Inc. has subleased space to The Beanstalk Group (30,885 NRSF),
     The Community Preservation Corporation (35,767 NRSF), FOJP Corporation
     (61,494 NRSF), BeMusic, Inc. (56,742 NRSF) and CNet (49,140 NRSF).

(2)  Ziff-Davis, Inc.'s rent obligation is supported by a $15,000,000 evergreen
     Letter of Credit from Citibank, N.A. (rated AA- by S&P, Aa2 by Moody's and
     AA+ by Fitch). See "The Property" below for additional information.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-23

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET    TMA BALANCE: $105,000,000
                                                       TMA DSCR:    1.49x
                                63 MADISON AVENUE      TMA LTV:     75.00%
--------------------------------------------------------------------------------

63 MADISON AVENUE LOAN

THE LOAN. The 63 Madison Loan is a five-year, interest only fixed rate loan secured by a first priority mortgage on the borrower's fee simple interest in a
797,377 sq. ft. Class "A" office building located in the Midtown South sub-market of Manhattan, New York. Based on the appraised value of $220 million, the borrower has implied equity of $55 million in the property.

THE BORROWER. The borrower is 63 Madison Owner LLC, a special-purpose, bankruptcy-remote entity sponsored by GEORGE COMFORT & SONS, INC. and LOEB
PARTNERS REALTY & DEVELOPMENT CORP.

George Comfort & Sons, Inc. has nearly 85 years of real estate experience and currently manages nine million sq. ft. of commercial property, 50% of which they own. George Comfort & Sons, Inc.'s investments include all classes of office and mixed use buildings in the New York City central business district and metropolitan area, Washington, D.C. and Boston.

George Comfort & Sons, Inc.'s services include acquiring and brokering properties, full service property management, leasing, construction and finance.
George Comfort & Sons, Inc. has continued to expand under the leadership of
Peter Duncan, who has been president since 1995 by acquiring more than four million sq. ft. of office space and adding three million sq. ft. to its third-party management portfolio in the last decade. It currently has assets of
$1 billion in partnership with top global investors.

Loeb Partners Realty & Development Corp. is a privately held real estate company that makes opportunistic investments in real estate properties, with its major focus on the creation and enhancement of the value of these properties through repositioning, renovation and intensive asset management. Currently the company's portfolio amounts to more than 12 million sq. ft. of income-producing investment real estate.

THE PROPERTY. Built in 1963 as the New York Life annex, 63 Madison Avenue was substantially renovated in 1998 -- 1999 into a multi-tenanted building. 63
Madison Avenue is located between 27th and 28th Streets in Manhattan directly across from, and connected via underground walkway to, the distinctive, 40-story
(including six-story tower) New York Life Building, New York Life's headquarters. The building consists of 797,377 net rentable sq. ft., over 15 floors of commercial space and two concourses. The property has large, open floor plates of approximately 49,140 sq. ft. for floors 2 through 12 and approximately 30,609 sq. ft. for the remaining three floors.

The 1998-1999 renovation was completed in mid 1999 and included the following:
(i) cleaning and repainting the exterior curtain wall; (ii) new lobby for the office tenants including the reconstruction and design thereof; (iii) a new roof covering was installed; (iv) modernization of the elevators and cabs, including installation of a new service elevator and (v) the electrical system was partially upgraded.

Out of the total NRA of the building, the two tenants, New York Life (397,604
sq. ft.) and Ziff-Davis, Inc. (399,773 sq. ft.), each also lease a concourse
(58,489 sq. ft. and 62,120 sq. ft., respectively). New York Life rents Concourse
A space for $12.00 psf and the remaining 339,115 sq. ft. of its office space is at a cost of $25.50 psf. Ziff-Davis, Inc. rents Concourse B space for $15.45 psf and the remaining 337,653 sq. ft. of its office space at a cost of $32.35 psf.
The property is currently 100% occupied by tenants and subtenants. The New York
Life lease runs through December, 2010 and the Ziff-Davis, Inc. lease runs through June, 2019.

The property at 63 Madison Avenue was built by New York Life who occupied it in its entirety until 1995 when New York Life sold the building to George Comfort &
Sons, Inc. In 1998, New York Life reduced its occupancy of the property to approximately 50% and Ziff-Davis, Inc. entered into a 21.5-year lease, for floors 8 through and including 15 and Concourse B. New York Life occupies
Concourse A and floors 1 through 7 under a lease that expires December 31, 2010.
Over the past few years, Ziff-Davis, Inc. has restructured internally and reduced its share of occupied space through subleasing. Ziff-Davis, Inc. has been successful in its efforts to sublease portions of its space to multiple companies that currently occupy the building. Ziff-Davis, Inc. currently occupies floors 11, 12 and Concourse B; while floors 8, 9, 10, 13, 14 and 15 have been sublet to a variety of other tenants. Ziff-Davis, Inc. remains primarily liable for the rent payments under its lease through 2019. In connection with obtaining landlord consent to its subleasing arrangements,
Ziff-Davis, Inc. posted a $15 million letter of credit

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-24

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET    TMA BALANCE: $105,000,000
                                                       TMA DSCR:    1.49x
                                63 MADISON AVENUE      TMA LTV:     75.00%
--------------------------------------------------------------------------------

for the benefit of the building owner. The letter of credit was collaterally assigned to the lender, to be drawn by the borrower and payable to the lender in connection with a default by Ziff-Davis, Inc. of its rent obligations under its lease or a failure to renew the letter of credit or post cash collateral through expiration of its lease in 2019. The next renewal of the letter of credit will be required in September 2006.

The two separate concourses, entrance lobbies, and two separate elevator banks provides the tenants additional privacy. Ziff-Davis, Inc. has a designated entrance on the 28th Street side of the building and New York Life has a designated entrance on the 27th Street side of the building, facing New York
Life's headquarters building. The two buildings are connected by a basement-level passageway that was built in order to link the New York Life offices. The buildings are still to this day connected, and the mail facilities for both the New York Life buildings are located in the basement of 63 Madison
Avenue.

SIGNIFICANT TENANTS. The property is currently 100% occupied by two tenants, New
York Life and Ziff-Davis, Inc. Ziff-Davis, Inc. has recently subleased portions of its space to The Beanstalk Group, The Community Preservation Corporation,
Foundation of Jewish Philanthropies Service Corporation, BeMusic, Inc. and CNet.

     NEW YORK LIFE (49.9% NRA; rent $23.51 psf; lease expires December 31, 2010;
     AA+/Aa1/AA (S/M/F)) has been a tenant in the building since it was built in
     1963. New York Life originally built the property to serve as part of its
     Manhattan headquarters. New York Life occupied 100% of the building until
     1998 when Ziff-Davis, Inc. signed a lease for approximately 50% of the space. New York Life's current headquarters is located directly adjacent to the property on Madison Avenue between 26th and 27th Streets, commonly known as the "New York Life Building." New York Life built the underground passageway between the two buildings.

     New York Life was founded in 1845 and is the largest mutual life insurance company in the United States, and one of the largest life insurers in the world. Headquartered in New York City, New York Life's family of companies offers life insurance, annuities and long-term care insurance. An affiliate, New York Life Investment Management LLC provides institutional asset management, retirement planning and trust services, and other New
     York Life affiliates provide an array of securities products and services, as well as institutional and retail mutual funds.

     New York Life reported nearly $180 billion in managed assets in 2002 and over $202 billion in 2003. In 2003, New York Life had, based on publicly available information, a net income of $1.12 billion and a surplus and asset valuation reserve of $10.8 billion. According to New York Life, its surplus to asset ratio is nearly double the average of the top 25 insurers and its liquidity benefits from its $80 billion bond portfolio, 89% of which are investment grade.

     ZIFF-DAVIS, INC. (50.1% of NRA; weighted average rent equal to $29.72 psf;
     leases expire June 30, 2019) (NYSE: ZFDH.PK), is, based on publicly available information, a leading integrated media company serving the technology, videogame and consumer lifestyle markets and is one of the largest technology magazine publishers in the United States, as measured by revenue. Second quarter 2004 consolidated revenues totaled approximately
     $51.3 million, with EBITDA of approximately $9.5 million. These numbers were both superior to 2003 revenue and EBITDA of $47.1 million and $9.0 million respectively. Ziff-Davis, Inc. exports its brand internationally, licensing its content to publications in 41 countries and reaching more than 22 million readers. In connection with obtaining landlord consent to its subleasing arrangements, Ziff-Davis, Inc. posted a $15 million letter of credit for the benefit of the building owner, George Comfort & Sons,
     Inc.

     Ziff-Davis, Inc. has been a tenant in the property since 1998 when it leased approximately 400,000 sq. ft. In 2000, Ziff-Davis, Inc. sold its publishing arm to Willis Stein & Partners and James Dunning and the lease was assigned to Ziff-Davis Publishing, subject to Ziff-Davis, Inc.'s parent company, Softbank, subleasing back the 15th floor until 2010 and the 10th floor until 2019. Bank of New York subleases the entire 8th and 9th floors and part of Concourse B and subsequently sub-subleased parts of their premises to the Community Preservation Corporation, Encompass and BeMusic,
     Inc. Ziff-Davis Publishing has sublet the 13th and 14th floor to the
     Foundation of Jewish Philanthropies. Softbank sub-sublet their space to The
     Beanstalk Group. Currently, Ziff-Davis Publishing only occupies the 11th,
     12th and Concourse B floors, which is approximately 145,000 sq. ft. out of the original 400,000 sq. ft. (36.25%).

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-25

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET    TMA BALANCE: $105,000,000
                                                       TMA DSCR:    1.49x
                                63 MADISON AVENUE      TMA LTV:     75.00%
--------------------------------------------------------------------------------

TENANTS UNDER SUBLEASES WITH ZIFF-DAVIS, INC.:

     FOUNDATION OF JEWISH PHILANTHROPIES (7.7% of NRA sublet from Ziff-Davis,
     Inc. -- occupies entire 13th and 14th floors) has been a tenant in the building since 2003 when it subleased space from Ziff-Davis, Inc. Founded in 1911 in Buffalo, New York, the foundation, according to its public reports, manages over 1,000 individual endowment funds and with assets of over $98 million.

     BEMUSIC, INC. (6.9% of NRA sublet from Bank of New York who sublet the space from Ziff-Davis, Inc.) BeMusic, Inc. occupies the entire 8th floor and approximately 5,602 sq. ft. of the 9th floor. BeMusic, Inc. is a subsidiary of the German media giant Bertelsmann Foundation. Part of
     DirectGroup Bertelsmann, BeMusic was founded in July, 2001 and is headquartered in New York City.

     CNET (6.2% of NRA sublet from Ziff-Davis, Inc., occupies the entire 10th floor) bought Ziff-Davis, Inc. for $1.6 billion in 2000. CNet, according to publicly available information, provides advice on technology products and services. CNet integrates an extensive directory of more than 200,000 computer, technology, and consumer electronics products with editorial content, downloads, trends, reviews and price comparisons. CNet's
     www.ZDNET.com website was the winner of the Computer Press Association's
     "Best Overall Site" award for two consecutive years. CNet is comprised of
     News.com, mySimon, Download.com, CNet Computer Shopper Magazine, and other networks.

     COMMUNITY PRESERVATION CORPORATION (4.5% of NRA sublet from Bank of New
     York who sublet the space from Ziff-Davis, Inc.), currently occupies 35,767
     sq. ft. of the total 49,140 sq. ft. on the 9th floor. Founded in 1974, the
     Community Preservation Corporation finances the rehabilitation or construction of affordable housing.

     THE BEANSTALK GROUP, LLC (3.9% of NRA sublet from Ziff-Davis, Inc.) is 67%
     owned by Ford Motor Company and is a leading brand licensing agency and consultancy. Founded in 1991, The Beanstalk Group has a branch outside of
     London, Beanstalk Europe. The Beanstalk Group currently occupies the entire
     15th floor (top floor) of the property, which it subleased from Softbank,
     Ziff-Davis, Inc.'s parent company.

THE MARKET. The property is located in Manhattan's Midtown South section in the
Murray Hill/Kips Bay neighborhood, one block north of Madison Square Park.
Murray Hill extends from 42nd Street, west of Park Avenue and extends south to
23rd Street. Kips Bay is the lower section of Murray Hill stretching from East
34th Street down to East 23rd Street in between Park Avenue South on the west and the East River on the east. The area is largely residential but benefits from many famous and historical churches and parks, the NYU Medical Center and
Bellevue Hospital located within Kips Bay. The building's location provides easy access to both Penn Station and Grand Central Terminal, which offer entrance to the subway system, Metro North Railroad, AMTRAK, and the Long Island Railroad.

According to Reis, the average market rent in Manhattan for the third quarter of
2004 was $42.25 psf and the overall vacancy rate for Manhattan remained flat at
10.5% from the first quarter of 2004 and down slightly from year-end 2003
(10.6%).

MIDTOWN SOUTH SUBMARKET. Manhattan is split into three major markets for office space, with a total inventory of 390.3 million sq. ft. across Midtown, Midtown
South and Downtown. As previously noted, the property is located on the border of the Midtown South and Midtown submarkets of Manhattan. Midtown South has 65.2 million sq. ft. of inventory, with 10.5 million sq. ft. (16.1%) being Class "A"
space, and is the smallest of Manhattan's three major markets.

Reis reported a third quarter vacancy rate of 9.9% for the Midtown South submarket. The average asking rent is $30.93 psf, the lowest metrowide. During the first half of 2004, overall asking rates increased by $0.19 psf to $30.56 from year end 2003.

Market rent in the Midtown South submarket for buildings built before 1970 was
$31.65 psf for the third quarter of 2004 as reported by Reis. This implies that the New York Life's rent is approximately 25.72% below market and the
Ziff-Davis, Inc. space is approximately 6.10% below market. The vacancy rate for buildings built before 1970 and located in the Midtown South submarket was
10.0%, favorable when compared to the overall city vacancy rate of 10.5%.
Buildings built before 1970 make up 70% of Manhattan's total market share of
353,247,000 sq. ft. of inventory. There is no construction of office buildings planned for the immediate future in this submarket.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-26

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET    TMA BALANCE: $105,000,000
                                                       TMA DSCR:    1.49x
                                63 MADISON AVENUE      TMA LTV:     75.00%
--------------------------------------------------------------------------------

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

PROPERTY MANAGEMENT. The property is managed by George Comfort & Sons, Inc., an affiliate of the borrower.

RESERVES. The following reserves are required to be collected on a monthly basis: one-twelfth of the annual taxes and insurance premiums due ($374,870 and
$16,146, respectively), tenant improvements/leasing commissions ($104,166), and capital expenditures (replacement) ($23,257). In addition, Ziff-Davis, Inc. is obligated to have a $15 million letter of credit or cash collateral posted at all times during the term of its lease, as discussed under "The Property" above.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-27

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET    TMA BALANCE: $105,000,000
                                                       TMA DSCR:    1.49x
                                63 MADISON AVENUE      TMA LTV:     75.00%
--------------------------------------------------------------------------------

                         [63 MADISON AVENUE MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-28

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

                       THIS PAGE INTENTIONALLY LEFT BLANK

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-29

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET    TMA BALANCE: $96,974,4250
                                                       TMA DSCR:    1.93x
                                  LAKESIDE MALL        TMA LTV:     63.59%
--------------------------------------------------------------------------------

                        [LAKESIDE MALL PICTURES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-30

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $96,974,425
                                                        TMA DSCR:    1.93x
                                  LAKESIDE MALL         TMA LTV:     63.59%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               GACC

LOAN PURPOSE:              Acquisition

SHADOW RATING              BBB-/Baa3

ORIGINAL TMA BALANCE:      $97,500,000(1)

CUT-OFF TMA BALANCE:       $96,974,425(1)

% BY INITIAL UPB:          5.70%

INTEREST RATE:             4.28%

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        January 1, 2005

MATURITY DATE:             December 1, 2009

AMORTIZATION:              Amortization on a 30-year schedule

CALL PROTECTION:           Lockout for 24 months from securitization date, then
                           defeasance is permitted. On and after June 1, 2009,
                           prepayment permitted without penalty.

SPONSOR:                   General Growth Properties, Inc.

BORROWER:                  Lakeside Mall Property LLC

PARI PASSU DEBT:           $97,500,000(1)

ADDITIONAL FINANCING:      None

LOCKBOX:                   Hard

INITIAL RESERVES:          None

MONTHLY RESERVES(2):       Springing
--------------------------------------------------------------------------------
(1)  The original Trust Mortgage Asset ("TMA") amount of $97,500,000 represents the A-2 Note from a first mortgage loan in the principal amount of
     $195,000,000, consisting of the A-2 Note and a pari passu A-1 Note. The A-1
     Note is not included in the trust. All numbers under the heading "Financial
     Information" are based on the whole first mortgage loan balance as of the cut-off date, unless otherwise noted.

(2)  See "Reserves" herein.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:               $301.46

BALLOON BALANCE/SQ. FT.:            $276.35

LTV:                                63.59%

BALLOON LTV:                        58.29%

DSCR:                               1.93x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Super-Regional Mall

COLLATERAL:                     Fee Simple

LOCATION:                       Sterling Heights, MI

YEAR BUILT/RENOVATED:           1976/1978, 1999 and 2001

MORTGAGED COLLATERAL AREA:      643,375 sq. ft.

TOTAL MALL SQ. FT.:             1,478,375 sq. ft.

PROPERTY MANAGEMENT:            Self Managed

OVERALL MALL OCCUPANCY
  (AS OF 10/31/04):             92.42%

UNDERWRITTEN NET CASH FLOW:     $22,312,736

APPRAISED VALUE:                $305,000,000

APPRAISAL DATE:                 October 18, 2004
--------------------------------------------------------------------------------

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-31

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $96,974,425
                                                        TMA DSCR:    1.93x
                                 LAKESIDE MALL          TMA LTV:     63.59%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                     ANCHOR TENANTS(1)
-----------------------------------------------------------------------------------------------------------------------------
                                             % OF TOTAL                                              2003       2003 SALES
             TENANTS                SF     TOTAL MALL SF   LEASE EXPIRATION   RATINGS (S/M/F)    TOTAL SALES       PSF
-----------------------------------------------------------------------------------------------------------------------------

 Sears                            303,000       20.5%              NAP           BBB/Baa2/BBB-     $44,598,570   $147.19
-----------------------------------------------------------------------------------------------------------------------------
 Marshall Field's(2)              206,000       13.9               NAP            BBB/Baa2/BBB      46,599,260    226.21
-----------------------------------------------------------------------------------------------------------------------------
 J.C. Penney                      204,000       13.8               NAP            BB+/Ba2/BB+       50,200,320    246.08
-----------------------------------------------------------------------------------------------------------------------------
 Lord & Taylor(2)                 122,000        8.3               NAP            BBB/Baa2/BBB      31,900,560    261.48
-----------------------------------------------------------------------------------------------------------------------------
 Marshall Field's Men & Home(3)   115,300        7.8            1/31/2006         BBB/Baa2/BBB      17,000,000    147.44
-----------------------------------------------------------------------------------------------------------------------------
 TOTAL                            950,300       64.3%                                             $190,298,710   $200.25
-----------------------------------------------------------------------------------------------------------------------------

(1)  The Sears, Marshall Field's, J.C. Penney, and Lord & Taylor stores are not collateral for the mortgage loan. Those stores are subject to REAs that expire on 3/2/2026 but the operating covenants expire on 1/31/2006 in the case of Marshall Field's Men & Home, and on 3/2/2006 in the case of the remaining anchor tenants.

(2)  Credit ratings of parent company, May Department Stores, whether it guarantees the related lease or not.

(3)  Marshall Field's Men & Home leases the land from the Borrower pursuant to a ground lease expiring 3/2/2006 with four, five-year extension options.

                -----------------------------------------------
                     IN-LINE TENANTS SUMMARY INFORMATION(1)
                -----------------------------------------------
                    TTE 8/31/04 SALES         2003 OCC. COST
                          PSF                 AS % OF SALES
                -----------------------------------------------
                         $ 402                   15.5%
                -----------------------------------------------
                (1)  Does not include FYE (For Your Entertainment).

------------------------------------------------------------------------------------------------------------------------------------
                                                           MAJOR IN-LINE TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                               % OF TOTAL     NET                                                      OCCUPANCY
               TENANTS                  SF     MALL SF(2)  RENT PSF  LEASE EXPIRATION  RATINGS (S/M/F)(3)   SALES/SF     COST
------------------------------------------------------------------------------------------------------------------------------------

FYE (For Your Entertainment)          26,790      1.8%      $25.00      1/31/2009           - / - / -       $ 179.80     16.75%
------------------------------------------------------------------------------------------------------------------------------------
Express                               14,522      1.0        36.23      1/31/2014        BBB / Baa2 / -      571.12       9.61
------------------------------------------------------------------------------------------------------------------------------------
Steve & Barrys University Sportswear  13,641      0.9        24.50      1/31/2011           - / - / -        220.71      11.33
------------------------------------------------------------------------------------------------------------------------------------
Abercrombie & Fitch                   11,372      0.8        25.00      1/31/2015           - / - / -        425.66      11.34
------------------------------------------------------------------------------------------------------------------------------------
New York & Company                    10,642      0.7        34.00      1/31/2012           - / - / -        412.55      11.94
------------------------------------------------------------------------------------------------------------------------------------
Victoria's Secret                     10,107      0.7        35.00      1/31/2015          BBB/Baa2/ -        UAV         UAV
------------------------------------------------------------------------------------------------------------------------------------
Charlotte Russe                        9,277      0.6        28.00      1/31/2013           - / - / -        275.55      15.73
------------------------------------------------------------------------------------------------------------------------------------
The Gap                                9,147      0.6        35.00      1/31/2007          BB+/Ba1/BB+       392.06      13.23
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA                             105,498      7.1%      $29.48                                          $ 330.16     13.27%
------------------------------------------------------------------------------------------------------------------------------------

(2)  Percentages are based on the total mall square footage of 1,478,375.

(3)  Credit Ratings are of the parent company, whether it guarantees the lease or not.

THE LAKESIDE MALL LOAN

THE LOAN. The Lakeside Mall Loan is secured by a first mortgage on the borrower's fee simple interest in 643,375 sq. ft. of a 1,478,375 sq. ft.
anchored regional mall located in the Detroit suburb of Sterling Heights approximately 22 miles north of the Detroit central business district. The property was previously unencumbered and the financing was provided as part of
General Growth Properties, Inc.'s ("GGP") acquisition of the Rouse Company. The five-year loan amortizes based on a 30-year schedule. Based on the appraised value of $305 million and sponsor's acquisition of the property in conjunction with their acquisition of the Rouse Company in November of 2004 (see below), the borrower has cash equity of $110 million in the property.

THE BORROWER. The borrower is Lakeside Mall Property LLC, a special-purpose, bankruptcy-remote entity sponsored by GGPLP LLC, an affiliate of GGP. GGP, headquartered in Chicago, Illinois and publicly traded on the New York Stock
Exchange (NYSE: GGP) a REIT primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional malls and community shopping centers in the United States. On November 12, 2004, GGP announced the completion of its acquisition of the Rouse Company for approximately $12.7 billion. The Rouse Company portfolio of shopping malls was considered to be a highly productive and well-positioned collection of properties in the mall industry with the last twelve month period ending June
30, 2004 sales psf of $448.00 (versus the mall REIT average of $370) and one of the highest percentage of Class "A" rated properties in its peer group. By combining the Rouse Company portfolio with its existing

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-32

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $96,974,425
                                                        TMA DSCR:    1.93x
                                  LAKESIDE MALL         TMA LTV:     63.59%
--------------------------------------------------------------------------------

portfolio, GGP is positioned to become the largest mall REIT in the United
States in terms of number of retail properties and square feet. GGP now has 200 retail properties encompassing over 200 million sq. ft. GGP is a repeat sponsor of a Deutsche Bank borrower.

THE PROPERTY. The Lakeside Mall is a two-level, Class "A", 1,478,375 sq. ft.
super regional mall located in Sterling Heights, Michigan. The mall currently contains five anchor department stores including Sears, J.C. Penney, Marshall
Field's, Marshall Field's Men & Home, and Lord & Taylor. Except the Marshall
Field's Mens & Home pad, which is owned by the borrower and ground leased to the anchor pursuant to a lease expiring January 31, 2006 (with four, five-year extension options), the anchor pads are not owned by the borrower. Lakeside Mall features 479,418 square feet of in-line space including tenants such as Banana
Republic, Victoria's Secret, Guess, The Disney Store, Coach, Waldenbooks and
Lerner New York. The property was built in 1976 and was expanded in 1978 with the addition of the Lord & Taylor space, which in 2003 was expanded by 40,000
sq. ft. In 1999, the mall underwent a $10.3 million expansion to add a 29,000
sq. ft. food court, which seats over 700 people. The mall was last renovated in
2001.

SIGNIFICANT TENANTS. The property is 92.4% occupied as of the rent roll for
October, 2004. More than fifteen new stores opened in 2003 and in 2004, including: Foot Locker (July 2004), Underground Station (March 2004), Steve
Madden (August 2004), Torrid Plus Sizes (September 2004), and Forever 21
(December 2004). Overall, for the 440,383 occupied sq. ft. of in-line space, the average base rent for the mall is $40.44 psf as of October, 2004. As referenced above, average in-line sales for the trailing twelve month period ending August
31, 2004 were $402.00 psf.

     SEARS -- Sears, Roebuck and Co. (NYSE: S) operates more than 870 mall based stores in the United States and more than 790 independently owned stores.
     For 2003, sales were reported to be approximately $41.1 billion with a net income of $3.4 billion. Kmart Holding Corporation and Sears, Roebuck and
     Co. announced in November of 2004 a definitive merger agreement that will combine Sears and Kmart into a major new retail company named Sears
     Holdings Corporation. Sears Holdings will be the nation's third largest retailer, with approximately $55 billion in annual revenues, 2,350 full-line and off-mall stores, and 1,100 specialty retail stores.

     MARSHALL FIELD'S -- There are 62 Marshall Field's stores located throughout the Midwest. First-quarter revenue in 2004 increased approximately four percent to $614 million at Marshall Field's, and comparable-store sales were up 6.1 percent. This 206,000 sq. ft. upscale department stores features women's clothing, jewelry, cosmetics and a cafe. Marshall Field's is owned by May Department Stores (NYSE: MAY). May Department Stores owns
     Lord & Taylor and Marshall Field's along with more than 500 department stores under 12 names. May Department Stores reported net sales of $2.956 billion and net income of $101 million for the third quarter of 2004. In
     June 2004, May bought the Marshall Field's chain from Target for approximately $3.24 billion.

     J.C. PENNEY -- (NYSE: JCP) Reported the highest sales volume of $50.2 million in 2003 of all of the Lakeside Mall anchors and has one of the highest sales volumes of all J.C. Penney department stores in the United
     States. The 204,000 sq. ft. store offers family accessories and apparel.

     LORD & TAYLOR -- Lord & Taylor is owned by May Department Stores. The
     122,000 sq. ft. store offers women's accessories and shoes, men's apparel and other extensive departments. Sales in 2003 were reported at $261.48 psf. Founded in 1826, Lord & Taylor now operates approximately 84 stores in markets including New York, Chicago, Boston, Washington, D.C., Detroit,
     Houston, Atlanta, Dallas and Denver.

     MARSHALL FIELD'S MEN & HOME -- Originally a local department store known as
     Crowley's (bankrupt in 1999), the 115,300 sq. ft. store has been operated as a Marshall Field's Men & Home store since 1999. This store serves as a complement to the other Marshall Field's in the mall. Departments include home accessories, a full men's department and a wine shop. Marshall Field's
     Men & Home is owned by May Department Stores.

     FYE (FOR YOUR ENTERTAINMENT) -- FYE is owned by Trans World Entertainment
     Corporation (NASDAQ: TWMC). Trans World Entertainment Corporation is one of
     the largest specialty music and video retailers in the United States.
     Founded

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-33

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $96,974,425
                                                        TMA DSCR:    1.93x
                                  LAKESIDE MALL         TMA LTV:     63.59%
--------------------------------------------------------------------------------

     in 1972, FYE currently operates nearly 900 stores in 47 states, Washington,
     D.C., Puerto Rico and the U.S. Virgin Islands, and operates a retail
     Website at www.fye.com. Its stores are divided into two categories:
     mall-based and freestanding. Trans World Entertainment Corporation's national mall-based portfolio is now united under the brand name FYE, For
     Your Entertainment. Freestanding stores include Wherehouse Music, Coconuts
     Music & Movies, Strawberries, Spec's, CD World, Streetside Records and
     Planet Music.

THE MARKET. The Lakeside Mall is located in Macomb County within the Detroit
Metropolitan Statistical Area ("MSA") and benefits from good regional and local accessibility as well as the proliferation of peripheral draws. Major roadway proximity to the property provides convenient access to more regional destinations throughout the region, while the property's anchor stores provide the necessary drawing power. The ten-mile area surrounding the Lakeside Mall reported a population of 756,412 in 2003, which reflects positive growth of
0.78% per year since 2000. The five-mile area reported a population of 233,325 in 2003, which reflects positive growth of 1.46% per year since 2000. Lakeside
Mall enjoys an expanding customer base with a location in one of the fastest growing areas in the Detroit MSA. Major employers in the area include Ford Motor
Company (61,600 employees), General Motors (50,500 employees) and
Daimler-Chrysler (39,200 employees).

The average household income in the primary trade area is $74,726. The average household income in the Detroit MSA is $71,743 and $64,631 in Michigan. Within
the five-mile radius around the property, 26.6% of households have incomes over
$100,000. The Detroit region's median age of 36.2 years is on par with both the nation's top 100 largest metropolitan areas (Top 100) and the United States overall. The market is more affluent than the Top 100 and the United States overall, which can be attributed to Detroit's historically strong unionized employment base. Twenty two percent of the Detroit MSAs households have annual incomes of greater than $100,000, compared to 19.7% and 16.1% for the Top 100 and the United States, respectively. The six primary competitors to the property comprise approximately 6.9 million square feet of regional mall space. Primary competition consists of the Macomb Mall, Oakland Mall, Eastland Center, Great
Lakes Crossing, and the Village of Rochester Hills, all of which are located within 22 miles of the property. Of these competitors Oakland Mall is viewed as the most direct competition by virtue of its similar tenant mix and size. The chart below shows salient facts about Lakeside Mall and its primary competitors.

-------------------------------------------------------------------------------------------------------
                                 TYPICAL RANGE OF     2003 IN-LINE       INLINE       DISTANCE FROM
       PROPERTY                 IN-LINE RENT / SF       SALES/ SF      OCCUPANCY         SUBJECT
-------------------------------------------------------------------------------------------------------

Lakeside Mall                    $30.00 - $65.00           $402 (1)        92%              NA
-------------------------------------------------------------------------------------------------------
Macomb Mall                      $18.00 - $40.00           $355            96%      10 Miles Southeast
-------------------------------------------------------------------------------------------------------
Oakland Mall                     $20.00 - $50.00           $305            94%      13 Miles Southwest
-------------------------------------------------------------------------------------------------------
The Somerset Collection         $35.00 - $100.00           $615            98%      15 Miles Southwest
-------------------------------------------------------------------------------------------------------
Eastland Center                  $19.00 - $45.00           $302            64%      22 Miles Southeast
-------------------------------------------------------------------------------------------------------
Great Lakes Crossing             $20.00 - $60.00           $285            84%      21 Miles Northwest
-------------------------------------------------------------------------------------------------------
Village of Rochester Hills       $25.00 - $50.00           $400           100%      14 Miles Northwest
-------------------------------------------------------------------------------------------------------

(1)  In-Line sales for tenants less than 15,000 sf for the twelve month period ending August 31, 2004.

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

PROPERTY MANAGEMENT. The property is self-managed by the borrower, an affiliate of GGP. GGP, the second largest regional mall REIT owns, develops, operates, and/or manages shopping malls in 44 states. As of March, 2004, GGP had ownership interest in and/or management responsibility for over 200 regional shopping malls totaling approximately 200 million square feet of retail space. GGP also has the distinction of being the largest third-party manager for owners of regional malls.

RESERVES. During a "Cash Management Period", as such term is defined in the loan documents, the following reserves will be collected: Ongoing monthly reserves for 1/12th of the annual taxes due and insurance premiums, tenant improvement/
leasing commissions of $43,917 (capped at $527,000) and capital expenditures of
$13,129 (capped at $157,542).

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-34

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $96,974,425
                                                        TMA DSCR:    1.93x
                                 LAKESIDE MALL          TMA LTV:     63.59%
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Mezzanine debt is permitted, subject to receipt of no downgrade confirmation from the rating agencies and the satisfaction of other conditions specified in the loan documents, including, but not limited to, a combined DSCR of not less than 1.25x and a combined LTV of no greater than 75%.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-35

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $96,974,425
                                                        TMA DSCR:    1.93x
                                  LAKESIDE MALL         TMA LTV:     63.59%
--------------------------------------------------------------------------------

                           [LAKESIDE MALL MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-36

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

                       THIS PAGE INTENTIONALLY LEFT BLANK

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-37

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                         COLLATERAL TERM SHEET              BALANCE: $90,000,000
                                                            DSCR:    1.49x
             BANK OF AMERICA TOWER AT LAS OLAS CITY CENTRE  LTV:     72.87%
--------------------------------------------------------------------------------

        [BANK OF AMERICA TOWER AT LAS OLAS CITY CENTRE PICTURES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-38

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                         COLLATERAL TERM SHEET              BALANCE: $90,000,000
                                                            DSCR:    1.49x
             BANK OF AMERICA TOWER AT LAS OLAS CITY CENTRE  LTV:     72.87%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               GACC

LOAN PURPOSE:              Acquisition

ORIGINAL BALANCE:          $90,000,000

CUT-OFF BALANCE:           $90,000,000

% BY INITIAL UPB:          5.29%

INTEREST RATE:             5.2850%

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        May 1, 2005

MATURITY DATE:             April 1, 2015

AMORTIZATION:              Interest Only

CALL PROTECTION:           Lockout for 24 months from securitization date, then
                           defeasance is permitted. On and after January 1,
                           2015, prepayment permitted without penalty.

SPONSOR:                   Shorenstein (90%) and Stiles Capital
                           Group (10%)

BORROWER:                  Las Olas Venture, LLC

ADDITIONAL FINANCING:      None

LOCKBOX:                   Hard

INITIAL RESERVES:          Tax:                 $776,585

                           Insurance:           $539,550

                           TI/LC Holdback:      $4,000,000(1)

                           Scheduled TI/LC:     $1,597,995(1)

MONTHLY RESERVES:          Tax:                 $155,317

                           Insurance:           $42,145
--------------------------------------------------------------------------------
(1)  See "Reserves" below.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:              $220.01

BALLOON BALANCE/SQ. FT.:           $220.01

LTV:                               72.87%

BALLOON LTV:                       72.87%

DSCR:                              1.49x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Office

COLLATERAL:                     Fee simple

LOCATION:                       Fort Lauderdale, FL

YEAR BUILT/RENOVATED:           2002/2005

COLLATERAL SQ. FT.:             409,075 sq. ft.

PROPERTY MANAGEMENT:            Stiles Property Management
                                (a borrower affiliate)

OCCUPANCY (AS OF 1/26/05):      80.18% (Leased)

UNDERWRITTEN NET CASH FLOW:     $7,186,292

APPRAISED VALUE:                $123,500,000

APPRAISAL DATE:                 February 22, 2005
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                          MAJOR OFFICE TENANTS
----------------------------------------------------------------------------------------------------------
                                                                   WEIGHTED
                                                                   AVG RENT    LEASE
            TENANT                NRSF      % NRSF       % GPR       PSF(2)  EXPIRATION   RATINGS (S/M/F)
----------------------------------------------------------------------------------------------------------

 Bank of America Corp            81,461      19.91%      18.34%     $19.12   11/30/2012     AA-/Aa3/AA-
----------------------------------------------------------------------------------------------------------
 Greenberg Traurig, P.A.         41,646      10.18       10.30       21.01    1/31/2016          -
----------------------------------------------------------------------------------------------------------
 City Center Business Office     24,395       5.96        6.07       21.12    4/30/2013          -
----------------------------------------------------------------------------------------------------------
 SUBTOTAL/WA:                   147,502      36.06%      34.71%     $19.99
----------------------------------------------------------------------------------------------------------

(2)  The listed rents are shown on a triple net basis.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-39

                         $1,567,986,000 (APPROXIMATE)
                                 COMM 2005-LP5

--------------------------------------------------------------------------------
                         COLLATERAL TERM SHEET              BALANCE: $90,000,000
                                                            DSCR:    1.49x
             BANK OF AMERICA TOWER AT LAS OLAS CITY CENTRE  LTV:     72.87%
--------------------------------------------------------------------------------

BANK OF AMERICA TOWER AT LAS OLAS CITY CENTRE LOAN

THE LOAN. The Bank of America Tower at Las Olas City Centre Loan is a 10-year interest only loan secured by a first priority mortgage on the borrower's fee simple interest in a 409,075 sq. ft. Class "A" office tower in Fort Lauderdale,
FL. The loan was used to finance Shorenstein Company's acquisition of a 90%
interest in the property from the Stiles Capital Group for $111 million, which equates to an implied value of the asset of $124 million (72% loan to acquisition). Based on the implied value of the asset, there is approximately
$34.175 million of equity (27.5%) in the property. Based on the $111 million, there is $21 million of hard equity (19.6%).

THE BORROWER. The borrower, Las Olas Venture, LLC, is a special-purpose, bankruptcy-remote entity sponsored by an affiliate of the SHORENSTEIN COMPANY
(SRI Six Las Olas LLC Company) and the STILES CORPORATION ("Stiles").

Shorenstein Company (90% interest in property) ("Shorenstein") is a private owner and operator of Class "A" office buildings in the United States, engaged in all aspects of office investment, development, financing, leasing, and management. Headquartered in San Francisco, Shorenstein owns and operates more than 20 million sq. ft. of Class "A" space, valued in excess of $4.5 billion, with a portfolio that includes renowned properties in the United States including the John Hancock Center, Prudential Plaza and 500 West Monroe in
Chicago, and 450 Lexington Avenue and 125 Park Avenue in New York. Since 1992,
Shorenstein has sponsored a series of closed-end real estate investment funds, which have invested in Class "A" office projects located throughout the United
States. Investors in these funds include foundations, college endowments, pension funds and high net-worth families. As the manager of these funds,
Shorenstein has delivered attractive risk-adjusted returns to investors by employing a disciplined value-added strategy. Shorenstein is a repeat sponsor of a Deutsche Bank borrower.

Established in 1951, Stiles (10% interest in property), a privately held company, has developed over 27 million sq. ft. of office, retail, multi-family residential, and industrial facilities primarily in South Florida. Headquartered in Fort Lauderdale, Stiles currently owns, manages and leases 5.8 million sq.
ft. of property in the South Florida area and is widely regarded as the preeminent owner/operator in the downtown Fort Lauderdale market. Stiles has earned a reputation of developing quality projects and has been a key participant in the creation of downtown Fort Lauderdale's urban core. The urban core consists of seven office buildings totalling 1.55 million sq. ft. and numerous new residential buildings, all clustered around the property. Over the past 15 years, Stiles has developed or redeveloped six of these office buildings totalling 1.35 million sq. ft. Stiles currently owns two lower-quality, non-competitive assets in the urban core totalling 190,000 sq. ft. and is developing a 163-unit condominium project immediately to the west of the property.

THE PROPERTY. The Bank of America Tower at Las Olas City Centre is a 409,075 sq.
ft., 22-story, Class "A" office building located in the downtown central business district of Fort Lauderdale. The property is widely regarded as the preeminent building in the market. The property has 15 floors of office space,
45,000 sq. ft. of street level retail and a 5-floor parking garage. The property is a prominent building located at the corner of East Las Olas Boulevard and SE
Fifth Avenue. Las Olas Boulevard, the preferred address in downtown Fort
Lauderdale, is a pedestrian-friendly boulevard lined with palm trees, restaurants and boutique retailers. The property has efficient floorplates
(24,395 sq. ft.), 9-foot finished ceiling heights, high-quality finishes and amenities, including a high parking ratio (approximately 3.0 spaces per 1,000 square feet), a secure "Executive Parking" area with private elevator access to tenant floors, a community conference room, and a state-of-the-art elevator cueing system. On-site retail amenities include a Ben & Jerry's, La Salsa restaurant, Subway, Offerdahl's Cafe Grill, UPS Store, a bank, a high-end jeweler, a hair salon and a dry cleaner. The property is located within walking distance of the Federal and County Courthouses, the Riverwalk along the New
River, the Broward Center for Performing Arts and numerous other nearby amenities, including over 50 restaurants and 100 specialty retail stores along
Las Olas Boulevard. The property is the tallest office building in the market and, accordingly, tenants enjoy panoramic views of the Atlantic Ocean, the New
River and downtown Fort Lauderdale.

The building's main entry canopy was constructed with mirror-finish structural steel working as an effective transition to the interior. A grand, two-story entryway leads into a lobby of granite and fine woodwork. The ground floor is comprised of a

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-40

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                         COLLATERAL TERM SHEET              BALANCE: $90,000,000
                                                            DSCR:    1.49x
             BANK OF AMERICA TOWER AT LAS OLAS CITY CENTRE  LTV:     72.87%
--------------------------------------------------------------------------------

spacious lobby with artwork and high-end finishes, community/conference center room, restaurants and retail shops. This is the only building in the southeastern United States to install the technologically advanced Miconic
Elevators. These "smart" elevators help tenants avoid wait times by assigning the elevator cab after tenant punches the floor destination, eliminating overcrowding. Above the lobby are 15 floors of office space with stunning views of downtown Fort Lauderdale and the Atlantic Ocean. Atop the property is a great pyramid-shaped roof structure that compliments the Fort Lauderdale skyline with its geometric complexity. Each face of the pyramid is formed by horizontal rows of panels that create a tiered effect upon the structure. The property has won numerous awards for its construction quality and overall vision, including: Best
Overall Craftsmanship award -- "best in show" honors from the Construction
Association of South Florida's annual Craftsmanship Awards, South Florida
Business Journal presented the centre with the Best Mixed Use Building award at its annual real estate awards event, Best Private Building in Florida 2002 Award from Southeast Construction Magazine, and Best New Construction Award --
Commercial High Rise Category from the City of Fort Lauderdale Community
Appearance Awards.

SIGNIFICANT TENANTS. Recently completed in December of 2002, the property is undergoing its initial lease-up and is currently 80.18% leased.

     BANK OF AMERICA CORPORATION (81,461 sq. ft.; 19.91% of NRA; 18.34% of GPR;
     Ratings AA--/Aa3/AA-- (S/M/F); NYSE: BAC) is one of the world's largest financial institutions, serving individual consumers, small and middle market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk-management products and services. The property is considered the Broward County headquarters for Bank of America. Bank of America Corporation ("BOA")
     operates through its banking and non-banking subsidiaries as a provider of financial services and products throughout the United States and in selected international markets. BOA recently expanded its presence in the northeast by purchasing northeastern banking behemoth FleetBoston in 2004 for almost $50 billion. Already the third-largest bank in the United States by assets (behind Citigroup and JPMorgan Chase and ahead of hometown competitor Wachovia), BOA also boasts the country's most extensive branch network, with more than 5,700 locations covering some two dozen states and
     Washington D.C. The FleetBoston deal should help expand its reach in other parts of the world as well, particularly Latin America. For the full year
     2004, BOA's net income increased 31% to $14.1 billion, or $3.69 per share
     (diluted) from $10.8 billion, or $3.57 per share in 2003.

     GREENBERG TRAURIG, P.A. (41,646 sq. ft.; 10.18% of NRA; 10.30% of GPR) is
     an international, full-service law firm with approximately 1,300 attorneys and governmental professionals in 27 offices in the United States and
     Europe and, through an alliance with Studio Santa Maria, providing services in Milan and Rome, Italy. Greenberg Traurig, P.A. ("Greenberg") opened its
     Fort Lauderdale location in August 1985 with three attorneys. Today,
     Greenberg has nearly 40 attorneys at the property. The location is full service, focusing on Greenberg's core practice areas, including corporate and securities, international, international trade, labor and employment, environmental and land use, litigation, real estate, reorganization, bankruptcy and restructuring, and tax, trusts and estates.

THE MARKET. The property is located in Fort Lauderdale, Broward County, Florida, which is located at the center of the South Florida market and in the Fort
Lauderdale CBD sub-market. Fort Lauderdale is roughly midway between Miami to the south and West Palm Beach to the north. According to a CB Richard Ellis
("CBRE") fourth quarter 2004 report on the Broward County Office Market, there is 24.2 million sq. ft. of rentable office space with an average rental rate of
$15.12 psf and a 13.8% overall vacancy. More particularly, CBRE's fourth quarter
2004 report on the Fort Lauderdale CBD Office Market stated there are 4,644,671
sq. ft. of rentable office space (37 buildings) with an average rental rate of
$27.43 psf ($28.76 psf of Class "A" space) and a 17.5% overall vacancy. In addition, according to a 2005 Marcus and Millichap research report for Fort
Lauderdale, the Fort Lauderdale 2005 NOI Rank is number one. The report cites forecasts for dynamic improvement in vacancy and the highest job growth in their coverage universe. More than 33,600 positions are projected to be added to local payrolls, a 4.5% increase.

The immediate neighborhood of the property is the area lying east of Andrews
Avenue, south of Broward Boulevard, west of US1/Federal Highway, and north of the New River. This neighborhood is considered to be the central business district for the downtown area of Fort Lauderdale. Access to I-95 and other major South Florida arterial highways is provided via Broward Boulevard, located three blocks north.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-41

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                         COLLATERAL TERM SHEET              BALANCE: $90,000,000
                                                            DSCR:    1.49x
             BANK OF AMERICA TOWER AT LAS OLAS CITY CENTRE  LTV:     72.87%
--------------------------------------------------------------------------------

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

PROPERTY MANAGEMENT. The property is managed by Stiles Property Management, an affiliate of the borrower.

RESERVES. At closing, $4,000,000 was deposited into a future tenant improvement and leasing commissions reserve (the "Future TI/LC Reserve") to be available for tenant improvements or leasing costs associated with future leases during the loan term. If the property for a twelve-month period (i) achieves an average occupancy of 93.0% and (ii) has average net rents exceeding $20.00 psf, any remaining amounts in the Future TI/LC Reserve will be released to the borrower.
In addition, the borrower deposited $1,597,995 for scheduled tenant improvements and/or leasing costs, representing the borrowers unfunded tenant improvement and leasing commission obligations for recently executed leases.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-42

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                         COLLATERAL TERM SHEET              BALANCE: $90,000,000
                                                            DSCR:    1.49x
             BANK OF AMERICA TOWER AT LAS OLAS CITY CENTRE  LTV:     72.87%
--------------------------------------------------------------------------------

           [BANK OF AMERICA TOWER AT LAS OLAS CITY CENTRE MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-43

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE: $55,000,000
                                                           DSCR:    1.73x
                             CONTINENTAL PARK PLAZA        LTV:     58.51%
--------------------------------------------------------------------------------

                    [CONTINENTAL PARK PLAZA PICTURES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-44

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE: $55,000,000
                                                           DSCR:    1.73x
                             CONTINENTAL PARK PLAZA        LTV:     58.51%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               GACC

LOAN PURPOSE:              Refinance

ORIGINAL BALANCE:          $55,000,000

CUT-OFF BALANCE:           $55,000,000

% BY INITIAL UPB:          3.23%

INTEREST RATE:             5.3000%

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        May 1, 2005

MATURITY DATE:             April 1, 2015

AMORTIZATION:              Interest only for 48 months and 30-year amortization
                           thereafter.

CALL PROTECTION:           Lockout for 24 months from securitization date, then
                           defeasance is permitted. On and after January 1,
                           2015, prepayment permitted without penalty.

SPONSOR:                   Continental Development Corporation

BORROWER:                  The Plaza CP LLC

ADDITIONAL FINANCING:      None

LOCKBOX:                   Soft

INITIAL RESERVES:          Tax:                  $63,500

                           TI/LC:                $6,854,000(1)

                           Engineering:          $486,000

                           Unocal Free Rent
                           Reserve:              $2,660,000(1)

MONTHLY RESERVES:          Tax:                  $63,500

                           Replacement:          $7,945
--------------------------------------------------------------------------------
(1)  See "Reserves" below.

(2)  DSCR is calculated based on 30-year amortization.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:           $115.34

BALLOON BALANCE/SQ. FT.:        $104.86

LTV:                            58.51%

BALLOON LTV:                    53.19%

DSCR:(2)                        1.73x

SHADOW RATING (S/M):            BBB- / --
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

COLLATERAL:                   Fee simple

LOCATION:                     El Segundo, CA

YEAR BUILT/RENOVATED:         1983/1994

COLLATERAL SQ. FT.:           476,852 sq. ft.

PROPERTY MANAGEMENT:          Continental Development Corporation
                              (a borrower affiliate)

OCCUPANCY (AS OF 3/2/05):     87.80%

UNDERWRITTEN NET CASH
  FLOW:                       $6,326,005

APPRAISED VALUE:              $94,000,000

APPRAISAL DATE:               January 23, 2005
--------------------------------------------------------------------------------

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-45

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE: $55,000,000
                                                           DSCR:    1.73x
                             CONTINENTAL PARK PLAZA        LTV:     58.51%
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                               MAJOR OFFICE TENANTS
-------------------------------------------------------------------------------------------------------------------
                                                                 WEIGHTED AVG         LEASE
       TENANT               NRSF      % NRSF        % GPR         RENT PSF         EXPIRATION     RATINGS (S/M/F)
-------------------------------------------------------------------------------------------------------------------

 ACCENTURE LTD.             88,222    18.50%        16.40%         $20.88           9/30/2005        - / - / -
-------------------------------------------------------------------------------------------------------------------
 UNION OIL COMPANY          87,205    18.29         20.44           26.33          12/31/2010     BBB+/Baa2/ BBB+
-------------------------------------------------------------------------------------------------------------------
 THE VENDARE GROUP(1)       67,150    14.08         10.82           18.09           6/30/2012        - / - / -
-------------------------------------------------------------------------------------------------------------------
 SUB TOTAL/WA:             242,577    50.87%        47.66%         $22.07
-------------------------------------------------------------------------------------------------------------------

(1)  The Vendare Group is required to commence paying rent in July, 2005.

CONTINENTAL PARK PLAZA LOAN

THE LOAN. The Continental Park Plaza Loan is a 10-year fixed rate loan secured by a first priority mortgage on the borrower's fee simple interest in a 476,852
sq. ft. Class "A" office building located in El Segundo, Los Angeles County,
California. The loan is structured with interest only payments for the first four years of the loan and amortizes on a 30-year schedule thereafter. Based on the appraised value of $94 million, the borrower has implied equity of $39 million (41.4%) in the property.

THE BORROWER. The borrower is The Plaza CP LLC, a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The borrower is controlled by CONTINENTAL DEVELOPMENT CORPORATION
("CDC") and CHARLES LUNDQUIST. CDC has over 40 years of real estate development, ownership and management experience. CDC developed and manages approximately 3.5 million sq. ft. of premium office, research and development, commercial, retail, restaurant and entertainment properties located in California's suburban and urban centers. CDC has a business record of successful real estate projects, and has won numerous civic, environmental and industry awards. As of July 31, 2004,
CDC and its subsidiaries and partnerships had total stockholder's equity of $172 million including liquidity of $9.7 million. Richard Lundquist is the president and 100% shareholder of CDC and Charles Lundquist is its Chairman.

THE PROPERTY. The property consists of three attached six story multi-tenant
Class "A" office buildings containing approximately 476,852 sq. ft. The property's 6.33-acre parcel is also improved with an eight level parking structure containing approximately 1,650 spaces, a parking ratio of 3.46 spaces per 1,000 sq. ft. of NRA. The property is located within the Continental Park
Business Park (the "Park") which encompasses 2.5 million sq. ft. of office, R&D, and other commercial space in more than 25 buildings. This multi-phased, master-planned community is characterized by low and mid-rise developments on 86 acres. Integrated into the Park are a variety of tenant amenities including financial institutions, restaurants, sports facilities, cinemas, hotels and specialty stores. CDC developed all of the buildings within the Park. The property was developed in 1983 for single tenant occupancy by Mattel, Inc., however, between 1994 and 1996, CDC reconfigured and renovated the property for multi-tenant use, investing approximately $25 million in tenant improvements, building improvements, and leasing commissions. The property includes offices on each floor, a credit union, a deli, and two restaurants on the ground floor, conference rooms, kitchens, and utility rooms. The entire third and fourth floors of the three buildings are each occupied by a single tenant. The property also includes 33,624 sq. ft. of basement space used for storage (21,018 sq. ft.)
and for R&D space (12,606 sq. ft.). Two of the ground floor tenants are restaurants: McCormick & Schmick's, a national seafood restaurant (9,032 sq.
ft.) and The Daily Grill (7,165 sq. ft.).

SIGNIFICANT TENANTS. As of the March 2, 2005 rent roll, the property was 87.80%
occupied.

     ACCENTURE LTD. -- (88,222 sq. ft.; 18.50% of NRA; 16.40% of GPR; lease expiration September 2005; NYSE: ACN) is a global management consulting, technology services and outsourcing company with net revenues of $13.7 billion for the fiscal year ended August 31, 2004. Founded in 1989,
     Accenture Ltd. ("Accenture") has more than 100,000 employees in 48 countries. Accenture helps clients identify and enter new markets, increase revenues in existing markets, improve operational performance and deliver their products and services more effectively and efficiently. Accenture's business is structured around five operating groups, which, together, are comprised of 18 industry groups serving clients in every major industry.
     Its operating groups are Communications and High Tech, Financial Services,
     Government, Products, and Resources.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-46

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE: $55,000,000
                                                           DSCR:    1.73x
                             CONTINENTAL PARK PLAZA        LTV:     58.51%
--------------------------------------------------------------------------------

     UNION OIL COMPANY OF CALIFORNIA -- (87,205 sq. ft.; 18.29% of NRA; 20.44%
     of GPR; NYSE: UCL) ("Unocal") is a subsidiary of Union Oil Corporation
     ("Union Oil"). Union Oil is an independent oil and gas exploration and production company with principal operations in North America and Asia.
     Union Oil is rated BBB+ by S&P, Baa2 by Moody's and BBB+ by Fitch. For the
     year ended December 31, 2004, Union Oil's revenues rose 26% to $8.2 billion. Net income from continuing operations and before accounting changes rose 69% to $1.15 billion. Unocal's space represents the world headquarters facility for Union Oil.

     THE VENDARE GROUP -- (67,150 sq. ft.; 14.08% of NRA; 10.82% of GPR) is an
     online direct marketing and database management company. Its holdings include syndicate media, e-mail marketing, search services, and Web publishing operations such as Jackpot.com, Uproar.com, TrafficMarketplace, and New.net. The company was founded in 1999 and is majority-owned by idealab.

--------------------------------------------------------------------------------
   NOTABLE TENANTS AT OTHER BUILDINGS IN THE CONTINENTAL PARK BUSINESS PARK(1)
--------------------------------------------------------------------------------
APPLE ONE                                         MEDTRONIC, INC.
BUCHANAN STREET ADVISORS                          MERRILL LYNCH
CHAPMAN UNIVERSITY                                NORTEL NETWORKS USA
CITY NATIONAL BANK                                NORTHROP GRUMMAN
COMERICA -- SOUTHERN CALIFORNIA HEADQUARTERS      PACIFIC BELL
COMMERCIAL CAPITAL BANK                           PEERLESS SYSTEM CORPORATION
COUNTRYWIDE HOME LOANS                            THE PEACE CORPS
DELOITTE & TOUCHE                                 THE PRUDENTIAL INSURANCE CORP.
GMAC MORTGAGE CORPORATION                         RAYTHEON COMPANY
HEINEKEN USA                                      SMITH BARNEY
KINECTA FEDERAL CREDIT UNION                      WASHINGTON MUTUAL BANK
LOS ANGELES TIMES                                 WELLS FARGO BANK
--------------------------------------------------------------------------------
(1)  Not part of the collateral for the loan, except for Nortel Networks USA,
     Raytheon Company, and Peerless Systems Corporation.

THE MARKET. The property is located within the South Bay office market of Los
Angeles County. The South Bay has evolved from an industrial market to an office market due to the expansion of the aerospace and defense industries, Pacific Rim corporations and other service-oriented companies. According to Cushman &
Wakefield, as of the third quarter 2004, the South Bay market contained 31 million sq. ft. of office space with a 18.1% direct vacancy rate. Including available sublease space, the overall vacancy rate of the South Bay market was
19.6%. Within the South Bay market, the direct vacancy rate for Class "A" office space such as the property was 15.6% (19% including available sub-lease space), and the average Class "A" office rental rate was $23.40 psf (full service/gross).

The property is located within South Bay's LAX/El Segundo/Manhattan Beach sub-market. This market, referred to as the "El Segundo" sub-market, is considered perhaps the most desirable sub-market within the South Bay area due to its newer office buildings and commercial amenities, as well as its coastal location near desirable residential neighborhoods. As described above, the property is located within Continental Park, an 86-acre business community which offers tenants an abundance of very attractive amenities including nearby hotels, restaurants, sports facilities, retail shops, financial institutions, and a variety of business service providers. In addition, Los Angeles
International Airport is located approximately 4.5 miles from the property. As of the year end 2004, the direct office vacancy rate in the El Segundo sub-market for Class "A" space was 16.4%. The overall average vacancy rate for all office space in the El Segundo market was 23.7%. As of the year end 2004, the average full service gross Class "A" rental rate was $24.72 psf. In a recent appraisal, Cushman & Wakefield identified eight competitive office buildings that had an overall vacancy rate of 9.8% including sublease space (8.6% direct vacancy rate).

CASH MANAGEMENT. The loan has been structured with a soft lockbox. A cash flow sweep will be instituted upon the occurrence of an event of default under the loan documents.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-47

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE: $55,000,000
                                                           DSCR:    1.73x
                             CONTINENTAL PARK PLAZA        LTV:     58.51%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Continental Park Plaza is managed by the sponsor, CDC, who has over 40 years of real estate development, ownership and management experience. CDC developed and manages 3.5 million sq. ft. of premium office, research and development, commercial, retail, restaurant and entertainment properties in California's suburban and urban centers.

RESERVES. At closing, the borrower deposited $6,854,000 into the rollover reserve ("Rollover Reserve") account. Ongoing deposits into the Rollover Reserve are not required until the balance of the Rollover Reserve is less than
$3,000,000 at which time ongoing collections will be required at a rate of
$39,725 per month (approximately $1.00 psf per year or $476,700 annually).
Beginning on January 1, 2009, the borrower may request that lender transfer any funds in the Rollover Reserve in excess of $3,000,000 to the replacement reserve, provided that lender, determines that the funds remaining in the
Rollover Reserve are sufficient to mitigate the anticipated future tenant rollover at the property during the remainder of the loan term. Including the
$1.71 million which will be transferred from the Unocal Reserve (as defined below) account into the Rollover Reserve account on October 1, 2005, the total balance in the Rollover Reserve is projected to be $8,564,000.

At closing, the borrower made an initial deposit of $2,660,000 into the Unocal
Reserve account. The Unocal Reserve provides NOI support for Unocal's free rent period which runs from January 1, 2005 to February 28, 2006. On October 1, 2005,
$1,710,000 of the $2,660,000 will be transferred from the Unocal Reserve to the
Rollover Reserve. In addition, beginning on October 1, 2005, and continuing until February 1, 2006, $950,000 of the Unocal Reserve funds will be released to the borrower in monthly increments of $190,000.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-48

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE: $55,000,000
                                                           DSCR:    1.73x
                             CONTINENTAL PARK PLAZA        LTV:     58.51%
--------------------------------------------------------------------------------

                      [CONTINENTAL PARK PLAZA MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-49

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET        BALANCE: $55,000,000
                                                           DSCR:    1.73x
                             CONTINENTAL PARK PLAZA        LTV:     58.51%
--------------------------------------------------------------------------------

                      [CONTINENTAL PARK PLAZA MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-50

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

                       THIS PAGE INTENTIONALLY LEFT BLANK

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-51

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $50,449,121
                                                            DSCR:    1.46x
                                  BURNHAM CENTER            LTV:     76.44%
--------------------------------------------------------------------------------

                        [BURNHAM CENTER PICTURES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-52

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $50,449,121
                                                            DSCR:    1.46x
                                  BURNHAM CENTER            LTV:     76.44%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               LaSalle Bank National Association

LOAN PURPOSE:              Acquisition

ORIGINAL BALANCE:          $50,500,000

CUT-OFF BALANCE:           $50,449,121

% BY INITIAL UPB:          2.96%

INTEREST RATE:             5.2240%(1)

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        April 1, 2005

MATURITY DATE:             March 1, 2035

ANTICIPATED REPAYMENT
  DATE:                    March 1, 2010

AMORTIZATION:              Amortization on a 30-year schedule

CALL PROTECTION:           Lockout for 24 months from securitization closing
                           date, then defeasance is permitted. On or after
                           January 1, 2010 prepayment permitted without penalty.

SPONSOR:                   John W. Boyd

BORROWER:                  TIC Burnham Center, LLC

ADDITIONAL FINANCING:      None

LOCKBOX:                   Hard

INITIAL RESERVES:          Unfunded TI/LC:      $2,360,776

                           Tax:                 $250,883

                           Insurance:           $79,927

                           TI/LC:               $3,743,489

MONTHLY RESERVES:          Tax:                 $250,883

                           Insurance:           $15,985

                           TI/LC:(2)            $43,695

                           Replacement:         $87,124
--------------------------------------------------------------------------------
(1)  Increases to 7.2240% after the anticipated repayment date.

(2)  Borrower is not required to make ongoing TI/LC deposits of $43,695, on any payment date, if on such payment date the balance in the TI/LC reserve account equals or exceeds $2,000,000 and no event of default then exists under the loan.

(3)  Calculated to the anticipated repayment date.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:               $87.01

BALLOON BALANCE/SQ. FT.:(3)         $80.60

LTV:                                76.44%

BALLOON LTV:(3)                     70.81%

DSCR:                               1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

COLLATERAL:                   Fee simple

LOCATION:                     Chicago, IL

YEAR BUILT/RENOVATED:         1914/2004

COLLATERAL SQ. FT.:           579,778 sq. ft.

PROPERTY MANAGEMENT:          TIC Properties Management, LLC
                              (a borrower affiliate)

OCCUPANCY (AS OF 12/16/04):   82.62%

UNDERWRITTEN NET CASH FLOW:   $4,860,038

APPRAISED VALUE:              $66,000,000

APPRAISAL DATE:               December 1, 2004
--------------------------------------------------------------------------------

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-53

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $50,449,121
                                                            DSCR:    1.46x
                                  BURNHAM CENTER            LTV:     76.44%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
         SIGNIFICANT TENANTS                 NRSF      % OF TOTAL NRSF     RENT PSF     LEASE EXPIRATION     RATINGS (S/M/F)
--------------------------------------------------------------------------------------------------------------------------------

 The County of Cook                         86,252      14.9%               $23.66        6/30/2009(1)        (AAA/Aa2/AA)
 O'Donnell Wicklund Pigozzi and Peterson
  Architects Incorporated                   78,748      13.6                 21.38        9/30/2015(2)         (NA/NA/NA)
 Cole Taylor Bank                           40,662       7.0                 27.44       12/31/2007            (NA/NA/NA)
--------------------------------------------------------------------------------------------------------------------------------
 SUBTOTAL/WA                               205,662      35.5%               $23.53
--------------------------------------------------------------------------------------------------------------------------------

(1)  21,532 NRSF expires in December 2005, and the tenant may terminate the lease for this space effective September 30, 2005 by providing at least 30 days prior notice. Upon notice, the tenant may terminate the remaining
     64,720 NRSF upon certain reductions in the tenant's appropriations or if the tenant relocates to another government building and in each case the tenant will be required to pay certain related costs of the borrower.

(2)  7,030 NRSF expires in December 2006. The tenant has a one time option to terminate the entire lease as of September 30, 2012 by providing at least one year prior notice of such election, paying a termination fee equal to six months rent and paying certain related costs of the borrower.

THE BURNHAM CENTER

THE LOAN. The Burnham Center Loan is a loan secured by a first mortgage on an approximately 579,778 sq. ft. office building located in the central business district ("CBD") of Chicago, Illinois. The property was acquired by the borrower for $71,910,000 resulting in a loan to cost ratio of 70.2% and cash equity of approximately $21.4 million (29.8%).

THE BORROWER. The borrower, TIC Burnham Center, LLC is structured as a single-purpose entity, with an independent director, for which a non-consolidation opinion was obtained at origination. The sponsor of the borrower, John W. Boyd founded TIC Properties, LLC in 2001 which specializes in acquiring institutional-grade commercial real estate assets across the United
States. Headquartered in Greenville, South Carolina, TIC Properties, LLC assists investors seeking suitable replacement property options when executing 1031 tax deferred exchanges. TIC Properties, LLC has successfully syndicated approximately $80,000,000 in real estate transactions in 2004 and anticipates closing over $250,000,000 in 2005. Currently, TIC Properties Management, LLC
manages over 1.1 billion sq. ft. of commercial real estate located in ten states across the country.

THE PROPERTY. The property is a 22 story, multi-tenant, Class B office building located in Chicago's CBD. The property contains approximately 579,778 square feet of rentable space and is approximately 83% leased to 110 tenants. Named for the famous Chicago architect, Daniel H. Burnham, who designed and built the property in 1914, the property is a high-rise office building that is listed on the National Register of Historic Places.

SIGNIFICANT TENANTS.

     THE COUNTY OF COOK is the property's largest tenant, leasing approximately
     86,252 sq. ft. (14.9% of total NRSF) of office space. Cook County has a population of over five million and 140 municipalities including the City of Chicago. In 2004, the fiscal year budget for Cook County was in excess of $2.9 billion. Cook County leases space at the property for the following: The Clerk of the Circuit Court, Child Support Division, the
     State's Attorney, Child Support Division, and Marriage and Family
     Counseling.

     O'DONNELL WICKLUND PIGOZZI AND PETERSON ARCHITECTS INCORPORATED ("OWP&P"),
     the property's second largest tenant, is ranked as one of the largest
     Chicago-based firms by Crain's Chicago Business and as one of the top 20 healthcare architects by Modern Healthcare. This award winning firm is headquartered at the property and leases approximately 78,748 sq. ft.
     (13.6% of NRSF). OWP&P's practice includes the design of education, corporate, healthcare, life care, and law enforcement facilities. The OWP&P staff of 250 includes 100 registered architects, 40 interior designers, and a fully staffed consulting department. OWP&P recently renewed and extended its lease beyond the previous expiration of August 2007 to September 2015.

     COLE TAYLOR BANK is the property's third largest tenant, leasing approximately 40,662 sq. ft. (7.0% of NRSF). Founded in 1929, Cole Taylor
     Bank is a family-managed full service bank. It has ten bank center locations and assets of nearly $2.6 billion.

THE MARKET. The property is located at 111 West Washington Street, on the northeast corner of the block that is bounded by LaSalle Street to the west,
Washington Street to the north, Clark Street to the east, and Madison Street to the south. The

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-54

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $50,449,121
                                                            DSCR:    1.46x
                                  BURNHAM CENTER            LTV:     76.44%
--------------------------------------------------------------------------------

property is easily visible from Clark Street, LaSalle Street and Daley Plaza and it has vehicular access via Washington Street, Clark Street, LaSalle Street and
a rear alleyway known as Calhoun Place.

The property is located in an area known as the "Loop" which is within the city's largest office market and its governmental and financial center. Major tenants in the area include corporate offices, law firms, accounting firms, banking and financial entities, and government offices. Moreover several older office buildings are in the process of converting to apartments and condominiums. The property benefits from its immediate proximity to Chicago's
City Hall and the Cook County Building (adjacent), the Richard J. Daley Center
(county and state courthouse across the street), The James R. Thompson Center
(one block north), and the Dirksen, Kluczynski, and Metcalfe Federal Buildings
(three blocks southeast). Additionally, the property is situated within easy walking distance to the LaSalle Financial District, the State Street Retail
Corridor, the Theatre District, the major commuter train hubs, and numerous access points to the city's elevated, subway, and bus system routes.

According to the appraiser, CB Richard Ellis, the submarket contains 48,765,583
sq. ft. of total inventory, of which 14.5% is currently vacant. Reis defines this submarket as having approximately 31 million sq. ft. of inventory that is presently 20% vacant. The Reis submarket analysis includes several large, newly constructed buildings that are not competitive with the property (131 South
Dearborn which is 73% leased and One South Dearborn which is 70% pre-leased).
Excluding these and other non-competitive properties from the Reis submarket analysis reduces the submarket vacancy to approximately 17%.

The appraiser identified four comparable properties all located within a one to two block radius of the property. The comparable properties exhibit a rental range of $21.50 to $30.00 psf for office space with an average of $25.88 psf.
The property exhibits an average rental rate of $24.93 psf which is below average for the comparable properties. Each of these properties have lease structures and terms similar to the property (gross leases with tenants responsible for increases over base year operations).

CASH MANAGEMENT. The loan has been structured with a hard lockbox.

PROPERTY MANAGEMENT. The property is managed by TIC Property Management, LLC, a property management firm related to the sponsor who sub-contracts the day-to-day operations of the property to CB Richard Ellis.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-55

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $50,449,121
                                                            DSCR:    1.46x
                                  BURNHAM CENTER            LTV:     76.44%
--------------------------------------------------------------------------------

                          [BURNHAM CENTER MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-56

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

                       THIS PAGE INTENTIONALLY LEFT BLANK

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-57

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                                                        TMA DSCR:    2.27x
                                LOEWS MIAMI BEACH       TMA LTV:     58.82%
--------------------------------------------------------------------------------

                      [LOEWS MIAMI BEACH PICTURES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-58

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                                                        TMA DSCR:    2.27x
                                LOEWS MIAMI BEACH       TMA LTV:     58.82%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               GACC

LOAN PURPOSE:              Refinance

ORIGINAL TMA BALANCE:      $50,000,000(1)

CUT-OFF TMA BALANCE:       $50,000,000

% BY INITIAL UPB:          2.94%

INTEREST RATE:             4.7660%

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        May 1, 2005

MATURITY DATE:             April 1, 2015

AMORTIZATION:              Amortization on a 30-year schedule

CALL PROTECTION:           Lockout until the earlier of (i) 24 months from the
                           last securitization of the pari passu notes and (ii)
                           April 1, 2008, then defeasance is permitted. On and
                           after January 1, 2015, prepayment permitted without
                           penalty.

SPONSOR:                   Loews Hotels Holding Corporation

BORROWER:                  MB Redevelopment, Inc.

PARI PASSU DEBT:           $100,000,000(1)

ADDITIONAL FINANCING:      None

LOCKBOX:                   None(2)

INITIAL RESERVES:          None

MONTHLY RESERVES:          None(3)
--------------------------------------------------------------------------------
(1)  The trust mortgage asset ("TMA") amount of $50,000,000 represents the A-1 note from a $150,000,000 first mortgage loan evidenced by pari passu A-1,
     A-2 and A-3 notes. The A-2 and A-3 notes are not included in the trust.

(2)  Springing hard lockbox upon: (i) an event of default, as such term is defined in the loan documents or (ii) DSCR below 1.35x for two consecutive calendar quarters ("Lockbox Event").

(3)  Subsequent to a Lockbox Event, monthly reserves will be collected for: (i)
     taxes and insurance, (ii) debt service, (iii) FF&E, (iv) garage easement agreement and (v) management fee.

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
LOAN BALANCE/KEY:                $189,873

BALLOON BALANCE/KEY:             $154,898

LTV:                             58.82%

BALLOON LTV:                     47.99%

DSCR:                            2.27x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Single Asset

PROPERTY TYPE:                 Full Service Resort Hotel

COLLATERAL:                    Fee simple

LOCATION:                      Miami Beach, FL

YEAR BUILT/RENOVATED:          1998 / NAP

NO. OF KEYS:                   790

PROPERTY MANAGEMENT:           Loews Miami Beach Hotel Operating Company, Inc.
                               (a borrower affiliate)

OCCUPANCY (AS OF 2/28/2005):   80.76%

UNDERWRITTEN NET CASH FLOW:    $21,333,239

APPRAISED VALUE:               $255,000,000

APPRAISAL DATE:                March 1, 2005
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               SIGNIFICANT FIGURES
--------------------------------------------------------------------------------
LOEWS MIAMI BEACH      2002          2003          2004        T-12(1)
--------------------------------------------------------------------------------
 Occupancy            72.04%        81.46%        80.15%        80.76%
--------------------------------------------------------------------------------
 ADR                $202.92       $206.14       $223.25       $226.75
--------------------------------------------------------------------------------
 Rev Par            $146.18       $167.92       $178.92       $183.12
--------------------------------------------------------------------------------
(1)  Trailing 12 months numbers through February 28, 2005.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-59

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                                                        TMA DSCR:    2.27x
                                LOEWS MIAMI BEACH       TMA LTV:     58.82%
--------------------------------------------------------------------------------

THE LOEWS MIAMI BEACH LOAN

THE LOAN. The Loews Miami Beach Loan is secured by a first mortgage on the borrower's fee simple interest in a 790-key full service resort hotel located in
Miami Beach, Florida. The loan is for a term of 10-years and amortizes based on a 30-year schedule. The $50 million A-1 Note is the first note of a $150 million whole first mortgage loan (evidenced by pari passu A-1, A-2 and A-3 notes).
Based on the appraised value of $255 million, the borrower has implied equity of
$105 million in the property.

THE BORROWER. The borrower is MB Redevelopment, Inc., a single-purpose, bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The loan is sponsored by LOEWS HOTELS HOLDING CORPORATION ("Loews
Hotels"), a wholly-owned subsidiary of the Loews Corporation (NYSE: LTR; rated
"A" by S&P, "Baa1" by Moody's, and "A-" by Fitch). Headquartered in New York
City, Loews Hotels offers distinctive hotels in most major markets in the United
States and Canada. In addition to the property, Loews destinations include the cities of New York, Chicago, Denver, Los Angeles, Nashville, Philadelphia,
Washington, D.C., Annapolis, New Orleans, Montreal, and Quebec City, as well as vacation destinations such as Universal Orlando, Florida, Tucson, Arizona, St.
Pete Beach, Florida and California's Coronado Island. Loews Hotels cater to discerning business and leisure travelers and is host to numerous business, political and industry association events. Loews Hotels is a repeat sponsor of a
Deutsche Bank borrower.

THE PROPERTY. Located within the Art Deco Historic District of South Beach in
Miami, Florida, the Loews Miami Beach Hotel was originally constructed in 1998 at a cost of $135 million. The 790-key hotel is situated on a 5.8-acre beachfront lot less than eight miles from the Miami International Airport. The property is primarily comprised of the 18-story tower building and the six-story
St. Moritz tower, one of the centerpieces of the property. The St. Moritz tower carries the historical landmark designation and has been restored to the "Art
Deco" splendor. Both of these buildings contain guest rooms, food and beverage outlets, and access to the swimming pool, the gardens and the beach. Amenities at the hotel include: five restaurants/bars, 13 ballrooms/conference rooms (over
53,000 sq. ft.), a uniquely designed ocean-front swimming pool, a jacuzzi, a
4,500 sq. ft. fitness center, shops, a salon, a business center and parking for over 750 vehicles. Food and beverage facilities include Preston's Restaurant,
Emeril's Miami Beach, Hemisphere Lounge, Nautilus poolside bar and grill, and
SoBe Coffee Bar. Among the many events and conferences generally held at the property is the annual CMSA conference each January. The property benefits from the fact that it contains the only large conference room space in South Beach other than the Miami Convention Center. Loews Miami Beach Hotel has an AAA
rating of o o o o and a Mobil Travel Guide rating of * * * *.

The Loews Miami Beach guest rooms' connect modern-day technology with Art Deco style, providing sweeping views of the ocean, bay and city. Guest rooms average
350 sq. ft. in size and are located on floors five through 18 of the tower building and in the St. Moritz Tower. All guest rooms feature a stylish, functional design with quality, modern furnishings and bathroom fixtures.
Amenities include 24-hour room service, work desk with dual-line telephone, fax and high-speed internet, mini-bar and cable television with in-room movies and walk-in closets with luggage rack, iron, safes and umbrellas. The tower building has 620 guest rooms including 62 luxury and presidential suites. The St. Moritz tower has 100 fully restored guest rooms offering the intimate charm of a boutique beach hotel. Approximately $7.3 million was spent on capital expenditures between 2001 and 2004 with approximately $3.0 million budgeted for
2005.

THE MARKET. The property is located on the white sandy beaches and in the cosmopolitan atmosphere of the South Beach district of Florida. Making up the bottom third of the island of Miami Beach, South Beach has become a magnet for the fashion, music, and entertainment industries. Visitors from the world over are drawn to the area's atmosphere, restaurants, nightclubs and beaches. The property is located in the heart of the Art Deco Historic District of South
Beach which contains approximately 800 structures of historical significance, the largest collection of Art Deco and Streamline Modern architecture in the world.

In addition to being located within South Beach's Historic Art Deco District, nearby points of interest include the Miccosokee Seminole Indian Village,
Ancient Spanish Monastery, Miami Seaquarium, Miami Metro Zoo and Fairchild
Garden. Miami Beach is acknowledged as an international center for the arts and culture with a broad array of local galleries and museums

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-60

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                                                        TMA DSCR:    2.27x
                                LOEWS MIAMI BEACH       TMA LTV:     58.82%
--------------------------------------------------------------------------------

including Lincoln Theatre, Colony Theatre, the Greater Miami Performing Arts
Center, Vizcaya Museum and Gardens and Wolfsonian Bass. The Loews Miami Beach
hotel is within walking distance of the trendy shops and restaurants along Ocean
Drive and Lincoln Road.

The property's proximity to the convention center and its own large conference space insulate the property from a downturn in leisure travel, enabling it to draw from a larger, more diverse client base than its competitors. The market demand has a strong meeting and group orientation; in 2004, this segment contributed 49.0% of the overall occupancy. In 2004, the primary competitors achieved an overall occupancy of 71.3%, ADR of $207.77 and RevPAR of $148.10.
The property's ability to attract business travelers is one reason the Loews
Miami Beach consistently outpaces its comparables in terms of occupancy, ADR and
RevPAR. In 2004, the hotel generated a net cash flow of $20 million before ground rent, ADR of $223.25 and RevPAR of $178.92. Historically the market has experienced increases in ADR at an annual rate of 1.6% since 1999 and at a rate of 1.04% from 2001 to 2004. RevPAR has increased at an annual rate of 1.3% since
2000 and at a rate of 3.3% from 2001 to 2004. The property is performing above market as a whole, as evidenced by an occupancy penetration of 112.4% and a yield penetration of 120.7%. Below is a list of market competitors:

                                                  SEGMENTATION                          2003
                                               ------------------- -----------------------------------------------
                                                                    WEIGHTED
                                                                     ANNUAL
                                      NUMBER                          ROOM                  AVERAGE
PROPERTY                             OF ROOMS   GROUP   TRANSIENT     COUNT      OCC.        RATE        REVPAR
------------------------------------------------------------------------------------------------------------------

Loews Miami Beach Hotel                  790   48%          52%         790     81.5%     $  206.14    $  167.92
Hilton Fontainebleau                     876   45           55          967       72         180.00       129.02
Inter-Continental Hotel Miami            641   30           70          641       63         154.00        97.02
Sheraton Bal Harbour Beach Resort        645   45           55          645       67         190.00       127.30
Boca Raton Resort                      1,043   60           40        1,041       70         252.00       176.40
Westin Diplomat Resort Hotel             998   54           46          998       62         205.00       127.10
------------------------------------------------------------------------------------------------------------------
TOTAL/AVERAGES                         4,993   49%          51%       5,082     69.3%     $  202.32    $  140.14
==================================================================================================================

                                                                      2004
                                    --------------------------------------------------------------------------
                                     WEIGHTED
                                      ANNUAL
                                       ROOM                 AVERAGE                  OCCUPANCY       YIELD
PROPERTY                              COUNT      OCC.        RATE        REVPAR     PENETRATION   PENETRATION
--------------------------------------------------------------------------------------------------------------

Loews Miami Beach Hotel                 790       80.1%   $  223.25    $  178.82        112.4%       120.7%
Hilton Fontainebleau                    876         71       182.00       130.08        100.3         87.8
Inter-Continental Hotel Miami           641         65       150.00        97.50         91.2         65.8
Sheraton Bal Harbour Beach Resort       645         72       202.00       145.44        101.0         98.2
Boca Raton Resort                     1,043         71       255.00       181.05         99.6        122.2
Westin Diplomat Resort Hotel            998         68       205.00       139.40         95.4         94.1
--------------------------------------------------------------------------------------------------------------
TOTAL/AVERAGES                        4,993       71.3%   $  207.77    $  148.10        100.0%       100.0%
==============================================================================================================

CASH MANAGEMENT. The loan is structured with a springing hard lockbox.

PROPERTY MANAGEMENT. The property is managed by Loews Miami Beach Hotel
Operating Company, Inc., an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-61

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET     TMA BALANCE: $50,000,000
                                                        TMA DSCR:    2.27x
                                LOEWS MIAMI BEACH       TMA LTV:     58.82%
--------------------------------------------------------------------------------

                         [LOEWS MIAMI BEACH MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-62

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

                       THIS PAGE INTENTIONALLY LEFT BLANK

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-63

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $43,000,000
                                                            DSCR:    1.23x
                          1414 AVENUE OF THE AMERICAS       LTV:     78.75%
--------------------------------------------------------------------------------

                 [1414 AVENUE OF THE AMERICAS PICTURES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-64

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $43,000,000
                                                            DSCR:    1.23x
                          1414 AVENUE OF THE AMERICAS       LTV:     78.75%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               GACC

LOAN PURPOSE:              Acquisition

ORIGINAL BALANCE:          $43,000,000

CUT-OFF BALANCE:           $43,000,000

% BY INITIAL UPB:          2.53%

INTEREST RATE:             5.5050%

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        June 1, 2005(1)

MATURITY DATE:             May 1, 2010

AMORTIZATION:              Interest Only

CALL PROTECTION:           Lockout for 24 months from securitization date, then
                           defeasance is permitted. On and after February 1,
                           2010, prepayment permitted without penalty.

SPONSOR:                   Kenneth S. Aschendorf and Berndt Perl
                           (APF Properties)

BORROWER:                  1414 APF LLC

PARI PASSU DEBT:           None

ADDITIONAL FINANCING:      None

LOCKBOX:                   Soft

INITIAL RESERVES:          Engineering:            $31,875

MONTHLY RESERVES:          Tax:                    $71,647

                           Insurance:              $6,659

                           Replacement Reserve:    $2,007

                           TI/LC:                  $12,539
--------------------------------------------------------------------------------
(1)  The accrued interest due on May 1, 2005 will be funded to the trust by the mortgage loan seller on the securitization closing date.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:           $353.60

BALLOON BALANCE/SQ. FT.:        $353.60

LTV:                            78.75%

BALLOON LTV:                    78.75%

DSCR:                           1.23x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Office

COLLATERAL:                   Fee simple

LOCATION:                     New York, NY

YEAR BUILT/RENOVATED:         1923/1967

COLLATERAL SF:                121,608 sq. ft.

PROPERTY MANAGEMENT:          Newmark & Company Real Estate, Inc.

OCCUPANCY (AS OF 1/27/05):    98.18%

UNDERWRITTEN NET CASH FLOW:   $2,940,124

APPRAISED VALUE:              $54,600,000

APPRAISAL DATE:               March 14, 2005
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                MAJOR OFFICE TENANTS
----------------------------------------------------------------------------------------------------------------------
                                                                       WEIGHTED AVG      LEASE
               TENANT                   NRSF      % NRSF      % GPR      RENT PSF     EXPIRATION    RATINGS (S/M/F)
----------------------------------------------------------------------------------------------------------------------

 Royce & Associates, LLC               26,727   21.98%      19.8%      $ 37.03        10/31/2010    BBB+ / - / -(1)
----------------------------------------------------------------------------------------------------------------------
 4Kids Entertainment Licensing, Inc.   21,980   18.07       19.9        45.12         09/30/2010       - / - / -
----------------------------------------------------------------------------------------------------------------------
 Deer Stags, Inc.                      13,960   11.48        9.8        35.00         03/31/2010       - / - / -
----------------------------------------------------------------------------------------------------------------------
 SUB TOTAL/WA:                         62,667   51.53%      49.5%      $ 39.42
----------------------------------------------------------------------------------------------------------------------

(1)  Credit ratings of parent company, whether it guarantees the lease or not.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-65

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $43,000,000
                                                            DSCR:    1.23x
                          1414 AVENUE OF THE AMERICAS       LTV:     78.75%
--------------------------------------------------------------------------------

1414 AVENUE OF THE AMERICAS LOAN

THE LOAN. The 1414 Avenue of the Americas Loan is a five-year fixed rate interest only loan secured by a first priority mortgage on the borrower's fee simple interest in a 121,608 sq. ft. office building located in New York, NY.
The borrower acquired the property for $62 million from SL Green, inclusive of
$1.5 million in closing costs. Consequently, there is approximately $19 million of cash equity in the deal and the loan to cost ratio is 69.4%.

THE BORROWER. The borrowing entity, 1414 APF LLC, is a special-purpose bankruptcy-remote entity for which a non-consolidation opinion was obtained at closing. The loan sponsor and key principals are KENNETH ASCHENDORF
("Aschendorf") and BERNDT PERL ("Perl"). The sponsors co-founded APF PROPERTIES
("APF"), a real estate investment company based in New York City. Including the property, APF owns four office buildings with an estimated current value of $156 million. As of December 31, 2004, Aschendorf had a stated net worth and liquid net worth of $21.5 million and $525,000, respectively and Perl had a stated net worth and liquid net worth of $23.4 million and $675,000. The sponsors have a combined net worth of $44.9 million including $1.2 million in liquid assets. The borrower under this loan is affiliated with the borrower under the loan known as
1156 Avenue of the Americas, also an asset of the trust. Aschendorf and Perl are repeat sponsors of a Deutsche Bank borrower.

THE PROPERTY. 1414 Avenue of the Americas is a 121,608 sq. ft. office building located in New York City with classic pre-war architecture, "postcard" Central
Park views, and an ornamental facade and roofline. Designed by architects Rouse
& Goldstone in the Renaissance Revival style, the building exterior is mostly beige brick with the lower facade along West 58th Street and Avenue of the
Americas composed of white limestone panels. The building has been upgraded and very well maintained over the years. Located on a 0.16-acre site, the building contains 121,608 sq. ft. of net rentable area including 6,596 sq. ft. of ground floor retail space. The lobby is approximately one and one-half stories in height and four years ago underwent extensive remodeling. The building is served by three passenger elevators, one of which doubles as a freight elevator. Over the past two years, the controls on all elevators were replaced and the cab interiors were remodeled. The typical floor size is approximately 7,300 sq. ft., which appeals to tenants that benefit from a full-floor identity. The configuration and location of the building core maximizes window frontage resulting in highly desirable Central Park and cityscape views. Presently, 12 of the 17 office floors are occupied by a single tenant.

SIGNIFICANT TENANTS. As of the January 27, 2005 rent roll, 1414 Avenue of the
Americas was 98.18% occupied by 24 tenants including three retail tenants.

     ROYCE & ASSOCIATES, LLC (26,727 sq. ft.; 21.98% of NRA; 19.8% of GPR) is a
     registered investment adviser with a history that dates back to 1972. Royce
     & Associates, LLC ("Royce"), is known for running high performing funds that invest exclusively in small and micro-cap institutions. Royce presently has approximately 21 investment professionals, a staff of 80, and over $22.7 billion under management. In 2001, Royce & Associates became a subsidiary of one of the nation's leading mutual fund management companies,
     Legg Mason (NYSE: LM; rated "BBB+" by S&P).

     4KIDS ENTERTAINMENT LICENSING, INC. (21,980 sq. ft.; 18.07% of NRA; 19.9%
     of GPR; NYSE: KDE) is a global provider of children's entertainment and merchandise licensing. 4Kids Entertainment Licensing, Inc. ("4Kids")
     acquires, develops and markets children's properties globally and has a vertically integrated platform including television, film, music, and home video production and distribution; merchandise licensing, media buying and planning, product development and Web site development. 4Kids is headquartered in New York City and has a London office. 4Kids experienced a
     92.3% growth in sales for the 2003 fiscal year, with a total of $102.1 million in sales and net income of $15 million.

     DEER STAGS, INC. (13,960 sq. ft.; 11.48% of NRA; 9.8% of GPR) is a New
     York-based shoe company that was founded in 1929 with a goal to provide its consumers with affordable, comfortable footwear. More than 3,000 retailers nationwide carry Deer Stags' footwear, generally selling for $50 or less.
     According to the NPD Group, men's footwear retailing for $100 or less comprises the bulk of today's footwear industry; this segment achieved a
     7.3% increase in sales during 2004. Dear Stags' double-digit sales growth during 2004 indicates the continued strength of this market segment.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-66

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $43,000,000
                                                            DSCR:    1.23x
                          1414 AVENUE OF THE AMERICAS       LTV:     78.75%
--------------------------------------------------------------------------------

THE MARKET. 1414 Avenue of the Americas is located in the Plaza Square District, a micro-market of the Midtown Manhattan sub-market. As of year-end 2004, the
Midtown Manhattan sub-market had an inventory of approximately 287.8 million sq.
ft. of office space in nearly 1,500 buildings. As of December 31, 2004, the direct office vacancy rate was 6.55%; including available sub-lease space, and the vacancy rate was 8.72%. The average quoted rental rate within the Midtown sub-market was $47.00psf, the highest of all the New York City sub-markets and approximately 18.5% higher than the overall average Manhattan office rent of
$39.67 psf. Per CoStar, as of December 31, 2004, the Plaza Square District's
office micro-market had an inventory of 444 buildings totaling 96.93 million sq.
ft. And an overall vacancy rate of 8.4%. In addition, the average quoted rent of
$60.92psf. was the highest of all Manhattan's sub-markets and micro-markets.
Within the Plaza Square District micro-market, Class "B" space totaled 6.2 million sq. ft. with a 4.7% vacancy rate. The average rent for Class "B" space was $43.51psf, the highest among the various sub-markets and micro-markets, and
30% higher than the Midtown average of $33.52psf for Class "B" space. Office rents at the property range from $30.92psf to $45.34psf and average $36.67psf, almost 16% below the average asking rent for Class "B" space within the Plaza
Square District micro-market, and 22% below the overall Midtown average of
$47.00psf.

Avenue of the Americas, in the vicinity of the property, is known as "Corporate
Row" due to the presence of a powerful collection of corporate tenants including
Bank of America, Marsh & McLennan, McGraw-Hill, Morgan Stanley, CBS, News
America, and Lazard Freres. The Plaza Square District is also within walking distance of the Broadway Theater District, Carnegie Hall, Rockefeller Center,
and the Museum of Modern Art. In addition, some of the world's most famous retailers are also located nearby, including Bergdorf Goodman, Tiffany, Henri
Bendel, Cartier, Versace, Prada, Louis Vuitton, Chanel, and Saks Fifth Avenue.

CASH MANAGEMENT. The loan has been structured with a soft lockbox. A cash flow sweep will occur beginning March 2009 through the remainder of the loan term or upon an event of default under the loan documents.

PROPERTY MANAGEMENT. The property will be managed by Newmark & Company Real
Estate, Inc. ("Newmark"), a New York-based company. Headquartered in Manhattan, and with offices throughout the world employing nearly 800 people, Newmark has created a global platform from which to serve its growing list of corporate clients. Annually, the firm completes more than 25 million sq. ft. of transactions, valued at nearly $9.5 billion in total consideration.
Additionally, Newmark manages and/or leases more than 50 million sq. ft. of commercial space nationally.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-67

                         $1,567,986,000 (APPROXIMATE)
                                 COMM 2005-LP5
                             COLLATERAL TERM SHEET

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $43,000,000
                                                            DSCR:    1.23x
                          1414 AVENUE OF THE AMERICAS       LTV:     78.75%
--------------------------------------------------------------------------------

                    [1414 AVENUE OF THE AMERICAS MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-68

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

                       THIS PAGE INTENTIONALLY LEFT BLANK

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-69

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $42,740,000
                                                            DSCR:    1.36x
                               G REIT PORTFOLIO II          LTV:     74.79%
--------------------------------------------------------------------------------

                     [G REIT PORTFOLIO II PICTURES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-70

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $42,740,000
                                                            DSCR:    1.36x
                               G REIT PORTFOLIO II          LTV:     74.79%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:               LaSalle Bank National Association

LOAN PURPOSE:              Refinance

SHADOW RATING:             NAP

ORIGINAL BALANCE:          $42,740,000

CUT-OFF BALANCE:           $42,740,000

% BY INITIAL UPB:          2.51%

INTEREST RATE:             5.4800%

PAYMENT DATE:              1st of each month

FIRST PAYMENT DATE:        June 1, 2005(1)

MATURITY DATE:             May 1, 2015

AMORTIZATION:              Interest only for 24 months and 30 year amortization
                           thereafter

CALL PROTECTION:           Lockout for 24 months from securitization closing
                           date, then defeasance is permitted. After February 1,
                           2015 prepayment permitted without penalty on any
                           payment date.

SPONSOR:                   G REIT, L.P.

BORROWERS:                 G REIT -- Madrona, LP and G REIT -- North Belt
                           Corporate, LP

ADDITIONAL FINANCING:      None

LOCKBOX:                   Hard

INITIAL RESERVES:          Engineering:       $95,875

                           Tax:               $76,570

                           Insurance:         $88,219

                           Debt Service:      $2,500,000

MONTHLY RESERVES:          Tax:               $63,808

                           Insurance:         $6,126

                           TI/LC:             $24,621

                           Replacement:       $5,041
--------------------------------------------------------------------------------
(1)  The accrued interest due on May 1, 2005 will be funded to the trust by the mortgage loan seller on the securitization closing date.

(2)  DSCR is calculated on 30-year amortization.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/SQ. FT.:        $122.80

BALLOON BALANCE/SQ. FT.:     $107.54

LTV:                         74.79%

BALLOON LTV:                 65.49%

DSCR:(2)                     1.36x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:        Portfolio

PROPERTY TYPE:                 Office

COLLATERAL:                    Two cross-collateralized and cross-defaulted
                               loans secured by the borrowers' fee simple
                               interest.

LOCATION:                      Torrance, CA & Houston, TX

YEAR BUILT/RENOVATED:          Various

COLLATERAL SF:                 348,046 sq. ft.

PROPERTY MANAGEMENT:           Triple Net Properties Realty, Inc.
                               (a borrower affiliate)

PORTFOLIO OCCUPANCY
  (AS OF 2/1/05):              95.99%

PORTFOLIO UNDERWRITTEN NET
  CASH FLOW:                   $3,942,603

PORTFOLIO APPRAISED VALUE:     $57,150,000

PORTFOLIO APPRAISAL DATES
  (MADRONA/NORTH BELT):        January 7, 2005 / January 20, 2005
--------------------------------------------------------------------------------

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-71

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $42,740,000
                                                            DSCR:    1.36x
                               G REIT PORTFOLIO II          LTV:     74.79%
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
            SIGNIFICANT TENANTS               NRSF    % OF TOTAL NRSF   NET RENT PSF    LEASE EXPIRATION      RATINGS (S/M/F)(1)
------------------------------------------------------------------------------------------------------------------------------------

 MADRONA OFFICE BUILDING
 American Honda Finance Corp.                87,206         45.8%           $25.20          3/31/2015             (A+/A1/NA)
 NavCom Technology, Inc.                     53,391         28.1             27.00          7/31/2010              (A-/A3/A)
 Kaiser Foundation Health Plan, Inc.         38,511         20.2             24.00          9/30/2013              (A/A3/A)
------------------------------------------------------------------------------------------------------------------------------------
 SUB TOTAL/WA                               179,108         94.1%           $25.48
------------------------------------------------------------------------------------------------------------------------------------
 NORTH BELT CORPORATE CENTER
 Southwestern Energy Production Company      56,904         36.1%           $16.50         12/31/2010            (BBB-/Ba2/NA)
 United States of America (U.S. Customs)     32,834         20.8             15.25          8/31/2011(2)         (AAA/Aaa/AAA)
 Home Loan Corporation                       18,903         12.0             17.65          3/31/2006              (NA/NA/NA)
------------------------------------------------------------------------------------------------------------------------------------
 SUB TOTAL/WA                               108,641         68.9%           $16.11
------------------------------------------------------------------------------------------------------------------------------------

(1)  Credit Ratings are of the parent company, whether or not the parent company guarantees the lease.

(2)  The tenant has the right to terminate the lease in whole or in part at the end of the tenth year of the lease (August 2006), by providing notice anytime during the initial three months of the tenth year of the lease.

THE G REIT PORTFOLIO II

THE LOAN. The G REIT Portfolio II consists of two cross-collateralized and cross-defaulted mortgage loans secured by first mortgages on two office buildings. The Madrona Office Building ("Madrona") is located in Torrance,
California and the North Belt Corporate Center ("North Belt") is located in
Houston, Texas (collectively, the "Mortgaged Properties"). The Mortgaged
Properties total approximately 348,046 sq. ft. The Mortgaged Properties were acquired by the borrowers in March 2004 for $58,575,000 resulting in a loan to cost ratio of 73.0% and cash equity of approximately $15.8 million (27.0%).

THE BORROWERS. The borrowers, G REIT -- Madrona, LP and G REIT -- North Belt
Corporate, LP ("Borrowers"), are structured as single-purpose entities with an independent manager, for which a non-consolidation opinion was obtained at closing for the Madrona loan. The sponsor of the Borrowers, G REIT, L.P., is a subsidiary of G REIT, Inc. G REIT, Inc. is a real estate investment trust formed to acquire and operate office, industrial and service properties. It was incorporated in December of 2001, and held an initial private offering in
October of 2002. As of September 30, 2004, G REIT, L.P. reported assets of
$917.8 million and shareholder's equity of $363.4 million. Triple Net
Properties, LLC, the manager of the sponsor is currently the subject of an SEC investigation and G REIT, Inc. has reported that numerical and other information in its disclosure documents were incorrect as described under "Risk Factors --
Risk Relating to Litigation" in the prospectus supplement.

THE PROPERTIES. Madrona is comprised of two, two-story buildings and two, three-story buildings totaling approximately 190,318 sq. ft. Madrona was built in 1989-1990. Amenities include a three-story ground floor atrium, on-site cafeteria, and a central courtyard with fountains. Madrona was purchased for
$45,900,000 ($241.18 psf) and has $12,900,000 (28.1%) of cash equity in the transaction based on the purchase price.

North Belt is a 10-story, Class B+ office building. North Belt was developed in
1982 and contains approximately 157,728 sq. ft. North Belt was purchased for
$12,675,000 ($80.36 psf) and has $3,425,000 (27.0%) of cash equity in the transaction based on the purchase price.

SIGNIFICANT TENANTS -- MADRONA.

     AMERICAN HONDA FINANCE CORP. is Madrona's largest tenant leasing approximately 87,206 sq. ft. (45.8% of NRSF). American Honda Finance Corp.
     is a wholly owned subsidiary of American Honda Motor Co., Inc. American
     Honda Motor Co. Inc.'s principal North American executive offices are located less than two miles away in the city of Torrance, CA. American
     Honda Finance Corp. offers financing in the form of both retail installment sales contracts and leases.

     NAVCOM TECHNOLOGY, INC. ("NavCom") is Madrona's second largest tenant, leasing approximately 53,391 sq. ft. (28.1% of NRSF). NavCom specializes in precision GPS and wireless communications, providing global positioning and

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-72

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $42,740,000
                                                            DSCR:    1.36x
                               G REIT PORTFOLIO II          LTV:     74.79%
--------------------------------------------------------------------------------

     messaging services for land, marine and aeronautical applications, and engineering hardware and software solutions for the implementation of terrestrial and satellite-based applications. NavCom was founded in 1992.
     In November 1999, NavCom was acquired by Deere & Company.

     KAISER FOUNDATION HEALTH PLAN, INC. is Madrona's third largest tenant, leasing approximately 38,511 sq. ft. (20.2% of NRSF). Kaiser Foundation
     Health Plan, Inc. is a subsidiary of Kaiser Permanente. Founded in 1945,
     Kaiser Permanente is the nation's largest nonprofit health plan with headquarters in Oakland, California.

SIGNIFICANT TENANTS -- NORTH BELT.

     SOUTHWESTERN ENERGY PRODUCTION COMPANY ("Southwestern") is North Belt's
     largest tenant, leasing approximately 56,904 sq. ft. (36.1% of NRSF).
     Southwestern is an integrated energy company headquartered in Houston,
     Texas, primarily focused on the exploration for and production of natural gas. Southwestern is engaged in natural gas and crude oil exploration and production in the Arkoma Basin, East Texas, Permian Basin, and the onshore
     Gulf Coast. Southwestern is also engaged in natural gas distribution activities and natural gas marketing activities.

     THE UNITED STATES OF AMERICA ("GSA") is North Belt's second largest tenant leasing approximately 32,834 sq. ft. (20.8% of NRSF). The GSA leases several offices housing U.S. Customs.

     HOME LOAN CORPORATION ("Home Loan Corp.") is North Belt's third largest tenant leasing approximately 18,903 sq. ft. (12.0% or NRSF). Home Loan
     Corp. was founded in 1988 and offers home financing with a full range of loan products. All Home Loan Corp. loans are originated, underwritten, and processed locally in each of its branch offices throughout the country.

THE MARKET -- MADRONA. Madrona is located in close proximity to Interstate 405, which offers access to Long Beach and West Los Angeles, and Interstate 110 in
South Bay submarket. Madrona is located between Los Angeles International
Airport and the ports of Long Beach and Los Angeles. Approximately 580,000 people live within a five-mile radius of Madrona with an average household income of approximately $80,000.

According to the 3rd quarter 2004 REIS report for Los Angeles County, the Los
Angeles County office market is comprised of 2,080 buildings with a total rentable area of 200,233,000 sq. ft. The weighted average vacancy rate for the overall market is 13.8%. Torrance, CA resides in the South Bay submarket of Los
Angeles and the office submarket is comprised of 133 buildings totaling
9,062,000 sq. ft. According to REIS, vacancy in the Madrona's submarket is 12.0%
as of 3rd quarter 2004 with average rental rates of $25.26 psf for LA County, and $21.70 psf for South Bay. However, the four properties identified as direct comparables to Madrona reported an average rental rate of $22.26 psf compared to
Madrona's average rental rate of $25.48 psf.

THE MARKET -- NORTH BELT. North Belt is located near the 240-acre Greenspoint master-planned community developed by Friendswood Development Company, a subsidiary of Exxon Corporation. Greenspoint is the main employment center in the area, serving as world or United States headquarters to 18 companies and home to more than 50 multi-national corporations. Greenspoint includes office, hotel, retail, industrial, and multi-family development. The area employs approximately 37,000 people, many of whom work in the energy sector as more than
80 energy and energy-related companies are located in Greenspoint. The one, three and five-mile radius population is 3,192; 53,887; and 151,177, respectively.

According to the 4th Quarter 2004 REIS report, the North Belt submarket reported overall vacancy of 19.7%, with an average rental rate of $18.60 psf. The appraiser identified four properties as direct comparables to North Belt, which represent 1,074,149 sq.ft. and reported occupancies ranging from 88% to 96%, with an average of 91%. North Belt is currently 98.3% occupied, which is above the submarket average. In addition, the direct comparable rental rate range was
$16.50 psf to $20.50 psf, with an average of $17.94 psf. Rents at North Belt range from $15.25 psf to $18.50 psf, with an average of $16.61 psf. Six of the tenants at North Belt have rental rates above the market rate of $17.50 psf, as identified by the appraiser. The rent of these six tenants have been marked to market.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-73

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $42,740,000
                                                            DSCR:    1.36x
                               G REIT PORTFOLIO II          LTV:     74.79%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The Mortgaged Properties are managed by Triple Net
Properties Realty, Inc., an affiliate of the borrower.

CASH MANAGEMENT. The loan has been structured with a hard lock box.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-74

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $42,740,000
                                                            DSCR:    1.36x
                               G REIT PORTFOLIO II          LTV:     74.79%
--------------------------------------------------------------------------------

                        [G REIT PORTFOLIO II MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-75

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $36,400,000
                                                            DSCR:    1.30x
                           SIGNATURE RIDGE APARTMENTS       LTV:     75.05%
--------------------------------------------------------------------------------

                  [SIGNATURE RIDGE APARTMENTS PICUTRES OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-76

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $36,400,000
                                                            DSCR:    1.30x
                           SIGNATURE RIDGE APARTMENTS       LTV:     75.05%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
LOAN SELLER:                  PNC

LOAN PURPOSE:                 Acquisition

ORIGINAL PRINCIPAL BALANCE:   $36,400,000

CUT-OFF PRINCIPAL BALANCE:    $36,400,000

% BY INITIAL UPB:             2.14%

INTEREST RATE:                5.2500%

PAYMENT DATE:                 1st of each month

FIRST PAYMENT DATE:           May 1, 2005

MATURITY DATE:                April 1 2012

AMORTIZATION:                 Interest only through the payment date occurring
                              on April 1, 2007. Thereafter monthly amortization
                              on 30 year schedule.

CALL PROTECTION:              Lockout for first 36 months of term, then
                              defeasance is permitted. On and after January 1,
                              2012, prepayment permitted without penalty.

SPONSOR:                      Michael B. Smuck, U.S. Advisor, LLC

BORROWER:                     USA Signature Ridge, DST

ADDITIONAL FINANCING:         Unsecured short term note in the amount of
                              $938,394.

LOCKBOX:                      None

INITIAL RESERVES:             Tax:                None(1)

                              Engineering:        $75,225

MONTHLY RESERVES:             Tax:                $83,842

                              Insurance:          $12,685

                              Replacement:        $12,750
--------------------------------------------------------------------------------
(1)  Lender collected 1/2 of 2004 taxes ($335,366.33) at closing.

(2)  DSCR is calculated based on a 30-year amortization.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
LOAN BALANCE/UNIT:             $59,477.12

BALLOON BALANCE/UNIT:          $55,067.17

LTV:                           75.05%

BALLOON LTV:                   69.49%

DSCR:(2)                       1.30x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset

PROPERTY TYPE:                  Multifamily

COLLATERAL:                     Fee simple

LOCATION:                       San Antonio, TX

YEAR BUILT/RENOVATED:           2000 & 2003/NAP

TOTAL UNITS:                    612

PROPERTY MANAGEMENT:            MBS Management Services, Inc.
                                (a borrower affiliate)

OCCUPANCY (AS OF 1/31/05):      92.42%

UNDERWRITTEN NET CASH FLOW:     $3,131,228

APPRAISED VALUE:                $48,500,000

APPRAISAL DATE:                 December 20, 2004
--------------------------------------------------------------------------------

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-77

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $36,400,000
                                                            DSCR:    1.30x
                           SIGNATURE RIDGE APARTMENTS       LTV:     75.05%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY
                             DESCRIPTION
                 NUMBER OF  AVERAGE SQUARE  AVERAGE RENT  COMPARABLE MARKET RENT
   UNIT TYPE       UNITS      FEET/UNIT     (PER MONTH)     RANGE (PER MONTH)
--------------------------------------------------------------------------------
1 bdrm / 1 bath     28           635           $631             $555-$750
--------------------------------------------------------------------------------
1 bdrm / 1 bath     26           676           $676             $585-$780
--------------------------------------------------------------------------------
1 bdrm / 1 bath     144          737           $701             $635-$830
--------------------------------------------------------------------------------
1 bdrm / 1 bath     78           770           $704             $616-$760
--------------------------------------------------------------------------------
1 bdrm / 1 bath     72           933           $795             $770-$936
--------------------------------------------------------------------------------
2 bdrm / 2 bath     60          1,060          $892            $795-$1,010
--------------------------------------------------------------------------------
2 bdrm / 2 bath     72          1,115          $908            $880-$1,025
--------------------------------------------------------------------------------
2 bdrm / 2 bath     42          1,145          $912            $900-$1,045
--------------------------------------------------------------------------------
2 bdrm / 2 bath     42          1,200          $976            $927-$1,102
--------------------------------------------------------------------------------
3 bdrm / 2 bath     36          1,339         $1,145          $1,120-$1,285
--------------------------------------------------------------------------------
3 bdrm / 2 bath     12          1,342         $1,200          $1,120-$1,285
--------------------------------------------------------------------------------
TOTAL/WA            612          940           $820            $763-$937(1)
--------------------------------------------------------------------------------
(1)  Calculated based on a straight average of the comparable market rent ranges on a weighted average for the subject number of units.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-78

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $36,400,000
                                                            DSCR:    1.30x
                           SIGNATURE RIDGE APARTMENTS       LTV:     75.05%
--------------------------------------------------------------------------------

SIGNATURE RIDGE APARTMENTS LOAN

THE LOAN. The Signature Ridge Apartments loan is secured by a first mortgage on a Class "A", 612-unit multifamily property situated on a 30.47-acre site in San
Antonio, Bexar County, Texas.

THE BORROWER. The borrower is USA Signature Ridge, DST, a syndicated Delaware
Statutory Trust. The Trust Agreement creating the borrower names The Corporation
Trust Company and U.S. Advisor, LLC, as co-trustees, and also requires two independent trustees. A non-consolidation opinion was obtained at the closing of the loan. The beneficial ownership interests in the borrower were syndicated by
U.S. Advisor, LLC and Michael B. Smuck to third party investors. So long as the co-trustees of the Trust borrower remain persons or entities acceptable to the holder of this loan and the holder receives prompt notice of the same, transfers of beneficial ownership interests in the Trust borrower may occur without the holder's consent. Additionally, under certain circumstances related to a loan default, the Trust borrower may be terminated and the property transferred to a newly formed Delaware limited liability company. The form operating agreement for this limited liability company has been approved by the lender, and its members are to possess the same percentage ownership interests in the limited liability company that they possessed in the Trust borrower prior to its dissolution. The property is leased by borrower to USA Signature Ridge LeaseCo,
LLC under a master lease agreement. USA Signature Ridge LeaseCo, LLC is owned by
CB Richard Ellis Investors/U.S. Advisor, LLC, a Delaware limited liability company, and MBS Strategic Acquisitions, LLC, a Louisiana limited liability company (an entity controlled by Michael B. Smuck).

THE PROPERTY. The Signature Ridge Apartments consists of 49 three-story residential buildings, a one-story clubhouse containing leasing offices, a community lounge, a state-of-the-art fitness center and a business center. It is located at 3711 Medical Drive in the northern central portion of San Antonio,
Bexar County, Texas. It was constructed in two phases in 2000 and 2003 and is situated along the northwest side of Medical Drive just southwest of Interstate
10. It has thirteen different floor plans among 348 one-bedroom units, 216 two-bedroom units and 48 three-bedroom units. Each unit contains an electric range/oven, solid wood cabinets, a refrigerator, a dishwasher, a stainless steel sink with disposal, smoke detectors, full-size washer/dryers, ceiling fans and nine-foot ceilings. Selected units have fireplaces, roman tubs, bookshelves and reading alcoves. On-site amenities include two swimming pools with a spa and playground, controlled access entry gates, a clubhouse with a business center and a fitness center. The buildings are arranged in a linear or clustered formation separated by landscaping, courtyards, amenities, drive aisles and parking areas. The property contains a total of 949 parking spaces including 857 open spaces, 27 handicapped designated, and 65 detached garages.

THE MARKET. This property straddles the border between San Antonio's Far North
Central and Far Northwest submarkets. According to the third quarter San Antonio
Apartment Report, compiled by Reis, these submarkets contain a total of 55,047 apartment units in 221 communities. Of these units, 25,500 (46%) are considered
Class "A", and have ranged from 91.7% to 94.8% occupied over the last four years, with a current weighted physical occupancy of 94%. Over the last 16 quarters dating back to the first quarter of 2001, these submarkets have seen a positive net absorption of 1,844 apartment units. Also according to the Reis report, there are 1,327 units expected to be completed within the submarkets by the end of 2005. This would equate to 2.4% of the submarket's current inventory of units. Within these submarkets there are several large corporate employers and a growing health care and bioscience research presence. Much of that industry is centered in the South Texas Medical Center, located only minutes from this property. Approximately 25,000 employees work in the South Texas
Medical Center, and approximately 15,000 employees work at United States
Automative Association World Headquarters campus, located directly north of the property along I-10. In addition, there are also various commercial, retail and office developments, hotels, extended stay facilities and restaurants in proximity to the property.

PROPERTY MANAGEMENT. The Signature Ridge Apartment Homes property is managed by
MBS Management Services, Inc., which is controlled by Michael B. Smuck, one of the sponsors. The management agreement generally provides for a management fee of 4.0% of gross collections, and is subordinate to the Signature Ridge
Apartment Homes Loan. The holder of this loan has the right to require termination of the management agreement following the occurrence of, among other circumstances, an event of default in connection with this loan. MBS Management
Services currently manages multifamily

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-79

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $36,400,000
                                                            DSCR:    1.30x
                           SIGNATURE RIDGE APARTMENTS       LTV:     75.05%
--------------------------------------------------------------------------------

properties containing approximately 15,000 apartment units in the south and southeast regions of the United States, including Houston, Dallas/Fort Worth,
San Antonio, Tampa and Orlando.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower incurred unsecured subordinate debt in the amount of $938,394.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None permitted.

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-80

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $36,400,000
                                                            DSCR:    1.30x
                           SIGNATURE RIDGE APARTMENTS       LTV:     75.05%
--------------------------------------------------------------------------------

                    [SIGNATURE RIDGE APARTMENTS MAP OMITTED]

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-81

                          $1,567,986,000 (APPROXIMATE)
                                  COMM 2005-LP5

                       THIS PAGE INTENTIONALLY LEFT BLANK

This term sheet does not contain all of the information set forth in the
Prospectus Supplement and Prospectus for this transaction. The information contained herein shall be deemed superseded in its entirety by the information contained in the Prospectus Supplement and Prospectus.

                                      B-82

                                    ANNEX C

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered COMM 2005-LP5,
Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3,
Class A-SB, Class A-4, Class A-1A, Class X-P, Class A-J, Class B, Class C and
Class D will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between Participants. Secondary market trading between
Participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                   Annex C-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including May 10, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of
Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours,
Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two
Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the
Participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including May 10, 2005) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the

                                   Annex C-2

following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.
Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
      Euroclear accounts, in accordance with the clearing system's customary procedures;

    o borrowing the book-entry certificates in the United States from a
      Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their
      Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

    o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of
      Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A
non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S.
federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate)
based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Certificate is effectively connected to its
U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S.
federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S.
Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the
IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

       (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a
    "qualified intermediary"), a duly completed and executed IRS Form W-8IMY
    (or any successor or substitute form)--

                                   Annex C-3

          (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

          (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section
        1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

          (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

          (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or
        1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

       (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

          (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

          (ii) certifying that the nonqualified intermediary is not acting for its own account,

          (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

          (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii)
        or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form
W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

    o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

    o provides a duly completed and executed IRS Form W-9, if the holder is a
      U.S. person; or

    o can be treated as a "exempt recipient" within the meaning of section
      1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

                                   Annex C-4

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                   Annex C-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION,
                                   DEPOSITOR

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                    (ISSUABLE IN SERIES BY SEPARATE TRUSTS)

                             ---------------------

     Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

     o   various types of multifamily or commercial mortgage loans,

     o   mortgage participations, pass-through certificates or other mortgaged-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

     o   a combination of the assets described above.

     The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. Neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency of instrumentality.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     YOU SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 9 IN THIS PROSPECTUS
UNDER THE CAPTION "RISK FACTORS" AND UNDER THE CAPTION "RISK FACTORS" IN THE
RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

     We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under
"Method of Distribution" in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

     This prospectus may not be used to consummate sales of the offered certificates of any series unless accompanied by the prospectus supplement for that series.

                             ---------------------

                  THE DATE OF THIS PROSPECTUS IS APRIL 7, 2005

           IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND
                    THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. If the terms of the certificates offered to you vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND AVAILABLE INFORMATION

     With respect to any series of certificates by this prospectus, there are incorporated herein by reference all documents and reports filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset
Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention:
Secretary, or by telephone at (212) 250-2500.

     Deutsche Mortgage & Asset Receiving Corporation has filed with the
Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the
Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset
Receiving Corporation will file or cause to be filed with the Securities and
Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

     You can read and copy any document filed by Deutsche Mortgage Asset &
Receiving Corporation at prescribed rates at the Securities and Exchange
Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C.
20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of
such material can also be obtained electronically through the Securities and
Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission's Web site (http://www.sec.gov).

                                       ii

SUMMARY OF PROSPECTUS ....................................................................     1
RISK FACTORS .............................................................................     9
   The Lack of Liquidity May Make it Difficult for You to Resell Your Offered
    Certificates and May Have an Adverse Effect on the Market Value of Your Offered
    Certificates .........................................................................     9
   The Trust Fund's Assets May Be Insufficient To Allow For Payment In Full On Your
    Certificates .........................................................................     9
   Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You

   Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which
    Could Adversely Affect the Performance of Your Offered Certificates ..................    12
   Some Certificates May Not Be Appropriate for ERISA Plans ..............................    17
   Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax

   Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset

                                       iii

   Distributions on the Certificates in Respect of Prepayment Premiums or in Respect

   Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC

                                       iv

                                       v

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                       vi

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF
CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS
SUPPLEMENT CAREFULLY.

 Securities Offered...........   Mortgage pass-through certificates, issuable
                                 in series. Each series of certificates will
                                 represent beneficial ownership in a trust fund.
                                 Each trust fund will own a segregated pool of
                                 certain mortgage assets, described below under
                                 "-- The Mortgage Assets."

                               RELEVANT PARTIES

 Who We Are...................   Deutsche Mortgage & Asset Receiving
                                 Corporation, a Delaware corporation. See "The
                                 Depositor." Our principal offices are located
                                 at 60 Wall Street, New York, New York 10005.
                                 Our telephone number is (212) 250-2500.

 Trustee......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement. See "Description of the Pooling
                                 Agreements -- The Trustee."

 Master Servicer..............   If a trust fund includes mortgage loans, then
                                 the master servicer, for the corresponding
                                 series of certificates will be named in the
                                 related prospectus supplement. See "Description
                                 of the Pooling Agreements -- Certain Matters
                                 Regarding the Master Servicer, the Special
                                 Servicer, the REMIC Administrator and the
                                 Depositor."

 Special Servicer.............   If a trust fund includes mortgage loans, then
                                 the special servicer for the corresponding
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 may be appointed will be described, in the
                                 related prospectus supplement. See "Description
                                 of the Pooling Agreements -- Collection and
                                 Other Servicing Procedures."

 MBS Administrator............   If a trust fund includes mortgage-backed
                                 securities, then the entity responsible for
                                 administering such mortgage-backed securities
                                 will be named in the related prospectus
                                 supplement.

 REMIC Administrator..........   The person responsible for the various
                                 tax-related administration duties for a series
                                 of certificates as to which one or more REMIC
                                 elections have been made, will be named in the
                                 related prospectus supplement. See "Description
                                 of the Pooling Agreements -- Certain Matters
                                 Regarding the Master Servicer, the Special
                                 Servicer, the REMIC Administrator and the
                                 Depositor."

                                       1

                      INFORMATION ABOUT THE MORTGAGE POOL

 The Mortgage Assets..........   The mortgage assets will be the primary
                                 assets of any trust fund. The mortgage assets
                                 with respect to each series of certificates
                                 will, in general, consist:

                                 o   various types of multifamily or commercial
                                     mortgage loans,

                                 o   mortgage participations, pass-through
                                     certificates or other mortgaged-backed
                                     securities that evidence interests in one
                                     or more of various types of multifamily or
                                     commercial mortgage loans, or

                                 o   a combination of the assets described
                                     above.

                                 The mortgage loans will not be guaranteed or
                                 insured by us or any of our affiliates or,
                                 unless the related prospectus supplement
                                 specifies otherwise, by any governmental
                                 agency or instrumentality or by any other
                                 person. If the related prospectus supplement
                                 so provides, some mortgage loans may be
                                 delinquent or nonperforming as of the date the
                                 related trust fund is formed.

                                 If the related prospectus supplement so
                                 provides, a mortgage loan:

                                 o   may provide for no accrual of interest or
                                     for accrual of interest at an interest rate
                                     that is fixed over its term, that adjusts
                                     from time to time, or that may be converted
                                     at the borrower's election from an
                                     adjustable to a fixed interest rate, or
                                     from a fixed to an adjustable rate,

                                 o   may provide for level payments to maturity
                                     or for payments that adjust from time to
                                     time to accommodate changes in the interest
                                     rate or to reflect the occurrence of
                                     certain events, and may permit negative
                                     amortization,

                                 o   may be fully amortizing or may be partially
                                     amortizing or nonamortizing, with a balloon
                                     payment due on its stated maturity date,

                                 o   may prohibit over its term or for a certain
                                     period prepayments and/or require payment
                                     of a premium or a yield maintenance payment
                                     in connection with certain prepayments, and

                                 o   may provide for payments of principal,
                                     interest or both, on regular due dates or
                                     at such other interval as is specified in
                                     the related prospectus supplement.

                                 Each mortgage loan will have had an original
                                 term to maturity of not more than 40 years. We
                                 will not originate any mortgage loans. See
                                 "Description of the Trust Funds -- Mortgage
                                 Loans."

                                       2

                                 If any mortgage loan, or group of related
                                 mortgage loans, constitutes a concentration of
                                 credit risk, financial statements or other
                                 financial information with respect to the
                                 related mortgaged property or mortgaged
                                 properties will be included in the related
                                 Prospectus Supplement. See "Description of the
                                 Trust Funds -- Mortgage Loans -- Mortgage Loan
                                 Information in Prospectus Supplements."

                                 If the related prospectus supplement so
                                 specifies, the mortgage assets with respect to
                                 a series of certificates may also include, or
                                 consist of, mortgage participations, mortgage
                                 pass-through certificates and/or other
                                 mortgage-backed securities, that evidence an
                                 interest in, or are secured by a pledge of,
                                 one or more mortgage loans that conform to the
                                 descriptions of the mortgage loans contained
                                 in this prospectus and which may or may not be
                                 issued, insured or guaranteed by the United
                                 States or an agency or instrumentality
                                 thereof. See "Description of the Trust Funds
                                 -- MBS."

                      INFORMATION ABOUT THE CERTIFICATES

 The Certificates.............   Each series of certificates will be issued in
                                 one or more classes pursuant to a pooling and
                                 servicing agreement or other agreement
                                 specified in the related prospectus supplement
                                 and will represent in the aggregate the entire
                                 beneficial ownership interest in the related
                                 trust fund.

                                 The certificates of each series may consist of
                                 one or more classes of certificates that,
                                 among other things:

                                 o   are senior or subordinate to one or more
                                     other classes of certificates in
                                     entitlement to certain distributions on the
                                     certificates;

                                 o   are entitled to distributions of principal
                                     with disproportionate, nominal or no
                                     distributions of interest;

                                 o   are entitled to distributions of interest,
                                     with disproportionate nominal or no
                                     distributions of principals;

                                 o   provide for distributions of interest or
                                     principal that commence only after the
                                     occurrence of certain events, such as the
                                     retirement of one or more other classes of
                                     certificates of such series;

                                 o   provide for distributions of principal to
                                     be made, from time to time or for
                                     designated periods, at a rate that is
                                     faster (and, in some cases, substantially
                                     faster) or slower (and, in some cases,
                                     substantially slower) than the rate at
                                     which payments or other collections of
                                     principal are received on the mortgage
                                     assets in the related trust fund;

                                       3

                                 o   provide for distributions of principal to
                                     be made, subject to available funds, based
                                     on a specified principal payment schedule
                                     or other methodology; or

                                 o   provide for distribution based on
                                     collections on the mortgage assets in the
                                     related trust fund attributable to
                                     prepayment premiums, yield maintenance
                                     payments or equity participations.

                                 If so specified in the related prospectus
                                 supplement, a series of certificates may
                                 include one or more "controlled amortization
                                 classes," which will entitle the holders
                                 thereof to receive principal distributions
                                 according to a specified principal payment
                                 schedule. See "Risk Factors -- Prepayments May
                                 Reduce the Average Life of Your Certificates"
                                 and " -- Prepayments May Reduce the Yield of
                                 Your Certificates."

                                 If the related prospectus supplement so
                                 provides, a class of certificates may have two
                                 or more component parts, each having
                                 characteristics that are otherwise described
                                 in this prospectus as being attributable to
                                 separate and distinct classes.

                                 The certificates will not be guaranteed or
                                 insured by us or any of our affiliates, by any
                                 governmental agency or instrumentality or by
                                 any other person or entity, unless the related
                                 prospectus supplement specifies otherwise. See
                                 "Risk Factors -- Limited Assets."

 Distributions of Interest on
 the Certificates.............   Each class of certificates, other than
                                 certain classes of principal-only certificates
                                 and certain classes of residual certificates,
                                 will accrue interest on its certificate balance
                                 or, in the case of certain classes of
                                 interest-only certificates, on a notional
                                 amount, based on a fixed, variable or
                                 adjustable interest rate. The related
                                 prospectus supplement will specify the
                                 certificate balance, notional amount and/or
                                 pass-through rate (or, in the case of a
                                 variable or adjustable pass-through rate, the
                                 method for determining such rate), as
                                 applicable, for each class of offered
                                 certificates.

                                 Distributions of interest with respect to one
                                 or more classes of certificates may not
                                 commence until the occurrence of certain
                                 events, such as the retirement of one or more
                                 other classes of certificates, and interest
                                 accrued with respect to a class of such
                                 certificates prior to the occurrence of such
                                 an event will either be added to the
                                 certificate balance thereof or otherwise
                                 deferred as described in the related
                                 prospectus supplement.

                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of

                                       4

                                 certain delinquencies, losses and other
                                 contingencies described in this prospectus and
                                 in the related prospectus supplement. See
                                 "Risk Factors -- Prepayments May Reduce the
                                 Average Life of Your Certificates" and "--
                                 Prepayments May Reduce the Yield of Your
                                 Certificates," "Yield and Maturity
                                 Considerations -- Certain Shortfalls in
                                 Collections of Interest" and "Description of
                                 the Certificates -- Distributions of Interest
                                 on the Certificates."

 Distributions of Principal of
 the Certificates.............   Each class of certificates of each series
                                 (other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates) will have a certificate balance.
                                 The certificate balance of a class of
                                 certificates outstanding from time to time will
                                 represent the maximum amount that you are then
                                 entitled to receive in respect of principal
                                 from future cash flow on the assets in the
                                 related trust fund. As described in each
                                 prospectus supplement, distributions of
                                 principal with respect to the related series of
                                 certificates will be made on each distribution
                                 date to the holders of the class or classes of
                                 certificates of such series until the
                                 certificate balances of such certificates have
                                 been reduced to zero.

                                 As described in each prospectus supplement,
                                 distributions of principal with respect to one
                                 or more classes of certificates:

                                 o   may be made at a rate that is faster (and,
                                     in some cases, substantially faster) or
                                     slower (and, in some cases, substantially
                                     slower) than the rate at which payments or
                                     other collections of principal are received
                                     on the mortgage assets in the related trust
                                     fund;

                                 o   may not commence until the occurrence of
                                     certain events, such as the retirement of
                                     one or more other classes or certificates
                                     of the same series; or

                                 o   may be made, subject to certain
                                     limitations, based on a specified principal
                                     payment schedule.

                                 Unless the related prospectus supplement
                                 provides otherwise, distributions of principal
                                 of any class of offered certificates will be
                                 made on a pro rata basis among all of the
                                 certificates of such class. See "Description
                                 of the Certificates -- Distributions of
                                 Principal of the Certificates."

 Credit Support and Cash Flow
 Agreements...................   Partial or full protection against certain
                                 defaults and losses on the mortgage assets in
                                 the related trust fund may be provided to one
                                 or more classes of certificates of

                                       5

                                 the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of such series or by one or more
                                 other types of credit support, which may
                                 include:

                                 o   a letter of credit,

                                 o   a surety bond,

                                 o   an insurance policy,

                                 o   a guarantee,

                                 o   a reserve fund, or

                                 o   a combination of the items described above.

                                 In addition, a trust fund may include:

                                 o   guaranteed investment contracts pursuant to
                                     which moneys held in the funds and accounts
                                     established for the related series will be
                                     invested at a specified rate; or

                                 o   interest rate exchange agreements, interest
                                     rate cap or floor agreements, or other
                                     agreements designed to reduce the effects
                                     of interest rate fluctuations on the
                                     mortgage assets or on one or more classes
                                     of certificates.

                                 The related prospectus supplement for a series
                                 of offered certificates will provide certain
                                 relevant information regarding any applicable
                                 credit support or cash flow agreement. See
                                 "Risk Factors -- Any Credit Support For Your
                                 Offered Certificates May Be Insufficient to
                                 Protect You Against All Potential Losses,"
                                 "Description of the Trust Funds -- Credit
                                 Support" and "-- Cash Flow Agreements" and
                                 "Description of Credit Support."

 Advances.....................   If the related prospectus supplement so
                                 provides, the master servicer, the special
                                 servicer, the trustee, any provider of credit
                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on mortgage loans included in
                                 the related trust fund. Any such advances made
                                 with respect to a particular mortgage loan will
                                 be reimbursable from subsequent recoveries in
                                 respect of such mortgage loan and otherwise to
                                 the extent described in this prospectus and in
                                 the related prospectus supplement. See
                                 "Description of the Certificates -- Advances in
                                 Respect of Delinquencies." Any entity making
                                 advances may be entitled to receive interest on
                                 such advances, which will be payable from
                                 amounts in the related trust fund. See
                                 "Description of the Certificates -- Advances in
                                 Respect of Delinquencies."

                                       6

                                 If a trust fund includes mortgage
                                 participations, pass-through certificates or
                                 mortgage-backed securities, the related
                                 prospectus supplement will describe any
                                 comparable advancing obligation of a party to
                                 the related pooling and servicing agreement,
                                 or of a party to the related indenture or
                                 similar agreement.

 Optional Termination.........   If the related prospectus supplement so
                                 provides, a series of certificates may be
                                 subject to optional early termination through
                                 the repurchase of the mortgage assets in the
                                 related trust fund by the party or parties
                                 specified in the related prospectus supplement,
                                 under the circumstances and in the manner set
                                 forth in the related prospectus supplement. If
                                 the related prospectus supplement so provides,
                                 upon the reduction of the certificate balance
                                 of a specified class or classes of certificates
                                 by a specified percentage or amount or upon a
                                 specified date, a party specified in such
                                 prospectus supplement may be authorized or
                                 required to solicit bids for the purchase of
                                 all of the mortgage assets of the related trust
                                 fund, or of a sufficient portion of such
                                 mortgage assets to retire such class or
                                 classes, under the circumstances and in the
                                 manner set forth in the prospectus supplement.
                                 See "Description of the Certificates --
                                 Termination."

 Registration of Book-Entry
 Certificates.................   If the related prospectus supplement so
                                 provides, one or more classes of the offered
                                 certificates will be offered in book-entry form
                                 through the facilities of the Depository Trust
                                 Company. Each class of book-entry certificates
                                 will be initially represented by one or more
                                 global certificates registered in the name of a
                                 nominee of the Depository Trust Company. No
                                 person acquiring an interest in a class of
                                 book-entry certificates will be entitled to
                                 receive definitive certificates of that class
                                 in fully registered form, except under the
                                 limited circumstances described in this
                                 prospectus. See "Risk Factors -- Book-Entry
                                 System for Certain Classes May Decrease
                                 Liquidity and Delay Payment" and "Description
                                 of the Certificates -- Book-Entry Registration
                                 and Definitive Certificates."

 Certain Federal Income Tax
 Consequences.................   The Certificates of each series will
                                 constitute or evidence ownership of either:

                                 o   "regular-interests" and "residual
                                     interests" in a trust fund, or a designated
                                     portion thereof, treated as "real estate
                                     mortgage investment conduit" under Sections
                                     860A through 860G of the Internal Revenue
                                     Code of 1986, or

                                       7

                                 o   interests in a trust fund treated as a
                                     grantor trust under applicable provisions
                                     of the Internal Revenue Code of 1986.

                                 You should consult your tax advisor concerning
                                 the specific tax consequences to you of the
                                 purchase, ownership and disposition of the
                                 offered certificates and you should review
                                 "Certain Federal Income Tax Consequences" in
                                 this prospectus and in the related prospectus
                                 supplement.

 ERISA Considerations.........   If you are a fiduciary of any employee
                                 benefit plan or certain other retirement plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and separate
                                 accounts in which such plans, accounts,
                                 annuities or arrangements are invested, that is
                                 subject to the Employee Retirement Income
                                 Security Act of 1974, as amended, or Section
                                 4975 of the Internal Revenue Code of 1986, you
                                 should review with your legal advisor whether
                                 the purchase or holding of offered certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under the Employee Retirement Income Security
                                 Act of 1974, as amended, or Section 4975 of the
                                 Internal Revenue Code of 1986. See "Certain
                                 ERISA Considerations" in this prospectus and
                                 "ERISA Considerations" in the related
                                 prospectus supplement.

 Legal Investment.............   Your offered certificates will constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended, only if the related
                                 prospectus supplement so provides. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, you may be subject to restrictions
                                 on investment in the Offered Certificates and
                                 should consult your legal advisor to determine
                                 the suitability and consequences of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

 Rating.......................   At their respective dates of issuance, each
                                 class of offered certificates will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies. See "Rating" in this prospectus and
                                 in the related prospectus supplement.

                                       8

                                 RISK FACTORS

     In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

THE LACK OF LIQUIDITY MAY MAKE IT DIFFICULT FOR YOU TO RESELL YOUR OFFERED
CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED
CERTIFICATES

     Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates.
Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates -- Termination."

     The Lack of a Secondary Market May Make it Difficult for You to Resell
Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information May Make it Difficult for You to
Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading "Description of the
Certificates -- Reports to Certificateholders." We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

     The Market Value of Your Offered Certificates May Be Adversely Affected by
Fluctuations in Prevailing Interest Rates.  Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

     o   the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

     o   prevailing interest rates.

     The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR PAYMENT IN FULL ON
YOUR CERTIFICATES

     Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any

                                       9

governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

     Disproportionate Benefits May Be Given to Certain Classes and Series. A
series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we can not assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of
Credit Support." If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

PREPAYMENTS MAY REDUCE THE AVERAGE LIFE OF YOUR CERTIFICATES

     As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the

                                       10

prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

     o   to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

     o   to a disproportionately large share of such prepayments, or

     o   to a disproportionately small share of such prepayments.

     If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

                                       11

PREPAYMENTS MAY REDUCE THE YIELD ON YOUR CERTIFICATES

     Your offered certificates may be offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. See "Yield and Maturity Considerations."

RATINGS DO NOT GUARANTY PAYMENT

     Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund.

     The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

     In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See "Description of Credit Support" and "Rating."

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO CERTAIN RISKS WHICH
COULD ADVERSELY AFFECT THE PERFORMANCE OF YOUR OFFERED CERTIFICATES

     Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
Performance of the Related Mortgaged Property, of Which We Make No
Assurance. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the
Trust Funds -- Mortgage Loans -- Default and Loss Considerations with Respect to the Mortgage Loans." Commercial and multifamily lending typically involved larger loans to single borrowers or groups of related borrowers than single-family loans. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired.

     Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow

                                       12

of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

     A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including

     o   changes in general or local economic conditions and/or specific industry segments;

     o   declines in real estate values;

     o   declines in rental or occupancy rates;

     o   increases in interest rates, real estate tax rates and other operating expenses;

     o   changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o   natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, riots or other acts of God; and

     o   other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

     Additional considerations may be presented by the type and use of a particular mortgaged property. For instance,

     o   Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o   Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o   The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.

     Mortgaged properties which are multifamily properties of cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan

                                       13

competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     In addition, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because the mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited
Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure
-- Anti-Deficiency Legislation."

     Cross-Collateralization Arrangements May Be Challenged as
Unenforceable. The mortgage asset pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

     o   was insolvent or was rendered insolvent by such obligation or transfer,

     o   was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

     o   intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured.

     Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that

     o   such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured
         and

                                       14

     o   the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

     If the lien is avoided, the lender would lose the benefits afforded by such lien.

     The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Mortgage Loan With Balloon Payments Have a Greater Risk of Default.
Certain of the mortgage loans may be non-amortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal (that is, balloon payments) at their stated
maturity. Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower's ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

     o   the fair market value and condition of the related mortgaged property;

     o   the level of interest rates;

     o   the borrower's equity in the related mortgaged property;

     o   the borrower's financial condition;

     o   the operating history of the related mortgaged property;

     o   changes in zoning, tax and (and with respect to residential properties)
         rent control laws;

     o   changes in competition in the relevant area;

     o   changes in rental rates in the relevant area;

     o   changes in governmental regulation and fiscal policy;

     o   prevailing general and regional economic conditions;

     o   the state of the fixed income and mortgage markets; and

     o   the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See "Description of the Pooling Agreements -- Realization Upon Defaulted
Mortgage Loans." The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

     The Master Servicer or the Special Servicer May Experience Difficulty in
Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all
of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged

                                       15

property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents."

     Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as
Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

     Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if
--

     o   the exercise of those remedies would be inequitable or unjust; or

     o   the circumstances would render the acceleration unconscionable.

     Environmental Issues at the Mortgaged Properties May Adversely Affect
Payments on Your Certificates.  Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property.
This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "offsite" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     The trust may attempt to reduce its potential exposure to cleanup costs by
--

     o   establishing reserves for cleanup costs when they can be anticipated and estimated; or

     o   designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

     However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under the federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management or operations of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

     See "Certain Legal Aspects of Mortgage Loans -- Environmental
Considerations."

                                       16

     Lack of Insurance Coverage Exposes You to the Risk of Certain Special
Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Most policies typically do not cover any physical damage resulting from, among other things --

     o   war;

     o   revolution;

     o   governmental actions;

     o   floods and other water-related causes;

     o   earth movement, including earthquakes, landslides and mudflows;

     o   wet or dry rot;

     o   vermin; and

     o   domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See
"Description of the Pooling Agreements -- Hazard Insurance Policies."

     Geographic Concentration Within a Trust Fund Exposes Investors to Greater
Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you should consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of your offered certificates. See "Certain ERISA
Considerations."

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE
TAX CONSEQUENCES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit," for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences -- Federal Income Tax
Consequences for REMIC

                                       17

Certificates." Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax Consequences --
Taxation of Regular Certificates."

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court may also --

     o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o   reduce monthly payments due under a mortgage loan;

     o   change the rate of interest due on a mortgage loan; or

     o   otherwise alter a mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's

                                       18

ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust
Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

     o   The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     o   Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

     o   Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
         Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

     o   You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates -- Book-Entry Registration and
Definitive Certificates."

INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE ASSET
POOL

     The trust fund may include mortgage loans that are past due or are nonperforming. However, mortgage loans which are seriously delinquent loans
(that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent or nonperforming mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates.
See "Description of the Trust Funds -- Mortgage Loans -- General."

TERMINATION OF THE TRUST FUND COULD AFFECT THE YIELD ON YOUR OFFERED
CERTIFICATES

     The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the

                                       19

purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See "Description of the Certificates -- Termination."

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     o   various types of multifamily or commercial mortgage loans,

     o   mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in one or more of various types of multifamily or commercial mortgage loans or

     o   a combination of mortgage loans and MBS.

     Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. The mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading
"-- Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

     o   residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and

     o   commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land.

     The multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least

                                       20

ten years. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens.
In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

     o   the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

     o   the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or nonperforming as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted
above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of

     o   the Net Operating Income derived from the related mortgaged property for a twelve-month period to

                                       21

     o   the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

     Unless otherwise defined in the related prospectus supplement, "Net
Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

     o   non-cash items such as depreciation and amortization,

     o   capital expenditures, and

     o   debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income
(and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating
Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan.
As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o   the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

     o   the Value of the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the
"Value" of a mortgaged property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan. The lower the Loan-to-Value
Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus

     o   the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

                                       22

     o   the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o   the market comparison method (recent resale value of comparable properties at the date of the appraisal),

     o   the cost replacement method (the cost of replacing the property at such date),

     o   the income capitalization method (a projection of value based upon the property's projected net cash flow), or

     o   upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors -- Commercial and Multifamily Mortgage Loans Are
Subject to Certain Risks Which Could Adversely Affect the Performance of Your
Offered Certificates -- Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance of the Related Mortgaged Property, of Which We Make
No Assurance" and "-- Commercial and Multifamily Mortgage Loans Are Subject to
Certain Risks Which Could Adversely Affect the Performance of Your Offered
Certificates -- Mortgage Loans With Balloon Payments Have a Greater Risk of
Default."

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will

     o   have had original terms to maturity of not more than 40 years and

     o   provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

     A mortgage loan

     o   may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

                                       23

     o   may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o   may be fully amortizing or may be partially amortizing or
         non-amortizing, with a balloon payment due on its stated maturity date,
         and

     o   may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an "Equity Participation"), as described in the related prospectus supplement.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

     o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o   the type or types of property that provide security for repayment of the mortgage loans,

     o   the earliest and latest origination date and maturity date of the mortgage loans,

     o   the original and remaining terms to maturity of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o   the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

     o   the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

     o   with respect to mortgage loans with adjustable interest rates ("ARM
         Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o   information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o   the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

     o   the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If the depositor is unable to provide the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form
8-K with the Securities and Exchange Commission within fifteen days following such issuance.

                                       24

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include

     o   private-label (that is, not issued, insured or guaranteed by the United
         States or any agency or instrumentality thereof) mortgage
         participations, mortgage pass-through certificates or other mortgage-backed securities or

     o   certificates issued and/or insured or guaranteed by the Federal Home
         Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage
         Association ("FNMA"), the Governmental National Mortgage Association
         ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"),

provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool:

     o   either will (i) have been previously registered under the Securities
         Act of 1933, as amended, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended;
         and

     o   either (i) will have been acquired (other than from the depositor or one of its affiliates) in bona fide secondary market transactions or
         (ii) if so specified in the related prospectus supplement, may be derived from the depositor (or its affiliate's) unsold allotments from the depositor (or its affiliate's) previous offerings.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS
Trustee on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                       25

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

     o   the aggregate approximate initial and outstanding principal amount(s)
         and type of the MBS to be included in the trust fund,

     o   the original and remaining term(s) to stated maturity of the MBS, if applicable,

     o   the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

     o   the payment characteristics of the MBS,

     o   the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

     o   a description of the related credit support, if any,

     o   the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o   the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o   the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans --
         Mortgage Loan Information in Prospectus Supplements," and

     o   the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

     The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS
Issuer provides the related MBS Trustee if such MBS was privately issued.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts (collectively, the
"Certificate Account") established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See "Description of the Pooling Agreements -- Certificate Account."

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

                                       26

     o   a letter of credit,

     o   a surety bond,

     o   an insurance policy,

     o   a guarantee,

     o   a reserve fund,

     o   or any combination thereof (any such coverage with respect to the certificate of any series, "Credit Support").

     The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors -- Any Credit Support For Your
Offered Certificates May Be Insufficient" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

     o   guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

     o   interest rate exchange agreements,

     o   interest rate cap or floor agreements, or

     o   other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates (any such agreement, a "Cash Flow Agreement").

     The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

                                       27

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors -- Prepayments
May Reduce the Average Life of Your Certificates." The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

     o   the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

     o   the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

     o   and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust
Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of

                                       28

servicing and administrative fees) may be less (such shortfall, a "Prepayment
Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional
Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount
(or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

                                       29

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

     o   the availability of mortgage credit,

     o   the relative economic vitality of the area in which the mortgaged properties are located,

     o   the quality of management of the mortgaged properties,

     o   the servicing of the mortgage loans,

     o   possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition
(in the case of a Lock-out Period) or a disincentive (in the case of a
Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM
Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

     o   converting to a fixed rate loan and thereby "locking in" such rate or

     o   taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be

                                       30

influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA.
For example, a prepayment assumption of 100% of SPA assumes prepayment rates of
0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate
Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest

                                       31

accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM
Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all)
than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that

     o   limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

     o   provides that its scheduled payment will adjust less frequently than its interest rate or

     o   provides for constant scheduled payments notwithstanding adjustments to its interest rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

     o   whether such offered certificate was purchased at a premium or a discount and

     o   the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate
         (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See " -- Yield and
         Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

                                       32

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

     o   a reduction in the entitlements to interest and/or the Certificate
         Balances of one or more such classes of certificates and/or

     o   establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

     o   amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

     o   Excess Funds, or

     o   any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

     o   interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

     o   prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor's capitalization is nominal.
All of the shares of capital stock of the depositor are held by DB U.S.
Financial Markets Holding Corporation, an affiliate of Deutsche Bank AG.

     None of the depositor, Deutsche Bank A.G. or any of their respective affiliates will insure or guarantee distributions on the certificates of any series.

                               DEUTSCHE BANK AG

     It is anticipated that all or a portion of the assets conveyed to the trust fund by the depositor will have been acquired by the depositor from
Deutsche Bank AG or an affiliate thereof. Deutsche

                                       33

Bank AG is the largest banking institution in the Federal Republic of Germany and one of the largest in the world. It is the parent company of a group (the
"Deutsche Bank Group") consisting of commercial banks, capital market companies, fund management companies, a property finance company, installment financing companies, research consultancy companies and other domestic and foreign companies. The Deutsche Bank Group has approximately 69,000 employees worldwide and operates out of approximately 1,700 facilities around the world.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

     If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The offered certificates of each series (if issued as
Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, if they are participants in
DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series and distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be

                                       34

determined as of the close of business on the date (the "Determination Date")
specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register;
provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest")
represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional
Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest with respect to one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of
Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available
Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

     With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the
"Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period
(generally the most recently ended calendar month) on the outstanding
Certificate Balance of such class of certificates immediately prior to such distribution date.

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a Notional Amount that is either

     o   based on the principal balances of some or all of the mortgage assets in the related trust fund or

                                       35

     o   equal to the Certificate Balances of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

     If so specified in the related prospectus supplement, the amount of
Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate
Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under
"Yield and Maturity Considerations -- Certain Shortfalls in Collections of
Interest," exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

     The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on
(or, in the case of Accrual Certificates, that may otherwise be added to the
Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund.
Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Prepayments May Reduce the Average Life of
Your Certificates" and "-- Prepayments May Reduce the Yield of Your
Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in
Collections of Interest."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a "Certificate Balance"), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate
Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate
Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the
Certificate Balances of such certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster)
than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some

                                       36

cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

     Distributions of principal with respect to one or more classes of certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule.
Distributions of principal with respect to one or more other classes of certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

     o   a reduction in the entitlements to interest and/or the Certificate
         Balances of one or more such classes of certificates and/or

     o   establishing a priority of payments among such classes of certificates.
         See "Description of Credit Support."

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, "Related Proceeds") and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets

                                       37

in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance");
and, if previously made by a master servicer, special servicer or trustee, a
Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate
Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer,
Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a "Distribution Date Statement")
that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

         (i) the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

         (ii) the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

         (iii) the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
     (B) payments on account of Equity Participations;

         (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

         (v) if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

         (vi) if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

                                       38

         (vii) information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

         (viii) if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

         (ix) if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

         (x) the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or
     Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or
     Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate
     Balance of a class of Accrual Certificates, if any, in the event that
     Accrued Certificate Interest has been added to such balance;

         (xi) if such class of offered certificates has a variable pass-through rate or an adjustable pass- through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

         (xii) the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

         (xiii) if the related trust fund includes one or more instruments of
     Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

         (xiv) the amount of Credit Support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses (i)-(iii)
above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage.
The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, " -- Book-Entry Registration and Definitive Certificates"
below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date
Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBSs in its own reports that were publicly offered and the reports the related MBS Issuer provides to the
Trustee if privately issued.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling
Agreement and as otherwise specified in the related prospectus supplement. See
"Description of the Pooling Agreements -- Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC Administrator. See
"Description of the Pooling Agreements -- Events of Default," "-- Rights Upon
Event of Default" and "-- Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of certificates will terminate following

     o   the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

     o   the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such
         Pooling Agreement.

     Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the
Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The
Depository Trust Company ("DTC") or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal

                                       40

Reserve System, a "clearing corporation" within the meaning of the New York
Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC
Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of
DTC Participants and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with
DTC. The rules applicable to DTC and DTC Participants are on file with the
Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial
Intermediary") that maintains the beneficial owner's account for such purpose.
In turn, the Financial Intermediary's ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC
Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a
"Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC
Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The
DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC Participants to Financial
Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only
"certificateholder" (as such term is used in the related Pooling Agreement) of
Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement.
Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry
Certificates

                                       41

are credited. DTC may take conflicting actions with respect to the Book-Entry
Certificates to the extent that such actions are taken on behalf of Financial
Intermediaries whose holdings include such certificates.

     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o   the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

     o   the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate
         Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive
         Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.

                                       42

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund.
The following summaries describe certain provisions that may appear in a
Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor."

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related
Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

     o   the address of the related mortgaged property and type of such property;

     o   the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

     o   the original and remaining term to maturity;

                                       43

     o   the amortization term; and

     o   the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

     o   the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

     o   the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

     o   an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

     o   if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

     Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.
Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian)
a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee
(or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but

                                       44

unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the "Purchase Price"). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example:

     o   the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related
         Pooling Agreement;

     o   the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o   the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o   the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and

                                       45

warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to such mortgage loans.
The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

     o   mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     o   mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                                       46

         the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o   REO Properties.

     If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan
(e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See "Description of
Credit Support."

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.
In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

     o   monitor any mortgage loan that is in default,

     o   evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

     o   initiate corrective action in cooperation with the Mortgagor if cure is likely,

     o   inspect the related mortgaged property and

     o   take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain
Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master

                                       47

servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders. Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See "--
Certificate Account" and "-- Servicing Compensation and Payment of Expenses."

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding
Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United
States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Such Permitted
Investments include

     o   federal funds,

     o   uncertificated certificates of deposit,

     o   time deposits,

     o   bankers' acceptances and repurchase agreements,

     o   certain United States dollar-denominated commercial paper,

     o   units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

     Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards.
If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

                                       48

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt
(in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

     (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

     (2) all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     (3) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and
"Condemnation Proceeds," respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, "Liquidation
Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     (4) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

     (5) any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     (6) any amounts paid under any Cash Flow Agreement;

     (7) all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under "-- Assignment of mortgage loans;
Repurchases" and "-- Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted mortgage loan as described under "--
Realization Upon Defaulted Mortgage Loans," and all proceeds of any mortgage asset purchased as described under "Description of the Certificates --
Termination; Retirement of Certificates";

     (8) to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

     (9) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     (10) any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (11) any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related
Pooling Agreement and described in the related prospectus supplement.

                                       49

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

     (1) to make distributions to the certificateholders on each distribution date;

     (2) to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     (3) to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation
Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling
Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     (4) if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3)
above incurred by it while such remain outstanding and unreimbursed;

     (5) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-- Realization Upon Defaulted
Mortgage Loans";

     (6) to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special
Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters
Regarding the Trustee";

     (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of
Credit Support;

     (8) if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

     (9) to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     (10) to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs --
Prohibited Transactions Tax and Other Taxes";

                                       50

     (12) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     (13) to make any other withdrawals permitted by the related Pooling
Agreement and described in the related prospectus supplement; and

     (14) to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

     o   will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

     o   will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

     o   will not adversely affect the coverage under any applicable instrument of Credit Support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o   a material default on the mortgage loan has occurred or a payment default is imminent,

     o   such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

     o   such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

         (i) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         (ii) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and

                                       51

     regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal
     Aspects of Mortgage Loans -- Environmental Considerations."

     A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal
Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of
Code Section 860G(c)(2), with respect to such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the
Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

     o   that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses
         and

                                       52

     o   that such expenses will be recoverable by it from related Insurance
         Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer)
under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note)
will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate
Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of

     o   the replacement cost of the improvements less physical depreciation and

     o   such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged

                                       53

property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of mortgage loans -- Due-on-Sale and
Due-on-Encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components:

     o   a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o   an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o   subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement.
Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that

                                       54

     o   it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single
         Attestation Program for Mortgage Bankers established by the Mortgage
         Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and

     o   on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified
         Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report.
         In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report)
         with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC
ADMINISTRATOR AND THE DEPOSITOR

     Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

     o   the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

     o   a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling
         Agreement.

     The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling
Agreement.

                                       55

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment.
However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties.
Unless otherwise specified in the related prospectus supplement, each Pooling
Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

     However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling
Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the
Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related
Pooling Agreement either directly or by or through agents or attorneys, and the
REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include, without limitation,

     o   any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the master servicer by any other party to the related Pooling
         Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

                                       56

     o   any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the
         Voting Rights of such series;

     o   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the
         Voting Rights for such series;

     o   any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related
         Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

     o   certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing
         Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or
REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court

                                       57

of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "-- Resignation and
Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

     o   to cure any ambiguity,

     o   to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

     o   to change the timing and/or nature of deposits in the Certificate
         Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

     o   if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs --
         Tax and Restrictions on Transfers of Residual certificates to Certain
         Organizations" herein),

     o   to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or

                                       58

     o   to amend specified provisions that are not material to holders of any class of certificates offered hereunder.

     The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage
Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

     o   reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

     o   reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

                                       59

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement;
provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the
Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                                       60

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets.
Credit Support may be in the form of

     o   a letter of credit,

     o   the subordination of one or more classes of certificates,

     o   the use of a surety bond,

     o   an insurance policy or a guarantee,

     o   the establishment of one or more reserve funds, or

     o   any combination of the foregoing.

     If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of certificates.

     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such Credit Support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of offered certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o   the nature and amount of coverage under such Credit Support,

     o   any conditions to payment thereunder not otherwise described herein,

     o   the conditions (if any) under which the amount of coverage under such
         Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

     o   the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit
         Support. See "Risk Factors -- Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by

                                       61

cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement
(the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit
Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related
Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                                       62

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

INTEREST RATE EXCHANGE, CAP AND FLOOR AGREEMENTS

     If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law
(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See "Description of the Trust Funds -- Mortgage Loans." If a
significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or

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interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.
At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates constitute
"cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent or unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws."

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PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

                                       65

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse.
See "Risk Factors -- Commercial and Multifamily Mortgage Loans Are Subject to
Certain Risks Which Could Adversely Affect the Performance of Your Offered
Certificates -- The Mortgage Loans May Be Nonrecourse Loans or Loans With
Limited Recourse.") Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure

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of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

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     In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.
Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the federal bankruptcy code, as amended from time to time (11
U.S.C.) (the "Bankruptcy Code") and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court

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may permit a debtor, through its rehabilitative plan, to de-accelerate a secured loan and to reinstate the loan even if the lender accelerated the mortgage loan and final judgment of foreclosure has been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     The Bankruptcy Code provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

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     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the
Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the

                                       70

time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator"
of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator, " however, is a person "who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This is the so called "secured creditor exemption."

                                       71

     The Asset Conservation, Lender Liability and Deposit Insurance Protection
Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations or may decrease the re-sale value of the collateral.

     Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations or decrease the re-sale value of the collateral.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special

                                       72

servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely
(as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements
-- Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of
1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See "Description of the Trust Funds -- Mortgage Loans --
General."

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in

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favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

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     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See "Risk Factors -- Commercial and
Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely
Affect the Performance of Your Offered Certificates."

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent
"readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief
Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard,
Reserves, Coast Guard and officers of the U.S. Public Health Service or the
National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of Credit
Support provided in connection with such certificates. In addition, the Relief
Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt

                                       75

Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations
(the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion:

     o   references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

     o   where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller.
         References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a
"REMIC") within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a
"REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC
Certificates" and will consist of one or more classes of "Regular Certificates"
and one class of "Residual Certificates" in the case of each REMIC Pool.
Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham &
Taft LLP or Latham & Watkins LLP, counsel to the depositor, has advised the depositor that in the firm's opinion, assuming:

     o   the making of proper elections;

     o   compliance with the Pooling Agreement and other related documents and no amendments thereof;

     o   the accuracy of all representations made with respect to the mortgage loans; and

     o   compliance with any changes in the law, including any amendments to the
         Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

     In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a
REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "-- Federal Income Tax Consequences for Certificates as to
Which No REMIC Election Is Made."

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STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will be treated as an asset described in Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as
"loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of
Code Section 856(c)(5)(B), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3). REMIC
Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute
"evidences of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages"
and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide
"reasonable arrangements" to prevent its residual interest from being held by
"disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See
"Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of
Residual Certificates -- Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     o   the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan

                                       78

         or mortgage loan underlying the MBS either at origination or as of the
         Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

     o   substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC
Pool on the Startup Day and that is received either:

     o   in exchange for any qualified mortgage within a three-month period thereafter; or

     o   in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes:

     o   a mortgage in default or as to which default is reasonably foreseeable;

     o   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     o   a mortgage that was fraudulently procured by the mortgagor; and

     o   a mortgage that was not in fact principally secured by real property
         (but only if such mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is "defective" as described in the fourth bullet point above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC
Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the acquisition of the property by the REMIC
Pool, with an extension that may be granted by the Internal Revenue Service
(the "Service").

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following:

     o   one or more classes of regular interests; or

     o   a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC Pool that is issued on the
Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a

                                       79

specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief.
Investors should be aware, however, that the Conference Committee Report to the
Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General

     In general, interest, original issue discount and market discount on a
Regular Certificate will be treated as ordinary income to a holder of the
Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular
Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

     Original Issue Discount

     Accrual Certificates and principal-only certificates will be, and other
Classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are

                                       80

not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No
assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID
Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability.
Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute
"qualified stated interest." Under the OID Regulations, qualified stated
interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called
"super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than
0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that

                                       81

the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption")
relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the
OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant
Yield Method."

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     o   the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular
         Certificate during the accrual period that are included in the Regular
         Certificate's stated redemption price at maturity; over

     o   the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o   the yield to maturity of the Regular Certificate at the issue date;

     o   events (including actual prepayments) that have occurred prior to the end of the accrual period; and

     o   the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

                                       82

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to
Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate permitted under the REMIC Regulations.

     Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the
Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class.
Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated
redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular
Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

                                       83

 Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

     Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate:

     o   is exceeded by the then-current principal amount of the Regular
         Certificate; or

     o   in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

     Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee
Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

     o   on the basis of a constant interest rate; or

     o   in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

     Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of.
As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat
All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated
redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"Original Issue Discount"

                                       84

above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue
Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section
171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference
Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant
Yield Method" below regarding an alternative manner in which the Code Section
171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o   "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o   the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the
Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

                                       85

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income:

     o   if a Regular Certificate is held as part of a "conversion transaction"
         as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
         Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction;

     o   in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

     o   to the extent that such gain does not exceed the excess, if any, of (a)
         the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code
Section 166 regarding bad debts are applicable, it appears that holders of
Regular Certificates that are corporations or that otherwise hold the Regular
Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be

                                       86

deductible as ordinary losses by both corporate and non-corporate holders, the
IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o   the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o   all bad loans will be deductible as business bad debts; and

     o   the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

     o   the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

     o   the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular
         Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

     When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years

                                       87

following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular
Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under
"Limitations on Offset or Exemption of REMIC Income" The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a
Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC
Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual
Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual
Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

     o   in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

     o   ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

     If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

                                       88

     Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market
Discount" below regarding the basis of mortgage loans to the REMIC Pool and
"Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular
Certificates -- Original Issue Discount" and "-- Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and "--
Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under
"Taxation of Regular Certificates -- Deferred Interest."

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The
REMIC Pool's basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool.
The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).
Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under
"Taxation of Regular Certificates -- Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a

                                       89

reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

     o   120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the
         Startup Day under Code Section 1274(d), multiplied by;

     o   the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

     For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period.
Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual
Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual
Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such
Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related
Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and
the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See
"Taxation of Certain Foreign Investors -- Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual
Certificateholder. First, alternative minimum taxable income for a Residual
Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a
Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o   the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer;
         and

                                       90

     o   the highest marginal federal income tax rate applicable to corporations.

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on such agent.
However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

     o   the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

     o   the highest marginal federal corporate income tax rate.

     Such tax would be deductible from the ordinary gross income of the
Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes:

     o   "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
         Section 1381(a)(2)(C), and any organization (other than a farmers'
         cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

     o   "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis
         (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity);
         and

     o   an "electing large partnership" means any partnership having more than
         100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

                                       91

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

     o   the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual
         Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

     o   the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

     Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual
Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined below under "--
Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer:

     o   the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o   the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "-- Disqualified
Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o   the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o   the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o   transferee represents that it will not cause income from the Residual
         Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person.

                                       92

     The transferor must have no actual knowledge or reason to know that those statements are false. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading "Disqualified Organizations." The transferor must have no actual knowledge or reason to know that such statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently issued Treasury regulations require a fourth condition for the transferor to be presumed to lack such knowledge. The condition must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

         (i)    the present value of any consideration given to the transferee to acquire the interest;

         (ii)   the present value of the expected future distributions on the interest;

         (iii)  the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     (b) (i)    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

         (ii)   the transferee must agree in writing that it will transfer the
                Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

         (iii)  the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a
U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may

                                       93

describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United
States, a corporation, partnership (except to the extent provided in applicable
Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more
United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons if such election has been made).

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual
Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual
Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that
Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual
Certificateholder's Residual Certificate, in which case, if the Residual
Certificateholder has an adjusted basis in such Residual Certificateholder's
Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual
Certificate.

     Mark to Market Regulations

     The Service has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

                                       94

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     o   the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b)
         foreclosure, default or imminent default of a qualified mortgage, (c)
         bankruptcy or insolvency of the REMIC Pool or (d) a qualified
         (complete) liquidation;

     o   the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

     o   the receipt of compensation for services; or

     o   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     o   during the three months following the Startup Day;

     o   made to a qualified reserve fund by a Residual Certificateholder;

     o   in the nature of a guarantee;

     o   made to facilitate a qualified liquidation or clean-up call; and

     o   as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus

                                       95

supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person, " as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

     o   to the appointment of the tax matters person as provided in the preceding sentence; and

     o   to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     o   3% of the excess, if any, of adjusted gross income over a threshold amount; or

     o   80% of the amount of itemized deductions otherwise allowable for such year.

     These limitations will be phased out over the period 2006--2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section
212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross

                                       96

income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates

     Interest, including original issue discount, distributable to Regular
Certificateholders who are nonresident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

     o   is not a "10-percent shareholder" within the meaning of Code Section
         871(h)(3)(B) or a controlled foreign corporation described in Code
         Section 881(c)(3)(C); and

     o   provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

     If such statement, or any other required statement, is not provided, 30%
withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be
subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     The IRS issued final regulations which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. For example, these regulations will require, in the case of Regular
Certificates held by a foreign partnership, that:

     o   the certification described above be provided by the partners rather than by the foreign partnership; and

     o   the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that:

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     o   the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

     o   the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual
         Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

     Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion."
See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of
REMIC Income." If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such
Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of)
under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of
Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 of 28% (which rate is scheduled to increase to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or such certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular
Certificates would be refunded by the IRS or allowed as a credit against the
Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request such information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

                                       98

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

                                       99

                        FEDERAL INCOME TAX CONSEQUENCES
                        FOR CERTIFICATES AS TO WHICH NO
                            REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as "Stripped Certificates," as described below, as a
REMIC (Certificates of such a series hereinafter referred to as "Standard
Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP or Latham &
Watkins LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its
Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code
Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out over the period 2006--2010. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees,"
respectively.

     Tax Status

     Standard Certificates will have the following status for federal income tax purposes:

         1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of

                                      100

     Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

         2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

         3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described above under "Certain
Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual
Certificates -- Treatment of Certain Items of REMIC Income and Expense --
Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "Certain Federal Income Tax Consequences for REMIC
Certificates -- Taxation of Regular Certificates -- Market Discount," except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

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 Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.
Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed below under "-- Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard
Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the
Standard Certificate and the amount of any distributions received thereon.
Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the
Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

     o   if a Standard Certificate is held as part of a "conversion transaction"
         as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable
         Federal rate in effect at the time the taxpayer entered into the transaction

                                      102

         minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

     o   in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     o   the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o   the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "Standard Certificates --
         Recharacterization of Servicing Fees" above); and

     o   certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees." Although
not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates
-- General," subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased.
Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped
Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

                                      103

     o   the trust fund will be treated as a grantor trust under subpart E, Part
         1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
         Section 7701(i); and

     o   unless otherwise specified in the related prospectus supplement, each
         Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286,
Code Sections 1272 through 1275, and the OID Regulations. While under Code
Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped
Certificates -- Possible Alternative Characterizations," the OID Regulations
state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.
In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

     o   the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

     o   no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

     Any such market discount would be reportable as described under "Certain
Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular
Certificates -- Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

     Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped
Certificates owned by applicable holders should be considered to represent
"real estate assets" within the meaning of Code Section 856(c)(5)(B),
"obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property"
within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

                                      104

 Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General," each
Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986
Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC
Certificates -- Taxation of Regular Certificates -- Original Issue Discount"
and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated
redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder's Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for

                                      105

these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Certain Federal Income Tax Consequences for REMIC Certificates --
Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates."
It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original
Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

     o   one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such
         Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o   as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o   a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by

                                      106

persons other than certificateholders exempted from the reporting requirements.
The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the
Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28%
(which rate is scheduled to increase to 31% after 2010) backup withholding may be required in respect of any reportable payments, as described above under
"Certain Federal Income Tax Consequences for REMIC Certificates -- Backup
Withholding."

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a
"trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

     o   a custodian of a person's account;

     o   a nominee; and

     o   a broker holding an interest for a customer in "street name."

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under
"Certain Federal Income Tax Consequences for REMIC Certificates -- Taxation of
Certain Foreign Investors -- Regular Certificates."

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                    STATE, LOCAL AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the

                                      107

acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     Sections 404 and 406 of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the
Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on
Individual Retirement Accounts described in Section 408 of the Code
(collectively, "Tax Favored Plans").

     Certain employee benefit plans, such as governmental plans (as defined in
ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax-Favored plans, "Plans") are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law ("Similar
Law"). Any such plan which is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of a
Plan and persons ("Parties in Interest" within the meaning of ERISA and
"disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in
Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in
Interest may be subject to a penalty imposed pursuant to Section 502(i) of
ERISA. The United States Department of Labor ("DOL") and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20%
civil penalty may be imposed on the fiduciary or other person participating in the breach.

PLAN ASSET REGULATIONS

     Certain transactions involving the trust fund, including a Plan's investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage
Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the "Plan Asset
Regulations") defines the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations,
generally, when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the

                                      108

underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., ERISA Plans and certain employee benefit plans not subject to
ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant"
on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     The prohibited transaction provisions of Section 406 of ERISA and Section
4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Plan
(or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or
Similar Law, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

     o   has investment discretion with respect to the investment of Plan
         Assets; or

     o   has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan
"fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a
"guaranteed governmental mortgage pool certificate," the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan
Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates, FNMA
Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     The DOL granted an individual exemption, DOL Final Authorization Number
97-03E, as amended by Prohibited Transaction Exemption 97-34, Prohibited
Transaction Exemption 2000-58

                                      109

and Prohibited Transaction Exemption 2002-41 (the "Exemption"), to Deutsche
Bank AG, New York Branch ("DBNY") and to a predecessor to Deutsche Bank
Securities, Inc. ("DBSI") which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the
Exemption are satisfied. For purposes of this Section "Certain ERISA
Considerations," the term "Underwriter" shall include (a) DBNY and DBSI, (b)
any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c)
any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

     The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

     first, the acquisition of certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     second, the certificates at the time of acquisition by a Plan or with Plan
Assets must be rated in one of the four highest generic rating categories by
Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies,
Inc., Moody's Investors Service, Inc. or Fitch, Inc. (collectively, the
"Exemption Rating Agencies");

     third, the trustee cannot be an affiliate of any member of the Restricted
Group, other than an Underwriter; the "Restricted Group" consists of any
Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a "sponsor" within the meaning of the Exemption and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

     fourth, the sum of all payments made to and retained by the Underwriter(s)
must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     fifth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the trust fund meet the following requirements:

     o   the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o   certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the
         Exemption Rating Agencies for at least one year prior to the acquisition of certificates by or on behalf of a Plan or with Plan
         Assets; and

     o   certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certificates by or on behalf of a Plan or with Plan Assets.

                                      110

     A fiduciary of a Plan or any person investing Plan Assets intending to purchase a certificate must make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for
the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

     o   the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an
         Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan
         Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

     o   the direct or indirect acquisition or disposition in the secondary market of certificates by a Plan; and

     o   the holding of certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the
Exemption required for this purpose will be satisfied with respect to the
Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section
4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of certificates.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates ("ERISA Restricted Certificates") which are not rated in one of the four highest generic rating categories by at least one of the Exemption
Rating Agencies, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing
Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or

                                      111

result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the
Agreement.

     In lieu of such opinion of counsel with respect to ERISA Restricted
Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the Pooling Agreement and the following conditions are satisfied:

     o   the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60); and

     o   the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and

     o   there is no Plan with respect to which the amount of such general account's reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate"
         thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

     The purchaser or any transferee of any interest in an ERISA Restricted
Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan. The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the
Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

     Before purchasing a certificate (other than an ERISA Restricted
Certificate, Residual Certificate or any certificate which is not rated in one of the four highest generic rating categories by at least one of the Exemption
Rating Agencies), a fiduciary of a Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a "certificate" for purposes of the
Exemption. In addition, a Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Plan. Finally, a Plan fiduciary should consider the fact that the
DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a Residual Certificate held by a

                                      112

Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- Federal Income Tax
Consequences for REMIC Certificates -- Taxation of Residual Certificates --
Limitations on Offset or Exemption of REMIC Income."

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of certificates that qualify as "mortgage related securities" will be those that:

     o   are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and

     o   are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates")
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of certificates qualifying as "mortgage related securities,"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities, " but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of
SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24

                                      113

(Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the
Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.  Section  1.5 concerning
"safety and soundness" and retention of credit information), certain "Type IV securities, " defined in 12 C.F.R.  Section  1.2(m) to include certain
"residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and
"commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a
"commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities, " and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, (unless the credit union complies with the requirements of 12 C.F.R.  Section 70316(e) for investing in those securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.  Section  703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase certificates under applicable legal investment

                                      114

restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto.
The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below.
The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. By placements by the depositor with institutional investors through dealers; and

         3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to

                                      115

certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to any series of certificates, only those classes rated in an investment grade rating category by any nationally recognized rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are

                                      116

entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      117

                             INDEX OF DEFINED TERMS

                                           PAGE
                                          ------

1986 Act ..............................     80
1998 Policy Statement .................    114
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
Act ...................................     72
ADA ...................................     75
affiliate .............................    112
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     68
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     27
Certificate Account ...................     26
Certificate Balance ...................     36
Certificate Owner .....................     41
Code ..................................     77
Companion Class .......................     37
Controlled Amortization Class .........     37
CPR ...................................     31
Credit Support ........................     27
Cut-off Date ..........................     36
DBNY ..................................    110
DBSI ..................................    110
Debt Service Coverage Ratio ...........     21
Definitive Certificates ...............     34
Determination Date .................... 28, 35
Deutsche Bank Group ...................     34
Disqualified Organization .............     91
Distribution Date Statement ...........     38
DOL ...................................    108
DTC ...................................     40
DTC Participants ......................     41
Due Period ............................     28
due-on-sale ...........................     67
electing large partnership ............     91
Equity Participation ..................     24
ERISA .................................    108
ERISA Plans ...........................    108
ERISA Restricted Certificates .........    111
Events of Default .....................     56
Excess Funds ..........................     33
excess servicing ......................    102
Exemption .............................    110
Exemption Rating Agencies .............    110
FAMC ..................................     25
FHLMC .................................     25
Financial Intermediary ................     41
FNMA ..................................     25

                                           PAGE
                                          ------

Garn Act ..............................     73
GNMA ..................................     25
Insurance Proceeds ....................     49
IRS ...................................     52
Letter of Credit Bank .................     62
Liquidation Proceeds ..................     49
Loan-to-Value Ratio ...................     22
Lock-out Date .........................     24
Lock-out Period .......................     24
MBS ...................................     20
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
NCUA ..................................    114
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     38
Non-U.S. Person .......................     97
OCC ...................................    114
OID Regulations .......................     80
OTS ...................................    114
Parties in Interest ...................    108
Pass-Through Entity ...................     91
Percentage Interest ...................     35
Permitted Investments .................     48
Plan Asset Regulations ................    108
Plan Assets ...........................    108
Plans .................................    108
Pooling Agreement .....................     43
Prepayment Assumption .................     82
Prepayment Interest Shortfall .........     29
Prepayment Premium ....................     24
Purchase Price ........................     45
Record Date ...........................     34
Regular Certificateholder .............     80
Regular Certificates ..................     77
Related Proceeds ......................     37
Relief Act ............................     75
REMIC .................................     77
REMIC Certificates ....................     77
REMIC Pool. ...........................     77
REMIC Regulations .....................     77
REO Property ..........................     46
Residual Certificateholders ...........     87
Residual Certificates .................     77
Service ...............................     79
Similar Law ...........................    108

                                      118

                                      PAGE
                                     ------

SMMEA ..............................  113
SPA ................................   31
Standard Certificateholder .........  100
Standard Certificates ..............  100
Stripped Certificateholder .........  105
Stripped Certificates. .............  103
Tax Exempt Investor ................  112
Tax Favored Plans ..................  108
Title V ............................   74

                                      PAGE
                                     ------

Treasury ...........................   77
UBTI ...............................  112
UCC ................................   64
Underwriter ........................  110
U.S. Person ........................   94
Value ..............................   22
Voting Rights ......................   40
Warranting Party ...................   45

                                      119

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

This diskette relates to the prospectus supplement in regard to the COMM
2005-LP5, Commercial Mortgage Pass-Through Certificates. This diskette should be reviewed only in conjunction with the entire prospectus supplement. This diskette does not contain all relevant information relating to the underlying
Mortgage Loans. Such information is described elsewhere in the prospectus supplement. Any information contained on this diskette will be more fully described elsewhere in the prospectus supplement. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

"AnnexA_COMM2005LP5.xls" is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain loan-level information shown in Annex A, as well as certain Mortgage Loan and Mortgaged Property information shown in
Annex A. This spreadsheet can be put on a user-specified hard drive or network drive. Open this file as you would normally open any spreadsheet in Microsoft
Excel. After the file is opened, a disclaimer will be displayed. READ THE
DISCLAIMER CAREFULLY.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

----------
* Microsoft is a registered trademark of Microsoft Corporation.

================================================================================
       NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY
INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS AND
PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY AUTHORIZED INFORMATION OR
REPRESENTATIONS. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS AN OFFER TO SELL
ONLY THE OFFERED CERTIFICATES, BUT ONLY UNDER CIRCUMSTANCES AND IN
JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS
PROSPECTUS AND PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF ITS DATE.

                           ---------------------------

                             PROSPECTUS SUPPLEMENT

EXECUTIVE SUMMARY ....................   S-5
SUMMARY OF THE PROSPECTUS

DESCRIPTION OF THE OFFERED
   CERTIFICATES ......................   S-134
YIELD AND MATURITY CONSIDERATIONS.....   S-163
THE POOLING AND SERVICING
   AGREEMENT .........................   S-179
USE OF PROCEEDS ......................   S-227
CERTAIN FEDERAL INCOME TAX

       Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================
                                 $1,567,986,000
                                  (APPROXIMATE)

                            DEUTSCHE BANK SECURITIES
                              ABN AMRO INCORPORATED
                            PNC CAPITAL MARKETS, INC.
                         BANC OF AMERICA SECURITIES LLC
                                    CITIGROUP
                               WACHOVIA SECURITIES

                                  COMM 2005-LP5

                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

                                 APRIL   , 2005

================================================================================